SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE


                       SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of earliest event reported) April 1, 1999 RESIDENTIAL ACCREDIT LOANS, INC. (as company under a Pooling and Servicing Agreement dated as of April 1, 1999 providing for, inter alia, the issuance of Mortgage Asset-Backed Pass-Through Certificates, Series 1999-QS5)


                      Residential Accredit Loans, Inc.

            (Exact name of registrant as specified in its charter)

 DELAWARE                          333-72661             51-0368240
(State or other jurisdiction       (Commission)        (I.R.S. employer
         of incorporation)         file number)        identification no.)


     8400   Normandale Lake Blvd., Suite 600, Minneapolis,  MN           55437
(Address of principal executive offices)                              (Zip code)

     Registrant's telephone number, including area code (612) 832-7000 ) (Former name or former address, if changed since last report)

                     Exhibit Index located on Page 2

Items 1 through 6 and Item 8 are not included because they are not applicable.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

            (a)   Not applicable

            (b)   Not applicable

            (c) Exhibits (executed copies): The following execution copies of Exhibits to the Form S-3 Registration Statement of the Registrant are hereby filed:
                                                                  Sequentially
Exhibit                                                             Numbered
Number                                                            Exhibit Page

10.1 Pooling and Servicing Agreement, dated as of April 1, 1999 among Residential Accredit Loans, Inc., as company, Residential Funding Corporation, as master servicer, and Bankers Trust Company, as trustee.

                                  SIGNATURES
            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
                                          RESIDENTIAL ACCREDIT LOANS, INC.


                                          By:_____________________
                                             Name:  Stephen Hynes
                                             Title: Vice President


Dated:  April 30, 1999

SIGNATURES
            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             RESIDENTIAL ACCREDIT LOANS, INC.


                                             By:/s/ Stephen Hynes
                                             Name:  Stephen Hynes
                                             Title: Vice President


Dated:  April 30, 1999

                              Exhibit 10.1

            Pooling and Servicing Agreement, dated as of April 1, 1999 among Residential Accredit Loans, Inc., as company, Residential Funding Corporation, as master servicer, and Bankers Trust Company, as trustee.

                      RESIDENTIAL ACCREDIT LOANS, INC.,


                                   Company,

                       RESIDENTIAL FUNDING CORPORATION,

                               Master Servicer,

                                     and

                            BANKERS TRUST COMPANY,

                                   Trustee

                       POOLING AND SERVICING AGREEMENT

                          Dated as of April 1, 1999

               Mortgage Asset-Backed Pass-Through Certificates

                                Series 1999-QS5

ARTICLE I      DEFINITIONS ................................................4
Section 1.01.  Definitions ................................................4
ARTICLE II     CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF
               CERTIFICATES ...............................................40
Section 2.01.  Conveyance of Mortgage Loans ...............................40
Section 2.02.  Acceptance by Trustee ......................................45
Section 2.03.  Representations, Warranties and Covenants of the Master
               Servicer and the Company ...................................46
Section 2.04.  Representations and Warranties of Sellers ..................50
Section 2.05.  Execution and Authentication of Certificates. ..............52
ARTICLE III    ADMINISTRATION AND SERVICING OF MORTGAGE LOANS .............53
Section 3.01.  Master Servicer to Act as Servicer .........................53
Section 3.02.  Subservicing Agreements Between Master Servicer and Subservicers;
               Enforcement of Subservicers' and Sellers' Obligations.......54
Section 3.03.  Successor Subservicers .....................................55
Section 3.04.  Liability of the Master Servicer ...........................55
Section 3.05.  No Contractual Relationship Between Subservicer and Trustee
               or Certificateholders ......................................56
Section 3.06.  Assumption or Termination of Subservicing Agreements by
               Trustee ....................................................56
Section 3.07.  Collection of Certain Mortgage Loan Payments; Deposits to
               Custodial Account ..........................................56
Section 3.08.  Subservicing Accounts; Servicing Accounts ..................59
Section 3.09.  Access to Certain Documentation and Information Regarding
               the Mortgage Loans .........................................60
Section 3.10.  Permitted Withdrawals from the Custodial Account ...........60
Section 3.11.  Maintenance of the Primary Insurance Policies; Collections
               Thereunder .................................................62
Section 3.12.  Maintenance of Fire Insurance and Omissions and Fidelity
               Coverage ...................................................63
Section 3.13.  Enforcement of Due-on-Sale Clauses; Assumption and
               Modification Agreements; Certain Assignments................64
Section 3.14.  Realization Upon Defaulted Mortgage Loans ..................66
Section 3.15.  Trustee to Cooperate; Release of Mortgage Files ............69
Section 3.16.  Servicing and Other Compensation; Compensating Interest ....70
Section 3.17. Reports to the Trustee and the Company ......................72
Section 3.18.  Annual Statement as to Compliance ..........................72
Section 3.19.  Annual Independent Public Accountants' Servicing Report ....72
Section 3.20.  Rights of the Company in Respect of the Master Servicer ....73

Section 3.21.  Administration of Buydown Funds ............................73
ARTICLE IV     PAYMENTS TO CERTIFICATEHOLDERS .............................74
Section 4.01.  Certificate Account ........................................74
Section 4.02.  Distributions ..............................................74
Section 4.03.  Statements to Certificateholders ...........................84
Section 4.04.  Distribution of Reports to the Trustee and the Company;
               Advances by the Master Servicer ............................86
Section 4.05.  Allocation of Realized Losses ..............................88
Section 4.06.  Reports of Foreclosures and Abandonment of Mortgaged
               Property ...................................................89
Section 4.07.  Optional Purchase of Defaulted Mortgage Loans ..............89
Section 4.08.  Surety Bond ................................................90
ARTICLE V      THE CERTIFICATES ...........................................92
Section 5.01.  The Certificates ...........................................92
Section 5.02.  Registration of Transfer and Exchange of Certificates ......94
Section 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates ..........100
Section 5.04.  Persons Deemed Owners ......................................100
Section 5.05.  Appointment of Paying Agent ................................100
Section 5.06.  Optional Purchase of Certificates ..........................101
ARTICLE VI     THE COMPANY AND THE MASTER SERVICER ........................103
Section 6.01.  Respective Liabilities of the Company and the Master
               Servicer ...................................................103
Section 6.02.  Merger or Consolidation of the Company or the Master Servicer;
                Assignment of Rights and Delegation of Duties by Master
               Servicer............... ....................................103
Section 6.03.  Limitation on Liability of the Company, the Master Servicer
               and Others .................................................104
Section 6.04.  Company and Master Servicer Not to Resign ..................105
ARTICLE VII    DEFAULT ....................................................106
Section 7.01.  Events of Default ..........................................106
Section 7.02.  Trustee or Company to Act; Appointment of Successor ........107
Section 7.03.  Notification to Certificateholders .........................108
Section 7.04.  Waiver of Events of Default ................................108
ARTICLE VIII   CONCERNING THE TRUSTEE .....................................110
Section 8.01.  Duties of Trustee ..........................................110
Section 8.02.  Certain Matters Affecting the Trustee ......................111
ection 8.03.  Trustee Not Liable for Certificates or Mortgage Loans .......113
ection 8.04. Trustee May Own Certificates 113
ection 8.05.  Master Servicer to Pay Trustee's Fees and Expenses;
               Indemnification ............................................113
ection 8.06.  Eligibility Requirements for Trustee ........................114
ection 8.07.  Resignation and Removal of the Trustee ......................114
ection 8.08.  Successor Trustee ...........................................115
ection 8.09.  Merger or Consolidation of Trustee ..........................116
ection 8.10.  Appointment of Co-Trustee or Separate Trustee ...............116
ection 8.11.  Appointment of Custodians ...................................117
ection 8.12.  Appointment of Office or Agency .............................117
ARTICLE IX     TERMINATION ................................................118
Section 9.01.  Termination Upon Purchase by the Master Servicer or the
               Company or Liquidation of All Mortgage Loans................118
Section 9.02.  Additional Termination Requirements ........................120
ARTICLE X      REMIC PROVISIONS ...........................................122
Section 10.01. REMIC Administration .......................................122
Section 10.02. Master Servicer, REMIC Administrator and Trustee
               Indemnification ............................................125
ARTICLE XI     MISCELLANEOUS PROVISIONS ...................................127
Section 11.01. Amendment ..................................................127
Section 11.02. Recordation of Agreement; Counterparts .....................129
Section 11.03. Limitation on Rights of Certificateholders .................129
Section 11.04. Governing Law ..............................................130
Section 11.05. Notices ....................................................130
Section 11.06. Notices to Rating Agency ...................................131
Section 11.07. Severability of Provisions .................................132
Section 11.08. Supplemental Provisions for Resecuritization ...............132

EXHIBITS
Exhibit A: Form of Class A Certificate
            Form of Class CB Certificate
            Form of Class NB Certificate
Exhibit B: Form of Class M Certificate
Exhibit C: Form of Class B Certificate
Exhibit D: Form of Class R Certificate
Exhibit E: Form of Custodial Agreement
Exhibit F: Mortgage Loan Schedule
Exhibit G: Form of Seller/Servicer Contract
Exhibit H: Forms of Request for Release
Exhibit I-1: Form of Transfer Affidavit and Agreement
Exhibit I-2: Form of Transferor Certificate
Exhibit J-1: Form of Investor Representation Letter
Exhibit J-2: Form of ERISA Representation Letter
Exhibit J-3:  Form of ERISA Legend
Exhibit K: Form of Transferor Representation Letter
Exhibit L: Form of Rule 144A Investment Representation Letter
Exhibit M:  Text of Amendment to Pooling and Servicing Agreement Pursuant
               to Section 11.02(e) for a Limited Guaranty
Exhibit N: Form of Limited Guaranty
Exhibit O: Form of Lender Certification for Assignment of Mortgage Loan Exhibit P: Schedule of Discount Fractions
Exhibit Q: Form of Request for Exchange

      This is a Pooling and Servicing Agreement, dated as of April 1, 1999, among RESIDENTIAL ACCREDIT LOANS, INC., as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and BANKERS TRUST COMPANY, as Trustee (together with its permitted successors and assigns, the "Trustee").

                            PRELIMINARY STATEMENT:
      The Company intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans (as defined herein). As provided herein, the REMIC
Administrator will make an election to treat the entire segregated pool of assets described in the definition of Trust Fund herein, and subject to this Agreement (including the Mortgage Loans but excluding the Initial Monthly Payment Fund), as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as a "REMIC". The Class CB-1, Class CB-P, Class NB-1, Class NB-2, Class NB- 3, Class NB-4, Class NB-5, Class A-P, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates and the Uncertificated REMIC Regular Interests (as defined herein), the rights in and to which will be represented by the Class A-V Certificates, will be "regular interests" in the REMIC, and the Class R Certificates will be the sole class of "residual interests" therein for purposes of the REMIC Provisions (as defined herein) under federal income tax law.

      The following table sets forth the designation, type, Pass-Through Rate, aggregate Initial Certificate Principal Balance, Maturity Date, initial ratings and certain features for each Class of Certificates comprising the interests in the Trust Fund created hereunder.



 Designation   Pass-ThroughAggregate Initial   Features         Maturity Date  Standard  Fitch
                  Rate     Certificate Principal                               & Poor's
                             Balance

  Class CB-1   7.25%       $   166,515,517.00     Senior            April 25, 2029 AAA      AAA
  Class CB-P   0.00%       $    12,334,483.00Principal Only/Senior  April 25, 2029 AAAr     AAA
  Class NB-1   6.75%       $    36,987,960.00      Senior           April 25, 2029 AAA      AAA
  Class NB-2   6.75%       $     3,534,000.00    Retail/Senior      April 25, 2029 AAA      AAA
  Class NB-3   6.75%       $     9,618,710.00   Lockout/Senior      April 25, 2029 AAA      AAA
  Class NB-4   6.75%       $    21,500,000.00      Senior           April 25, 2029 AAA      AAA
  Class NB-5   6.75%       $    24,546,330.00      Senior           April 25, 2029 AAA      AAA
  Class A-P    0.00%       $       248,854.76  Principal Only/SeniorApril 25, 2029 AAAr     AAA
  Class A-V    Variable Rat$             0.00  Variable Strip/SeniorApril 25, 2029 AAAr     AAA
   Class R     6.75%       $           100.00    esidual/Senior     April 25, 2029 AAA      AAA
  Class M-1    6.75%       $     9,620,300.00      Mezzanine        April 25, 2029 N/A      AA
  Class M-2    6.75%       $     3,848,100.00      Mezzanine        April 25, 2029 N/A      A
  Class M-3    6.75%       $     3,256,100.00      Mezzanine        April 25, 2029 NA       BBB
  Class B-1    6.75%       $     1,924,100.00     Subordinate       April 25, 2029 N/A      BB
  Class B-2    6.75%       $       888,100.00       Subordinate     April 25, 2029 N/A      B
  Class B-3    6.75%       $     1,183,701.20     Subordinate       April 25, 2029 N/A      N/A


      The Mortgage Loans have an aggregate Cut-off Date Principal Balance equal to $296,006,355.96. The Mortgage Loans are comprised of two Loan Groups. The Mortgage Loans are fixed-rate first lien mortgage loans having terms to maturity at origination or modification of not more than 30 years. The Group CB Loans consist of Mortgage Loans with original principal balances less than or equal to $431,900. The Group NB Loans consist of Mortgage Loans with original principal balances exceeding $240,000.

      In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:

ARTICLE I

                                 DEFINITIONS

          Section 1.01. Definitions.

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

      Accrued Certificate Interest: With respect to each Distribution Date, as to any Class CB Certificate (other than the Class CB-P Certificates), Class NB Certificate, Class M Certificate, Class B Certificate or Class R Certificate, interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance thereof immediately prior to such Distribution Date. With respect to each Distribution Date, as to the Class A-V Certificates in the aggregate, interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Class A-V Notional Amount. With respect to each Distribution Date, as to any Subclass of Class A-V Certificates, interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Class A-V Subclass Notional Amount thereof. Accrued Certificate Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months. In each case Accrued Certificate Interest on any Class of Certificates will be reduced by the amount of (i) Prepayment Interest Shortfalls on the Mortgage Loans in the related Loan Group (to the extent not offset by the Master Servicer with a payment of Compensating Interest as provided in Section 4.01), (ii) the interest portion (adjusted to the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan)) of Realized Losses on the Mortgage Loans in the related Loan Group (including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses) not allocated solely to one or more specific Classes of Certificates pursuant to Section 4.05, (iii) the interest portion of Advances previously made with respect to a Mortgage Loan or REO Property on the Mortgage Loans in the related Loan Group which remained unreimbursed following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses and (iv) any other interest shortfalls on the Mortgage Loans in the related Loan Group not covered by the subordination provided by the Class M Certificates and Class B Certificates, including interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations as in effect from time to time. The Class CB Percentage (in the case of the Group CB Loans) or Class NB Percentage (in the case of the Group NB Loans) of such reductions will be allocated among each of the Class CB Certificates and Variable Strip Certificates (in the case of the Group CB Loans) or each of the Class NB Certificates, Residual Certificates and Variable Strip Certificates (in the case of the Group NB Loans) in proportion to the amounts of Accrued Certificate Interest that would have been payable from the related Loan Group on such Distribution Date absent such reductions. The remainder of such reductions will be allocated among the holders of the Class M Certificates and Class B Certificates in proportion to their respective amounts of Accrued Certificate Interest payable thereon on such Distribution Date which would have resulted absent such reductions. Any portion of the reductions described in the immediately preceding sentence that are allocated to the Class A-V Certificates shall be allocated among the Subclasses thereof, if any, in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date which would have resulted absent such reductions. In addition to that portion of the reductions described in the second preceding sentence that are allocated to any Class of Class B Certificates or any Class of Class M Certificates, Accrued Certificate Interest on such Class of Class B Certificates or such Class of Class M Certificates will be reduced by the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses that are allocated solely to such Class of Class B Certificates or such Class of Class M Certificates pursuant to Section 4.05.

     Addendum and Assignment Agreement: The Addendum and Assignment Agreement, dated as of January 31, 1995, between MLCC and the Master Servicer.

      Additional Collateral: With respect to any Mortgage 100 SM Loan, the marketable securities held from time to time as security for the repayment of such Mortgage 100 SM Loan and any related collateral. With respect to any Parent Power SM Loan, the third-party guarantee for such Parent Power SM Loan, together with (i) any marketable securities held from time to time as security for the performance of such guarantee and any related collateral or (ii) any mortgaged property securing the performance of such guarantee, the related home equity line of credit loan and any related collateral.

     Additional Collateral Loan: Each Mortgage Loan that is supported by Additional Collateral. Adjusted Mortgage Rate: With respect to any Mortgage Loan and any date of determination, the Mortgage Rate borne by the related Mortgage Note, less the rate at which the related Subservicing Fee accrues.

     Advance: As to any Mortgage Loan, any advance made by the Master Servicer, pursuant to Section 4.04.

      Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

      Amount Held for Future Distribution: As to any Distribution Date and each Loan Group, the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date on account of (i) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, Mortgage Loan purchases made pursuant to Section 2.02, 2.03, 2.04 or 4.07 and Mortgage Loan substitutions made pursuant to Section 2.03 or 2.04 received or made in the month of such Distribution Date (other than such Liquidation Proceeds, Insurance Proceeds and purchases of Mortgage Loans that the Master Servicer has deemed to have been received in the preceding month in accordance with Section 3.07(b)) and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date, in each case with respect to the Mortgage Loans in the related Loan Group.
      Appraised Value: As to any Mortgaged Property, the lesser of (i) the appraised value of such Mortgaged Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, and (ii) the sales price of the Mortgaged Property at such time of origination, except in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan as to which it is either the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.
      Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.
      Assignment Agreement: The Assignment and Assumption Agreement, dated April 30, 1999, between Residential Funding and the Company relating to the transfer and assignment of the Mortgage Loans.
      Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment of the related Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.
      Available Distribution Amount: As to any Distribution Date and each Loan Group, an amount equal to (a) the sum of (i) the amount relating to the Mortgage Loans in the related Loan Group on deposit in the Custodial Account as of the close of business on the immediately preceding Determination Date and amounts deposited in the Custodial Account in connection with the substitution of Qualified Substitute Mortgage Loans, (ii) the amount of any Advance for the related Loan Group made on the immediately preceding Certificate Account Deposit Date, (iii) any amount deposited in the Certificate Account on the related Certificate Account Deposit Date pursuant to the second paragraph of Section 3.12(a) and relating to a loss on a Mortgage Loan in the related Loan Group,
(iv) any amount deposited in the Certificate Account pursuant to Section 4.07 and relating to a loss on a Mortgage Loan in the related Loan Group, (v) any amount that the Master Servicer is not permitted to withdraw from the Custodial Account or the Certificate Account pursuant to Section 3.16(e) and (vi) any amount received by the Trustee pursuant to the Surety Bond in respect of such Distribution Date and a loss on a Mortgage Loan in the related Loan Group, reduced by (b) the sum as of the close of business on the immediately preceding Determination Date of (w) aggregate Foreclosure Profits, (x) the Amount Held for Future Distribution, and (y) amounts permitted to be withdrawn by the Master Servicer from the Custodial Account in respect of the Mortgage Loans pursuant to clauses (ii)-(x), inclusive, of Section 3.10(a), in each case with respect to the Mortgage Loans in the related Loan Group.

      Bankruptcy Amount: As of any date of determination prior to the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of (A) $150,000 over (B) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05. As of any date of determination on or after the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-off Date coinciding with or preceding such date of determination (or, if such date of determination is an anniversary of the Cut-off Date, the Business Day immediately preceding such date of determination) (for purposes of this definition, the "Relevant Anniversary") and (b) the greater of
      (A) the greater of (i) 0.0006 times the aggregate principal balance of all the Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary (other than Additional Collateral Loans) having a Loan-to-Value Ratio at origination which exceeds 75% and (ii) $100,000; and (B) the greater of
      (i) the product of (x) an amount equal to the largest difference in the related Monthly Payment for any Non-Primary Residence Loan remaining in the Mortgage Pool (other than Additional Collateral Loans) which had an original Loan-to-Value Ratio of 80% or greater that would result if the Net Mortgage Rate thereof was equal to the weighted average (based on the principal balance of the Mortgage Loans as of the Relevant Anniversary) of the Net Mortgage Rates of all Mortgage Loans as of the Relevant Anniversary less 1.25% per annum, (y) a number equal to the weighted average remaining term to maturity, in months, of all Non-Primary Residence Loans remaining in the Mortgage Pool as of the Relevant
      Anniversary, and (z) one plus the quotient of the number of all Non-Primary Residence Loans remaining in the Mortgage Pool divided by the total number of Outstanding Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary, and (ii) $50,000, over (2) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific
Classes of  Certificates  in  accordance  with  Section  4.05 since the Relevant
      Anniversary. The Bankruptcy Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.
      Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.
      Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Bankruptcy Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

     Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee.

      Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, the State of Michigan, the State of California or the State of Illinois (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed.
      Buydown Funds: Any amount contributed by the seller of a Mortgaged Property, the Company or other source in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor's funds in the early years of a Mortgage Loan. Buydown Funds are not part of the Trust Fund prior to deposit into the Custodial or Certificate Account.
      Buydown Mortgage Loan: Any Mortgage Loan as to which a specified amount of interest is paid out of related Buydown Funds in accordance with a related buydown agreement.
      Cash Liquidation: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

     CB Loan Group: The group of Mortgage Loans comprised of the Group CB Loans.

     Certificate: Any Class CB, Class NB, Class A-P, Class A-V, Class M, Class B or Class R Certificate.

      Certificate Account: The separate account or accounts created and maintained pursuant to Section 4.01, which shall be entitled "Bankers Trust Company, as trustee, in trust for the registered holders of Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 1999-QS5" and which must be an Eligible Account.

     Certificate Account Deposit Date: As to any Distribution Date, the Business Day prior thereto.

      Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that neither a Disqualified
Organization nor a Non-United States Person shall be a holder of a Class R Certificate for purposes hereof and, solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Class R Certificate, registered in the name of the Company, the Master Servicer or any Subservicer or any Affiliate
thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.
      Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.
      Certificate Principal Balance: With respect to each Senior Certificate (other than any Class A-V Certificate), on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with
Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05. With respect to each Class M Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Class M Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to
Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05; provided, that if the Certificate Principal Balances of the Class B Certificates have been reduced to zero, the Certificate Principal Balance of each Class M Certificate of those Class M Certificates outstanding with the highest numerical designation at any given time shall thereafter be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of all other Classes of Certificates then outstanding. With respect to each Class B Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Clas B Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to
Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05; provided, that the Certificate Principal Balance of each Class B Certificate of those Class B Certificates outstanding with the highest numerical designation at any given time shall be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of
(A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of all other Classes of Certificates then outstanding. The Class A-V Certificates will have no Certificate Principal Balance.

     Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 5.02.

      Class: Collectively, all of the Certificates bearing the same designation. The initial Class A-V Certificates and any Subclass thereof issued pursuant to
Section 5.01(c) shall be a single Class for purposes of this Agreement.
      Class A-P Certificate: Any one of the Class A-P Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, each such Certificate representing an interest designated as a regular interest in the REMIC for purposes of the REMIC Provisions.
      Class A-P Collection Shortfall: With respect to the Cash Liquidation or REO Disposition of a Discount Mortgage Loan and any Distribution Date, the excess of the amount described in Section 4.02(b)(i)(C)(1) over the amount described in Section 4.02(b)(i)(C)(2).

   Class A-P  Principal Distribution Amount:  As defined in Section 4.02(b)(i).

     Class A-V Certificates: The Senior Certificates designated as Class A-V Certificates, including any Subclass thereof. The Class A-V Certificates will represent the entire beneficial ownership interest in the Uncertificated REMIC Regular Interests. On and after the date of issuance of any Subclass of Class A-V Certificates pursuant to Section 5.01(c), any such Subclass will represent the Uncertificated REMIC Regular Interest or Interests specified by the initial Holder of the Class A-V Certificates pursuant to said Section.

      Class A-V Notional Amount or Notional Amount: As of any Distribution Date, with respect to the Class A-V Certificates, the aggregate Stated Principal Balance of the Mortgage Loans immediately prior to such Distribution Date.
      Class A-V Subclass Notional Amount: As of any Distribution Date, with respect to any Subclass of Class A-V Certificates issued pursuant to Section 5.01(c), the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such Subclass immediately prior to such date.
      Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates or Class B-3 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit C and evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions and representing an undivided interest in all Loan Groups.

     Class B Percentage: The Class B-1 Percentage, Class B-2 Percentage and Class B-3 Percentage.

      Class B-1 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-1 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.
      Class B-1 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 1.35%.
      Class B-2 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-2 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.
      Class B-2 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 0.70%.
      Class B-3 Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-3 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.
      Class B-3 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 0.40%.
      Class CB Certificate: Any one of the Class CB-1 Certificates and Class CB-P Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, each such Certificate evidencing an interest designated as a regular interest in the REMIC for purposes of the REMIC Provisions and representing an undivided interest in the CB Loan Group.

     Class CB Percentage: As of any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class CB Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) in the CB Loan Group immediately prior to such Distribution Date.
      Class CB Principal Distribution Amount: As to any Distribution Date, the lesser of (a) the balance of the Available Distribution Amount related to the CB Loan Group remaining after the distribution of all amounts required to be distributed pursuant to Section 4.02(a)(i)(X) and the portion of the amounts required to be distributed therefrom pursuant to Section 4.02(a)(i)(Z) and the amount required to be distributed to the Class A-P Certificateholders pursuant to Section 4.02(a)(ii)(X) or, after the Credit Support Depletion Date, the amount required to be distributed to the Class A-P Certificateholders pursuant to Section 4.02(d), and (b) the sum of the amounts required to be distributed therefrom to the Class CB Certificateholders on such Distribution Date pursuant to Section 4.02(a)(ii)(Y) and (Z), and Section 4.02(a)(xvii).
      Class NB Certificate: Any one of the Class NB-1, Class NB-2, Class NB-3, Class NB-4 or Class NB-5 Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, each such Certificate representing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions, and representing an undivided interest in the NB Loan Group.
      Class NB Percentage: As of any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class NB Certificates and Class R Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) in the NB Loan Group immediately prior to such Distribution Date.
      Class NB Principal Distribution Amount: As to any Distribution Date, the lesser of (a) the balance of the Available Distribution Amount related to the NB Loan Group remaining after the distribution of all amounts required to be distributed pursuant to Section 4.02(a)(i)(Y), the portion of the amounts required to be distributed therefrom pursuant to Section 4.02(a)(i)(Z), and the amount required to be distributed to the Class A-P Certificateholders pursuant to Section 4.02(a)(ii)(X) or, after the Credit Support Depletion Date, the amount required to be distributed to the Class A-P Certificateholders pursuant to Section 4.02(d), and (b) the sum of the amounts required to be distributed therefrom to the Class NB Certificateholders and Class R Certificateholders on such Distribution Date pursuant to and Section 4.02(a)(ii)(Y), and Section 4.02(a)(xvii) and (xviii).
      Class M Certificate: Any one of the Class M-1 Certificates, Class M-2 Certificates or Class M-3 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B and evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions and representing an undivided interest in all Loan Groups.

     Class M Percentage: The Class M-1 Percentage, Class M-2 Percentage and Class M-3

Percentage.
      Class M-1 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class M-1 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.
      Class M-2 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class M-2 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.
      Class M-2 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 3.75%.
      Class M-3 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class M-3 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.
      Class M-3 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 2.45%.
      Class R Certificate: Any one of the Class R Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit D and evidencing an interest designated as a "residual interest" in the REMIC for purposes of the REMIC Provisions.
      Closing Date:  April 30, 1999.
      Code:  The Internal Revenue Code of 1986.
      Compensating Interest: With respect to any Distribution Date, an amount equal to Prepayment Interest Shortfalls resulting from Principal Prepayments in Full during the related Prepayment Period, but not more than the lesser of (a) one-twelfth of 0.125% of the Stated Principal

Balance of the Mortgage Loans  immediately  preceding such Distribution Date and
(b) the sum of the Servicing Fee, all income and gain on amounts held in the Custodial Account and the Certificate Account and payable to the Certificateholders with respect to such Distribution Date and servicing compensation to which the Master Servicer may be entitled pursuant to Section 3.10(a)(v) and (vi); provided that for purposes of this definition the amount of the Servicing Fee will not be reduced pursuant to Section 7.02 except as may be required pursuant to the last sentence of such Section.
      Cooperative: A private, cooperative housing corporation organized under the laws of, and headquartered in, the State of New York which owns or leases land and all or part of a building or buildings located in the State of New York, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.
      Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.
      Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.
      Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) an assignment of the Cooperative Lease, (iv) financing statements and (v) a stock power (or other similar instrument), and ancillary thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Trustee pursuant to Section
2.01 and are from time to time held as part of the Trust Fund.

     Cooperative   Stock:  With  respect  to  a  Cooperative  Loan,  the  single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

     Cooperative Stock Certificate: With respect to a Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

      Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at Four Albany Street, New York, New York 10006,
Attention: Residential Funding Corporation Series 1999-QS5.
      Credit Support Depletion Date: The first Distribution Date on which the Certificate Principal Balances of the Class M Certificates and Class B Certificates have been reduced to zero.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

      Custodial Account: The custodial account or accounts created and maintained pursuant to Section 3.07 in the name of a depository institution, as custodian for the holders of the Certificates, for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in Section 3.07 shall be deposited directly. Any such account or accounts shall be an Eligible Account.
      Custodial Agreement: An agreement that may be entered into among the Company, the Master Servicer, the Trustee and a Custodian in substantially the form of Exhibit E hereto.
      Custodian: A custodian appointed pursuant to a Custodial Agreement. Cut-off Date: April 1, 1999.

     Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto, whether or not received.

      DCR : Duff & Phelps Credit Rating Company, or its successor in interest.

     Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

      Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.
      Definitive Certificate:  Any definitive, fully registered Certificate.

     Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

      Delinquent: As used herein, a Mortgage Loan is considered to be: "30 to 59 days" or "30 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly scheduled due date; "60 to 89 days" or "60 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the second following monthly scheduled due date; and so on. The determination as to whether a Mortgage Loan falls into these categories is made as of the close of business on the last business day of each month. For example, a Mortgage Loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would then be considered to be 30 to 59 days delinquent. Delinquency information as of the Cut-off Date is determined and prepared as of the close of business on the last business day immediately prior to the Cut-off Date.

      Depository:  The  Depository  Trust Company,  or any successor  Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.
      Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Destroyed Mortgage Note: A Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

      Determination Date: With respect to any Distribution Date, the 20th day (or if such 20th day is not a Business Day, the Business Day immediately following such 20th day) of the month of the related Distribution Date.
      Discount Fraction: With respect to each Discount Mortgage Loan, the fraction expressed as a percentage, the numerator of which is 6.75% minus the Net Mortgage Rate (or the initial Net Mortgage Rate with respect to any Discount Mortgage Loans as to which the Mortgage Rate is modified pursuant to 3.07(a)) for such Mortgage Loan and the denominator of which is 6.75%. The Discount Fraction with respect to each Discount Mortgage Loan is set forth on Exhibit P attached hereto.
      Discount Mortgage Loan: Any Mortgage Loan having a Net Mortgage Rate (or the initial Net Mortgage Rate) of less than 6.75% per annum and any Mortgage Loan deemed to be a Discount Mortgage Loan pursuant to the definition of Qualified Substitute Mortgage Loan.
      Disqualified Organization: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, which includes any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) any "electing large partnership," as defined in Section 775(a) of the Code and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United

States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.
      Distribution Date: The 25th day of any month beginning in the month immediately following the month of the initial issuance of the Certificates or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

     Due Date: With respect to any Distribution Date, the first day of the month in which such Distribution Date occurs.

      Due Period: With respect to any Distribution Date, the period commencing on the second day of the month preceding the month of such Distribution Date and ending on the related Due Date.
      Eligible Account: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account, a trust account or accounts maintained in the corporate trust department of The First National Bank of Chicago, or (iv) in the case of the Certificate Account, a trust account or accounts maintained in the corporate trust division of Bankers Trust Company, or
(v) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Certificate Account will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency).
      Eligible Funds: On any Distribution Date, the portion, if any, of each Available Distribution Amount remaining after reduction by the sum of (i) the aggregate amount of Accrued Certificate Interest on the Senior Certificates,
(ii) the Senior  Principal  Distribution  Amount  (determined  without regard to
Section 4.02(a)(ii)(Y)(D) hereof), (iii) the Class A-P Principal Distribution Amount (determined without regard to Section 4.02(b)(i)(E) hereof) and (iv) the aggregate amount of Accrued Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates.
      Event of Default:  As defined in Section 7.01.

     Excess Bankruptcy Loss: Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount.

     Excess Fraud Loss: Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

     Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof, that exceeds the then applicable Special Hazard Amount.

     Excess Subordinate Principal Amount: With respect to any Distribution Date on which the Certificate Principal Balance of the most subordinate class or classes of Certificates (as established in Section 4.05 hereof) then outstanding is to be reduced to zero and on which Realized Losses are to be allocated to such class or classes, the excess, if any, of (i) the amount that would otherwise be distributable in respect of principal on such class or classes of Certificates on such Distribution Date over (ii) the excess, if any, of the Certificate Principal Balance of such class or classes of Certificates immediately prior to such Distribution Date over the aggregate amount of Realized Losses to be allocated to such classes of Certificates on such Distribution Date as reduced by any amount calculated pursuant to Section 4.02(b)(i)(E). The Excess Subordinate Principal Amount will be allocated between the CB Loan Group and the NB Loan Group on a pro rata basis in accordance with the amount of Realized Losses on the Mortgage Loans in each Loan Group allocated to the Certificates on such Distribution Date. Extraordinary Events: Any of the following conditions with respect to a Mortgaged Property (or, with respect to a Cooperative Loan, the Cooperative Apartment) or Mortgage Loan causing or resulting in a loss which causes the liquidation of such Mortgage Loan: (a) losses that are of the type that would be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to
Section 3.12(b) but are in excess of the coverage maintained thereunder; (b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss"; (c) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack:

          1. by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

          2. by military, naval or air forces; or

          3. by an agent of any such government, power, authority or forces; (d) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or

      (e) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

     Extraordinary Losses: Any loss incurred on a Mortgage Loan caused by or resulting from an Extraordinary Event.

     FASIT: A "financial asset securitization investment trust" within the meaning of Section 860L of the Code.

      FDIC:  Federal Deposit Insurance Corporation or any successor thereto.

     FHLMC: Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

      Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 9.01, which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.02.
      Fitch IBCA:  Fitch IBCA, Inc. or its successor in interest.
      FNMA: Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.
      Foreclosure Profits: As to any Distribution Date or related Determination Date and any Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Prepayment Period over the sum of the unpaid principal balance of such Mortgage Loan or REO Property (determined, in the case of an REO Disposition, in accordance with Section 3.14) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.
      Fraud Loss Amount: As of any date of determination after the Cut-off Date, an amount equal to: (X) prior to the first anniversary of the Cut-off Date an amount equal to 2.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the Cut-off Date up to such date of determination and (Y) from the first to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

     The Fraud Loss Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

     Fraud Losses: Losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage Loan.

      Group CB  Loans:  The  Mortgage  Loans  designated  on the  Mortgage  Loan
Schedule as Group CB Loans, having original principal balances less than or equal to $431,900.
      Group NB Loans: The Mortgage Loans designated on the Mortgage Loan Schedule as Group NB Loans, having original principal balances exceeding $240,000.
      Independent: When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Company, the Master Servicer and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the Company, the Master Servicer or the Trustee or in an Affiliate thereof, and (iii) is not connected with the Company, the Master Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.
      Initial Certificate Principal Balance: With respect to each Class of Certificates, the Certificate Principal Balance of such Class of Certificates as of the Cut-off Date as set forth in the Preliminary Statement hereto.
      Initial  Class  A-V  Notional  Amount:  With  respect  to  any  Class  A-V
Certificate, the Cut-off Date Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such Class A-V Certificate.
      Initial Monthly Payment Fund:  As defined in Section 2.01(g).
      Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Insurance Policy or any other related insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer, the Master Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

     Insurer: Any named insurer under any Primary Insurance Policy or any successor thereto or the named insurer in any replacement policy.

     Interest   Accrual  Period:   With  respect  to  any  Certificate  and  any
Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

      International Borrower: In connection with any Mortgage Loan, a borrower who is (a) a United States citizen employed in a foreign country, (b) a non-permanent resident alien employed in the United States or (c) a citizen of a country other than the United States with income derived from sources outside the United States.

     Junior Certificateholder: The Holder of not less than 95% of the Percentage Interests of the Junior Class of Certificates.

      Junior Class of Certificates: The Class of Certificates outstanding as of the date of the repurchase of a Mortgage Loan pursuant to Section 4.07 herein that has the latest priority for payments to Section 4.02.
      Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.
      Liquidation Proceeds: Amounts (other than Insurance Proceeds) received by the Master Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than REO Proceeds.
      Loan Group: The CB Loan Group or the NB Loan Group.
      Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.
      Lockout Prepayment Percentage: For any Distribution Date occurring prior to the Distribution Date in May 2004, 0%; for any Distribution Date occurring after April 2004 but prior to May 2005, 30%; for any Distribution Date occurring after April 2005 but prior to May 2006, 40%; for any Distribution Date occurring after April 2006 but prior to May 2007, 60%; for any Distribution Date occurring after April 2007 but prior to May 2008, 80%; and for any Distribution Date after April 2008, 100%.

     Lockout Scheduled Percentage: For any Distribution Date occurring prior to the Distribution Date in May 2004, 0%; and for any Distribution Date thereafter, 100%.

      Maturity Date: The latest possible  maturity date,  solely for purposes of
Section 1.860G- 1(a)(4)(iii) of the Treasury regulations, by which the Certificate Principal Balance of each Class of Certificates (other than the Class A-V Certificates which have no Certificate Principal Balance) would be reduced to zero, which is April 25, 2029, the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan. The latest possible Maturity Date for each Uncertificated REMIC Regular Interest is April 25, 2029, which is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan.

      MLCC:  Merrill Lynch Credit Corporation, or its successor in interest.

     Modified Mortgage Loan: Any Mortgage Loan that has been the subject of a Servicing Modification.

      Modified Net Mortgage Rate: As to any Mortgage Loan that is the subject of a Servicing Modification, the Net Mortgage Rate minus the rate per annum by which the Mortgage Rate on such Mortgage Loan was reduced.
      Monthly Payment: With respect to any Mortgage Loan (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for Curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period and before any Servicing Modification that constitutes a reduction of the interest rate on such Mortgage Loan).
      Moody's:  Moody's Investors Service, Inc., or its successor in interest.

     Mortgage: With respect to each Mortgage Note related to a Mortgage Loan which is not a Cooperative Loan, the mortgage, deed of trust or other comparable instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note

      Mortgage 100SM Loan: A Mortgage Loan that has a Loan-to-Value Ratio at origination in excess of 80.00% and that is secured by Additional Collateral and does not have a Primary Insurance Policy.
      Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.
      Mortgage Loan Schedule: The list of the Mortgage Loans attached hereto as Exhibit F-1 (with respect to the Group CB Loans) and Exhibit F-2 (with respect to Group NB Loans) (each as amended from time to time to reflect the addition of Qualified Substitute Mortgage Loans), which lists shall set forth at a minimum the following information as to each Mortgage Loan in the related Loan Group:
            (i)   the Mortgage Loan identifying number ("RFC LOAN #");
            (ii) the street address of the Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) including state and zip code ("ADDRESS");
            (iii) the maturity of the Mortgage Note ("MATURITY DATE"); (iv) the Mortgage Rate ("ORIG RATE");

            (v) the Subservicer pass-through rate ("CURR NET"); (vi) the Net Mortgage Rate ("NET MTG RT"); (vii) the Pool Strip Rate ("STRIP");
            (viii) the initial scheduled monthly payment of principal, if any, and interest ("ORIGINAL P & I");
            (ix) the Cut-off Date Principal Balance ("PRINCIPAL BAL"); (x) the Loan-to-Value Ratio at origination ("LTV"); (xi) the rate at which the Subservicing Fee accrues ("SUBSERV FEE") and at which the Servicing Fee accrues ("MSTR SERV FEE");
            (xii) a code "T," "BT" or "CT" under the column "LN FEATURE," indicating that the Mortgage Loan is secured by a second or vacation residence; and
            (xiii) a code "N" under the column "OCCP CODE," indicating that the Mortgage Loan is secured by a non-owner occupied residence. Such schedules may consist of multiple reports that collectively set forth all of the information required.
      Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held or deemed to be held as a part of the Trust Fund, the Mortgage Loans originally so held being identified in the initial Mortgage Loan Schedule, and Qualified Substitute Mortgage Loans held or deemed held as part of the Trust Fund including, without limitation, (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease and Mortgage File and all rights appertaining thereto, and (ii) with respect to each Mortgage Loan other than a Cooperative Loan, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto.
      Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.

     Mortgage Rate: As to any Mortgage Loan, the interest rate borne by the related Mortgage Note, or any modification thereto other than a Servicing Modification.

      Mortgaged Property: The underlying real property securing a Mortgage Loan or, with respect to a Cooperative Loan, the related Cooperative Lease and Cooperative Stock.
      Mortgagor:  The obligor on a Mortgage Note.

     NB Loan Group: The group of Mortgage Loans comprised of the Group NB Loans.

     Net Mortgage Rate: As to each Mortgage Loan, a per annum rate of interest equal to the Adjusted Mortgage Rate less the per annum rate at which the Servicing Fee is calculated.

     Non-Discount Mortgage Loan: A Mortgage Loan that is not a Discount Mortgage Loan.

     Non-Primary Residence Loans: The Mortgage Loans designated as secured by second or vacation residences, or by non-owner occupied residences, on the Mortgage Loan Schedule.

      Non-United States Person:  Any Person other than a United States Person.

     Nonrecoverable Advance: Any Advance previously made or proposed to be made by the Master Servicer in respect of a Mortgage Loan (other than a Deleted Mortgage Loan) which, in the good faith judgment of the Master Servicer, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by the Master Servicer from related Late Collections, Insurance Proceeds, Liquidation Proceeds, REO Proceeds or amounts reimbursable to the Master Servicer pursuant to Section 4.02(a) hereof. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate delivered to the Company and the Trustee.

     Nonsubserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is not subject to a Subservicing Agreement.

      Officers' Certificate: A certificate signed by the Chairman of the Board, the President or a Vice President or Assistant Vice President, or a Director or Managing Director, and by the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Company or the Master Servicer, as the case may be, and delivered to the Trustee, as required by this Agreement.
      Opinion of Counsel: A written opinion of counsel acceptable to the Trustee and the Master Servicer, who may be counsel for the Company or the Master Servicer, provided that any opinion of counsel (i) referred to in the definition of "Disqualified Organization" or (ii) relating to the qualification of the Trust Fund as a REMIC or compliance with the REMIC Provisions must, unless otherwise specified, be an opinion of Independent counsel.
      Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due Date pursuant to Section 2.02, 2.03, 2.04 or 4.07.
      Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     Parent PowerSM Loan: A Mortgage Loan that has a Loan-to-Value Ratio at origination in excess of 80.00%, that is supported by Additional Collateral and does not have a Primary Insurance

Policy.
      Pass-Through Rate: With respect to the Senior Certificates (other than the Class A-P Certificates and Class A-V Certificates), Class M Certificates and Class B Certificates and any Distribution Date, the per annum rates set forth in the Preliminary Statement hereto. With respect to the Class A-V Certificates (other than any Subclass thereof) and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans as of the Due Date in the month next preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans, which Stated Principal Balances shall be the Stated Principal Balances of such Mortgage Loans at the close of business on the immediately preceding Distribution Date after giving effect to distributions thereon allocable to principal to the Holders of the Certificates (or, with respect to the initial Distribution Date, at the close of business on the Cut-off Date). With respect to the Class A-V Certificates and the initial Distribution Date, the Pass-Through Rate is equal to 0.8135% per annum. With respect to any Subclass of Class A-V Certificates and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such Subclass as of the Due Date in the month next preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans, which Stated Principal Balances shall be the Stated Principal Balances of such Mortgage Loans at the close of business on the immediately preceding Distribution Date after giving effect to distributions thereon allocable to principal to the Holders of the Certificates (or with respect to the initial Distribution Date, at the close of business on the Cut-off Date). The Class A-P Certificates have no Pass-Through Rate and are not entitled to Accrued Certificate Interest.

     Paying Agent: Bankers Trust Company or any successor Paying Agent appointed by the Trustee.

      Percentage Interest: With respect to any Certificate (other than a Class R Certificate), the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof or Initial Class A-V Notional Amount thereof (in the case of any Class A-V Certificate) divided by the aggregate Initial Certificate Principal Balance or the aggregate of the Initial Class A-V Notional Amounts, as applicable, of all the Certificates of the same Class. With respect to a Class R Certificate, the interest in distributions to be made with respect to such Class evidenced thereby, expressed as a percentage, as stated on the face of each such Certificate.
      Permitted Investments:  One or more of the following:
            (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;
            (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;
            (iii) federal funds,  certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;
            (iv) commercial paper and demand notes (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper and demand notes shall have a remaining maturity of not more than 30 days;
            (v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available; and
            (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;
provided, however, no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's, Fitch IBCA and DCR and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1 in the case of Standard & Poor's, P-1 in the case of Moody's, either A-1 by Standard & Poor's, P-1 by Moody's, D-1 in the case of DCR or F-1 by Fitch IBCA in the case of Fitch IBCA.

     Permitted Transferee: Any Transferee of a Class R Certificate, other than a Disqualified Organization or Non-United States Person.

      Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
      Pledged Asset Mortgage Servicing Agreement: The Pledged Asset Mortgage Servicing Agreement, dated as of February 28, 1996 between MLCC and the Master Servicer.
      Pool Stated Principal Balance: As to any date of determination, the aggregate of the Stated Principal Balances of each Mortgage Loan that was an Outstanding Mortgage Loan on the Due Date in the month preceding the month of such date of determination.
      Pool Strip Rate: With respect to each Mortgage Loan, a per annum rate equal to the excess of (a) the Net Mortgage Rate of such Mortgage Loan over (b) 6.75% (but not less than 0.00%) per annum.
      Prepayment Assumption I: With respect to the Class CB, Class A-P, Class A-V, Class M and Class B Certificates, the prepayment assumption to be used for determining the accrual of original issue discount and market discount and premium on such Certificates for federal income tax purposes, which assumes a constant prepayment rate of 4.0% per annum of the then outstanding principal balance of the related Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 1.090909% per annum in each month thereafter until the twelfth month, and beginning in the twelfth month and in each month thereafter during the life of the Mortgage Loans, a constant prepayment rate of 16.0% per annum.
      Prepayment Assumption II: With respect to the Class NB Certificates, the prepayment assumption to be used for determining the accrual of original issue discount and market discount and premium on such Certificates for federal income tax purposes, which assumes a constant prepayment rate of 6.0% per annum of the then outstanding principal balance of the related Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 1.272727% per annum in each month thereafter until the twelfth month, and beginning in the twelfth month and in each month thereafter during the life of the Mortgage Loans, a constant prepayment rate of 20.0% per annum.

     Prepayment Distribution Percentage: With respect to any Distribution Date and the

Available Distribution Amount for each Loan Group, and each Class of Class M Certificates and Class B Certificates, under the applicable circumstances set forth below, the respective percentages set forth below:

            (i) For any Distribution Date prior to the Distribution Date in May 2004 (unless the Certificate Principal Balances of the Class CB Certificates, in the case of the Available Distribution Amount for the CB Loan Group, or the Class NB Certificates and Class R Certificates, in the case of the Available Distribution Amount for the NB Loan Group, have been reduced to zero), 0%.

          (ii) For any Distribution Date on which any Class of Class M or Class B Certificates are outstanding not discussed in clause (i) above:
               a. in the case of the Class of Class M Certificates then outstanding with the lowest numerical designation, or in the event the Class M Certificates are no longer outstanding, the Class of Class B Certificates then outstanding with the lowest numerical designation and each other Class of Class M
               Certificates and Class B Certificates for which the related Prepayment Distribution Trigger has been satisfied, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of such Class immediately prior to such date and the denominator of which is the sum of the Certificate Principal Balances immediately prior to such date of
               (1) the Class of Class M Certificates then outstanding with the lowest numerical designation, or in the event the Class M Certificates are no longer outstanding, the Class of Class B Certificates then outstanding with the lowest numerical designation and (2) all other Classes of Class M Certificates and Class B Certificates for which the respective Prepayment Distribution Triggers have been satisfied; and b. in the case of each other Class of Class M Certificates and Class B Certificates for which the Prepayment Distribution Triggers have not been satisfied, 0%; and

            (iii) Notwithstanding  the  foregoing,  if  the  application  of the foregoing  percentages on any Distribution Date as provided in
                  Section 4.02 (determined without regard to the proviso to the definition of "Subordinate Principal Distribution Amount") would result in a distribution in respect of principal of any Class or Classes of Class M Certificates and Class B Certificates in an amount greater than the remaining Certificate Principal Balance thereof (any such class, a "Maturing Class"), then: (a) the Prepayment Distribution Percentage of each Maturing Class shall be reduced to a level that, when applied as described above, would exactly reduce the Certificate Principal Balance of such Class to zero; (b) the Prepayment Distribution Percentage of each other Class of Class M Certificates and Class B Certificates (any such Class, a "Non-Maturing Class") shall be recalculated in accordance with the provisions in paragraph (ii) above, as if the Certificate Principal Balance of each Maturing Class had been reduced to zero (such percentage as recalculated, the "Recalculated Percentage"); (c) the total amount of the reductions in the Prepayment Distribution Percentages of the Maturing Class or Classes pursuant to clause (a) of this sentence, expressed as an aggregate percentage, shall be allocated among the Non-Maturing Classes in proportion to their respective
                  Recalculated Percentages (the portion of such aggregate reduction so allocated to any Non-Maturing Class, the "Adjustment Percentage"); and (d) for purposes of such Distribution Date, the Prepayment Distribution Percentage of each Non-Maturing Class shall be equal to the sum of (1) the Prepayment Distribution Percentage thereof, calculated in accordance with the provisions in paragraph (ii) above as if the Certificate Principal Balance of each Maturing Class had not been reduced to zero, plus (2) the related Adjustment Percentage.
      Prepayment Distribution Trigger: The Class M-2 Prepayment Distribution Trigger, Class M- 3 Prepayment Distribution Trigger, Class B-1 Prepayment Distribution Trigger, Class B-2 Prepayment Distribution Trigger or Class B-3 Prepayment Distribution Trigger.
      Prepayment Interest Shortfall: As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of one month's interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage
Loan) on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan)) paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount of such Curtailment.

     Prepayment Period: As to any Distribution Date, the calendar month preceding the month of distribution.

     Primary  Insurance  Policy:   Each  primary  policy  of  mortgage  guaranty
insurance or any replacement policy therefor referred to in Section 2.03(b)(iv) and (v).

      Principal Prepayment: Any payment of principal or other recovery on a Mortgage Loan, including a recovery that takes the form of Liquidation Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

     Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

     Program Guide: Collectively, the Seller Guide and the Servicer Guide for Residential Funding's Expanded Criteria Mortgage Program.

      Purchase Price: With respect to any Mortgage Loan (or REO Property) required to be or otherwise purchased on any date pursuant to Section 2.02, 2.03, 2.04 or 4.07, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof plus the principal portion of any related unreimbursed Advances and (ii) unpaid accrued interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee is calculated in the case of a Modified Mortgage Loan) (or at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) in the case of a purchase made by the Master Servicer) on the Stated Principal Balance thereof to the first day of the month following the month of purchase from the Due Date to which interest was last paid by the Mortgagor.
      Qualified Substitute Mortgage Loan: A Mortgage Loan substituted by Residential Funding or the Company for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Residential Funding in the Custodial Account in the month of substitution); (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution; (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution; (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in Sections 2.03 and 2.04 hereof and Section 4 of the Assignment Agreement; and
(vi) have a Pool Strip Rate equal to or greater than that of the Deleted Mortgage Loan. Notwithstanding any other provisions herein, (x) with respect to any Qualified Substitute Mortgage Loan substituted for a Deleted Mortgage Loan which was a Discount Mortgage Loan, such Qualified Substitute Mortgage Loan shall be deemed to be a Discount Mortgage Loan and to have a Discount Fraction equal to the Discount Fraction of the Deleted Mortgage Loan and (y) in the event that the "Pool Strip Rate" of any Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" is greater than the Pool Strip Rate of the related Deleted Mortgage Loan (i) the Pool Strip Rate of such Qualified Substitute Mortgage Loan shall be equal to the Pool Strip Rate of the related Deleted Mortgage Loan for purposes of calculating the Pass-Through Rate on the Class A-V Certificates and (ii) the excess of the Pool Strip Rate on such Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" over the Pool Strip Rate on the related Deleted Mortgage Loan shall be payable to the Class R Certificates pursuant to Section 4.02 hereof.
      Rating Agency: Fitch IBCA and Standard & Poor's with respect to the Senior Certificates and Fitch IBCA with respect to the Class M-1, Class M-2, Class M-3, Class B-1 and Class B-2 Certificates. If either agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee and the Master Servicer.
      Realized Loss: With respect to each Mortgage Loan (or REO Property) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the last day of the month in which the Cash Liquidation (or REO Disposition) occurred on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Subservicer with respect to related Advances or expenses as to which the Master Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed. With respect to each Mortgage Loan which is the subject of a Servicing Modification, (a) the amount by which the interest portion of a Monthly Payment or the principal balance of such Mortgage Loan was reduced, and
(b) any such amount with respect to a Monthly Payment that was or would have been due in the month immediately following the month in which a Principal Prepayment or the Purchase Price of such Mortgage Loan is received or is deemed to have been received. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the object of a Debt Service Reuction, the amount of such Debt Service Reduction.
Notwithstanding the above, neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Realized Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage
Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.
      Record Date: With respect to each Distribution Date, the close of business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs.

     Regular Certificate: Any of the Certificates other than a Class R Certificate.

     REMIC: A "real estate  mortgage  investment  conduit" within the meaning of
Section 860D of the Code.

     REMIC Administrator: Residential Funding Corporation. If Residential Funding Corporation is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement the Master Servicer or Trustee acting as Master

Servicer shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.
      REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.
      REO Acquisition: The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.14.
      REO Disposition: As to any REO Property, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.
      REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period.
      REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition.
      REO Property: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.
      Request for Release: A request for release, the forms of which are attached as Exhibit H hereto, or an electronic request in a form acceptable to the Custodian.
      Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement, the Program Guide or the related Subservicing Agreement in respect of such Mortgage Loan.
      Required Surety Payment: With respect to any Additional Collateral Mortgage Loan that becomes a Liquidated Mortgage Loan, the lesser of (i) the principal portion of the Realized Loss with respect to such Mortgage Loan and
(ii) the excess, if any, of (a) the amount of Additional Collateral required at origination with respect to such Mortgage Loan over (b) the net proceeds realized by MLCC from the related Additional Collateral.

     Residential   Funding:   Residential   Funding   Corporation,   a  Delaware
corporation, in its capacity as seller of the Mortgage Loans to the Company and any successor thereto.

     Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred. Schedule of Discount Fractions: The schedule setting forth the Discount Fractions with respect to the Discount Mortgage Loans, attached hereto as Exhibit P. Security Agreement: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock.

     Seller: As to any Mortgage Loan, a Person, including any Subservicer, that executed a Seller's Agreement applicable to such Mortgage Loan.

      Seller's Agreement: An agreement for the origination and sale of Mortgage Loans generally in the form of the Seller Contract referred to or contained in the Program Guide, or in such other form as has been approved by the Master Servicer and the Company, each containing representations and warranties in respect of one or more Mortgage Loans consistent in all material respects with those set forth in the Program Guide.

     Senior   Accelerated   Distribution   Percentage:   With   respect  to  any
Distribution Date and any Loan Group, the percentage indicated below:

Distribution Date              Senior Accelerated Distribution Percentage
May 1999 through April 2004    100%
May 2004 through April 2005    the related Senior Percentage, plus 70% of the
                               related Subordinate Percentage
May 2005 through April 2006    the related Senior Percentage, plus 60% of the
                               related Subordinate Percentage
May 2006 through April 2007    the related Senior Percentage, plus 40% of the
                               related Subordinate Percentage
May 2007 through April 2008    the related Senior Percentage, plus 20% of the
                               related Subordinate Percentage
May 2008 and thereafter        the related Senior Percentage


provided, however, (i) that any scheduled reduction to the Senior Accelerated Distribution Percentage described above shall not occur as of any Distribution Date unless either (a)(1)(X) the outstanding principal balance of the Mortgage Loans in both Loan Groups delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M and Class B Certificates, is less than 50% or (Y) the outstanding principal balance of Mortgage Loans in both Loan Groups delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and (2) Realized Losses on the Mortgage Loans in both Loan Groups to date for such Distribution Date if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the Initial Certificate Principal Balances of the Class M Certificates and Class B Certificates or (b)(1) the outstanding principal balance of Mortgage Loans in both Loan Groups delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and (2) Realized Losses on the Mortgage Loans in both Loan Groups to date for such Distribution Date, if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) are less than 10% , 15%, 20%, 25% or 30%, respectively, of the sum of the Initial Certificate Principal Balances of the Class M Certificates and Class B Certificates and (ii) that for any Distribution Date on which the weighted average of the Senior Percentages for both Loan Groups, weighted on the basis of the Stated Principal Balances of the Mortgage Loans in the related Loan Group, exceeds the weighted average of the initial Senior Percentages (calculated on suh basis) for both Loan Groups, each of the Senior Accelerated Distribution Percentages for such Distribution Date will once again equal 100%. Notwithstanding the foregoing, upon the reduction of the Certificate Principal Balances of the Class CB Certificates, or the Class NB Certificates and Class R Certificates, as applicable, to zero, the related Senior Accelerated Distribution Percentage shall thereafter be 0%.

     Senior Certificate: Any one of the Class A-P, Class A-V, Class CB, Class NB, or Class R Certificates.

     Senior Percentage: The Class CB Percentage, with respect to the CB Loan Group, or the Class NB Percentage, with respect to the NB Loan Group.

     Senior Principal Distribution Amount: The Class CB Principal Distribution Amount or Class NB Principal Distribution Amount, as applicable.

     Servicing Accounts: The account or accounts created and maintained pursuant to Section 3.08. Servicing Advances: All customary, reasonable and necessary
"out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Sections 3.01, 3.08, 3.12(a) and 3.14, including, if the Master Servicer or any Affiliate of the Master Servicer provides services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, reasonable compensation for such services. Servicing Fee: With respect to any Mortgage Loan and Distribution Date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate designated on the Mortgage Loan Schedule as the "MSTR SERV FEE" for such Mortgage Loan, as may be adjusted with respect to successor Master Servicers as provided in Section 7.02.

      Servicing Modification: Any reduction of the interest rate on or the outstanding principal balance of a Mortgage Loan that is in default, or for which, in the judgment of the Master Servicer, default is reasonably foreseeable, pursuant to a modification of such Mortgage Loan in accordance with
Section 3.07(a).
      Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.
      Special Hazard Amount: As of any Distribution Date, an amount equal to $2,960,064 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the Adjustment Amount shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greater of (A) the greatest of (i) twice the outstanding principal balance of the Mortgage Loan in the Trust Fund which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, (ii) the product of 1.00% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary and (iii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans in any single five-digit California zip code area with the largest amount of Mortgage Loans by aggregate principal balance as of such anniversary and (B) the greater of (i) the product of 0.50% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary multiplied by a fraction, the numerator of which is equal to the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans secured by Mortgaged Properties located in the State of California divided by the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans, expressed as a percentage, and the denominator of which is equal to 27.4% (which percentage is equal to the percentage of Mortgage Loans initially secured by Mortgaged Properties located in the State of California) and (ii) the aggregate outstanding principal balance (as of the immediately preceding Distribution
Date) of the largest Mortgage Loan secured by a Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) located in the State of California.
      The Special Hazard Amount may be further reduced by the Master Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.
      Special Hazard Loss: Any Realized Loss not in excess of the cost of the lesser of repair or replacement of a Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) suffered by such Mortgaged Property (or Cooperative Apartment) on account of direct physical loss, exclusive of (i) any loss of a type covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to Section 3.12(a), except to the extent of the portion of such loss not covered as a result of any coinsurance provision and (ii) any Extraordinary Loss.
      Standard & Poor's: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successor in interest.
      Stated Principal Balance: With respect to any Mortgage Loan or related REO Property, at any given time, (i) the Cut-off Date Principal Balance of the Mortgage Loan, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds, to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.14 with respect to such Mortgage Loan or REO Property, in each case which were distributed pursuant to Section 4.02 on any previous Distribution Date, and (c) any Realized Loss allocated to Certificateholders with respect thereto for any previous Distribution Date.
      Subclass: With respect to the Class A-V Certificates, any Subclass thereof issued pursuant to Section 5.01(c). Any such Subclass will represent the Uncertificated REMIC Regular Interest or Interests specified by the initial Holder of the Class A-V Certificates pursuant to Section 5.01(c).

     Subordinate Percentage: As of any Distribution Date and for any Loan Group, 100% minus the related Senior Percentage as of such Distribution Date.

      Subordinate Principal Distribution Amount: With respect to any Distribution Date and Loan Group and each Class of Class M Certificates and Class B Certificates, (a) the sum of the following: (i) such Class's pro rata share, based on the Certificate Principal Balance of each class of Class M Certificates and Class B Certificates then outstanding, of the aggregate of the amounts calculated for such Distribution Date for the related Loan Group under clauses (1), (2) and (3) of Section 4.02(a)(ii)(Y)(A) to the extent not payable to the Senior Certificates; (ii) such Class's pro rata share, based on the Certificate Principal Balance of each Class of Class M Certificates and Class B Certificates then outstanding, of the principal collections described in Section 4.02(a)(ii)(Y)(B)(b) for the related Loan Group to the extent such collections are not otherwise distributed to the Senior Certificates; (iii) the product of
(x) the related Prepayment Distribution Percentage and (y) the aggregate of all Principal Prepayments in Full and Curtailments received in the related
Prepayment Period (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments with respect to a Discount Mortgage Loan) to the extent not payable to the Senior Certificates; (iv) if such Class is the most senior Class of Certificates then outstanding (as established in Section
4.05 hereof), any Excess Subordinate Principal Amount for such Distribution Date; and (v) any amounts described in clauses (i), (ii) and (iii) as determined for any previous Distribution Date, that remain undistributed to the extent that such amounts are not attributable to Realized Losses which have been allocated to a subordinate Class of Class M or Class B Certificates minus (b) any Excess Subordinate Principal Amount not payable to such Class on such Distribution

Date pursuant to the definition thereof; provided, however, that such amount shall in no event exceed the outstanding Certificate Principal Balance of such Class of Certificates immediately prior to such date.

     Subserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is subject to a Subservicing Agreement.

      Subservicer: Any Person with whom the Master Servicer has entered into a Subservicing Agreement and who generally satisfied the requirements set forth in the Program Guide in respect of the qualification of a Subservicer as of the date of its approval as a Subservicer by the Master Servicer.
      Subservicer Advance: Any delinquent installment of principal and interest on a Mortgage Loan which is advanced by the related Subservicer (net of its Subservicing Fee) pursuant to the Subservicing Agreement.

     Subservicing Account: An account established by a Subservicer in accordance with Section 3.08.

      Subservicing Agreement: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02, generally in the form of the servicer contract referred to or contained in the Program Guide or in such other form as has been approved by the Master Servicer and the Company. With respect to Mortgage Loans subserviced by MLCC, the Subservicing Agreement shall also include the Addendum and Assignment Agreement and the Pledged Asset Mortgage Servicing Agreement.
      Subservicing Fee: As to any Mortgage Loan, the fee payable monthly to the related Subservicer (or, in the case of a Nonsubserviced Mortgage Loan, to the Master Servicer) in respect of subservicing and other compensation that accrues at an annual rate equal to the excess of the Mortgage Rate borne by the related Mortgage Note over the rate per annum designated on the Mortgage Loan Schedule as the "CURR NET" for such Mortgage Loan.
      Surety:  Ambac Assurance Corporation, or its successors in interest.

     Surety Bond: The Limited Purpose Surety Bond (Policy No. AB0039BE), dated February 28, 1996, issued by Ambac Assurance Corporation (formerly known as AMBAC Indemnity Corporation) for the benefit of certain beneficiaries, including the Trustee for the benefit of the Holders of the Certificates, but only to the extent that such Limited Purpose Surety Bond covers any Additional Collateral Mortgage Loans.

      Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

     Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

     Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

     Trust Fund: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of:

            (i)   the Mortgage Loans and the related Mortgage Files;
            (ii)  all  payments on and  collections  in respect of the  Mortgage
                  Loans due after the Cut-off Date as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund, including the proceeds from the liquidation of Additional Collateral for any Additional Collateral Loan, but not including amounts on deposit in the Initial Monthly Payment Fund;
            (iii) property  which  secured  a  Mortgage  Loan and which has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure;
            (iv)  the hazard insurance policies and Primary Insurance  Policies, if any, and the interest in the Surety Bond transferred to the Trustee pursuant to Section 2.01; and
            (v) all proceeds of clauses (i) through (iv) above.
      Uncertificated REMIC Regular Interests: The 2,114 uncertificated partial undivided beneficial ownership interests in the Trust Fund, numbered sequentially from 1 to 2,114, each relating to the particular Mortgage Loan identified by such sequential number on the Mortgage Loan Schedule, each having no principal balance, and each bearing interest at the respective Pool Strip Rate on the Stated Principal Balance of the related Mortgage Loan.
      Uniform Single Attestation Program for Mortgage Bankers: The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after December 15, 1995.
      Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

     United States Person: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia (except in the case of a partnership, to the extent provided in Treasury regulations) or any political subdivision thereof, or an estate that is described in Section 7701(a)(30)(D) of the Code, or a trust that is described in Section 7701(a)(30)(E) of the Code.

     Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. 98.0% of all of the Voting Rights shall be allocated among Holders of Certificates, other than the Class A-V Certificates and Class R Certificates, in proportion to the outstanding Certificate Principal Balances of their respective Certificates; 1% of all Voting Rights shall be allocated among the Holders of the Class A-V Certificates in accordance with their respective Percentage Interests, and 1% of all Voting Rights shall be allocated among the Holders of the Class R Certificates in accordance with their respective Percentage Interests. ARTICLE II

                        CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF CERTIFICATES
          Section 2.01. Conveyance of Mortgage Loans.
            (a)__ The Company, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date).
            (b)__ In  connection  with such  assignment,  except as set forth in
Section 2.01(c) below, the Company does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians, as the duly appointed agent or agents of the Trustee for such purpose, the following documents or instruments (or copies thereof as permitted by this Section) (I) with respect to each Mortgage Loan so assigned (other than a Cooperative Loan):
            (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;
            (ii) The original  Mortgage  with  evidence of  recording  indicated
thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;
            (iii) An original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;
            (iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded; and
            (v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement certified by the public recording office in which such document has been recorded. and (II) with respect to each Cooperative Loan so assigned:
            (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;
            (ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;
            (iii) The related  Cooperative Stock  Certificate,  representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;
            (iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;
            (v)   The Security Agreement;
            (vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;
            (vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;
            (viii)An executed  assignment  of the interest of the  originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;
            (ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and
            (x) An executed UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and an executed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

     (c)__ The Company may, in lieu of delivering the documents set forth in Section

2.01(b)(I)(iv) and (v) and Section (b)(II)(ii), (iv), (vii), (ix) and (x) to the Trustee or the Custodian or Custodians, deliver such documents to the Master Servicer, and the Master Servicer shall hold such documents in trust for the use and benefit of all present and future Certificateholders until such time as is set forth below. Within ten Business Days following the earlier of (i) the receipt of the original of each of the documents or instruments set forth in
Section  2.01(b)(I)(iv) and (v) and Section  (b)(II)(ii),  (iv), (vii), (ix) and
(x) (or copies  thereof as permitted by such  Section) for any Mortgage Loan and
(ii) a written request by the Trustee to deliver those documents with respect to any or all of the Mortgage Loans then being held by the Master Servicer, the Master Servicer shall deliver a complete set of such documents to the Trustee or the Custodian or Custodians that are the duly appointed agent or agents of the Trustee.
      On the Closing Date, the Master Servicer shall certify that it has in its possession an original or copy of each of the documents referred to in Section 2.01(b)(I)(iv) and (v) and Section (b)(II)(ii), (iv), (vii), (ix) and (x) which has been delivered to it by the Company. Every six months after the Closing Date, for so long as the Master Servicer is holding documents pursuant to this
Section 2.01(c), the Master Servicer shall deliver to (i) Moody's if it is one of the Rating Agencies, (ii) the Trustee and (iii) each Custodian a report setting forth the status of the documents which it is holding pursuant to this
Section 2.01(c).
            (d)__ In the event that in  connection  with any  Mortgage  Loan the
Company cannot deliver the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or copy thereof certified by the public recording office) with evidence of recording thereon concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, the Company shall deliver or cause to be delivered to the Trustee or the respective Custodian a true and correct photocopy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement.
      The Company shall promptly cause to be recorded in the appropriate public office for real property records the Assignment referred to in clause (I)(iii) of Section 2.01(b), except in states where, in the opinion of counsel acceptable to the Trustee and the Master Servicer, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan and shall promptly cause to be filed the Form UCC-3 assignment and UCC-1 financing statement referred to in clause (II)(vii) and (x), respectively, of Section 2.01(b). If any Assignment, Form UCC-3 or Form UCC-1, as applicable, is lost or returned unrecorded to the Company because of any defect therein, the Company shall prepare a substitute Assignment, Form UCC-3 or Form UCC-1, as applicable, or cure such defect, as the case may be, and cause such Assignment to be recorded in accordance with this paragraph. The Company shall promptly deliver or cause to be delivered to the Trustee or the respective Custodian such Mortgage or Assignment or Form UCC-3 or Form UCC-1, as applicable, (or copy thereof certified by the public recording office) with evidence of recording indicated thereon upon receipt thereof from the public recording office or from the related Subservicer. In connection with its servicing of Cooperative Loans, the Master Servicer will use its best efforts to file timely continuation statements with regard to each financing statement and assignment relating to Cooperative Loans as to which the related Cooperative Apartment is located outside of the State of New York.
      In the event that the Company delivers to the Trustee or Custodian any Mortgage Note or Assignment of Mortgage in blank, the Company shall, or shall cause the Custodian to, complete the endorsement of the Mortgage Note and the Assignment of Mortgage in the name of the Trustee within 45 days after the Closing Date, as contemplated by Section 2.02.
      Any of the items set forth in Sections 2.01(b)(I)(iv) and (v) and (II)(vi) and (vii) and that may be delivered as a copy rather than the original may be delivered to the Master Servicer in microfiche form.
            (e)__ Residential Funding hereby assigns to the Trustee its security interest in and to any Additional Collateral, its right to receive payments in respect of any Additional Collateral Loans pursuant the Addendum and Assignment Agreement and the Pledged Asset Mortgage Servicing Agreement, and its rights as beneficiary under the Surety Bond in respect of any Additional Collateral Loans. With respect to any Additional Collateral Mortgage Loan, Residential Funding shall cause to be filed in the appropriate recording office a UCC-3 statement giving notice of the assignment of the related security interest to the Trust Fund and shall thereafter cause the timely filing of all necessary continuation statements with regard to such financing statements.
            (f)__ It is  intended  that the  conveyance  by the  Company  to the
Trustee of the Mortgage Loans as provided for in this Section 2.01 be, and be construed as, a sale by the Company to the Trustee of the Mortgage Loans for the benefit of the Certificateholders. Further, it is not intended that such conveyance be deemed to be a pledge of the Mortgage Loans by the Company to the Trustee to secure a debt or other obligation of the Company. However, in the event that the Mortgage Loans are held to be property of the Company or of Residential Funding, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in Section 2.01 shall be deemed to be (1) a grant by the Company to the Trustee of a security interest in all of the Company's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate and Cooperative Lease and (ii) with respect to each Mortgage Loan other than a Cooperative Loan, the related Mortgage Note and Mortgage, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof, (C) any insurance policies related to any Mortgage Loan, and (D) any and all general intangibles, accounts, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Company to the Trustee of any security interest in any and all of Residential Funding's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses
(1)(A), (B), (C) and (D) granted by Residential Funding to the Company pursuant to the Assignment Agreement; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, negotiable documents, goods, letters of credit, advices of credit, investment property, certificated securities or chattel  paper  shall be deemed to be  "possession  by the  secured  party,"  or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Minnesota Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Sections 8-106, 9-305 and 9-115 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for (as applicable) the Trustee for the purpose of perfecting such security interest under applicable law.
      The Company and, at the Company's direction, Residential Funding and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Company shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Company, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Mortgage Loans, as evidenced by an Officer's Certificate of the Company, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of Residential Funding, the Company or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), (2) any change of location of the place of business or the chief executive office of Residential Funding or the Company or (3) any transfer of any interest of Residential Funding or the Company in any Mortgage Loan.
            (g)__ The Master Servicer hereby  acknowledges  the receipt by it of cash in an amount equal to $18,148 (the "Initial Monthly Payment Fund"), representing scheduled principal amortization and interest at the Net Mortgage Rate for the Due Date in May 1999, for those Mortgage Loans for which the Trustee will not be entitled to receive such payment. The Master Servicer shall hold such Initial Monthly Payment Fund in the Custodial Account and shall include such Initial Monthly Payment Fund in the Available Distribution Amount with respect to each Loan Group to the extent of amounts on deposit therein that relate to the related Loan Group for the Distribution Date in May 1999. Notwithstanding anything herein to the contrary, the Initial Monthly Payment Fund shall not be an asset of the REMIC. To the extent that the Initial Monthly Payment Fund constitutes a reserve fund for federal income tax purposes, (1) it shall be an outside reserve fund and not an asset of the REMIC, (2) it shall be owned by the Seller and (3) amounts transferred by the REMIC to the Initial Monthly Payment Fund shall be treated as transferred to the Seller or any successor, all within the meaning of Section 1.860G-2(h) of the Treasury Regulations.

          Section 2.02. Acceptance by Trustee.

      The Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(b)(i) through (iii) above (except that for purposes of such acknowledgement only, a Mortgage Note may be endorsed in blank and an Assignment of Mortgage may be in blank) and declares that it, or a Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it, or a Custodian as its agent, and the rights of Residential Funding with respect to any Additional Collateral and the Surety Bond assigned to the Trustee pursuant to Section 2.01, in trust for the use and benefit of all present and future Certificateholders. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees, for the benefit of Certificateholders, to review each Mortgage File delivered to it pursuant to Section 2.01(b) within 45 days after the Closing Date to ascertain that all required documents (specifically as set forth in Section 2.01(b)), have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it. Upon delivery of the Mortgage Files by the Company or the Master Servicer, the Trustee shall acknowledge receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(c) above. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees to review each Mortgage File delivered to it pursuant to Section 2.01(c) within 45 days after receipt thereof to ascertain that all documents equired to be delivered pursuant to such Section have been received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it.
      If the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, the Trustee shall promptly so notify the Master Servicer and the Company. Pursuant to Section 2.3 of the Custodial Agreement, the Custodian will notify the Master Servicer, the Company and the Trustee of any such omission or defect found by it in respect of any Mortgage File held by it. The Master Servicer shall promptly notify the related Subservicer or Seller of such omission or defect and request that such Subservicer or Seller correct or cure such omission or defect within 60 days from the date the Master Servicer was notified of such omission or defect and, if such Subservicer or Seller does not correct or cure such omission or defect within such period, that such Subservicer or Seller purchase such Mortgage Loan from the Trust Fund at its Purchase Price, in either case within 90 days from the date the Master Servicer was notified of such omission or defect; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The Purchase Price for any such Mortgage Loan, whether purchased by the Seller or the Subservicer, shall be deposited or caused to be deposited by the Master Servicer in the Custodial Account maintained by it pursuant to Section 3.07 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee or the Subservicer or its designee, as the case may be, any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund. It is understood and agreed that the obligation of the Seller or the Subservicer, as the case may be, to so cure or purchase any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of the Certificateholders. Notwithstanding the foregoing, it is understood and agreed that the Master Servicer shall use its best efforts to substitute, within 60 days of the Closing Date, Qualified Substitute Mortgage Loans to replace any of the Mortgage Loans identified on Schedule I hereto with respect to which any document or documents constituting a part of the Mortgage File are missing or defective in any material respect if the Master Servicer cannot cure such omission or defect within such 60 day period.

     Section 2.03. Representations, Warranties and Covenants of the Master Servicer and the Company.

            (a)__ The Master  Servicer  hereby  represents  and  warrants to the
Trustee for the benefit of the Certificateholders that:
            (i) The Master  Servicer is a corporation  duly  organized,  validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;
            (ii) The  execution  and  delivery of this  Agreement  by the Master
Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's Certificate of Incorporation or Bylaws or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;
            (iii) This  Agreement,  assuming due  authorization,  execution  and delivery by the Trustee and the Company, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;
            (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;
            (v) No  litigation  is  pending  or,  to  the  best  of  the  Master
Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;
            (vi) The Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Required Insurance Policy;
            (vii) No information, certificate of an officer, statement furnished in writing or report delivered to the Company, any Affiliate of the Company or the Trustee by the Master Servicer will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading; and
            (viii) The Master  Servicer has  examined  each  existing,  and will examine each new, Subservicing Agreement and is or will be familiar with the terms thereof. The terms of each existing Subservicing Agreement and each designated Subservicer are acceptable to the Master Servicer and any new Subservicing Agreements will comply with the provisions of Section 3.02. It is understood and agreed that the representations and warranties set forth in this
Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.
      Upon discovery by either the Company, the Master Servicer, the Trustee or any Custodian of a breach of any representation or warranty set forth in this
Section 2.03(a) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 90 days of its discovery or its receipt of notice of such breach, the Master Servicer shall either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a Mortgage Loan or a related document, purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The obligation of the Master Servicer to cure such breach or to so purchase such Mortgage Loan shall constitute the sole remedy in respect of a breach of a representation and warranty set forth in this Section 2.03(a) available to the Certificateholders or the Trustee on behalf of the Certificateholders.
            (b)__ The Company hereby  represents and warrants to the Trustee for the benefit of Certificateholders that as of the Closing Date (or, if otherwise specified below, as of the date so specified):
            (i) No  Mortgage  Loan is 30 or more days  Delinquent  in payment of principal and interest as of the Cut-off Date and no Mortgage Loan has been so Delinquent more than once in the 12-month period prior to the Cut-off Date;

            (ii) The information set forth in Exhibits F-1 and F-2 hereto with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, in the CB Loan Group and NB Loan Group, as applicable, is true and correct in all material respects at the date or dates respecting which such information is furnished;
            (iii) The Mortgage Loans are fully-amortizing, fixed-rate mortgage loans with level Monthly Payments due on the first day of each month and terms to maturity at origination or modification of not more than 30 years;
            (iv) To the best of the Company's knowledge, except with respect to ten Mortgage Loans representing approximately 0.5% of the Mortgage Loans (including five Additional Collateral Loans, representing approximately 0.3% of the Mortgage Loans), by aggregate Stated Principal Balance, if a Mortgage Loan is secured by a Mortgaged Property with a Loan-to-Value Ratio at origination in excess of 80%, such Mortgage Loan is the subject of a Primary Insurance Policy that insures that portion of the principal balance thereof that exceeds the amount equal to 75% of the Appraised Value of the related Mortgaged Property. To the best of the Company's knowledge, each such Primary Insurance Policy is in full force and effect and the Trustee is entitled to the benefits thereunder;
            (v) The issuers of the Primary Insurance Policies are insurance companies whose claims-paying abilities are currently acceptable to each Rating Agency;
            (vi) No more than 0.4% of the Group CB Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area in California, and no more than 0.8% of the Group CB Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area outside California; and no more than 1.3% of the Group NB Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area in California, and no more than 1.2% of the Group NB Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area outside California;
            (vii) If the improvements securing a Mortgage Loan are in a federally designated special flood hazard area, flood insurance in the amount required under the Program Guide covers the related Mortgaged Property (either by coverage under the federal flood insurance program or by coverage by private insurers);
            (viii) Immediately prior to the assignment of the Mortgage Loans to the Trustee, the Company had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such assignment validly transfers ownership of the Mortgage Loans to the Trustee free and clear of any pledge, lien, encumbrance or security interest;
            (ix) Approximately 24.91% of the Group CB Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a reduced loan documentation program, approximately 12.39% of the Group CB Loans by aggregate Stated Principal Balance as of the Cutoff Date were underwritten under a no-stated income program and approximately 1.73% of the Group CB Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a no income/no asset program; and approximately 47.16% of the Group NB Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a reduced loan documentation program, approximately 14.60% of the Group NB Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a no-stated income program and approximately 1.76% of the Group NB Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a no income/no asset program.
            (x) Except with respect to approximately 41.60% of the Group CB Loans by aggregate Stated Principal Balance as of the Cut-off Date, and approximately 4.55% of the Group NB Loans by aggregate Stated Principal Balance as of the Cut-off Date, the Mortgagor represented in its loan application with respect to the related Mortgage Loan that the Mortgaged Property would be owner-occupied;
            (xi) None of the Mortgage Loans are Buydown Mortgage Loans; (xii) Each Mortgage Loan constitutes a qualified mortgage under Section
860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1);
            (xiii) A policy of title insurance was effective as of the closing of each Mortgage Loan and is valid and binding and remains in full force and effect;
            (xiv) With respect to a Mortgage Loan that is a Cooperative Loan, the Cooperative Stock that is pledged as security for the Mortgage Loan is held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code);
            (xv) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;
            (xvi) One of the Mortgage Loans contains a Destroyed Mortgage Note in the related Mortgage File;
            (xvii) No more than 3.4% of the Group CB Loans and no more than 0.4% of the Group NB Loans by aggregate Stated Principal Balance as of the Cut-off Date will have been made to International Borrowers, and no such Mortgagor is a member of a foreign diplomatic mission with diplomatic rank;
            (xviii) No Mortgage Loan provides for payments that are subject to reduction by withholding taxes levied by any foreign (non-United States) sovereign government;
            (xix) None of the Group CB Loans and none of the Group NB Loans are Cooperative Loans; and

            (xx) Five of the Mortgage Loans, representing approximately 0.3% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date, are Additional Collateral Loans. It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.
      Upon discovery by any of the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties set forth in this Section 2.03(b) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided, however, that in the event of a breach of the representation and warranty set forth in Section 2.03(b)(xii), the party discovering such breach shall give such notice within five days of discovery. Within 90 days of its discovery or its receipt of notice of breach, the Company shall either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that the Company shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; except that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. Any such substitution shall be effected by the Company under the same terms and conditions as provided in Section 2.04 for substitutions by Residential Funding. It is understood and agreed that the obligation of the Company to cure such breach or to so purchase or substitute for any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of the Certificateholders. Notwithstanding the foregoing, the Company shall not be required to cure breaches or purchase or substitute for Mortgage Loans as provided in this Section 2.03(b) if the substance of the breach of a representation set forth above also constitutes fraud in the origination of the Mortgage Loan.

          Section 2.04. Representations and Warranties of Sellers.

      The Company, as assignee of Residential Funding under the Assignment Agreement, hereby assigns to the Trustee for the benefit of Certificateholders all of its right, title and interest in respect of the Assignment Agreement and each Seller's Agreement applicable to a Mortgage Loan. Insofar as the Assignment Agreement or such Seller's Agreement relates to the representations and warranties made by Residential Funding or the related Seller in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer on behalf of the Trustee and the Certificateholders. Upon the discovery by the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties made in a Seller's Agreement or the Assignment Agreement (which, for purposes hereof, will be deemed to include any other cause giving rise to a repurchase obligation under the Assignment Agreement) in respect of any Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). The Master Servicer shall promptly notify the related Seller or Residential Funding, as the case may be, of such breach and request that such Seller or Residential Funding, as the case may be, either (i) cure such breach in all material respects within 90 days from the date the Master Servicer was notified of such breach or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that in the case of a breach under the Assignment Agreement Residential Funding shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or substitution must occur within 90 days from the date the breach was discovered. In the event that Residential Funding elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this
Section 2.04, Residential Funding shall deliver to the Trustee for the benefit of the Certificateholders with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed as required by Section
2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to Residential Funding on the next succeeding Distribution Date. For the month of substitution, distributions to the Certificateholders will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter Residential Funding shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Mortgage Loan, the Schedule of Discount Fractions, for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Mortgage Loan, the amended Schedule of Discount Fractions, to the Trustee. Upon such substitution, the Qualified
Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related Subservicing greement in all respects, the related Seller shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan contained in the related Seller's Agreement as of the date of substitution, and the Company and the Master Servicer shall be deemed to have made with respect to any Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in this Section 2.04, in
Section 2.03 hereof and in Section 4 of the Assignment Agreement, and the Master Servicer shall be obligated to repurchase or substitute for any Qualified Substitute Mortgage Loan as to which a Repurchase Event (as defined in the Assignment Agreement) has occurred pursuant to Section 4 of the Assignment Agreement.
      In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Certificateholders in the month of substitution). Residential Funding shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor. Residential Funding shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and (subject to Section 10.01(f)) by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under
Section 860G(d)(1) of the Code or (b) any portion of the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.
      It is understood and agreed that the obligation of the Seller or Residential Funding, as the case may be, to cure such breach or purchase (or in the case of Residential Funding to substitute for) such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of Certificateholders. If the Master Servicer is Residential Funding, then the Trustee shall also have the right to give the notification and require the purchase or substitution provided for in the second preceding paragraph in the event of such a breach of a representation or warranty made by Residential Funding in the Assignment Agreement. In connection with the purchase of or substitution for any such Mortgage Loan by Residential Funding, the Trustee shall assign to Residential Funding all of the right, title and interest in respect of the Seller's Agreement and the Assignment Agreement applicable to such Mortgage Loan.

          Section 2.05. Execution and Authentication of Certificates.

      The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to it, or any Custodian on its behalf, subject to any exceptions noted, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company has executed and caused to be authenticated and delivered to or upon the order of the Company the Certificates in authorized denominations which evidence ownership of the entire Trust Fund. ARTICLE III

                         ADMINISTRATION AND SERVICING
                              OF MORTGAGE LOANS

          Section 3.01. Master Servicer to Act as Servicer.

            (a)__ The Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans and shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage Note in connection with the repurchase of a Mortgage Loan and all other comparable instruments, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to the related Insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans and with respect to the Mortgaged Properties. Notwithstanding the foregoing, subject to Section 3.07(a), the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to Section 3.13(d) hereof) and cause the Trust Fund to fail to qualify as a REMIC under the Code. The Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. The Trustee shall not be liable for any action taken by the Master Servicer or any Subservicer pursuant to such powers of attorney. In servicing and administering any Nonsubserviced Mortgage Loan, the Master Servicer shall, to the extent not inconsistent with this Agreement, comply with the Program Guide as if it were the originator of such Mortgage Loan and had retained the servicing rights and obligations in respect thereof. In connection with servicing and administering the Mortgage Loans, the Master Servicer and any Affiliate of the Master Servicer (i) may perform services such as appraisals and brokerage services that are not customarily provided by servicers of mortgage loans, and shall be entitled to reasonable compensation therefor in accordance with Section 3.10 and (ii) may, at its own discretion and on behalf of the Trustee, obtain credit information in the form of a "credit score" from a credit repository.

            (b)__ All costs incurred by the Master Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such costs shall be recoverable to the extent permitted by Section 3.10(a)(ii).
            (c)__ The Master Servicer may enter into one or more agreements in connection with the offering of pass-through certificates evidencing interests in one or more of the Certificates providing for the payment by the Master Servicer of amounts received by the Master Servicer as servicing compensation hereunder and required to cover certain Prepayment Interest Shortfalls on the Mortgage Loans, which payment obligation will thereafter be an obligation of the Master Servicer hereunder.

     Section  3.02.   Subservicing   Agreements   Between  Master  Servicer  and
Subservicers; Enforcement of Subservicers' and Sellers' Obligations.

            (a)__ The  Master  Servicer  may  continue  in  effect  Subservicing
Agreements entered into by Residential Funding and Subservicers prior to the execution and delivery of this Agreement, and may enter into new Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Master Servicer in respect of such Mortgage Loan. For any Mortgage Loan that is a Nonsubserviced Mortgage Loan, the Master Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each Subservicing Agreement will be upon such terms and conditions as are generally required or permitted by the Program Guide and are not inconsistent with this Agreement and as the Master Servicer and the Subservicer have agreed. A representative form of Subservicing Agreement is attached to this Agreement as Exhibit G. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement. The Master Servicer and a Subservicer may enter into amendments thereto or a different form of Subservicing Agreement, and the form referred to or included in the Program Guide is merely provided for information and shall not be deemed to limit in any respect the discretion of the Master Servicer to modify or enter into different Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of either this Agreement or the Program Guide in a manner which would materially and adversely affect the interests of the Certificateholders.
            (b)__ As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement and of each Seller under the related Seller's Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan, including, without limitation, the obligation to purchase a Mortgage Loan on account of defective documentation, as described in Section 2.02, or on account of a breach of a representation or warranty, as described in Section 2.04. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements or Seller's Agreements, as appropriate, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or
(ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

          Section 3.03. Successor Subservicers.

      The Master Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Master Servicer or the Subservicer, the Master Servicer shall either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. If the Master Servicer or any Affiliate of Residential Funding acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the Master Servicer enters into a Subservicing Agreement with a successor
Subservicer, the Master Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated Subservicer in respect of the related Mortgage Loans and, in the event of any such assumption by the successor Subservicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

          Section 3.04. Liability of the Master Servicer.

      Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Company and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Subservicer or Seller for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

     Section 3.05. No Contractual Relationship Between Subservicer and Trustee or Certificateholders.

      Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master Servicer alone and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06. The foregoing provision shall not in any way limit a Subservicer's obligation to cure an omission or defect or to repurchase a Mortgage Loan as referred to in Section
2.02 hereof.

     Section 3.06. Assumption or Termination of Subservicing Agreements by Trustee.

     (a)__ In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default), the Trustee, its designee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that may have been entered into. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.

            (b)__ The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

     Section 3.07. Collection of Certain Mortgage Loan Payments; Deposits to Custodial Account.

            (a)__ The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Loan in accordance with the Program Guide; provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary Insurance Policy or materially adversely affect the lien of the related Mortgage. In the event of any such arrangement, the Master Servicer shall make timely advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements unless otherwise agreed to by the Holders of the Classes of Certificates affected thereby; provided, however, that no such extension shall be made if any such advance would be a Nonrecoverable Advance. Consistent with the terms of this Agreement, the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action); provided, however, that the Master Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable; and provided, further, that no such modification shall reduce the interest rate on a Mortgage Loan below the sum of the Pool Strip Rate and the sum of the rates at which the Servicing Fee and the Subservicing Fee with respect to such Mortgage Loan accrues. In connection with any Curtailment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be reamortized such that the Monthly Payment is recalculated as an amount that will fully amortize the remaining Stated Principal Balance thereof by the original Maturity Date based on the original Mortgage Rate; provided, that such re-amortization shall not be permitted if it would constitute a reissuance of the Mortgage Loan for federal income tax purposes.
          (b)__ The Master Servicer shall establish and maintain a Custodial Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):
            (i) All payments on account of principal, including Principal Prepayments made by Mortgagors on the Mortgage Loans and the principal component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;
            (ii) All payments on account of interest at the Adjusted Mortgage Rate on the Mortgage Loans, including Buydown Funds, if any, and the interest component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;
            (iii) Insurance Proceeds and Liquidation Proceeds (net of any related expenses of the Subservicer);
            (iv) All  proceeds  of any  Mortgage  Loans  purchased  pursuant  to
Section 2.02, 2.03, 2.04 or 4.07 and all amounts required to be deposited in connection with the substitution of a

Qualified Substitute Mortgage Loan pursuant to Section 2.03 or 2.04;
            (v) Any amounts required to be deposited pursuant to Section 3.07(c) or 3.21; (vi) All amounts transferred from the Certificate Account to the Custodial Account in accordance with Section 4.02(a); and
            (vii) Any amounts realized by MLCC and received by the Master Servicer in respect of any Additional Collateral. The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the Mortgage Loans which are not part of the Trust Fund (consisting of payments in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date) and payments or collections in the nature of prepayment charges or late payment charges or assumption fees may but need not be deposited by the Master Servicer in the Custodial Account. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Mortgage Loans.
      With respect to Insurance Proceeds, Liquidation Proceeds, REO Proceeds and the proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02, 2.03, 2.04 and 4.07 received in any calendar month, the Master Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.
            (c)__ The Master Servicer shall use its best efforts to cause the institution maintaining the Custodial Account to invest the funds in the Custodial Account attributable to the Mortgage Loans in Permitted Investments which shall mature not later than the Certificate Account Deposit Date next following the date of such investment (with the exception of the Amount Held for Future Distribution) and which shall not be sold or disposed of prior to their maturities. All income and gain realized from any such investment shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments attributable to the investment of amounts in respect of the Mortgage Loans shall be deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.


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            (d)__ The Master  Servicer  shall give notice to the Trustee and the
Company of any change in the location of the Custodial Account and the location of the Certificate Account prior to the use thereof.

          Section 3.08. Subservicing Accounts; Servicing Accounts.

            (a)__ In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing Accounts which shall be an Eligible Account or, if such account is not an Eligible Account, shall generally satisfy the requirements of the Program Guide and be otherwise acceptable to the Master Servicer and each Rating Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of Mortgage Loans received by the Subservicer, less its Subservicing Fees and unreimbursed advances and expenses, to the extent permitted by the Subservicing Agreement. If the Subservicing Account is not an Eligible Account, the Master Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. The Subservicer shall not be required to deposit in the Subservicing Account payments or collections in the nature of prepayment charges or late charges or assumption fees. On or before the date specified in the Program Guide, but in no event later than the Determination Date, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account all funds held in the Subservicing Account with respect to each Mortgage Loan serviced by such Subservicer that are required to be remitted to the Master Servicer. The Subservicer will also be required, pursuant to the Subservicing Agreement, to advance on such scheduled date of remittance amounts equal to any scheduled monthly installments of principal and interest less its Subservicing Fees on any Mortgage Loans for which payment was not received by the Subservicer. This obligation to advance with respect to each Mortgage Loan will continue up to and including the first of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or is acquied by the Trust Fund by deed in lieu of foreclosure or otherwise. All such advances received by the Master Servicer shall be deposited promptly by it in the Custodial Account.
            (b)__ The Subservicer may also be required, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee accrues in the case of a Modified Mortgage Loan) on any Curtailment received by such Subservicer in respect of a Mortgage Loan from the related Mortgagor during any month that is to be applied by the Subservicer to reduce the unpaid principal balance of the related Mortgage Loan as of the first day of such month, from the date of application of such Curtailment to the first day of the following month. Any amounts paid by a Subservicer pursuant to the preceding sentence shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time pursuant to Sections 3.10(a)(iv) and (v).
            (c)__ In addition to the Custodial Account and the Certificate Account, the Master Servicer shall for any Nonsubserviced Mortgage Loan, and shall cause the Subservicers for Subserviced Mortgage Loans to, establish and maintain one or more Servicing Accounts and deposit


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and retain  therein  all  collections  from the  Mortgagors  (or  advances  from
Subservicers) for the payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items for the account of the Mortgagors. Each Servicing Account shall satisfy the requirements for a Subservicing Account and, to the extent permitted by the Program Guide or as is otherwise acceptable to the Master Servicer, may also function as a Subservicing Account. Withdrawals of amounts related to the Mortgage Loans from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items, to reimburse the Master Servicer or Subservicer out of related collections for any payments made pursuant to Sections 3.11 (with respect to the Primary Insurance Policy) and 3.12(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01 or in accordance with the Program Guide. As part of its servicing duties, the Master Servicer shall, and the Subservicers will, pursuant to the Subservicing Agreements, be required to pay to the Mortgagors interest on funds in this account to the extent required by law.
            (d)__ The Master Servicer shall advance the payments referred to in the preceding subsection that are not timely paid by the Mortgagors or advanced by the Subservicers on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

     Section 3.09. Access to Certain Documentation and Information Regarding the Mortgage Loans.

      In the event that compliance with this Section 3.09 shall make any Class of Certificates legal for investment by federally insured savings and loan associations, the Master Servicer shall provide, or cause the Subservicers to provide, to the Trustee, the Office of Thrift Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by the Master Servicer. The Master Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to the Master Servicer.

          Section 3.10. Permitted Withdrawals from the Custodial Account.

     (a)__ The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to
Section 3.07 that are attributable to the Mortgage Loans for the following purposes:

            (i) to make deposits into the Certificate Account in the amounts and in the manner provided for in Section 4.01;


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





            (ii) to reimburse itself or the related Subservicer for previously unreimbursed advances or expenses made pursuant to Sections 3.01, 3.07(a), 3.08, 3.11, 3.12(a), 3.14 and 4.04 or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on particular Mortgage Loans (including, for this purpose, REO Proceeds, Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 2.04 or 4.07) which represent (A) Late Collections of Monthly Payments for which any such advance was made in the case of Subservicer Advances or Advances pursuant to Section 4.04 and (B) recoveries of amounts in respect of which such advances were made in the case of Servicing Advances;
            (iii) to pay to itself or the related Subservicer (if not previously retained by such Subservicer) out of each payment received by the Master Servicer on account of interest on a Mortgage Loan as contemplated by Sections
3.14 and 3.16, an amount equal to that remaining portion of any such payment as to interest (but not in excess of the Servicing Fee and the Subservicing Fee, if not previously retained) which, when deducted, will result in the remaining amount of such interest being interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount specified in the amortization schedule of the related Mortgage Loan as the principal balance thereof at the beginning of the period respecting which such interest was paid after giving effect to any previous Curtailments;
            (iv) to pay to itself as additional servicing compensation any interest or investment income earned on funds deposited in the Custodial Account that it is entitled to withdraw pursuant to Section 3.07(c);
            (v) to pay to itself as additional servicing compensation any Foreclosure Profits, and any amounts remitted by Subservicers as interest in respect of Curtailments pursuant to Section 3.08(b);
            (vi) to pay to itself, a Subservicer, a Seller, Residential Funding, the Company or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to Section 2.02, 2.03, 2.04, 4.07 or 9.01, all amounts received thereon and not required to be distributed to the Certificateholders as of the date on which the related Stated Principal Balance or Purchase Price is determined;
            (vii) to reimburse itself or the related Subservicer for any Nonrecoverable Advance or Advances in the manner and to the extent provided in subsection (c) below, any Advance made in connection with a modification of a Mortgage Loan that is in default or, in the judgment of the Master Servicer, default is reasonably foreseeable pursuant to Section 3.07(a), to the extent the amount of the Advance has been added to the outstanding principal balance of the Mortgage Loan, or any Advance reimbursable to the Master Servicer pursuant to
Section 4.02(a)(iv);
            (viii) to reimburse itself or the Company for expenses incurred by and reimbursable to it or the Company pursuant to Sections 3.13, 3.14(c), 6.03,
10.01 or otherwise, or in connection with enforcing any repurchase, substitution or indemnification obligation of any Seller (other than


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an Affiliate of the Company) pursuant to the related Seller's Agreement;
            (ix) to reimburse  itself for amounts expended by it (a) pursuant to
Section 3.14 in good faith in connection with the restoration of property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause (ii) or (viii) above; and
            (x) to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein pursuant to Section 3.07.
            (b)__ Since,  in  connection  with  withdrawals  pursuant to clauses
(ii), (iii), (v) and (vi), the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses.
            (c)__ The Master Servicer shall be entitled to reimburse itself or the related Subservicer for any advance made in respect of a Mortgage Loan that the Master Servicer determines to be a Nonrecoverable Advance by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any Certificate Account Deposit Date succeeding the date of such determination. Such right of reimbursement in respect of a Nonrecoverable Advance on any such Certificate Account Deposit Date shall be limited to an amount not exceeding the portion of such advance previously paid to Certificateholders (and not theretofore reimbursed to the Master Servicer or the related Subservicer).

     Section 3.11. Maintenance of the Primary Insurance Policies; Collections Thereunder.

     (a)__ The Master Servicer shall not take, or permit any Subservicer to take, any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Master Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Loan secured by a Mortgaged Property is reduced to 80% or less of the Appraised Value in the case of such a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Company had knowledge of such Primary Insurance Policy. The Master Servicer shall be entitled to cancel or permit the discontinuation of any Primary Insurance Policy as to any Mortgage Loan, if the Stated Principal Balance of the Mortgage Loan is reduced below an amount equal to 80% of the appraised value of the related Mortgaged Property as determined in any appraisal thereof after the Closing Date, or if the Loan-to-Value Ratio is reduced below 80% as a result of principal payments on the Mortgage Loan after the Closing Date. In the event that the Company gains knowledge that as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and is not the subject of a Primary Insurance Policy (and was not included in any exception to the representation in Section 2.03(b)(iv)) and that such Mortgage Loan has a current Loan-to-Value Ratio in excess of 80% then the Master Servicer shall use its reasonable efforts to obtain and


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





maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. The Master Servicer shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Nonsubserviced Mortgage Loan, or consent to any Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by such Rating Agency.
            (b)__ In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present or to cause the related Subservicer to present, on behalf of the Master Servicer, the Subservicer, if any, the Trustee and Certificateholders, claims to the related Insurer under any Primary Insurance Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 3.07, any Insurance Proceeds collected by or remitted to the Master Servicer under any Primary Insurance Policies shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10.

     Section 3.12. Maintenance of Fire Insurance and Omissions and Fidelity Coverage.

     (a)__ The Master Servicer shall cause to be maintained for each Mortgage Loan (other than a Cooperative Loan) fire insurance with extended coverage in an amount which is equal to the lesser of the principal balance owing on such Mortgage Loan or 100 percent of the insurable value of the improvements; provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. To the extent it may do so without breaching the related Subservicing Agreement, the Master Servicer shall replace any Subservicer that does not cause such insurance, to the extent it is available, to be maintained. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan (other than a Cooperative Loan), fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Pursuant to Section 3.07, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
3.10. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds and Liquidation Proceeds to the extent permitted by Section 3.10. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time


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be in  force  and as shall  require  such  additional  insurance.  Whenever  the improvements securing a Mortgage Loan (other than a Cooperative Loan) are located at the time of origination of such Mortgage Loan in a federally designated special flood hazard area, the Master Servicer shall cause flood insurance (to the extent available) to be maintained in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).
      In the event that the Master Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.12(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.12(a) and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the Certificate Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy.
            (b)__ The Master Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Master Servicer's officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the Master Servicer if the Master Servicer were servicing and administering the Mortgage Loans for FNMA or FHLMC. In the event that any such bond or policy ceases to be in effect, the Master Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be, meeting the requirements, if any, of the Program Guide and acceptable to the Company. Coverage of the Master Servicer under a policy or bond obtained by an Affiliate of the Master Servicer and providing the coverage required by this Section 3.12(b) shall satisfy the requirements of this Section 3.12(b).

     Section  3.13.   Enforcement   of  Due-on-Sale   Clauses;   Assumption  and
Modification Agreements; Certain Assignments.

            (a)__ When any Mortgaged Property is conveyed by the Mortgagor, the Master Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely


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affect  or   jeopardize   coverage   under  any   Required   Insurance   Policy.
Notwithstanding the foregoing:

     (i) the Master  Servicer  shall not be deemed to be in  default  under this
Section 3.13(a) by reason of any transfer or assumption which the Master Servicer is restricted by law from preventing; and

            (ii) if the Master Servicer  determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action.
            (b)__  Subject  to  the  Master   Servicer's  duty  to  enforce  any
due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage Note or Mortgage which requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Trustee, the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person; provided, however, none of such terms and requirements shall either (i) both (A) constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the REMIC Provisions and (B) cause the Trust Fund to fail to qualify as a REMIC under the Code, or (subject to Section 10.01(f)), result in the imposition of any tax on "prohibited transactions" or (ii) constitute "contributions" after the start-up date under the REMIC Provisions. The Master
Servicer shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any Required Insurance Policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under any Required Insurance Policies, (C) the Mortgage Loan will fully amortize over the remaining term thereof, (D) no material term of the Mortgage Loan (including the interest rate on the Mortgage
Loan) will be altered nor will the term of the Mortgage Loan be changed and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, such release will not (based on the Master Servicer's or Subservicer's good faith determination) adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate instructions from the Master Servicer in accordance with the foregoing, the Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed in writing by the Master Servicer. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Trustee or the Custodian and deposited with the Mortgage File


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for such Mortgage Loan. Any fee collected by the Master Servicer or such related
Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or such Subservicer as additional servicing compensation.
            (c)__ The Master Servicer or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related
Cooperative Apartment) without any right of reimbursement or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that the Trust Fund would not fail to continue to qualify as a REMIC under the Code as a result thereof and (subject to Section 10.01(f)) that no tax on "prohibited transactions" or "contributions" after the startup day would be imposed on the REMIC as a result thereof. Any fee collected by the Master Servicer or the related Subservicer for processing such a request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.
            (d)__ Subject to any other applicable terms and conditions of this Agreement, the Trustee and Master Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Trustee and Master Servicer with a "Lender Certification for Assignment of Mortgage Loan" in the form attached hereto as Exhibit O, in form and substance satisfactory to the Trustee and Master Servicer, providing the following: (i) that the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction; (ii) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and that the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;
(iii) that the Mortgage Loan following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and (iv) that such assignment is at the request of the borrower under the related Mortgage Loan. Upon approval of an assignment in lieu of satisfaction with respect to any Mortgage Loan, the Master Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Master Servicer shall treat such amount as a Principal Prepayment in Full with respect to such Mortgage Loan for all purposes hereof.

          Section 3.14. Realization Upon Defaulted Mortgage Loans.

            (a)__ The Master Servicer shall foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. In connection with such foreclosure or other conversion, the Master Servicer shall, consistent with
Section 3.11, follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its


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general mortgage  servicing  activities and as shall be required or permitted by the Program Guide; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion in a manner that is consistent with the provisions of this Agreement. The Master Servicer, however, shall not be required to expend its own funds or incur other reimbursable charges in
connection  with  any  foreclosure,   or  attempted  foreclosure  which  is  not
completed,  or towards the restoration of any property unless it shall determine
(i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Holders of Certificates of one or more Classes after reimbursement to itself for such expenses or charges and (ii) that such expenses or charges will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or REO Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 3.10, whether or not such expenses and charges are actually recoverable from related Liquidation Proceeds, Insurance Proceeds or REO Proceeds). In the event of such a determination by the Master Servicer pursuant to this Section 3.14(a), the Master Servicer shall be entitled to reimbursement of such amounts pursuant to
Section 3.10. In addition to the foregoing, the Master Servicer shall use its best reasonabe efforts to realize upon any Additional Collateral for such of the Additional Collateral Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07; provided that the Master Servicer shall not, on behalf of the Trustee, obtain title to any such Additional Collateral as a result of or in lieu of the disposition thereof or otherwise; and provided further that (i) the Master Servicer shall not proceed with respect to such Additional Collateral in any manner that would impair the ability to recover against the related Mortgaged Property, and (ii) the Master Servicer shall proceed with any REO Acquisition in a manner that preserves the ability to apply the proceeds of such Additional Collateral against amounts owed under the defaulted Mortgage Loan. Any proceeds realized from such Additional Collateral (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement governing the disposition of the proceeds of such Additional Collateral) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10. Any other payment received by the Master Servicer in respect of such Additional Collateral shall be deposited in the Custodial Account subject to withdrawal pursuant to Section
3.10. Concurrently with the foregoing, the Master Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such Mortgage Loan in accordance with Sections
2.03 and 2.04. However, the Master Servicer is not required to continue to pursue both foreclosure (or similar remedies) with respect to the Mortgage Loans and remedies in connecion with a breach of a representation and warranty if the Master Servicer determines in its reasonable discretion that one such remedy is more likely to result in a greater recovery as to the Mortgage Loan. Upon the occurrence of a Cash Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment


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prepared by the Master  Servicer,  in each case  without  recourse,  as shall be necessary to vest in the Master Servicer or its designee, as the case may be, the related Mortgage Loan, and thereafter such Mortgage Loan shall not be part of the Trust Fund. Notwithstanding the foregoing or any other provision of this Agreement, in the Master Servicer's sole discretion with respect to any defaulted Mortgage Loan or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by the Master Servicer to be received in connection with the related defaulted Mortgage Loan or REO Property have been received, and (ii) for purposes of determining the amount of any Liquidation Proceeds, Insurance Proceeds, REO Proceeds or any other unscheduled collections or the amount of any Realized Loss, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan or REO Property.
            (b)__ In the event that title to any Mortgaged Property is acquired by the Trust Fund as an REO Property by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO Property shall (except as otherwise expressly provided herein) be considered to be an Outstanding Mortgage Loan held in the Trust Fund until such time as the REO Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such REO Property shall be considered to be an Outstanding Mortgage Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect.
            (c)__ In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer on behalf of the Trust Fund shall dispose of such REO Property within three full years after the taxable year of its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code (or such shorter period as may be necessary under applicable state (including any state in which such property is located) law to maintain the status of the Trust Fund as a REMIC under applicable state law and avoid taxes resulting from such property failing to be foreclosure property under applicable state law) or, at the expense of the Trust Fund, request, more than 60 days before the day on which such grace period would otherwise expire, an extension of such grace period unless the Master Servicer (subject to Section 10.01(f)) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause the Trust Fund to fail to qualify as a REMIC (for federal (or any applicable State or local) income tax purposes) at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Master Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 3.10. Notwithstanding any other provision of this


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Agreement,  no REO  Property  acquired  by the Trust  Fund  shall be rented  (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or (ii) subject the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Section 860G(c) of the Code, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.
            (d)__ The proceeds of any Cash Liquidation, REO Disposition or purchase or repurchase of any Mortgage Loan pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Liquidation Proceeds, Insurance Proceeds or REO Proceeds, will be applied in the following order of priority: first, to reimburse the Master Servicer or the related
Subservicer   in   accordance   with  Section   3.10(a)(ii);   second,   to  the
Certificateholders to the extent of accrued and unpaid interest on the Mortgage Loan, and any related REO Imputed Interest, at the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) to the Due Date prior to the Distribution Date on which such amounts are to be distributed; third, to the Certificateholders as a recovery of principal on the Mortgage Loan (or REO Property)(provided that if any such Class of Certificates to which such Realized Loss was allocated is no longer outstanding, such subsequent recovery shall be distributed to the persons who were the Holders of such Class of
Certificates   when  it  was  retired);   fourth,  to  all  Servicing  Fees  and
Subservicing Fees payable therefrom (and the Master Servicer and the Subservicer shall have no claims for any deficiencies with respect to such fees which result from the foregoing allocation); and fifth, to Foreclosure Profits.
            (e)__ In the event of a default on a Mortgage Loan one or more of whose obligors is not a United States Person, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Mortgage Loan, the Master Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.
          Section 3.15. Trustee to Cooperate; Release of Mortgage Files.

     (a)__ Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee (if it holds the related Mortgage File) or the Custodian by a certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 have been or will be so deposited), substantially in one of the forms attached hereto as Exhibit H, or, in the case of the Custodian, an electronic request in a form acceptable to the Custodian, requesting delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release, or cause the Custodian to release, the related Mortgage File to the Master Servicer. The Master Servicer is authorized to execute and deliver to the Mortgagor the


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request for  reconveyance,  deed of  reconveyance  or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, together with the Mortgage Note with, as appropriate, written evidence of cancellation thereon. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate Account.
            (b)__ From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian, with a copy to the Trustee, a certificate of a Servicing Officer substantially in one of the forms attached as Exhibit H hereto, or, in the case of the Custodian, an electronic request in a form acceptable to the Custodian, requesting that possession of all, or any document constituting part of, the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any Required Insurance Policy. Upon receipt of the foregoing, the Trustee shall deliver, or cause the Custodian to deliver, the Mortgage File or any document therein to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Trustee, or the Custodian as agent for the Trustee when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or
(ii) the Mortgage File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Subservicer to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account.
            (c)__ The Trustee or the Master Servicer on the Trustee's behalf shall execute and deliver to the Master Servicer, if necessary, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings (if signed by the Trustee), the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

          Section 3.16. Servicing and Other Compensation; Compensating Interest.

     (a)__ The Master Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date the amounts provided for by clauses (iii), (iv), (v) and


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(vi) of Section  3.10(a),  subject to clause (e) below.  The amount of servicing compensation provided for in such clauses shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis. In the event that Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of a Cash Liquidation or REO Disposition exceed the unpaid principal balance of such Mortgage Loan plus unpaid interest accrued thereon (including REO Imputed Interest) at a per annum rate equal to the related Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan), the Master Servicer shall be entitled to retain therefrom and to pay to itself and/or the related Subservicer, any Foreclosure Profits and any Servicing Fee or Subservicing Fee considered to be accrued but unpaid.
            (b)__ Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges, investment income on amounts in the Custodial Account or the Certificate Account or otherwise shall be retained by the Master Servicer or the Subservicer to the extent provided herein, subject to clause (e) below.
            (c)__ The Master Servicer shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for the Primary Insurance Policies, if any, to the extent such premiums are not required to be paid by the related Mortgagors, and the fees and expenses of the Trustee and any Custodian) and shall not be entitled to reimbursement therefor except as specifically provided in Sections 3.10 and 3.14.
            (d)__ The Master Servicer's right to receive servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations of the Master Servicer under this Agreement.
            (e)__ Notwithstanding any other provision herein, the amount of servicing compensation that the Master Servicer shall be entitled to receive for its activities hereunder for the period ending on each Distribution Date shall be reduced (but not below zero) by an amount equal to Compensating Interest (if any) for such Distribution Date. Such reduction shall be applied during such period as follows: first, to any Servicing Fee or Subservicing Fee to which the Master Servicer is entitled pursuant to Section 3.10(a)(iii); second, to any income or gain realized from any investment of funds held in the Custodial
Account or the Certificate Account to which the Master Servicer is entitled pursuant to Sections 3.07(c) or 4.01(b), respectively; and third, to any amounts of servicing compensation to which the Master Servicer is entitled pursuant to
Section 3.10(a)(v) or (vi). In making such reduction, the Master Servicer (i) will not withdraw from the Custodial Account any such amount representing all or a portion of the Servicing Fee to which it is entitled pursuant to Section 3.10(a)(iii); (ii) will not withdraw from the Custodial Account or Certificate Account any such amount to which it is entitled pursuant to Section 3.07(c) or 4.01(b) and (iii) will not withdraw from the Custodial Account any such amount of servicing compensation to which it is entitled pursuant to Section 3.10(a)(v) or (vi). If on any Distribution Date Compensating Interest provided pursuant to this Section 3.16(e) is less than Prepayment Interest Shortfalls incurred on the Mortgage Loans in the related Prepayment Period, such Compensating Interest shall be allocated on such Distribution Date to the Available Distribution Amount for each Loan Group on a pro rata basis in accordance with the respective amounts of Prepayment Interest Shortfalls incurred on the Mortgage Loans in such Loan Group in respect of such Distribution Date.


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          Section 3.17. Reports to the Trustee and the Company.

      Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee and the Company a statement, certified by a Servicing Officer, setting forth the status of the Custodial Account as of the close of business on such Distribution Date as it relates to the Mortgage Loans and showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Custodial Account in respect of the Mortgage Loans for each category of deposit specified in Section 3.07 and each category of withdrawal specified in Section 3.10.
          Section 3.18. Annual Statement as to Compliance.
      The Master Servicer will deliver to the Company and the Trustee on or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year related to its servicing of mortgage loans and its performance under pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations relating to this Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof and (iii) to the best of such officers' knowledge, each Subservicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its Subservicing Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of such obligations relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

          Section 3.19. Annual Independent Public Accountants' Servicing Report.

     On or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, the Master Servicer at its expense shall cause a firm of independent public accountants, which shall be members of the American Institute of Certified Public Accountants, to furnish a report to the Company and the Trustee stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.18 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of mortgage loans by Subservicers, upon


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comparable   statements  for  examinations   conducted  by  independent   public
accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.

          Section 3.20. Rights of the Company in Respect of the Master Servicer.

     The Master Servicer shall afford the Company, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish the Company with its most recent financial statements and such other information as the Master Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. The Master Servicer shall also cooperate with all reasonable requests for information including, but not limited to, notices, tapes and copies of files, regarding itself, the Mortgage Loans or the Certificates from any Person or Persons identified by the Company or Residential Funding. The Company may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Company or its designee. The Company shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise. Section 3.21. Administration of Buydown Funds (a)__ With respect to any Buydown Mortgage Loan, the Subservicer has deposited Buydown Funds in an account that satisfies the requirements for a Subservicing Account (the "Buydown Account"). The Master Servicer shall cause the Subservicing Agreement to require that upon receipt from the Mortgagor of the amount due on a Due Date for each Buydown Mortgage Loan, the Subservicer will withdraw from the Buydown Account the predetermined amount that, when added to the amount due on such date from the Mortgagor, equals the full Monthly Payment and transmit that amount in accordance with the terms of the Subservicing Agreement to the Master Servicer together with the related payment made by the Mortgagor or advanced by the Subservicer. (b)__ If the Mortgagor on a Buydown Mortgage Loan prepays such loan in its entirety during the period (the "Buydown Period") when Buydown Funds are required to be applied to such Buydown Mortgage Loan, the Subservicer shall be required to withdraw from the Buydown Account and remit any Buydown Funds remaining in the Buydown Account in accordance with the related buydown agreement. The amount of Buydown Funds which may be remitted in accordance with the related buydown agreement may reduce the amount required to be paid by the Mortgagor to fully prepay the related Mortgage Loan. If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Master Servicer or the insurer under any related Primary Insurance Policy), the Subservicer shall be required to withdraw from the Buydown Account the Buydown Funds for such Buydown Mortgage Loan still held in the Buydown


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Account and remit the same to the Master  Servicer in accordance  with the terms of the Subservicing Agreement for deposit in the Custodial Account or, if instructed by the Master Servicer, pay to the insurer under any related Primary Insurance Policy if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. Any amount so remitted pursuant to the preceding sentence will be deemed to reduce the amount owed on the Mortgage Loan.

                                   ARTICLE IV

                        PAYMENTS TO CERTIFICATEHOLDERS

          Section 4.01. Certificate Account.

            (a)__ The Master Servicer on behalf of the Trustee shall establish and maintain a Certificate Account in which the Master Servicer shall cause to be deposited on behalf of the Trustee on or before 2:00 P.M. New York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Certificate Account pursuant to Section 3.12(a), (iii) any amount required to be deposited in the Certificate Account pursuant to Section 3.16(e) or Section 4.07, (iv) any amount required to be paid pursuant to Section 9.01 and (v) all other amounts constituting the Available Distribution Amount for the immediately succeeding Distribution Date.
            (b)__ The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders, which shall mature not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that (i) any investment in the institution with which the Certificate Account is maintained may mature on such Distribution Date and (ii) any other investment may mature on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. Subject to Section 3.16(e), all income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

          Section 4.02. Distributions.

            (a)__ On each Distribution Date (x) the Master Servicer on behalf of the Trustee or (y) the Paying Agent appointed by the Trustee, shall distribute to the Master Servicer, in the case of a distribution pursuant to Section 4.02(a)(iv), the amount required to be distributed to the Master Servicer or a Subservicer pursuant to Section 4.02(a)(iv), and to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final


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distribution)  either  in  immediately  available  funds  (by wire  transfer  or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Master Servicer or the Paying Agent, as the case may be, or, if such Certificateholder has not so notified the Master Servicer or the Paying Agent by the Record Date, by check mailed to such Certificateholder at the
address  of  such   Holder   appearing   in  the   Certificate   Register   such
Certificateholder's share (which share (A) with respect to each Class of Certificates (other than any Subclass of the Class A-V Certificates), shall be based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder or (B) with respect to any Subclass of the Class A-V Certificates, shall be equal to the amount (if any) distributed pursuant to Section 4.02(a)(i)(Z) below to each Holder of a Subclass thereof) of the following amounts, in the following order of priority (subject to the provisions of Section 4.02(b)), in each case to the extent of the related or specified Available Distribution Amount remaining in the case of clauses (i) through (iii), and to the extent of the Available Distribution Amount for both Loan Groups remaining in the case of clauses (iv) through (xviii):
            (i) (X) from the Available Distribution Amount related to the CB Loan Group, to the Class CB Certificateholders, Accrued Certificate Interest on such Class of Certificates for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date except as provided in the last paragraph of this Section 4.02(a);
                  (Y) from the Available  Distribution  Amount related to the NB
      Loan   Group,   to  the   Class   NB   Certificateholders   and   Class  R
      Certificateholders, on a pro rata basis based on Accrued Certificate Interest payable on such Certificates with respect to such Distribution Date, Accrued Certificate Interest on such Classes of Certificates for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date except as provided in the last paragraph of this Section 4.02(a); and
                  (Z) from the Available Distribution Amount derived from the related Loan Group, on a parity with the distributions in Sections
      4.02(a)(i)(X)  and  4.02(a)(i)(Y),   as  applicable,   to  the  Class  A-V
      Certificates (or Subclasses, if any) in proportion to the respective amounts of Accrued Certificate Interest thereon derived from each Loan Group, Accrued Certificate Interest on the Class A-V Certificates with respect to such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date except as provided in the last paragraph of this Section 4.02(a);
            (ii) (X) to the Class A-P Certificates, the Class A-P Principal Distribution Amount; and
                 (Y) to the Senior Certificates (other than the Class A-P Certificates), in the priorities and amounts set forth in Section 4.02(b) through (e), the sum of the following (applied to reduce the Certificate Principal Balances of such Senior Certificates, as applicable):
                        (A) the related Senior  Percentage for such Distribution
                  Date times the sum of the following:


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                              (1) the principal  portion of each Monthly Payment
                        due during the related Due Period on each Outstanding Mortgage Loan in the related Loan Group (other than the related Discount Fraction of the principal portion of such payment with respect to a Discount Mortgage Loan), whether or not received on or prior to the related Determination Date, minus the principal portion of any Debt Service Reduction (other than the related Discount Fraction of the principal portion of such Debt Service Reductions with respect to each Discount Mortgage Loan) which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;
                              (2) the Stated  Principal  Balance of any Mortgage
                        Loan in the related Loan Group repurchased during the related Prepayment Period (or deemed to have been so repurchased in accordance with Section 3.07(b)) pursuant to Section 2.02, 2.03, 2.04 or 4.07 and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted Mortgage Loan in such Loan Group pursuant to Section 2.03 or 2.04 during the related Prepayment Period (other than the related Discount Fraction of such Stated Principal
                        Balance or shortfall with respect to each Discount Mortgage Loan); and
                              (3) the principal portion of all other unscheduled
                        collections  with  respect  to the  related  Loan  Group
                        (other   than   Principal   Prepayments   in  Full   and
                        Curtailments and amounts received in connection with a Cash Liquidation or REO Disposition of a Mortgage Loan
                        described   in  Section   4.02(a)(ii)(Y)(B),   including
                        without  limitation   Insurance  Proceeds,   Liquidation
                        Proceeds and REO Proceeds) received during the related Prepayment Period (or deemed to have been so received in accordance with Section 3.07(b)) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 (other than the related Discount Fraction of the principal portion of such unscheduled collections, with respect to each Discount Mortgage Loan); (B) with respect to each Mortgage Loan in the related Loan Group for which a Cash Liquidation or a REO Disposition occurred during the related Prepayment Period (or was deemed to have
                  occurred   during  such  period  in  accordance  with  Section
                  3.07(b)) and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the related Senior Percentage for such Distribution Date times the Stated Principal Balance of such Mortgage Loan (other than the related Discount Fraction of such Stated Principal Balance, with respect to each Discount Mortgage Loan) and (b) the related Senior Accelerated Distribution Percentage for such Distribution Date


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





                  times the related unscheduled collections (including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 (in each case other than the portion of such unscheduled collections, with respect to a Discount Mortgage Loan, included in Section 4.02(b)(i) (C));
                        (C) the related Senior Accelerated Distribution Percentage for such Distribution Date times the aggregate of all Principal Prepayments in Full and Curtailments with respect to the related Loan Group received in the related Prepayment Period (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments, with respect to each Discount Mortgage Loan);
                        (D) any  portion  of the  Excess  Subordinate  Principal
                  Amount for such Distribution Date allocated to the related Loan Group; and
                        (E) any amounts described in subsection (ii)(Y), clauses
                  (A), (B) and (C) of this Section 4.02(a), as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (E) to the extent that such amounts are not attributable to Realized Losses which have been allocated to the Class M Certificates or Class B Certificates; and (Z) to the Holders of the Class CB or Class NB Certificates, as applicable, amounts required to be distributed pursuant to Section 4.02(c);
            (iii) if the aggregate Certificate Principal Balance of the Class CB or Class NB Certificates is greater than the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group (other than the related Discount Fraction of each Discount Mortgage Loan in the related Loan Group) and the Class M Certificates or Class B Certificates are still outstanding, in each case after giving effect to distributions to be made on such Distribution Date, to the Holders of such Class or Classes of Class CB or Class NB Certificates, an amount equal to one month's interest at a rate of 6.75% per annum on the amount of the difference between the aggregate Certificate Principal Balance of such Class or Classes of Class CB or Class NB Certificates, as applicable, and the aggregate Stated Principal Balance of its related Loan Group, from the Available Distribution Amount for the other Loan Group or Groups, applied first to pay Accrued Certificates Interest on such Class or Classes of Class CB or Class NB Certificates on a pro rata basis to the extent not paid on such Distribution Date pursuant to Section 4.02(a)(i), and then to pay principal on such Class or Classes of Class CB or Class NB Certificates in accordance with the priorities set forth in Section 4.02(b), until the Certificate Principal Balance of such Class CB or Class NB Certificates is equal to the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group;
            (iv)  if  the  Certificate   Principal   Balances  of  the  Class  M
Certificates and Class B Certificates have not been reduced to zero, to the Master Servicer or a Subservicer, by remitting for deposit to the Custodial Account, to the extent of and in reimbursement for any Advances or Subservicer Advances previously made with respect to any Mortgage Loan or REO Property which remain unreimbursed in whole or in part following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property, minus any such Advances that were made with respect to delinquencies that ultimately constituted Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses;
            (v) to the Holders of the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued
Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;
            (vi) to the Holders of the Class M-1 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(viii), (x), (xii), (xiv), (xv) and (xvi) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-1 Certificates;
            (vii) to the Holders of the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued
Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;
            (viii) to the Holders of the Class M-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(x), (xii), (xiv), (xv) and (xvi) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-2 Certificates;
            (ix) to the Holders of the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued
Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;
            (x) to the Holders of the Class M-3 Certificates, an amount equal to
(x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xii), (xiv), (xv) and (xvi) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-3 Certificates;
            (xi) to the Holders of the Class B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued
Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;
            (xii) to the Holders of the Class B-1 Certificates, an amount equal to (x) the


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Subordinate  Principal  Distribution  Amount for such Class of Certificates  for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiv), (xv) and (xvi) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-1 Certificates;
            (xiii) to the Holders of the Class B-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued
Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;
            (xiv) to the Holders of the Class B-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of
Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xv) and (xvi) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-2 Certificates;
            (xv) to the Holders of the Class B-3 Certificates, an amount equal to (x) the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below, minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Section 4.02(a) (xvi) are insufficient therefor;
            (xvi) to the Holders of the Class B-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of
Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates applied in reduction of the Certificate Principal Balance of the Class B-3 Certificates;
            (xvii) to the Senior Certificates, on a pro rata basis in accordance with their respective outstanding Certificate Principal Balances, the portion, if any, of the Available Distribution Amounts for all Loan Groups remaining after the foregoing distributions, applied to reduce the Certificate Principal Balances of such Senior Certificates, but in no event more than the aggregate of the outstanding Certificate Principal Balances of each such Class of Senior Certificates, and thereafter, to each Class of Class M Certificates then outstanding beginning with such Class with the lowest numerical designation, any portion of the Available Distribution Amounts for all Loan Groups remaining after the Senior Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Class M Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Class M Certificates; and thereafter to each such Class of Class B
Certificates then outstanding beginning with such Class with the lowest numerical designation, any portion of the Available Distribution Amounts for all Loan Groups remaining after the Class M Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Class B Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Class B Certificates; and

            (xviii) to the Class R Certificates, the balance, if any, of the Available Distribution Amount for all Loan Groups.
      Notwithstanding the foregoing, on any Distribution Date, with respect to the Class of Class B Certificates outstanding on such Distribution Date with the highest numerical designation, or in the event the Class B Certificates are no longer outstanding, the Class of Class M Certificates then outstanding with the highest numerical designation, or in the event the Class B Certificates and Class M Certificates are no longer outstanding, the Senior Certificates, Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date will be distributable only to the extent that such unpaid Accrued
Certificate Interest was attributable to interest shortfalls relating to the failure of the Master Servicer to make any required Advance, or the determination by the Master Servicer that any proposed Advance would be a Nonrecoverable Advance with respect to the related Mortgage Loan where such Mortgage Loan has not yet been the subject of a Cash Liquidation or REO Disposition.
            (b)__ Distributions of principal on the Senior Certificates on each Distribution Date occurring prior to the Credit Support Depletion Date will be made as follows:
            (i) first, to the Class A-P Certificates, until the Certificate Principal Balance thereof is reduced to zero, an amount (the "Class A-P Principal Distribution Amount") equal to the aggregate of:
                  (A) the related Discount  Fraction of the principal portion of each Monthly Payment on each Discount Mortgage Loan due during the related Due Period, whether or not received on or prior to the related Determination Date, minus the Discount Fraction of the principal portion of any related Debt Service Reduction which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;
                  (B) the related Discount  Fraction of the principal portion of all unscheduled collections on each Discount Mortgage Loan received during the preceding calendar month (other than amounts received in connection with a Cash Liquidation or REO Disposition of a Discount Mortgage Loan described in clause (C) below), including Principal Prepayments in Full, Curtailments and repurchases (including deemed repurchases under Section 3.07(b)) of Discount Mortgage Loans (or, in the case of a substitution of a Deleted Mortgage Loan, the Discount Fraction of the amount of any shortfall deposited in the Custodial Account in connection with such substitution);
                  (C) in connection with the Cash Liquidation or REO Disposition of a Discount Mortgage Loan that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (1) the applicable Discount Fraction of the Stated Principal Balance of such Discount Mortgage Loan immediately prior to such Distribution Date and (2) the aggregate amount of the collections on such Mortgage Loan to the extent applied as recoveries of principal;

                  (D) any  amounts  allocable  to  principal  for  any  previous
            Distribution Date (calculated pursuant to clauses (A) through (C) above) that remain undistributed; and

               (E) the amount of any Class A-P Collection Shortfalls for such Distribution Date and the amount of any Class A-P Collection Shortfalls remaining unpaid for all previous Distribution Dates, but only to the extent of the Eligible Funds for such Distribution Date;
          (ii) the Class CB Principal Distribution Amount shall be distributed to the Class CB-1 Certificates and Class CB-P Certificates, concurrently, on a pro rata basis, in proportion to their respective Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero; and (iii) the Class NB Principal Distribution Amount shall be distributed as follows: (A) first, to the Class NB-3 Certificates, in reduction of the Certificate Principal Balance thereof, an amount equal to the sum of the following:

                        (1) the Lockout Scheduled Percentage of the Class NB-3 Certificates' pro rata share (based on the Certificate
                  Principal Balance thereof relative to the Certificate Principal Balance of the Class NB Certificates) of the aggregate of the collections described in Section 4.02(a)(ii)(Y)(A), (B) and (E) without any application of the Senior Percentage or Senior Accelerated Distribution Percentage; and
                        (2) the Lockout Prepayment  Percentage of the Class NB-3
                  Certificates'   pro  rata  share  (based  on  the  Certificate
                  Principal Balance thereof relative to the Certificate Principal Balance of the Class NB Certificates) of the aggregate of the collections described in Section 4.02(a)(ii)(Y)(C) without any application of the Senior Accelerated Distribution Percentage:
          provided that, if the aggregate of the amounts set forth with respect to the NB Loan Group in Section 4.02(a)(ii)(Y)(A), (B), (C) and (E) is more than the balance of the Available Distribution Amount for the NB Loan Group remaining after the amounts set forth in Sections 4.02(a)(i) and 4.02(b)(i) have been distributed, the amount paid to the Class NB-3 Certificates pursuant to this clause (iii) shall be reduced by an amount equal to the Class NB-3 Certificates' pro rata share (based on the Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of the Class NB Certificates) of such difference:
               (B) second, the balance of the Class NB Principal Distribution Amount remaining after the distributions, if any, described in clause (iii) (A) above shall be distributed as follows:
                  (1) first, concurrently as follows, until the Certificate Principal Balance of the Class NB- 5 Certificates has been reduced to zero:

               (a) 54.1348158403% sequentially to the Class NB-4 and Class NB-5 Certificates, in


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





that order, in each case until the Certificate Principal Balances thereof have been reduced to zero; and

                    (b)     45.8651841597% in the following order of priority:
                       (I) first, sequentially to the Class R Certificates and Class NB-1 Certificates, in that order, in each case until the Certificate Principal Balances thereof have been reduced to zero; and (II) second, to the Class NB-2 Certificates;
                  (2) second, to the Class NB-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and
                  (3) third, to the Class NB-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero.
            (c) Prior to the occurrence of the Credit Support Depletion Date but after the reduction of the Certificate Principal Balances of the Class CB Certificates or Class NB Certificates and Class R Certificates to zero, the remaining Class CB Certificates or Class NB Certificates and the Class R Certificates, as applicable, will be entitled to receive, in addition to any Mortgagor prepayments related to such Certificates' respective Loan Group, 100% of the Mortgagor prepayments on the Mortgage Loans in the other Loan Group, and in accordance with the priorities set forth in clause (b) above, and in reduction of the Certificate Principal Balances thereof, on any Distribution Date unless (i) the weighted average of the Subordinate Percentages for both Loan Groups, weighted on the basis of the Stated Principal Balances of the Mortgage Loans in the related Loan Group, is at least two times the weighted average of the initial Subordinate Percentages for both Loan Groups (calculated on such basis) and (ii) the outstanding principal balance of the Mortgage Loans in both Loan Groups delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M Certificates and Class B Certificates, is less than 50%. In addition, on any Distribution Date prior to the Credit Support Depletion Date on which the aggregate Certificate Principal Balance of the Class CB Certificates or Class NB Certificates, as applicable, is greater than the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group in each case after giving effect to distributions to be made on such Distribution Date, (1) 100% of the Mortgagor prepayments allocable to the Class M Certificates and Class B Certificates on the Mortgage Loans in the other Loan Group will be distributed to such class or classes of Class CB Certificates or Class NB Certificates, as applicable, and in accordance with the priorities set forth in clause (b) above, and in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balance of such class or classes of Certificates equals the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group, and (2) an amount equal to one month's interest at a rate of 6.75% per annum on the amount of such difference will be distributed from the Available Distribution Amount for the other Loan Group first to pay any unpaid interest on such class or classes of Certificates and then to pay principal on such classes in the manner described in (1) above.
            (d) On or after the occurrence of the Credit Support Depletion Date, all priorities


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relating to  distributions  as described in Section  4.02(b) above in respect of principal among the various classes of Senior Certificates (other than the Class
A-P  Certificates)  will  be  disregarded,   and  (i)  the  Class  CB  Principal
Distribution Amount will be distributed to the Class CB Certificates pro rata in accordance with their respective outstanding Certificate Principal Balances,
(ii) the Class NB Principal Distribution Amount will be distributed to the Class NB Certificates and Residual Certificates pro rata in accordance with their respective outstanding Certificate Principal Balances, (iii) the amount set forth in Section 4.02(a)(i) will be distributed as set forth therein and (vi) an amount equal to the Discount Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of Discount Mortgage Loans will be distributed to the Class A-P Certificates.
            (e) After the reduction of the Certificate Principal Balances of the Senior Certificates (other than the Class A-P Certificates) to zero but prior to the Credit Support Depletion Date, the Senior Certificates (other than the Class A-P Certificates) will be entitled to no further distributions of principal thereon and the Available Distribution Amount for each Loan Group will be paid solely to the holders of the Class A-V, Class A-P, Class M and Class B Certificates, in each case as described herein.
            (f) In addition to the foregoing distributions, with respect to any Mortgage Loan that was previously the subject of a Cash Liquidation or an REO Disposition that resulted in a Realized Loss, in the event that within two years of the date on which such Realized Loss was determined to have occurred the Master Servicer receives amounts, which the Master Servicer reasonably believes to represent subsequent recoveries (net of any related liquidation expenses), or determines that it holds surplus amounts previously reserved to cover estimated expenses, specifically related to such Mortgage Loan (including, but not limited to, recoveries in respect of the representations and warranties made by the related Seller pursuant to the applicable Seller's Agreement), the Master Servicer shall distribute such amounts to the applicable Certificateholders of the Class or Classes to which such Realized Loss was allocated (with the amounts to be distributed allocated among such Classes in the same proportions as such
Realized   Loss  was   allocated),   and   within   each   such   Class  to  the
Certificateholders of record as of the Record Date immediately preceding the date of such distribution (or if such Class of Certificates is no longer outstanding, to the Certificateholders of record at the time that such Realized Loss was allocated); provided that no such distribution to any Class of Certificates of subsequent recoveries related to a Mortgage Loan shall exceed, either individually or in the aggregate and together with any other amounts paid in reimbursement therefor, the amount of the related Realized Loss that was allocated to such Class of Certificates. Notwithstanding the foregoing, no such distribution shall be made with respect to the Certificates of any Class to the extent that either (i) such Class was protected against the related Realized Loss pursuant to any instrument or fund established under Section 11.01(e) or
(ii) such Class of Certificates has been deposited into a separate trust fund or other structuring vehicle and separate certificates or other instruments representing interests therein have been issued in one or more classes, and any of such separate certificates or other instruments was protected against the related Realized Loss pursuant to any limited guaranty, payment obligation,
irrevocable  letter  of  credit,   surety  bond,  insurance  policy  or  similar
instrument or a reserve fund, or a combination thereof. Any amount to be so distributed with respect to the Certificates of any Class shall be distributed by the Master Servicer to the Certificateholders of record as of the Record Date


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immediately  preceding  the date of such  distribution  (i) with  respect to the
Certificates of any Class (other than the Class A-V Certificates), on a pro rata basis based on the Percentage Interest represented by each Certificate of such Class as of such Record Date and (ii) with respect to the Class A-V Certificates, to the Class A-V Certificates or any Subclass thereof in the same proportion as the related Realized Loss was allocated. Any amounts to be so distributed shall not be remitted to or distributed from the Trust Fund, and shall constitute subsequent recoveries with respect to Mortgage Loans that are no longer assets of the Trust Fund.
            (g) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its
Depository   Participants  in  accordance  with  its  normal  procedures.   Each
Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Company or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.
            (h) Except as  otherwise  provided  in Section  9.01,  if the Master
Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Trustee shall, no later than two (2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee
anticipates  that  the  final   distribution  with  respect  to  such  Class  of
Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and (ii) no interest shall accrue on such Certificates from
and  after  the  end  of  the  prior   calendar   month.   In  the  event   that
Certificateholders required to surrender their Certificates pursuant to Section 9.01(c) do not surrender their Certificates for final cancellation, the Trustee shall cause funds distributable with respect to such Certificates to be withdrawn from the Certificate Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section 9.01(d).
          Section 4.03. Statements to Certificateholders.
            (a)Concurrently  with each  distribution  charged to the Certificate
Account and with respect to each Distribution Date the Master Servicer shall forward to the Trustee and the Trustee shall forward by mail to each Holder and the Company a statement setting forth the following information as to each Class of Certificates and each Loan Group to the extent applicable:
            (i) (a) the amount of such distribution to the Certificateholders of such Class applied to reduce the Certificate Principal Balance thereof, and (b) the aggregate amount included therein representing Principal Prepayments;
            (ii) the  amount of such  distribution  to  Holders of such Class of
Certificates allocable to interest;

            (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;
            (iv) the amount of any  Advance by the Master  Servicer  pursuant to
            Section 4.04; (v) the number and Pool Stated Principal Balance of the Mortgage Loans after giving effect to the distribution of principal on such Distribution Date;
            (vi) the aggregate Certificate Principal Balance of each Class of Certificates, and each of the related Class CB, Class NB, Class M and Class B Percentages, after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

               (vii) the related Subordinate Principal Distribution Amount and Prepayment Distribution Percentage, if applicable;

            (viii) on the basis of the most recent reports furnished to it by Subservicers, the number and aggregate principal balances of Mortgage Loans that are Delinquent (A) 30-59 days, (B) 60-89 days and (C) 90 or more days and the number and aggregate principal balance of Mortgage Loans that are in foreclosure;
            (ix) the number, aggregate principal balance and book value of any REO Properties;
            (x) the aggregate Accrued Certificate Interest remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;
            (xi) the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on such Distribution Date and a description of any change in the calculation of such amounts;
            (xii) the weighted average Pool Strip Rate for such Distribution Date and the Pass-Through Rate with respect to the Class A-V Certificates and each Subclass, if any, thereof;
            (xiii) the Class A-V Notional Amount;
            (xiv) Subclass Notional Amount;
            (xv)  the occurrence of the Credit Support Depletion Date;
            (xvi) the related Senior Accelerated Distribution Percentage applicable to such distribution;
            (xvii) the related Senior Percentage for such Distribution Date;

            (xviii) the aggregate amount of Realized Losses for such Distribution Date; (xix) the aggregate amount of any recoveries on previously foreclosed loans from
Sellers due to a breach of representation or warranty;
            (xx) the weighted average remaining term to maturity of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date;
            (xxi) the weighted average Mortgage Rates of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date; and
            (xxii) if any of the Class M Certificates are held by a Depository, a legend substantially in the form of Exhibit J-3 hereto, referencing such Certificates. In the case of information furnished pursuant to clauses (i) and
(ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination. In addition to the statement provided to the Trustee as set forth in this Section 4.03(a), the Master Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Master Servicer at no additional expense to the Master Servicer.
            (b) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses (i) and
(ii) of subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.
            (c)__ Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class R Certificate, a statement containing the applicable distribution information provided pursuant to this
Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.
            (d)__ Upon the written request of any Certificateholder, the Master Servicer, as soon as reasonably practicable, shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.


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          Section 4.04.  Distribution of Reports to the Trustee and the Company;
Advances by the Master Servicer.
            (a)__ Prior to the close of business on the Business Day next succeeding each Determination Date, the Master Servicer shall furnish a written statement to the Trustee, any Paying Agent and the Company (the information in such statement to be made available to Certificateholders by the Master Servicer on request) setting forth (i) the Available Distribution Amount for each Loan Group; and (ii) the amounts required to be withdrawn from the Custodial Account and deposited into the Certificate Account on the immediately succeeding Certificate Account Deposit Date pursuant to clause (iii) of Section 4.01(a). The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.
            (b) On or before 2:00 P.M. New York time on each Certificate Account Deposit Date, the Master Servicer shall either (i) deposit in the Certificate Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the Master Servicer in respect of the related Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly Payments (with each interest portion thereof adjusted to the Net Mortgage Rate), less the amount of any related Servicing Modifications, Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect, on the Outstanding Mortgage Loans as of the related Due Date, which Monthly Payments were delinquent as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable Advance, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the Amount Held for Future Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before 11:00 A.M. New York time on any future Certificate Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Certificate Account on
such   Certificate   Account  Deposit  Date  shall  be  less  than  payments  to
Certificateholders required to be made on the following Distribution Date. The Master Servicer shall be entitled to use any Advance made by a Subservicer as described in Section 3.07(b) that has been deposited in the Custodial Account on or before such Distribution Date as part of the Advance made by the Master Servicer pursuant to this Section 4.04. The amount of any reimbursement pursuant to Section 4.02(a)(iv) in respect of outstanding Advances on any Distribution Date shall be allocated to specific Monthly Payments due but delinquent for previous Due Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time. Such allocations shall be conclusive for purposes of reimbursement to the Master Servicer from recoveries on related Mortgage Loans pursuant to Section 3.10.
      The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by


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a certificate of a Servicing Officer delivered to the Seller and the Trustee. In the event that the Master Servicer determines as of the Business Day preceding any Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Certificate Account Deposit Date the Trustee shall, unless by 12:00 Noon, New York time, on such day the Trustee shall have been notified in writing (by telecopy) that the Master Servicer shall have directly or indirectly deposited in the Certificate Account such portion of the amount of the Advance as to which the Master Servicer shall have given notice pursuant to the preceding sentence, pursuant to Section 7.01, (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with
Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advance for the immediately succeeding Distribution Date.


      The Trustee shall  deposit all funds it receives  pursuant to this Section
4.04 into the Certificate Account.

          Section 4.05. Allocation of Realized Losses.

      Prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash Liquidation, Servicing Modification, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the related Prepayment Period or, in the case of a Servicing Modification that constitutes a reduction of the interest rate on a Mortgage Loan, the amount of the reduction in the interest portion of the Monthly Payment due in the month in which such Distribution Date occurs. The amount of each Realized Loss shall be evidenced by an Officers' Certificate. All Realized Losses, other than Excess Special Hazard Losses, Extraordinary Losses, Excess Bankruptcy Losses or Excess Fraud Losses, shall be allocated as follows: first, to the Class B-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; second, to the Class B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and, thereafter, if any such Realized Losses are on a Discount Mortgage Loan, to the Class A-P Certificates in an amount equal to the Discount Fraction of the principal portion thereof, and the remainder of such Realized Losses on the Discount Mortgage Loans and the entire amount of such Realized Losses on Non-Discount Mortgage Loans will be allocated among all the Class CB Certificates (in the case of a Group CB Loan) or the Class NB Certificates and Class R Certificates (in the case of a Group NB
Loan), and the Class A-V Certificates (in the case of the interest portion of a Realized Loss on a Mortgage Loan in any Loan Group) on a pro rata basis, as described below. The principal portion of any Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses


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





on Discount Mortgage Loans will be allocated to the Class A-P Certificates in an amount equal to the Discount Fraction thereof and the Class CB Percentage or Class NB Percentage (as applicable) of the remainder of such Realized Losses on the Discount Mortgage Loans and the entire amount of such Realized Losses on Non-Discount Mortgage Loans will be allocated among the Class CB and Class A-V Certificates (in the case of a Class CB Loan) or the Class NB, Class R and Class A-V Certificates (in the case of a Class NB Loan) on a pro rata basis, as described below; and the remainder of such Realized Losses will be allocated among the Class M Certificates and Class B Certificates, on a pro rata basis, as described below.
      As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or based on the Accrued Certificate Interest thereon for such Distribution Date and derived from the related Loan Group (without regard to any Compensating Interest for such Distribution Date) in the case of an interest portion of a Realized Loss. Except as provided in the following sentence, any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to a Class of Certificates shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to the Class B Certificates or, after the Certificate Principal Balances of the Class B Certificates have been reduced to zero, to the Class of Class M Certificates then outstanding with the highest numerical designation shall be made by operation of the definition of "Certificate Principal Balance" and by operation of the provisions of Section 4.02(a). Allocations of the interest portions of Realized Losses shall be made in proportion to the amount of Accrued Certificate Interest and by operation of the definition of "Accrued Certificate Interest" and by operation of the provisions of Section 4.02(a). Allocations of the principal portion of Debt Service Reductions shall be made by operation of the provisions of Section 4.02(a). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby; provided that if any Subclasses of the Class A-V Certificates have been issued pursuant to Section 5.01(c), such Realized Losses and other losses allocated to the Class A-V Certificates shall be allocated among such Subclasses in proportion to the respective amounts of Accrued Certificate Interest payable on such Distribution Date that would have resulted absent such reductions.

               Section  4.06.   Reports  of  Foreclosures   and  Abandonment  of
          Mortgaged Property.

     The Master Servicer or the Subservicers shall file information returns with respect to the receipt of mortgage interests received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P, respectively, of the Code, and deliver to the Trustee an Officers' Certificate on or before March 31 of each year stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.


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          Section 4.07. Optional Purchase of Defaulted Mortgage Loans.

      As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan from the Trustee at the Purchase Price therefor. If at any time the Master Servicer makes a payment to the Certificate Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Master Servicer provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Master Servicer without recourse to the Master Servicer which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Master Servicer will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto. Notwithstanding anything to the contrary in this Section 4.07, unless the Master Servicer shall have exercised its right to repurchase a Mortgage Loan pursuant to this Section
4.07 upon the written request of and with funds provided by the Junior Certificateholder and thereupon transferred such Mortgage Loan to the Junior Certificateholder,
      (i) the Master Servicer shall continue to service such Mortgage Loan after the date of its purchase in accordance with the terms of this Agreement and, if any Realized Loss with respect to such Mortgage Loan occurs, allocate such Realized Loss to the Class or Classes of Certificates that would have borne such Realized Loss in accordance with the terms hereof as if such Mortgage Loan had not been so purchased; and
      (ii) For purposes of this Agreement, a payment of the Purchase Price by the Master Servicer pursuant to this Section 4.07 will be viewed as an advance, and the amount of any Realized Loss shall be recoverable pursuant to the provisions for the recovery of unreimbursed Advances under Section 4.02(a) or, to the extent not recoverable under such provisions, as a Nonrecoverable Advance as set forth herein. If, however, the Master Servicer shall have exercised its right to repurchase a Mortgage Loan pursuant to this Section 4.07 upon the written request of and with funds provided by the Junior Certificateholder and thereupon transferred such Mortgage Loan to the Junior Certificateholder, Sections 4.07(a) and (b) above shall no longer apply and no Realized Loss with respect to such Mortgage Loan shall be allocated to any Class of Certificates. The Master Servicer shall notify the Trustee in writing of any such repurchase.

          Section 4.08. Surety Bond.

            (a)__ If a Required Surety Payment is payable pursuant to the Surety Bond with respect to any Additional Collateral Loan, the Master Servicer shall so notify the Trustee as soon as reasonably practicable and the Trustee shall promptly complete the notice in the form of Attachment 1 to the Surety Bond and shall promptly submit such notice to the Surety as a claim for a Required Surety. The Master Servicer shall upon request assist the Trustee in completing such notice and shall provide any information requested by the Trustee in connection therewith.


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            (b)__ Upon receipt of a Required  Surety  Payment from the Surety on behalf of the Holders of Certificates, the Trustee shall deposit such Required Surety Payment in the Certificate Account and shall distribute such Required Surety Payment, or the proceeds thereof, in accordance with the provisions of
Section 4.02.

     (c)__ The Trustee shall (i) receive as attorney-in-fact of each Holder of a Certificate any Required Surety Payment from the Surety and (ii) disburse the same to the Holders of such Certificates as set forth in Section 4.02. ARTICLE V


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







                               THE CERTIFICATES

          Section 5.01. The Certificates.

            (a)__ The Class CB, Class NB, Class A-P, Class A-V, Class M, Class B and Class R Certificates, respectively, shall be substantially in the forms set forth in Exhibits A, B, C, and D, and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Company upon receipt by the Trustee or one or more Custodians of the documents specified in Section 2.01. The Certificates, other than the Class R Certificates and Class A-V Certificates, shall be issuable in minimum dollar denominations of $25,000 (or $1,000 in the case of the Class NB-2 Certificates or $250,000 in the case of the Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates) and integral multiples of $1 (or $1,000 in the case of the Class A-P and Class B Certificates) in excess thereof, except that one Certificate of each of the Class A-P, Class B-1, Class B-2 and Class B-3 Certificates may be issued in a denomination equal to the denomination set forth as follows for such Class or the sum of such denomination and an integral multiple of $1,000: Class A-P $ 25,854.76 Class B-1 $ 250,100.00 Class B-2 $ 250,100.00 Class B-3 $ 250,701.20


The Class R Certificates and Class A-V Certificates shall be issuable in minimum denominations of not less than a 20% Percentage Interest; provided, however, that one Class R Certificate will be issuable to Residential Funding as "tax matters person" pursuant to Section 10.01(c) and (e) in a minimum denomination representing a Percentage Interest of not less than 0.01%. Each Subclass of Class A-V Certificates shall be issuable as a single certificate as provided in
Section 5.01(c).
      The Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.
            (b)__ The Class CB, Class NB and Class M Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to


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another  Depository  that agrees to hold such  Certificates  for the  respective
Certificate Owners with Ownership Interests therein. The Holders of the Class CB Certificates, Class NB Certificates and Class M Certificates shall hold their respective Ownership Interests in and to each of such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership
Interests  only  in  the  Book-Entry   Certificates  of  Certificate  Owners  it
represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.
      The Trustee, the Master Servicer and the Company may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.
      If (i)(A) the Company advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Company is unable to locate a qualified successor or (ii) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners
requesting   the  same.   Upon  surrender  to  the  Trustee  of  the  Book-Entry
Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the
Definitive Certificates. Neither the Company, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and
may  conclusively   rely  on,  and  shall  be  protected  in  relying  on,  such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Company in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.
            (c)__ From time to time Residential Funding, as the initial Holder of the Class A-V Certificates, may exchange such Holder's Class A-V Certificates for Subclasses of Class A-V Certificates to be issued under this Agreement by delivering a "Request for Exchange" substantially in the form attached hereto as Exhibit Q executed by an authorized officer, which Subclasses, in the


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aggregate,   will   represent  the   Uncertificated   REMIC  Regular   Interests
corresponding to the Class A-V Certificates so surrendered for exchange. Any Subclass so issued shall bear a numerical designation commencing with Class A-V-1 and continuing sequentially thereafter, and will evidence ownership of the Uncertificated REMIC Regular Interest or Interests specified in writing by such initial Holder to the Trustee. The Trustee may conclusively, without any independent  verification,  rely on,  and  shall be  protected  in  relying  on,
Residential  Funding's   determinations  of  the  Uncertificated  REMIC  Regular
Interests corresponding to any Subclass, the initial Class A-V Subclass Notional Amount and the initial Pass-Through Rate on a Subclass as set forth in such Request for Exchange and the Trustee shall have no duty to determine if any Uncertificated REMIC Regular Interest designated on a Request for Exchange corresponds to a Subclass which has previously been issued. Each Subclass so issued shall be substantially in the form set forth in Exhibit A and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery in accordance with Section 5.01(a). Every Certificate presented or surrendered for exchange by the initial Holder shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer attached to such Certificate and shall be completed to the satisfaction of the Trustee and the Certificate Registrar duly executed by, the initial Holder thereof or his attorney duly authorized in writing. The Certificates of any Subclass of Class A-V Certificates may be transferred in whole, but not in part, in accordance with the provisions of Section 5.02.

          Section 5.02. Registration of Transfer and Exchange of Certificates.

     (a)__ The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of Section 8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar, or the Trustee, shall provide the Master Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination Date.

            (b)__ Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to
Section 8.12 and, in the case of any Class M, Class B or Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class (or Subclass) and aggregate Percentage Interest.
            (c)__ At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class (or Subclass) and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or


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be accompanied by a written  instrument of transfer in form  satisfactory to the
Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.
            (d)__ No transfer,  sale,  pledge or other  disposition of a Class B
Certificate  shall  be  made  unless  such  transfer,   sale,  pledge  or  other
disposition is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that a transfer of a Class B Certificate is to be made either (i)(A) the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer (except that, if such transfer is made by the Company or the Master Servicer or any Affiliate thereof, the Company or the Master Servicer shall provide such Opinion of Counsel at their own expense); provided that such Opinion of Counsel will not be required in connection with the initial transfer of any such Certificate by the Company or any Affiliate thereof to the Company or an Affiliate of the Company and (B) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit J-1 hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit K hereto, each acceptable to and in form and substance satisfactory to the Company and the Trustee certifying to the
Company  and  the   Trustee  the  facts   surrounding   such   transfer,   which
representation letters shall not be an expense of the Trustee, the Company or the Master Servicer; provided, however, that such representation letters will not be required in connection with any transfer of any such Certificate by the Company or any Affiliate thereof to the Company or an Affiliate of the Company, and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Company, of the status of such transferee as an Affiliate of the Company or
(ii) the prospective transferee of such a Certificate shall be required to provide the Trustee, the Company and the Master Servicer with an investment letter substantially in the form of Exhibit L attached hereto (or such other form as the Company in its sole discretion deems acceptable), which investment letter shall not be an expense of the Trustee, the Company or the Master Servicer, and which investment letter states that, among other things, such transferee (A) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (B) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A. The Holder of any such Certificate desiring to effect any such transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws.
            (e)__ (i) In the case of any Class M, Class B or Class R Certificate presented for  registration in the name of any Person,  either
                  (A) the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase or holding of such Class M, Class B or Class R Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section


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                  406 of the Employee Retirement Income Security Act of 1974, as
                  amended ("ERISA"), or Section 4975 of the Code (or comparable provisions of any subsequent enactments), and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer or (B) the prospective Transferee shall be required to provide the Trustee, the Company and the Master Servicer with a certification to the effect set forth in paragraph six of Exhibit J-1 (with respect to any Class B Certificate), Exhibit J-2 (with respect to any Class M Certificate) or paragraph fourteen of Exhibit I-1 (with respect to any Class R Certificate), which the Trustee may rely upon without further inquiry or investigation, or such other certifications as the Trustee may deem desirable or necessary in order to establish that such Transferee or the Person in whose name such registration is requested either (a) is not an employee
                  benefit  plan  or  other  plan   subject  to  the   prohibited
                  transaction provisions of ERISA or Section 4975 of the Code, or any Person (including an investment manager, a named fiduciary or a trustee of any such plan) who is using "plan assets" of any such plan to effect such acquisition (each, a "Plan Investor") or (b) in the case of any Class M Certificate
                  or  Class  B   Certificate,   the  following   conditions  are
                  satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate
                  (or  interest  therein)  is  an  "insurance   company  general
                  account" (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60, and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied (each entity that satisfies this clause (b), a "Complying Insurance Company").

                    (ii) Notwithstanding the foregoing, an Opinion of Counsel or certification will not be required with respect to the transfer of any Class M Certificate to a Depository, or for any subsequent transfer of any interest in a Class M Certificate for so long as such Certificate is a Book-Entry Certificate (each such Class M Certificate, a "Book-Entry Class M Certificate"). Any Transferee of a Book-Entry Class M Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan Investor or (b) such Transferee is a Complying Insurance Company.

            (iii) (A) If any Class M  Certificate  (or any interest  therein) is acquired or held in  violation  of the  provisions  of Section
                  (ii) above, then the last preceding Transferee that either (i) is not a Plan Investor or (ii) is a Complying Insurance Company shall be restored, to the extent permitted by law, to all rights and obligations as Certificate Owner thereof retroactive to the date of such Transfer of such Class M Certificate. The Trustee shall be under no liability to any Person for making any payments due on such Certificate to


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                  such preceding Transferee.
                  (B) Any purported Certificate Owner whose acquisition or holding of any Book-Entry Class M Certificate (or interest therein) was effected in violation of the restrictions in this
                  Section 5.02(e) shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

            (f)__ (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause
(iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:
                  (A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee. (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of, (I) an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit I-1) from the proposed Transferee, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(f) and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit I-2, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax. (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall


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                  be effected.

                  (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit I-2. (E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67- 3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."
            (ii) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit I-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates to Non-United States Persons and Disqualified Organizations (as defined in Section 860E(e)(5) of the Code) are prohibited.
            (iii) (A)If any Disqualified Organization shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a holder of a Class R Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(f) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.
                  (B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this
                  Section 5.02(f) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Master Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Master Servicer on such terms as


                                        98
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                  the Master  Servicer  may choose.  Such  purported  Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Master Servicer. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Master Servicer, and the Master Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.
            (iv) The Master Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Master Servicer from such Person.
            (v) The provisions of this Section 5.02(f) set forth prior to this clause (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:
                  (A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Senior, Class M or Class B Certificates below the lower of the
                  then-current   rating   or  the   rating   assigned   to  such
                  Certificates as of the Closing Date by such Rating Agency; and
                  (B) subject to Section 10.01(f), a certificate of the Master Servicer stating that the Master Servicer has received an Opinion of Counsel, in form and substance satisfactory to the
                  Master  Servicer,   to  the  effect  that  such  modification,
                  addition to or absence of such provisions will not cause the Trust Fund to cease to qualify as a REMIC and will not cause
                  (x) the Trust Fund to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is a Disqualified Organization or (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.


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          (g) No service  charge  shall be made for any  transfer or exchange of
Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.
          (h) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.
          Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.
      If (i)  any  mutilated  Certificate  is  surrendered  to  the  Certificate
Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and
(ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.
          Section 5.04. Persons Deemed Owners.

      Prior to due presentation of a Certificate for registration of transfer, the Company, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and neither the Company, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary except as provided in
Section 5.02(f).

          Section 5.05. Appointment of Paying Agent.

      The Trustee may appoint a Paying Agent for the purpose of making distributions to the Certificateholders pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the Master Servicer on behalf of the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to the Certificateholders in the amounts and in the manner provided for in Section 4.02, such sum to be held in trust for the benefit of the Certificateholders.


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      The Trustee  shall  cause each Paying  Agent to execute and deliver to the
Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Any sums so held by such Paying Agent shall be held only in Eligible Accounts to the extent such sums are not distributed to the Certificateholders on the date of receipt by such Paying Agent.

          Section 5.06. Optional Purchase of Certificates.

          (a) On any Distribution Date on which the Pool Stated Principal Balance is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans, either the Master Servicer or the Company shall have the right, at its option, to purchase the Certificates in whole, but not in part, at a price equal to the outstanding Certificate Principal Balance of such Certificates plus the sum of Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest.
          (b) The Master Servicer or the Company, as applicable, shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Company, as applicable, anticipates that it will purchase the Certificates pursuant to Section 5.06(a). Notice of any such purchase, specifying the Distribution Date upon which the Holders may surrender their Certificates to the Trustee for payment in accordance with this Section 5.06, shall be given promptly by the Master Servicer or the Company, as applicable, by letter to Certificateholders (with a copy to the Certificate Registrar and each Rating Agency) mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, specifying:
            (i) the Distribution Date upon which purchase of the Certificates is anticipated to be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated,
            (ii)  the purchase price therefor, if known, and
            (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If either the Master Servicer or the Company gives the notice specified above, the Master Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Distribution Date on which the purchase pursuant to Section 5.06(a) is to be made, in immediately available funds, an amount equal to the purchase price for the Certificates computed as provided above.
          (c) Upon presentation and surrender of the Certificates to be purchased pursuant to Section 5.06(a) by the Holders thereof, the Trustee shall distribute to such Holders an amount equal to the outstanding Certificate Principal Balance thereof plus the sum of Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate


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Interest with respect thereto.

          (d) In the event that any Certificateholders do not surrender their Certificates on or before the Distribution Date on which a purchase pursuant to this Section 5.06 is to be made, the Trustee shall on such date cause all funds in the Certificate Account deposited therein by the Master Servicer or the Company, as applicable, pursuant to Section 5.06(b) to be withdrawn therefrom and deposited in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer or the Company, as applicable, shall give a second written notice to such Certificateholders to surrender their Certificates for payment of the purchase price therefor. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the Holders of such Certificates concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation in accordance with this Section 5.06, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the Holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for payment in accordance with this Section 5.06. Any Certificate that is not surrendered on the Distribution Date on which a purchase pursuant to this
Section 5.06 occurs as provided above will be deemed to have been purchased and the Holder as of such date will have no rights with respect thereto except to receive the purchase price therefor minus any costs and expenses associated with such escrow account and notices allocated thereto. Any Certificates so purchased or deemed to have been purchased on such Distribution Date shall remain outstanding hereunder. The Master Servicer or the Company, as applicable, shall be for all purposes the Holder thereof as of such date.
ARTICLE VI

                     THE COMPANY AND THE MASTER SERVICER

     Section  6.01.  Respective  Liabilities  of  the  Company  and  the  Master
Servicer.

     The Company and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Company and the Master Servicer herein. By way of illustration and not limitation, the Company is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by
Section 7.01 or Section 10.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

     Section 6.02. Merger or Consolidation of the Company or the Master Servicer; Assignment of Rights and Delegation of Duties by Master Servicer.

          (a) The Company and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.
          (b) Any Person into which the Company or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Company or the Master Servicer, shall be the successor of the Company or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC; and provided further that each Rating Agency's ratings, if any, of the Senior, Class M or Class B Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).
          (c)  Notwithstanding  anything  else in this  Section 6.02 and Section
6.04 to the contrary, the Master Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of FNMA or FHLMC, is reasonably satisfactory to the Trustee and the Company, is willing to service the Mortgage Loans and executes and delivers to the Company and the Trustee an agreement, in form and substance reasonably satisfactory to the Company and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Agreement; provided further that each Rating Agency's


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rating of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency). In the case of any such assignment and delegation, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

     Section 6.03. Limitation on Liability of the Company, the Master Servicer and Others.

     Neither the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Company or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Company nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company or the Master Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Company and the Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.


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          Section 6.04. Company and Master Servicer Not to Resign.

      Subject to the provisions of Section 6.02, neither the Company nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Company or the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section 7.02.

                                  ARTICLE VII

                                   DEFAULT

          Section 7.01. Events of Default.

      Event of Default, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
            (i) the  Master  Servicer  shall fail to  distribute  or cause to be distributed to the Holders of Certificates of any Class any distribution required to be made under the terms of the Certificates of such Class and this Agreement and, in either case, such failure shall continue unremedied for a period of 5 days after the date upon which written notice of such failure, requiring such failure to be remedied, shall have been given to the Master Servicer by the Trustee or the Company or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of such Class evidencing Percentage Interests aggregating not less than 25%; or
            (ii) the  Master  Servicer  shall  fail to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates of any Class or in this Agreement and such failure shall continue unremedied for a period of 30 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of any Class evidencing, in the case of any such Class, Percentage Interests aggregating not less than 25%; or
            (iii)  a  decree  or  order  of a court  or  agency  or  supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or
            (iv) the  Master  Servicer  shall  consent to the  appointment  of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the Master Servicer or of, or relating to, all or substantially all of the property of the Master Servicer; or
            (v) the Master  Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or


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            (vi) the Master  Servicer  shall  notify  the  Trustee  pursuant  to
Section 4.04(b) that it is unable to deposit in the Certificate Account an amount equal to the Advance.

      If an Event of Default described in clauses (i)-(v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the Company or the Trustee may, and at the direction of Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Company if given by the Trustee or to the Trustee if given by the Company), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice to the Master Servicer and the Company, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder as provided in Section 4.04(b). On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall subject to Section 7.02 pass to and be vested in the Trustee or the Trustee's designee appointed pursuant to Section 7.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all cash amounts which shall at the time be credited to the Custodial Account or the Certificate Account or thereafter be received with respect to the Mortgage Loans. No such termination shall release the Master Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination.
      Notwithstanding any termination of the activities of Residential Funding in its capacity as Master Servicer hereunder, Residential Funding shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating Residential Funding's rights and obligations as Master Servicer hereunder and received after such notice, that portion to which Residential Funding would have been entitled pursuant to Sections 3.10(a)(ii), (vi) and (vii) as well as its Servicing Fee in respect thereof, and any other amounts payable to Residential Funding hereunder the entitlement to which arose prior to the termination of its activities hereunder. Upon the termination of Residential Funding as Master Servicer hereunder the Company shall deliver to the Trustee a copy of the Program Guide.
          Section 7.02. Trustee or Company to Act; Appointment of Successor.
      On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 or resigns in accordance with Section 6.04, the Trustee or, upon notice to the Company and with the Company's consent (which shall not be unreasonably withheld) a designee (which meets the

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standards  set  forth  below)  of the  Trustee,  shall be the  successor  in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer (except for the responsibilities, duties and liabilities contained in Sections 2.02 and 2.03(a), excluding the duty to notify related Subservicers or Sellers as set forth in such Sections, and its obligations to deposit amounts in respect of losses incurred prior to such notice or termination on the investment of funds in the Custodial Account or the Certificate Account pursuant to Sections 3.07(c) and 4.01(b) by the terms and provisions hereof); provided, however, that any failure to perform such duties or responsibilities caused by the preceding Master Servicer's failure to provide information required by Section 4.04 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Custodial Account or the Certificate Account if the Master Servicer had continued to act hereunder and, in addition, shall be entitled to the income from any Permitted Investments made with amounts attributable to the Mortgage Loans held in the Custodial Account or the Certificate Account. If the Trustee has become the successor to the Master Servicer in accordance with Section 6.04 or Section 7.01, then notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a FNMA- or FHLMC-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall become successor to the Master Servicer and shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the initial Master Servicer hereunder. The Company, the Trustee, the Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicing Fee for any successor Master Servicer appointed pursuant to this Section 7.02 will be lowered with respect to those Mortgage Loans, if any, where the Subservicing Fee accrues at a rate of less than 0.20% per annum in the event that the successor Master Servicer is not servicing such Mortgage Loans directly and it is necessary to raise the related Subservicing Fee to a rate of 0.20% per annum in order to hire a Subservicer with respect to such Mortgage Loans.

          Section 7.03. Notification to Certificateholders.

          (a) Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.
          (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.
          Section 7.04. Waiver of Events of Default.

      The Holders representing at least 66% of the Voting Rights affected by a default or Event of Default hereunder may waive such default or Event of Default; provided, however, that (a) a default or Event of Default under clause
(i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this
Section 7.04 shall affect the Holders of Certificates in the manner set forth in
Section 11.01(b)(i) or (ii). Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived. ARTICLE VIII

                            CONCERNING THE TRUSTEE

          Section 8.01. Duties of Trustee.

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.
            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall notify the Certificateholders of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting, does not receive satisfactorily corrected documents.
      The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 4.06, 7.03 and 10.01. The Trustee shall furnish in a timely fashion to the Master Servicer such information as the Master Servicer may reasonably request from time to time for the Master Servicer to fulfill its duties as set forth in this Agreement. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of the Trust Fund as a REMIC under the REMIC Provisions and (subject to Section 10.01(f)) to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on the Trust Fund to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.
            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:
            (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Company or the Master Servicer and which on their face, do not contradict the requirements of this Agreement;

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            (ii) The  Trustee  shall not be  personally  liable  for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
            (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;
            (iv) The Trustee shall not be charged with  knowledge of any default
(other than a default in payment to the  Trustee)  specified  in clauses (i) and
(ii) of Section 7.01 or an Event of Default under clauses (iii), (iv) and (v) of
Section 7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Company or any Certificateholder; and
            (v) Except to the extent  provided in Section  7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.
            (d) The Trustee shall timely pay, from its own funds,  the amount of any and all  federal,  state and local  taxes  imposed  on the Trust Fund or its
assets  or  transactions   including,   without   limitation,   (A)  "prohibited
transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

          Section 8.02. Certain Matters Affecting the Trustee.

            (a)   Except as otherwise provided in Section 8.01:
            (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
            (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;
            (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;
            (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;
            (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder requesting the investigation;
            (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and
            (vii) To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund. The Trustee shall sign on behalf of the Trust Fund and deliver to the Master Servicer in a timely manner any Tax Returns prepared by or on behalf of the Master Servicer that the Trustee is required to sign as determined by the Master Servicer pursuant to applicable federal, state or local tax laws, provided that the Master Servicer shall indemnify the Trustee for signing any such Tax Returns that contain errors or omissions.
            (b) Following the issuance of the Certificates, the Trustee shall not accept any contribution of assets to the Trust Fund unless (subject to Section 10.01(f)) it shall have obtained or been furnished with an Opinion of Counsel to the effect that such contribution will not (i) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) cause the Trust Fund to be subject to any federal tax as a result of such contribution (including the imposition of any federal tax on "prohibited transactions" imposed under Section 860F(a) of the Code).

          Section 8.03. Trustee Not Liable for Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the Mortgage Loans) shall be taken as the statements of the Company or the Master Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any Mortgage Loan or related document. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Company or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account or the Certificate Account by the Company or the Master Servicer.

     Section 8.04. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

          Section 8.05. Master Servicer to Pay Trustee's Fees and Expenses; Indemnification.

     (a) The Master Servicer covenants and agrees to pay to the Trustee and any co- trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee, and the Master Servicer will pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to Section 8.12) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

            (b) The Master Servicer agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the Trustee's part, arising out of, or in connection with, the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance


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of any of its powers or duties under this Agreement and the Custodial Agreement, provided that:

          (i) with respect to any such claim, the Trustee shall have given the Master Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;

          (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Master Servicer in preparing such defense; and

          (iii) notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Master Servicer which consent shall not be unreasonably withheld.


      No termination of this Agreement shall affect the obligations created by this Section 8.05(b) of the Master Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.
      Notwithstanding the foregoing, the indemnification provided by the Master Servicer in this Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of the Certificateholders pursuant to the terms of this Agreement.

          Section 8.06. Eligibility Requirements for Trustee.

      The Trustee hereunder shall at all times be a corporation or a national banking association having its principal office in a state and city acceptable to the Company and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

          Section 8.07. Resignation and Removal of the Trustee.

            (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.
            (b) If at any time the Trustee shall cease to be eligible in accordance with the


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provisions  of  Section  8.06 and shall  fail to resign  after  written  request therefor by the Company, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Company determines that the Trustee has failed (i) to distribute or cause to be distributed to the Certificateholders any amount required to be distributed hereunder, if such amount is held by the Trustee or its Paying Agent (other than the Master Servicer or the Company) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Company, then the Company may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Company shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on suc Certificates.
            (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee so removed and one complete set to the successor so appointed.
            (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 8.08.

          Section 8.08. Successor Trustee.

            (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Company, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and


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          confirming in the successor  trustee all such rights,  powers,  duties and obligations. (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

            (c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.
          Section 8.09. Merger or Consolidation of Trustee.
      Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders at their address as shown in the Certificate Register.
          Section 8.10. Appointment of Co-Trustee or Separate Trustee.
            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.
            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate


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trustee or  co-trustee  jointly,  except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.
            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.
            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          Section 8.11. Appointment of Custodians.

      The Trustee may, with the consent of the Master Servicer and the Company, appoint one or more Custodians who are not Affiliates of the Company, the Master Servicer or any Seller to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each
Custodial Agreement may be amended only as provided in Section 11.01. The Trustee shall notify the Certificateholders of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this
Section 8.11.

          Section 8.12. Appointment of Office or Agency.

      The Trustee will maintain an office or agency in the City of New York where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices located at Four Albany Street, New York, New York, 10006, for the purpose of keeping the Certificate Register. The Trustee will maintain an office at the address stated in Section 11.05(c) hereof where notices and demands to or upon the Trustee in respect of this Agreement may be


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served.


                                   ARTICLE IX

                                 TERMINATION

          Section 9.01. Termination Upon Purchase by the Master Servicer or the Company or Liquidation of All Mortgage Loans.

            (a) Subject to Section 9.02, the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Company to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of:
            (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or
            (ii) the purchase by the Master Servicer or the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to 100% of the unpaid principal balance of each Mortgage Loan or, if less than such unpaid principal balance, the fair market value of the related underlying property of such Mortgage Loan with respect to Mortgage Loans as to which title has been acquired if such fair market value is less than such unpaid principal balance (net of any unreimbursed Advances attributable to principal) on the day of repurchase plus accrued interest thereon at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of any Modified Mortgage Loan) to, but not including, the first day of the month in which such repurchase price is distributed, provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and provided further that the purchase price set forth above shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of the Trust Fund as a REMIC.
      The right of the Master Servicer or the Company to purchase all the assets of the Trust Fund pursuant to clause (ii) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date being less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans. If such right is exercised by the Master Servicer, the Master Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed Advances theretofore made by it with respect to the Mortgage Loans. In addition, the Master Servicer or the Company, as applicable, shall provide to the Trustee the certification required by Section 3.15 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to the Master Servicer or the Company, as applicable, the Mortgage Files pertaining to the Mortgage Loans being purchased.
            (b) The Master Servicer or, in the case of a final distribution as a result of the exercise by the Company of its right to purchase the assets of the Trust Fund, the Company shall give


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the  Trustee  not less than 60 days' prior  notice of the  Distribution  Date on which the Master Servicer or the Company, as applicable, anticipates that the final distribution will be made to Certificateholders (whether as a result of the exercise by the Master Servicer or the Company of its right to purchase the assets of the Trust Fund or otherwise). Notice of any termination, specifying the anticipated Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer or the Company, as applicable (if it is exercising its right to purchase the assets of the Trust Fund), or by the Trustee (in any other case) by letter to the Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:
            (i) the anticipated Final Distribution Date upon which final payment of the Certificates is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated,
            (ii) the amount of any such final payment, if known, and
            (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, and in the case of the Senior Certificates and Class M Certificates, that payment will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.
      If the Master Servicer or the Company, as applicable, is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer or the Company, the Master Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Fund computed as above provided.
            (c) In the case of the Senior, Class M or Class B Certificates, upon presentation and surrender of the Certificates by the Certificateholders thereof, the Trustee shall distribute to the Certificateholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Master Servicer's or the Company's election to repurchase, or (ii) if the Master Servicer or the Company elected to so repurchase, an amount determined as follows: (A) with respect to each Certificate the outstanding Certificate
Principal Balance thereof, plus Accrued Certificate Interest for the related Interest Accrual Period thereon and any previously unpaid Accrued Certificate Interest, subject to the priority set forth in Section 4.02(a), and (B) with respect to the Class R Certificates, any excess of the amounts available for distribution (including the repurchase price specified in clause (ii) of subsection (a) of this Section) over the total amount distributed under the immediately preceding clause (A).
            (d) In the event that any Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date (if so required by the terms hereof), the Trustee shall on such date cause all funds in the Certificate Account not distributed


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





in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer or the Company, as applicable (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

          Section 9.02. Additional Termination Requirements.

            (a) The Trust Fund shall be terminated in accordance with the following additional requirements, unless (subject to Section 10.01(f)) the Trustee and the Master Servicer have received an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee) to the effect that the failure of the Trust Fund to comply with the requirements of this Section
9.02 will not (i) result in the imposition on the Trust of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding:
            (i) The Master Servicer shall establish a 90-day liquidation period for the Trust Fund and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations
Section 1.860F-1. The Master Servicer also shall satisfy all of the requirements of a qualified liquidation for the Trust Fund under Section 860F of the Code and regulations thereunder;
            (ii) The Master Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and
            (iii) If the Master Servicer or the Company is exercising its right to purchase the assets of the Trust Fund, the Master Servicer shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets of the Trust Fund for cash; provided, however, that in the event that a calendar quarter ends after the commencement of the 90-day liquidation period but prior to the Final Distribution Date, the Master Servicer or the Company shall not purchase any of the assets of the Trust Fund prior to the close of that calendar quarter.


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     (b)__ Each  Holder of a  Certificate  and the  Trustee  hereby  irrevocably approves and appoints the Master Servicer as its attorney-in-fact to adopt a plan of complete liquidation for the Trust Fund at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement. ARTICLE X

                               REMIC PROVISIONS

      Section 10.01. REMIC Administration.

            (a)__ The REMIC Administrator shall make an election to treat the Trust Fund as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of the Trust Fund, each of the Class A-P, Class CB, Class NB, Class M and Class B Certificates and the Uncertificated REMIC Regular Interests shall be designated as the "regular interests" and the Class R Certificates shall be designated as the sole class of "residual interests" in the REMIC. The REMIC Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the REMIC other than the Certificates and the Uncertificated REMIC Regular Interests.
            (b)__ The Closing Date is hereby designated as the "startup day" of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.
            (c)__ The REMIC Administrator shall hold a Class R Certificate representing a 0.01% Percentage Interest of the Class R Certificates and shall be designated as "the tax matters person" with respect to the REMIC in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1. Residential Funding, as tax matters person, shall (i) act on behalf of the REMIC in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 unless such legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or gross negligence. If the REMIC Administrator is no longer the Master Servicer hereunder, at its option the REMIC Administrator may continue its duties as REMIC Administrator and shall be paid reasonable compensation not to exceed $3,000 per year by any successor Master Servicer hereunder for so acting as the REMIC Administrator.
            (d)__ The REMIC Administrator shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to the REMIC created hereunder and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions. The Trustee and Master Servicer


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shall  promptly  provide the REMIC  Administrator  with such  information as the
REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare Tax Returns.
            (e)__ The REMIC Administrator shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee and the Trustee shall forward to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and
(iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of the REMIC.
            (f)__ The Master Servicer and the REMIC Administrator shall take such actions and shall cause the REMIC created hereunder to take such actions as are reasonably within the Master Servicer's or the REMIC Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status thereof as a REMIC under the REMIC Provisions (and the Trustee shall assist the Master Servicer and the REMIC Administrator, to the extent reasonably requested by the Master Servicer and the REMIC Administrator to do so). The Master Servicer and the REMIC Administrator shall not knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause the Trust Fund to take) any action reasonably within their respective control, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event") unless the Master Servicer or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Master Servicer or the REMIC Administrator, as applicable, determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Master Servicer, the REMIC Administrator or the Trustee) to the effect that the contemplated action will not, with respect to the REMIC created hereunder, endanger such status or, unless the Master Servicer, the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Fund against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not
authorized   hereunder)   as  to  which  the  Master   Servicer   or  the  REMIC
Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with


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respect to the REMIC or its  assets,  or causing  the REMIC to take any  action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Master Servicer or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether uch action could cause an Adverse REMIC Event to occur with respect to the REMIC, and the Trustee shall not take any such action or cause the REMIC to take any such action as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that an Adverse REMIC Event could occur. The Master Servicer or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Master Servicer or the REMIC Administrator. At all times as may be required by the Code, the Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of the REMIC as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in
Section 860G(a)(5) of the Code.
            (g)__  In  the  event  that  any  tax  is  imposed  on   "prohibited
transactions" of the REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of the REMIC as defined in
Section 860G(c) of the Code, on any contributions to the REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, or (iii) otherwise against amounts on deposit in the Custodial Account as provided by Section 3.10 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.
            (h)__ The Trustee and the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to the REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.
            (i)__ Following the Startup Day, neither the Master Servicer nor the Trustee shall accept any contributions of assets to the REMIC unless (subject to Section 10.01(f)) the Master Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the REMIC will not cause the REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.
            (j)__ Neither the Master  Servicer nor the Trustee shall (subject to
Section 10.01(f)) enter into any arrangement by which the REMIC will receive a fee or other compensation for services nor permit the REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section


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860G(a)(5) of the Code.
            (k)__ Solely for the purposes of Section  1.860G-1(a)(4)(iii) of the
Treasury Regulations, the "latest possible maturity date" by which the Certificate Principal Balance of each Class of Certificates (other than the Class A-V Certificates) representing a regular interest in the REMIC would be reduced to zero is April 25, 2029, which is the Distribution Date immediately following the latest scheduled maturity of any Mortgage Loan. The latest possible Maturity Date for each Uncertificated REMIC Regular Interest is April 25, 2029, which is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan.
            (l)__ Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the REMIC.
            (m)__  Neither  the  Trustee  nor the Master  Servicer  shall  sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the REMIC, (iii) the termination of the REMIC pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) nor acquire any assets for the REMIC, nor sell or dispose of any investments in the Custodial Account or the Certificate Account for gain nor accept any contributions to the REMIC after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of the REMIC as a REMIC or (b) unless the Master Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause the REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

      Section 10.02. Master Servicer, REMIC Administrator and Trustee
                    Indemnification.

            (a)__ The Trustee agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Company or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X.
            (b)__ The REMIC Administrator agrees to indemnify the Trust Fund, the Company, the Master Servicer and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the Master Servicer or the Trustee, as a result of a breach of the REMIC Administrator's covenants set forth in this
Article X with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the REMIC Administrator that contain errors or omissions; provided, however, that such liability will not be imposed to the extent such breach is a result of an error or omission in information provided to the REMIC Administrator by the Master Servicer in which case Section 10.02(c) will apply.


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     (c)__ The Master  Servicer agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the REMIC Administrator or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in this Article X or in
Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master Servicer that contain errors or omissions.
ARTICLE XI

                           MISCELLANEOUS PROVISIONS

      Section 11.01. Amendment.

            (a)__ This Agreement or any Custodial Agreement may be amended from time to time by the Company, the Master Servicer and the Trustee, without the consent of any of the Certificateholders:
            (i)   to cure any ambiguity,
            (ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,
            (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,
            (iv) to change the timing and/or nature of deposits into the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, provided that (A) the Certificate Account Deposit Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect,
            (v) to modify, eliminate or add to the provisions of Section 5.02(f) or any other provision hereof restricting transfer of the Class R Certificates, by virtue of their being the "residual interests" in the REMIC, provided that
(A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect, and (B) such change shall not (subject to Section 10.01(f)), as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause the REMIC or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee,
            (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder or
            (vii) to amend any provision herein or therein that is not material to any of the Certificateholders.
            (b)__ This Agreement or any Custodial Agreement may also be amended from time to time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:
            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate,
            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.
            (c)__ Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (subject to Section 10.01(f) and at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.
            (d)__ Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder. It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.
            (e)__ The Company shall have the option, in its sole discretion, to obtain and deliver to the Trustee any corporate guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or any combination of the foregoing, for the purpose of protecting the Holders of the Class B Certificates against any or all Realized Losses or other shortfalls. Any such instrument or fund shall be held by the Trustee for the benefit of the Class B Certificateholders, but shall not be and shall not be deemed to be under any circumstances included in the Trust Fund. To the extent that any such instrument or fund constitutes a reserve fund for federal income tax purposes, (i) any reserve fund so established shall be an outside reserve fund and not an asset of the Trust Fund, (ii) any such reserve fund shall be owned by the Company, and (iii) amounts transferred by the Trust Fund to any such reserve fund shall be treated as amounts distributed by the Trust Fund to the Company or any successor, all within the meaning of Treasury Regulations Section 1.860G-2(h) as it reads as of the Cut-off Date. In connection with the provision of any such instrument or fund, this Agreement and any provision hereof may be modified, added to, deleted or otherwise amended in any manner that is related or incidental to such instrument or fund or the establishment or administration thereof, such amendment to be made by written instrument executed or consented to by the Company but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of the Senior Certificateholders, the Class M Certificateholders, the Master Servicer or the Trustee, as applicable; provided that the Company obtains (subject to Section 10.01(f)) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code and (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that the Company elects to provide such coverage in the form of a limited guaranty provided by General Motors Acceptance Corporation, the Company may elect that the text of such amendment to this Agreement shall be substantially in the form attached hereto as Exhibit M (in which case Residential Funding's Subordinate Certificate Loss Obligation as described in such exhibit shall be established by Residential Funding's consent to such amendment) and that the limited guaranty shall be executed in the form attached hereto as Exhibit N, with such changes as the Company shall deem to be appropriate; it being understood that the Trustee has reviewed and approved the content of such forms and that the Trustee's consent or approval to the use thereof is not required.

      Section 11.02. Recordation of Agreement; Counterparts.

            (a)__ To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of Holders of Certificates entitled to at least 25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.
            (b)__ For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.
          Section 11.03. Limitation on Rights of Certificateholders.

     (a)__ The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.
            (b)__ No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.
          (c)__ No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
          Section 11.04. Governing Law.

      This agreement and the Certificates shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          Section 11.05. Notices.

      All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to (a) in the case of the Company, 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437, Attention:
President, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Company, (b) in the case of the Master Servicer, 10 Universal City Plaza, Suite 2100, Universal City, California 91608, Attention: Master Servicer or such other address as may be hereafter furnished to the Company and the Trustee by the Master Servicer in writing, (c) in the case of the Trustee, Corporate Trust Services Division, 3 Park Plaza, Irvine, California 92614, Attention: Residential Accredit Loans, Inc. Series 1999-QS5 or such other address as may hereafter be furnished to the Company and the Master Servicer in writing by the Trustee, (d) in the case of Fitch IBCA, One State Street Plaza, New York, New York 10004, or such other address as may hereafter be furnished to the Company, the Trustee and the Master Servicer in writing by Fitch IBCA and (e) in the case of Standard & Poor's, 25 Broadway, New York, New York 10004 or such other address as may be hereafter furnished to the Company, the Trustee and the Master Servicer by Standard & Poor's. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register.

          Section 11.06. Notices to Rating Agency.

      The Company, the Master Servicer or the Trustee, as applicable, shall notify each Rating Agency and the Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c), (d), (g), (h), (i) or (j) below or provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses (e) and (f) below:
            (a)__ a material change or amendment to this Agreement,
            (b)__ the occurrence of an Event of Default,

     (c)__ the termination or appointment of a successor Master Servicer or Trustee or a change in the majority ownership of the Trustee,

     (d)__ the filing of any claim under the Master Servicer's blanket fidelity bond and the errors and omissions insurance policy required by Section 3.12 or the cancellation or modification of coverage under any such instrument,

     (e)__ the statement required to be delivered to the Holders of each Class of Certificates pursuant to Section 4.03,

     (f)__ the statements required to be delivered pursuant to Sections 3.18 and 3.19, (g)__ a change in the location of the Custodial Account or the Certificate Account,

            (h)__ the occurrence of any monthly cash flow shortfall to the Holders of any Class of Certificates resulting from the failure by the Master Servicer to make an Advance pursuant to Section 4.04,
            (i)__ the occurrence of the Final Distribution Date, and
            (j)__ the repurchase of or substitution for any Mortgage Loan, provided, however, that with respect to notice of the occurrence of the events described in clauses (d), (g) or (h) above, the Master Servicer shall provide prompt written notice to each Rating Agency and the Subservicer of any such event known to the Master Servicer.

          Section 11.07. Severability of Provisions.

      If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          Section 11.08. Supplemental Provisions for Resecuritization.

      This Agreement may be supplemented by means of the addition of a separate Article hereto (a "Supplemental Article") for the purpose of resecuritizing any of the Certificates issued hereunder, under the following circumstances. With respect to any Class or Classes of Certificates issued hereunder, or any portion of any such Class, as to which the Company or any of its Affiliates (or any designee thereof) is the registered Holder (the "Resecuritized Certificates"), the Company may deposit such Resecuritized Certificates into a new REMIC, grantor trust, FASIT or custodial arrangement (a "Restructuring Vehicle") to be held by the Trustee pursuant to a Supplemental Article. The instrument adopting such Supplemental Article shall be executed by the Company, the Master Servicer and the Trustee; provided, that neither the Master Servicer nor the Trustee shall withhold their consent thereto if their respective interests would not be materially adversely affected thereby. To the extent that the terms of the Supplemental Article do not in any way affect any provisions of this Agreement as to any of the Certificates initially issued hereunder, the adoption of the Supplemental Article shall not constitute an "amendment" of this Agreement.
      Each Supplemental Article shall set forth all necessary provisions relating to the holding of the Resecuritized Certificates by the Trustee, the establishment of the Restructuring Vehicle, the issuing of various classes of new certificates by the Restructuring Vehicle and the distributions to be made thereon, and any other provisions necessary for the purposes thereof. In connection with each Supplemental Article, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that (i) the Restructuring Vehicle will qualify as a REMIC, grantor trust, FASIT or other entity not subject to taxation for federal income tax purposes and (ii) the adoption of the Supplemental Article will not endanger the status of the Trust Fund as a REMIC or (subject to Section 10.01(f)) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC as set forth in Section 860G(d) of the Code).

      IN WITNESS WHEREOF, the Company, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.
                                      RESIDENTIAL ACCREDIT LOANS, INC.
[Seal]
                                      By:
                                            Name:  Stephen Hynes
                                            Title:   Vice President

Attest:


      Name:  Tim Pillar
      Title:  Vice President

                                      RESIDENTIAL FUNDING CORPORATION
[Seal]
                                      By:
                                            Name:  Tim Pillar
                                            Title:    Director

Attest: ______________________
      Name:  Stephen Hynes
      Title:    Director
                                      BANKERS TRUST COMPANY,
                                      As Trustee
[Seal]
                                      By:
                                            Name:
                                            Title:

Attest: ______________________
      Name:
      Title:

STATE OF MINNESOTA )
                        ) ss.:
COUNTY OF HENNEPIN )
      On the 30th day of April, 1999 before me, a notary public in and for said State, personally appeared Stephen Hynes, known to me to be a Vice President of Residential Accredit Loans, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.
      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                    Notary Public
[Notarial Seal]

STATE OF MINNESOTA )
                        ) ss.:
COUNTY OF HENNEPIN )
      On the 30th day of April, 1999 before me, a notary public in and for said State, personally appeared Tim Pillar, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.
      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                  Notary Public
[Notarial Seal]

STATE OF CALIFORNIA )
                        ) ss.:
COUNTY OF ORANGE )
      On the 30th day of April, 1999 before me, a notary public in and for said State, personally appeared _____________, known to me to be an _____________ of Bankers Trust Company, the New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation and acknowledged to me that such banking corporation executed the within instrument.
      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                  Notary Public
[Notarial Seal]

                                  EXHIBIT A

        FORM OF CLASS CB CERTIFICATE, CLASS NB CERTIFICATE, CLASS A-P
                    CERTIFICATE AND CLASS A-V CERTIFICATE
      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.
      [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
      [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS APRIL 30, 1999. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT [100% OF THE APPLICABLE PREPAYMENT ASSUMPTION] (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_____ OF OID PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], THE YIELD TO MATURITY IS ___% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_______ PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]



Certificate No. ____.                     [____%][Variable] Pass-Through Rate [based on
                                          a Notional Amount]
Class [NB][CB][A-__] Senior.
Date of Pooling and Servicing Agreement an[Percentage Interest: ___%]
Cut-off Date: April 1, 1999
                                          Aggregate     Initial     [Certificate
                                          Principal Balance] [Class [A-V] [CB-P]
                                          Notional  Amount]  [Subclass  Notional
                                          Amount]  of the  Class  [NB][CB][A-__]
                                          Certificates:
First Distribution Date: May 25, 1999.

Master Servicer:  Residential Funding     [Initial] [Certificate Principal Balance] [[Class
Corporation.                              [A-V] [CB-P] [Subclass] Notional Amount] of
                                          this Certificate: $_____________]


Assumed Final Distribution Date: May 25, 2CUSIP 76110F-_____

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                                SERIES 1999-QS5

     evidencing a percentage interest in the distributions allocable to the Class [NB][CB][A-__] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

      This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

     This certifies that _____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate [(obtained by dividing the [Initial Certificate Principal Balance] [Initial Class [NB][CB][A-P][A-V Notional Amount] of this Certificate by the aggregate [Initial Certificate Principal Balance of all Class [NB][CB] Certificates] [Initial Class [NB][CB][AP][A-V Notional Amounts of all Class [NB][CB][A-P Certificates], both as specified above)] in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.
      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount [(of interest and principal, if any)] required to be distributed to Holders of Class [NB][CB][A-__] Certificates on such Distribution Date. [The Class [NB][CB][A-V] Notional Amount of the Class [NB][CB][A-V] Certificates as of any date of determination is equal to the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such Class [NB][CB][A]-V Certificates.] [The Subclass Notional Amount of the Class A-V Certificates as of any date of determination is equal to the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such Class A-V-_ Certificates immediately prior to such date.] [The Class A-V[-_] Certificates have no Certificate Principal Balance.]
      Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.
      Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The [Initial Certificate Principal Balance] [Initial Class [NB][CB][A]-V Notional Amount] [initial Subclass Notional Amount] of this Certificate is set forth above.] [The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.]
      This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").
      The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.
      As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.
      The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.
      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.
      The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.
      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
      The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.
      This Certificate shall be governed by and construed in accordance with the laws of the State of New York.
      The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.
      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
      Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                    BANKERS TRUST COMPANY,
                                          as Trustee

                                          By:
                                           Authorized Signatory



                         CERTIFICATE OF AUTHENTICATION

      This is one of the Class [CB][NB][A-__] Certificates referred to in the within-mentioned Agreement.


                                    BANKERS  TRUST   COMPANY,   as   Certificate
                                    Registrar By:
                                               Authorized Signatory

                                  ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto

------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.
      I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
                      Signature by or on behalf of assignor

                      Signature Guaranteed



                          DISTRIBUTION INSTRUCTIONS

     The assignee  should  include the following  for purposes of  distribution:
Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________ for the account of __________account
number       ________,       or,      if      mailed      by      check,      to
_____________________________Applicable   statements   should   be   mailed   to
__________________________________________.

     This information is provided by _______________ , the assignee named above, or , ______ _________________as its agent.

                                  EXHIBIT B

                         FORM OF CLASS M CERTIFICATE

            THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE
SENIOR CERTIFICATES [CLASS M-1 CERTIFICATES] [AND CLASS M-2 CERTIFICATES]
AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).
            SOLELY FOR U.S.  FEDERAL INCOME TAX PURPOSES,  THIS CERTIFICATE IS A
"REGULAR  INTEREST" IN A "REAL  ESTATE  MORTGAGE  INVESTMENT  CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").
            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
            THE  FOLLOWING  INFORMATION  IS PROVIDED  SOLELY FOR THE PURPOSES OF
APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS APRIL 30, 1999. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT [ ] % OF PREPAYMENT ASSUMPTION I (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_________________OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS % AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_________________ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO
REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.
            NO  TRANSFER  OF THIS CLASS M  CERTIFICATE  WILL BE MADE  UNLESS THE
TRUSTEE HAS RECEIVED EITHER (A) AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, THE COMPANY AND THE MASTER SERVICER WITH RESPECT TO THE PERMISSIBILITY OF SUCH TRANSFER UNDER THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") AND SECTION 4975 OF THE CODE AND STATING, AMONG OTHER THINGS, THAT THE TRANSFEREE'S ACQUISITION OF THIS CERTIFICATE WILL NOT

CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR (B) A REPRESENTATION LETTER, IN THE FORM DESCRIBED IN THE AGREEMENT, EITHER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (A "PLAN"), OR ANY OTHER PERSON (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR PURCHASING ANY CERTIFICATE WITH "PLAN ASSETS" OF ANY PLAN (A "PLAN INVESTOR"), OR STATING THAT (I) THE TRANSFEREE IS AN INSURANCE COMPANY, (II) THE SOURCE OF FUNDS TO BE USED BY IT TO PURCHASE THE CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60), AND
(III) THE CONDITIONS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (B), A "COMPLYING INSURANCE COMPANY").

NOTWITHSTANDING THE ABOVE, WITH RESPECT TO THE TRANSFER OF THIS CERTIFICATE TO A DEPOSITORY OR ANY SUBSEQUENT TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS HELD BY A DEPOSITORY, (I) NEITHER AN OPINION OF COUNSEL NOR A CERTIFICATION, EACH AS DESCRIBED IN THE FOREGOING PARAGRAPH, SHALL BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL APPLY:

            1.  ANY  TRANSFEREE  OF  THIS  CERTIFICATE  WILL BE  DEEMED  TO HAVE
      REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) THAT EITHER (A) SUCH TRANSFEREE IS NOT A PLAN INVESTOR OR
      (B) SUCH TRANSFEREE IS A COMPLYING INSURANCE COMPANY; AND
            2. IF THIS  CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD
      IN VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR OR (II) IS A COMPLYING INSURANCE COMPANY SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF THIS CERTIFICATE. THE TRUSTEE SHALL BE UNDER NO LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

            ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.02(E) OF THE POOLING AND SERVICING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE COMPANY, THE

TRUSTEE, THE MASTER SERVICER, ANY SUBSERVICER, AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.




Certificate No. ____.                     [____%]Pass-Through Rate
Class M-__ Subordinate
                                          Aggregate Certificate Principal Balance of the
                                          Class M Certificates: $____________
Date of Pooling and Servicing Agreement and
Cut-off Date:  April 1, 1999

First Distribution Date: May 25, 1999.

Master Servicer:  Residential Funding     Initial Certificate Balance of this Certificate:
Corporation.                              $_____________


Assumed Final Distribution Date: [April 25CUSIP-_____
2029]



                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,

                               SERIES 1999-QS5

     evidencing a percentage interest in any distributions allocable to the Class M__ Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

      This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

      This certifies that _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class M-__ Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.
      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class M-__ Certificates on such Distribution Date.
      Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.
      Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The
Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.
      As described above, no transfer of this Class M Certificate will be made unless (i) the Trustee has received either an opinion of counsel or a representation letter, each as described in the Agreement, relating to the permissibility of such transfer under ERISA and Section 4975 of the Code, or
(ii) this Certificate is held by a Depository, in which case the Transferee will be deemed to have made representations relating to the permissibility of such transfer under ERISA and Section 4975 of the Code, as described in Section 5.02(e) of the Agreement. In addition, any purported Certificate Owner whose acquisition or holding of this Certificate (or interest herein) was effected in violation of the restrictions in Section 5.02(e) of the Agreement shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

      This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.
      As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.
      The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.
      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.
      The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.
      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
      The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the

Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.
      This Certificate shall be governed by and construed in accordance with the laws of the State of New York.
      The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.
      Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                    BANKERS TRUST COMPANY,
                                          as Trustee

                                          By:
                                            Authorized Signatory


                        CERTIFICATE OF AUTHENTICATION


     This  is  one  of  the  Class   M__   Certificates   referred   to  in  the
within-mentioned Agreement. BANKERS TRUST COMPANY, as Trustee


                                    By:
                                               Authorized Signatory

                                  ASSIGNMENT
      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _ _ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.
      I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


Dated:
                      Signature by or on behalf of assignor

                        Signature Guaranteed

                          DISTRIBUTION INSTRUCTIONS


     The assignee  should  include the following  for purposes of  distribution:
Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________ for the account of __________account
number       ________,       or,      if      mailed      by      check,      to
_____________________________Applicable   statements   should   be   mailed   to
__________________________________________-.

     This information is provided by _______________ , the assignee named above, or , ______ _________________as its agent.

                                  EXHIBIT C

                         FORM OF CLASS B CERTIFICATE
THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES AND CLASS M CERTIFICATES [AND CLASS B-1] [CLASS B-2 CERTIFICATES] DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN). THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT. NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT. SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE
FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS APRIL 30, 1999. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 100% OF THE PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $___ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.



Certificate No. ____.                     [____%]Pass-Through Rate

Class B-__ Subordinate
                                          Aggregate Certificate Principal Balance of the
                                          Class B Certificates as of the Cut-off
Date:
                                          $------------
Date of Pooling and Servicing Agreement and
Cut-off Date:  April 1, 1999

First Distribution Date: May 25, 1999.    Initial Certificate Balance of this Certificate:
                                          $-------------

Master Servicer:  Residential Funding
Corporation.

Assumed Final Distribution Date: April 25, 2029

               MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                               SERIES 1999-QS5

     evidencing a percentage interest in any distributions allocable to the Class B-__ Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.


      This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.
      This certifies that Residential Accredit Loans, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class B-__ Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.
      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month next preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class B Certificates on such Distribution Date.
      Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.
      Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The
Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.
      No transfer of this Class B Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Company may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class B Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.
      This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").
      The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master
Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.
      As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.
      The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.
      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.
      The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.
      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
      The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.
      This Certificate shall be governed by and construed in accordance with the laws of the State of New York.
      The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.
      Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed. Dated:

                                          BANKERS TRUST COMPANY,
                                          as Trustee

                                          By:
                                          Authorized Signatory

                        CERTIFICATE OF AUTHENTICATION

     This  is  one  of  the  Class  B-__   Certificates   referred   to  in  the
within-mentioned Agreement.

                                          BANKERS TRUST COMPANY,
                                          as Certificate Registrar

                                          By:
                                                    Authorized Signatory



                                  ASSIGNMENT
            FOR VALUE RECEIVED,  the undersigned  hereby sell(s),  assign(s) and
transfer(s)                                                                 unto
___________________________________________________________(Please    print   or
typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.
      I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


Dated:
                                          Signature by or on behalf of assignor
                                          Signature Guaranteed




                          DISTRIBUTION INSTRUCTIONS


     The assignee  should  include the following  for purposes of  distribution:
Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________ for the account of __________account
number       ________,       or,      if      mailed      by      check,      to
_____________________________Applicable   statements   should   be   mailed   to
__________________________________________-.

     This information is provided by _______________ , the assignee named above, or , ______ _________________as its agent.

                                  EXHIBIT D
                         FORM OF CLASS R CERTIFICATE
THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW). SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR THE FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B),
(C), (D) OR (E) BEING HEREIN REFERRED TO AS A "DISQUALIFIED  ORGANIZATION"),  OR
(F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS

RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE.
NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH
REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT
WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A
CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT
LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.


Certificate No. ____.                     [____%]Pass-Through Rate

Class R Senior
                                         Aggregate Initial Principal Balance of the Class
                                         R Certificates: $100.00
Date of Pooling and Servicing Agreement and
Cut-off Date:  April 1, 1999

First Distribution Date: May 25, 1999.    Initial Certificate Balance of this Certificate:
                                          $-------------

Master Servicer:  Residential Funding     Percentage Interest:           %
Corporation.

Assumed Final Distribution Date:          CUSIP
April 25, 2029


               MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                               SERIES 1999-QS5


     evidencing a percentage interest in any distributions allocable to the Class R Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.


      This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC

Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

      This certifies that is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate
Principal Balance of all Class R Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.
      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class R Certificates on such Distribution Date.
      Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

     Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The

Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto. Notwithstanding the reduction of the Certificate Principal Balance hereof to zero, this Certificate will remain outstanding under the Agreement and the Holder hereof may have additional obligations with respect to this Certificate, including tax liabilities, and may be entitled to certain additional distributions hereon, in accordance with the terms and provisions of the Agreement.
      No transfer of this Class R Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class R Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.
      This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").
      The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master
Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.
      As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.
      The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.
      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.
      The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.
      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
      The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.
      This Certificate shall be governed by and construed in accordance with the laws of the State of New York.
      The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.
      Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed. IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.
Dated:                                    BANKERS TRUST COMPANY,
                                          as Trustee

                                          By:
                                          Authorized Signatory

                        CERTIFICATE OF AUTHENTICATION

     This is one of the Class R Certificates referred to in the within-mentioned Agreement.

                                          BANKERS TRUST COMPANY,
                                          as Certificate Registrar

                                          By:
                                                    Authorized Signatory

                                  ASSIGNMENT


            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

      I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

 Dated:
                                          Signature by or on behalf of assignor
                                          Signature Guaranteed


                          DISTRIBUTION INSTRUCTIONS


     The assignee  should  include the following  for purposes of  distribution:
Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________ for the account of __________account
number       ________,       or,      if      mailed      by      check,      to
_____________________________Applicable   statements   should   be   mailed   to
__________________________________________-.

     This information is provided by _______________ , the assignee named above, or , ______ _________________as its agent.

                                  EXHIBIT E

                             CUSTODIAL AGREEMENT

      THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of April 1, 1999, by and among BANKERS TRUST COMPANY, as Trustee (including its successors under the Pooling Agreement defined below, the "Trustee"), RESIDENTIAL ACCREDIT LOANS, INC. (together with any successor in interest, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with any successor in interest or successor under the Pooling Agreement referred to below, the "Master Servicer"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                        W I T N E S S E T H T H A T :
      WHEREAS, the Company, the Master Servicer, and the Trustee have entered into a Pooling and Servicing Agreement dated as of April 1, 1999, relating to the issuance of Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 1999-QS5 (as in effect on the date of this agreement, the "Original Pooling Agreement," and as amended and supplemented from time to time, the "Pooling Agreement"); and
      WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Company and the Master Servicer under the Pooling Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;
      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Company, the Master Servicer and the Custodian hereby agree as follows:


                                  Article I

                                 Definitions
      Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling Agreement, unless otherwise required by the context herein.
                                  Article II

                        Custody of Mortgage Documents
      Section 2.01 Custodian to Act as Agent; Acceptance of Mortgage Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the "Mortgage Files") and declares that it holds and will hold the Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

     Section 2.02 Recordation of Assignments.

     If any Mortgage File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Company for the purpose of recording it in the appropriate public office for real property records, and the Company, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

      Section 2.03  Review of Mortgage Files.

      (a) On or prior to the Closing Date, the Custodian shall deliver to the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt of a Mortgage File for each Mortgage Loan listed on the Schedule attached hereto (the "Mortgage Loan Schedule").
      (b) Within 45 days of the initial issuance of the Certificates, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each Mortgage File, and shall deliver to the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all documents required to be delivered pursuant to Section 2.01(b) of the Pooling Agreement have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. In the event that any Mortgage Note or Assignment of Mortgage has been delivered to the Custodian by the Company in blank, the Custodian, upon the direction of the Company, shall cause each such Mortgage Note to be endorsed to the Trustee and each such Assignment of Mortgage to be completed in the name of the Trustee prior to the date on which such Interim Certification is delivered to the Trustee. Within 45 days of receipt of the documents required to be delivered pursuant to Section 2.01(c) of the Pooling Agreement, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each such document, and shall deliver to the Trustee either (i) an Interim Certification in the form attached hereto as Exhibit Two to the effect that all such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification or (ii) a Final Certification as set forth in subsection (c) below. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purpor to be on their face. If in performing the review required by this Section 2.03 the Custodian finds any document or documents constituting a part of a Mortgage File to be defective in any material respect, the Custodian shall promptly so notify the Company, the Master Servicer and the Trustee. Upon receipt of written notification from the Master Servicer, signed by a Servicing Officer, that the Master Servicer or a Subservicer, as the case may be, has made a deposit into the Certificate Account in payment for the purchase of the related Mortgage Loan in an amount equal to the Purchase Price for such Mortgage Loan, the Custodian shall release to the Master Servicer the related Mortgage File.

      (c) Upon receipt of all documents required to be in the Mortgage Files the Custodian shall deliver to the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.
      Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans then contained in the Mortgage Files.
      Section 2.04 Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Master Servicer or the Company as set forth in the Pooling Agreement or by a Seller in a Seller's Agreement or by Residential Funding or the Company in the Assignment Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Company, the Master Servicer and the Trustee.


      Section 2.05 Custodian to Cooperate;Release of Mortgage Files. Upon the repurchase or substitution of any Mortgage Loan pursuant to Article II of the Pooling Agreement or payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 of the Pooling Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. The Custodian agrees, upon receipt of such certification and request, promptly to release to the Master Servicer the related Mortgage File. The Master Servicer shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Qualified Substitute Mortgage Loan.
      From time to time as is appropriate for the servicing or foreclosures of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy or any Mortgage Pool Insurance Policy, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Required Insurance Policies. With such certificate, the Master Servicer shall deliver to the Custodian a trust receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Mortgage File to the Master Servicer. The Master Servicer shall cause each Mortgage File so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless
(i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or any document therein has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver the Trust Receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account as provided in the Pooling Agreement. In addition, upon the request of the Master Servicer, the Custodian will send to the Master Servicer copies of any documents contained in the Mortgage File so requested.

      Section  2.06  Assumption  Agreements.

     In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.


                                 Article III

                           CONCERNING THE CUSTODIAN

      Section 3.01 Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.05 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Mortgage File shall be delivered by the Custodian to the Company or the Master Servicer or otherwise released from the possession of the Custodian.

      Section 3.02 Indemnification. The Company hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reason of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Company, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fee or charge shall have been caused by reason of any negligent act, negligent failure to act or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

      Section 3.03 Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

      Section 3.04 Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

      Section 3.05 Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Company, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

      The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.07 and shall be unaffiliated with the Master Servicer or the Company.

      Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.05 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Company and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Company and the Master Servicer.

      Section 3.06 Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

      Section 3.07 Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

                                  Article IV

                           Miscellaneous Provisions

      Section 4.01 Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

      Section 4.02 Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Company, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling Agreement and furnish the Custodian with written copies thereof.

      Section 4.03 Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

      Section 4.04 Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of holders of Certificates evidencing undivided interests in the aggregate of not less than 25% of the Trust Fund), but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Master Servicer to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

      For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      Section 4.05 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.


Address:                                    BANKERS TRUST COMPANY,
3 Park Plaza
Irvine, California  92614
Attention:  Residential Accredit Loans, Inc.
            Series 1999-QS5

                                            as Trustee



                                          By:.................................
                                             Name:
                                             Title:

Address:                                    RESIDENTIAL ACCREDIT LOANS, INC.
8400 Normandale Lake Boulevard
Suite 700
Minneapolis, Minnesota  55437





                                          By:.................................
                                             Name:
                                             Title: Vice President

Address:                                    RESIDENTIAL FUNDING
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota 55437

                                            CORPORATION, as Master Servicer



                                          By:.................................
                                             Name:
                                             Title: Director

Address:                                    NORWEST BANK MINNESOTA,
401 Second Avenue South
Minneapolis, Minnesota  55479

                                            NATIONAL ASSOCIATION



                                          By:.................................
                                             Name:
                                             Title:

STATE OF          )
                  ) ss.:
COUNTY OF         )
      On the 30th day of April, 1999, before me, a notary public in and for said State, personally appeared _______________________, known to me to be a ______________ of Bankers Trust Company, the New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation and acknowledged to me that such banking corporation executed the within instrument.
      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.
                                    ..........................................
                                                      Notary Public
[SEAL]

STATE OF MINNESOTA      )
                        ) ss.:
COUNTY OF HENNEPIN      )
      On the 30th day of April, 1999, before me, a notary public in and for said State, personally appeared ___________________, known to me to be a Trust Officer of Norwest Bank Minnesota, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.
      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.
                                    ..........................................
                                                      Notary Public

[SEAL]

STATE OF MINNESOTA      )
                        ) ss.:
COUNTY OF HENNEPIN      )
      On the 30th day of April, 1999, before me, a notary public in and for said State, personally appeared ________________, known to me to be a Vice President of Residential Accredit Loans, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.
      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.
                                    ..........................................
                                                      Notary Public
[Notarial Seal]
STATE OF MINNESOTA      )
                        ) ss.:
COUNTY OF HENNEPIN      )
      On the 30th day of April, 1999, before me, a notary public in and for said State, personally appeared ________________, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.
      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.
                                    ..........................................
                                                      Notary Public
[Notarial Seal]

                                 EXHIBIT ONE
                              FORM OF CUSTODIAN
                            INITIAL CERTIFICATION


                                          April 30, 1999
Bankers Trust Company
3 Park Plaza
Irvine, California  92614

Attention:  Residential Accredit Loans, Inc., Series 1999-QS5

          Re: Custodial Agreement dated as of April 1, 1999, by and among Bankers Trust Company, Residential Accredit Loans, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, relating to Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 1999-QS5

Ladies and Gentlemen:

      In accordance with Section 2.3 of the above-captioned Custodial Agreement, and subject to Section 2.02 of the Pooling Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note or an original Lost Note Affidavit with a copy of the related Mortgage Note) to the extent required in Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule with any exceptions listed on Schedule A attached hereto.
      Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.


                                          NORWEST BANK MINNESOTA,
                                          NATIONAL ASSOCIATION
                                          By:.................................
                                          Name:...............................
                                          Title:..............................

                                 EXHIBIT TWO
                   FORM OF CUSTODIAN INTERIM CERTIFICATION
                                                ________________ ____, 1999
Bankers Trust Company
3 Park Plaza
Irvine, California  92614

Attention:  Residential Accredit Loans, Inc., Series 1999-QS5

          Re: Custodial Agreement dated as of April 1, 1999, by and among Bankers Trust Company, Residential Accredit Loans, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, relating to Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 1999-QS5

Ladies and Gentlemen:

      In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents related to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.
      Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.


                                          NORWEST BANK MINNESOTA,
                                          NATIONAL ASSOCIATION
                                          By:.................................
                                          Name:...............................
                                          Title:..............................

                                EXHIBIT THREE
                    FORM OF CUSTODIAN FINAL CERTIFICATION
                                                ________________ ____, 1999
Bankers Trust Company
3 Park Plaza
Irvine, California  92614

Attention:  Residential Accredit Loans, Inc., Series 1999-QS5

          Re: Custodial Agreement dated as of April 1, 1999, by and among Bankers Trust Company, Residential Accredit Loans, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, relating to Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 1999-QS5

Ladies and Gentlemen:

      In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule containing (I) with respect to each such Mortgage Loan (other than a Cooperative
Loan):
            (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee or an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;
            (ii) The original Mortgage with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such mortgage has been recorded;
            (iii) An original  Assignment  of the  Mortgage to the Trustee  with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;
            (iv) With respect to each Mortgage Loan other than a Cooperative Loan, the original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded; and

            (v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement certified by the public recording office in which such document has been recorded;
      and (II) with respect to each Cooperative Loan so assigned:
            (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;
            (ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;
            (iii) The related  Cooperative Stock  Certificate,  representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;
            (iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;
            (v)   The Security Agreement;
            (vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;
            (vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;
            (viii)An executed  assignment  of the interest of the  originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;
            (ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and (x) An executed UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and an executed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

      Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                    NORWEST BANK MINNESOTA, NATIONAL
                                    ASSOCIATION
                                          By:.................................
                                          Name:...............................
                                          Title:..............................

                                  EXHIBIT F
                            MORTGAGE LOAN SCHEDULE


1

  RUN ON     : 04/29/99           RFC DISCLOSURE SYSTEM       RFFSD177-01
  AT         : 14.10.39          FIXED RATE LOAN LISTING      AMORTIZED BALANCE
  SERIES     : 1999-QS5 CONFOR                                CUTOFF : 04/01/99
  POOL       : 0004372
             :
             :
  POOL STATUS: F

  RFC LOAN #     S/S CODE          PMT TYPE      ORIGINAL BAL     LOAN FEATURE
                                   ORIG TERM     PRINCIPAL BAL    # OF UNITS
  ADDRESS                          ORIG RATE     ORIGINAL P+I     LTV
  ADDRESS LINE 2                   CURR NET      CURRENT P+I      VALUE
  CITY           STATE  ZIP        LOAN PURP     NOTE DATE        MI CO CODE
  SERVICER LOAN #                  PROP TYPE     1ST PMT DATE     MI CVG
  SELLER LOAN #                    OCCP CODE     MATURITY DATE
  INVESTOR LOAN #
  ______________________________________________________________________________


    1593261          623/623             F          168,000.00         ZZ
                                         360        163,030.17          1
    201 GREYHOUND PASS WEST            8.750          1,321.65         80
                                       8.500          1,321.65      210,000.00
    CARMEL           IN   46032          1            03/26/97         00
    917087                               05           05/01/97          0
    917087                               O            04/01/27
    0


    1624442          661/661             F          127,900.00         ZZ
                                         360        125,992.99          1
    12 WEST FOREST RUN COURT           9.000          1,029.11        100
                                       8.750          1,029.11      127,900.00
    SPARTANBURG      SC   29301          1            04/24/97         92
    2875581                              05           06/01/97         30
    2875581                              O            05/01/27
    0


    1629225          E22/K05             F           61,200.00         ZZ
                                         360         59,985.26          2
    1613-15 WEST 22ND STREET           9.000            492.43         90
                                       8.750            492.43       68,000.00
    LAWRENCE         KS   66046          1            07/31/97         04
    0410493886                           05           09/01/97         25
    410493886                            N            08/01/27
    0


    1662647          E22/K05             F           40,800.00         ZZ
                                         360         40,350.31          1
    5103 RAYMOND                       8.750            320.98         80
                                       8.500            320.98       51,000.00
    DEARBORN HEIGHT  MI   48125          1            09/29/97         01
    0410557904                           05           11/01/97         12
1


    410557904                            N            10/01/27
    0


    1695596          E22/K05             F          217,250.00         ZZ
                                         360        215,414.66          1
    9310 E. HIDDEN GREEN DR.           8.750          1,709.11         90
                                       8.500          1,709.11      241,400.00
    SCOTTSDALE       AZ   85255          1            01/29/98         04
    0410697874                           03           03/01/98         25
    410697874                            N            02/01/28
    0


    1710310          E22/K05             F           58,400.00         ZZ
                                         360         57,919.96          1
    828 E. JOAN DE' ARC                8.500            449.05         90
                                       8.250            449.05       64,888.00
    PHOENIX          AZ   85022          1            02/13/98         04
    0410717367                           01           04/01/98         25
    410717367                            N            03/01/28
    0


    1717541          661/661             F          200,000.00         ZZ
                                         360        197,792.53          1
    2225 TOWN AND COUNTRY DRIVE        7.000          1,330.61        100
                                       6.750          1,330.61      198,215.00
    SIERRA VISTA     AZ   85635          1            02/27/98         92
    3086113                              05           04/01/98         30
    3086113                              O            03/01/28
    0


    1717565          661/661             F          170,000.00         ZZ
                                         360        168,212.52          1
    210 JORDAN SHORE DRIVE             7.500          1,188.66         97
                                       7.250          1,188.66      177,000.00
    POLAND           ME   04274          2            02/06/98         92
    3231099                              05           04/01/98         30
    3231099                              O            03/01/28
    0


    1717570          661/661             F           75,000.00         ZZ
                                         360         74,319.00          1
    520 HIGH STREET                    8.000            550.32        100
                                       7.750            550.32       75,000.00
    DEPTFORD TWP     NJ   08096          1            02/20/98         93
    3233657                              05           04/01/98         30
    3233657                              O            03/01/28
    0


1


    1730981          883/G02             F          122,276.00         T
                                         360        121,960.88          1
    4706 CRESTONE CIRCLE               8.250            918.62         80
                                       8.000            918.62      152,845.00
    KISSIMMEE        FL   34758          4            11/17/98         00
    0431173756                           05           01/01/99          0
    WRIGHT9800161                        O            12/01/28
    0


    1732724          B28/G02             F           37,200.00         ZZ
                                         360         36,955.76          1
    850 UTICA STREET                   8.750            292.66         58
    #E                                 8.500            292.66       65,000.00
    DENVER           CO   80204          5            04/20/98         00
    0431071752                           09           06/01/98          0
    1980289                              N            05/01/28
    0


    1756443          L05/G02             F          114,100.00         ZZ
                                         352        114,026.50          1
    12295 52ND ROAD NORTH              8.500            881.71         80
                                       8.250            881.71      142,667.00
    ROYAL PALM BEAC  FL   33411          4            03/11/99         00
    0431250935                           05           04/01/99          0
    7001894                              O            07/01/28
    0


    1760278          E83/G02             F          197,280.00         ZZ
                                         360        195,747.32          1
    17 STONE STREET                    7.750          1,413.34         80
                                       7.500          1,413.34      246,600.00
    COLD SPRING      NY   10516          4            08/11/98         00
    0431278167                           05           10/01/98          0
    5000035321                           O            09/01/28
    0


    1770357          180/G02             F           80,100.00         ZZ
                                         360         79,712.01          1
    3951 NORMAN ROAD                   8.625            623.01         91
                                       8.375            623.01       88,500.00
    STONE MOUNTAIN   GA   30083          1            07/31/98         10
    0431029958                           05           09/01/98         25
    0012964474                           N            08/01/28
    0


    1773153          B75/G02             F          183,200.00         ZZ
                                         360        182,119.24          2
    4908 & 4910 HAWLEY BLVD            8.250          1,376.32         83
                                       8.000          1,376.32      221,500.00
1


    SAN DIEGO        CA   92116          1            06/04/98         21
    0431050806                           05           08/01/98         12
    7759087                              O            07/01/28
    0


    1785818          180/G02             F          130,500.00         ZZ
                                         360        129,835.06          1
    9722 ROLKE ROAD                    8.375            991.89         90
                                       8.125            991.89      145,000.00
    HOUSTON          TX   77099          1            07/21/98         04
    0431253327                           05           09/01/98         25
    0013109319                           N            08/01/28
    0


    1786617          001/G02             F           42,700.00         ZZ
                                         360         42,529.59          1
    65 PARK DRIVE #65-23               8.125            317.04         70
                                       7.875            317.04       61,000.00
    BOSTON           MA   02215          1            09/02/98         00
    0431030097                           01           11/01/98          0
    1527151                              N            10/01/28
    0


    1792787          J83/G02             F           31,500.00         ZZ
                                         360         31,395.97          1
    319 W PEMBROKE AVENUE              8.375            239.43         90
                                       8.125            239.43       35,000.00
    HAMPTON          VA   23669          1            10/09/98         04
    0431068485                           05           12/01/98         25
    258509                               N            11/01/28
    0


    1794532          B75/G02             F          115,000.00         ZZ
                                         360        114,552.35          2
    2757 SOUTH 2805 WEST               8.250            863.96         80
                                       8.000            863.96      145,000.00
    WEST VALLEY CIT  UT   84119          2            09/25/98         00
    0431246669                           05           11/01/98          0
    6055404                              N            10/01/28
    0


    1797293          H93/G02             F           35,000.00         ZZ
                                         360         34,830.42          1
    835 BELMONT AV                     8.625            272.23         70
                                       8.375            272.23       50,000.00
    CHARLOTTE        NC   28205          5            07/27/98         00
    0431253673                           05           09/01/98          0
    9849424                              N            08/01/28
    0
1




    1799380          229/G02             F           53,000.00         ZZ
                                         360         52,798.86          1
    3812 GAYLE AVENUE                  8.375            402.84         90
                                       8.125            402.84       58,950.00
    BELLEVUE         NE   68123          1            09/21/98         04
    0431058007                           07           11/01/98         25
    0016179087                           N            10/01/28
    0


    1801575          134/G02             F           39,600.00         ZZ
                                         360         39,453.49          1
    730 PUTNAM ST                      8.500            304.49         90
                                       8.250            304.49       44,000.00
    FINDLAY          OH   45840          1            09/28/98         14
    0431069772                           05           11/01/98         25
    7300040                              N            10/01/28
    0


    1803273          A33/G02             F           40,950.00         ZZ
                                         360         40,802.24          1
    1705 WOODMERE                      8.625            318.50         90
                                       8.375            318.50       45,500.00
    NEW HAVEN        IN   46774          1            09/28/98         04
    0431096726                           05           11/01/98         25
    009052741                            N            10/01/28
    0


    1803744          637/G02             F           32,800.00         ZZ
                                         360         32,661.45          1
    5302 DEXTER DRIVE                  8.625            255.12         90
                                       8.375            255.12       36,448.00
    MERRILLVILLE     IN   46410          3            08/12/98         04
    0431020353                           05           10/01/98         25
    0012163770                           N            09/01/28
    0


    1804328          E26/G02             F           32,400.00         ZZ
                                         360         32,273.83          1
    712 1/2 NORTH 8TH STREET           8.250            243.42         90
                                       8.000            243.42       36,000.00
    ALLENTOWN        PA   18102          1            09/04/98         11
    0431025501                           07           11/01/98         25
    60800806                             N            10/01/28
    0


    1804831          976/976             F           41,600.00         ZZ
                                         360         41,395.59          1
1


    7831 MILLER ROAD B-110             7.875            301.63         80
                                       7.625            301.63       52,000.00
    MIAMI            FL   33173          2            08/21/98         00
    5395418                              01           10/01/98          0
    5395418                              N            09/01/28
    0


    1805294          E22/G02             F           31,550.00         ZZ
                                         360         31,441.87          2
    744 EXCELSIOR AVENUE               8.875            251.03         90
                                       8.625            251.03       35,100.00
    AKRON            OH   44306          1            09/08/98         04
    0411007669                           05           11/01/98         25
    411007669                            N            10/01/28
    0


    1805565          E22/G02             F           34,650.00         ZZ
                                         360         34,515.15          1
    30105 OAK ROAD                     8.250            260.31         90
                                       8.000            260.31       38,500.00
    PUNTA GORDA      FL   33982          1            09/08/98         04
    0411032535                           05           11/01/98         25
    411032535                            N            10/01/28
    0


    1806746          A63/G02             F           81,000.00         ZZ
                                         360         80,851.74          3
    14-16 WASHINGTON AVENUE            8.500            622.82         90
                                       8.250            622.82       90,000.00
    PATERSON         NJ   07505          1            12/07/98         10
    0431208214                           05           02/01/99         25
    0000                                 N            01/01/29
    0


    1806872          N13/G02             F           33,750.00         ZZ
                                         360         33,628.30          1
    1135 W 41ST TR                     8.625            262.50         90
                                       8.375            262.50       37,500.00
    KANSAS CITY      MO   64111          1            09/01/98         11
    0431046168                           05           11/01/98         25
    30PORTER                             N            10/01/28
    0


    1807380          M94/G02             F           41,300.00         ZZ
                                         360         41,188.02          1
    7700 RUTHERFORD                    8.000            303.05         70
                                       7.750            303.05       59,000.00
    DETROIT          MI   48228          5            11/05/98         00
    0431117688                           05           01/01/99          0
1


    1130021411                           N            12/01/28
    0


    1807463          E82/G02             F           70,000.00         ZZ
                                         360         69,720.57          4
    4914-4916 ITASKA                   8.125            519.75         88
                                       7.875            519.75       80,000.00
    ST. LOUIS        MO   63109          1            09/17/98         04
    0400147013                           05           11/01/98         25
    0400147013                           N            10/01/28
    0


    1808066          E22/G02             F           31,050.00         ZZ
                                         360         30,940.85          1
    2508 DELL STREET                   8.750            244.27         90
                                       8.500            244.27       34,500.00
    FORT WORTH       TX   76111          1            09/18/98         10
    0411047814                           05           11/01/98         25
    411047814                            N            10/01/28
    0


    1808174          883/G02             F          112,400.00         T
                                         360        112,400.00          1
    4501 OAKBROOK COURT                8.000            824.76         80
                                       7.750            824.76      140,510.00
    KISSIMMEE        FL   34746          1            03/08/99         00
    0431259613                           05           05/01/99          0
    05004919                             O            04/01/29
    0


    1810131          K31/G02             F           54,000.00         ZZ
                                         360         53,795.07          1
    1767 PENNINGTON PLACE              8.375            410.44         90
                                       8.125            410.44       60,000.00
    ATLANTA          GA   30032          1            10/01/98         10
    0431061415                           05           11/01/98         25
    308051                               N            10/01/28
    0


    1810424          E82/G02             F           34,300.00         ZZ
                                         360         34,165.39          2
    716 - 718 WEST 22ND STREET         8.500            263.74         80
                                       8.250            263.74       42,900.00
    ERIE             PA   16502          1            09/25/98         00
    0400142923                           05           11/01/98          0
    0400142923                           N            10/01/28
    0


1


    1810519          B75/G02             F           68,100.00         ZZ
                                         360         67,812.45          1
    8727 BAY TREE                      8.625            529.67         89
                                       8.375            529.67       77,000.00
    SAN ANTONIO      TX   78240          2            08/25/98         04
    0431256874                           05           10/01/98         25
    7451701                              O            09/01/28
    0


    1811162          134/G02             F           54,000.00         ZZ
                                         360         53,795.07          1
    636 CHERRY ST                      8.375            410.44         90
                                       8.125            410.44       60,000.00
    FINDLAY          OH   45840          1            09/15/98         11
    0431044437                           05           11/01/98         25
    7313883                              N            10/01/28
    0


    1811450          225/225             F           31,410.00         ZZ
                                         360         31,293.76          2
    203 WEST FULTON STREET             8.500            241.52         90
                                       8.250            241.52       34,900.00
    GLOVERSVILLE     NY   12078          1            09/11/98         11
    7045741                              05           11/01/98         30
    7045741                              N            10/01/28
    0


    1811728          168/168             F           41,400.00         ZZ
                                         360         41,250.71          2
    48 GROVE STREET                    8.625            322.00         90
                                       8.375            322.00       46,000.00
    BUFFALO          NY   14207          1            09/23/98         11
    0189385332                           05           11/01/98         25
    0189385332                           N            10/01/28
    0


    1811751          201/G02             F          121,900.00         ZZ
                                         360        121,400.98          1
    215 PETERS STREET #F               8.000            894.46         95
                                       7.750            894.46      128,361.00
    ATLANTA          GA   30313          1            09/25/98         04
    0431260603                           01           11/01/98         30
    504818                               O            10/01/28
    0


    1813371          638/G02             F           31,500.00         ZZ
                                         360         31,357.55          1
    4717 MOSS POINT ROAD               7.500            220.25         90
                                       7.250            220.25       35,000.00
1


    DALLAS           TX   75232          1            09/17/98         14
    0431050046                           05           11/01/98         25
    8772141                              N            10/01/28
    0


    1813431          229/G02             F           38,700.00         ZZ
                                         360         38,581.09          1
    2717 SOUTH 15TH STREET             8.500            297.57         90
                                       8.250            297.57       43,000.00
    OMAHA            NE   68108          1            10/15/98         10
    0431112895                           05           12/01/98         25
    0016234189                           N            11/01/28
    0


    1813506          737/G02             F           42,000.00         ZZ
                                         360         41,764.37          1
    5995 WEST HAMPDEN AVE              8.000            308.18         75
    #H-9                               7.750            308.18       56,000.00
    DENVER           CO   80227          1            09/17/98         00
    0431070853                           01           11/01/98          0
    588778                               N            10/01/28
    0


    1813834          H93/G02             F           37,350.00         ZZ
                                         360         37,232.28          1
    2309 TIOGA PARKWAY                 8.375            283.89         90
                                       8.125            283.89       41,500.00
    BALTIMORE        MD   21215          1            11/04/98         14
    0431196088                           07           12/01/98         30
    22952                                N            11/01/28
    0


    1813893          H49/G02             F           37,800.00         ZZ
                                         360         37,689.69          1
    3127 HILLCREST TERRACE             8.750            297.37         90
                                       8.500            297.37       42,000.00
    EVANSVILLE       IN   47712          1            10/23/98         11
    0431090349                           05           12/01/98         25
    0012697351                           N            11/01/28
    0


    1814964          940/G02             F           45,000.00         ZZ
                                         360         44,824.86          1
    27209 STRAWBERRY LANE              8.250            338.07         90
                                       8.000            338.07       50,000.00
    HELENDALE        CA   92342          1            09/24/98         10
    0431057587                           03           11/01/98         25
    20924                                N            10/01/28
    0
1




    1815486          H49/G02             F           39,150.00         ZZ
                                         360         39,035.73          1
    2141 EAST 219TH PLACE              8.750            307.99         90
                                       8.500            307.99       43,500.00
    SAUK VILLAGE     IL   60411          1            10/29/98         11
    0431112390                           05           12/01/98         25
    0012698753                           N            11/01/28
    0


    1818465          H93/G02             F          149,700.00         ZZ
                                         360        149,304.29          1
    7622 CRIST COURT                   8.125          1,111.52         90
                                       7.875          1,111.52      167,283.00
    CANAL WINCHESTE  OH   43110          1            11/09/98         12
    0431128040                           05           01/01/99         25
    9884489                              N            12/01/28
    0


    1818655          E22/G02             F           34,650.00         ZZ
                                         360         34,525.05          2
    6705-07 EAST 14TH STREET           8.625            269.50         90
                                       8.375            269.50       38,500.00
    KANSAS CITY      MO   64126          1            09/17/98         10
    0411051378                           05           11/01/98         25
    411051378                            N            10/01/28
    0


    1821631          638/G02             F           36,000.00         ZZ
                                         360         35,866.81          1
    884 NORTH HOWARD STREET            8.500            276.81         90
                                       8.250            276.81       40,000.00
    AKRON            OH   44310          1            10/02/98         10
    0431067271                           05           11/01/98         25
    8792586                              N            10/01/28
    0


    1822281          180/G02             F           44,900.00         ZZ
                                         360         44,733.88          1
    505 HARRIS LANE                    8.500            345.24         90
                                       8.250            345.24       49,900.00
    MONROE           NC   28112          1            09/28/98         04
    0431076389                           05           11/01/98         30
    0012778635                           N            10/01/28
    0


    1822860          E22/G02             F           44,550.00         ZZ
                                         360         44,408.61          1
1


    3824 KARL DRIVE                    8.375            338.61         90
                                       8.125            338.61       49,500.00
    NORTH HIGHLANDS  CA   95660          1            10/02/98         04
    0411056617                           05           12/01/98         25
    411056617                            N            11/01/28
    0


    1824728          G34/G02             F           40,500.00         ZZ
                                         360         40,346.31          1
    506 WEST BROADWAY STREET           8.375            307.83         90
                                       8.125            307.83       45,000.00
    LONGVIEW         TX   75604          1            09/30/98         04
    0431067537                           05           11/01/98         25
    80985215                             N            10/01/28
    0


    1825392          180/G02             F           31,500.00         ZZ
                                         360         31,410.20          2
    2127 CLEVELAND AVENUE              7.750            225.67         90
                                       7.500            225.67       35,000.00
    COLUMBUS         OH   43211          1            11/06/98         04
    0431255066                           05           01/01/99         25
    0013595210                           N            12/01/28
    0


    1826123          E22/G02             F           39,150.00         ZZ
                                         360         39,019.26          1
    2216 SWALLOW CIRCLE                9.000            315.01         90
                                       8.750            315.01       43,500.00
    ATLANTA          GA   30315          1            10/02/98         10
    0411067184                           05           11/01/98         25
    411067184                            N            10/01/28
    0


    1826219          E22/G02             F           34,650.00         ZZ
                                         360         34,540.78          1
    213 N. WALNUT STREET UNIT #1       8.375            263.37         90
                                       8.125            263.37       38,500.00
    EDINBURGH        IN   46124          1            10/05/98         04
    0411056989                           05           12/01/98         25
    411056989                            N            11/01/28
    0


    1826741          227/G02             F          101,000.00         ZZ
                                         360        100,620.49          1
    1725 VICTORIAN POINT               7.500            706.21         67
                                       7.250            706.21      151,000.00
    COLORADO SPRING  CO   80904          1            11/09/98         00
    0431130509                           05           12/01/98          0
1


    1792900                              O            11/01/28
    0


    1827475          E22/G02             F           42,650.00         ZZ
                                         360         42,503.89          1
    931 BRIDGE STREET                  8.875            339.34         90
                                       8.625            339.34       47,400.00
    MORRILTON        AR   72110          1            10/01/98         10
    0411020613                           05           11/01/98         25
    411020613                            N            10/01/28
    0


    1827489          E22/G02             F           37,800.00         ZZ
                                         360         37,689.69          1
    17415 ANGLIN                       8.750            297.37         90
                                       8.500            297.37       42,000.00
    DETROIT          MI   48234          1            10/12/98         04
    0411080757                           05           12/01/98         25
    411080757                            N            11/01/28
    0


    1827525          E22/G02             F           35,550.00         ZZ
                                         360         35,421.81          1
    12520 PEBBLESTONE DRIVE            8.625            276.50         90
                                       8.375            276.50       39,500.00
    HOUSTON          TX   77072          1            10/05/98         10
    0411036551                           03           11/01/98         25
    411036551                            N            10/01/28
    0


    1827726          A50/A50             F           44,550.00         ZZ
                                         360         44,372.16          1
    203 LAUREL AVENUE                  8.125            330.78         90
                                       7.875            330.78       49,500.00
    GOOSE CREEK      SC   29445          1            09/03/98         04
    0000                                 05           11/01/98         25
    0000                                 N            10/01/28
    0


    1828263          E22/G02             F           45,900.00         ZZ
                                         360         45,766.00          1
    344 WEST WOODRUFF                  8.750            361.10         90
                                       8.500            361.10       51,000.00
    HAZEL PARK       MI   48030          1            10/15/98         10
    0411070758                           05           12/01/98         25
    411070758                            N            11/01/28
    0


1


    1828284          E22/G02             F           31,500.00         ZZ
                                         360         31,417.09          2
    7019 REEDLAND STREET               9.250            259.14         90
                                       9.000            259.14       35,000.00
    PHILADELPHIA     PA   19151          1            10/13/98         04
    0411057771                           07           12/01/98         25
    411057771                            N            11/01/28
    0


    1828290          E22/G02             F           36,000.00         ZZ
                                         360         35,905.25          1
    11091 HUPP                         9.250            296.17         90
                                       9.000            296.17       40,000.00
    WARREN           MI   48089          1            10/16/98         10
    0411094980                           05           12/01/98         25
    411094980                            N            11/01/28
    0


    1828337          E22/G02             F           43,200.00         ZZ
                                         360         43,083.29          2
    723-725 43RD STREET                9.125            351.49         90
                                       8.875            351.49       48,000.00
    WEST PALM BEACH  FL   33407          1            10/16/98         04
    0411091358                           05           12/01/98         25
    411091358                            N            11/01/28
    0


    1828740          638/G02             F           44,100.00         ZZ
                                         360         43,957.44          1
    587 SARVER ROAD                    8.250            331.31         90
                                       8.000            331.31       49,000.00
    BUFFALO TOWNSHI  PA   16055          1            10/09/98         10
    0431083872                           05           12/01/98         25
    08796787                             N            11/01/28
    0


    1828794          E22/G02             F           44,000.00         ZZ
                                         360         43,868.23          4
    6302 SUN VALLEY DRIVE              8.625            342.23         74
                                       8.375            342.23       60,000.00
    SAN ANTONIO      TX   78227          1            10/08/98         00
    0411033434                           05           12/01/98          0
    411033434                            N            11/01/28
    0


    1828795          E22/G02             F           33,300.00         ZZ
                                         360         33,202.80          1
    1544 EAST MEYERS                   8.750            261.97         90
                                       8.500            261.97       37,000.00
1


    HAZEL PARK       MI   48030          1            10/20/98         10
    0411070790                           05           12/01/98         25
    411070790                            N            11/01/28
    0


    1828796          E22/G02             F           32,300.00         ZZ
                                         360         32,215.00          3
    110 SOUTH 15TH STREET              9.250            265.72         90
                                       9.000            265.72       35,900.00
    RICHMOND         IN   47374          1            10/19/98         04
    0411093776                           05           12/01/98         25
    411093776                            N            11/01/28
    0


    1829200          E22/G02             F           37,800.00         ZZ
                                         360         37,689.69          1
    1457 SOUTH AVENUE                  8.750            297.37         90
                                       8.500            297.37       42,000.00
    SPRINGFIELD      MO   65807          1            10/15/98         10
    0411098346                           05           12/01/98         25
    411098346                            N            11/01/28
    0


    1829240          638/G02             F           40,500.00         ZZ
                                         360         40,375.57          1
    5038 NORTH 10TH STREET             8.500            311.41         90
                                       8.250            311.41       45,000.00
    PHILADELPHIA     PA   19141          1            10/16/98         10
    0431085430                           05           12/01/98         25
    8810295                              N            11/01/28
    0


    1829847          E22/G02             F           35,100.00         ZZ
                                         360         34,994.90          1
    1663 THOMAS STREET                 8.625            273.00         89
                                       8.375            273.00       39,500.00
    PORT HURON       MI   48060          1            10/14/98         04
    0411088453                           05           12/01/98         25
    411088453                            N            11/01/28
    0


    1830984          229/G02             F          143,000.00         ZZ
                                         360        142,710.20          1
    5016 NORTH 134TH STREET            8.000          1,049.29         90
                                       7.750          1,049.29      158,900.00
    OMAHA            NE   68164          1            01/29/99         10
    0431253129                           05           02/01/99         25
    0016041352                           N            01/01/29
    0
1




    1832340          H93/G02             F          182,750.00         ZZ
                                         360        181,940.74          1
    RT 5 BOX 328                       8.125          1,356.91         85
                                       7.875          1,356.91      215,000.00
    ELKTON           VA   22827          5            10/12/98         10
    0431244417                           05           12/01/98         12
    9871056                              O            11/01/28
    0


    1832824          E29/G02             F           81,900.00         ZZ
                                         360         81,628.46          1
    1703 SOUTH HARDY DRIVE             8.125            608.11         90
                                       7.875            608.11       91,000.00
    TEMPE            AZ   85281          1            10/29/98         04
    0431241546                           05           12/01/98         25
    000                                  N            11/01/28
    0


    1832872          E22/G02             F           42,750.00         ZZ
                                         360         42,608.25          1
    748 HUDSON AVENUE                  8.125            317.42         90
                                       7.875            317.42       47,500.00
    AKRON            OH   44306          1            10/22/98         04
    0411092885                           05           12/01/98         25
    411092885                            N            11/01/28
    0


    1832986          638/G02             F           45,000.00         ZZ
                                         360         44,861.76          1
    528 ANDOVER STREET                 8.500            346.01         90
                                       8.250            346.01       50,000.00
    CHICAGO HEIGHTS  IL   60411          1            10/19/98         10
    0431094168                           05           12/01/98         25
    8801863                              N            11/01/28
    0


    1833507          E29/G02             F           44,550.00         ZZ
                                         360         44,409.61          1
    562-564 N OXFORD ST                8.375            338.61         90
                                       8.125            338.61       49,500.00
    INDIANAPOLIS     IN   46201          1            10/13/98         04
    0431114339                           05           12/01/98         25
    9809038                              N            11/01/28
    0


    1833812          A50/A50             F           35,100.00         ZZ
                                         360         34,956.32          1
1


    126 TALLULAH TRAIL                 8.000            257.55         90
                                       7.750            257.55       39,000.00
    WARNER ROBINS    GA   31088          1            09/29/98         04
    115873                               05           11/01/98         25
    115873                               N            10/01/28
    0


    1833828          962/G02             F           42,200.00         ZZ
                                         360         42,077.83          1
    2325 S 17TH STREET                 8.375            320.75         90
                                       8.125            320.75       46,900.00
    FARGO            ND   58103          1            11/30/98         04
    0431122910                           07           01/01/99         25
    0000                                 N            12/01/28
    0


    1833836          003/G02             F           46,350.00         ZZ
                                         360         46,192.40          2
    406-08 FREEMAN DRIVE               8.000            340.10         90
                                       7.750            340.10       51,500.00
    ATHENS           GA   30601          1            11/02/98         12
    0431191386                           05           12/01/98         25
    0010136596                           N            11/01/28
    0


    1833875          003/G02             F           46,350.00         ZZ
                                         360         46,192.40          2
    115 ASHMORE DRIVE                  8.000            340.10         90
                                       7.750            340.10       51,500.00
    ATHENS           GA   30601          1            11/02/98         12
    0431191410                           05           12/01/98         25
    0010560381                           N            11/01/28
    0


    1834158          976/976             F           44,960.00         ZZ
                                         360         44,807.09          1
    333 MAIDEN LN                      8.000            329.91         80
                                       7.750            329.91       56,200.00
    LAWRENCE         KS   66044          1            10/01/98         00
    5131497                              05           12/01/98          0
    5131497                              N            11/01/28
    0


    1834160          976/976             F           44,000.00         ZZ
                                         360         43,850.39          1
    3678 ARTHUR AVENUE                 8.000            322.86         90
                                       7.750            322.86       48,900.00
    VIRGINIA BEACH   VA   23452          1            10/30/98         04
    5133277                              07           12/01/98         25
1


    5133277                              N            11/01/28
    0


    1834238          976/976             F           43,900.00         ZZ
                                         360         43,733.35          1
    2017 WOOD DALE TERRACE             8.375            333.68         80
                                       8.125            333.68       54,900.00
    CHARLOTTE        NC   28203          1            09/30/98         00
    5302176                              05           11/01/98          0
    5302176                              N            10/01/28
    0


    1834269          976/976             F           46,500.00         ZZ
                                         360         46,297.54          1
    2417 HIRD AVENUE                   6.750            301.60         75
                                       6.500            301.60       62,000.00
    CALDWELL         ID   83605          1            10/08/98         00
    5319883                              05           12/01/98          0
    5319883                              N            11/01/28
    0


    1834315          976/976             F           54,400.00         ZZ
                                         360         54,182.83          1
    204-259 ROCK STREET UNIT G6        8.125            403.92         80
                                       7.875            403.92       68,000.00
    NORWOOD          MA   02062          1            09/28/98         00
    5339610                              01           11/01/98          0
    5339610                              N            10/01/28
    0


    1834316          976/976             F           54,400.00         ZZ
                                         360         54,182.83          1
    217-H2 ROCK STREET UNIT 217-H2     8.125            403.92         80
                                       7.875            403.92       68,000.00
    NORWOOD          MA   02062          1            09/28/98         00
    5339611                              01           11/01/98          0
    5339611                              N            10/01/28
    0


    1834317          976/976             F           54,400.00         ZZ
                                         360         54,182.83          1
    217-H8 ROCK STREET UNIT 217-H8     8.125            403.92         80
                                       7.875            403.92       68,000.00
    NORWOOD          MA   02062          1            09/28/98         00
    5339612                              01           11/01/98          0
    5339612                              N            10/01/28
    0


1


    1834328          976/976             F           43,200.00         ZZ
                                         360         43,056.78          2
    1437 WEST 45TH STREET              8.125            320.76         80
                                       7.875            320.76       54,000.00
    CHICAGO          IL   60609          1            10/15/98         00
    5342953                              05           12/01/98          0
    5342953                              N            11/01/28
    0


    1834391          976/976             F           47,100.00         ZZ
                                         360         46,955.28          1
    1278 OLMES ROAD                    8.500            362.16         90
                                       8.250            362.16       52,350.00
    BROOKSVILLE      FL   34601          1            10/23/98         11
    5362065                              05           12/01/98         25
    5362065                              N            11/01/28
    0


    1834463          976/976             F           41,400.00         ZZ
                                         360         41,255.65          1
    2597 CHURCH STREET                 7.875            300.18         90
                                       7.625            300.18       46,000.00
    ATLANTA          GA   30318          1            10/08/98         21
    5372384                              05           12/01/98         25
    5372384                              N            11/01/28
    0


    1834479          976/976             F           37,200.00         ZZ
                                         360         37,070.30          1
    3819 LEWIN AVENUE                  7.875            269.73         80
                                       7.625            269.73       46,500.00
    BALTIMORE        MD   21215          1            10/09/98         00
    5373456                              05           12/01/98          0
    5373456                              N            11/01/28
    0


    1834555          976/976             F           41,200.00         ZZ
                                         360         41,070.15          1
    1030 PLUMA DRIVE                   8.375            313.15         90
                                       8.125            313.15       45,800.00
    ATLANTA          GA   30316          1            10/07/98         21
    5387696                              05           12/01/98         25
    5387696                              N            11/01/28
    0


    1834584          976/976             F           40,500.00         ZZ
                                         360         40,342.32          1
    7005 WEST 43RD                     8.250            304.27         90
                                       8.000            304.27       45,000.00
1


    LITTLE ROCK      AR   72204          1            09/22/98         11
    5391014                              05           11/01/98         25
    5391014                              N            10/01/28
    0


    1834688          976/976             F           40,400.00         ZZ
                                         360         40,238.71          1
    3213 BENEVA ROAD, UNIT 101         8.125            299.97         90
                                       7.875            299.97       44,900.00
    SARASOTA         FL   34232          1            09/30/98         04
    5408232                              01           11/01/98         25
    5408232                              N            10/01/28
    0


    1834700          976/976             F           43,650.00         ZZ
                                         360         43,484.30          1
    3410 MCKINLEY                      8.375            331.78         90
                                       8.125            331.78       48,500.00
    LAKE CHARLES     LA   70607          1            09/23/98         11
    5408785                              05           11/01/98         25
    5408785                              N            10/01/28
    0


    1834834          976/976             F           60,900.00         ZZ
                                         360         60,698.04          4
    301-303 N. 11TH STREET             8.125            452.19         90
                                       7.875            452.19       67,700.00
    RICHMOND         IN   47374          1            10/02/98         21
    5419325                              05           12/01/98         25
    5419325                              N            11/01/28
    0


    1834842          976/976             F           89,100.00         ZZ
                                         360         88,753.17          4
    5230-32 MIAMI                      8.250            669.38         90
                                       8.000            669.38       99,000.00
    ST LOUIS         MO   63139          1            09/23/98         04
    5421097                              05           11/01/98         25
    5421097                              N            10/01/28
    0


    1834844          976/976             F           40,950.00         ZZ
                                         360         40,790.57          1
    113 GRETHER                        8.250            307.65         90
                                       8.000            307.65       45,500.00
    ST. LOUIS        MO   63135          1            09/24/98         11
    5421440                              05           11/01/98         25
    5421440                              N            10/01/28
    0
1




    1834983          976/976             F           56,700.00         ZZ
                                         360         56,479.28          1
    3819 ANNA DR                       8.250            425.97         90
                                       8.000            425.97       63,000.00
    ORLANDO          FL   32808          1            10/01/98         21
    5431546                              05           11/01/98         25
    5431546                              N            10/01/28
    0


    1835128          976/976             F           44,900.00         ZZ
                                         360         44,751.10          1
    2015 FOURTH STREET SOUTH           8.125            333.39         90
                                       7.875            333.39       49,900.00
    NAMPA            ID   83651          1            10/19/98         04
    5454257                              05           12/01/98         25
    5454257                              N            11/01/28
    0


    1835171          976/976             F           46,350.00         ZZ
                                         360         46,184.29          1
    3835 W. 130TH STREET               7.750            332.06         90
                                       7.500            332.06       51,500.00
    CLEVELAND        OH   44111          1            10/08/98         04
    5464018                              05           12/01/98         25
    5464018                              N            11/01/28
    0


    1835206          976/976             F           37,600.00         ZZ
                                         360         37,478.44          1
    20 MARIETTA STREET #11C            8.250            282.48         80
                                       8.000            282.48       47,000.00
    ATLANTA          GA   30303          1            10/30/98         00
    5486181                              01           12/01/98          0
    5486181                              N            11/01/28
    0


    1836569          638/G02             F           44,900.00         ZZ
                                         360         44,765.53          1
    9 BLAKE STREET                     8.625            349.23         90
                                       8.375            349.23       49,900.00
    KEENE            NH   03431          1            10/14/98         14
    0431100742                           05           12/01/98         25
    08795800                             N            11/01/28
    0


    1836757          129/G02             F           76,000.00         ZZ
                                         360         75,902.75          4
1


    11717 LINCOLN LAKE RD              8.250            570.96         87
                                       8.000            570.96       88,000.00
    GREENVILLE       MI   48838          2            01/25/99         10
    0431221175                           05           03/01/99         25
    3500248624                           N            02/01/29
    0


    1836895          003/G02             F           37,350.00         ZZ
                                         360         37,227.15          1
    305 BURSON AVE                     8.125            277.13         71
                                       7.875            277.13       53,000.00
    CARROLLTON       GA   30116          1            10/30/98         12
    0431098680                           05           12/01/98         25
    0010557643                           N            11/01/28
    0


    1837089          526/526             F           47,600.00         ZZ
                                         360         47,409.97          1
    15755 EAST 13TH PLACE              8.125            353.43         90
                                       7.875            353.43       52,900.00
    AURORA           CO   80011          1            09/11/98         12
    338907                               01           11/01/98         25
    338907                               N            10/01/28
    0


    1837358          526/526             F           53,900.00         ZZ
                                         360         53,398.24          1
    1885 DIAMOND #2-129                7.875            390.81         70
                                       7.625            390.81       77,000.00
    SAN DIEGO        CA   92109          5            02/03/98         00
    306635                               01           04/01/98          0
    306635                               N            03/01/28
    0


    1837479          526/526             F          105,250.00         ZZ
                                         360        104,073.50          1
    9028 SE MARKET STREET              8.375            799.98         90
                                       8.125            799.98      116,950.00
    PORTLAND         OR   97216          1            10/22/97         10
    9183507                              05           12/01/97         25
    9183507                              N            11/01/27
    0


    1837894          E22/G02             F           44,000.00         ZZ
                                         360         43,864.84          1
    5710 COACH DRIVE WEST UNIT C       8.500            338.32         80
                                       8.250            338.32       55,000.00
    DAYTON           OH   45440          1            10/19/98         00
    0411045784                           01           12/01/98          0
1


    411045784                            N            11/01/28
    0


    1838789          E22/G02             F           35,050.00         ZZ
                                         360         34,957.73          2
    4312 NORWALDO AVE                  9.250            288.35         90
                                       9.000            288.35       38,994.00
    INDIANAPOLIS     IN   46205          1            11/02/98         04
    0411121965                           05           12/01/98         25
    411121965                            N            11/01/28
    0


    1839604          180/G02             F           31,500.00         ZZ
                                         360         31,395.55          1
    120 WEST DAUGHERTY AVENUE          8.125            233.89         88
                                       7.875            233.89       36,000.00
    BARDSTOWN        KY   40004          1            10/30/98         10
    0431105048                           05           12/01/98         25
    0012792370                           N            11/01/28
    0


    1840777          J96/G02             F          221,600.00         ZZ
                                         360        220,936.33          1
    352 CHEROKEE AVENUE                8.625          1,723.59         90
                                       8.375          1,723.59      246,250.00
    ATLANTA          GA   30312          1            10/01/98         04
    0431115054                           01           12/01/98         25
    PP890023                             O            11/01/28
    0


    1841282          E22/G02             F           37,500.00         ZZ
                                         360         37,414.95          1
    2125 AUGUSTA UNIT #5               8.875            298.37         75
                                       8.625            298.37       50,000.00
    HOUSTON          TX   77057          1            11/10/98         00
    0411101322                           01           01/01/99          0
    411101322                            N            12/01/28
    0


    1842226          638/G02             F           49,500.00         ZZ
                                         360         49,347.93          1
    305 NORTH DEVON                    8.500            380.61         90
                                       8.250            380.61       55,000.00
    INDIANAPOLIS     IN   46219          1            10/30/98         10
    0431159516                           05           12/01/98         25
    08812532                             N            11/01/28
    0


1


    1843165          M94/G02             F           48,600.00         ZZ
                                         360         48,501.51          1
    7661 LAMPHERE                      8.000            356.61         90
                                       7.750            356.61       54,000.00
    DETROIT          MI   48239          1            12/23/98         04
    0431174143                           05           02/01/99         25
    11300023136                          N            01/01/29
    0


    1843228          757/G02             F           75,600.00         ZZ
                                         360         75,367.74          3
    34 HARVARD STREET                  8.500            581.30         90
                                       8.250            581.30       84,000.00
    BROCKTON         MA   02301          1            10/30/98         14
    0431173863                           05           12/01/98         25
    3604733                              N            11/01/28
    0


    1843823          E22/G02             F           31,500.00         ZZ
                                         360         31,422.84          1
    2116 DANA                          8.500            242.21         90
                                       8.250            242.21       35,000.00
    TOLEDO           OH   43609          1            11/13/98         01
    0411132129                           05           01/01/99         25
    411132129                            N            12/01/28
    0


    1843850          B28/G02             F           57,600.00         ZZ
                                         360         57,432.33          1
    4321 NORTH CHRISTINE STREET        8.000            422.65         80
                                       7.750            422.65       72,000.00
    BOISE            ID   83704          1            11/11/98         00
    0431213339                           05           01/01/99          0
    05981612                             N            12/01/28
    0


    1844378          H37/G02             F           58,800.00         ZZ
                                         360         58,650.97          1
    195 BALDWIN STREET                 6.875            386.27         80
                                       6.625            386.27       73,500.00
    PHILADELPHIA     PA   19127          1            12/11/98         00
    0431162833                           09           02/01/99          0
    500501                               N            01/01/29
    0


    1844672          025/025             F           43,700.00         ZZ
                                         360         43,487.15          1
    2333 BENSON STREET                 7.125            294.41         70
                                       6.875            294.41       62,557.00
1


    SARASOTA         FL   34231          1            09/15/98         00
    552177                               05           11/01/98          0
    552177                               N            10/01/28
    0


    1845903          E22/G02             F           36,000.00         ZZ
                                         360         35,899.94          1
    300 N. LONGORIA STREET             7.875            261.02         90
                                       7.625            261.02       40,000.00
    PORT ISABEL      TX   78578          1            11/19/98         10
    0411132038                           05           01/01/99         25
    411132038                            N            12/01/28
    0


    1846474          L38/G02             F          230,950.00         ZZ
                                         360        230,950.00          1
    2215 SE STONEHAVEN RD              7.625          1,634.65         80
                                       7.375          1,634.65      288,732.00
    PORT SAINT LUCI  FL   34952          1            03/29/99         00
    0431269570                           05           05/01/99          0
    12030000000666                       O            04/01/29
    0


    1846514          637/G02             F           32,400.00         ZZ
                                         360         32,334.35          1
    2224 LILLY STREET                  8.000            237.74         90
                                       7.750            237.74       36,000.00
    LAKE CHARLES     LA   70601          3            12/21/98         01
    0431205947                           05           02/01/99         25
    12010930                             N            01/01/29
    0


    1846529          E82/G02             F           39,100.00         ZZ
                                         360         38,994.02          1
    1122 HARTMAN STREET                8.000            286.90         90
                                       7.750            286.90       43,500.00
    MCKEESPORT       PA   15132          1            11/30/98         04
    0400166989                           05           01/01/99         25
    400166989                            N            12/01/28
    0


    1846805          638/G02             F           32,400.00         ZZ
                                         360         32,292.58          1
    30 STEVENS STREET UNIT #111        8.125            240.57         90
                                       7.875            240.57       36,000.00
    BRIDGEPORT       CT   06606          1            11/05/98         14
    0431118900                           01           12/01/98         25
    8805241                              N            11/01/28
    0
1




    1847242          638/G02             F           38,700.00         ZZ
                                         360         38,602.77          1
    1006 WEST HILL                     8.375            294.15         90
                                       8.125            294.15       43,000.00
    URBANA           IL   61801          1            11/13/98         04
    0431121532                           05           01/01/99         25
    08821197                             N            12/01/28
    0


    1847515          B28/G02             F          102,400.00         ZZ
                                         360        102,129.32          1
    3046 DOVER ROAD SOUTHWEST          8.125            760.32         80
                                       7.875            760.32      128,000.00
    ALBUQUERQUE      NM   87105          2            11/11/98         00
    0431259985                           05           01/01/99          0
    05982007                             O            12/01/28
    0


    1847718          129/G02             F           36,900.00         ZZ
                                         360         36,827.10          1
    2026 CROWLEY                       8.125            273.98         90
                                       7.875            273.98       41,000.00
    MUSKEGON         MI   49441          1            12/11/98         10
    0431173905                           05           02/01/99         25
    35000276278                          N            01/01/29
    0


    1848733          J48/G02             F           32,450.00         ZZ
                                         360         32,384.23          1
    336 SAN SERVANDO AVENUE SW         8.000            238.11         90
                                       7.750            238.11       36,100.00
    PALM BAY         FL   32908          1            12/18/98         14
    0431160035                           05           02/01/99         25
    9870363                              N            01/01/29
    0


    1848923          664/G02             F          112,500.00         ZZ
                                         360        112,422.57          1
    9817 ERNST ROAD                    7.875            815.71         71
                                       7.625            815.71      160,000.00
    COULTERVILLE     CA   95311          2            02/01/99         00
    0431246941                           05           04/01/99          0
    2921518                              O            03/01/29
    0


    1849036          003/G02             F          211,500.00         ZZ
                                         360        210,954.94          2
1


    836 MARSTEVAN DRIVE                8.250          1,588.93         90
                                       8.000          1,588.93      235,000.00
    ATLANTA          GA   30307          1            11/25/98         12
    0431256635                           05           01/01/99         25
    10152262                             N            12/01/28
    0


    1849716          K08/G02             F           35,100.00         ZZ
                                         360         34,991.38          1
    324 WEST VIRGINIA                  8.375            266.79         90
                                       8.125            266.79       39,000.00
    LEWISTOWN        MT   59457          1            11/25/98         04
    0411149701                           05           01/01/99         25
    411149701                            N            12/01/28
    0


    1850279          N55/G02             F           68,800.00         ZZ
                                         360         68,752.65          1
    5141 SCIOTO DARBY ROAD             7.875            498.85         80
                                       7.625            498.85       86,000.00
    HILLIARD         OH   43026          5            02/08/99         00
    0431246727                           05           04/01/99          0
    0000                                 O            03/01/29
    0


    1850460          E22/G02             F           58,500.00         ZZ
                                         360         58,299.57          1
    17377 WISCONSIN                    8.875            465.45         90
                                       8.625            465.45       65,000.00
    DETROIT          MI   48221          1            09/30/98         04
    0411041544                           05           11/01/98         25
    411041544                            N            10/01/28
    0


    1850468          K08/G02             F           36,000.00         ZZ
                                         360         35,914.08          1
    8240 CRESTVIEW                     8.625            280.00         80
                                       8.375            280.00       45,000.00
    STERLING HEIGHT  MI   48312          1            11/25/98         00
    0411139504                           01           01/01/99          0
    411139504                            N            12/01/28
    0


    1850782          G81/G02             F           44,200.00         ZZ
                                         360         44,132.53          1
    1101 SW 122 AVE UNIT 315           7.375            305.28         66
                                       7.125            305.28       67,000.00
    MIAMI            FL   33184          5            01/19/99         00
    0431229889                           01           03/01/99          0
1


    021811074                            N            02/01/29
    0


    1851018          976/976             F           45,900.00         ZZ
                                         360         45,747.04          1
    10605 SIGMA STREET                 8.125            340.81         90
                                       7.875            340.81       51,000.00
    EL PASO          TX   79924          1            10/23/98         04
    5429387                              05           12/01/98         25
    5429387                              N            11/01/28
    0


    1851072          976/976             F           60,000.00         ZZ
                                         360         59,790.78          1
    1133 IONE WAY                      7.875            435.05         80
                                       7.625            435.05       75,000.00
    MODESTO          CA   95351          1            10/23/98         00
    5445467                              05           12/01/98          0
    5445467                              N            11/01/28
    0


    1851119          976/976             F           77,600.00         ZZ
                                         360         77,329.42          1
    1888 CLEARWATER LOOP N.E.          7.875            562.66         80
                                       7.625            562.66       97,000.00
    RIO RANCHO       NM   87124          1            10/29/98         00
    5455690                              05           12/01/98          0
    5455690                              N            11/01/28
    0


    1851204          976/976             F           62,450.00         ZZ
                                         360         62,141.33          1
    824 WEST NELSON                    8.625            485.73         90
                                       8.375            485.73       69,408.00
    MOSINEE          WI   54455          1            11/03/98         04
    5476310                              05           12/01/98         25
    5476310                              N            11/01/28
    0


    1851307          976/976             F           40,500.00         ZZ
                                         360         40,337.17          2
    113 & 113 1/2 2ND STREET SW        8.500            311.41         90
                                       8.250            311.41       45,000.00
    WATERTOWN        SD   57201          1            11/04/98         11
    5526526                              05           12/01/98         25
    5526526                              N            11/01/28
    0


1


    1851319          976/976             F           57,600.00         ZZ
                                         360         57,404.15          1
    1035 STRAWBERRY LANE               8.000            422.65         80
                                       7.750            422.65       72,000.00
    ELLENWOOD        GA   30049          1            11/02/98         00
    5532194                              05           12/01/98          0
    5532194                              O            11/01/28
    0


    1851331          976/976             F           36,800.00         ZZ
                                         360         36,709.84          1
    36829 WALNUT DRIVE                 8.500            282.97         80
                                       8.250            282.97       46,000.00
    ZEPHYRHILLS      FL   33541          1            11/30/98         00
    5534441                              05           01/01/99          0
    5534441                              N            12/01/28
    0


    1851475          E22/G02             F           46,000.00         ZZ
                                         360         45,847.48          1
    3020 CALIFORNIA STREET             8.125            341.55         80
                                       7.875            341.55       57,500.00
    OHAMA            NE   68131          1            10/28/98         00
    0411086085                           05           12/01/98          0
    411086085                            N            11/01/28
    0


    1851530          721/G02             F           38,250.00         ZZ
                                         360         38,151.42          2
    647-649 16TH AVE SW                8.250            287.36         90
                                       8.000            287.36       42,500.00
    CEDER RAPIDS     IA   52404          1            12/01/98         10
    0431131390                           05           01/01/99         25
    7810068571                           N            12/01/28
    0


    1852928          E22/G02             F           44,000.00         ZZ
                                         360         43,867.00          1
    314 S SPRING STREET                8.875            350.08         90
                                       8.625            350.08       48,900.00
    SPARTANBURG      SC   29306          1            12/02/98         10
    0411123391                           05           01/01/99         25
    411123391                            N            12/01/28
    0


    1853154          K08/G02             F           38,500.00         ZZ
                                         360         38,395.63          1
    381 7TH LANE SW                    8.000            282.50         90
                                       7.750            282.50       42,800.00
1


    VERO BEACH       FL   32962          1            12/04/98         04
    0411103492                           05           01/01/99         25
    411103492                            N            12/01/28
    0


    1853266          B76/G02             F           40,000.00         ZZ
                                         360         39,870.68          1
    475 THIRD ST                       8.250            300.51         80
                                       8.000            300.51       50,000.00
    PONTIAC          MI   48340          1            10/28/98         00
    0431191626                           05           12/01/98          0
    000235205                            N            11/01/28
    0


    1853479          638/G02             F           36,900.00         ZZ
                                         360         36,825.22          1
    618 WEST DEWEY AVENUE              8.000            270.76         90
                                       7.750            270.76       41,000.00
    COOLIDGE         AZ   85228          1            12/03/98         14
    0431133545                           05           02/01/99         25
    8791561                              N            01/01/29
    0


    1854922          L02/G02             F           38,400.00         ZZ
                                         360         38,331.50          1
    115 SOUTH EATON STREET             8.625            298.67         80
                                       8.375            298.67       48,000.00
    BALTIMORE        MD   21224          1            12/07/98         00
    0431141126                           07           02/01/99          0
    981653                               N            01/01/29
    0


    1854992          N32/G02             F          103,350.00         ZZ
                                         360        103,221.09          1
    4035 BRIGHTON AVENUE               8.375            785.53         65
                                       8.125            785.53      159,000.00
    LOS ANGELES      CA   90062          5            01/08/99         00
    0431249663                           05           03/01/99          0
    0139531                              O            02/01/29
    0


    1855084          196/G02             F           35,100.00         ZZ
                                         360         34,980.62          1
    135 FORDHAM AVENUE                 8.000            257.56         90
                                       7.750            257.56       39,000.00
    SAN ANTONIO      TX   78228          1            10/16/98         10
    0431135664                           05           12/01/98         25
    1188143                              N            11/01/28
    0
1




    1855523          196/G02             F           41,250.00         ZZ
                                         360         41,094.98          4
    4015-17 HYDRAULIC AVENUE           7.500            288.43         75
                                       7.250            288.43       55,000.00
    ST. LOUIS        MO   63116          1            10/30/98         00
    0431154996                           05           12/01/98          0
    1193673                              N            11/01/28
    0


    1855741          K08/G02             F           32,850.00         ZZ
                                         360         32,689.87          1
    6451 NORTH UNIVERSITY DRIVE        8.500            252.59         90
    UNIT # 118                         8.250            252.59       36,500.00
    TAMARAC          FL   33321          1            12/14/98         04
    0411168628                           01           02/01/99         25
    411168628                            N            01/01/29
    0


    1855790          196/G02             F           35,550.00         ZZ
                                         360         35,435.07          1
    323 NORTH MULBERRY STREET          8.250            267.08         90
                                       8.000            267.08       39,500.00
    BREMEN           OH   43107          1            10/20/98         01
    0431138064                           05           12/01/98         25
    232582255DS                          N            11/01/28
    0


    1856035          369/G02             F           46,800.00         ZZ
                                         360         46,580.63          1
    2554 CLAIRMONT AVENUE              8.250            351.60         90
                                       8.000            351.60       52,000.00
    SANFORD          FL   32773          1            10/27/98         01
    0431162783                           05           12/01/98         25
    0070830971                           N            11/01/28
    0


    1856044          134/G02             F          186,300.00         ZZ
                                         360        185,807.53          4
    19712 SOUTH TERRACE AVENUE         8.125          1,383.28         90
                                       7.875          1,383.28      207,000.00
    LYNWOOD          IL   60411          1            11/18/98         11
    0431257302                           05           01/01/99         25
    7822019                              N            12/01/28
    0


    1856068          369/G02             F           72,000.00         ZZ
                                         360         71,755.16          1
1


    1319 N EMERSON AVENUE              8.000            528.32         89
                                       7.750            528.32       81,000.00
    INDIANAPOLIS     IN   46219          1            10/07/98         14
    0431162718                           05           12/01/98         25
    0070714910                           N            11/01/28
    0


    1856071          369/G02             F           75,150.00         ZZ
                                         360         74,907.07          1
    14630 OPHIUCHUS COURT              8.250            564.58         90
                                       8.000            564.58       83,500.00
    WILLIS           TX   77378          1            10/26/98         11
    0431162536                           03           12/01/98         25
    0070913389                           N            11/01/28
    0


    1856104          369/G02             F           30,600.00         ZZ
                                         360         30,222.93          1
    4319 ALMOND AVENUE                 8.250            229.89         90
                                       8.000            229.89       34,000.00
    SARASOTA         FL   34234          1            11/09/98         14
    0431162551                           05           01/01/99         25
    0070922455                           N            12/01/28
    0


    1856127          369/G02             F           62,150.00         ZZ
                                         360         61,943.91          1
    704 ROOSEVELT STREET               8.125            461.47         79
                                       7.875            461.47       78,730.00
    PLAINFIELD       IN   46168          1            10/30/98         00
    0431162395                           05           12/01/98          0
    0070810452                           N            11/01/28
    0


    1856399          225/225             F           51,750.00         ZZ
                                         360         51,543.37          1
    2944 INDIANOLA DRIVE               8.125            384.25         90
                                       7.875            384.25       57,500.00
    TOLEDO           OH   43614          1            09/24/98         04
    7060654                              05           11/01/98         25
    7060654                              N            10/01/28
    0


    1856625          E22/G02             F           31,950.00         ZZ
                                         360         31,845.99          1
    22 EAST 9TH STREET                 9.125            259.96         90
                                       8.875            259.96       35,500.00
    LAPEL            IN   46051          1            09/28/98         04
    0411026560                           05           11/01/98         25
1


    411026560                            N            10/01/28
    0


    1856628          E22/G02             F           35,550.00         ZZ
                                         360         35,482.84          2
    1306 BROADWAY                      9.750            305.43         90
                                       9.500            305.43       39,500.00
    BAY CITY         MI   48708          1            11/19/98         04
    0411105083                           05           01/01/99         25
    411105083                            N            12/01/28
    0


    1856650          E45/G02             F           42,300.00         ZZ
                                         360         42,159.75          1
    6922 SW 45TH AVENUE                8.125            314.08         90
                                       7.875            314.08       47,000.00
    GAINESVILLE      FL   32608          1            11/06/98         14
    0431143452                           03           12/01/98         25
    44713                                N            11/01/28
    0


    1856723          227/G02             F           31,500.00         ZZ
                                         360         31,393.34          1
    208 FLORENCE AVENUE                8.375            239.43         90
                                       8.125            239.43       35,000.00
    WESTVILLE        NJ   08093          1            12/01/98         14
    0431164797                           05           01/01/99         25
    1770334                              N            12/01/28
    0


    1856806          664/G02             F          360,000.00         ZZ
                                         360        359,515.27          3
    216 DIVISADERO STREET              8.000          2,641.56         52
                                       7.750          2,641.56      700,000.00
    SAN FRANCISCO    CA   94117          5            01/13/99         00
    0431248871                           05           03/01/99          0
    2920460                              O            02/01/29
    0


    1856981          196/G02             F           44,000.00         ZZ
                                         360         43,857.76          1
    703 E 1ST STREET                   8.250            330.56         80
                                       8.000            330.56       55,000.00
    PUEBLO           CO   81001          1            10/30/98         10
    0431147693                           05           12/01/98         25
    1186344                              N            11/01/28
    0


1


    1856996          196/G02             F           32,000.00         ZZ
                                         360         31,875.52          2
    300 CLEVELAND STREET               8.000            234.81         80
                                       7.750            234.81       40,000.00
    AKRON            OH   44306          1            12/03/98         00
    0431146125                           05           02/01/99          0
    1192283                              N            01/01/29
    0


    1857388          B75/G02             F          230,400.00         ZZ
                                         360        230,241.44          1
    6501 NE 113TH STREET               7.875          1,670.56         80
                                       7.625          1,670.56      288,000.00
    EDMOND           OK   73013          2            02/10/99         00
    0431254804                           03           04/01/99          0
    6434021                              O            03/01/29
    0


    1857430          E22/G02             F           31,200.00         ZZ
                                         360         31,142.90          1
    376 IRA AVENUE                     8.500            239.90         80
                                       8.250            239.90       39,000.00
    AKRON            OH   44301          1            12/16/98         00
    0411160831                           05           02/01/99          0
    411160831                            N            01/01/29
    0


    1857474          313/G02             F           63,000.00         ZZ
                                         360         62,958.78          2
    2100-02 NORTH 49TH STREET          8.125            467.78         90
                                       7.875            467.78       70,000.00
    MILWAUKEE        WI   53208          1            02/17/99         10
    0431244599                           05           04/01/99         25
    6713846                              N            03/01/29
    0


    1857615          G94/G02             F           64,000.00         ZZ
                                         360         63,798.29          1
    12131 SW 110 CIRCLE SOUTH          8.375            486.45         80
                                       8.125            486.45       80,000.00
    MIAMI            FL   33186          1            10/23/98         00
    0431168996                           09           12/01/98          0
    98010284                             N            11/01/28
    0


    1857830          K08/G02             F           35,550.00         ZZ
                                         360         35,484.93          1
    1021 DUBAIL                        8.500            273.35         90
                                       8.250            273.35       39,500.00
1


    SOUTHBEND        IN   46613          1            12/18/98         04
    0411178437                           05           02/01/99         25
    411178437                            N            01/01/29
    0


    1857984          K08/G02             F           34,200.00         ZZ
                                         360         34,149.14          1
    3090 BELDEN STREET                 9.500            287.57         90
                                       9.250            287.57       38,000.00
    SACRAMENTO       CA   95815          1            12/10/98         04
    0411197494                           05           02/01/99         25
    411197494                            N            01/01/29
    0


    1857998          K08/G02             F           33,750.00         ZZ
                                         360         33,688.22          2
    903 COURT                          8.500            259.51         90
                                       8.250            259.51       37,500.00
    SAGINAW          MI   48602          1            12/21/98         04
    0411184989                           05           02/01/99         25
    411184989                            N            01/01/29
    0


    1858564          180/G02             F           56,900.00         ZZ
                                         360         56,741.84          1
    4813 CASEY CIRCLE                  7.875            412.56         90
                                       7.625            412.56       63,900.00
    KINGMAN          AZ   86401          1            11/10/98         10
    0431241561                           05           01/01/99         20
    0013297940                           N            12/01/28
    0


    1858732          E45/G02             F           60,750.00         ZZ
                                         360         60,558.57          2
    108 & 110 CROKER ROAD              8.375            461.74         90
                                       8.125            461.74       67,500.00
    DALLAS           GA   30132          1            11/06/98         10
    0431162387                           05           12/01/98         25
    43605                                N            11/01/28
    0


    1858825          229/G02             F           86,400.00         ZZ
                                         360         86,286.58          1
    7519 SOUTH 128TH STREET            8.125            641.52         80
                                       7.875            641.52      108,000.00
    OMAHA            NE   68138          1            01/29/99         00
    0431255090                           05           03/01/99          0
    16507154                             N            02/01/29
    0
1




    1858989          K08/G02             F           38,700.00         ZZ
                                         360         38,632.73          2
    3403 FULTON ROAD                   8.750            304.45         90
                                       8.500            304.45       43,000.00
    CLEVELAND        OH   44109          1            12/23/98         04
    0411201577                           05           02/01/99         25
    411201577                            N            01/01/29
    0


    1859134          A60/G02             F          237,600.00         ZZ
                                         360        237,448.49          2
    22 MARTHA TERRACE                  8.250          1,785.01         80
                                       8.000          1,785.01      297,000.00
    FLORAL PARK      NY   11001          1            02/26/99         00
    0431246958                           05           04/01/99          0
    61147                                O            03/01/29
    0


    1859397          480/G02             F           76,050.00         ZZ
                                         360         75,797.87          1
    6918 SPRING MORNING LANE           8.125            564.67         90
                                       7.875            564.67       84,500.00
    CHARLOTTE        NC   28210          1            10/27/98         12
    0431156579                           05           12/01/98         25
    2598977                              N            11/01/28
    0


    1859403          480/G02             F           63,450.00         ZZ
                                         360         63,244.89          1
    8347 DEWAYNE LANE                  8.250            476.68         90
                                       8.000            476.68       70,500.00
    JONESBORO        GA   30236          1            10/12/98         12
    0431162973                           05           12/01/98         25
    2641769                              N            11/01/28
    0


    1859409          480/G02             F           45,600.00         ZZ
                                         360         44,947.63          2
    4526 45TH AVENUE NORTH             8.250            342.58         80
                                       8.000            342.58       57,000.00
    ST PETERSBURG    FL   33714          1            10/27/98         04
    0431156074                           05           12/01/98         20
    2610806                              N            11/01/28
    0


    1859465          480/G02             F           34,200.00         ZZ
                                         360         34,076.68          1
1


    1314 SURREY LANE                   8.625            266.00         90
                                       8.375            266.00       38,000.00
    MARIETTA         GA   30060          1            09/17/98         12
    0431156132                           07           11/01/98         25
    2583565                              N            10/01/28
    0


    1859700          B75/G02             F           36,000.00         ZZ
                                         360         35,934.11          1
    1305 NORTH STREET                  8.500            276.81         90
                                       8.250            276.81       40,000.00
    DANVILLE         IL   60000          1            12/04/98         11
    0431181932                           05           02/01/99         25
    6278329                              N            01/01/29
    0


    1859712          498/G02             F           89,900.00         ZZ
                                         360         89,662.36          1
    939 SEVILLE DRIVE                  8.125            667.51         90
                                       7.875            667.51       99,900.00
    CLARKSTON        GA   30021          1            11/23/98         11
    0431152461                           05           01/01/99         25
    24008898                             N            12/01/28
    0


    1859811          E45/G02             F           44,000.00         ZZ
                                         360         43,802.58          1
    733 SE 35TH AVENUE                 8.125            326.70         90
                                       7.875            326.70       48,900.00
    OCALA            FL   34471          1            10/27/98         11
    0431190404                           05           12/01/98         25
    44767                                N            11/01/28
    0


    1859926          227/G02             F          169,600.00         ZZ
                                         360        169,486.20          1
    8300 FAIRMOUNT DRIVE #J-103        8.000          1,244.47         80
                                       7.750          1,244.47      212,166.00
    DENVER           CO   80231          1            02/19/99         00
    0431233170                           03           04/01/99          0
    1793306                              O            03/01/29
    0


    1860071          163/G02             F          138,150.00         ZZ
                                         360        137,794.00          4
    509 FOURTH AVENUE                  8.250          1,037.87         90
                                       8.000          1,037.87      153,500.00
    ASBURY PARK      NJ   07719          2            11/13/98         14
    0431182211                           05           01/01/99         25
1


    0373132548                           N            12/01/28
    0


    1860336          209/G02             F           36,000.00         ZZ
                                         360         35,857.67          1
    5004 OHIO AVENUE                   8.125            267.30         80
                                       7.875            267.30       45,000.00
    WINSTON SALEM    NC   27105          1            01/28/99         00
    0431222116                           05           03/01/99          0
    987181050                            N            02/01/29
    0


    1860370          F25/G02             F          192,750.00         ZZ
                                         360        192,617.35          1
    19 MIDLAND AVENUE                  7.875          1,397.57         75
                                       7.625          1,397.57      257,000.00
    WHITE PLAINS     NY   10606          1            02/26/99         00
    0431244300                           05           04/01/99          0
    0000                                 O            03/01/29
    0


    1860484          229/G02             F          162,000.00         ZZ
                                         360        161,781.88          1
    7800 NE 74TH PLACE                 8.000          1,188.70         90
                                       7.750          1,188.70      180,005.00
    KANSAS CITY      MO   64158          1            01/15/99         12
    0431248061                           05           03/01/99         25
    0016535627                           N            02/01/29
    0


    1860653          140/G02             F           40,500.00         ZZ
                                         360         40,413.68          1
    8582 CHESAPEAKE BOULEVARD          7.750            290.15         90
                                       7.500            290.15       45,000.00
    NORFOLK          VA   23503          1            12/18/98         10
    0431248707                           01           02/01/99         25
    446597                               N            01/01/29
    0


    1860953          A21/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
    43 SCOTT STREET                    7.625          1,274.03         80
                                       7.375          1,274.03      225,000.00
    DIX HILLS        NY   11746          1            03/10/99         00
    0431259118                           05           05/01/99          0
    0290114370                           O            04/01/29
    0


1


    1861176          227/G02             F           29,250.00         ZZ
                                         360         29,184.44          2
    116 INDIAN                         7.500            204.53         65
                                       7.250            204.53       45,000.00
    MIDLAND          MI   48642          5            12/23/98         00
    0431184985                           05           02/01/99          0
    1830615                              N            01/01/29
    0


    1861189          180/G02             F           45,000.00         ZZ
                                         360         44,850.84          1
    9792 NORTHEAST HIGHLAND DRIVE      8.125            334.12         90
                                       7.875            334.12       50,000.00
    MOSES LAKE       WA   98837          1            10/21/98         04
    0431212240                           05           12/01/98         25
    0012938148                           N            11/01/28
    0


    1861435          637/G02             F           38,250.00         ZZ
                                         360         38,168.48          1
    218 FREILING DRIVE                 7.750            274.03         90
                                       7.500            274.03       42,500.00
    SAN ANTONIO      TX   78213          1            12/15/98         10
    0431182930                           05           02/01/99         25
    0011721685                           N            01/01/29
    0


    1861822          E82/G02             F           31,300.00         ZZ
                                         360         31,236.58          1
    3349 BETHEL CHURCH ROAD            8.000            229.67         64
                                       7.750            229.67       49,000.00
    PITTSBURGH       PA   15241          1            12/31/98         00
    0400173423                           05           02/01/99          0
    0400173423                           N            01/01/29
    0


    1862042          129/G02             F           50,850.00         ZZ
                                         360         50,781.53          1
    1516 PARK WAY DRIVE                8.000            373.12         90
                                       7.750            373.12       56,500.00
    UNIVERSITY CITY  MO   63130          1            01/29/99         11
    0431235621                           05           03/01/99         30
    3500291293                           N            02/01/29
    0


    1862156          E45/E45             F           52,200.00         ZZ
                                         360         51,991.65          1
    5048 LISA COURT                    8.125            387.58         90
                                       7.875            387.58       58,000.00
1


    DOUGLASVILLE     GA   30135          1            09/30/98         10
    43539                                05           11/01/98         25
    43539                                N            10/01/28
    0


    1862347          737/G02             F           68,800.00         ZZ
                                         360         68,670.82          1
    3941 E EMILE ZOLA AVENUE           8.375            522.93         80
                                       8.125            522.93       86,000.00
    PHOENIX          AZ   85032          1            12/30/98         00
    0431243252                           05           02/01/99          0
    516823                               N            01/01/29
    0


    1862371          180/G02             F          153,000.00         ZZ
                                         360        152,877.65          1
    293 OAKLEY PLACE                   7.125          1,030.79         90
                                       6.875          1,030.79      170,000.00
    E. ALTON         IL   62024          1            02/05/99         14
    0431255926                           05           04/01/99         25
    0013675665                           N            03/01/29
    0


    1862372          180/G02             F           47,610.00         ZZ
                                         360         47,547.51          1
    725 RIDGE CREEK DRIVE              8.125            353.50         90
                                       7.875            353.50       52,900.00
    CLARKSTON        GA   30021          1            01/26/99         10
    0431215763                           08           03/01/99         25
    0014073340                           N            02/01/29
    0


    1862601          180/G02             F           31,500.00         ZZ
                                         360         31,437.86          1
    1000 LAKE OF THE WOODS BLVD        8.500            242.21         90
    #A106                              8.250            242.21       35,000.00
    FERN PARK        FL   32730          1            12/08/98         10
    0431176346                           01           02/01/99         25
    0013264452                           N            01/01/29
    0


    1862763          L84/G02             F          142,200.00         ZZ
                                         360        142,104.59          3
    7629 WYNGGATE STREET               8.000          1,043.41         90
                                       7.750          1,043.41      158,000.00
    LOS ANGLES       CA   91042          1            02/16/99         10
    0431248350                           05           04/01/99         25
    99008                                O            03/01/29
    0
1




    1862850          G97/G02             F           54,000.00         ZZ
                                         360         53,890.59          1
    327 KENSINGTON ROAD                8.000            396.23         88
                                       7.750            396.23       62,000.00
    LANSING          MI   48910          1            12/30/98         10
    0431250257                           05           02/01/99         25
    17309                                N            01/01/29
    0


    1863568          K08/G02             F           36,900.00         ZZ
                                         360         36,832.46          2
    824 BITTNER                        8.500            283.73         90
                                       8.250            283.73       41,000.00
    ST. LOUIS        MO   63147          1            12/23/98         04
    0411225212                           05           02/01/99         25
    411225212                            N            01/01/29
    0


    1864021          209/G02             F           34,650.00         ZZ
                                         360         34,602.14          1
    2033 URBAN STREET                  7.875            251.24         90
                                       7.625            251.24       38,500.00
    WINSTON SALEM    NC   27107          1            01/25/99         01
    0431220219                           05           03/01/99         25
    997200884                            N            02/01/29
    0


    1864176          134/G02             F           33,400.00         ZZ
                                         360         33,332.32          1
    4005 EAST 27TH STREET              8.000            245.08         80
                                       7.750            245.08       41,800.00
    TULSA            OK   74114          1            12/09/98         00
    0431175827                           05           02/01/99          0
    7320343                              N            01/01/29
    0


    1864194          225/225             F           31,500.00         ZZ
                                         360         31,434.53          1
    220 KEELS AVENUE                   7.875            228.40         89
                                       7.625            228.40       35,500.00
    ROCK HILL        SC   29730          1            12/28/98         10
    7095239                              05           02/01/99         25
    7095239                              N            01/01/29
    0


    1864277          K08/G02             F           34,200.00         ZZ
                                         360         34,043.65          1
1


    18686 FAIRPORT                     8.875            272.11         90
                                       8.625            272.11       38,000.00
    DETROIT          MI   48205          1            12/30/98         04
    0411171879                           05           02/01/99         25
    411171879                            N            01/01/29
    0


    1864310          K08/G02             F           62,700.00         ZZ
                                         360         62,524.98          1
    15221 BERRY TRAIL UNIT #710        6.875            411.89         95
                                       6.625            411.89       66,000.00
    DALLAS           TX   75248          1            12/18/98         04
    0411212244                           01           02/01/99         30
    411212244                            O            01/01/29
    0


    1864606          G10/G02             F           31,500.00         ZZ
                                         360         31,442.33          1
    3002 SHENANDOAH DRIVE              8.500            242.21         90
                                       8.250            242.21       35,000.00
    ARLINGTON        TX   76014          1            12/01/98         04
    0431179035                           05           02/01/99         25
    XD8039026                            N            01/01/29
    0


    1864661          882/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    7728 COLLINS AVE                   8.375            760.07         47
                                       8.125            760.07      215,000.00
    MIAMI BEACH      FL   33141          5            03/08/99         00
    0431252238                           05           05/01/99          0
    985386                               O            04/01/29
    0


    1864783          573/G02             F           58,500.00         ZZ
                                         360         58,381.43          4
    1837 EAST ADAMS STREET             8.000            429.26         90
                                       7.750            429.26       65,000.00
    PHOENIX          AZ   85034          1            12/17/98         14
    0431234194                           05           02/01/99         25
    140688                               N            01/01/29
    0


    1865121          003/G02             F           36,000.00         ZZ
                                         360         35,951.52          1
    1845 WALDEN CIRCLE                 8.000            264.16         90
                                       7.750            264.16       40,000.00
    MARIETTA         GA   30060          1            01/08/99         12
    0431182047                           05           03/01/99         25
1


    0010601342                           N            02/01/29
    0


    1865157          313/G02             F           32,800.00         ZZ
                                         360         32,753.53          1
    1088-F MERRIMAR CIRCLE SOUTH       7.750            234.99         80
                                       7.500            234.99       41,000.00
    COLUMBUS         OH   43220          1            01/22/99         00
    0431223148                           01           03/01/99          0
    6740880                              N            02/01/29
    0


    1865267          526/526             F           69,900.00         ZZ
                                         360         69,656.32          3
    98 WEST CULVER STREET              7.875            506.82         90
                                       7.625            506.82       77,667.00
    PHOENIX          AZ   85003          1            10/08/98         12
    337983                               05           12/01/98         25
    337983                               N            11/01/28
    0


    1865268          526/526             F           69,900.00         ZZ
                                         360         69,656.32          3
    94 WEST CULVER                     7.875            506.82         90
                                       7.625            506.82       77,667.00
    PHOENIX          AZ   85003          1            10/13/98         11
    337984                               05           12/01/98         25
    337984                               N            11/01/28
    0


    1865269          526/526             F           69,900.00         ZZ
                                         360         69,656.32          3
    84 WEST CULVER                     7.875            506.82         90
                                       7.625            506.82       77,667.00
    PHOENIX          AZ   85003          1            10/08/98         04
    337985                               05           12/01/98         25
    337985                               N            11/01/28
    0


    1865270          526/526             F           36,750.00         ZZ
                                         360         36,599.56          1
    23201 DENVER CT                    8.000            269.66         75
                                       7.750            269.66       49,000.00
    MORENO VALLEY    CA   92553          1            09/16/98         00
    338114                               05           11/01/98          0
    338114                               N            10/01/28
    0


1


    1865280          526/526             F           35,250.00         ZZ
                                         360         35,120.78          1
    2001 BERING DRIVE #8C              7.625            249.50         74
                                       7.375            249.50       48,000.00
    HOUSTON          TX   77057          2            10/21/98         00
    339195                               01           12/01/98          0
    339195                               N            11/01/28
    0


    1865301          526/526             F           78,000.00         ZZ
                                         360         77,664.32          1
    1065 UNIVERSITY AVENUE #206        7.750            558.80         75
                                       7.500            558.80      104,000.00
    BOULDER          CO   80302          1            09/30/98         00
    340710                               01           11/01/98          0
    340710                               N            10/01/28
    0


    1865304          526/526             F           80,750.00         ZZ
                                         360         79,221.18          1
    3220 WEST 53RD STREET              7.500            564.62         95
                                       7.250            564.62       85,000.00
    ANDERSON         IN   46011          2            11/03/98         12
    340913                               05           01/01/99         30
    340913                               O            12/01/28
    0


    1865309          526/526             F           99,450.00         ZZ
                                         360         99,111.88          1
    8432 STEVENS AVENUE SOUTH          8.000            729.73         90
                                       7.750            729.73      110,500.00
    BLOOMINGTON      MN   55420          1            10/09/98         11
    341287                               05           12/01/98         25
    341287                               N            11/01/28
    0


    1865314          526/526             F           63,000.00         ZZ
                                         360         62,785.81          2
    3129 NORTH GREG DRIVE              8.000            462.27         90
                                       7.750            462.27       70,000.00
    PRESCOTT VALLEY  AZ   86314          1            10/13/98         11
    341527                               05           12/01/98         25
    341527                               N            11/01/28
    0


    1865322          526/526             F           76,950.00         ZZ
                                         360         76,618.82          2
    2401 WINDY PINE LANE               7.750            551.28         90
                                       7.500            551.28       85,500.00
1


    ARLINGTON        TX   76015          1            09/30/98         10
    342017                               05           11/01/98         25
    342017                               N            10/01/28
    0


    1865323          526/526             F           75,600.00         ZZ
                                         360         75,274.63          2
    2409 WINDY PINE LANE               7.750            541.61         90
                                       7.500            541.61       84,000.00
    ARLINGTON        TX   76015          1            09/30/98         12
    342026                               05           11/01/98         25
    342026                               N            10/01/28
    0


    1865328          526/526             F           50,400.00         ZZ
                                         360         50,226.66          1
    288 I STREET                       8.125            374.22         90
                                       7.875            374.22       56,000.00
    CRAWFORD         CO   81415          1            10/19/98         12
    342300                               05           12/01/98         25
    342300                               N            11/01/28
    0


    1865345          526/526             F           61,650.00         ZZ
                                         360         61,424.07          1
    2200 EAST DORTHA STREET K          7.625            436.35         90
                                       7.375            436.35       68,500.00
    FLAGSTAFF        AZ   86004          1            10/28/98         11
    344198                               09           12/01/98         30
    344198                               N            11/01/28
    0


    1865359          526/526             F           56,250.00         ZZ
                                         360         56,043.85          1
    1234 WAKEFIELD ROAD                7.625            398.13         90
                                       7.375            398.13       62,500.00
    HOUSTON          TX   77018          1            10/20/98         12
    346483                               05           12/01/98         25
    346483                               N            11/01/28
    0


    1865367          526/526             F           40,000.00         ZZ
                                         360         39,870.68          1
    4806 RIDGESTONE LANE               8.250            300.51         90
                                       8.000            300.51       44,500.00
    HOUSTON          TX   77053          1            10/19/98         10
    346860                               03           12/01/98         25
    346860                               N            11/01/28
    0
1




    1865370          526/526             F           65,700.00         ZZ
                                         360         65,470.95          2
    302 & 304 VICKSBURG AVENUE         7.875            476.37         90
                                       7.625            476.37       73,000.00
    NORMAN           OK   73071          1            10/27/98         12
    346975                               05           12/01/98         25
    346975                               N            11/01/28
    0


    1865378          526/526             F           72,450.00         ZZ
                                         360         72,238.54          4
    1916 EAST FAIRMOUNT AVENUE         8.750            569.96         90
                                       8.500            569.96       80,500.00
    PHOENIX          AZ   85016          1            10/20/98         12
    347357                               05           12/01/98         25
    347357                               N            11/01/28
    0


    1865379          526/526             F           72,450.00         ZZ
                                         360         72,238.54          4
    1920 EAST FAIRMOUNT AVENUE         8.750            569.96         90
                                       8.500            569.96       80,500.00
    PHOENIX          AZ   85016          1            10/20/98         12
    347362                               05           12/01/98         25
    347362                               N            11/01/28
    0


    1865388          526/526             F           37,800.00         ZZ
                                         360         37,671.50          1
    2824 BRIARHURST DRIVE #9           8.000            277.36         90
                                       7.750            277.36       42,000.00
    HOUSTON          TX   77057          1            10/28/98         12
    348183                               01           12/01/98         25
    348183                               N            11/01/28
    0


    1865393          526/526             F           46,350.00         ZZ
                                         360         46,196.33          2
    907-909 ROYAL AVE.                 8.125            344.15         90
                                       7.875            344.15       51,500.00
    CLEVELAND        OH   44110          1            10/28/98         12
    348467                               05           12/01/98         25
    348467                               N            11/01/28
    0


    1865398          526/526             F          117,000.00         ZZ
                                         360        116,666.47          4
1


    238 SOUTH DORAN                    7.750            838.20         90
                                       7.500            838.20      130,000.00
    MESA             AZ   85204          1            11/06/98         12
    348689                               05           01/01/99         25
    348689                               N            12/01/28
    0


    1865414          526/526             F          180,000.00         ZZ
                                         360        179,359.48          1
    3210 171ST AVE NE                  6.625          1,152.56         67
                                       6.375          1,152.56      270,000.00
    BELLEVUE         WA   98008          5            11/23/98         00
    350038                               05           01/01/99          0
    350038                               O            12/01/28
    0


    1865417          526/526             F           31,875.00         ZZ
                                         360         31,788.58          1
    18515 EGRET BAY BOULEVARD,         8.000            233.89         75
    #807                               7.750            233.89       42,500.00
    HOUSTON          TX   77058          1            11/12/98         00
    350437                               01           01/01/99          0
    350437                               N            12/01/28
    0


    1865421          526/526             F           67,500.00         ZZ
                                         360         67,270.51          1
    12040 EAST 25TH AVENUE             8.000            495.29         90
                                       7.750            495.29       75,000.00
    AURORA           CO   80010          1            11/02/98         12
    350663                               09           12/01/98         25
    350663                               N            11/01/28
    0


    1865428          526/526             F           64,350.00         ZZ
                                         360         64,131.20          1
    700 KEYSTONE DRIVE                 8.000            472.18         90
                                       7.750            472.18       71,500.00
    MESQUITE         TX   75149          1            11/05/98         12
    351311                               05           12/01/98         25
    351311                               N            11/01/28
    0


    1865485          526/526             F          137,250.00         ZZ
                                         360        136,877.95          2
    30 PRATT STREET                    8.000          1,007.09         90
                                       7.750          1,007.09      152,500.00
    MANSFIELD        MA   02048          1            12/04/98         01
    355496                               05           01/01/99         25
1


    355496                               N            12/01/28
    0


    1866205          976/976             F          107,100.00         T
                                         360        106,828.49          1
    2401 WINDJAMMER WAY                6.875            703.58         80
                                       6.625            703.58      133,921.00
    ROWLETT          TX   75088          1            12/04/98         00
    5340756                              03           02/01/99          0
    5340756                              O            01/01/29
    0


    1866213          976/976             F          129,300.00         T
                                         360        128,972.24          1
    8257 SAN RAMON DRIVE               6.875            849.41         80
                                       6.625            849.41      161,675.00
    LAS VEGAS        NV   89147          1            12/07/98         00
    5348700                              03           02/01/99          0
    5348700                              O            01/01/29
    0


    1866503          976/976             F          150,000.00         ZZ
                                         360        149,734.57          1
    5083 MEADOW LAKE DRIVE             6.625            960.47         78
                                       6.375            960.47      193,900.00
    RICHTON PARK     IL   60471          1            01/08/99         00
    5521994                              05           03/01/99          0
    5521994                              O            02/01/29
    0


    1866623          976/976             F           36,750.00         ZZ
                                         360         36,679.19          1
    448 1/2 MANOR STREET               8.250            276.10         75
                                       8.000            276.10       49,000.00
    LANCASTER        PA   17603          1            12/15/98         00
    5539476                              05           02/01/99          0
    5539476                              N            01/01/29
    0


    1866866          976/976             F           35,100.00         ZZ
                                         360         35,042.03          1
    2525 SOUTH CLARION STREET          9.000            282.43         90
                                       8.750            282.43       39,000.00
    PHILADELPHIA     PA   19148          1            12/08/98         04
    5586299                              05           02/01/99         25
    5586299                              N            01/01/29
    0


1


    1867005          H76/G02             F           72,000.00         ZZ
                                         360         71,950.45          1
    1706 44TH STREET                   7.875            522.05         80
                                       7.625            522.05       90,000.00
    PENNSAUKEN       NJ   08110          5            02/12/99         00
    0431222785                           05           04/01/99          0
    980000174891                         O            03/01/29
    0


    1867022          H87/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
    214 TOPPINGS PATH                  7.750          1,146.26         80
                                       7.500          1,146.26      200,000.00
    SAGAPONAK        NY   11932          1            03/03/99         00
    0431244698                           05           05/01/99          0
    9812668                              O            04/01/29
    0


    1867579          976/976             F           80,000.00         ZZ
                                         360         79,797.19          1
    8927 SAN CARLOS AVENUE             6.875            525.55         80
                                       6.625            525.55      100,000.00
    SOUTH GATE       CA   90280          1            12/04/98         00
    5513975                              05           02/01/99          0
    5513975                              N            01/01/29
    0


    1867635          B75/G02             F          195,000.00         ZZ
                                         360        194,858.86          1
    1010 E LEADORA AVENUE              7.625          1,380.20         75
                                       7.375          1,380.20      260,000.00
    GLENDORA         CA   91741          5            02/01/99         00
    0431265586                           05           04/01/99          0
    6372007                              O            03/01/29
    0


    1867960          K18/G02             F          151,900.00         T
                                         360        151,242.00          1
    107 CYPRESS LANDING STREET         8.500          1,167.98         80
                                       8.250          1,167.98      189,900.00
    DAVENPORT        FL   33837          1            08/13/98         00
    0431192970                           03           10/01/98          0
    95400718                             O            09/01/28
    0


    1867982          K18/G02             F          116,900.00         T
                                         360        116,522.14          1
    4604 EAGLET LANE                   8.250            878.23         77
                                       8.000            878.23      153,735.00
1


    KISSIMMEE        FL   34746          1            10/30/98         00
    0431197748                           03           12/01/98          0
    95400960                             O            11/01/28
    0


    1867988          K18/G02             F          139,350.00         T
                                         360        139,094.94          1
    129 SENECA POINT TRAIL             8.500          1,071.48         80
                                       8.250          1,071.48      174,225.00
    KISSIMMEE        FL   34746          1            12/07/98         00
    0431200567                           05           02/01/99          0
    95400943                             O            01/01/29
    0


    1868035          K18/G02             F          142,950.00         T
                                         360        142,407.53          1
    224 GREELEY LOOP                   8.375          1,086.52         80
                                       8.125          1,086.52      178,731.00
    DAVENPORT        FL   33837          1            09/30/98         00
    0431196336                           03           11/01/98          0
    95400731                             O            10/01/28
    0


    1868431          225/225             F           35,850.00         ZZ
                                         360         35,747.82          1
    6317 ABBOTT DRIVE                  7.750            256.83         90
                                       7.500            256.83       39,852.00
    BERKELEY         MO   63134          1            12/04/98         10
    7094413                              05           01/01/99         25
    7094413                              N            12/01/28
    0


    1868463          K08/G02             F          114,500.00         ZZ
                                         360        114,307.07          1
    946 MEADOWLARK PLACE               6.875            752.18         80
                                       6.625            752.18      143,218.00
    MOLALLA          OR   97038          1            01/04/99         00
    0411216062                           05           03/01/99          0
    411216062                            O            02/01/29
    0


    1868734          405/405             F           33,500.00         ZZ
                                         360         33,340.82          1
    8705 EZRA DR                       7.250            228.53         75
                                       7.000            228.53       45,000.00
    SAINT LOUIS      MO   63114          2            10/05/98         00
    15516032                             05           11/01/98          0
    15516032                             N            10/01/28
    0
1




    1869317          A50/A50             F           37,400.00         ZZ
                                         360         37,322.27          1
    812 OLD NEWTON ROAD                7.875            271.18         90
                                       7.625            271.18       41,607.00
    DALEVILLE        AL   36322          1            12/21/98         04
    115831                               05           02/01/99         25
    115831                               N            01/01/29
    0


    1869541          K18/G02             F          154,800.00         T
                                         360        154,299.62          1
    2958 SUNSET VISTA BOULEVARD        8.250          1,162.96         80
                                       8.000          1,162.96      193,500.00
    KISSIMEE         FL   34747          4            10/06/98         00
    0431198332                           03           12/01/98          0
    95400729                             O            11/01/28
    0


    1869545          K18/G02             F          130,500.00         T
                                         360        130,163.71          1
    7952 HERITAGE ENTRANCE BLVD        8.250            980.40         80
                                       8.000            980.40      163,150.00
    KISSIMMEE        FL   34747          1            11/30/98         00
    0431198407                           03           01/01/99          0
    95400805                             O            12/01/28
    0


    1869613          E45/G02             F           33,750.00         ZZ
                                         360         33,679.86          1
    4906 SW H AVENUE                   7.875            244.71         90
                                       7.625            244.71       37,500.00
    LAWTON           OK   73505          1            12/16/98         11
    0431187079                           05           02/01/99         25
    46369                                N            01/01/29
    0


    1869825          313/G02             F           93,200.00         ZZ
                                         360         93,135.86          1
    2102 EAST SAN TAN COURT            7.875            675.77         80
                                       7.625            675.77      117,000.00
    GILBERT          AZ   85296          1            02/12/99         00
    0431244326                           03           04/01/99          0
    6704696                              N            03/01/29
    0


    1869831          757/G02             F           34,200.00         ZZ
                                         360         34,130.69          1
1


    3 BRIDGE ST                        8.000            250.95         90
                                       7.750            250.95       38,000.00
    LIMERICK         ME   04048          1            12/31/98         01
    0431257328                           05           02/01/99         25
    8280398                              N            01/01/29
    0


    1870054          168/168             F           49,500.00         ZZ
                                         360         49,298.71          2
    172 SEOCOND AVENUE                 8.000            363.21         90
                                       7.750            363.21       55,000.00
    TROY             NY   12180          1            12/11/98         10
    189435933                            05           02/01/99         25
    189435933                            N            01/01/29
    0


    1870211          K18/G02             F          118,400.00         T
                                         360        118,110.05          1
    4425 WHITE OAK CIRCLE              8.500            910.39         80
                                       8.250            910.39      148,000.00
    KISSIMMEE        FL   34746          1            11/05/98         00
    0431200062                           05           01/01/99          0
    95401000                             O            12/01/28
    0


    1870292          H90/G02             F           57,600.00         ZZ
                                         360         57,564.19          1
    65 APPLE DRIVE                     8.375            437.81         90
                                       8.125            437.81       64,000.00
    MATTOON          IL   61938          5            02/11/99         10
    0431246966                           05           04/01/99         25
    1650037                              O            03/01/29
    0


    1870373          G51/G02             F           88,100.00         ZZ
                                         360         88,100.00          1
    9813 VERMONT HILL ROAD             8.000            646.45         90
                                       7.750            646.45       97,900.00
    HOLLAND          NY   14080          1            03/10/99         01
    0431256288                           05           05/01/99         25
    2342554                              N            04/01/29
    0


    1870386          E65/G02             F           57,900.00         ZZ
                                         360         57,862.12          1
    4334 DEXEL                         8.125            429.91         90
                                       7.875            429.91       64,350.00
    BURTON           MI   48519          1            02/15/99         12
    0431242643                           05           04/01/99         25
1


    222145                               N            03/01/29
    0


    1870604          A53/G02             F           49,400.00         ZZ
                                         360         49,299.89          1
    13715 WALLACE AVENUE               8.000            362.48         90
                                       7.750            362.48       54,900.00
    RIVERDALE        IL   60827          1            12/04/98         04
    0431257070                           07           02/01/99         30
    0290034174                           N            01/01/29
    0


    1870761          K08/G02             F           36,900.00         ZZ
                                         360         36,852.78          1
    8052 PROSPECT                      8.250            277.22         90
                                       8.000            277.22       41,000.00
    WARREN           MI   48089          1            01/15/99         10
    0411227986                           05           03/01/99         25
    411227986                            N            02/01/29
    0


    1870800          F27/F27             F          151,050.00         ZZ
                                         360        150,711.57          1
    2405-1/2 20TH STREET, NW #101      7.500          1,056.17         80
                                       7.250          1,056.17      188,850.00
    WASHINGTON       DC   20009          1            12/23/98         00
    156323398                            01           02/01/99          0
    156323398                            O            01/01/29
    0


    1871071          129/G02             F          142,200.00         ZZ
                                         360        142,109.33          1
    44 PINHO AVENUE                    8.250          1,068.30         90
                                       8.000          1,068.30      158,000.00
    CARTERET         NJ   07908          5            02/10/99         11
    0431255025                           05           04/01/99         35
    3500312586                           O            03/01/29
    0


    1871084          003/G02             F           63,150.00         ZZ
                                         360         63,064.96          1
    481 PINE PLACE                     8.000            463.38         90
                                       7.750            463.38       70,300.00
    RIVERDALE        GA   30274          1            01/15/99         12
    0431244433                           05           03/01/99         25
    10168169                             N            02/01/29
    0


1


    1871097          129/G02             F          114,950.00         ZZ
                                         360        114,872.87          1
    25123 WHEEPING WILLOW DRIVE        8.000            843.46         63
                                       7.750            843.46      183,800.00
    BROWNSTOWN       MI   48134          1            02/19/99         00
    0431242254                           01           04/01/99          0
    3500216043                           O            03/01/29
    0


    1871100          E26/G02             F           36,000.00         ZZ
                                         360         35,927.04          1
    429 SOUTH CANAL STREET/REAR        8.000            264.16         80
                                       7.750            264.16       45,000.00
    WALNUTPORT       PA   18088          1            12/11/98         00
    0431218932                           05           02/01/99          0
    6080132                              N            01/01/29
    0


    1871106          129/G02             F           74,700.00         ZZ
                                         360         74,649.88          2
    235 & 237 E BALTIMORE STREET       8.000            548.12         90
                                       7.750            548.12       83,000.00
    TANEYTOWN        MD   21787          1            02/19/99         10
    0431255165                           05           04/01/99         25
    3500302876                           N            03/01/29
    0


    1871120          180/G02             F           85,500.00         ZZ
                                         360         85,442.63          1
    6 EMILIO WAY                       8.000            627.37         80
                                       7.750            627.37      107,000.00
    CHICO            CA   95973          5            02/01/99         00
    0431246628                           05           04/01/99          0
    0014170310                           N            03/01/29
    0


    1871196          H19/G02             F           37,350.00         ZZ
                                         360         37,324.29          2
    4722 CAROLINE STREET               7.875            270.82         90
                                       7.625            270.82       41,500.00
    INDIANAPOLIS     IN   46220          1            02/02/99         10
    0431228204                           05           04/01/99         25
    0001880855                           N            03/01/29
    0


    1871343          K08/G02             F          149,000.00         ZZ
                                         360        148,698.07          1
    450 RANCH DRIVE                    8.000          1,093.31         70
                                       7.750          1,093.31      215,000.00
1


    WOODLAND PARK    CO   80866          2            12/23/98         00
    0411199722                           05           02/01/99          0
    411199722                            O            01/01/29
    0


    1871487          638/G02             F           36,000.00         ZZ
                                         360         35,924.92          1
    3505 CENTRAL                       8.000            264.16         90
                                       7.750            264.16       40,000.00
    ST LOUIS         MO   63121          1            12/28/98         10
    0431192541                           05           02/01/99         25
    08818649                             N            01/01/29
    0


    1871525          134/G02             F           31,050.00         ZZ
                                         360         31,028.64          1
    204 USSERY                         7.875            225.13         90
                                       7.625            225.13       34,500.00
    BOWIE            TX   76230          1            02/19/99         14
    0431237445                           05           04/01/99         25
    7831774                              N            03/01/29
    0


    1871565          A21/G02             F          191,000.00         ZZ
                                         360        190,868.55          1
    48-63 187TH STREET                 7.875          1,384.89         67
                                       7.625          1,384.89      288,500.00
    FRESH MEADOWS    NY   11365          5            02/16/99         00
    0431243633                           05           04/01/99          0
    0210105730                           O            03/01/29
    0


    1871601          K18/G02             F          151,200.00         T
                                         360        150,923.25          1
    8058 WHITE CRANE COURT             8.500          1,162.60         80
                                       8.250          1,162.60      189,888.00
    KISSIMMEE        FL   34747          1            12/11/98         00
    0431202373                           03           02/01/99          0
    95401064                             O            01/01/29
    0


    1871633          573/G02             F           97,500.00         ZZ
                                         360         97,434.57          1
    9212 SOUTH MONITOR AVENUE          8.000            715.43         75
                                       7.750            715.43      130,000.00
    OAK LAWN         IL   60453          2            02/11/99         00
    0431263896                           05           04/01/99          0
    146735                               O            03/01/29
    0
1




    1871640          180/G02             F          163,200.00         ZZ
                                         360        163,090.50          2
    4837 N AVERS                       8.000          1,197.50         85
                                       7.750          1,197.50      192,000.00
    CHICAGO          IL   60625          1            02/23/99         04
    0431265610                           05           04/01/99         25
    0013785605                           N            03/01/29
    0


    1871691          180/G02             F          115,000.00         ZZ
                                         360        114,926.67          1
    14535 EAST 44TH AVENUE             8.250            863.96         93
                                       8.000            863.96      124,000.00
    DENVER           CO   80231          2            02/03/99         10
    0431226364                           05           04/01/99         30
    0013670104                           O            03/01/29
    0


    1871704          B75/G02             F           67,200.00         ZZ
                                         360         67,154.91          1
    6864 ALEXANDER PARKWAY             8.000            493.09         70
                                       7.750            493.09       96,000.00
    DOUGLASVILLE     GA   30135          5            02/18/99         00
    0431260538                           05           04/01/99          0
    6428353                              N            03/01/29
    0


    1871859          H49/G02             F           47,700.00         ZZ
                                         360         47,670.36          2
    1937 AND 1937 1/2 CAREY AVENUE     8.375            362.55         90
                                       8.125            362.55       53,000.00
    DAVENPORT        IA   52801          1            02/11/99         11
    0431226521                           05           04/01/99         30
    306919                               N            03/01/29
    0


    1872014          K08/G02             F           88,000.00         T
                                         360         87,838.95          1
    1116 BOLTON ROAD                   8.500            676.64         80
                                       8.250            676.64      110,000.00
    NEW SMYRNA BEAC  FL   32168          1            01/04/99         00
    0411205776                           05           02/01/99          0
    411205776                            O            01/01/29
    0


    1872063          K08/G02             F           73,600.00         ZZ
                                         360         73,458.24          2
1


    237 PROVIDENCE STREET              8.250            552.93         80
                                       8.000            552.93       92,000.00
    PUTNAM           CT   06260          5            01/06/99         00
    0411227820                           05           02/01/99          0
    411227820                            N            01/01/29
    0


    1872106          229/G02             F           35,800.00         ZZ
                                         360         35,775.98          1
    6031 PARKER STREET                 8.000            262.69         55
                                       7.750            262.69       66,000.00
    OMAHA            NE   68104          2            02/18/99         00
    0431251768                           05           04/01/99          0
    0016540395                           N            03/01/29
    0


    1872111          229/G02             F           43,500.00         ZZ
                                         360         43,470.81          1
    2030 N 60 STREET                   8.000            319.19         79
                                       7.750            319.19       55,500.00
    OMAHA            NE   68100          2            02/18/99         00
    0431251487                           05           04/01/99          0
    0016263030                           N            03/01/29
    0


    1872120          229/G02             F           69,400.00         ZZ
                                         360         69,353.43          2
    2910 & 2912 NORTH 56TH STREET      8.000            509.24         78
                                       7.750            509.24       89,000.00
    OMAHA            NE   68104          2            02/18/99         00
    0431259092                           07           04/01/99          0
    0016543191                           N            03/01/29
    0


    1872337          K08/G02             F           36,150.00         ZZ
                                         360         36,106.05          2
    1130-1134 N 71ST E. AVE.           8.500            277.96         80
                                       8.250            277.96       45,200.00
    TULSA            OK   74115          1            01/14/99         00
    0411192768                           05           03/01/99          0
    411192768                            N            02/01/29
    0


    1872340          K08/G02             F           36,150.00         ZZ
                                         360         36,106.05          2
    7137-7139 E. NEWTON ST.            8.500            277.96         80
                                       8.250            277.96       45,200.00
    TULSA            OK   74115          1            01/14/99         00
    0411192867                           05           03/01/99          0
1


    411192867                            N            02/01/29
    0


    1872341          K08/G02             F           36,150.00         ZZ
                                         360         36,106.05          2
    7143-7145 E NEWTON ST.             8.500            277.96         80
                                       8.250            277.96       45,200.00
    TULSA            OK   74115          1            01/14/99         00
    0411192628                           05           03/01/99          0
    411192628                            N            02/01/29
    0


    1872490          377/377             F           35,550.00         ZZ
                                         360         35,353.71          2
    829 AUBURN AVENUE NW               8.000            260.86         90
                                       7.750            260.86       39,500.00
    CANTON           OH   44703          1            12/29/98         04
    6972939                              05           02/01/99         25
    6972939                              N            01/01/29
    0


    1872501          F41/G02             F          122,000.00         T
                                         360        121,835.74          1
    376 RIGGS CIRCLE                   8.000            895.19         70
                                       7.750            895.19      174,377.00
    DAVENPORT        FL   33837          1            01/04/99         00
    0431193796                           03           03/01/99          0
    30977920                             O            02/01/29
    0


    1872503          E86/G02             F           93,100.00         ZZ
                                         360         92,974.66          1
    70 STRAWBERRY HILL AVENUE          8.000            683.13         95
    UNIT #E2                           7.750            683.13       98,000.00
    STAMFORD         CT   06902          1            01/22/99         04
    0431250638                           01           03/01/99         30
    36703                                O            02/01/29
    0


    1872530          129/G02             F           54,600.00         ZZ
                                         360         54,600.00          1
    14307 BUCK                         8.250            410.19         70
                                       8.000            410.19       78,000.00
    TAYLOR           MI   48180          5            03/12/99         00
    0431259894                           05           05/01/99          0
    3500256569                           N            04/01/29
    0


1


    1872539          H19/G02             F           52,000.00         ZZ
                                         360         51,955.22          2
    7225-7227 W FLORIST AVE            6.750            337.28         77
                                       6.500            337.28       68,000.00
    MILWAUKEE        WI   53218          2            02/23/99         00
    0431247089                           05           04/01/99          0
    0001921956                           N            03/01/29
    0


    1872541          H37/G02             F           61,750.00         ZZ
                                         360         61,708.57          1
    14 WALNUT STREET  UNIT 102         8.000            453.10         95
    BLDG 1                             7.750            453.10       65,000.00
    TOMS RIVER       NJ   08753          1            02/24/99         01
    0431259167                           01           04/01/99         30
    990056                               O            03/01/29
    0


    1872544          H37/G02             F          204,000.00         ZZ
                                         360        203,848.60          1
    2 BUCKINGHAM AVE                   7.500          1,426.40         77
                                       7.250          1,426.40      265,000.00
    HARVEY CEDARS    NJ   08008          2            02/26/99         00
    0431261932                           05           04/01/99          0
    990061                               O            03/01/29
    0


    1872578          E86/G02             F          180,000.00         ZZ
                                         360        179,757.63          1
    127 LOWER SHEEP PASTURE ROAD       8.000          1,320.78         74
                                       7.750          1,320.78      246,500.00
    SETAUKET         NY   11733          1            01/25/99         00
    0431197680                           05           03/01/99          0
    0000035826                           O            02/01/29
    0


    1872828          498/G02             F           37,520.00         ZZ
                                         360         37,402.66          2
    1380 1382 AMELIA AVENUE            7.750            268.80         80
                                       7.500            268.80       46,900.00
    ROCK HILL        SC   29732          1            01/06/99         00
    0431193937                           07           03/01/99          0
    24023764                             N            02/01/29
    0


    1872914          H76/G02             F          121,500.00         ZZ
                                         360        121,418.47          1
    1 WESTWOOD DRIVE                   8.000            891.53         73
                                       7.750            891.53      167,500.00
1


    SOMERSWORTH      NH   03878          2            02/17/99         00
    0431236298                           05           04/01/99          0
    980000166904                         O            03/01/29
    0


    1872943          180/G02             F           66,650.00         ZZ
                                         360         66,469.34          1
    2711 COTTAGE PLACE                 8.000            489.05         89
                                       7.750            489.05       74,900.00
    GREENSBORO       NC   27455          1            11/30/98         04
    0431196658                           07           01/01/99         25
    0012733804                           N            12/01/28
    0


    1872989          227/G02             F           65,160.00         ZZ
                                         360         65,160.00          2
    4100-4102 BURCHFIELD               8.000            478.13         90
                                       7.750            478.13       72,400.00
    LANSING          MI   48911          1            03/12/99         14
    0431254879                           05           05/01/99         25
    1836189                              N            04/01/29
    0


    1873011          G81/G02             F          109,500.00         ZZ
                                         360        109,348.79          1
    8754 N W 146 LANE                  7.875            793.95         80
                                       7.625            793.95      136,900.00
    MIAMI            FL   33018          1            01/26/99         00
    0431244201                           05           03/01/99          0
    021805056                            O            02/01/29
    0


    1873012          638/G02             F           34,200.00         ZZ
                                         360         33,986.49          1
    62-64 SOUTH LASALLE                8.000            250.95         90
                                       7.750            250.95       38,000.00
    INDIANAPOLIS     IN   46201          1            01/15/99         10
    0431211614                           05           03/01/99         25
    08833460                             N            02/01/29
    0


    1873019          944/G02             F          200,000.00         ZZ
                                         360        199,687.02          1
    989 CENTER AVENUE                  7.250          1,364.35         80
                                       7.000          1,364.35      250,000.00
    MARTINEZ         CA   94553          5            01/14/99         00
    0431243468                           05           03/01/99          0
    981000075                            O            02/01/29
    0
1




    1873039          B49/G02             F          200,000.00         ZZ
                                         360        199,878.84          1
    1075 HOLLI SPRINGS LANE            8.500          1,537.83         80
                                       8.250          1,537.83      250,000.00
    COLORADO SPRING  CO   80907          1            03/01/99         00
    0431244466                           09           04/01/99          0
    0334249                              N            03/01/29
    0


    1873106          A47/G02             F          233,700.00         ZZ
                                         360        233,700.00          2
    132-07 101 AVENUE                  8.000          1,714.81         95
                                       7.750          1,714.81      246,000.00
    RICHMOND HILL    NY   11419          1            03/11/99         01
    0431260520                           07           05/01/99         30
    9811217C                             O            04/01/29
    0


    1873291          498/G02             F           33,300.00         ZZ
                                         360         33,255.15          1
    513 S BOULDIN STREET               8.000            244.35         90
                                       7.750            244.35       37,000.00
    BALTIMORE        MD   21224          1            01/14/99         12
    0431201730                           02           03/01/99         25
    24020165                             N            02/01/29
    0


    1873498          M51/G02             F          125,600.00         ZZ
                                         360        125,600.00          1
    6 WITHERSPOON RIM                  7.500            878.22         80
                                       7.250            878.22      157,000.00
    GALENA           IL   61036          5            03/04/99         00
    0431245620                           05           05/01/99          0
    0                                    O            04/01/29
    0


    1873535          180/G02             F          121,500.00         ZZ
                                         360        121,426.39          2
    6410 S HONORE STREET               8.500            934.23         90
                                       8.250            934.23      135,000.00
    CHICAGO          IL   60636          1            02/24/99         04
    0431252378                           05           04/01/99         25
    0013783469                           N            03/01/29
    0


    1873552          808/G02             F          108,800.00         ZZ
                                         360        108,723.21          1
1


    4 PINACHE COURT                    7.750            779.46         80
                                       7.500            779.46      136,000.00
    SACRAMENTO       CA   95838          2            02/05/99         00
    0431239235                           05           04/01/99          0
    9203617                              N            03/01/29
    0


    1873558          P27/G02             F          145,000.00         ZZ
                                         360        144,902.71          1
    2117 EL CAPITAN AVENUE             8.000          1,063.96         49
                                       7.750          1,063.96      300,000.00
    SANTA CLARA      CA   95050          5            02/09/99         00
    0431246776                           05           04/01/99          0
    0000                                 O            03/01/29
    0


    1873700          P41/G02             F           63,600.00         ZZ
                                         360         63,558.39          2
    9220-22 E. 54TH TERRACE            8.125            472.23         80
                                       7.875            472.23       79,500.00
    INDEPENDENCE     MO   64056          1            02/26/99         00
    0431245091                           05           04/01/99          0
    0000                                 N            03/01/29
    0


    1874039          940/G02             F           36,900.00         ZZ
                                         360         36,855.13          1
    1844 EAST AVENUE J-2 #4            8.500            283.73         90
                                       8.250            283.73       41,000.00
    LANCASTER        CA   93535          1            01/12/99         10
    0431204361                           09           03/01/99         25
    15596                                N            02/01/29
    0


    1874057          129/G02             F           30,600.00         ZZ
                                         360         30,578.93          1
    6239 STAHELIN                      7.875            221.88         90
                                       7.625            221.88       34,000.00
    DETROIT          MI   48228          1            02/18/99         04
    0431242700                           05           04/01/99         25
    3500318252                           N            03/01/29
    0


    1874063          E26/G02             F           31,050.00         ZZ
                                         360         30,987.06          1
    2611 CORIAN GLENN                  8.000            227.84         90
                                       7.750            227.84       34,500.00
    SAN ANTONIO      TX   78219          1            12/23/98         11
    0431227107                           05           02/01/99         25
1


    34802300                             N            01/01/29
    0


    1874101          K18/G02             F          107,200.00         T
                                         360        107,003.77          1
    204 THORNBUSH PARKWAY              8.500            824.28         80
                                       8.250            824.28      134,000.00
    DAVENPORT        FL   33837          1            12/17/98         00
    0431196872                           03           02/01/99          0
    95400951                             O            01/01/29
    0


    1874167          H37/G02             F          120,000.00         ZZ
                                         360        119,921.50          1
    887 N 24TH STREET                  8.125            891.00         64
                                       7.875            891.00      188,000.00
    PHILADELPHIA     PA   19130          5            02/18/99         00
    0431258003                           07           04/01/99          0
    982069                               O            03/01/29
    0


    1874170          H37/G02             F          174,400.00         ZZ
                                         240        174,400.00          3
    23 WALLIS STREET                   8.000          1,458.75         80
                                       7.750          1,458.75      218,000.00
    BEVERLY          MA   01915          5            03/03/99         00
    0431262930                           05           05/01/99          0
    982042                               O            04/01/19
    0


    1874174          967/G02             F           44,100.00         ZZ
                                         360         44,071.15          1
    8055 E THOMAS #H101                8.125            327.44         70
                                       7.875            327.44       63,000.00
    SCOTSDALE        AZ   85251          1            02/05/99         00
    0431231125                           01           04/01/99          0
    4694774                              N            03/01/29
    0


    1874339          375/G02             F          108,000.00         ZZ
                                         360        107,384.29          1
    260 NORMA AVENUE                   7.625            764.42         68
                                       7.375            764.42      161,000.00
    WEST ISLIP       NY   11795          1            10/06/98         00
    0431201045                           05           12/01/98          0
    5810419928                           O            11/01/28
    0


1


    1874355          H37/G02             F          153,000.00         ZZ
                                         360        152,904.90          3
    153 BROAD STREET                   8.375          1,162.91         90
                                       8.125          1,162.91      170,000.00
    MARLBOROUGH      MA   01752          1            02/17/99         01
    0431243187                           05           04/01/99         25
    540921                               N            03/01/29
    0


    1874377          M74/G02             F           56,800.00         ZZ
                                         360         56,548.38          3
    7245 NW 8 COURT                    7.750            406.92         80
                                       7.500            406.92       71,000.00
    MARGATE          FL   33063          1            09/30/98         00
    0431213594                           03           11/01/98          0
    980905                               N            10/01/28
    0


    1874480          375/G02             F          171,000.00         ZZ
                                         360        170,433.02          2
    5147 W MELROSE AVENUE              8.125          1,269.68         95
                                       7.875          1,269.68      180,000.00
    CHICAGO          IL   60641          1            10/09/98         04
    0431199090                           05           12/01/98         30
    5810371061                           O            11/01/28
    0


    1874537          375/G02             F           42,300.00         ZZ
                                         360         42,129.23          1
    4139 TOWER STREET                  7.625            299.40         90
                                       7.375            299.40       47,000.00
    PHILADELPHIA     PA   19127          1            10/29/98         04
    0431201128                           03           12/01/98         25
    5810498112                           N            11/01/28
    0


    1874545          375/G02             F          196,000.00         ZZ
                                         360        194,657.58          1
    7 MADISON COURT                    7.500          1,370.47         76
                                       7.250          1,370.47      260,000.00
    MARLTON          NJ   08053          1            06/24/98         00
    0431201003                           05           08/01/98          0
    5803512382                           O            07/01/28
    0


    1874586          129/G02             F           99,000.00         ZZ
                                         360         98,938.47          4
    2737 E TIERRA BUENA LN             8.375            752.47         90
                                       8.125            752.47      110,000.00
1


    PHOENIX          AZ   85032          1            02/23/99         01
    0431250760                           03           04/01/99         25
    3500312230                           N            03/01/29
    0


    1874588          129/G02             F           94,500.00         ZZ
                                         360         94,441.26          4
    2707 E TIERRA BUENA LANE           8.375            718.27         90
                                       8.125            718.27      105,000.00
    PHOENIX          AZ   85032          1            02/23/99         04
    0431250653                           03           04/01/99         25
    3500312255                           N            03/01/29
    0


    1874590          129/G02             F           40,410.00         ZZ
                                         360         40,382.89          1
    1051 RAISHER DRIVE                 8.000            296.51         90
                                       7.750            296.51       44,900.00
    UNIVERSITY CITY  MO   63130          1            02/17/99         11
    0431243393                           05           04/01/99         25
    3500291293                           N            03/01/29
    0


    1874618          140/G02             F           50,000.00         ZZ
                                         360         49,966.45          2
    1127 OSHAUGHNESSY AVENUE           8.000            366.88         80
                                       7.750            366.88       62,500.00
    HUNTSVILLE       AL   35801          5            02/15/99         00
    0431232362                           05           04/01/99          0
    449555                               N            03/01/29
    0


    1874626          140/G02             F           52,000.00         ZZ
                                         360         51,965.11          1
    3313 VILLAGE DRIVE                 8.000            381.56         80
                                       7.750            381.56       65,000.00
    HUNTSVILLE       AL   35805          5            02/15/99         00
    0431234368                           05           04/01/99          0
    444714                               N            03/01/29
    0


    1874629          140/G02             F           37,200.00         ZZ
                                         360         37,175.04          1
    3408 FREDA LANE                    8.000            272.96         80
                                       7.750            272.96       46,500.00
    HUNTSVILLE       AL   35810          2            02/15/99         00
    0431232677                           05           04/01/99          0
    449557                               N            03/01/29
    0
1




    1874657          B75/G02             F          112,000.00         ZZ
                                         360        111,916.88          1
    17287 OLD AKER LN                  7.500            783.12         70
                                       7.250            783.12      160,000.00
    CULPERPER        VA   22701          5            02/15/99         00
    0431262393                           05           04/01/99          0
    6208631                              N            03/01/29
    0


    1874911          K08/G02             F           32,150.00         ZZ
                                         360         32,113.82          1
    1801 BLUFF ROAD                    8.875            255.80         65
                                       8.625            255.80       49,950.00
    TARSNEY LAKES    MO   64075          1            01/20/99         00
    0411233091                           03           03/01/99          0
    411233091                            N            02/01/29
    0


    1875111          225/225             F           33,400.00         ZZ
                                         360         33,351.49          1
    4250 N MARINE                      7.625            236.41         64
                                       7.375            236.41       52,500.00
    CHICAGO          IL   60613          1            01/08/99         00
    7105213                              01           03/01/99          0
    7105213                              N            02/01/29
    0


    1875128          N32/G02             F          155,000.00         ZZ
                                         360        154,898.61          3
    6207 6209 62091/2 LA TIJERA        8.125          1,150.87         57
    BOULEVARD                          7.875          1,150.87      275,000.00
    LOS ANGELES      CA   90056          5            02/12/99         00
    0431263680                           07           04/01/99          0
    3123231                              N            03/01/29
    0


    1875179          A33/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
    130 RULE                           7.500            839.06         73
                                       7.250            839.06      166,000.00
    IMLAY CITY       MI   48444          2            02/26/99         00
    0431251701                           05           05/01/99          0
    7067772                              O            04/01/29
    0


    1875267          375/G02             F           87,700.00         ZZ
                                         360         87,402.29          1
1


    1511 MARCONI ROAD                  8.375            666.58         80
                                       8.125            666.58      110,000.00
    WALL TOWNSHIP    NJ   07719          2            10/01/98         00
    0431202589                           05           12/01/98          0
    5810380625                           O            11/01/28
    0


    1875290          201/G02             F          128,250.00         ZZ
                                         360        128,163.94          1
    336 CHANTICLEER                    8.000            941.06         90
                                       7.750            941.06      142,500.00
    CHERRY HILL      NJ   08003          1            02/17/99         04
    0431249226                           01           04/01/99         25
    1409148432                           N            03/01/29
    0


    1875398          K08/G02             F           36,000.00         ZZ
                                         360         35,927.90          1
    503 SMYRNA RAMHURST ROAD           8.375            273.63         90
                                       8.125            273.63       40,000.00
    CHATSWORTH       GA   30705          1            01/22/99         04
    0411242175                           05           03/01/99         25
    411242175                            N            02/01/29
    0


    1875428          K08/G02             F           37,800.00         ZZ
                                         360         37,757.47          1
    7969-82 SHADY OAK TRAIL            8.875            300.75         90
                                       8.625            300.75       42,000.00
    CHARLOTTE        NC   28210          1            01/25/99         10
    0411166796                           01           03/01/99         25
    411166796                            N            02/01/29
    0


    1875502          B49/G02             F          120,000.00         ZZ
                                         360        119,915.30          2
    2733 KING STREET                   7.750            859.70         80
                                       7.500            859.70      150,000.00
    COLORADO SPRING  CO   80904          1            02/19/99         00
    0431249937                           05           04/01/99          0
    0000                                 O            03/01/29
    0


    1875507          M65/G02             F          236,500.00         ZZ
                                         360        236,341.31          2
    2061 LACOMBE AVENUE                8.000          1,735.36         95
                                       7.750          1,735.36      249,000.00
    BRONX            NY   10473          1            02/25/99         01
    0431251024                           05           04/01/99         30
1


    2023                                 O            03/01/29
    0


    1875704          E86/G02             F           77,000.00         ZZ
                                         360         76,896.32          1
    140 EAST 56TH STREET               8.000            565.00         70
    UNIT 3B                            7.750            565.00      110,000.00
    NEW YORK         NY   10020          1            01/28/99         00
    0431224898                           06           03/01/99          0
    0000037866                           N            02/01/29
    0


    1875709          225/225             F           28,000.00         ZZ
                                         360         27,927.90          1
    1905 8TH STREET                    7.750            200.61         70
                                       7.500            200.61       40,000.00
    DOUGLAS          AZ   85607          5            01/08/99         00
    7090235                              05           03/01/99          0
    7090235                              N            02/01/29
    0


    1875765          638/G02             F           36,000.00         ZZ
                                         360         35,951.52          1
    1122 FORBES AVENUE                 8.000            264.16         90
                                       7.750            264.16       40,000.00
    AKRON            OH   44306          1            01/26/99         10
    0431207091                           05           03/01/99         25
    08842293                             N            02/01/29
    0


    1875787          313/G02             F           41,850.00         ZZ
                                         360         41,821.19          1
    6 QUAIL FOREST COURT               7.875            303.45         90
                                       7.625            303.45       46,500.00
    SAVANNAH         GA   31419          1            02/12/99         12
    0431247907                           05           04/01/99         25
    6689574                              N            03/01/29
    0


    1875816          N94/G02             F          148,400.00         ZZ
                                         360        148,300.42          1
    7 BRIARWOOD LANE                   8.000          1,088.91         80
                                       7.750          1,088.91      185,500.00
    AMHERST          NH   03031          5            02/26/99         00
    0431240746                           05           04/01/99          0
    0000                                 O            03/01/29
    0


1


    1875867          K08/G02             F          144,800.00         ZZ
                                         360        144,609.92          1
    1800 SUNSET HARBOR                 8.125          1,075.14         80
    UNIT #1211                         7.875          1,075.14      181,000.00
    MIAMI BEACH      FL   33139          1            01/25/99         00
    0411242969                           06           03/01/99          0
    411242969                            N            02/01/29
    0


    1875873          K08/G02             F           37,000.00         ZZ
                                         360         36,897.08          1
    240 JAMIL ROAD                     8.125            274.72         90
                                       7.875            274.72       41,140.00
    COLUMBIA         SC   29210          1            01/25/99         04
    0411227226                           01           03/01/99         25
    411227226                            N            02/01/29
    0


    1875914          L13/G02             F          155,200.00         ZZ
                                         360        155,200.00          1
    142 NORTH 600 WEST                 8.625          1,207.13         80
                                       8.375          1,207.13      194,000.00
    PROVO            UT   84601          5            03/11/99         00
    0431260504                           05           05/01/99          0
    0000                                 N            04/01/29
    0


    1876039          003/G02             F           45,000.00         ZZ
                                         360         44,937.84          1
    1566 MARGARET STREET               7.875            326.29         90
                                       7.625            326.29       50,000.00
    DELAND           FL   32720          1            01/26/99         12
    0431209501                           05           03/01/99         25
    0010173110                           N            02/01/29
    0


    1876075          M63/G02             F           78,000.00         ZZ
                                         360         77,676.54          1
    N 5563 RIVERVIEW ROAD              7.000            518.94         79
                                       6.750            518.94       99,500.00
    PORTERFIELD      WI   54159          5            10/09/98         00
    0431225705                           05           12/01/98          0
    9810910                              O            11/01/28
    0


    1876079          A75/G02             F           30,750.00         ZZ
                                         360         30,708.60          1
    2914 ARBORWOOD III                 8.000            225.63         80
                                       7.750            225.63       38,485.00
1


    LINDENWOOD       NJ   08021          1            01/29/99         00
    0431217371                           01           03/01/99          0
    9604006345                           N            02/01/29
    0


    1876099          M30/G02             F          223,000.00         ZZ
                                         360        222,854.13          1
    4730 N BARTLETT AVE                8.125          1,655.77         95
                                       7.875          1,655.77      235,000.00
    WHITEFISH BAY    WI   53211          2            02/24/99         12
    0431242338                           05           04/01/99         30
    0000                                 O            03/01/29
    0


    1876123          M05/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
    8 GRADY LANE                       8.500            615.14         62
                                       8.250            615.14      131,000.00
    CORAM            NY   11727          5            03/05/99         00
    0431253350                           05           05/01/99          0
    0000                                 N            04/01/29
    0


    1876155          664/G02             F          176,500.00         ZZ
                                         360        176,268.30          1
    2971 PLAZA DEL AMO #226            8.125          1,310.51         77
                                       7.875          1,310.51      231,000.00
    TORRANCE         CA   90503          5            01/12/99         00
    0431252824                           01           03/01/99          0
    2964906                              O            02/01/29
    0


    1876218          B75/G02             F           62,400.00         ZZ
                                         360         62,353.69          1
    518 NW 34TH TERRACE                7.500            436.31         78
                                       7.250            436.31       80,000.00
    GAINESVILLE      FL   32605          1            02/22/99         00
    0431245240                           05           04/01/99          0
    6394241                              N            03/01/29
    0


    1876235          G81/G02             F          132,000.00         T
                                         360        132,000.00          1
    15261 SW 50TH STREET               8.000            968.57         80
                                       7.750            968.57      165,000.00
    MIRAMAR          FL   33027          2            03/03/99         00
    0431245414                           03           05/01/99          0
    21902002                             O            04/01/29
    0
1




    1876327          637/G02             F           64,400.00         ZZ
                                         360         64,354.55          1
    401 CEDAR                          7.750            461.37         70
                                       7.500            461.37       92,000.00
    SAN ANTONIO      TX   78205          5            03/03/99         00
    0431266659                           05           04/01/99          0
    0011721818                           N            03/01/29
    0


    1876469          K08/G02             F           38,250.00         ZZ
                                         360         38,208.06          4
    1003 GRANT                         9.000            307.77         90
                                       8.750            307.77       42,500.00
    CARTHAGE         MO   64836          1            01/25/99         04
    0411209208                           05           03/01/99         25
    411209208                            N            02/01/29
    0


    1876478          K08/G02             F           36,000.00         ZZ
                                         360         35,956.23          2
    5234 LOUISIANA AVENUE              8.500            276.81         90
                                       8.250            276.81       40,000.00
    ST. LOUIS        MO   63111          1            01/21/99         04
    0411229933                           05           03/01/99         25
    411229933                            N            02/01/29
    0


    1876482          E65/G02             F           43,100.00         ZZ
                                         360         43,071.80          2
    624 NEUBERT                        8.125            320.02         90
                                       7.875            320.02       47,900.00
    FLINT            MI   48507          1            03/03/99         12
    0431250570                           05           04/01/99         25
    222565                               N            03/01/29
    0


    1876560          L66/G02             F           95,200.00         ZZ
                                         360         95,200.00          1
    1065 NORTH EUCALYPTUS AVENUE       7.750            682.02         80
                                       7.500            682.02      119,000.00
    RIALTO           CA   92376          2            03/05/99         00
    0431249754                           05           05/01/99          0
    00000                                N            04/01/29
    0


    1876767          561/561             F           35,100.00         ZZ
                                         360         35,051.53          1
1


    835 837 N GRAY STREET              7.875            254.50         90
                                       7.625            254.50       39,000.00
    INDIANAPOLIS     IN   46201          1            01/29/99         14
    3698905                              07           03/01/99         25
    3698905                              N            02/01/29
    0


    1876781          313/G02             F          122,850.00         ZZ
                                         360        122,607.27          4
    6910 16 NORTH 43RD STREET          8.125            912.16         90
                                       7.875            912.16      136,550.00
    MILWALKEE        WI   53209          2            12/29/98         10
    0431248087                           05           02/01/99         25
    6715478                              N            01/01/29
    0


    1876811          134/G02             F          108,000.00         ZZ
                                         360        107,925.67          1
    2635 SOUTH 400 EAST                7.875            783.08         80
                                       7.625            783.08      135,000.00
    SALT LAKE CITY   UT   84115          5            02/19/99         00
    0431246115                           05           04/01/99          0
    7837866                              O            03/01/29
    0


    1876858          638/G02             F           38,700.00         ZZ
                                         360         38,639.19          1
    28246 WINGED FOOT DRIVE            8.125            287.35         90
                                       7.875            287.35       43,000.00
    SUN CITY         CA   92586          1            01/25/99         14
    0431210954                           09           03/01/99         25
    8844727                              N            02/01/29
    0


    1876881          105/G02             F           94,050.00         ZZ
                                         360         93,349.85          1
    1985 LAVETA                        8.125            698.32         90
                                       7.875            698.32      104,500.00
    EUGENE           OR   97401          1            04/27/98         01
    0431246610                           05           06/01/98         25
    406000002                            N            05/01/28
    0


    1876910          L55/G02             F          300,000.00         ZZ
                                         360        300,000.00          2
    71-09 31ST AVENUE                  8.125          2,227.50         80
                                       7.875          2,227.50      375,000.00
    JACKSON HEIGHTS  NY   11370          2            02/26/99         00
    0431234384                           05           05/01/99          0
1


    0341958                              O            04/01/29
    0


    1877057          K08/G02             F           78,600.00         T
                                         360         78,501.94          1
    14211 SUN BAY DRIVE                8.375            597.42         80
                                       8.125            597.42       98,350.00
    ORLANDO          FL   32824          1            01/19/99         00
    0411153497                           09           03/01/99          0
    411153497                            O            02/01/29
    0


    1877059          K08/G02             F           99,750.00         ZZ
                                         360         99,619.06          4
    4120 N.W. 30TH TERRACE             8.125            740.64         75
                                       7.875            740.64      133,000.00
    LAUDERDALE LAKE  FL   33309          2            01/28/99         00
    0411234677                           05           03/01/99          0
    411234677                            N            02/01/29
    0


    1877112          N71/G02             F          230,400.00         ZZ
                                         360        230,229.01          1
    735 CREMONA AVENUE                 7.500          1,610.99         80
                                       7.250          1,610.99      288,000.00
    CORAL GABLES     FL   33146          1            02/26/99         00
    0431246826                           05           04/01/99          0
    27700299                             O            03/01/29
    0


    1877117          896/G02             F           37,800.00         ZZ
                                         360         37,754.04          1
    1422 BRANCH DRIVE                  8.500            290.65         90
                                       8.250            290.65       42,000.00
    TUCKER           GA   30084          1            01/15/99         11
    0431237890                           01           03/01/99         25
    15537                                N            02/01/29
    0


    1877229          765/G02             F          231,200.00         ZZ
                                         360        230,872.58          1
    7956 MOONMIST CIRCLE UNIT #108     7.750          1,656.35         85
                                       7.500          1,656.35      272,000.00
    HUNTINGTON BEAC  CA   92648          1            01/27/99         11
    0431208149                           01           03/01/99         20
    108292                               N            02/01/29
    0


1


    1877241          F89/G02             F           55,600.00         ZZ
                                         360         55,562.69          2
    6838 18TH AVE                      8.000            407.98         80
                                       7.750            407.98       69,500.00
    SACRAMENTO       CA   95820          1            02/22/99         00
    0431258292                           05           04/01/99          0
    145102                               N            03/01/29
    0


    1877268          561/561             F          196,200.00         ZZ
                                         360        195,900.48          1
    42958 CEDAR SPRINGS COURT          7.375          1,355.11         80
                                       7.125          1,355.11      245,250.00
    ASHBURN          VA   20148          1            01/28/99         00
    2524                                 03           03/01/99          0
    2524                                 O            02/01/29
    0


    1877361          K08/G02             F           37,800.00         ZZ
                                         360         37,737.59          1
    215 S. EUCLID                      9.000            304.15         90
                                       8.750            304.15       42,000.00
    BAY CITY         MI   48706          1            12/30/98         12
    0411144645                           05           02/01/99         25
    411144645                            N            01/01/29
    0


    1877418          637/G02             F           38,250.00         ZZ
                                         360         38,198.49          1
    800 GOVERNORS DRIVE                8.000            280.67         75
                                       7.750            280.67       51,000.00
    WINTHROP         MA   02152          1            01/28/99         00
    0431208941                           01           03/01/99          0
    4252466                              N            02/01/29
    0


    1877434          P41/G02             F           64,800.00         ZZ
                                         360         64,756.52          1
    5665 N. POTTER                     8.000            475.48         80
                                       7.750            475.48       81,000.00
    KANSAS CITY      MO   64119          5            02/23/99         00
    0431247063                           05           04/01/99          0
    0000                                 N            03/01/29
    0


    1877452          J41/G02             F          108,900.00         ZZ
                                         360        108,900.00          1
    774 COOLIDGE                       8.500            837.35         90
                                       8.250            837.35      121,000.00
1


    CLAWSON          MI   48017          5            03/01/99         10
    0431242486                           05           05/01/99         25
    0000                                 O            04/01/29
    0


    1877524          H86/G02             F          107,100.00         ZZ
                                         360        106,940.54          2
    5578 A B ZAPATA DRIVE              7.500            748.86         90
                                       7.250            748.86      119,000.00
    PEGRAM           TN   37143          1            01/26/99         23
    0431213313                           05           03/01/99          0
    218476                               O            02/01/29
    0


    1877533          E45/G02             F           29,250.00         ZZ
                                         360         29,190.72          1
    849-851 CURD STREET                8.000            214.63         89
                                       7.750            214.63       33,000.00
    MACON            GA   31201          2            12/18/98         14
    0431213149                           03           02/01/99         25
    45963                                N            01/01/29
    0


    1877601          K92/G02             F          176,000.00         ZZ
                                         360        175,881.90          1
    6405 MURETTS ROAD                  8.000          1,291.43         80
                                       7.750          1,291.43      220,000.00
    ALPHARETTA       GA   30022          1            02/17/99         00
    0431240811                           03           04/01/99          0
    990211002                            O            03/01/29
    0


    1877734          896/G02             F           31,000.00         ZZ
                                         360         30,957.18          1
    1319 ANIWAKA AVENUE SW             7.875            224.78         37
                                       7.625            224.78       86,000.00
    ATLANTA          GA   30311          5            01/28/99         00
    0431227875                           05           03/01/99          0
    15582                                N            02/01/29
    0


    1877750          129/G02             F          171,900.00         ZZ
                                         360        171,787.56          3
    46 ROCK VALLEY AVE                 8.125          1,276.35         90
                                       7.875          1,276.35      191,000.00
    EVERETT          MA   02149          1            02/23/99         14
    0431248772                           05           04/01/99         25
    3500306075                           N            03/01/29
    0
1




    1877920          K08/G02             F           32,150.00         ZZ
                                         360         32,108.86          1
    1537 CUSTER AVENUE                 8.250            241.53         90
                                       8.000            241.53       35,750.00
    CASPER           WY   82604          1            01/29/99         04
    0411226988                           05           03/01/99         25
    411226988                            N            02/01/29
    0


    1877993          H17/G02             F           31,850.00         ZZ
                                         360         31,828.09          1
    157 WHITE FAWN DRIVE               7.875            230.93         65
                                       7.625            230.93       49,000.00
    DAYTONA BEACH    FL   32114          5            02/05/99         00
    0431211523                           01           04/01/99          0
    903018C                              N            03/01/29
    0


    1878000          375/G02             F          123,000.00         ZZ
                                         360        122,237.02          1
    363 URQUHART RD                    8.000            902.54         77
                                       7.750            902.54      160,000.00
    SCENERY HILL     PA   15360          1            06/16/98         00
    0431211267                           05           08/01/98          0
    5803485175                           O            07/01/28
    0


    1878001          375/G02             F          138,500.00         ZZ
                                         360        137,302.43          1
    984 STANWELL DRIVE                 7.875          1,004.22         76
                                       7.625          1,004.22      183,000.00
    HIGHLAND HEIGHT  OH   44143          2            04/27/98         00
    0431211291                           05           06/01/98          0
    970400415                            O            05/01/28
    0


    1878104          229/G02             F           63,500.00         ZZ
                                         360         63,336.32          1
    7223 GRAND                         8.250            477.06         90
                                       8.000            477.06       70,600.00
    KANSAS CITY      MO   64131          1            11/13/98         12
    0431243179                           05           01/01/99         30
    0016207797                           N            12/01/28
    0


    1878245          874/G02             F           83,250.00         ZZ
                                         360         83,194.14          1
1


    945 VINE STREET                    8.000            610.86         90
                                       7.750            610.86       92,600.00
    RENO             NV   89503          1            02/16/99         10
    0431241132                           05           04/01/99         25
    368514                               N            03/01/29
    0


    1878430          K08/G02             F           37,000.00         ZZ
                                         360         36,869.02          1
    2867 EAST 5TH AVENUE               8.875            294.39         74
                                       8.625            294.39       50,000.00
    COLUMBUS         OH   43219          2            02/02/99         04
    0411257645                           05           03/01/99         25
    411257645                            N            02/01/29
    0


    1878470          637/G02             F           36,450.00         ZZ
                                         360         36,376.13          1
    4747 AMERICANA AVENUE              8.000            267.46         90
                                       7.750            267.46       40,500.00
    CHARLOTTE        NC   28215          1            12/14/98         10
    0431212307                           07           02/01/99         25
    0013093166                           N            01/01/29
    0


    1878507          180/G02             F           42,300.00         ZZ
                                         360         42,179.64          1
    1330 26TH NE                       8.875            336.56         90
                                       8.625            336.56       47,000.00
    PARIS            TX   75460          1            10/13/98         10
    0431221142                           05           12/01/98         25
    0013009980                           N            11/01/28
    0


    1878526          573/G02             F          116,000.00         ZZ
                                         360        115,839.80          2
    9320 @ 9322 SAFFRON COURT          7.875            841.09         80
                                       7.625            841.09      145,000.00
    RIVERSIDE        CA   92503          1            01/26/99         00
    0431240662                           07           03/01/99          0
    145424                               N            02/01/29
    0


    1878561          964/G02             F          152,000.00         ZZ
                                         360        151,887.19          1
    10001 DEBRA STREET                 7.500          1,062.81         80
                                       7.250          1,062.81      190,000.00
    NORTH HILLS (AR  CA   91343          5            02/23/99         00
    0431242593                           05           04/01/99          0
1


    51919                                O            03/01/29
    0


    1878563          P16/G02             F           84,000.00         ZZ
                                         360         83,942.19          1
    18731 MINGO LANE                   7.875            609.06         68
                                       7.625            609.06      124,000.00
    APPLE VALLEY     CA   92307          5            02/23/99         00
    0431242510                           05           04/01/99          0
    50000668                             O            03/01/29
    0


    1878648          G81/G02             F          130,325.00         ZZ
                                         360        130,235.31          1
    1381 S W 142 COURT                 7.875            944.95         79
                                       7.625            944.95      165,000.00
    MIAMI            FL   33184          1            02/04/99         00
    0431266600                           05           04/01/99          0
    021808050                            O            03/01/29
    0


    1878708          E26/G02             F           72,000.00         ZZ
                                         360         71,950.45          2
    4306-4308 S MAPLEWOOD AVE          7.875            522.05         80
                                       7.625            522.05       90,000.00
    TULSA            OK   74135          1            02/01/99         00
    0431218155                           05           04/01/99          0
    34900262                             N            03/01/29
    0


    1878717          140/G02             F           58,400.00         ZZ
                                         360         48,360.81          1
    188 PECAN DRIVE                    8.000            428.52         90
                                       7.750            428.52       64,900.00
    PACE             FL   32571          1            02/05/99         10
    0431218486                           05           04/01/99         25
    445740                               N            03/01/29
    0


    1878803          F96/G02             F           78,850.00         ZZ
                                         360         78,850.00          1
    308-310 PASSAIC AVE UNIT 304       8.500            606.29         95
                                       8.250            606.29       83,000.00
    HARRISON         NJ   07029          1            03/12/99         01
    0431258847                           01           05/01/99         30
    984438                               O            04/01/29
    0


1


    1878843          E45/G02             F           34,200.00         ZZ
                                         360         34,135.80          1
    310 MARION OAKS DRIVE              8.375            259.94         90
                                       8.125            259.94       38,000.00
    OCALA            FL   34473          1            12/23/98         10
    0431228733                           05           02/01/99         25
    43318                                N            01/01/29
    0


    1878878          H49/G02             F           64,000.00         ZZ
                                         360         63,955.96          1
    308 N. CHERRY                      7.875            464.04         87
                                       7.625            464.04       74,000.00
    MILTON           IN   47357          2            02/23/99         11
    0431247436                           05           04/01/99         30
    0000                                 O            03/01/29
    0


    1878928          B49/G02             F          140,000.00         ZZ
                                         360        139,908.42          4
    350 VEHR DRIVE                     8.125          1,039.50         79
                                       7.875          1,039.50      178,000.00
    COLORADO SPRING  CO   80916          2            02/24/99         00
    0431242460                           05           04/01/99          0
    0341623                              N            03/01/29
    0


    1878993          K18/G02             F          142,500.00         T
                                         360        142,326.74          1
    2981 SUNSET VISTA BLVD             8.500          1,095.70         69
                                       8.250          1,095.70      209,160.00
    KISSIMMEE        FL   34747          4            01/21/99         00
    0431213123                           03           03/01/99          0
    95400918                             O            02/01/29
    0


    1879268          561/561             F           60,000.00         ZZ
                                         360         59,957.65          1
    3265 N NEW JERSEY                  7.750            429.85         75
                                       7.500            429.85       80,000.00
    INDIANAPOLIS     IN   46205          2            02/09/99         00
    9701186                              05           04/01/99          0
    9701186                              N            03/01/29
    0


    1879555          560/560             F           44,100.00         ZZ
                                         360         43,946.23          1
    6517 BASS LANE                     7.875            319.76         90
                                       7.625            319.76       49,000.00
1


    MILTON           FL   32570          1            10/16/98         21
    160772505                            05           12/01/98         25
    160772505                            N            11/01/28
    0


    1879557          560/560             F           61,700.00         ZZ
                                         360         61,484.88          2
    1219 CRESENT AVENUE                7.875            447.37         90
                                       7.625            447.37       68,900.00
    FORT WAYNE       IN   46805          1            10/15/98         04
    160803508                            05           12/01/98         25
    160803508                            N            11/01/28
    0


    1879560          560/560             F           58,100.00         ZZ
                                         360         57,897.41          2
    1204 RIVERMET AVENUE               7.875            421.27         90
                                       7.625            421.27       64,900.00
    FORT WAYNE       IN   46805          1            10/15/98         21
    160807608                            05           12/01/98         25
    160807608                            N            11/01/28
    0


    1879561          560/560             F           56,300.00         ZZ
                                         360         56,103.68          2
    1211 LAKE                          7.875            408.22         90
                                       7.625            408.22       62,900.00
    FORT WAYNE       IN   46805          1            10/15/98         21
    160808002                            05           12/01/98         25
    160808002                            N            11/01/28
    0


    1879568          560/560             F           57,350.00         ZZ
                                         360         57,096.97          2
    2012 RUSSELL                       7.625            405.92         90
                                       7.375            405.92       63,725.00
    ST LOUIS         MO   63104          1            10/02/98         04
    160861308                            05           11/01/98         25
    160861308                            N            10/01/28
    0


    1879590          560/560             F           40,500.00         ZZ
                                         360         40,365.69          2
    2804 A&B S GROVE STREET            8.125            300.72         90
                                       7.875            300.72       45,000.00
    FT WORTH         TX   76104          1            10/20/98         21
    161320403                            05           12/01/98         25
    161320403                            N            11/01/28
    0
1




    1879591          560/560             F           40,500.00         ZZ
                                         360         40,365.69          2
    2817 A&B S GROVE STREET            8.125            300.72         90
                                       7.875            300.72       45,000.00
    FT WORTH         TX   76104          1            10/20/98         04
    161321005                            05           12/01/98         25
    161321005                            N            11/01/28
    0


    1879596          560/560             F           31,050.00         ZZ
                                         360         30,975.40          2
    46 FLORENCE                        8.500            238.75         90
                                       8.250            238.75       34,500.00
    RIVER ROUGE      MI   48218          1            12/21/98         21
    161394002                            05           02/01/99         25
    161394002                            N            01/01/29
    0


    1879601          560/560             F           54,000.00         ZZ
                                         360         53,806.93          1
    992 HALESWORTH DRIVE               7.750            386.87         90
                                       7.500            386.87       60,000.00
    CINCINNATI       OH   45240          1            10/21/98         04
    161516406                            05           12/01/98         25
    161516406                            N            11/01/28
    0


    1879609          560/560             F           28,350.00         ZZ
                                         360         28,256.00          1
    444 E 6TH AVENUE                   8.125            210.50         70
                                       7.875            210.50       40,500.00
    TWIN FALLS       ID   83301          5            10/29/98         00
    161764105                            05           12/01/98          0
    161764105                            N            11/01/28
    0


    1879610          560/560             F           79,200.00         ZZ
                                         360         78,902.40          1
    1156 W ALLUVIAL AVENUE             7.500            553.78         90
                                       7.250            553.78       88,000.00
    FRESNO           CA   93711          1            10/15/98         21
    161776703                            05           12/01/98         25
    161776703                            N            11/01/28
    0


    1879618          560/560             F           40,000.00         ZZ
                                         360         39,850.49          1
1


    7318 OHIO RIVER ROAD               7.625            283.12         90
                                       7.375            283.12       44,500.00
    WHEELERSBURG     OH   45694          1            10/30/98         04
    162078208                            05           12/01/98         25
    162078208                            N            11/01/28
    0


    1879625          560/560             F           32,400.00         ZZ
                                         360         32,316.46          1
    221 EAST PHILADELPHIA STREET       8.250            243.42         90
                                       8.000            243.42       36,000.00
    YORK             PA   17403          1            11/25/98         21
    162199202                            05           01/01/99         25
    162199202                            N            12/01/28
    0


    1879626          560/560             F           38,250.00         ZZ
                                         360         38,132.48          1
    102 S HARTNETT AVENUE              8.500            294.11         90
                                       8.250            294.11       42,500.00
    ST LOUIS         MO   63135          1            10/13/98         21
    162258701                            05           12/01/98         25
    162258701                            N            11/01/28
    0


    1879649          560/560             F           37,850.00         ZZ
                                         360         37,730.49          3
    307 N WASHINGTON STREET            8.500            291.04         90
                                       8.250            291.04       42,100.00
    MARION           IN   46952          1            11/12/98         04
    163132103                            05           01/01/99         25
    163132103                            N            12/01/28
    0


    1879660          560/560             F           31,500.00         ZZ
                                         360         31,412.42          1
    1638 HINTON DR                     7.875            228.40         90
                                       7.625            228.40       35,000.00
    FT WAYNE         IN   46802          1            11/20/98         21
    163246002                            05           01/01/99         25
    163246002                            N            12/01/28
    0


    1879678          560/560             F           36,000.00         ZZ
                                         360         35,874.46          1
    9302 FOREST LANE #C207             7.875            261.03         90
                                       7.625            261.03       40,000.00
    DALLAS           TX   75243          1            10/30/98         04
    163854201                            01           12/01/98         25
1


    163854201                            N            11/01/28
    0


    1879695          560/560             F           33,750.00         ZZ
                                         360         33,656.13          1
    7078 WEIMER STREET 4               7.875            244.72         75
                                       7.625            244.72       45,000.00
    ANCHORAGE        AK   99503          1            12/09/98         00
    164156002                            01           01/01/99          0
    164156002                            N            12/01/28
    0


    1879696          560/560             F           37,500.00         ZZ
                                         360         37,400.86          1
    3441 W 88TH AVENUE 11              8.125            278.44         75
                                       7.875            278.44       50,000.00
    ANCHORAGE        AK   99502          1            12/01/98         00
    164156705                            01           01/01/99          0
    164156705                            N            12/01/28
    0


    1879697          560/560             F           37,500.00         ZZ
                                         360         37,400.86          1
    3441 W 88TH AVENUE 18              8.125            278.44         75
                                       7.875            278.44       50,000.00
    ANCHORAGE        AK   99502          1            12/01/98         00
    164157109                            01           01/01/99          0
    164157109                            N            12/01/28
    0


    1879716          560/560             F           33,300.00         ZZ
                                         360         33,263.48          1
    533 KIVA                           9.000            267.94         90
                                       8.750            267.94       37,000.00
    HOBBS            NM   88240          1            01/19/99         04
    164459703                            05           03/01/99         25
    164459703                            N            02/01/29
    0


    1879731          560/560             F           31,950.00         ZZ
                                         360         31,889.99          1
    10 CLAIRMONT AVENUE                8.375            242.85         90
                                       8.125            242.85       35,500.00
    NORWICH          CT   06360          1            12/30/98         21
    164731200                            05           02/01/99         25
    164731200                            N            01/01/29
    0


1


    1879745          560/560             F           31,200.00         ZZ
                                         360         31,144.31          1
    480 NW 20TH STREET 208B            8.625            242.68         90
                                       8.375            242.68       34,700.00
    BOCA RATON       FL   33431          1            12/08/98         21
    164858409                            01           02/01/99         25
    164858409                            N            01/01/29
    0


    1879843          560/560             F           30,600.00         ZZ
                                         360         30,393.57          1
    3405 CHERRY COVE                   8.125            227.21         49
                                       7.875            227.21       63,000.00
    HORN LAKE        MS   38671          2            05/27/98         00
    494595705                            05           07/01/98          0
    494595705                            N            06/01/28
    0


    1879844          560/560             F           34,950.00         ZZ
                                         360         34,703.47          1
    3370 LAUREL                        8.125            259.51         56
                                       7.875            259.51       63,000.00
    HORN LAKE        MS   38671          2            05/27/98         00
    494596802                            05           07/01/98          0
    494596802                            N            06/01/28
    0


    1879870          560/560             F           35,000.00         ZZ
                                         360         34,789.61          1
    209 EAST SHEFFIELD                 8.000            256.82         77
                                       7.750            256.82       46,000.00
    PONTIAC          MI   48394          2            07/23/98         00
    495075608                            05           09/01/98          0
    495075608                            N            08/01/28
    0


    1879873          560/560             F           33,400.00         ZZ
                                         360         33,266.65          1
    107 KATHRYN DRIVE                  8.125            248.00         90
                                       7.875            248.00       37,145.00
    GOOSE CREEK      SC   29445          1            09/08/98         04
    495134702                            05           11/01/98         25
    495134702                            N            10/01/28
    0


    1879907          560/560             F           34,800.00         ZZ
                                         360         34,584.06          1
    3119 CORAL RIDGE DR                8.000            255.36         67
                                       7.750            255.36       52,000.00
1


    CORAL SPRINGS    FL   33071          2            06/26/98         00
    495693301                            01           08/01/98          0
    495693301                            N            07/01/28
    0


    1879932          560/560             F          218,000.00         ZZ
                                         360        215,254.80          1
    6 PLYMOUTH LANE                    6.625          1,395.88         80
                                       6.375          1,395.88      272,500.00
    EAST BRUNSWICK   NJ   08816          1            08/06/98         23
    496067208                            05           10/01/98          0
    496067208                            O            09/01/28
    0


    1880003          560/560             F           32,900.00         ZZ
                                         360         32,714.65          1
    50 TOWNSHIP ROAD 510N              7.875            238.55         70
                                       7.625            238.55       47,000.00
    SOUTH POINT      OH   45680          5            07/22/98         00
    497321802                            05           09/01/98          0
    497321802                            N            08/01/28
    0


    1880025          560/560             F           34,900.00         ZZ
                                         360         34,757.11          1
    145 BANNEKER DRIVE                 8.000            256.09         90
                                       7.750            256.09       38,800.00
    WILLIAMSBURG     VA   23185          1            09/02/98         04
    497618702                            05           11/01/98         25
    497618702                            N            10/01/28
    0


    1880039          560/560             F           32,400.00         ZZ
                                         360         32,267.37          1
    120 ANDOVER ST                     8.000            237.74         90
                                       7.750            237.74       36,000.00
    HARTFORD         CT   06112          1            09/17/98         04
    497778407                            05           11/01/98         25
    497778407                            N            10/01/28
    0


    1880097          560/560             F           67,500.00         ZZ
                                         360         67,075.49          2
    4 PEARL AVENUE                     8.000            495.30         90
                                       7.750            495.30       75,000.00
    ONSET            MA   02558          1            08/31/98         04
    498583400                            05           10/01/98         25
    498583400                            N            09/01/28
    0
1




    1880119          560/560             F           44,550.00         ZZ
                                         360         44,357.18          1
    248 FIRST AVENUE                   7.750            319.17         90
                                       7.500            319.17       49,500.00
    MEMPHIS          TN   38109          1            09/28/98         21
    498833607                            05           11/01/98         25
    498833607                            N            10/01/28
    0


    1880123          560/560             F           37,500.00         ZZ
                                         360         37,338.58          1
    125 PARK DRIVE, UNIT 125-20        7.750            268.66         75
                                       7.500            268.66       50,000.00
    BOSTON           MA   02215          1            09/25/98         00
    498850403                            01           11/01/98          0
    498850403                            N            10/01/28
    0


    1880124          560/560             F           67,500.00         ZZ
                                         360         67,209.49          1
    125 PARK DRIVE, UNIT 125-4         7.750            483.58         75
                                       7.500            483.58       90,000.00
    BOSTON           MA   02215          1            09/25/98         00
    498850502                            01           11/01/98          0
    498850502                            N            10/01/28
    0


    1880125          560/560             F           41,250.00         ZZ
                                         360         41,072.42          1
    125 PARK DRIVE, UNIT 125-42        7.750            295.53         75
                                       7.500            295.53       55,000.00
    BOSTON           MA   02215          1            09/25/98         00
    498850601                            01           11/01/98          0
    498850601                            N            10/01/28
    0


    1880131          560/560             F          210,000.00         ZZ
                                         360        209,595.50          2
    1262 1290  GROVE WAY               8.250          1,577.66         70
                                       8.000          1,577.66      300,000.00
    HAYWARD          CA   94541          5            01/14/99         00
    498927904                            05           02/01/99          0
    498927904                            N            01/01/29
    0


    1880177          560/560             F           41,400.00         ZZ
                                         360         41,262.71          1
1


    7585 MOORISH ROAD                  8.125            307.40         90
                                       7.875            307.40       46,000.00
    BRIDGEPORT       MI   48722          1            10/16/98         04
    499659209                            05           12/01/98         25
    499659209                            N            11/01/28
    0


    1880202          560/560             F           34,500.00         ZZ
                                         360         34,376.64          1
    45 LIBERTY SQUARE ROAD C           7.750            247.17         75
                                       7.500            247.17       46,000.00
    BOXBORO          MA   01719          1            10/02/98         00
    499881308                            01           12/01/98          0
    499881308                            N            11/01/28
    0


    1880549          N24/G02             F          237,000.00         ZZ
                                         360        237,000.00          1
    25495 COUNTY ROAD 125              8.000          1,739.02         77
                                       7.750          1,739.02      310,000.00
    SIMLA            CO   80835          4            03/11/99         00
    0431252287                           05           05/01/99          0
    0000                                 O            04/01/29
    0


    1880577          K31/G02             F           83,300.00         ZZ
                                         360         83,242.68          1
    607 CYPRESS POINTE                 7.875            603.98         90
                                       7.625            603.98       92,600.00
    ALPHARETTA       GA   30022          1            02/25/99         10
    0431253632                           01           04/01/99         25
    0061275241                           N            03/01/29
    0


    1880578          E86/G02             F           95,500.00         ZZ
                                         360         95,434.28          1
    83 MOUNTAIN REST ROAD              7.875            692.44         80
                                       7.625            692.44      120,500.00
    NEW PALTZ        NY   12561          2            02/08/99         00
    0431266402                           05           04/01/99          0
    0000035652                           O            03/01/29
    0


    1880589          209/G02             F           37,800.00         ZZ
                                         360         37,800.00          1
    726 BANNER AVENUE                  7.875            274.08         90
                                       7.625            274.08       42,000.00
    WINSTON-SALEM    NC   27127          1            03/01/99         10
    0431259993                           05           05/01/99         25
1


    997211162                            N            04/01/29
    0


    1880593          P34/G02             F           86,250.00         ZZ
                                         360         86,147.80          2
    86-86.5 OAKLAND AVE                8.625            670.84         75
                                       8.375            670.84      115,000.00
    METHUEN          MA   01844          5            02/25/99         00
    0431250976                           05           03/25/99          0
    13065                                N            02/25/29
    0


    1880628          828/G02             F          123,742.00         ZZ
                                         360        123,665.09          4
    3434 W 4TH STREET                  8.375            940.53         90
                                       8.125            940.53      137,491.00
    FORT WORTH       TX   76107          1            02/26/99         11
    0431245984                           05           04/01/99         25
    97200002                             N            03/01/29
    0


    1880635          687/G02             F          187,000.00         ZZ
                                         360        187,000.00          1
    2449 CARRIAGE DRIVE                7.875          1,355.88         77
                                       7.625          1,355.88      246,000.00
    ESTES PARK       CO   80517          2            03/04/99         00
    0431249267                           05           05/01/99          0
    666999                               O            04/01/29
    0


    1880664          952/G02             F          136,000.00         ZZ
                                         360        135,797.51          1
    199 ANDOVER-SPARTA ROAD            7.500            950.93         80
                                       7.250            950.93      170,500.00
    ANDOVER TWP.     NJ   07821          1            01/28/99         00
    0431244847                           05           03/01/99          0
    98002759                             O            02/01/29
    0


    1880669          074/074             F          416,500.00         ZZ
                                         360        415,924.84          4
    30 DOUGLASS STREET                 7.875          3,019.92         55
                                       7.625          3,019.92      760,000.00
    BROOKLYN         NY   11231          5            01/15/99         00
    1106212039                           05           03/01/99          0
    1106212039                           N            02/01/29
    0


1


    1880708          074/074             F           53,400.00         ZZ
                                         360         53,244.63          3
    101 SIBBEN STREET                  8.375            405.88         90
                                       8.125            405.88       59,500.00
    MANISTEE         MI   49660          1            12/08/98         14
    1581225701                           05           02/01/99         25
    1581225701                           N            01/01/29
    0


    1880797          K08/G02             F           43,250.00         ZZ
                                         360         43,197.40          1
    150 BIXBY TERRACE S.E.             8.500            332.56         90
                                       8.250            332.56       48,100.00
    ATLANTA          GA   30317          1            02/02/99         04
    0411262587                           05           03/01/99         25
    411262587                            N            02/01/29
    0


    1880833          369/G02             F           30,600.00         ZZ
                                         360         30,558.78          1
    2207 N WEBSTER AVENUE              8.000            224.54         90
                                       7.750            224.54       34,040.00
    INDIANAPOLIS     IN   46219          1            01/08/99         14
    0431216985                           05           03/01/99         25
    0071069017                           N            02/01/29
    0


    1880839          K08/G02             F          136,800.00         ZZ
                                         360        136,708.21          4
    402 EAST DENTON DRIVE              8.000          1,003.79         80
                                       7.750          1,003.79      171,000.00
    EULESS           TX   76036          1            02/04/99         00
    0411279433                           05           04/01/99          0
    411279433                            N            03/01/29
    0


    1880941          N17/G02             F          136,500.00         ZZ
                                         360        136,500.00          4
    66 W 14 STREET                     8.500          1,049.57         85
                                       8.250          1,049.57      162,000.00
    HIALEAH          FL   33010          2            03/02/99         11
    0431244540                           05           05/01/99         20
    1880941                              N            04/01/29
    0


    1880956          E40/G02             F          224,950.00         ZZ
                                         360        224,950.00          1
    76 HIGHLAND ST                     8.250          1,689.98         75
                                       8.000          1,689.98      300,000.00
1


    CANTON           MA   02021          5            03/10/99         00
    0431259159                           05           05/01/99          0
    20920279                             O            04/01/29
    0


    1881330          227/G02             F           36,000.00         ZZ
                                         360         36,000.00          1
    729 W COOLIDGE STREET              7.500            251.72         90
    #104                               7.250            251.72       40,000.00
    PHOENIX          AZ   85013          1            03/11/99         11
    0431262542                           01           05/01/99         25
    1795480                              N            04/01/29
    0


    1881360          P34/G02             F          111,000.00         ZZ
                                         300        110,761.02          1
    265 CAPUANO AVE                    7.875            847.54         66
                                       7.625            847.54      169,000.00
    CRANSTON         RI   02920          5            02/23/99         00
    0431250992                           05           03/27/99          0
    13056                                O            02/27/24
    0


    1881365          N94/G02             F           59,375.00         ZZ
                                         360         59,335.16          1
    41 GROTON STREET UNIT 8            8.000            435.67         95
                                       7.750            435.67       62,500.00
    PEPPERELL        MA   01463          1            02/26/99         04
    0431257583                           01           04/01/99         30
    0000                                 O            03/01/29
    0


    1881426          P16/G02             F          166,000.00         ZZ
                                         360        165,879.85          1
    760 PEBBLE BEACH DRIVE             7.625          1,174.94         80
                                       7.375          1,174.94      207,500.00
    SAN MARCOS       CA   92069          1            02/19/99         00
    0431239870                           05           04/01/99          0
    50000688                             O            03/01/29
    0


    1881457          882/G02             F          195,000.00         ZZ
                                         360        194,836.18          1
    7780 SW 118 STREET                 6.875          1,281.01         77
                                       6.625          1,281.01      255,000.00
    VILLAGE OF PINE  FL   33156          1            02/08/99         00
    0431220599                           05           04/01/99          0
    990051                               O            03/01/29
    0
1




    1881489          K08/G02             F           30,000.00         ZZ
                                         360         29,960.61          1
    1223 LINCOLNWAY WEST               8.125            222.75         75
                                       7.875            222.75       40,000.00
    SOUTH BEND       IN   46628          5            01/19/99         00
    0411209810                           05           03/01/99          0
    411209810                            N            02/01/29
    0


    1881492          K08/G02             F           31,500.00         ZZ
                                         360         31,480.91          1
    1021 YATES AVENUE                  8.500            242.21         90
                                       8.250            242.21       35,000.00
    MARCUS HOOK      PA   19061          1            02/05/99         04
    0411277726                           05           04/01/99         25
    411277726                            N            03/01/29
    0


    1881528          G44/G02             F          133,200.00         ZZ
                                         360        133,108.34          1
    11034 SW 139 CT                    7.875            965.79         77
                                       7.625            965.79      173,000.00
    MIAMI            FL   33186          2            02/26/99         00
    0431248103                           05           04/01/99          0
    0299011                              N            03/01/29
    0


    1881601          676/G02             F          182,000.00         ZZ
                                         360        181,754.93          1
    4251 KAANA STREET                  8.000          1,335.46         78
                                       7.750          1,335.46      236,000.00
    LIHUE            HI   96766          2            01/25/99         00
    0431255348                           05           03/01/99          0
    9913001828                           N            02/01/29
    0


    1881623          B98/G02             F          300,000.00         ZZ
                                         360        300,000.00          2
    552 ANGUS AVENUE                   8.125          2,227.50         93
                                       7.875          2,227.50      326,000.00
    SAN BUNO         CA   94066          1            03/17/99         01
    0431264316                           05           05/01/99         30
    0000                                 O            04/01/29
    0


    1881697          E26/G02             F          124,650.00         ZZ
                                         360        124,562.02          1
1


    1630 EASTOVER ROAD                 7.750            893.01         90
                                       7.500            893.01      138,500.00
    LEBANON          TN   37087          2            02/04/99         11
    0431260249                           05           04/01/99         25
    33801601                             O            03/01/29
    0


    1881715          225/225             F           34,200.00         ZZ
                                         360         34,150.33          1
    5214 RUCKS RD                      7.625            242.07         86
                                       7.375            242.07       40,000.00
    DAYTON           OH   45427          1            01/08/99         14
    7091202                              05           03/01/99         30
    7091202                              N            02/01/29
    0


    1881722          003/G02             F           34,650.00         ZZ
                                         360         34,627.33          1
    4169 SW 67TH AVENUE                8.125            257.28         90
    209A                               7.875            257.28       38,500.00
    DAVIE            FL   33328          1            02/10/99         12
    0431224799                           01           04/01/99         25
    0010609717                           N            03/01/29
    0


    1881727          E86/G02             F          126,000.00         ZZ
                                         360        125,915.46          1
    430-434 BRUCE AVENUE               8.000            924.54         90
                                       7.750            924.54      140,000.00
    STRATFORD        CT   06497          1            02/10/99         10
    0431244193                           05           04/01/99         25
    0000039151                           N            03/01/29
    0


    1881801          140/G02             F           67,900.00         T
                                         360         67,850.86          1
    4633 OSCEOLA POINT TRAIL           7.625            480.59         65
                                       7.375            480.59      105,500.00
    KISSIMMEE        FL   34746          2            03/01/99         00
    0431251842                           05           04/01/99          0
    447567                               O            03/01/29
    0


    1881884          K08/G02             F           39,150.00         ZZ
                                         360         39,130.23          3
    2418 EADS STREET                   9.375            325.63         90
                                       9.125            325.63       43,500.00
    NEW ORLEANS      LA   70128          1            02/08/99         04
    0411261357                           05           04/01/99         25
1


    411261357                            N            03/01/29
    0


    1882002          Q29/G02             F          180,800.00         ZZ
                                         360        180,800.00          4
    59 SOUTH EAST STREET               9.000          1,454.76         80
                                       8.750          1,454.76      226,000.00
    AMHERST          MA   01002          5            03/15/99         00
    0431262054                           05           05/01/99          0
    990051                               N            04/01/29
    0


    1882139          E22/G02             F           32,400.00         ZZ
                                         360         32,326.54          1
    1815 SOUTH GRANT                   8.875            257.79         90
                                       8.625            257.79       36,000.00
    LITTLE ROCK      AR   72204          1            12/01/98         10
    0411104227                           05           01/01/99         25
    411104227                            N            12/01/28
    0


    1882216          313/G02             F           50,850.00         ZZ
                                         360         50,815.00          1
    328 ELEANOR STREET SE              7.875            368.70         90
                                       7.625            368.70       56,500.00
    ATLANTA          GA   30317          1            02/25/99         01
    0431246719                           05           04/01/99         25
    6220651                              N            03/01/29
    0


    1882230          229/G02             F           89,650.00         ZZ
                                         360         89,594.27          4
    791-793 MCKINLEY AVE               8.375            681.41         70
                                       8.125            681.41      128,100.00
    POCATELLO        ID   83201          2            03/03/99         00
    0431260272                           05           04/01/99          0
    0016613333                           N            03/01/29
    0


    1882231          129/G02             F          122,250.00         ZZ
                                         360        122,165.87          1
    917 MERIDAN                        7.875            886.40         75
                                       7.625            886.40      163,000.00
    DEARBORN         MI   48124          5            03/01/99         00
    0431254267                           05           04/01/99          0
    3500319607                           O            03/01/29
    0


1


    1882265          Q15/G02             F          169,500.00         ZZ
                                         360        169,500.00          1
    9 DONLON AVENUE                    8.125          1,258.53         75
                                       7.875          1,258.53      226,000.00
    ARCH CAPE        OR   97138          5            02/26/99         00
    0431251172                           05           05/01/99          0
    1000022                              O            04/01/29
    0


    1882284          874/G02             F           93,600.00         ZZ
                                         360         93,541.82          1
    1570 GOLD DUST AVENUE              8.375            711.43         90
                                       8.125            711.43      104,000.00
    LAS VEGAS        NV   89119          1            03/01/99         10
    0431263656                           09           04/01/99         30
    387457                               N            03/01/29
    0


    1882438          E23/G02             F          200,000.00         ZZ
                                         360        199,862.36          1
    77 LAKE SHORE DRIVE                7.875          1,450.14         80
                                       7.625          1,450.14      250,000.00
    RANCHO MIRAGE    CA   92270          5            02/10/99         00
    0431251206                           05           04/01/99          0
    10507352                             O            03/01/29
    0


    1882448          H49/G02             F           75,000.00         ZZ
                                         360         75,000.00          2
    708 NORTH SPAULDING AVENUE         7.875            543.80         75
                                       7.625            543.80      100,000.00
    CHICAGO          IL   60624          5            03/15/99         00
    0431266048                           05           05/01/99          0
    30918750                             O            04/01/29
    0


    1882477          H76/G02             F           57,600.00         ZZ
                                         360         57,565.10          2
    805-807 HIGHLAND BLVD.             8.500            442.90         80
                                       8.250            442.90       72,000.00
    BATTLECREEK      MI   49015          5            03/04/98         00
    0431257450                           05           04/01/99          0
    990000188736                         N            03/01/29
    0


    1882478          G72/G02             F           68,800.00         ZZ
                                         360         68,751.44          1
    6390 NORTH OAK STREET              7.750            492.89         80
                                       7.500            492.89       86,000.00
1


    GALDWIN          MI   48624          5            02/26/99         00
    0431250927                           05           04/01/99          0
    0000                                 O            03/01/29
    0


    1882573          K45/G02             F          166,400.00         ZZ
                                         360        166,400.00          1
    11808 EAST CLINTON ST              8.250          1,250.11         80
                                       8.000          1,250.11      208,000.00
    SCOTTSDALE       AZ   85259          1            03/10/99         00
    0431262567                           03           05/01/99          0
    0000                                 O            04/01/29
    0


    1882590          H19/G02             F          130,800.00         ZZ
                                         360        130,800.00          3
    8736 SOUTH HARPER                  7.875            948.40         60
                                       7.625            948.40      218,000.00
    CHICAGO          IL   60619          5            03/16/99         00
    0431261841                           05           05/01/99          0
    0002119618                           N            04/01/29
    0


    1882624          E08/G02             F           80,000.00         ZZ
                                         360         79,947.67          1
    1831 NW 113TH AVENUE               8.125            594.00         57
                                       7.875            594.00      142,000.00
    PEMBROKE PINES   FL   33026          5            02/25/99         00
    0431243484                           05           04/01/99          0
    215606                               O            03/01/29
    0


    1882744          B75/G02             F           43,050.00         ZZ
                                         360         43,019.61          1
    706 CLEARVIEW DRIVE                7.750            308.42         70
                                       7.500            308.42       61,500.00
    SAN ANTONIO      TX   78228          5            02/10/99         00
    0431244490                           05           04/01/99          0
    1341569                              N            03/01/29
    0


    1882763          637/G02             F          103,500.00         ZZ
                                         360        103,290.26          1
    13525 S INDIAN RIVER DR  #1        8.000            759.45         90
                                       7.750            759.45      115,000.00
    JENSEN BEACH     FL   34957          1            12/11/98         10
    0431255256                           01           02/01/99         25
    0013634480                           N            01/01/29
    0
1




    1882824          Q01/G02             F          120,700.00         T
                                         360        120,700.00          1
    2050 W WARM SPRINGS RD #722        8.125            896.19         80
                                       7.875            896.19      150,900.00
    HENDERSON        NV   89014          1            03/01/99         00
    0431256221                           01           05/01/99          0
    10510006                             O            04/01/29
    0


    1882868          A68/G02             F          208,000.00         ZZ
                                         360        208,000.00          1
    27060 RAMBLEWOOD                   8.250          1,562.63         80
                                       8.000          1,562.63      260,000.00
    SAN ANTONIO      TX   78261          1            03/03/99         00
    0431257278                           05           05/01/99          0
    0342461                              O            04/01/29
    0


    1882877          624/G02             F          120,750.00         ZZ
                                         360        120,750.00          1
    1555 SIXTEENTH STREET              7.375            833.99         75
                                       7.125            833.99      161,000.00
    LOS OSOS         CA   93402          1            03/10/99         00
    0431258631                           05           05/01/99          0
    72000490203F                         O            04/01/29
    0


    1882885          L94/G02             F           63,000.00         ZZ
                                         360         63,000.00          1
    150 SYCAMORE CIRCLE                8.375            478.85         60
                                       8.125            478.85      106,000.00
    CLEARFIELD       UT   84015          5            03/02/99         00
    0431243609                           05           05/01/99          0
    1882885                              O            04/01/29
    0


    1882909          664/G02             F           73,500.00         ZZ
                                         360         73,398.49          1
    2442 NORTH 1450 EAST ROAD          7.875            532.93         80
                                       7.625            532.93       92,500.00
    WHITE HEATH      IL   61884          2            02/03/99         00
    0431226844                           27           03/01/99          0
    2891091                              O            02/01/29
    0


    1882916          664/G02             F          208,000.00         ZZ
                                         360        207,705.44          1
1


    6143 WISTERIA STREET               7.750          1,490.14         80
                                       7.500          1,490.14      260,000.00
    SIMI VALLEY ARE  CA   93063          2            01/18/99         00
    0431236876                           05           03/01/99          0
    2978625                              O            02/01/29
    0


    1882967          638/G02             F           31,000.00         ZZ
                                         360         30,978.67          4
    348 WEST 3RD STREET                7.875            224.77         39
                                       7.625            224.77       81,000.00
    ERIE             PA   16502          5            02/10/99         00
    0431227248                           05           04/01/99          0
    08851077                             N            03/01/29
    0


    1883020          H49/G02             F           56,000.00         ZZ
                                         360         56,000.00          1
    506 BEECHWOOD                      8.125            415.80         80
                                       7.875            415.80       70,000.00
    ROUNDLAKE        IL   60073          5            03/19/99         00
    0431265990                           05           05/01/99          0
    309059                               N            04/01/29
    0


    1883023          L13/G02             F          107,200.00         ZZ
                                         360        107,200.00          4
    209 EAST 400 NORTH                 8.500            824.28         80
                                       8.250            824.28      134,000.00
    SPANISH FORK     UT   84660          1            03/05/99         00
    0431245307                           05           05/01/99          0
    0000                                 N            04/01/29
    0


    1883148          168/168             F           38,600.00         ZZ
                                         360         38,574.10          1
    61 MEADOWLARK                      8.000            283.23         90
                                       7.750            283.23       43,000.00
    WOODRIDGE        NY   12789          1            02/09/99         04
    0249322161                           05           04/01/99         25
    0249322161                           N            03/01/29
    0


    1883185          227/G02             F           46,575.00         ZZ
                                         360         46,575.00          1
    1602 BEECHWOOD PLACE               8.000            341.76         90
                                       7.750            341.76       51,750.00
    CLEMENTON        NJ   08021          1            03/09/99         10
    0431254309                           05           05/01/99         25
1


    1771563                              N            04/01/29
    0


    1883250          E22/G02             F           59,400.00         ZZ
                                         360         59,304.44          1
    113 JEFF ACRES ROAD                9.125            483.30         90
                                       8.875            483.30       66,000.00
    MABANK           TX   75147          1            01/05/99         10
    0411166044                           03           02/01/99         25
    411166044                            N            01/01/29
    0


    1883253          L86/G02             F          167,400.00         ZZ
                                         360        167,400.00          1
    6432 EMERALD STREET                8.375          1,272.36         88
                                       8.125          1,272.36      192,000.00
    RANCHO CUCAMONG  CA   91701          1            03/03/99         01
    0431249218                           05           05/01/99         25
    1883253                              N            04/01/29
    0


    1883275          P16/G02             F           42,300.00         ZZ
                                         360         42,300.00          1
    17802 KINGS PARK LANE              8.375            321.52         90
                                       8.125            321.52       47,000.00
    HOUSTON          TX   77058          1            03/09/99         01
    0431252691                           01           05/01/99         25
    50000590                             N            04/01/29
    0


    1883289          L13/G02             F          118,900.00         ZZ
                                         360        118,820.22          1
    22 WEST 270 SOUTH                  8.000            872.45         85
                                       7.750            872.45      140,000.00
    OREM             UT   84058          5            03/03/99         10
    0431243591                           05           04/01/99         12
    0000                                 O            03/01/29
    0


    1883377          K08/G02             F           57,600.00         ZZ
                                         360         57,568.54          1
    37 W. BERNARD                      9.000            463.46         90
                                       8.750            463.46       64,000.00
    HAZEL PARK       MI   48030          1            02/12/99         04
    0411265523                           05           04/01/99         25
    411265523                            N            03/01/29
    0


1


    1883386          K08/G02             F           30,000.00         ZZ
                                         360         29,984.04          2
    10 LIBERTY                         9.125            244.09         80
                                       8.875            244.09       37,500.00
    PONTIAC          MI   48342          1            02/12/99         00
    0411189707                           05           04/01/99          0
    411189707                            N            03/01/29
    0


    1883424          129/G02             F           63,000.00         ZZ
                                         360         63,000.00          1
    17206 TOEPHER                      8.000            462.28         90
                                       7.750            462.28       70,000.00
    EASTPOINTE       MI   48021          1            03/15/99         04
    0431261197                           05           05/01/99         25
    3500328053                           N            04/01/29
    0


    1883439          683/G02             F           36,300.00         ZZ
                                         360         36,300.00          1
    11-13 STRAWBERRY BANK ROAD         8.125            269.53         75
                                       7.875            269.53       48,400.00
    NASHUA           NH   03062          1            03/12/99         00
    0431259530                           01           05/01/99          0
    99010116                             N            04/01/29
    0


    1883588          N94/G02             F          144,000.00         ZZ
                                         360        143,908.18          2
    609 METROPOLITAN AVENUE            8.250          1,081.82         80
                                       8.000          1,081.82      180,000.00
    HYDE PARK        MA   02136          5            02/16/99         00
    0431243963                           05           04/01/99          0
    0000                                 O            03/01/29
    0


    1883593          K08/G02             F           50,000.00         ZZ
                                         360         49,968.92          1
    533 CENTRAL PLACE                  8.375            380.04         46
                                       8.125            380.04      110,000.00
    KIRKWOOD         MO   63122          5            02/12/99         00
    0411286842                           05           04/01/99          0
    411286842                            N            03/01/29
    0


    1883638          624/G02             F           72,000.00         ZZ
                                         360         72,000.00          1
    1675 BONAIRE CIRCLE                8.125            534.60         80
                                       7.875            534.60       90,000.00
1


    STOCKTON         CA   95210          1            03/03/99         00
    0431258037                           05           05/01/99          0
    2910029008                           N            04/01/29
    0


    1883641          H93/G02             F           45,800.00         ZZ
                                         360         45,766.85          2
    1504 LEXINGTON AVENUE              7.625            324.17         90
                                       7.375            324.17       50,900.00
    LORAIN           OH   44052          1            02/08/99         12
    0431239391                           05           04/01/99         25
    9907802                              N            03/01/29
    0


    1883645          624/G02             F           40,500.00         ZZ
                                         360         40,500.00          1
    836 HOWARD AVENUE                  7.375            279.72         90
                                       7.125            279.72       45,000.00
    BILLINGS         MT   59101          1            03/03/99         01
    0431246644                           05           05/01/99         25
    76000890113                          N            04/01/29
    0


    1883670          940/G02             F           54,000.00         ZZ
                                         360         53,963.76          1
    12239 PLUTO DRIVE                  8.000            396.24         90
                                       7.750            396.24       60,000.00
    VICTORVILLE      CA   92392          1            02/16/99         10
    0431248509                           05           04/01/99         25
    000                                  N            03/01/29
    0


    1883702          940/G02             F           54,900.00         ZZ
                                         360         54,864.08          1
    240 JADE DRIVE                     8.125            407.64         90
                                       7.875            407.64       61,000.00
    HEMET            CA   92543          1            02/12/99         10
    0431245299                           05           04/01/99         25
    62368                                N            03/01/29
    0


    1883720          E82/G02             F           36,800.00         ZZ
                                         360         36,774.03          1
    814 ROYAL ROAD                     7.750            263.64         90
                                       7.500            263.64       40,900.00
    WICHITA          KS   67207          1            02/22/99         04
    0400184750                           05           04/01/99         25
    0400184750                           N            03/01/29
    0
1




    1883811          E26/G02             F           34,150.00         ZZ
                                         360         34,126.49          1
    1017 STEVENS CREEK ROAD            7.875            247.62         90
                                       7.625            247.62       37,950.00
    AUGUSTA          GA   30907          1            02/10/99         01
    0431231471                           01           04/01/99         30
    33900157                             N            03/01/29
    0


    1883945          H19/G02             F          170,800.00         ZZ
                                         360        170,800.00          1
    6500 ATLANTIC AVE                  7.750          1,223.64         80
                                       7.500          1,223.64      213,500.00
    WILDWOOD CREST   NJ   08260          1            03/05/99         00
    0431256197                           05           05/01/99          0
    0001925601                           O            04/01/29
    0


    1884008          P31/G02             F          154,000.00         ZZ
                                         360        153,891.30          4
    2568-70 N CRAMER STREET            7.750          1,103.28         65
                                       7.500          1,103.28      240,000.00
    MILWAUKEE        WI   53211          5            03/02/99         00
    0431244862                           05           04/01/99          0
    9902277                              N            03/01/29
    0


    1884014          H86/G02             F          179,200.00         ZZ
                                         360        179,060.21          1
    2645 WEST 34TH AVENUE              7.250          1,222.46         80
                                       7.000          1,222.46      224,000.00
    DENVER           CO   80211          1            02/12/99         00
    0431266774                           05           04/01/99          0
    228061                               O            03/01/29
    0


    1884080          K08/G02             F           49,400.00         ZZ
                                         360         49,366.85          1
    691 LAWSON STREET                  8.000            362.48         90
                                       7.750            362.48       54,900.00
    SEBASTIAN        FL   32958          1            02/11/99         04
    0411258080                           05           04/01/99         25
    411258080                            N            03/01/29
    0


    1884122          B75/G02             F           36,000.00         ZZ
                                         360         35,978.19          1
1


    1478 ORIOLE ROAD                   8.500            276.81         90
                                       8.250            276.81       40,000.00
    MEMPHIS          TN   38108          1            02/09/99         01
    0431231034                           05           04/01/99         25
    6208037                              N            03/01/29
    0


    1884147          638/G02             F           38,500.00         ZZ
                                         360         38,473.51          1
    6725 MISSION GORGE ROAD            7.875            279.15         70
    #204A                              7.625            279.15       55,000.00
    SAN DIEGO        CA   92120          2            02/04/99         00
    0431232602                           01           04/01/99          0
    08824948                             N            03/01/29
    0


    1884166          P29/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
    114 CELESTE STREET                 8.250            901.52         80
                                       8.000            901.52      150,000.00
    HUDSON           IA   50643          2            03/19/99         00
    0431263227                           05           05/01/99          0
    0000                                 O            04/01/29
    0


    1884175          637/G02             F           58,500.00         ZZ
                                         360         58,460.74          1
    3200 SELKIRK ROAD                  8.000            429.26         90
                                       7.750            429.26       65,000.00
    SANDPOINT        ID   83864          1            02/05/99         14
    0431231901                           05           04/01/99         25
    0010481125                           N            03/01/29
    0


    1884205          H19/G02             F          166,500.00         ZZ
                                         360        166,500.00          4
    3233 ARLENE WAY                    8.500          1,280.25         90
                                       8.250          1,280.25      185,000.00
    LAS VEGAS        NV   89108          1            03/09/99         12
    0431264563                           05           05/01/99         25
    0002113686                           N            04/01/29
    0


    1884207          H19/G02             F          166,500.00         ZZ
                                         360        166,500.00          4
    3229 ARLENE WAY                    8.500          1,280.25         90
                                       8.250          1,280.25      185,000.00
    LAS VEGAS        NV   89108          1            03/09/99         12
    0431265842                           05           05/01/99         25
1


    1884207                              N            04/01/29
    0


    1884234          180/G02             F           46,800.00         ZZ
                                         360         46,735.38          1
    11355 NORTH 113TH DRIVE            7.875            339.33         90
                                       7.625            339.33       52,000.00
    YOUNGTOWN        AZ   85363          1            01/19/99         10
    0431238997                           05           03/01/99         25
    0013874532                           N            02/01/29
    0


    1884236          B75/G02             F           37,650.00         ZZ
                                         360         37,596.68          1
    1805 DEER PARK WAY                 7.750            269.73         87
                                       7.500            269.73       43,500.00
    WICHITA FALLS    TX   76305          2            01/27/99         12
    0431231513                           05           03/01/99         25
    1540707                              N            02/01/29
    0


    1884243          005/G02             F           65,000.00         ZZ
                                         360         65,000.00          1
    8335 CRARY AVE.                    8.000            476.95         53
                                       7.750            476.95      123,000.00
    SEMMES           AL   36575          5            03/12/99         00
    0431252253                           05           05/01/99          0
    003010249377                         N            04/01/29
    0


    1884272          L48/G02             F           33,000.00         ZZ
                                         360         32,977.29          1
    18661-63 148TH                     7.875            239.27         30
                                       7.625            239.27      113,000.00
    SPRING LAKE      MI   49456          5            02/05/99         00
    0431233196                           05           04/01/99          0
    85064                                N            03/01/29
    0


    1884321          140/G02             F          124,000.00         ZZ
                                         360        124,000.00          2
    2024-26 BURGUNDY ST                7.625            877.66         67
                                       7.375            877.66      186,000.00
    NEW ORLEANS      LA   70116          1            03/09/99         00
    0431255819                           05           05/01/99          0
    448590                               O            04/01/29
    0


1


    1884562          K08/G02             F          171,000.00         ZZ
                                         360        170,899.04          1
    833 WEST 4TH STREET                8.625          1,330.02         90
                                       8.375          1,330.02      190,000.00
    CHARLOTTE        NC   28215          2            02/11/99         14
    0411277700                           01           04/01/99         25
    411277700                            N            03/01/29
    0


    1884643          E26/G02             F          107,500.00         ZZ
                                         240        107,314.64          1
    524 LILY PAD COURT                 7.875            890.83         67
                                       7.625            890.83      162,500.00
    CHAPIN           SC   29036          2            02/16/99         00
    0431228931                           05           04/01/99          0
    33900146                             O            03/01/19
    0


    1884661          129/G02             F          101,250.00         ZZ
                                         360        101,250.00          4
    5926 WILEY STREET                  8.250            760.66         90
                                       8.000            760.66      112,500.00
    HOLLYWOOD        FL   33023          1            03/15/99         01
    0431260876                           07           05/01/99         30
    3500334218                           O            04/01/29
    0


    1884695          003/G02             F           43,200.00         ZZ
                                         360         43,170.27          1
    3514 CLOVER LANE                   7.875            313.23         90
                                       7.625            313.23       48,025.00
    LITHIA SPRINGS   GA   30057          1            02/17/99         12
    0431238708                           05           04/01/99         25
    10618148                             N            03/01/29
    0


    1884704          L96/G02             F          147,400.00         ZZ
                                         360        147,312.98          1
    1066 CACHUMA AVENUE                8.625          1,146.46         90
                                       8.375          1,146.46      164,000.00
    VENTURA          CA   93004          1            02/22/99         11
    0431246537                           05           04/01/99         25
    342104                               O            03/01/29
    0


    1884939          J86/G02             F          188,500.00         ZZ
                                         360        188,500.00          1
    38 PRISCILLA AVENUE                7.875          1,366.76         80
                                       7.625          1,366.76      238,500.00
1


    YONKERS          NY   10701          1            03/26/99         00
    0431269430                           05           05/01/99          0
    0081086                              O            04/01/29
    0


    1885146          N13/G02             F           50,000.00         ZZ
                                         360         49,965.60          1
    129 N MAIN                         7.875            362.53         90
                                       7.625            362.53       55,600.00
    ROSSVILLE        KS   66533          1            02/11/99         14
    0431237114                           05           04/01/99         25
    03MILLERRUSSE                        N            03/01/29
    0


    1885269          N34/G02             F          214,000.00         ZZ
                                         360        214,000.00          1
    411 WEST ONTARIO STREET #410       8.125          1,588.94         80
                                       7.875          1,588.94      267,500.00
    CHICAGO          IL   60610          1            03/30/99         00
    0431273515                           21           05/01/99          0
    0000                                 O            04/01/29
    0


    1885284          E76/G02             F          112,200.00         ZZ
                                         360        112,122.78          1
    7984 SHERMAN WAY                   7.875            813.53         85
                                       7.625            813.53      132,000.00
    DENVER           CO   80221          5            02/17/99         23
    0431235274                           05           04/01/99          0
    000                                  O            03/01/29
    0


    1885303          E66/E66             F          196,250.00         ZZ
                                         360        195,776.39          1
    6342 MOUNTAINSIDE DRIVE            7.125          1,322.17         65
                                       6.875          1,322.17      305,000.00
    HICKORY          NC   28601          2            12/21/98         00
    600462636                            05           02/01/99          0
    600462636                            O            01/01/29
    0


    1885352          F96/G02             F           45,000.00         ZZ
                                         360         44,966.60          1
    2110 SOUTHEAST TRILLO STREET       7.500            314.65         74
                                       7.250            314.65       61,000.00
    PORT ST LUCIE    FL   34952          5            02/25/99         00
    0431233584                           05           04/01/99          0
    9900078                              N            03/01/29
    0
1




    1885357          638/G02             F           34,200.00         ZZ
                                         360         34,177.05          1
    507 SOUTH DODSON                   8.000            250.95         90
                                       7.750            250.95       38,000.00
    URBANA           IL   61802          1            02/12/99         10
    0431234079                           05           04/01/99         25
    08853494                             N            03/01/29
    0


    1885363          B75/G02             F           64,000.00         ZZ
                                         360         63,918.10          1
    647 SWEETBRIAR DRIVE               8.250            480.81         80
                                       8.000            480.81       80,000.00
    LEWISVILLE       TX   75028          2            02/01/99         00
    0431246602                           05           03/01/99          0
    6383772                              O            02/01/29
    0


    1885381          B75/G02             F           63,120.00         ZZ
                                         360         63,035.02          2
    1333 HULLVIEW AVENUE               8.000            463.15         80
                                       7.750            463.15       78,900.00
    NORFOLK          VA   23503          5            02/01/99         00
    0431258946                           05           03/01/99          0
    1217280                              N            02/01/29
    0


    1885429          E26/G02             F           48,000.00         ZZ
                                         360         47,967.79          1
    10614 HORN BLVD                    8.000            352.21         80
                                       7.750            352.21       60,000.00
    SAN ANTONIO      TX   78240          1            02/18/99         00
    0431242197                           05           04/01/99          0
    34900456                             N            03/01/29
    0


    1885434          B75/G02             F          225,000.00         ZZ
                                         360        224,665.00          1
    1229 NORTH ELMWOOD AVENUE          7.500          1,573.23         74
                                       7.250          1,573.23      305,000.00
    OAK PARK         IL   60302          5            01/28/99         00
    0431252428                           05           03/01/99          0
    6231203                              O            02/01/29
    0


    1885442          B75/G02             F           68,250.00         ZZ
                                         360         68,160.42          1
1


    229 SOUTH PUEBLO STREET            8.125            506.75         75
                                       7.875            506.75       91,000.00
    SALT LAKE CITY   UT   84104          5            01/27/99         00
    0431252295                           05           03/01/99          0
    6248785                              O            02/01/29
    0


    1885501          G44/G02             F          139,600.00         ZZ
                                         360        139,600.00          2
    3111 SW 24TH STREET                7.875          1,012.20         88
                                       7.625          1,012.20      160,000.00
    MIAMI            FL   33145          1            03/12/99         10
    0431256759                           05           05/01/99         30
    0299031                              O            04/01/29
    0


    1885505          K21/G02             F          195,000.00         ZZ
                                         360        195,000.00          1
    4119 KEYSTONE AVENUE               7.875          1,413.89         57
                                       7.625          1,413.89      345,000.00
    CULVER CITY      CA   90232          5            03/05/99         00
    0431261684                           05           05/01/99          0
    0000                                 O            04/01/29
    0


    1885514          811/G02             F           93,290.00         T
                                         360         93,290.00          1
    305 SW 120TH AVENUE                8.250            700.86         80
                                       8.000            700.86      116,612.00
    PEMBROKE PINES   FL   33025          1            03/16/99         00
    0431261759                           09           05/01/99          0
    FM00118258                           O            04/01/29
    0


    1885550          721/G02             F           95,700.00         ZZ
                                         360         95,635.78          1
    6411 BERKSHIRE CT                  8.000            702.22         43
                                       7.750            702.22      225,000.00
    LISLE            IL   60532          2            02/18/99         00
    0431232107                           03           04/01/99          0
    7850006431                           N            03/01/29
    0


    1885564          B75/G02             F          117,000.00         ZZ
                                         360        116,917.42          1
    2116 SW 119 AVENUE                 7.750            838.20         75
                                       7.500            838.20      156,040.00
    MIRAMAR          FL   33025          1            02/02/99         00
    0431246461                           05           04/01/99          0
1


    6372122                              O            03/01/29
    0


    1885594          E45/E45             F           49,400.00         ZZ
                                         360         49,331.79          2
    420 - 422 YONAH AVENUE             7.875            358.18         65
                                       7.625            358.18       76,000.00
    ATHENS           GA   30601          2            01/29/99         00
    48119                                05           03/01/99          0
    48119                                N            02/01/29
    0


    1885605          638/G02             F           58,500.00         ZZ
                                         360         58,460.75          1
    3407 WEST PALMAIRE AVENUE          8.000            429.25         90
                                       7.750            429.25       65,000.00
    PHOENIX          AZ   85051          1            02/19/99         10
    0431236058                           05           04/01/99         25
    08859037                             N            03/01/29
    0


    1885611          637/G02             F          161,000.00         ZZ
                                         360        160,788.65          1
    971 VALLEY AVENUE                  8.125          1,195.42         70
                                       7.875          1,195.42      230,000.00
    MARCO ISLAND     FL   34145          5            01/22/99         00
    0431233030                           05           03/01/99          0
    0014798839                           N            02/01/29
    0


    1885630          M46/G02             F          107,200.00         ZZ
                                         360        107,200.00          1
    4263 SOUTH JUDSON STREET           8.000            786.60         80
                                       7.750            786.60      134,000.00
    HOUSTON          TX   77005          1            03/01/99         00
    0431239276                           05           05/01/99          0
    7352547                              N            04/01/29
    0


    1885636          G51/G02             F           78,000.00         ZZ
                                         360         77,947.66          1
    1830 CENTENNIAL DRIVE #308 DWP     8.000            572.34         75
                                       7.750            572.34      104,000.00
    LOUSIVILLE       CO   80027          1            02/26/99         00
    0431238930                           01           04/01/99          0
    341725                               N            03/01/29
    0


1


    1885681          638/G02             F          108,000.00         ZZ
                                         360        107,927.53          1
    10875 S.W. 56TH STREET             8.000            792.47         90
                                       7.750            792.47      120,000.00
    MIAMI            FL   33165          1            02/18/99         10
    0431235597                           05           04/01/99         25
    08852365                             N            03/01/29
    0


    1885820          J40/G02             F           86,000.00         ZZ
                                         360         84,448.63          1
    4411 MT VERNON ROAD                7.875            623.56         64
                                       7.625            623.56      135,000.00
    LOUISVILLE       KY   40220          2            01/06/99         00
    0431235092                           05           03/01/99          0
    7626813                              O            02/01/29
    0


    1885892          B28/G02             F           53,000.00         ZZ
                                         360         52,963.52          1
    614 NORTH BESSIE ROAD              7.875            384.29         90
                                       7.625            384.29       58,900.00
    SPOKANE          WA   99212          1            02/25/99         11
    0431239706                           05           04/01/99         25
    09990036                             N            03/01/29
    0


    1885906          940/G02             F          115,500.00         ZZ
                                         360        115,405.32          1
    34020 OAK CANYON DRIVE             7.000            768.43         67
                                       6.750            768.43      173,000.00
    WILDOMAR         CA   92595          1            02/09/99         00
    0431238807                           05           04/01/99          0
    62359                                O            03/01/29
    0


    1885972          E45/E45             F           71,550.00         ZZ
                                         360         71,451.19          1
    185 CAVALIER COURT                 7.875            518.79         90
                                       7.625            518.79       79,500.00
    ATHENS           GA   30607          1            01/15/99         04
    47477                                05           03/01/99         25
    47477                                N            02/01/29
    0


    1885981          E26/G02             F           63,000.00         ZZ
                                         360         62,947.07          1
    4340 B&M ROAD                      6.875            413.87         89
                                       6.625            413.87       71,000.00
1


    WEST COLUMBIA    SC   29170          5            02/16/99         11
    0431242163                           05           04/01/99         25
    33900233                             O            03/01/29
    0


    1885982          229/G02             F          123,300.00         ZZ
                                         360        123,300.00          2
    1605/1607 E ELM TERRACE            8.125            915.50         90
                                       7.875            915.50      137,000.00
    OLATHE           KS   66062          1            03/12/99         10
    0431265909                           05           05/01/99         25
    0016646036                           N            04/01/29
    0


    1886025          K08/G02             F           99,000.00         ZZ
                                         360         98,794.26          2
    3226-3228 SOUTH UNIVERSITY DR      7.875            717.82         90
                                       7.625            717.82      110,000.00
    FORT WORTH       TX   76109          1            01/06/99         04
    0411207418                           05           02/01/99         25
    411207418                            N            01/01/29
    0


    1886032          N85/G02             F          198,700.00         ZZ
                                         360        198,700.00          1
    20747 TRIBUNE STREET               7.500          1,389.34         65
                                       7.250          1,389.34      310,000.00
    CHASTWORTH AREA  CA   91311          5            02/23/99         00
    0431241280                           05           05/01/99          0
    11942485                             O            04/01/29
    0


    1886046          L13/G02             F          149,600.00         ZZ
                                         360        149,600.00          1
    202 WEST 40 SOUTH                  7.375          1,033.25         80
                                       7.125          1,033.25      187,000.00
    LINDON           UT   84042          5            03/17/99         00
    0431266188                           05           05/01/99          0
    104046                               O            04/01/29
    0


    1886092          830/G02             F          102,000.00         ZZ
                                         360        101,924.30          1
    1200 NW 9TH AVE                    7.500            713.20         80
                                       7.250            713.20      127,500.00
    CHISHOLM         MN   55719          5            02/22/99         00
    0431250844                           05           04/01/99          0
    542335                               O            03/01/29
    0
1




    1886110          683/G02             F           62,600.00         ZZ
                                         360         62,600.00          1
    15 RIVERVIEW MANOR UNIT 15         8.250            470.29         95
                                       8.000            470.29       65,900.00
    RAYMOND          NH   03077          1            03/19/99         04
    0431259563                           01           05/01/99         30
    017486                               O            04/01/29
    0


    1886114          A60/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    3614 COURTNEY LANE                 8.000            733.77         47
                                       7.750            733.77      216,500.00
    BETHPAGE         NY   11714          2            03/16/99         00
    0431259548                           05           05/01/99          0
    11384                                O            04/01/29
    0


    1886119          B75/G02             F          102,400.00         ZZ
                                         360        102,327.72          1
    2450 ROBERT D ROAD                 7.750            733.61         80
                                       7.500            733.61      128,000.00
    MT DORA          FL   32757          1            02/18/99         00
    0431248194                           05           04/01/99          0
    6306542                              O            03/01/29
    0


    1886120          B75/G02             F           64,000.00         ZZ
                                         360         63,955.96          2
    2840 NW 12 STREET                  7.875            464.04         76
                                       7.625            464.04       85,000.00
    FT LAUDERDALE    FL   33313          5            02/08/99         00
    0431246545                           05           04/01/99          0
    6351282                              N            03/01/29
    0


    1886131          F96/G02             F          145,000.00         ZZ
                                         360        145,000.00          1
    166 ACKERMAN AVENUE                8.000          1,063.96         47
                                       7.750          1,063.96      310,000.00
    EMERSON BOROUGH  NJ   07630          5            02/25/99         00
    0431239334                           05           05/01/99          0
    9900152                              O            04/01/29
    0


    1886181          664/G02             F          161,000.00         ZZ
                                         360        160,889.19          3
1


    224 226 228 SOUTH WAYFILED ST      7.875          1,167.37         75
                                       7.625          1,167.37      215,000.00
    ORANGE           CA   92866          2            02/10/99         00
    0431272616                           05           04/01/99          0
    2786051                              N            03/01/29
    0


    1886187          E45/E45             F           76,500.00         ZZ
                                         360         76,399.58          1
    2481 OAK AVENUE                    8.125            568.01         90
                                       7.875            568.01       85,000.00
    TUCKER           GA   30084          1            01/29/99         04
    48140                                05           03/01/99         25
    48140                                N            02/01/29
    0


    1886190          E45/E45             F           58,500.00         ZZ
                                         360         58,423.20          1
    1427 METROPOLITAN AVENUE           8.125            434.36         90
                                       7.875            434.36       65,000.00
    ATLANTA          GA   30316          1            01/27/99         04
    47699                                05           03/01/99         25
    47699                                N            02/01/29
    0


    1886194          G17/G02             F          110,000.00         ZZ
                                         360        109,924.30          1
    1120 ONYX WAY                      7.875            797.58         65
                                       7.625            797.58      170,000.00
    BIG BEAR CITY    CA   92314          2            02/02/99         00
    0431245638                           05           04/01/99          0
    426505                               O            03/01/29
    0


    1886201          E98/G02             F           87,100.00         ZZ
                                         360         87,038.52          1
    3053 130TH STREET                  7.750            624.00         74
                                       7.500            624.00      118,000.00
    FREDERIC         WI   54837          2            02/11/99         00
    0431252725                           05           04/01/99          0
    870502288                            O            03/01/29
    0


    1886227          731/G02             F           55,500.00         ZZ
                                         360         55,461.81          1
    324 MACEDONIA ROAD                 7.875            402.41         85
                                       7.625            402.41       66,000.00
    ATLANTA          GA   30315          2            02/24/99         04
    0431237973                           05           04/01/99         20
1


    3140871120                           O            03/01/29
    0


    1886266          L42/G02             F          110,250.00         ZZ
                                         360        110,176.02          1
    24375 104TH STREET NW              8.000            808.98         75
                                       7.750            808.98      147,000.00
    ZIMMERMAN        MN   55398          1            02/24/99         00
    0431245315                           05           04/01/99          0
    L42                                  O            03/01/29
    0


    1886403          N75/G02             F          198,800.00         ZZ
                                         360        198,800.00          1
    244 RANCH ROAD                     7.000          1,322.62         73
                                       6.750          1,322.62      275,000.00
    BUELLTON         CA   93427          5            03/02/99         00
    0431247493                           05           05/01/99          0
    0337866                              O            04/01/29
    0


    1886428          G72/G02             F           56,250.00         ZZ
                                         360         56,250.00          1
    5958 STATE ROUTE 635               8.500            432.51         75
                                       8.250            432.51       75,000.00
    KANSAS           OH   44841          5            03/13/99         00
    0431261916                           05           05/01/99          0
    0000                                 O            04/01/29
    0


    1886443          M29/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
    5427 24TH STREET                   7.750          1,432.83         62
                                       7.500          1,432.83      325,000.00
    GREELEY          CO   80634          5            03/23/99         00
    0431268564                           05           05/01/99          0
    0000                                 O            04/01/29
    0


    1886452          N55/G02             F           83,300.00         ZZ
                                         360         83,300.00          1
    922 BERNARD ROAD                   7.875            603.98         70
                                       7.625            603.98      119,000.00
    COLUMBUS         OH   43221          5            03/16/99         00
    0431260074                           05           05/01/99          0
    0000                                 N            04/01/29
    0


1


    1886467          B27/G02             F          124,200.00         ZZ
                                         360        124,114.52          2
    23 ALFRED STREET                   7.875            900.54         90
                                       7.625            900.54      138,000.00
    EVERETT          MA   02149          1            02/26/99         11
    0431235027                           05           04/01/99         25
    100210602                            N            03/01/29
    0


    1886481          731/G02             F          104,000.00         ZZ
                                         360        103,930.21          1
    1100 WRENCO HEIGHTS ROAD           8.000            763.12         80
                                       7.750            763.12      130,000.00
    SANDPOINT        ID   83864          1            02/17/99         00
    0431243377                           05           04/01/99          0
    240137192                            O            03/01/29
    0


    1886500          F44/G02             F          103,000.00         ZZ
                                         360        102,927.31          1
    1219 GOLF COURSE ROAD              7.750            737.90         80
                                       7.500            737.90      130,000.00
    NEWPORT          TN   37821          2            02/25/99         00
    0431235316                           05           04/01/99          0
    206264                               O            03/01/29
    0


    1886506          H76/G02             F           81,700.00         ZZ
                                         360         81,700.00          1
    9923 SUGARWOOD LANE                8.000            599.49         95
                                       7.750            599.49       86,000.00
    MANASSAS         VA   20110          2            03/18/99         01
    0431259829                           01           05/01/99         30
    980000181404                         O            04/01/29
    0


    1886507          F44/G02             F           80,000.00         ZZ
                                         360         79,947.66          1
    4461 ELM COURT                     8.125            594.00         61
                                       7.875            594.00      132,000.00
    DENVER           CO   80211          5            02/26/99         00
    0431235365                           05           04/01/99          0
    207476                               O            03/01/29
    0


    1886596          E82/G02             F          126,000.00         ZZ
                                         360        126,000.00          1
    13487 COUNTY ROAD 17               7.500            881.01         89
                                       7.250            881.01      143,000.00
1


    MANASSA          CO   81141          2            03/03/99         23
    0400181939                           05           05/01/99          0
    04003436112                          O            04/01/29
    0


    1886599          K18/G02             F          135,150.00         T
                                         360        135,068.12          1
    7957 GOLDEN ROAD POND COURT        8.500          1,039.19         80
                                       8.250          1,039.19      168,941.00
    KISSIMMEE        FL   34747          1            02/17/99         00
    0431242403                           03           04/01/99          0
    95400857                             O            03/01/29
    0


    1886709          637/G02             F          122,400.00         ZZ
                                         360        122,239.32          1
    101 WOODHOUSE LANE                 8.125            908.82         90
                                       7.875            908.82      136,000.00
    SAVANNAH         GA   31406          1            01/26/99         14
    0431244474                           05           03/01/99         25
    0013090410                           N            02/01/29
    0


    1886743          575/G02             F          105,000.00         ZZ
                                         360        104,920.10          1
    246 SCHOOL HOUSE ROAD              7.375            725.21         70
                                       7.125            725.21      150,000.00
    THOMASVILLE      PA   17364          1            02/24/99         00
    0431242601                           05           04/01/99          0
    6777403                              O            03/01/29
    0


    1886751          455/G02             F           51,000.00         ZZ
                                         360         50,965.78          1
    4016 HILLWOOD COURT                8.000            374.22         80
                                       7.750            374.22       63,750.00
    STALLINGS        NC   28105          5            03/01/99         00
    0431248657                           05           04/01/99          0
    83563                                N            03/01/29
    0


    1886778          K31/G02             F          165,000.00         ZZ
                                         360        164,883.54          1
    1366 REESE ROAD                    7.750          1,182.08         64
                                       7.500          1,182.08      260,000.00
    WOODSTOCK        GA   30188          2            02/24/99         00
    0431242171                           05           04/01/99          0
    0339604                              O            03/01/29
    0
1




    1886815          E86/G02             F           32,400.00         ZZ
                                         360         32,400.00          4
    104 RESERVOIR AVENUE               8.375            246.26         80
                                       8.125            246.26       40,500.00
    MERIDEN          CT   06450          1            03/02/99         00
    0431242098                           05           05/01/99          0
    39357                                N            04/01/29
    0


    1886821          387/G02             F           53,900.00         ZZ
                                         360         53,348.95          1
    1265 RACE STREET #306              8.500            414.44         70
                                       8.250            414.44       77,000.00
    DENVER           CO   80206          5            11/25/97         00
    0431262633                           08           01/01/98          0
    1886821                              N            12/01/27
    0


    1886828          003/G02             F           51,400.00         ZZ
                                         360         51,365.51          1
    1200 NW 87TH AVENUE #115           8.000            377.16         90
                                       7.750            377.16       57,120.00
    CORAL SPRINGS    FL   33071          1            02/26/99         12
    0431243542                           08           04/01/99         25
    10195402                             N            03/01/29
    0


    1886832          L02/G02             F           62,900.00         ZZ
                                         360         62,857.79          1
    4012 THE ALAMEDA                   8.000            461.54         90
                                       7.750            461.54       69,900.00
    BALTIMORE        MD   21218          1            02/26/99         01
    0431243567                           05           04/01/99         25
    990142                               N            03/01/29
    0


    1886840          758/G02             F           83,250.00         ZZ
                                         360         83,250.00          1
    800-802 SAN BENITO DRIVE           8.625            647.51         90
                                       8.375            647.51       92,500.00
    COLLEGE STATION  TX   77845          1            03/09/99         01
    0431257385                           05           05/01/99         25
    1886840                              N            04/01/29
    0


    1886844          757/G02             F           42,750.00         ZZ
                                         360         42,722.03          1
1


    309 MCARTHUR BLVD                  8.125            317.42         90
                                       7.875            317.42       47,500.00
    WARNER ROBBINS   GA   31093          1            02/24/99         01
    0431254754                           05           04/01/99         25
    8255846                              N            03/01/29
    0


    1886859          E97/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
    8928 LAS POSAS                     7.875            870.08         80
                                       7.625            870.08      150,000.00
    PICO RIVERA      CA   90660          5            03/12/99         00
    0431252808                           05           05/01/99          0
    9935E5                               O            04/01/29
    0


    1886887          830/G02             F          143,000.00         ZZ
                                         360        142,904.05          4
    440 JUNIPER STREET                 8.000          1,049.28         65
                                       7.750          1,049.28      220,000.00
    ELKO             NV   89801          5            02/23/99         00
    0431253210                           03           04/01/99          0
    542368                               N            03/01/29
    0


    1886898          637/G02             F          124,000.00         ZZ
                                         360        123,837.21          1
    7176 SE SEAGATE LANE               8.125            920.70         80
                                       7.875            920.70      155,000.00
    HOBE SOUND       FL   33455          1            01/13/99         00
    0431242569                           03           03/01/99          0
    0014785760                           O            02/01/29
    0


    1886960          883/G02             F          200,000.00         ZZ
                                         360        199,862.36          1
    19489 ESTUARY DRIVE                7.875          1,450.14         75
                                       7.625          1,450.14      266,900.00
    BOCA RATON       FL   33498          1            02/23/99         00
    0431242502                           03           04/01/99          0
    05006171                             O            03/01/29
    0


    1886968          B35/G02             F           96,900.00         ZZ
                                         360         96,836.61          1
    2443 SKYLAND PLACE SE              8.125            719.48         85
                                       7.875            719.48      114,000.00
    WASHINGTON       DC   20020          5            02/12/99         12
    0431242072                           07           04/01/99         12
1


    99000184                             O            03/01/29
    0


    1886972          E46/G02             F           92,300.00         ZZ
                                         360         92,300.00          1
    305 22ND STREET                    7.625            653.29         65
                                       7.375            653.29      142,000.00
    BRIGATINE        NJ   08203          5            03/22/99         00
    0431264712                           05           05/01/99          0
    34362                                N            04/01/29
    0


    1886973          E46/G02             F           63,700.00         ZZ
                                         360         63,700.00          2
    2273 STRAHLE STREET                8.000            467.41         65
                                       7.750            467.41       98,000.00
    PHILADELPHIA     PA   19152          5            03/22/99         00
    0431264852                           07           05/01/99          0
    34360                                N            04/01/29
    0


    1887035          964/G02             F          208,000.00         ZZ
                                         360        207,841.73          1
    22232 BUENA VENTURA STREET         7.375          1,436.60         80
                                       7.125          1,436.60      260,000.00
    WOODLAND HILLS   CA   91364          1            02/10/99         00
    0431249481                           05           04/01/99          0
    51199                                O            03/01/29
    0


    1887040          K18/G02             F          175,400.00         T
                                         360        175,293.75          1
    2623 STAR LAKE VIEW DRIVE          8.500          1,348.67         80
                                       8.250          1,348.67      219,303.00
    KISSIMMEE        FL   34747          1            02/18/99         00
    0431246255                           03           04/01/99          0
    95400916                             O            03/01/29
    0


    1887066          907/G02             F          148,000.00         ZZ
                                         360        148,000.00          1
    3 APACHE TRAIL                     7.875          1,073.10         80
                                       7.625          1,073.10      185,000.00
    ROCKAWAY         NJ   07866          5            03/02/99         00
    0431242130                           05           05/01/99          0
    PM10004895                           O            04/01/29
    0


1


    1887080          A52/G02             F           84,000.00         T
                                         360         83,946.44          1
    105 LAKE ROAD                      8.250            631.06         70
                                       8.000            631.06      120,000.00
    HARRIMAN         TN   37748          5            03/02/99         00
    0431242015                           05           04/01/99          0
    7836                                 O            03/01/29
    0


    1887112          H19/G02             F          216,750.00         ZZ
                                         360        216,750.00          1
    1009 SOUTH SUNSET DRIVE            7.875          1,571.59         85
                                       7.625          1,571.59      255,000.00
    BOUNTIFUL        UT   84010          5            03/22/99         04
    0431277847                           05           05/01/99         12
    2131985                              O            04/01/29
    0


    1887147          253/253             F           74,250.00         ZZ
                                         360         74,202.65          4
    344 CHARLESTON SE                  8.250            557.82         90
                                       8.000            557.82       82,500.00
    ALBUQUERQUE      NM   87108          1            02/24/99         01
    933610                               05           04/01/99         30
    933610                               N            03/01/29
    0


    1887150          253/253             F          100,000.00         ZZ
                                         360         99,927.62          1
    105 BARRANCA ROAD                  7.625            707.80         14
                                       7.375            707.80      758,000.00
    SANTA FE         NM   87501          5            02/22/99         00
    932847                               05           04/01/99          0
    932847                               O            03/01/29
    0


    1887279          B75/G02             F          160,200.00         ZZ
                                         360        160,102.95          1
    215 EAST BIRD AVENUE               8.500          1,231.80         90
                                       8.250          1,231.80      178,000.00
    NAMPA            ID   83686          1            02/05/99         01
    0431258870                           05           04/01/99         25
    6377550                              N            03/01/29
    0


    1887303          B28/G02             F           47,950.00         ZZ
                                         360         47,917.82          1
    14047 US HIGHWAY 666               8.000            351.85         70
                                       7.750            351.85       68,500.00
1


    CAHONE           CO   81320          5            02/24/99         00
    0431243914                           05           04/01/99          0
    05990023                             N            03/01/29
    0


    1887323          K45/G02             F          172,000.00         ZZ
                                         360        172,000.00          1
    9910 EAST SUTTON DRIVE             7.875          1,247.12         80
                                       7.625          1,247.12      215,000.00
    SCOTTSDALE       AZ   85260          1            03/17/99         00
    0431261791                           03           05/01/99          0
    0000                                 O            04/01/29
    0


    1887360          F96/G02             F          116,000.00         ZZ
                                         360        116,000.00          1
    466 LOOKOUT AVENUE                 7.625            821.04         80
                                       7.375            821.04      145,000.00
    CITY OF HACKENS  NJ   07601          1            03/01/99         00
    0431247733                           05           05/01/99          0
    9900325                              O            04/01/29
    0


    1887362          K08/G02             F           44,900.00         ZZ
                                         360         44,871.37          1
    897 MCKINLEY AVE.                  8.250            337.32         90
                                       8.000            337.32       49,900.00
    AKRON            OH   44306          1            02/11/99         04
    0411214224                           05           04/01/99         25
    411214224                            N            03/01/29
    0


    1887373          883/G02             F           48,300.00         ZZ
                                         360         48,268.40          1
    7200 N W 2ND AVENUE #60            8.125            358.63         70
                                       7.875            358.63       69,000.00
    BOCA RATON       FL   33487          1            02/23/99         00
    0431242528                           01           04/01/99          0
    05005827                             N            03/01/29
    0


    1887403          H93/G02             F           70,000.00         ZZ
                                         360         69,953.03          1
    2513 MARSHALL PLACE                8.000            513.64         67
                                       7.750            513.64      105,000.00
    CHARLOTTE        NC   28203          5            02/09/99         00
    0431243013                           05           04/01/99          0
    9908241                              N            03/01/29
    0
1




    1887408          H93/G02             F           35,100.00         ZZ
                                         360         35,075.84          2
    228 N 6TH STREET                   7.875            254.50         90
                                       7.625            254.50       39,000.00
    COSHOCTON        OH   43812          1            02/09/99         11
    0431243336                           05           04/01/99         25
    9912539                              N            03/01/29
    0


    1887413          B75/G02             F          175,000.00         ZZ
                                         360        174,879.57          3
    4903 NORTH HOYNE                   7.875          1,268.87         61
                                       7.625          1,268.87      287,500.00
    CHICAGO          IL   60625          5            02/15/99         00
    0431243161                           05           04/01/99          0
    6429401                              O            03/01/29
    0


    1887416          H93/G02             F           44,000.00         ZZ
                                         360         43,969.72          1
    2825 HOLT STREET                   7.875            319.03         80
                                       7.625            319.03       55,000.00
    CHARLOTTE        NC   28205          5            02/19/99         00
    0431243153                           05           04/01/99          0
    9910148                              N            03/01/29
    0


    1887420          B75/G02             F           78,850.00         ZZ
                                         360         78,799.72          1
    7428 NORTH PORTSMOUTH AVENUE       8.250            592.37         90
                                       8.000            592.37       87,650.00
    PORTLAND         OR   97203          1            02/25/99         22
    0431243146                           05           04/01/99         25
    6208904                              N            03/01/29
    0


    1887428          B90/G02             F          172,000.00         ZZ
                                         360        171,762.48          1
    406 PRAIRIEVIEW PARKWAY            7.875          1,247.12         75
                                       7.625          1,247.12      230,000.00
    HAMPSHIRE        IL   60140          1            01/29/99         00
    0431243716                           05           03/01/99          0
    0333329                              O            02/01/29
    0


    1887460          A14/G02             F           74,700.00         ZZ
                                         360         74,649.87          1
1


    1619 SW 28TH STREET                8.000            548.13         90
                                       7.750            548.13       83,000.00
    TOPEKA           KS   66611          1            02/23/99         14
    0431248699                           05           04/01/99         25
    112571                               N            03/01/29
    0


    1887465          E86/G02             F          189,000.00         ZZ
                                         360        189,000.00          4
    1125 MANOR AVENUE                  8.125          1,403.32         90
                                       7.875          1,403.32      210,000.00
    BRONX            NY   10472          1            03/05/99         10
    0431249010                           07           05/01/99         25
    39148                                N            04/01/29
    0


    1887470          964/G02             F          194,800.00         ZZ
                                         360        194,800.00          1
    24641 SYCAMORE WAY                 7.625          1,378.78         80
                                       7.375          1,378.78      243,500.00
    LOS ANGELES      CA   90710          1            02/25/99         00
    0431242577                           01           05/01/99          0
    52028                                O            04/01/29
    0


    1887473          P44/G02             F          108,000.00         ZZ
                                         360        107,937.86          1
    21 BAY HEAD ROAD                   8.750            849.64         80
                                       8.500            849.64      135,000.00
    MARSTONS MILLS   MA   02648          1            02/26/99         00
    0431259878                           05           04/01/99          0
    0                                    O            03/01/29
    0


    1887481          B75/G02             F          100,800.00         ZZ
                                         360        100,667.67          1
    3120 OAK DRIVE                     8.125            748.44         80
                                       7.875            748.44      126,000.00
    LAWRENCEVILLE    GA   30044          5            01/18/99         00
    0431243344                           05           03/01/99          0
    6367502                              O            02/01/29
    0


    1887493          E29/G02             F           56,000.00         ZZ
                                         360         55,962.42          1
    18064 EAST OHIO AVENUE             8.000            410.91         74
    #202                               7.750            410.91       76,500.00
    AURORA           CO   80017          1            02/26/99         00
    0431242841                           01           04/01/99          0
1


    19901012                             N            03/01/29
    0


    1887496          965/G02             F           56,000.00         ZZ
                                         360         56,000.00          1
    3226 WEST CALLE CISNE              7.875            406.04         80
                                       7.625            406.04       70,000.00
    TUCSON           AZ   85746          5            03/03/99         00
    0431247691                           05           05/01/99          0
    000                                  N            04/01/29
    0


    1887509          E11/G02             F           60,700.00         ZZ
                                         360         60,660.29          1
    7547 NE TEMPO TERRACE              8.125            450.70         52
                                       7.875            450.70      117,000.00
    FRIDLEY          MN   55432          5            03/02/99         00
    0431240795                           05           04/01/99          0
    000                                  O            03/01/29
    0


    1887514          L02/G02             F          165,400.00         ZZ
                                         360        165,280.29          1
    2816 MARRIOTTSVILLE ROAD           7.625          1,170.69         78
                                       7.375          1,170.69      212,500.00
    MARRIOTTSVILLE   MD   21104          5            02/23/99         00
    0431242551                           05           04/01/99          0
    982121                               O            03/01/29
    0


    1887655          H19/G02             F          202,000.00         ZZ
                                         360        202,000.00          1
    26 BUTTERNUT LANE                  7.875          1,464.65         80
                                       7.625          1,464.65      252,500.00
    SHELBURNE        VT   05482          1            03/17/99         00
    0431261866                           05           05/01/99          0
    0001928761                           O            04/01/29
    0


    1887683          685/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
    3520 ORCHARD DRIVE                 7.625            849.36         67
                                       7.375            849.36      180,000.00
    LAPORTE          CO   80535          5            03/01/99         00
    0431245695                           03           05/01/99          0
    117589                               O            04/01/29
    0


1


    1887696          136/136             F          150,000.00         ZZ
                                         360        150,000.00          1
    190 WICKSHIRE DRIVE                7.375          1,036.02         72
                                       7.125          1,036.02      210,000.00
    EAST MEADOW      NY   11554          5            03/10/99         00
    1119998                              05           05/01/99          0
    1119998                              O            04/01/29
    0


    1887787          H22/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
    15 SYLVAN DRIVE                    7.500            978.90         80
                                       7.250            978.90      175,000.00
    MAHOPAC          NY   10541          1            03/03/99         00
    0431242056                           05           05/01/99          0
    9901015                              O            04/01/29
    0


    1887795          J86/G02             F          110,500.00         ZZ
                                         360        110,500.00          1
    16 RAMBLEWOOD LANE                 8.500            849.65         85
                                       8.250            849.65      130,000.00
    GREENVILLE       SC   29615          5            03/03/99         10
    0431247576                           05           05/01/99         12
    0341002                              O            04/01/29
    0


    1887804          B23/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
    22846 COSTA BELLA DR.              7.500          1,538.27         80
                                       7.250          1,538.27      275,000.00
    LAKE FOREST      CA   92630          5            03/05/99         00
    0431252402                           05           05/01/99          0
    88003353                             O            04/01/29
    0


    1887805          K18/G02             F          128,450.00         T
                                         360        128,293.81          1
    2525 JASMINE TRACE DRIVE           8.500            987.67         80
                                       8.250            987.67      160,565.00
    KISSIMMEE        FL   34758          1            01/26/99         00
    0431247071                           05           03/01/99          0
    95400881                             O            02/01/29
    0


    1887816          201/G02             F           45,000.00         ZZ
                                         360         44,970.56          1
    425 COLOGNE DRIVE                  8.125            334.13         90
                                       7.875            334.13       50,000.00
1


    ATLANTA          GA   30354          1            02/26/99         14
    0431243054                           05           04/01/99         25
    109795                               N            03/01/29
    0


    1887819          K08/G02             F           81,900.00         ZZ
                                         360         81,847.77          1
    905 LEROY STREET                   8.250            615.29         90
                                       8.000            615.29       91,000.00
    FENTON           MI   48430          1            02/15/99         04
    0411233422                           05           04/01/99         25
    411233422                            N            03/01/29
    0


    1887827          N24/G02             F          185,250.00         ZZ
                                         360        185,250.00          1
    2023 PINTO TRAIL                   7.750          1,327.15         75
                                       7.500          1,327.15      247,000.00
    ELIZABETH        CO   80107          5            03/17/99         00
    0431263664                           05           05/01/99          0
    0000                                 O            04/01/29
    0


    1887874          K18/G02             F          156,750.00         T
                                         360        156,657.45          1
    806 PINEWOOD DRIVE                 8.625          1,219.19         75
                                       8.375          1,219.19      209,000.00
    DAVENPORT        FL   33837          1            02/15/99         00
    0431247105                           03           04/01/99          0
    95400708                             O            03/01/29
    0


    1887881          K18/G02             F          157,500.00         T
                                         360        157,407.01          1
    642 PINEWOOD DRIVE                 8.625          1,225.02         75
                                       8.375          1,225.02      210,000.00
    DAVENPORT        FL   33837          1            02/12/99         00
    0431248384                           03           04/01/99          0
    95400710                             O            03/01/29
    0


    1887888          F03/G02             F          196,000.00         ZZ
                                         360        195,878.18          1
    12015 STELLER COURT NW             8.375          1,489.74         80
                                       8.125          1,489.74      247,000.00
    ALBUQUERQUE      NM   87120          2            03/01/99         00
    0431245273                           05           04/01/99          0
    DEN13243                             O            03/01/29
    0
1




    1887895          637/G02             F           56,700.00         ZZ
                                         360         56,660.97          1
    1948 PACIFIC AVENUE                7.875            411.12         90
                                       7.625            411.12       63,000.00
    KINGMAN          AZ   86401          5            02/05/99         04
    0431244482                           05           04/01/99         25
    0012892527                           O            03/01/29
    0


    1887899          637/G02             F          190,000.00         ZZ
                                         360        189,869.24          1
    765 ENCINO DRIVE                   7.875          1,377.64         62
                                       7.625          1,377.64      310,000.00
    MORGAN HILL      CA   95037          5            02/09/99         00
    0431246578                           05           04/01/99          0
    0010963486                           O            03/01/29
    0


    1887903          637/G02             F          206,550.00         ZZ
                                         360        206,392.83          1
    17927 CAMBRIDGE DRIVE              7.375          1,426.59         61
                                       7.125          1,426.59      339,380.00
    ARLINGTON        WA   98223          1            02/17/99         00
    0431244318                           05           04/01/99          0
    0010515427                           O            03/01/29
    0


    1887909          637/G02             F          128,000.00         ZZ
                                         360        127,914.11          4
    117 SHERWOOD DRIVE                 8.000            939.22         80
                                       7.750            939.22      160,000.00
    VICTORIA         TX   77904          1            02/12/99         00
    0431249515                           05           04/01/99          0
    0010073245                           N            03/01/29
    0


    1887913          637/G02             F          277,000.00         ZZ
                                         360        276,607.68          3
    3838 EVANSTON AVENUE NORTH         7.750          1,984.46         75
                                       7.500          1,984.46      370,000.00
    SEATTLE          WA   98103          5            01/27/99         00
    0431246016                           05           03/01/99          0
    9812061                              N            02/01/29
    0


    1887937          253/253             F           91,000.00         ZZ
                                         360         90,934.13          1
1


    18661 E BROWN PL                   7.625            644.10         79
                                       7.375            644.10      116,000.00
    AURORA           CO   80013          5            02/24/99         00
    933889                               05           04/01/99          0
    933889                               N            03/01/29
    0


    1887941          163/G02             F           90,000.00         ZZ
                                         360         89,938.07          1
    17 JOHNSTON ROAD                   7.875            652.56         54
                                       7.625            652.56      167,500.00
    ROCKPORT         ME   04856          5            02/18/99         00
    0431259043                           05           04/01/99          0
    0373649976                           O            03/01/29
    0


    1887942          253/253             F           97,200.00         ZZ
                                         360         97,136.42          2
    101 NICOLE COVE                    8.125            721.71         90
                                       7.875            721.71      108,000.00
    ROUND ROCK       TX   78664          1            02/23/99         10
    932167                               05           04/01/99         25
    932167                               N            03/01/29
    0


    1887946          163/G02             F          196,000.00         ZZ
                                         360        195,868.49          1
    1200 W CHAPALA DRIVE               8.000          1,438.18         80
                                       7.750          1,438.18      245,000.00
    TUCSON           AZ   85704          1            02/23/99         00
    0431259027                           05           04/01/99          0
    1816773972                           O            03/01/29
    0


    1887954          731/G02             F          214,500.00         ZZ
                                         360        214,348.61          4
    512 SOUTH FORD AVENUE              7.750          1,536.70         77
    UNITS A, B, C, D                   7.500          1,536.70      281,000.00
    FULLERTON        CA   92632          2            02/26/99         00
    0431246917                           05           04/01/99          0
    915882285                            O            03/01/29
    0


    1887988          765/G02             F          200,000.00         ZZ
                                         360        199,855.24          4
    2401 NINA STREET                   7.625          1,415.59         80
                                       7.375          1,415.59      250,000.00
    WEST COVINA      CA   91792          1            02/22/99         00
    0431246032                           05           04/01/99          0
1


    343044                               N            03/01/29
    0


    1887990          765/G02             F           68,000.00         ZZ
                                         360         67,953.20          1
    6546 NOBLE AVENUE                  7.875            493.05         47
                                       7.625            493.05      145,000.00
    VAN NUYS (AREA)  CA   91411          2            02/25/99         00
    0431246784                           05           04/01/99          0
    342569                               O            03/01/29
    0


    1888002          E29/G02             F           35,200.00         ZZ
                                         360         35,178.12          1
    670 MOON STREET                    8.375            267.55         79
                                       8.125            267.55       45,000.00
    AKRON            OH   44307          1            02/27/99         00
    0431257088                           05           04/01/99          0
    19812113                             N            03/01/29
    0


    1888025          637/G02             F          190,000.00         ZZ
                                         360        189,737.62          1
    13809 BOTTOM ROAD                  7.875          1,377.64         74
                                       7.625          1,377.64      260,000.00
    HYDES            MD   21082          5            01/08/99         00
    0431245596                           05           03/01/99          0
    0011266327                           O            02/01/29
    0


    1888026          637/G02             F          140,800.00         ZZ
                                         360        140,585.06          1
    44386 THREE COVES ROAD             7.375            972.47         85
                                       7.125            972.47      166,000.00
    HOLLYWOOD        MD   20636          2            01/08/99         14
    0431245547                           05           03/01/99         12
    0013521547                           O            02/01/29
    0


    1888029          825/G02             F          135,000.00         ZZ
                                         360        135,000.00          1
    505 S PARK AVE                     8.000            990.58         51
    402 PLAZA III                      7.750            990.58      265,000.00
    BRECKENRIDGE     CO   80424          1            03/03/99         00
    0431245679                           01           05/01/99          0
    02529                                O            04/01/29
    0


1


    1888085          E29/G02             F           34,200.00         ZZ
                                         360         34,178.19          2
    258-260 WEST LONG STREET           8.250            256.94         90
                                       8.000            256.94       38,000.00
    STEPHENVILLE     TX   76401          1            03/05/99         04
    0431250323                           05           04/01/99         25
    19902086                             N            03/01/29
    0


    1888086          638/G02             F           87,300.00         ZZ
                                         360         87,242.89          1
    121 RAINIER COURT                  8.125            648.20         90
    UNIT 9                             7.875            648.20       97,000.00
    WEST WINDSOR     NJ   08540          1            02/24/99         14
    0431243765                           01           04/01/99         25
    08854384                             N            03/01/29
    0


    1888127          676/676             F          182,000.00         ZZ
                                         360        181,299.77          1
    94-235 PUAMANO PLACE               7.875          1,319.63         65
                                       7.625          1,319.63      280,000.00
    WAIPAHU          HI   96797          5            10/23/98         00
    850100307603                         05           12/01/98          0
    850100307603                         N            11/01/28
    0


    1888185          637/G02             F          138,600.00         ZZ
                                         360        138,504.61          4
    2705 SOUTH 258TH STREET            7.875          1,004.95         90
                                       7.625          1,004.95      154,000.00
    KENT             WA   98032          1            02/24/99         14
    0431246123                           05           04/01/99         25
    0010516664                           N            03/01/29
    0


    1888187          637/G02             F           80,500.00         ZZ
                                         360         80,391.62          1
    331 WHITE OAK TRAIL                8.000            590.68         70
                                       7.750            590.68      115,000.00
    CENTERVILLE      MA   02632          1            01/27/99         00
    0431246198                           05           03/01/99          0
    0011472982                           N            02/01/29
    0


    1888198          637/G02             F          121,500.00         ZZ
                                         360        121,332.21          2
    11332 SW 5TH STREET                7.875            880.96         90
                                       7.625            880.96      135,000.00
1


    SWEETWATER       FL   33174          1            01/21/99         04
    0431247360                           05           03/01/99         25
    0014803878                           N            02/01/29
    0


    1888215          Q28/G02             F          171,000.00         ZZ
                                         360        171,000.00          1
    26212 BUCKTHORN ROAD               7.750          1,225.06         75
                                       7.500          1,225.06      228,000.00
    OAKWOOD          OH   44146          1            03/23/99         12
    0431263565                           05           05/01/99         30
    17324                                O            04/01/29
    0


    1888245          F18/G02             F          201,500.00         ZZ
                                         360        201,500.00          1
    1838 42ND AVENUE                   8.500          1,549.37         65
                                       8.250          1,549.37      310,000.00
    SAN FRANCISCO    CA   94122          5            03/09/99         00
    0431250679                           07           05/01/99          0
    00593                                N            04/01/29
    0


    1888263          E45/E45             F          136,700.00         ZZ
                                         360        136,044.92          1
    370 CHANDLER POND DRIVE            8.000          1,003.06         90
                                       7.750          1,003.06      151,900.00
    LAWRENCEVILLE    GA   30043          1            08/28/98         04
    42482                                05           10/01/98         30
    42482                                N            09/01/28
    0


    1888279          K18/G02             F          164,800.00         T
                                         360        164,702.70          1
    622 PINEWOOD DRIVE                 8.625          1,281.80         80
                                       8.375          1,281.80      206,000.00
    DAVENPORT        FL   33837          1            02/24/99         00
    0431249622                           03           04/01/99          0
    95400780                             O            03/01/29
    0


    1888401          964/G02             F          233,500.00         ZZ
                                         360        233,317.85          1
    4600 DICKENS DRIVE                 7.250          1,592.88         80
                                       7.000          1,592.88      292,000.00
    GRANITE BAY      CA   95746          2            02/22/99         00
    0431245869                           03           04/01/99          0
    51624                                O            03/01/29
    0
1




    1888421          B75/G02             F          176,250.00         ZZ
                                         360        176,128.71          1
    7406 SOUNDVIEW DRIVE               7.875          1,277.93         75
                                       7.625          1,277.93      235,000.00
    GIG HARBOR       WA   98335          1            02/19/99         00
    0431243294                           05           04/01/99          0
    6416713                              O            03/01/29
    0


    1888435          A26/G02             F          156,000.00         ZZ
                                         360        156,000.00          1
    341 MANHATTAN STREET               8.250          1,171.98         80
                                       8.000          1,171.98      195,000.00
    STATEN ISLAND    NY   10307          5            03/04/99         00
    0431247030                           05           05/01/99          0
    13207                                O            04/01/29
    0


    1888442          561/561             F           72,000.00         ZZ
                                         360         71,951.68          2
    235 DELAWARE STREET                8.000            528.32         90
                                       7.750            528.32       80,000.00
    ELIZABETH        NJ   07206          1            02/26/99         01
    9682717                              05           04/01/99         25
    9682717                              N            03/01/29
    0


    1888449          637/G02             F           62,950.00         ZZ
                                         360         62,905.56          1
    6901 EAST PRINCETON DRIVE          7.750            450.99         70
                                       7.500            450.99       90,000.00
    TUCSON           AZ   85710          5            02/20/99         00
    0431247931                           05           04/01/99          0
    0013491956                           N            03/01/29
    0


    1888452          637/G02             F           83,250.00         ZZ
                                         360         83,191.24          1
    8918 E OLD SPANISH TRAIL           7.750            596.42         70
                                       7.500            596.42      119,000.00
    TUSCON           AZ   85710          5            02/20/99         00
    0431248285                           05           04/01/99          0
    0015112154                           N            03/01/29
    0


    1888464          637/G02             F           36,000.00         ZZ
                                         360         35,975.22          1
1


    2429-2431 CHESTNUT WOODS           7.875            261.03         90
                                       7.625            261.03       40,000.00
    LAKELAND         FL   33815          1            02/12/99         14
    0431248145                           05           04/01/99         25
    4755088                              N            03/01/29
    0


    1888468          637/G02             F          147,600.00         ZZ
                                         360        147,498.42          4
    2717 SOUTH 258TH STREET            7.875          1,070.21         90
                                       7.625          1,070.21      164,000.00
    KENT             WA   98032          1            02/24/99         11
    0431245505                           05           04/01/99         25
    0010516656                           N            03/01/29
    0


    1888494          B60/G02             F          117,950.00         ZZ
                                         360        117,862.47          1
    1562 ALBA COURT                    7.500            824.72         80
                                       7.250            824.72      147,450.00
    RIVERSIDE        CA   92507          1            02/24/99         00
    0431256676                           05           04/01/99          0
    264243                               O            03/01/29
    0


    1888514          765/G02             F          174,400.00         ZZ
                                         360        174,282.98          1
    17322 CHESTNUT STREET              8.000          1,279.69         80
                                       7.750          1,279.69      218,000.00
    YORBA LINDA      CA   92886          1            02/23/99         00
    0431246842                           05           04/01/99          0
    343119                               O            03/01/29
    0


    1888535          664/G02             F          100,000.00         ZZ
                                         360         99,932.90          1
    1920 NE 54TH STREET                8.000            733.77         59
                                       7.750            733.77      170,000.00
    FT LAUDERDALE    FL   33308          5            02/17/99         00
    0431253368                           05           04/01/99          0
    2993517                              O            03/01/29
    0


    1888544          664/G02             F          134,000.00         ZZ
                                         360        133,814.16          1
    28W710 BARNES AVENUE               7.875            971.60         80
                                       7.625            971.60      167,500.00
    WEST CHICAGO     IL   60185          2            02/01/99         00
    0431255769                           05           03/01/99          0
1


    2970952                              O            02/01/29
    0


    1888546          003/G02             F          174,000.00         ZZ
                                         360        173,871.06          4
    75-81 CABOOSE COURT                7.500          1,216.44         66
                                       7.250          1,216.44      265,000.00
    LAWRENCEVILLE    GA   30044          2            03/01/99         00
    0431252758                           07           04/01/99          0
    0010473098                           N            03/01/29
    0


    1888589          B28/G02             F          101,250.00         ZZ
                                         360        101,250.00          1
    2604 SOUTH CARSON WAY              7.875            734.14         75
                                       7.625            734.14      135,000.00
    AURORA           CO   80014          5            03/02/99         00
    0431251982                           05           05/01/99          0
    05990374                             O            04/01/29
    0


    1888593          E29/G02             F           34,400.00         ZZ
                                         360         34,378.62          1
    169 GLENDALE AVE                   8.375            261.46         80
                                       8.125            261.46       43,000.00
    AKRON            OH   44302          1            02/26/99         00
    0431263623                           05           04/01/99          0
    9901060                              N            03/01/29
    0


    1888598          K30/G02             F           48,600.00         ZZ
                                         360         48,569.01          1
    9457 SOUTH LAS VEGAS BLVD          8.250            365.12         90
    #321                               8.000            365.12       54,000.00
    LAS VEGAS        NV   89123          1            03/04/99         11
    0431254200                           09           04/01/99         25
    0060849                              N            03/01/29
    0


    1888601          Q11/G02             F           62,700.00         ZZ
                                         360         62,653.47          1
    7910 CAMINO REAL #N 308            7.500            438.41         95
                                       7.250            438.41       66,000.00
    MIAMI            FL   33143          1            02/19/99         10
    0431257591                           01           04/01/99         30
    9014811213                           O            03/01/29
    0


1


    1888640          B23/G02             F          188,800.00         ZZ
                                         360        188,800.00          1
    6210 EAST CORAL CIRCLE             7.875          1,368.93         80
                                       7.625          1,368.93      236,000.00
    ANAHEIM          CA   92807          2            03/05/99         00
    0431244953                           05           05/01/99          0
    88003387                             O            04/01/29
    0


    1888645          M07/G02             F          136,000.00         ZZ
                                         360        136,000.00          1
    12455 PASCAL AVENUE                8.250          1,021.72         85
                                       8.000          1,021.72      160,000.00
    GRAND TERRACE    CA   92313          5            03/02/99         01
    0431255470                           05           05/01/99         25
    02902031                             O            04/01/29
    0


    1888662          638/G02             F           49,500.00         ZZ
                                         360         49,465.93          1
    109 NORTH CEDAR LANE               7.875            358.91         90
                                       7.625            358.91       55,000.00
    UPPER DARBY TOW  PA   19082          1            02/26/99         04
    0431246438                           07           04/01/99         25
    08853966                             N            03/01/29
    0


    1888666          638/G02             F          230,000.00         ZZ
                                         360        229,845.67          1
    6265 KREMERS LANE                  8.000          1,687.66         77
                                       7.750          1,687.66      300,000.00
    LA PORTE         CO   80535          2            02/17/99         00
    0431247592                           05           04/01/99          0
    08847062                             O            03/01/29
    0


    1888671          638/G02             F          220,000.00         ZZ
                                         360        219,832.59          1
    794 GERALDINE DRIVE                7.375          1,519.49         64
                                       7.125          1,519.49      345,000.00
    INCLINE VILLAGE  NV   89451          5            02/17/99         00
    0431247378                           05           04/01/99          0
    08847358                             O            03/01/29
    0


    1888672          731/G02             F          125,000.00         ZZ
                                         360        124,916.12          4
    4114 OCEAN VIEW BOULEVARD          8.000            917.21         44
                                       7.750            917.21      290,000.00
1


    MONTROSE         CA   91020          5            02/11/99         00
    0431243526                           05           04/01/99          0
    411718172                            N            03/01/29
    0


    1888730          637/G02             F          120,500.00         ZZ
                                         360        120,410.57          1
    825 GRANT                          7.500            842.56         85
                                       7.250            842.56      142,500.00
    GLENROCK         WY   82637          5            02/22/99         01
    0431247667                           05           04/01/99         12
    0014948616                           O            03/01/29
    0


    1888733          637/G02             F          107,000.00         ZZ
                                         360        106,928.20          2
    1211 12TH AVENUE                   8.000            785.13         90
                                       7.750            785.13      118,900.00
    GREELEY          CO   80631          1            02/25/99         01
    0431247774                           05           04/01/99         25
    0014951016                           N            03/01/29
    0


    1888763          882/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
    11720 SW 104 AVENUE                7.875          1,160.11         77
                                       7.625          1,160.11      210,000.00
    MIAMI            FL   33176          5            03/03/99         00
    0431250562                           05           05/01/99          0
    990069                               O            04/01/29
    0


    1888897          E45/E45             F           50,250.00         ZZ
                                         360         50,148.17          1
    2009 EAST 40TH STREET              8.000            368.72         67
                                       7.750            368.72       75,000.00
    SAVANNAH         GA   31404          2            12/10/98         00
    45484                                05           02/01/99          0
    45484                                N            01/01/29
    0


    1888907          E45/E45             F           78,500.00         ZZ
                                         360         78,311.01          2
    506-508 EAST OGLETHORPE AVE        8.125            582.86         48
                                       7.875            582.86      165,000.00
    SAVANNAH         GA   31401          2            01/07/99         00
    45907                                05           03/01/99          0
    45907                                N            02/01/29
    0
1




    1888929          896/G02             F          139,300.00         T
                                         360        139,208.88          1
    LOT 5 MEMORY WAY                   8.125          1,034.30         88
                                       7.875          1,034.30      160,000.00
    SEVIERVILLE      TN   37862          2            03/01/99         11
    0431246990                           05           04/01/99         25
    15716                                O            03/01/29
    0


    1888937          E45/E45             F           37,800.00         ZZ
                                         360         37,723.41          2
    2005 EAST 4OTH STREET              8.000            277.36         70
                                       7.750            277.36       54,000.00
    SAVANNAH         GA   31404          2            12/10/98         00
    45486                                05           02/01/99          0
    45486                                N            01/01/29
    0


    1888938          B75/G02             F          240,000.00         ZZ
                                         360        239,830.61          1
    1160 IRISH MOUNTAIN ROAD           7.750          1,719.39         75
                                       7.500          1,719.39      320,000.00
    COLFAX           CA   95713          2            02/26/99         00
    0431262328                           05           04/01/99          0
    6405369                              O            03/01/29
    0


    1888960          B75/G02             F          166,450.00         ZZ
                                         360        166,349.16          1
    5056 RODEO CIRCLE                  8.500          1,279.86         86
                                       8.250          1,279.86      195,000.00
    ANTIOCH          CA   94509          1            02/08/99         01
    0431246396                           05           04/01/99         25
    6381446                              N            03/01/29
    0


    1889006          B75/G02             F          124,000.00         ZZ
                                         360        123,907.97          1
    3212 RIVER WINDS COURT             7.500            867.03         77
                                       7.250            867.03      163,000.00
    MELBOURNE BEACH  FL   32951          2            02/24/99         00
    0431246305                           07           04/01/99          0
    6380356                              O            03/01/29
    0


    1889023          E45/E45             F           60,000.00         ZZ
                                         360         59,882.45          1
1


    798 SANGRIA CT                     8.000            440.26         51
                                       7.750            440.26      118,000.00
    LAWRENCEVILLE    GA   30043          5            12/07/98         00
    46307                                05           02/01/99          0
    46307                                O            01/01/29
    0


    1889042          E29/G02             F           60,800.00         ZZ
                                         360         60,679.88          1
    810 SOUTH KEITH                    8.125            451.44         78
                                       7.875            451.44       78,650.00
    EL RENO          OK   73036          2            12/18/98         00
    0431265495                           05           02/01/99          0
    A19812033                            O            01/01/29
    0


    1889071          638/G02             F           75,250.00         T
                                         360         75,196.89          1
    205 PRIMROSE PATH #16              7.750            539.10         70
                                       7.500            539.10      107,500.00
    BRECKENRIDGE     CO   80424          1            02/19/99         00
    0431248210                           01           04/01/99          0
    08844468                             O            03/01/29
    0


    1889085          003/G02             F          180,900.00         ZZ
                                         360        180,900.00          1
    473 GUILFORD CIRCLE                8.250          1,359.05         90
                                       8.000          1,359.05      201,000.00
    MARIETTA         GA   30068          1            03/09/99         12
    0431249366                           05           05/01/99         25
    10642114                             N            04/01/29
    0


    1889221          638/G02             F          160,000.00         ZZ
                                         360        159,889.89          1
    8950 SERAPIS AVENUE                7.875          1,160.11         77
    #15                                7.625          1,160.11      210,000.00
    DOWNEY           CA   90240          2            02/12/99         00
    0431250737                           09           04/01/99          0
    08846218                             N            03/01/29
    0


    1889225          H19/G02             F          190,400.00         ZZ
                                         360        190,272.24          1
    9685 MARINER VILLAGE COURT         8.000          1,397.09         85
                                       7.750          1,397.09      224,000.00
    LAS VEGAS        NV   89117          5            02/23/99         12
    0431266816                           05           04/01/99         12
1


    0002114551                           O            03/01/29
    0


    1889244          664/G02             F           91,800.00         ZZ
                                         360         91,738.40          1
    2634 PARKWOOD BLVD                 8.000            673.60         90
                                       7.750            673.60      102,000.00
    PUYALLUP         WA   98374          1            02/11/99         11
    0431255579                           05           04/01/99         25
    2876597                              N            03/01/29
    0


    1889276          N12/G02             F          101,250.00         ZZ
                                         360        101,178.54          1
    17 NORTH COURT                     7.750            725.37         75
                                       7.500            725.37      135,000.00
    BUSKILL          PA   18324          5            01/29/99         00
    0431250604                           05           04/01/99          0
    00                                   O            03/01/29
    0


    1889328          526/526             F          108,400.00         ZZ
                                         360        107,259.92          1
    1736     BAYWOOD DR                7.250            739.48         80
                                       7.000            739.48      136,000.00
    SARASOTA         FL   34231          5            02/09/98         00
    303410                               05           04/01/98          0
    303410                               O            03/01/28
    0


    1889330          526/526             F          114,300.00         ZZ
                                         360        113,064.22          1
    1048     WEST DAVA DRIVE           7.875            828.76         90
                                       7.625            828.76      127,000.00
    TEMPE            AZ   85283          1            12/29/97         11
    303973                               07           02/01/98         30
    303973                               N            01/01/28
    0


    1889333          526/526             F          134,400.00         ZZ
                                         360        133,083.78          3
    201-203 NE 6TH AVENUE              8.375          1,021.54         66
                                       8.125          1,021.54      205,000.00
    PORTLAND         OR   97232          5            12/23/97         00
    304585                               05           02/01/98          0
    304585                               N            01/01/28
    0


1


    1889334          526/526             F           39,600.00         ZZ
                                         360         39,139.44          1
    8100     CAMBRIDGE STREE           8.375            300.99         90
                                       8.125            300.99       44,000.00
    HOUSTON          TX   77001          1            12/30/97         10
    304825                               01           02/01/98         25
    304825                               N            01/01/28
    0


    1889335          526/526             F           46,800.00         ZZ
                                         360         46,323.20          1
    8100     CAMBRIDGE                 8.375            355.72         89
                                       8.125            355.72       53,000.00
    HOUSTON          TX   77054          1            12/30/97         11
    304853                               01           02/01/98         25
    304853                               N            01/01/28
    0


    1889336          526/526             F           65,700.00         ZZ
                                         360         65,056.56          1
    11004    DELFORD CIRCLE            8.375            499.37         90
                                       8.125            499.37       73,000.00
    DALLAS           TX   75228          2            12/30/97         10
    304933                               05           02/01/98         25
    304933                               N            01/01/28
    0


    1889337          526/526             F           95,900.00         ZZ
                                         300         92,159.14          1
    4501 NORTH 106TH DRIVE             7.375            700.92         95
                                       7.125            700.92      101,000.00
    PHOENIX          AZ   85037          2            02/25/98         11
    308477                               05           04/01/98         30
    308477                               O            03/01/23
    0


    1889340          526/526             F           55,200.00         ZZ
                                         360         54,686.22          1
    11578 COMMUNITY CENTER DR #75      7.875            400.24         64
                                       7.625            400.24       87,000.00
    NORTHGLENN       CO   80233          5            02/19/98         00
    315332                               09           04/01/98          0
    315332                               N            03/01/28
    0


    1889342          526/526             F           44,100.00         ZZ
                                         360         43,771.71          1
    2300 OLD SPANISH TRAIL #1120       8.125            327.44         90
                                       7.875            327.44       49,000.00
1


    HOUSTON          TX   77054          1            04/16/98         12
    323009                               01           06/01/98         25
    323009                               N            05/01/28
    0


    1889343          526/526             F          120,000.00         ZZ
                                         360        119,231.14          1
    652      HILL DRIVE                7.500            839.06         80
                                       7.250            839.06      150,000.00
    PRESCOTT         AZ   86301          5            12/18/98         00
    331200                               05           02/01/99          0
    331200                               O            01/01/29
    0


    1889344          526/526             F           86,500.00         ZZ
                                         360         86,380.55          1
    17831    ELIZABETH ROAD            7.875            627.19         64
                                       7.625            627.19      136,000.00
    ALVIN            TX   77511          2            01/11/99         00
    332743                               05           03/01/99          0
    332743                               O            02/01/29
    0


    1889345          526/526             F           63,000.00         ZZ
                                         360         62,858.84          1
    4986     WAGON RIM COURT           7.500            440.51         70
                                       7.250            440.51       90,000.00
    SALEM            OR   97301          5            12/24/98         00
    338627                               05           02/01/99          0
    338627                               N            01/01/29
    0


    1889346          526/526             F           74,200.00         ZZ
                                         360         74,033.76          1
    4973 SETTLERS DRIVE NE             7.500            518.82         70
                                       7.250            518.82      107,000.00
    SALEM            OR   97305          2            12/23/98         00
    338639                               05           02/01/99          0
    338639                               N            01/01/29
    0


    1889349          526/526             F          105,000.00         ZZ
                                         360        104,862.17          2
    8412 & 8414 NE 9TH STREET          8.125            779.62         70
                                       7.875            779.62      150,000.00
    VANCOUVER        WA   98664          5            01/05/99         00
    341778                               05           03/01/99          0
    341778                               N            02/01/29
    0
1




    1889350          526/526             F           70,500.00         ZZ
                                         360         70,400.16          1
    21 BEACON STREET #9-M              7.750            505.07         75
                                       7.500            505.07       94,000.00
    BOSTON           MA   02108          2            01/28/99         00
    341890                               01           03/01/99          0
    341890                               N            02/01/29
    0


    1889351          526/526             F          130,600.00         ZZ
                                         360        130,505.47          1
    633 WEST CRANE COURT               7.625            924.38         80
                                       7.375            924.38      163,291.00
    CHANDLER         AZ   85248          1            02/04/99         00
    342418                               03           04/01/99          0
    342418                               N            03/01/29
    0


    1889352          526/526             F          126,200.00         ZZ
                                         360        125,725.81          1
    3449-3451 DILL DRIVE               7.500            882.41         85
                                       7.250            882.41      148,500.00
    BOISE            ID   83705          1            10/23/98         11
    343504                               05           12/01/98         20
    343504                               N            11/01/28
    0


    1889354          526/526             F          110,200.00         ZZ
                                         360        110,031.79          1
    2015 WEST UTOPIA ROAD              7.375            761.13         95
                                       7.125            761.13      116,000.00
    PHOENIX          AZ   85027          2            01/05/99         11
    348137                               05           03/01/99         30
    348137                               O            02/01/29
    0


    1889355          526/526             F           73,500.00         ZZ
                                         360         73,401.03          1
    7409 NE 133RD AVENUE               8.000            539.32         70
                                       7.750            539.32      105,000.00
    VANCOUVER        WA   98682          5            01/05/99         00
    348614                               05           03/01/99          0
    348614                               N            02/01/29
    0


    1889356          526/526             F           70,000.00         ZZ
                                         360         69,905.74          1
1


    12012 NE 76TH STREET               8.000            513.64         70
                                       7.750            513.64      100,000.00
    VANCOUVER        WA   98682          5            01/05/99         00
    348620                               05           03/01/99          0
    348620                               N            02/01/29
    0


    1889357          526/526             F           94,500.00         ZZ
                                         360         94,375.95          2
    3725     L ST A-B                  8.125            701.66         70
                                       7.875            701.66      135,000.00
    VANCOUVER        WA   98663          5            01/05/99         00
    348622                               05           03/01/99          0
    348622                               N            02/01/29
    0


    1889358          526/526             F           80,000.00         ZZ
                                         360         79,886.71          1
    415      RINGER                    7.750            573.13         67
                                       7.500            573.13      120,000.00
    BOSQUE FARM      NM   87068          5            01/13/99         00
    350145                               05           03/01/99          0
    350145                               O            02/01/29
    0


    1889359          526/526             F          193,600.00         ZZ
                                         360        193,097.22          1
    743 SANDY HOOK TERRACE             8.000          1,420.57         90
                                       7.750          1,420.57      215,500.00
    HENDERSON        NV   89012          1            01/04/99         11
    351085                               03           03/01/99         25
    351085                               N            02/01/29
    0


    1889360          526/526             F          228,000.00         ZZ
                                         360        227,822.14          3
    134      WEST 300 NORTH            7.250          1,555.37         79
                                       7.000          1,555.37      289,109.00
    SPRINGVILLE      UT   84663          2            02/02/99         00
    351233                               05           04/01/99          0
    351233                               O            03/01/29
    0


    1889362          526/526             F           98,050.00         ZZ
                                         360         97,914.60          1
    1031 SOUTH DONOVAN STREET          7.875            710.93         86
                                       7.625            710.93      114,000.00
    SEATTLE          WA   98108          2            01/25/99         11
    353164                               05           03/01/99         25
1


    353164                               N            02/01/29
    0


    1889363          526/526             F          105,150.00         ZZ
                                         360        105,071.97          1
    11355 EAST CONTESSA STREET         7.500            735.22         90
                                       7.250            735.22      117,000.00
    MESA             AZ   85220          1            02/09/99         12
    353266                               03           04/01/99         25
    353266                               N            03/01/29
    0


    1889364          526/526             F           45,000.00         ZZ
                                         360         44,864.36          1
    702      NORTH WADDILL S           8.000            330.20         90
                                       7.750            330.20       50,000.00
    MCKINNEY         TX   75069          1            11/24/98         10
    353624                               05           01/01/99         25
    353624                               N            12/01/28
    0


    1889365          526/526             F           99,500.00         ZZ
                                         360         99,369.40          2
    980-     990 TODD COURT            8.125            738.78         49
                                       7.875            738.78      205,159.00
    SILVERTON        OR   97381          2            01/06/99         00
    353798                               05           03/01/99          0
    353798                               N            02/01/29
    0


    1889368          526/526             F           73,800.00         ZZ
                                         360         73,614.10          1
    7232 WEST MISSOURI AVENUE          7.750            528.71         89
                                       7.500            528.71       83,000.00
    GLENDALE         AZ   85303          2            12/21/98         11
    354036                               05           02/01/99         25
    354036                               N            01/01/29
    0


    1889369          526/526             F          192,000.00         ZZ
                                         360        191,728.10          1
    7103     WEST BEHREND              7.750          1,375.51         80
                                       7.500          1,375.51      240,000.00
    GLENDALE         AZ   85308          2            01/12/99         00
    354270                               03           03/01/99          0
    354270                               O            02/01/29
    0


1


    1889370          526/526             F          152,000.00         ZZ
                                         360        151,684.10          4
    105-     111 PLATTEVIEW            7.875          1,102.11         80
                                       7.625          1,102.11      190,100.00
    FAIRPLAY         CO   80440          5            12/21/98         00
    354276                               05           02/01/99          0
    354276                               O            01/01/29
    0


    1889371          526/526             F          101,200.00         ZZ
                                         360        100,918.67          1
    4111     104TH STREET              7.875            733.77         80
                                       7.625            733.77      126,500.00
    TACOMA           WA   98446          5            11/21/98         00
    354516                               05           01/01/99          0
    354516                               O            12/01/28
    0


    1889372          526/526             F           70,000.00         ZZ
                                         360         69,854.53          1
    1808 EAST 25TH AVENUE              7.875            507.55         70
                                       7.625            507.55      100,000.00
    DENVER           CO   80205          5            12/22/98         00
    354684                               05           02/01/99          0
    354684                               O            01/01/29
    0


    1889373          526/526             F           37,800.00         ZZ
                                         360         37,697.54          1
    24418    BEEF CANYON DRI           8.000            277.36         89
                                       7.750            277.36       42,500.00
    HOCKLEY          TX   77447          1            12/03/98         12
    354907                               03           01/01/99         25
    354907                               N            12/01/28
    0


    1889375          526/526             F          114,000.00         ZZ
                                         360        113,731.59          1
    741 SOUTH 480 WEST                 7.250            777.68         95
                                       7.000            777.68      120,000.00
    TREMONTON        UT   84337          2            12/21/98         12
    355041                               05           02/01/99         30
    355041                               O            01/01/29
    0


    1889376          526/526             F           50,050.00         ZZ
                                         360         49,967.72          1
    6035 NORTH 79TH STREET             7.000            332.99         65
                                       6.750            332.99       77,000.00
1


    SCOTTSDALE       AZ   85250          5            01/12/99         00
    355129                               01           03/01/99          0
    355129                               N            02/01/29
    0


    1889377          526/526             F           48,750.00         ZZ
                                         360         48,669.85          1
    7819 EAST VALLEY VISTA DRIVE       7.000            324.34         65
                                       6.750            324.34       75,000.00
    SCOTTSDALE       AZ   85250          5            01/12/99         00
    355134                               01           03/01/99          0
    355134                               N            02/01/29
    0


    1889380          526/526             F          131,400.00         ZZ
                                         360        131,218.55          4
    44 SOUTH WILLIAMS 5-8              7.875            952.75         90
                                       7.625            952.75      146,000.00
    MESA             AZ   85204          1            01/06/99         04
    355632                               05           03/01/99         25
    355632                               N            02/01/29
    0


    1889381          526/526             F          131,400.00         ZZ
                                         360        131,218.55          4
    44 SOUTH WILLIAMS UNITS 9-12       7.875            952.75         90
                                       7.625            952.75      146,000.00
    MESA             AZ   85204          1            01/06/99         14
    355635                               05           03/01/99         25
    355635                               N            02/01/29
    0


    1889382          526/526             F          105,400.00         ZZ
                                         360        105,250.74          1
    18560 NORTH 85TH AVENUE            7.750            755.10         86
                                       7.500            755.10      123,000.00
    PEORIA           AZ   85382          2            01/04/99         12
    355687                               05           03/01/99         25
    355687                               N            02/01/29
    0


    1889383          526/526             F          148,750.00         ZZ
                                         360        148,554.74          1
    5737 EAST TIERRA BUNA LANE         8.125          1,104.47         85
                                       7.875          1,104.47      175,000.00
    SCOTTSDALE       AZ   85254          1            01/07/99         11
    355721                               05           03/01/99         25
    355721                               N            02/01/29
    0
1




    1889386          526/526             F          192,000.00         ZZ
                                         360        191,590.83          1
    18304 NORTHEAST 156TH STREET       7.750          1,375.51         80
                                       7.500          1,375.51      240,000.00
    WOODINVILLE      WA   98072          5            12/04/98         00
    356052                               05           02/01/99          0
    356052                               O            01/01/29
    0


    1889388          526/526             F          189,500.00         ZZ
                                         360        189,115.98          1
    5624     AVENUE L                  8.000          1,390.49         80
                                       7.750          1,390.49      236,900.00
    SANTA FE         TX   77510          1            12/15/98         00
    356145                               05           02/01/99          0
    356145                               O            01/01/29
    0


    1889389          526/526             F          102,100.00         ZZ
                                         360        101,951.73          1
    2930 EAST BROWN ROAD #16           7.625            722.66         90
                                       7.375            722.66      114,000.00
    MESA             AZ   85213          1            01/04/99         12
    356283                               03           03/01/99         25
    356283                               N            02/01/29
    0


    1889396          526/526             F           67,150.00         ZZ
                                         360         66,999.57          1
    36       GRIFFIN ROAD              7.500            469.52         85
                                       7.250            469.52       79,000.00
    LA LUZ           NM   88337          2            12/22/98         12
    356628                               05           02/01/99         12
    356628                               O            01/01/29
    0


    1889400          526/526             F           91,000.00         ZZ
                                         360         90,815.59          2
    74-76    AMES STREET               8.000            667.73         76
                                       7.750            667.73      121,200.00
    LAWRENCE         MA   01841          5            12/23/98         00
    356913                               05           02/01/99          0
    356913                               O            01/01/29
    0


    1889402          526/526             F          196,000.00         ZZ
                                         360        195,708.17          2
1


    13       ADAMS STREET              7.500          1,370.46         70
                                       7.250          1,370.46      282,000.00
    SOMERVILLE       MA   02145          5            01/15/99         00
    357037                               05           03/01/99          0
    357037                               N            02/01/29
    0


    1889403          526/526             F          131,750.00         ZZ
                                         360        131,294.18          1
    20909 113TH STREET COURT EAST      8.125            978.24         85
                                       7.875            978.24      155,000.00
    SUMNER           WA   98390          5            12/17/98         12
    357056                               05           02/01/99         12
    357056                               O            01/01/29
    0


    1889405          526/526             F          143,000.00         ZZ
                                         360        142,687.52          1
    29219    NORTH 46TH PLACE          7.625          1,012.15         90
                                       7.375          1,012.15      158,895.00
    CAVE CREEK       AZ   85331          1            12/22/98         12
    357246                               03           02/01/99         25
    357246                               N            01/01/29
    0


    1889406          526/526             F          232,000.00         ZZ
                                         360        231,324.32          1
    1211 BENNETT AVENUE                7.750          1,662.08         80
                                       7.500          1,662.08      290,000.00
    GLENWOOD SPRING  CO   81601          5            12/24/98         00
    357283                               05           02/01/99          0
    357283                               O            01/01/29
    0


    1889409          526/526             F          104,500.00         ZZ
                                         360        104,336.47          1
    1433     LONGACRE DRIVE            7.250            712.87         95
                                       7.000            712.87      110,000.00
    CINCINNATI       OH   45240          2            01/08/99         12
    357380                               05           03/01/99         30
    357380                               O            02/01/29
    0


    1889410          526/526             F           84,300.00         T
                                         360         84,171.31          1
    4545 WHEATON DRIVE C130            7.375            582.24         75
                                       7.125            582.24      113,000.00
    FORT COLLINS     CO   80525          2            01/20/99         00
    357390                               01           03/01/99          0
1


    357390                               O            02/01/29
    0


    1889411          526/526             F           40,500.00         ZZ
                                         360         40,417.95          1
    5045     RALEIGH DRIVE             8.000            297.17         90
                                       7.750            297.17       45,000.00
    BEAUMONT         TX   77706          1            12/28/98         12
    357507                               05           02/01/99         25
    357507                               N            01/01/29
    0


    1889412          526/526             F           95,000.00         ZZ
                                         360         94,854.98          1
    538 WEST CAROLINE LANE             7.375            656.14         95
                                       7.125            656.14      100,000.00
    CHANDLER         AZ   85254          2            01/15/99         11
    357523                               05           03/01/99         30
    357523                               O            02/01/29
    0


    1889413          526/526             F           43,200.00         ZZ
                                         360         43,146.11          2
    484-486 EAST 128TH STREET          8.375            328.35         90
                                       8.125            328.35       48,000.00
    CLEVELAND        OH   44108          1            01/20/99         12
    357550                               05           03/01/99         25
    357550                               N            02/01/29
    0


    1889415          526/526             F           94,500.00         ZZ
                                         360         94,369.51          2
    1732 & 1736 STEWART AVENUE         7.875            685.19         90
                                       7.625            685.19      105,000.00
    MEDFORD          OR   97501          1            01/08/99         01
    357562                               05           03/01/99         25
    357562                               N            02/01/29
    0


    1889416          526/526             F           52,500.00         ZZ
                                         360         52,436.16          2
    835 EAST 155TH STREET              8.500            403.68         70
                                       8.250            403.68       75,000.00
    CLEVELAND        OH   44110          5            01/23/99         00
    357588                               05           03/01/99          0
    357588                               N            02/01/29
    0


1


    1889417          526/526             F           88,350.00         ZZ
                                         360         88,129.90          1
    9646     WEST AVE                  7.500            617.76         94
                                       7.250            617.76       94,000.00
    CINCINATI        OH   45242          2            12/28/98         01
    357634                               05           02/01/99         30
    357634                               O            01/01/29
    0


    1889418          526/526             F           91,000.00         ZZ
                                         360         90,742.68          3
    1205-1209 HOOVER AVENUE            8.250            683.65         70
    126 WEST 12TH                      8.000            683.65      130,000.00
    NATIONAL CITY    CA   91950          1            12/23/98         00
    357635                               05           02/01/99          0
    357635                               N            01/01/29
    0


    1889419          526/526             F           93,500.00         ZZ
                                         360         93,434.00          1
    5551     COURVILLE                 7.750            669.85         85
                                       7.500            669.85      110,000.00
    DETROIT          MI   48224          5            02/11/99         12
    357672                               05           04/01/99         12
    357672                               O            03/01/29
    0


    1889420          526/526             F           56,000.00         ZZ
                                         360         55,926.49          1
    3809 BROYLES STREET                8.125            415.80         80
                                       7.875            415.80       70,000.00
    HOUSTON          TX   77026          1            01/22/99         12
    357694                               05           03/01/99         12
    357694                               N            02/01/29
    0


    1889421          526/526             F          117,000.00         ZZ
                                         360        116,834.31          4
    1809     NORTH SPRING              7.750            838.20         90
                                       7.500            838.20      130,000.00
    MESA             AZ   85203          1            01/18/99         01
    357826                               03           03/01/99         25
    357826                               N            02/01/29
    0


    1889422          526/526             F           45,900.00         ZZ
                                         360         45,806.98          1
    80 CLEARCREEK LANE #15             8.000            336.80         90
                                       7.750            336.80       51,000.00
1


    GOLDEN           CO   80401          2            01/06/99         12
    357940                               01           02/01/99         25
    357940                               N            01/01/29
    0


    1889424          526/526             F          165,000.00         ZZ
                                         360        164,648.37          4
    470 DUNDASS AVENUE                 7.750          1,182.08         83
                                       7.500          1,182.08      200,000.00
    BUCKLEY          WA   98321          1            12/30/98         01
    357999                               05           02/01/99         20
    357999                               N            01/01/29
    0


    1889425          526/526             F          114,800.00         ZZ
                                         360        114,649.29          1
    812      CLUBHOUSE DRIVE           8.125            852.39         70
                                       7.875            852.39      164,000.00
    PRESCOTT         AZ   86303          5            01/11/99         00
    358023                               03           03/01/99          0
    358023                               N            02/01/29
    0


    1889426          526/526             F           54,050.00         ZZ
                                         360         53,967.49          1
    679 NORTH 7TH STREET #8            7.375            373.31         79
                                       7.125            373.31       68,900.00
    SILT             CO   81652          1            01/08/99         01
    358038                               01           03/01/99         12
    358038                               N            02/01/29
    0


    1889427          526/526             F           71,000.00         ZZ
                                         360         70,904.41          1
    4957 SOUTH PERRY STREET            8.000            520.97         55
                                       7.750            520.97      130,000.00
    DENVER           CO   80123          5            01/22/99         00
    358041                               05           03/01/99          0
    358041                               N            02/01/29
    0


    1889428          526/526             F           51,000.00         ZZ
                                         360         50,963.09          1
    621      CLAIRBORNE                7.625            360.97         62
                                       7.375            360.97       83,000.00
    OLATHE           KS   66062          5            02/12/99         00
    358114                               05           04/01/99          0
    358114                               N            03/01/29
    0
1




    1889429          526/526             F           69,000.00         ZZ
                                         360         68,952.51          1
    3756 NORTH CONSTANCE DRIVE         7.875            500.30         92
                                       7.625            500.30       75,000.00
    PRESCOTT VALLEY  AZ   86314          2            02/05/99         12
    358185                               05           04/01/99         30
    358185                               O            03/01/29
    0


    1889430          526/526             F           36,900.00         ZZ
                                         360         36,693.92          1
    915 NORTH 7TH STREET               8.250            277.22         90
                                       8.000            277.22       41,000.00
    KLAMATH FALLS    OR   97601          2            12/21/98         11
    358215                               05           02/01/99         25
    358215                               N            01/01/29
    0


    1889432          526/526             F          120,000.00         ZZ
                                         360        119,830.07          1
    151 TREMONT STREET, UNIT #18B      7.750            859.69         66
                                       7.500            859.69      182,000.00
    BOSTON           MA   02111          5            01/28/99         00
    358357                               06           03/01/99          0
    358357                               N            02/01/29
    0


    1889433          526/526             F           49,500.00         ZZ
                                         360         49,433.36          1
    1313 BLAINE STREET                 8.000            363.21         90
                                       7.750            363.21       55,000.00
    CALDWELL         ID   83605          1            01/19/99         11
    358387                               05           03/01/99         25
    358387                               N            02/01/29
    0


    1889434          526/526             F          103,000.00         ZZ
                                         360        102,861.32          1
    3510 NE JOHNS LOOP                 8.000            755.78         77
                                       7.750            755.78      135,000.00
    NEOTSU           OR   97364          5            01/08/99         00
    358397                               05           03/01/99          0
    358397                               O            02/01/29
    0


    1889435          526/526             F          150,000.00         ZZ
                                         360        149,688.30          4
1


    3302     WEST LOMA LANE            7.875          1,087.60         90
                                       7.625          1,087.60      167,000.00
    PHOENIX          AZ   85021          1            12/28/98         12
    358409                               05           02/01/99         25
    358409                               N            01/01/29
    0


    1889436          526/526             F           86,400.00         ZZ
                                         360         86,215.88          1
    8851 WEST GREER DRIVE              7.750            618.98         90
                                       7.500            618.98       96,000.00
    PEORIA           AZ   85345          1            12/23/98         12
    358434                               05           02/01/99         25
    358434                               N            01/01/29
    0


    1889439          526/526             F           59,245.00         ZZ
                                         360         59,165.23          1
    19357 SUSSEX                       8.000            434.72         85
                                       7.750            434.72       69,700.00
    DETROIT          MI   48235          5            01/15/99         12
    358526                               05           03/01/99         12
    358526                               O            02/01/29
    0


    1889440          526/526             F           26,600.00         ZZ
                                         240         26,507.96          1
    180 NORTH WALL STREET              7.875            220.43         70
                                       7.625            220.43       38,000.00
    WILMINGTON       OH   45177          5            01/21/99         00
    358527                               05           03/01/99          0
    358527                               N            02/01/19
    0


    1889441          526/526             F           91,800.00         ZZ
                                         360         91,623.19          1
    2249 WEST VISTA AVENUE             8.250            689.67         90
                                       8.000            689.67      102,000.00
    PHOENIX          AZ   85021          1            12/29/98         12
    358612                               05           02/01/99         25
    358612                               N            01/01/29
    0


    1889442          526/526             F           63,000.00         ZZ
                                         360         62,917.30          2
    416 & 418 NW 33RD STREET           8.125            467.77         90
                                       7.875            467.77       70,000.00
    OKLAHOMA CITY    OK   73117          1            01/12/99         01
    358735                               05           03/01/99         25
1


    358735                               N            02/01/29
    0


    1889443          526/526             F           50,850.00         ZZ
                                         360         50,783.25          1
    117 SOUTH BARRON STREET            8.125            377.56         90
                                       7.875            377.56       56,500.00
    ARP              TX   75750          1            01/08/99         01
    358764                               05           03/01/99         25
    358764                               N            02/01/29
    0


    1889445          526/526             F           79,650.00         ZZ
                                         360         79,480.27          1
    1217     FAR WEST AVENUE           7.750            570.62         90
                                       7.500            570.62       88,500.00
    CENTRAL POINT    OR   97502          1            12/31/98         01
    358851                               05           02/01/99         25
    358851                               N            01/01/29
    0


    1889446          526/526             F           87,300.00         ZZ
                                         360         87,179.44          1
    9345 NORTH 92ND STREET 209         7.875            632.99         90
                                       7.625            632.99       97,000.00
    SCOTTSDALE       AZ   85258          1            01/28/99         12
    358888                               01           03/01/99         25
    358888                               N            02/01/29
    0


    1889450          526/526             F           73,350.00         ZZ
                                         360         73,256.14          1
    7015 CLARK HILLS DRIVE NE          8.250            551.05         70
                                       8.000            551.05      104,805.00
    RIO RANCHO       NM   87124          1            01/28/99         00
    359005                               05           03/01/99          0
    359005                               N            02/01/29
    0


    1889451          526/526             F          181,850.00         ZZ
                                         360        181,611.29          1
    6209 NORTH CANYON DRIVE            8.125          1,350.24         75
                                       7.875          1,350.24      242,500.00
    TUCSON           AZ   85704          5            01/26/99         00
    359008                               05           03/01/99          0
    359008                               O            02/01/29
    0


1


    1889452          526/526             F          140,000.00         T
                                         360        139,885.25          1
    1023 LIONS RIDGE LOOP #412         7.000            931.42         80
                                       6.750            931.42      175,000.00
    VAIL             CO   81657          1            02/05/99         00
    359095                               01           04/01/99          0
    359095                               O            03/01/29
    0


    1889453          526/526             F           60,750.00         ZZ
                                         360         60,666.11          1
    45       COLBORNE ROAD             7.875            440.48         75
                                       7.625            440.48       81,000.00
    BRIGHTON         MA   02135          1            01/15/99         00
    359248                               01           03/01/99          0
    359248                               N            02/01/29
    0


    1889454          526/526             F          108,000.00         ZZ
                                         360        107,923.77          4
    3001 NORTH EUCLID AVENUE           7.750            773.73         80
                                       7.500            773.73      135,000.00
    TUCSON           AZ   85719          1            02/09/99         00
    359293                               05           04/01/99          0
    359293                               N            03/01/29
    0


    1889455          526/526             F          176,400.00         ZZ
                                         360        176,281.64          3
    12-12A   CEDAR STREET              8.000          1,294.36         90
                                       7.750          1,294.36      196,000.00
    LYNN             MA   01902          1            02/11/99         01
    359296                               05           04/01/99         25
    359296                               O            03/01/29
    0


    1889456          526/526             F           85,600.00         ZZ
                                         360         85,539.58          3
    751-755 EAST BLACKLIDGE DRIVE      7.750            613.25         80
                                       7.500            613.25      107,000.00
    TUCSON           AZ   85719          1            02/10/99         00
    359310                               05           04/01/99          0
    359310                               N            03/01/29
    0


    1889458          526/526             F           81,250.00         ZZ
                                         360         81,140.59          1
    6869 MOSS LANE                     8.000            596.19         65
                                       7.750            596.19      125,000.00
1


    NORTH RICHLAND   TX   76180          1            01/08/99         00
    359421                               05           03/01/99          0
    359421                               N            02/01/29
    0


    1889460          526/526             F           96,750.00         ZZ
                                         360         96,622.99          1
    1518 EAST DEL RIO DR               8.125            718.37         90
                                       7.875            718.37      107,500.00
    TEMPE            AZ   85282          1            01/15/99         12
    359465                               05           03/01/99         25
    359465                               N            02/01/29
    0


    1889461          526/526             F           99,450.00         ZZ
                                         360         99,319.46          1
    1020 WEST 17TH PLACE               8.125            738.41         90
                                       7.875            738.41      110,500.00
    TEMPE            AZ   85281          1            01/15/99         12
    359468                               05           03/01/99         25
    359468                               N            02/01/29
    0


    1889462          526/526             F           86,000.00         ZZ
                                         360         85,884.20          1
    233 NORTH PINE STREET              8.000            631.04         65
                                       7.750            631.04      133,000.00
    ALMA             CO   80420          2            01/28/99         00
    359531                               05           03/01/99          0
    359531                               N            02/01/29
    0


    1889463          526/526             F          191,125.00         ZZ
                                         360        190,986.67          1
    22416    88TH AVENUE WES           7.625          1,352.77         85
                                       7.375          1,352.77      226,000.00
    EDMONDS          WA   98026          5            02/03/99         11
    359625                               05           04/01/99         12
    359625                               O            03/01/29
    0


    1889464          526/526             F           56,000.00         ZZ
                                         360         55,924.59          1
    RT       BOX 385                   8.000            410.91         73
                                       7.750            410.91       77,000.00
    TORRINGTON       WY   82240          5            01/15/99         00
    359629                               05           03/01/99          0
    359629                               O            02/01/29
    0
1




    1889465          526/526             F          172,000.00         ZZ
                                         360        171,869.12          1
    782      CLUB CIRCLE               7.375          1,187.96         69
                                       7.125          1,187.96      252,000.00
    LOUISVILLE       CO   80027          5            02/10/99         00
    359630                               03           04/01/99          0
    359630                               O            03/01/29
    0


    1889466          526/526             F           67,800.00         ZZ
                                         360         67,708.72          1
    8184     VALLEJO STREET            8.000            497.49         58
                                       7.750            497.49      117,000.00
    DENVER           CO   80221          5            01/22/99         00
    359673                               05           03/01/99          0
    359673                               N            02/01/29
    0


    1889467          526/526             F           38,200.00         ZZ
                                         360         38,148.57          1
    550 SOUTH TEJON STREET             8.000            280.30         35
                                       7.750            280.30      112,000.00
    DENVER           CO   80223          5            01/22/99         00
    359685                               05           03/01/99          0
    359685                               N            02/01/29
    0


    1889469          526/526             F          217,500.00         ZZ
                                         360        217,228.68          1
    775      WEST 1500 SOUTH           8.375          1,653.16         67
                                       8.125          1,653.16      325,000.00
    HURRICANE        UT   84737          5            01/22/99         00
    359894                               05           03/01/99          0
    359894                               O            02/01/29
    0


    1889470          526/526             F           80,000.00         ZZ
                                         360         79,709.59          3
    802-804-806 HEISSE STREET          7.875            580.06         80
                                       7.625            580.06      100,000.00
    ALVIN            TX   77511          2            01/25/99         00
    359914                               05           03/01/99          0
    359914                               N            02/01/29
    0


    1889471          526/526             F          133,200.00         ZZ
                                         360        133,006.58          1
1


    28627    NORTH 46TH WAY            7.625            942.78         90
                                       7.375            942.78      148,100.00
    CAVE CREEK       AZ   85331          1            01/28/99         12
    359921                               03           03/01/99         25
    359921                               N            02/01/29
    0


    1889472          526/526             F           63,000.00         ZZ
                                         360         62,913.01          1
    1455     US 50                     7.875            456.79         90
                                       7.625            456.79       70,000.00
    LYNCHBURG        OH   45142          1            01/22/99         12
    360010                               05           03/01/99         25
    360010                               N            02/01/29
    0


    1889473          526/526             F           98,200.00         ZZ
                                         360         98,121.47          1
    6510 WEST MOUNTAIN VIEW ROAD       7.125            661.59         86
                                       6.875            661.59      115,500.00
    GLENDALE         AZ   85302          2            02/05/99         12
    360052                               05           04/01/99         25
    360052                               O            03/01/29
    0


    1889475          526/526             F          213,800.00         ZZ
                                         360        213,481.67          2
    2174     SUNRISE CIRCLE            7.500          1,494.93         68
                                       7.250          1,494.93      315,000.00
    PARK CITY        UT   84060          5            01/27/99         00
    360187                               05           03/01/99          0
    360187                               O            02/01/29
    0


    1889476          526/526             F          146,700.00         ZZ
                                         360        146,481.57          1
    6383 SOUTH HARRISON COURT          7.500          1,025.75         80
                                       7.250          1,025.75      185,000.00
    LITTLETON        CO   80121          5            01/27/99         00
    360348                               09           03/01/99          0
    360348                               O            02/01/29
    0


    1889477          526/526             F          112,050.00         ZZ
                                         360        111,883.16          1
    1356 WEST KINGBIRD DRIVE           7.500            783.47         90
                                       7.250            783.47      124,500.00
    CHANDLER         AZ   85248          1            01/29/99         11
    360365                               03           03/01/99         25
1


    360365                               N            02/01/29
    0


    1889478          526/526             F           54,800.00         ZZ
                                         360         54,712.67          1
    555 NORTH MAY STREET UNIT 9        8.125            406.89         90
                                       7.875            406.89       60,900.00
    MESA             AZ   85021          1            01/19/99         10
    360501                               09           03/01/99         25
    360501                               N            02/01/29
    0


    1889479          526/526             F           52,650.00         ZZ
                                         360         52,610.92          1
    1309     5TH STREET                7.500            368.14         65
                                       7.250            368.14       81,000.00
    GREELEY          CO   80631          5            02/09/99         00
    360521                               05           04/01/99          0
    360521                               N            03/01/29
    0


    1889480          526/526             F          127,300.00         ZZ
                                         360        127,124.22          1
    6792     GAVIOTA AVENUE            7.875            923.01         95
                                       7.625            923.01      134,000.00
    LONG BEACH       CA   90805          2            01/28/99         10
    360580                               05           03/01/99         30
    360580                               O            02/01/29
    0


    1889481          526/526             F           78,750.00         ZZ
                                         360         78,693.00          1
    15417 NORTH CENTRAL AVENUE         7.625            557.39         90
                                       7.375            557.39       87,500.00
    PHOENIX          AZ   85022          1            02/15/99         12
    360599                               01           04/01/99         25
    360599                               N            03/01/29
    0


    1889482          526/526             F           62,100.00         ZZ
                                         360         62,059.38          1
    2530 BEVECREST STREET              8.125            461.09         90
                                       7.875            461.09       69,000.00
    CORPUS CHRISTI   TX   78415          1            02/11/99         10
    360630                               05           04/01/99         25
    360630                               N            03/01/29
    0


1


    1889483          526/526             F          130,000.00         ZZ
                                         360        129,908.24          1
    422      CAPITOL STREET            7.750            931.34         72
                                       7.500            931.34      182,000.00
    EAGLE            CO   81631          5            02/08/99         00
    360640                               05           04/01/99          0
    360640                               O            03/01/29
    0


    1889484          526/526             F          108,760.00         ZZ
                                         360        108,679.28          1
    5618     BURNING TREE DR           7.500            760.47         80
                                       7.250            760.47      135,950.00
    EL PASO          TX   79912          1            02/10/99         00
    360680                               05           04/01/99          0
    360680                               O            03/01/29
    0


    1889485          526/526             F           30,150.00         ZZ
                                         360         30,106.22          1
    16045    STRAWN ROAD               7.625            213.40         65
                                       7.375            213.40       46,500.00
    LAPINE           OR   97739          5            01/27/99         00
    360681                               05           03/01/99          0
    360681                               N            02/01/29
    0


    1889486          526/526             F           75,000.00         ZZ
                                         360         74,896.44          1
    8710 WEST ALTOS DRIVE              7.875            543.81         75
                                       7.625            543.81      100,000.00
    ARIZONA CITY     AZ   85223          5            01/28/99         00
    360697                               05           03/01/99          0
    360697                               O            02/01/29
    0


    1889487          526/526             F          108,000.00         ZZ
                                         360        107,929.35          2
    16       MAYNARD STREET            8.125            801.90         80
                                       7.875            801.90      135,000.00
    ROSLINDALE       MA   02131          1            02/23/99         00
    360749                               05           04/01/99          0
    360749                               N            03/01/29
    0


    1889488          526/526             F           55,300.00         ZZ
                                         360         55,221.68          2
    337 AND 339 ELEANOR AVENUE         7.750            396.18         90
                                       7.500            396.18       61,450.00
1


    SAN ANTONIO      TX   78209          1            01/26/99         12
    360820                               05           03/01/99         25
    360820                               N            02/01/29
    0


    1889489          526/526             F          120,500.00         ZZ
                                         360        120,325.02          1
    2570     ADA STREET                7.625            852.89         95
                                       7.375            852.89      128,000.00
    POCATELLO        ID   83201          2            01/28/99         11
    360860                               05           03/01/99         30
    360860                               O            02/01/29
    0


    1889490          526/526             F          260,000.00         ZZ
                                         360        259,816.50          2
    8424-8426 NORTH FOOTHILLS HWY.     7.750          1,862.67         79
                                       7.500          1,862.67      332,600.00
    BOULDER          CO   80302          5            02/11/99         00
    360868                               05           04/01/99          0
    360868                               O            03/01/29
    0


    1889491          526/526             F          116,250.00         ZZ
                                         360        116,101.23          4
    860 EAST BROWN RD UNITS 25-28      8.250            873.35         75
                                       8.000            873.35      155,000.00
    MESA             AZ   85203          1            01/28/99         00
    360870                               05           03/01/99          0
    360870                               N            02/01/29
    0


    1889492          526/526             F          148,500.00         ZZ
                                         360        148,309.97          4
    860 EAST BROWN ROAD                8.250          1,115.64         90
    UNITS 57-60                        8.000          1,115.64      165,000.00
    MESA             AZ   85203          1            01/28/99         11
    360876                               05           03/01/99         25
    360876                               N            02/01/29
    0


    1889493          526/526             F          142,400.00         ZZ
                                         360        142,294.32          1
    34 EAST LA VIEVE LANE              7.500            995.68         90
                                       7.250            995.68      158,250.00
    TEMPE            AZ   85284          1            02/03/99         12
    360984                               03           04/01/99         25
    360984                               N            03/01/29
    0
1




    1889495          526/526             F          114,750.00         ZZ
                                         360        114,599.35          2
    104-106 SOUTH MAIN STREET          8.125            852.02         75
                                       7.875            852.02      153,000.00
    MANSFIELD        MA   02048          2            01/28/99         00
    361111                               05           03/01/99          0
    361111                               N            02/01/29
    0


    1889496          526/526             F           72,000.00         ZZ
                                         360         71,767.27          1
    69 MASTIC BOULEVARD                8.250            540.91         80
                                       8.000            540.91       90,000.00
    MASTIC           NY   11950          5            10/16/98         00
    361198                               05           12/01/98          0
    361198                               O            11/01/28
    0


    1889497          526/526             F           48,800.00         ZZ
                                         240         48,631.17          1
    5306 ABERCREEK AVENUE              7.875            404.39         63
                                       7.625            404.39       78,000.00
    FRIENDSWOOD      TX   77546          5            01/27/99         00
    361224                               03           03/01/99          0
    361224                               N            02/01/19
    0


    1889498          526/526             F          136,000.00         ZZ
                                         360        135,812.21          1
    1033 SOUTH 24TH STREET             7.875            986.09         80
                                       7.625            986.09      170,000.00
    MESA             AZ   85204          5            01/25/99         00
    361362                               05           03/01/99          0
    361362                               O            02/01/29
    0


    1889499          526/526             F           80,100.00         ZZ
                                         360         80,048.93          2
    4118 & 4120 HARTT AVENUE           8.250            601.76         90
                                       8.000            601.76       89,000.00
    HOUSTON          TX   77025          1            02/09/99         10
    361409                               05           04/01/99         25
    361409                               N            03/01/29
    0


    1889500          526/526             F          139,500.00         ZZ
                                         360        139,292.31          1
1


    217    E 14TH STREET               7.500            975.41         90
                                       7.250            975.41      155,000.00
    TEMPE            AZ   85281          1            02/02/99         11
    361425                               05           03/01/99         25
    361425                               N            02/01/29
    0


    1889501          526/526             F           35,350.00         ZZ
                                         360         35,304.77          1
    12013 HARVARD AVE, UNIT 12-206     8.250            265.57         70
                                       8.000            265.57       50,544.00
    AURORA           CO   80014          1            02/01/99         00
    361430                               01           03/01/99          0
    361430                               N            02/01/29
    0


    1889502          526/526             F          151,200.00         ZZ
                                         360        150,935.55          1
    17305 CRAIG COURT                  7.750          1,083.22         84
                                       7.500          1,083.22      180,000.00
    GLADSTONE        OR   97027          5            01/27/99         11
    361452                               05           03/01/99         12
    361452                               O            02/01/29
    0


    1889504          526/526             F          120,000.00         ZZ
                                         360        119,906.39          2
    5705-5707 SOUTH GRAMMERCY PLAC     7.250            818.61         75
                                       7.000            818.61      160,000.00
    LOS ANGELES      CA   90062          5            02/05/99         00
    361482                               05           04/01/99          0
    361482                               O            03/01/29
    0


    1889505          526/526             F          111,000.00         ZZ
                                         360        110,854.29          2
    84-86 MANSFIELD STREET             8.125            824.17         75
                                       7.875            824.17      148,000.00
    FRAMINGHAM       MA   01703          1            02/05/99         00
    361489                               05           03/01/99          0
    361489                               N            02/01/29
    0


    1889506          526/526             F          125,000.00         ZZ
                                         360        124,913.97          1
    76400    B-76 ROAD                 7.875            906.34         53
                                       7.625            906.34      239,000.00
    CRAWFORD         CO   81415          5            02/10/99         00
    361503                               05           04/01/99          0
1


    361503                               O            03/01/29
    0


    1889507          526/526             F          133,200.00         ZZ
                                         360        133,025.14          2
    88-90 MANSFIELD STREET             8.125            989.01         90
                                       7.875            989.01      148,000.00
    FRAMINGHAM       MA   01703          1            02/05/99         11
    361505                               05           03/01/99         25
    361505                               N            02/01/29
    0


    1889508          526/526             F          111,000.00         ZZ
                                         360        110,854.29          2
    97-99    MANSFIELD STREE           8.125            824.17         75
                                       7.875            824.17      148,000.00
    FRAMINGHAM       MA   01703          1            02/05/99         00
    361508                               05           03/01/99          0
    361508                               N            02/01/29
    0


    1889509          526/526             F          106,200.00         ZZ
                                         360        106,057.00          4
    1735 EAST SHERIDAN STREET          8.000            779.26         90
                                       7.750            779.26      118,000.00
    PHOENIX          AZ   85006          1            01/28/99         10
    361542                               05           03/01/99         25
    361542                               N            02/01/29
    0


    1889510          526/526             F           96,750.00         ZZ
                                         360         96,619.73          4
    1703 EAST YALE STREET              8.000            709.92         90
                                       7.750            709.92      107,500.00
    PHOENIX          AZ   85006          1            01/28/99         10
    361546                               05           03/01/99         25
    361546                               N            02/01/29
    0


    1889511          526/526             F          237,500.00         ZZ
                                         360        237,172.03          4
    1524 MARSHALL STREET               7.875          1,722.04         95
                                       7.625          1,722.04      250,000.00
    HOUSTON          TX   77006          1            01/27/99         10
    361559                               05           03/01/99         30
    361559                               O            02/01/29
    0


1


    1889512          526/526             F          145,875.00         ZZ
                                         360        145,663.17          2
    1651-1655 SOUTH WASHINGTON STR     7.625          1,032.49         75
                                       7.375          1,032.49      194,500.00
    DENVER           CO   80210          5            01/29/99         00
    361588                               05           03/01/99          0
    361588                               O            02/01/29
    0


    1889513          526/526             F          146,300.00         ZZ
                                         360        145,821.29          1
    16840 SOUTH HIGLEY ROAD            7.500          1,022.96         80
                                       7.250          1,022.96      182,900.00
    HIGLEY           AZ   85236          1            02/11/99         00
    361653                               05           04/01/99          0
    361653                               N            03/01/29
    0


    1889514          526/526             F           81,400.00         ZZ
                                         360         81,343.98          1
    2000     PRESECTOR 212             7.875            590.21         55
                                       7.625            590.21      149,000.00
    PARK CITY        UT   84060          2            02/10/99         00
    361676                               01           04/01/99          0
    361676                               N            03/01/29
    0


    1889515          526/526             F          101,782.00         ZZ
                                         360        101,641.44          1
    1500 SOUTH BOULDER STREET B        7.875            738.00         90
                                       7.625            738.00      113,091.00
    GILBERT          AZ   85296          1            02/04/99         03
    361686                               03           03/01/99         25
    361686                               N            02/01/29
    0


    1889516          526/526             F          134,500.00         ZZ
                                         360        134,405.08          1
    3460 SE ALDERCREST ROAD            7.750            963.57         69
                                       7.500            963.57      195,000.00
    MILWAUKIE        OR   97222          5            02/01/99         00
    361839                               05           04/01/99          0
    361839                               N            03/01/29
    0


    1889517          526/526             F           71,900.00         ZZ
                                         360         71,852.96          1
    404 NORTH 101ST PLACE              8.125            533.86         90
                                       7.875            533.86       79,900.00
1


    MESA             AZ   85207          1            02/02/99         12
    361845                               05           04/01/99         25
    361845                               N            03/01/29
    0


    1889518          526/526             F           70,800.00         ZZ
                                         360         70,754.85          1
    3292 EAST 137TH STREET             8.250            531.90         80
                                       8.000            531.90       88,500.00
    CLEVELAND        OH   44120          5            02/02/99         00
    361871                               05           04/01/99          0
    361871                               O            03/01/29
    0


    1889519          526/526             F           72,000.00         ZZ
                                         360         71,946.57          1
    8319 WEST HIGHLAND AVENUE          7.500            503.44         90
                                       7.250            503.44       80,000.00
    PHOENIX          AZ   85037          1            02/12/99         11
    361883                               03           04/01/99         25
    361883                               N            03/01/29
    0


    1889520          526/526             F           80,550.00         ZZ
                                         360         80,491.70          1
    12292 BANNOCK CIRCLE UNIT F        7.625            570.13         75
                                       7.375            570.13      107,450.00
    WESTMINSTER      CO   80234          1            02/04/99         00
    361954                               01           04/01/99          0
    361954                               N            03/01/29
    0


    1889521          526/526             F           48,100.00         ZZ
                                         360         48,067.73          1
    119      TABOR AVENUE              8.000            352.94         65
                                       7.750            352.94       74,000.00
    EAGLE POINT      OR   97524          5            02/17/99         00
    361968                               05           04/01/99          0
    361968                               N            03/01/29
    0


    1889522          526/526             F          136,800.00         ZZ
                                         360        136,703.45          1
    10315    SE FLAVEL COURT           7.750            980.05         85
                                       7.500            980.05      161,000.00
    PORTLAND         OR   97266          5            02/09/99         11
    362099                               05           04/01/99         12
    362099                               O            03/01/29
    0
1




    1889523          526/526             F          109,900.00         ZZ
                                         360        109,822.43          4
    189      NORTH 300 WEST            7.750            787.34         70
                                       7.500            787.34      157,000.00
    SMITHFIELD       UT   84335          5            02/08/99         00
    362249                               05           04/01/99          0
    362249                               N            03/01/29
    0


    1889524          526/526             F          150,000.00         ZZ
                                         360        149,880.05          3
    21       GOODELL STREET            7.125          1,010.58         64
                                       6.875          1,010.58      235,000.00
    SALEM            MA   01970          5            02/12/99         00
    362294                               05           04/01/99          0
    362294                               N            03/01/29
    0


    1889525          526/526             F          262,400.00         ZZ
                                         360        262,210.08          4
    16019-21-23-25 MATEO STREET        7.625          1,857.25         90
                                       7.375          1,857.25      292,000.00
    SAN LEANDRO      CA   94578          1            02/09/99         12
    362320                               05           04/01/99         25
    362320                               O            03/01/29
    0


    1889529          526/526             F          120,400.00         ZZ
                                         360        120,325.16          2
    4843-4845 FLOWER COURT             8.375            915.13         70
                                       8.125            915.13      172,000.00
    ARVADA           CO   80004          5            02/18/99         00
    362521                               05           04/01/99          0
    362521                               N            03/01/29
    0


    1889530          526/526             F          119,000.00         ZZ
                                         360        118,926.03          2
    4823-4825 FLOWER COURT             8.375            904.49         70
                                       8.125            904.49      170,000.00
    ARVADA           CO   80002          2            02/18/99         00
    362540                               05           04/01/99          0
    362540                               N            03/01/29
    0


    1889531          526/526             F           84,000.00         ZZ
                                         360         83,947.79          1
1


    4465     QUITMAN                   8.375            638.46         70
                                       8.125            638.46      120,000.00
    DENVER           CO   80212          5            02/18/99         00
    362544                               05           04/01/99          0
    362544                               N            03/01/29
    0


    1889532          526/526             F          120,400.00         ZZ
                                         360        120,325.16          2
    11003-11007 WEST 38TH PLACE        8.375            915.13         70
                                       8.125            915.13      172,000.00
    WHEATRIDGE       CO   80033          5            02/18/99         00
    362595                               05           04/01/99          0
    362595                               N            03/01/29
    0


    1889533          526/526             F          105,000.00         ZZ
                                         360        104,925.90          1
    47       CHAPMAN PLACE             7.750            752.23         68
                                       7.500            752.23      155,000.00
    BAY SHORE        NY   11706          5            02/25/99         00
    362613                               05           04/01/99          0
    362613                               N            03/01/29
    0


    1889534          526/526             F           85,000.00         ZZ
                                         360         84,940.01          1
    4408 NORTH 35TH STREET             7.750            608.96         66
                                       7.500            608.96      130,000.00
    PHOENIX          AZ   85018          5            02/11/99         00
    362701                               05           04/01/99          0
    362701                               N            03/01/29
    0


    1889535          526/526             F          146,250.00         ZZ
                                         360        146,144.15          1
    24471 LANTERN HILL DR #28          7.625          1,035.15         90
                                       7.375          1,035.15      162,500.00
    DANA POINT       CA   92629          1            02/17/99         12
    362736                               01           04/01/99         25
    362736                               O            03/01/29
    0


    1889536          526/526             F          271,200.00         ZZ
                                         360        271,022.60          3
    27       WIGGLESWORTH ST           8.125          2,013.65         80
                                       7.875          2,013.65      339,000.00
    BOSTON           MA   02120          1            02/12/99         11
    362797                               05           04/01/99         12
1


    362797                               N            03/01/29
    0


    1889538          526/526             F           99,000.00         ZZ
                                         360         98,928.34          2
    104-107 KILARNY  RD                7.625            700.72         90
                                       7.375            700.72      110,000.00
    WILMINGTON       NC   28409          1            02/09/99         12
    363114                               05           04/01/99         25
    363114                               N            03/01/29
    0


    1889539          526/526             F           83,000.00         ZZ
                                         360         82,944.31          1
    8347 VALLEY VIEW TRAIL             8.000            609.02         52
                                       7.750            609.02      160,000.00
    PINE VALLEY      CA   91962          5            02/19/99         00
    363276                               05           04/01/99          0
    363276                               N            03/01/29
    0


    1889541          526/526             F           56,700.00         ZZ
                                         360         56,661.96          1
    5255 ORIOLE DRIVE                  8.000            416.04         90
                                       7.750            416.04       63,000.00
    BEAUMONT         TX   77706          1            02/22/99         10
    364234                               05           04/01/99         25
    364234                               N            03/01/29
    0


    1889542          526/526             F          105,786.00         ZZ
                                         360        105,709.43          1
    2203     EAST PINTO DRIV           7.625            748.75         90
                                       7.375            748.75      117,540.00
    GILBERT          AZ   85296          1            02/23/99         12
    364480                               09           04/01/99         25
    364480                               N            03/01/29
    0


    1889543          526/526             F          111,000.00         ZZ
                                         360        109,382.87          1
    21528  SE FOSTER RD                7.625            785.66         76
                                       7.375            785.66      146,700.00
    BORING           OR   97009          1            08/21/97         00
    9181005                              05           10/01/97          0
    9181005                              O            09/01/27
    0


1


    1889544          526/526             F           65,000.00         ZZ
                                         360         64,265.22          1
    10617  NW 11TH AVE                 8.625            505.57         57
                                       8.375            505.57      115,000.00
    VANCOUVER        WA   98685          5            09/29/97         00
    9182001                              05           11/01/97          0
    9182001                              N            10/01/27
    0


    1889545          526/526             F          106,400.00         ZZ
                                         360        105,027.89          1
    2000   NE LIBERTY AVENUE           8.250            799.35         80
                                       8.000            799.35      133,000.00
    GRESHAM          OR   97030          5            08/26/97         00
    9182011                              05           10/01/97          0
    9182011                              O            09/01/27
    0


    1889547          526/526             F           76,950.00         ZZ
                                         360         76,058.39          2
    2217     ROSEWOOD AVENUE           8.500            591.68         90
                                       8.250            591.68       85,500.00
    HOUSTON          TX   77004          1            09/05/97         11
    9182633                              05           11/01/97         25
    9182633                              N            10/01/27
    0


    1889548          526/526             F          163,396.00         ZZ
                                         360        161,284.19          1
    1264   NW WEYBRIDGE WAY            8.000          1,198.95         94
                                       7.750          1,198.95      175,000.00
    BEAVERTON        OR   97006          2            09/19/97         11
    9183067                              05           11/01/97         30
    9183067                              O            10/01/27
    0


    1889549          526/526             F          140,050.00         ZZ
                                         360        138,405.27          1
    7357 EAST  WREN DRIVE              8.125          1,039.87         93
                                       7.875          1,039.87      151,000.00
    PRESCOTT VVALLE  AZ   86314          2            10/28/97         12
    9185854                              05           12/01/97         30
    9185854                              O            11/01/27
    0


    1889550          526/526             F           89,250.00         ZZ
                                         360         88,211.21          1
    4052 SOUTH YOSEMITE STREET         7.125            601.30         80
    #514                               6.875            601.30      112,000.00
1


    DENVER           CO   80237          5            01/30/98         00
    9191584                              01           03/01/98          0
    9191584                              O            02/01/28
    0


    1889606          E11/G02             F           44,550.00         ZZ
                                         360         44,519.34          1
    4379 WILSHIRE BLVD.  #C107         7.875            323.02         53
                                       7.625            323.02       85,000.00
    MOUND            MN   55364          2            02/23/99         00
    0431245190                           01           04/01/99          0
    0337302                              N            03/01/29
    0


    1889626          B28/G02             F          105,000.00         ZZ
                                         360        105,000.00          1
    6801 ESTHER AVENUE NE              7.750            752.23         75
                                       7.500            752.23      140,000.00
    ALBUQUERQUE      NM   87109          5            03/05/99         00
    0431246453                           05           05/01/99          0
    05990379                             O            04/01/29
    0


    1889642          A37/G02             F          117,600.00         ZZ
                                         360        117,600.00          1
    823 BRUCE ROBERT LANE              7.750            842.50         80
                                       7.500            842.50      147,000.00
    HAMPSHIRE        IL   60140          1            03/05/99         00
    0431257419                           09           05/01/99          0
    UNKNOWN                              O            04/01/29
    0


    1889802          134/G02             F           93,750.00         ZZ
                                         360         93,685.47          1
    4886 W. CHOCTAW AVE.               7.875            679.76         75
                                       7.625            679.76      125,000.00
    WEST VALLEY CIT  UT   84120          5            03/01/99         00
    0431247485                           05           04/01/99          0
    7305275                              O            03/01/29
    0


    1889812          637/G02             F           30,650.00         ZZ
                                         360         30,629.43          1
    14896 EAST 2ND AVENUE              8.000            224.90         75
                                       7.750            224.90       40,900.00
    AURORA           CO   80012          1            03/02/99         00
    0431249911                           01           04/01/99          0
    0014952881                           N            03/01/29
    0
1




    1889815          637/G02             F           58,100.00         ZZ
                                         360         58,060.01          1
    3118 N 39TH STREET                 7.875            421.27         67
                                       7.625            421.27       87,000.00
    BOISE            ID   83703          5            02/23/99         00
    0431249408                           05           04/01/99          0
    0016452096                           N            03/01/29
    0


    1889846          E45/E45             F          128,000.00         ZZ
                                         360        127,911.91          1
    7900A COLQUITT ROAD                7.875            928.09         80
                                       7.625            928.09      160,000.00
    DUNWOODY         GA   30350          2            02/02/99         00
    47861                                07           04/01/99          0
    47861                                N            03/01/29
    0


    1889851          E45/G02             F           76,500.00         ZZ
                                         360         76,216.96          1
    214 CALLE MIRAMAR UNIT 2           8.500            588.22         90
                                       8.250            588.22       85,000.00
    SARASOTA         FL   34242          1            09/03/98         10
    0431251164                           01           11/01/98         25
    41505                                N            10/01/28
    0


    1889856          526/526             F          127,500.00         ZZ
                                         360        126,016.82          1
    437 TUCKER STREET                  7.500            891.50         75
                                       7.250            891.50      170,000.00
    HEALDSBURG       CA   95448          1            12/23/97         00
    303997                               05           02/01/98          0
    303997                               O            01/01/28
    0


    1889869          909/G02             F          188,000.00         ZZ
                                         360        188,000.00          1
    12970 CAMINO EMPARRADO             8.000          1,379.48         80
                                       7.750          1,379.48      235,000.00
    SAN DIEGO        CA   92128          1            03/04/99         00
    0431263334                           03           05/01/99          0
    6012814                              O            04/01/29
    0


    1889872          637/G02             F           95,500.00         ZZ
                                         360         95,500.00          1
1


    999 BEECHERSTOWN ROAD              7.750            684.18         66
                                       7.500            684.18      146,000.00
    BIGLERVILLE      PA   17307          5            02/26/99         00
    0431251032                           05           05/01/99          0
    0011278421                           O            04/01/29
    0


    1889873          498/G02             F          100,000.00         ZZ
                                         360         99,932.90          4
    115-117 W 36TH STREET              8.000            733.77         58
                                       7.750            733.77      175,000.00
    SAVANNAH         GA   31401          5            02/26/99         00
    0431249127                           05           04/01/99          0
    1570289                              N            03/01/29
    0


    1889880          637/G02             F          138,600.00         ZZ
                                         360        138,504.61          1
    6331 FORRESTER DRIVE               7.875          1,004.95         70
                                       7.625          1,004.95      198,000.00
    BRADENTON        FL   34202          5            02/19/99         00
    0431250232                           05           04/01/99          0
    0014814172                           O            03/01/29
    0


    1889892          K88/G02             F          145,800.00         ZZ
                                         360        145,800.00          3
    77 BENSON AVENUE                   8.500          1,121.08         90
                                       8.250          1,121.08      162,000.00
    NEPTUNE          NJ   07756          2            03/09/99         04
    0431252543                           05           05/01/99         25
    9547                                 N            04/01/29
    0


    1889897          638/G02             F           42,300.00         ZZ
                                         360         42,272.33          1
    7337 SOUTH SHORE DRIVE             8.125            314.08         90
    UNIT 1130                          7.875            314.08       47,000.00
    CHICAGO          IL   60649          1            02/26/99         10
    0431252055                           06           04/01/99         25
    08852849                             N            03/01/29
    0


    1889933          637/G02             F           51,050.00         ZZ
                                         360         51,012.11          1
    4641 EAST 26TH STREET              7.500            356.95         70
                                       7.250            356.95       73,000.00
    TUCSON           AZ   85711          5            02/20/99         00
    0431250893                           05           04/01/99          0
1


    0015113129                           N            03/01/29
    0


    1889939          637/G02             F          104,000.00         ZZ
                                         360        103,926.60          1
    89 WEST LAKE MEAD DRIVE            7.750            745.07         80
                                       7.500            745.07      130,000.00
    HENDERSON        NV   89015          2            02/19/99         00
    0431250380                           05           04/01/99          0
    0012894176                           N            03/01/29
    0


    1889940          J83/G02             F           59,900.00         ZZ
                                         360         59,858.77          1
    341 LEE ROAD                       7.875            434.32         86
                                       7.625            434.32       69,900.00
    COTTONTOWN       TN   37048          1            02/26/99         04
    0431252782                           05           04/01/99         25
    268792                               N            03/01/29
    0


    1889947          E82/G02             F          108,500.00         ZZ
                                         360        108,500.00          1
    7905 BROWNSBORO ROAD               8.125            805.61         70
                                       7.875            805.61      155,000.00
    LOUISVILLE       KY   40241          1            03/12/99         00
    0400189098                           05           05/01/99          0
    0400189098                           N            04/01/29
    0


    1889954          709/G02             F           88,000.00         ZZ
                                         360         87,939.43          1
    1469 PINION HILLS DRIVE            7.875            638.07         59
                                       7.625            638.07      150,000.00
    CARSON CITY      NV   89701          5            02/19/99         00
    0431249283                           05           04/01/99          0
    416131                               O            03/01/29
    0


    1889957          E82/G02             F          176,000.00         ZZ
                                         360        176,000.00          1
    4658 PINEHURST COURT UNIT #24      7.750          1,260.89         78
                                       7.500          1,260.89      227,000.00
    UPPER SAUCON     PA   18034          1            03/12/99         00
    0400186813                           01           05/01/99          0
    0400186813                           O            04/01/29
    0


1


    1889960          709/G02             F           83,500.00         ZZ
                                         360         83,441.06          1
    2282 RAMSGATE DRIVE                7.750            598.21         62
                                       7.500            598.21      135,000.00
    HENDERSON        NV   89014          2            02/12/99         00
    0431252410                           01           04/01/99          0
    427740                               O            03/01/29
    0


    1889965          664/G02             F          164,000.00         ZZ
                                         360        163,779.19          1
    166 SOUTH WALTER AVENUE            8.000          1,203.37         80
                                       7.750          1,203.37      205,000.00
    THOUSAND OAKS    CA   91320          1            01/13/99         00
    0431255801                           05           03/01/99          0
    2963601                              N            02/01/29
    0


    1889979          B28/G02             F           42,000.00         ZZ
                                         360         42,000.00          1
    2626 WEST EVERETT AVENUE           7.875            304.53         70
                                       7.625            304.53       60,000.00
    SPOLANE          WA   99205          5            03/10/99         00
    0431252923                           05           05/01/99          0
    09990010                             N            04/01/29
    0


    1890059          E29/G02             F           56,500.00         ZZ
                                         360         56,500.00          1
    1559 ELAINE WAY                    7.625            399.90         65
                                       7.375            399.90       88,000.00
    PRESCOTT         AZ   86301          2            03/04/99         00
    0431254929                           05           05/01/99          0
    19902070                             O            04/01/29
    0


    1890234          E82/G02             F           42,800.00         ZZ
                                         360         42,800.00          1
    11202 VIENNA COURT                 7.875            310.33         80
                                       7.625            310.33       53,900.00
    CYPRESS          TX   77429          2            03/04/99         00
    0400183687                           03           05/01/99          0
    1598938                              N            04/01/29
    0


    1890236          638/G02             F           40,000.00         ZZ
                                         360         39,973.83          3
    5002 PENN STREET                   8.125            297.00         80
                                       7.875            297.00       50,000.00
1


    PHILADELPHIA     PA   19135          1            02/26/99         00
    0431251966                           05           04/01/99          0
    8860100                              N            03/01/29
    0


    1890240          638/G02             F           40,000.00         ZZ
                                         360         39,973.83          3
    5000 PENN STREET                   8.125            297.00         80
                                       7.875            297.00       50,000.00
    PHILADELPHIA     PA   19135          1            02/26/99         00
    0431251958                           05           04/01/99          0
    08860103                             N            03/01/29
    0


    1890256          F60/G02             F          216,000.00         ZZ
                                         360        215,855.07          4
    5123-231/5125-251/2 PRYTANIA       8.000          1,584.93         90
    STREET                             7.750          1,584.93      240,000.00
    NEW ORLEANS      LA   70115          1            02/26/99         04
    0431251503                           05           04/01/99         25
    444545                               N            03/01/29
    0


    1890262          638/G02             F           40,500.00         ZZ
                                         360         40,471.41          2
    525 & 525 1/2 WEST 20TH STREET     7.750            290.15         90
                                       7.500            290.15       45,000.00
    CONNERSVILLE     IN   47331          1            02/25/99         10
    0431251149                           05           04/01/99         25
    08860399                             N            03/01/29
    0


    1890267          638/G02             F          125,000.00         ZZ
                                         360        124,911.77          1
    125 MARGARET AVENUE                7.750            895.52         63
                                       7.500            895.52      200,000.00
    SAN FRANCISCO    CA   94112          5            02/19/99         00
    0431251123                           07           04/01/99          0
    8855130                              O            03/01/29
    0


    1890318          G34/G02             F           88,000.00         ZZ
                                         360         87,940.95          1
    58 OAKLAND AVENUE                  8.000            645.72         80
                                       7.750            645.72      110,000.00
    WATERBURY        CT   06710          5            02/19/99         00
    0431252618                           05           04/01/99          0
    90285164                             O            03/01/29
    0
1




    1890323          685/G02             F          142,000.00         ZZ
                                         360        142,000.00          1
    412 EAST ELM AVENUE                8.000          1,041.95         71
                                       7.750          1,041.95      200,000.00
    FULLERTON        CA   92832          5            03/09/99         00
    0431249499                           05           05/01/99          0
    117739                               O            04/01/29
    0


    1890363          225/225             F          160,000.00         ZZ
                                         360        159,767.66          2
    5233 W PARKER AVENUE               7.625          1,132.47         68
                                       7.375          1,132.47      238,000.00
    CHICAGO          IL   60639          1            01/12/99         00
    7101152                              05           03/01/99          0
    7101152                              O            02/01/29
    0


    1890375          Q01/G02             F           95,400.00         ZZ
                                         360         95,400.00          1
    40 EAST MAIN STREET                8.250            716.71         90
                                       8.000            716.71      106,000.00
    HERRIMAN         UT   84065          1            03/11/99         12
    0431257047                           05           05/01/99         25
    10967001                             N            04/01/29
    0


    1890382          638/G02             F           60,000.00         ZZ
                                         360         59,958.71          1
    245 HERRINGTON DRIVE               7.875            435.04         42
                                       7.625            435.04      146,000.00
    AUBURN           CA   95603          5            02/18/99         00
    0431251156                           05           04/01/99          0
    8856488                              O            03/01/29
    0


    1890383          498/G02             F          130,500.00         ZZ
                                         360        130,324.28          4
    17 HILL STREET                     8.000            957.57         90
                                       7.750            957.57      145,000.00
    NEWNAN           GA   30263          2            01/19/99         11
    0431252576                           05           03/01/99         25
    24010845                             N            02/01/29
    0


    1890385          638/G02             F           86,250.00         ZZ
                                         360         86,184.37          1
1


    2077 NORTH SUNSET DRIVE            7.375            595.71         75
                                       7.125            595.71      115,000.00
    CHANDLER         AZ   85224          2            02/22/99         00
    0431251057                           09           04/01/99          0
    08854343                             O            03/01/29
    0


    1890390          A78/G02             F          121,200.00         ZZ
                                         360        121,116.60          1
    622 SOUTH WASHINGTON AVENUE        7.875            878.78         80
                                       7.625            878.78      151,500.00
    FORT COLLINS     CO   80521          1            02/23/99         00
    0431256064                           05           04/01/99          0
    010062531                            O            03/01/29
    0


    1890395          A78/G02             F           46,900.00         ZZ
                                         360         46,900.00          1
    421 S HOWES STREET                 8.500            360.62         70
    #706 S                             8.250            360.62       67,000.00
    FORT COLLINS     CO   80521          1            03/02/99         00
    0431249788                           01           05/01/99          0
    010062111                            N            04/01/29
    0


    1890434          E26/G02             F          109,800.00         T
                                         360        109,724.43          1
    43 BRIGHTON PLACE UNIT 43          7.875            796.13         90
                                       7.625            796.13      122,000.00
    LAGUNA NIGUEL    CA   92677          2            02/19/99         11
    0431251826                           01           04/01/99         25
    34900364                             O            03/01/29
    0


    1890454          B75/G02             F          114,750.00         ZZ
                                         360        114,669.01          1
    1084 SOUTH 1700 EAST               7.750            822.08         90
                                       7.500            822.08      127,500.00
    SPANISH FORK     UT   84660          1            02/18/99         01
    0431250778                           05           04/01/99         25
    6406227                              N            03/01/29
    0


    1890457          964/G02             F          104,950.00         ZZ
                                         360        104,950.00          1
    3637 WHITE PLAINS DRIVE            8.000            770.09         72
                                       7.750            770.09      146,000.00
    LAS VEGAS        NV   89129          1            03/04/99         00
    0431248624                           05           05/01/99          0
1


    52906                                O            04/01/29
    0


    1890458          B75/G02             F           45,000.00         ZZ
                                         360         44,967.43          1
    117 SOUTH 162ND EAST AVENUE        7.625            318.51         90
                                       7.375            318.51       50,000.00
    TULSA            OK   74108          1            02/17/99         22
    0431249564                           05           04/01/99         25
    6417356                              N            03/01/29
    0


    1890460          638/G02             F          154,800.00         ZZ
                                         360        154,679.24          1
    1012 YULONI DRIVE                  7.250          1,056.01         88
                                       7.000          1,056.01      177,000.00
    LODI             CA   95240          5            02/22/99         10
    0431251016                           03           04/01/99         25
    8854122                              O            03/01/29
    0


    1890471          638/G02             F          195,000.00         ZZ
                                         360        194,862.37          1
    2201 SMALLWOOD DRIVE               7.750          1,397.00         80
                                       7.500          1,397.00      245,000.00
    FORT COLLINS     CO   80528          5            02/19/99         00
    0431252246                           03           04/01/99          0
    8854234                              O            03/01/29
    0


    1890479          K56/G02             F          140,200.00         ZZ
                                         360        140,115.06          1
    13192 SW SUMMERLANE                8.500          1,078.02         58
                                       8.250          1,078.02      244,000.00
    CAMP SHERMAN     OR   97730          2            03/02/99         00
    0431249044                           03           04/01/99          0
    5000450                              N            03/01/29
    0


    1890524          B75/G02             F          103,000.00         ZZ
                                         360        103,000.00          1
    2373 CARROLL LANE                  8.000            755.78         43
                                       7.750            755.78      240,000.00
    ESCONDIDO        CA   92027          2            03/01/99         00
    0431249531                           05           05/01/99          0
    6213839                              O            04/01/29
    0


1


    1890536          A14/G02             F           50,950.00         ZZ
                                         360         50,919.13          2
    3227-29 N 84TH TERR                8.500            391.77         90
                                       8.250            391.77       56,650.00
    KANSAS CITY      KS   66109          1            03/02/99         10
    0431255983                           05           04/01/99         25
    112394                               N            03/01/29
    0


    1890539          B75/G02             F          114,750.00         ZZ
                                         360        114,750.00          1
    1826 HARDMAN LANE                  8.375            872.18         85
                                       8.125            872.18      135,000.00
    WOODSTOCK        GA   30188          2            02/26/99         95
    0431264118                           05           05/01/99          0
    6212419                              O            04/01/29
    0


    1890551          B75/G02             F          114,100.00         ZZ
                                         360        114,019.47          1
    20896 DOG BAR ROAD                 7.750            817.43         69
                                       7.500            817.43      166,500.00
    GRASS VALLEY     CA   95949          5            02/10/99         00
    0431260892                           05           04/01/99          0
    6410211                              O            03/01/29
    0


    1890559          940/G02             F          145,000.00         ZZ
                                         360        145,000.00          1
    1672 VIA OCIOSO                    8.125          1,076.63         74
                                       7.875          1,076.63      198,000.00
    SAN MARCOS       CA   92069          5            03/05/99         00
    0431257617                           01           05/01/99          0
    47207                                O            04/01/29
    0


    1890563          638/G02             F           34,500.00         ZZ
                                         360         34,476.85          1
    5785 INEZ WAY                      8.000            253.15         90
                                       7.750            253.15       38,350.00
    PARADISE         CA   95969          1            02/24/99         10
    0431250950                           05           04/01/99         25
    8859096                              N            03/01/29
    0


    1890605          638/G02             F           84,000.00         ZZ
                                         360         83,929.43          1
    55 NORTH CHAPEL STREET             6.875            551.82         80
                                       6.625            551.82      105,000.00
1


    NEWARK           DE   19711          1            02/26/99         00
    0431251917                           05           04/01/99          0
    8839542                              N            03/01/29
    0


    1890612          638/G02             F          109,800.00         ZZ
                                         360        109,726.33          3
    803 NORTH BROOM STREET             8.000            805.67         90
                                       7.750            805.67      122,000.00
    WILMINGTON       DE   19806          1            03/02/99         04
    0431252113                           07           04/01/99         30
    8843923                              N            03/01/29
    0


    1890626          K59/G02             F          209,700.00         ZZ
                                         360        209,700.00          3
    473,475,477 SOUTH 400 WEST         8.375          1,593.87         72
                                       8.125          1,593.87      295,000.00
    LINDON           UT   84042          2            03/19/99         00
    0431269596                           05           05/01/99          0
    1050963                              N            04/01/29
    0


    1890645          134/G02             F           62,100.00         ZZ
                                         360         62,057.26          1
    209 CARROLLTON AVENUE              7.875            450.27         90
                                       7.625            450.27       69,000.00
    SHREVEPORT       LA   71105          1            02/25/99         14
    0431248921                           05           04/01/99         25
    7828558                              N            03/01/29
    0


    1890676          B75/G02             F           38,250.00         ZZ
                                         360         38,225.61          1
    3201 SCENIC HIGHWAY                8.250            287.36         90
                                       8.000            287.36       42,500.00
    MEMPHIS          TN   38128          1            02/12/99         01
    0431249465                           05           04/01/99         25
    6376420                              N            03/01/29
    0


    1890681          808/G02             F           72,150.00         ZZ
                                         360         72,106.28          1
    7412 CRAVELL AVENUE                8.500            554.78         65
                                       8.250            554.78      111,000.00
    PICO RIVERA      CA   90660          1            02/02/99         00
    0431254697                           05           04/01/99          0
    9309082                              N            03/01/29
    0
1




    1890684          808/G02             F          166,500.00         ZZ
                                         360        166,312.63          1
    216 WEST H STREET                  8.875          1,324.75         90
                                       8.625          1,324.75      185,000.00
    ONTARIO          CA   91762          1            01/11/99         19
    0431254713                           05           03/01/99         25
    9308888                              N            02/01/29
    0


    1890723          L94/G02             F          228,000.00         ZZ
                                         360        228,000.00          1
    1495 EAST CREEKVIEW COVE           8.375          1,732.96         80
                                       8.125          1,732.96      285,000.00
    SALT LAKE CITY   UT   84121          1            03/29/99         00
    0431269562                           05           05/01/99          0
    0000                                 O            04/01/29
    0


    1890731          808/G02             F          100,000.00         ZZ
                                         360         99,884.50          1
    360 EAST OAK AVENUE                8.750            786.71         80
                                       8.500            786.71      125,000.00
    PORTERVILLE      CA   93257          5            01/15/99         00
    0431254762                           05           03/01/99          0
    9102533                              N            02/01/29
    0


    1890752          B76/G02             F          204,000.00         ZZ
                                         360        203,718.30          1
    5200 REDDING                       7.875          1,479.14         80
                                       7.625          1,479.14      255,000.00
    LAKELAND         MI   48143          2            01/27/99         00
    0431251776                           05           03/01/99          0
    000244307                            O            02/01/29
    0


    1890754          808/G02             F          144,000.00         ZZ
                                         360        143,903.37          1
    4151 BERNARDO COURT                8.000          1,056.63         80
                                       7.750          1,056.63      180,000.00
    CHINO            CA   91710          2            02/10/99         00
    0431255397                           05           04/01/99          0
    9412598                              O            03/01/29
    0


    1890771          638/G02             F          128,700.00         ZZ
                                         360        128,700.00          3
1


    205-207 PARROTT AVENUE             7.250            877.96         90
                                       7.000            877.96      143,000.00
    BRIDGEPORT       CT   06606          2            02/27/99         14
    0431253046                           05           05/01/99         25
    08860942                             O            04/01/29
    0


    1890785          638/G02             F           40,000.00         ZZ
                                         360         40,000.00          1
    225 BLOMQUIST DRIVE                7.750            286.56         80
                                       7.500            286.56       50,000.00
    BAKERSFIELD      CA   93309          1            03/02/99         00
    0431252832                           05           05/01/99          0
    08846909                             N            04/01/29
    0


    1890786          638/G02             F           70,650.00         ZZ
                                         360         70,603.79          4
    401 LEHMAN STREET                  8.125            524.57         80
                                       7.875            524.57       89,000.00
    LEBANON          PA   17046          2            02/26/99         00
    0431252840                           05           04/01/99          0
    08855641                             N            03/01/29
    0


    1890816          L76/G02             F           65,600.00         ZZ
                                         360         65,600.00          1
    2301 QUEEN ST                      7.750            469.97         80
                                       7.500            469.97       82,000.00
    DUBUQUE          IA   52001          5            03/04/99         00
    0431256072                           05           05/01/99          0
    9503787                              O            04/01/29
    0


    1890844          A50/A50             F           45,000.00         ZZ
                                         360         44,969.81          1
    3103 PIERPONT AVENUE               8.000            330.19         75
                                       7.750            330.19       60,000.00
    COLUMBUS         GA   31904          5            02/24/99         00
    120439                               05           04/01/99          0
    120439                               N            03/01/29
    0


    1890852          685/G02             F          144,000.00         ZZ
                                         360        144,000.00          1
    943 OAK STREET                     8.000          1,056.63         80
                                       7.750          1,056.63      180,000.00
    ASHLAND          OR   97520          5            03/01/99         00
    0431250521                           05           05/01/99          0
1


    117569                               O            04/01/29
    0


    1890869          B76/G02             F          220,000.00         ZZ
                                         360        219,671.92          1
    18328 MISSION ROAD                 8.125          1,633.49         80
    PO BOX 61                          7.875          1,633.49      275,000.00
    OLD MISSION      MI   49672          5            01/15/99         00
    0431275593                           05           03/01/99          0
    000245594                            O            02/01/29
    0


    1890925          168/168             F          101,000.00         ZZ
                                         360        101,000.00          1
    191 ALEXANDER AVENUE               8.000            741.10         41
                                       7.750            741.10      250,000.00
    NESCONSET        NY   11767          5            02/25/99         00
    0249353237                           05           05/01/99          0
    0249353237                           O            04/01/29
    0


    1890938          637/G02             F          124,000.00         ZZ
                                         360        123,916.80          1
    2923 MYRTLE OAK CIRCLE             8.000            909.87         80
                                       7.750            909.87      155,000.00
    DAVIE            FL   33328          1            02/26/99         00
    0431251784                           03           04/01/99          0
    0016970907                           O            03/01/29
    0


    1890942          637/G02             F          181,600.00         ZZ
                                         360        181,212.98          2
    211 82ND STREET                    7.750          1,301.01         80
                                       7.500          1,301.01      227,000.00
    HOLMES BEACH     FL   34217          5            12/30/98         00
    0431254069                           05           02/01/99          0
    0014799555                           O            01/01/29
    0


    1890945          637/G02             F           71,100.00         ZZ
                                         360         71,004.26          1
    731 22ND STREET                    8.000            521.71         90
                                       7.750            521.71       79,000.00
    NEWPORT NEWS     VA   23607          5            01/12/99         14
    0431250919                           05           03/01/99         25
    0013520275                           O            02/01/29
    0


1


    1890953          225/225             F           64,800.00         ZZ
                                         360         64,753.09          1
    717 PENNSYLVANIA AVENUE            7.625            458.66         90
                                       7.375            458.66       72,000.00
    SCHENECTADY      NY   12303          2            03/01/99         11
    7104794                              05           04/01/99         25
    7104794                              O            03/01/29
    0


    1890955          637/G02             F           47,250.00         ZZ
                                         360         47,216.65          1
    3614 CREEKWOOD DRIVE               7.750            338.51         90
                                       7.500            338.51       52,500.00
    HOPEWELL         VA   23860          1            02/18/99         01
    0431251859                           05           04/01/99         25
    0013460514                           N            03/01/29
    0


    1890968          731/G02             F          122,500.00         ZZ
                                         360        122,500.00          1
    3672 AHERN DRIVE                   7.875            888.21         79
                                       7.625            888.21      156,000.00
    BALDWIN PARK     CA   91706          2            03/01/99         00
    0431253988                           05           05/01/99          0
    414018266                            O            04/01/29
    0


    1890971          F03/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
    433 STEVENS CIRCLE                 7.625            566.23         80
                                       7.375            566.23      100,000.00
    PLATTEVILLE      CO   80651          2            03/11/99         00
    0431254978                           05           05/01/99          0
    BOU10153                             O            04/01/29
    0


    1890998          Q17/G02             F          184,000.00         ZZ
                                         360        183,873.37          1
    638 NORTH HART STREET              7.875          1,334.13         80
                                       7.625          1,334.13      230,000.00
    ORANGE           CA   92867          2            02/02/99         00
    0431260496                           05           04/01/99          0
    99004897                             O            03/01/29
    0


    1891005          H19/G02             F          102,560.00         ZZ
                                         360        102,560.00          1
    1510 WOODRIDGE LANE                7.625            725.91         80
                                       7.375            725.91      128,200.00
1


    WEST FARGO       ND   58078          1            03/02/99         00
    0431266212                           05           05/01/99          0
    0002118982                           O            04/01/29
    0


    1891012          637/G02             F           52,000.00         ZZ
                                         360         51,928.19          1
    2950 FERN VALLEY DRIVE             7.875            377.04         65
                                       7.625            377.04       80,000.00
    MARIETTA         GA   30064          5            01/22/99         00
    0431251875                           05           03/01/99          0
    0012019584                           N            02/01/29
    0


    1891019          E45/E45             F          196,000.00         ZZ
                                         360        195,858.14          1
    82 WOODHURST DRIVE                 7.625          1,387.28         80
                                       7.375          1,387.28      246,000.00
    HARTWELL         GA   30643          2            02/17/99         00
    48454                                05           04/01/99          0
    48454                                O            03/01/29
    0


    1891022          E45/E45             F          180,000.00         ZZ
                                         360        179,866.41          1
    115 LITTLE RIDGE ROAD              7.500          1,258.59         80
                                       7.250          1,258.59      225,000.00
    HARTWELL         GA   30643          1            02/25/99         00
    49072                                05           04/01/99          0
    49072                                O            03/01/29
    0


    1891027          637/G02             F           64,950.00         ZZ
                                         360         64,906.42          1
    702 CELTIC AVE                     8.000            476.58         90
                                       7.750            476.58       72,200.00
    PORT ST LUCIE    FL   34983          1            02/23/99         11
    0431251727                           05           04/01/99         25
    0013637509                           N            03/01/29
    0


    1891028          180/G02             F           68,000.00         ZZ
                                         360         67,954.37          1
    1055 AUTUMN CREST COURT            8.000            498.96         80
                                       7.750            498.96       85,000.00
    STONE MOUNTAIN   GA   30072          5            02/22/99         00
    0431257203                           05           04/01/99          0
    0013658414                           N            03/01/29
    0
1




    1891029          E45/E45             F          175,000.00         ZZ
                                         360        174,849.33          1
    3 TRUETT DRIVE                     6.750          1,135.05         68
                                       6.500          1,135.05      260,000.00
    COVINGTON        LA   70435          2            02/05/99         00
    46588                                05           04/01/99          0
    46588                                O            03/01/29
    0


    1891033          637/G02             F           34,900.00         ZZ
                                         360         34,875.98          1
    19110 ALICE CIRCLE                 7.875            253.05         80
                                       7.625            253.05       43,651.00
    LUTZ             FL   33549          1            02/03/99         00
    0431251750                           05           04/01/99          0
    0014808281                           N            03/01/29
    0


    1891043          637/G02             F          157,500.00         ZZ
                                         360        157,383.11          1
    44 BONNER AVENUE                   7.500          1,101.27         75
                                       7.250          1,101.27      210,000.00
    MEDFORD          MA   02155          5            02/08/99         00
    0431251891                           05           04/01/99          0
    0011478294                           O            03/01/29
    0


    1891053          637/G02             F           59,450.00         ZZ
                                         360         59,367.89          1
    1900 HICKORY RIDGE                 7.875            431.06         65
                                       7.625            431.06       91,500.00
    MARIETTA         GA   30064          5            01/22/99         00
    0431250364                           05           03/01/99          0
    0012019576                           N            02/01/29
    0


    1891060          637/G02             F           52,800.00         ZZ
                                         360         52,764.57          1
    2919 SLIPPERY ROCK AVENUE          8.000            387.43         80
                                       7.750            387.43       66,000.00
    ORLANDO          FL   32826          5            02/24/99         00
    0431254150                           05           04/01/99          0
    0010339794                           N            03/01/29
    0


    1891138          E45/E45             F          122,700.00         T
                                         360        122,615.56          1
1


    495 LAUREL ROAD                    7.875            889.66         70
                                       7.625            889.66      175,300.00
    NOKOMIS          FL   34275          4            02/11/99         00
    40441                                05           04/01/99          0
    40441                                O            03/01/29
    0


    1891211          E35/G02             F           31,500.00         ZZ
                                         360         31,500.00          1
    3012 NW 203RD LANE                 8.000            231.14         70
                                       7.750            231.14       45,000.00
    MIAMI            FL   33056          1            03/11/99         00
    0431258235                           09           05/01/99          0
    0000                                 N            04/01/29
    0


    1891232          P66/G02             F          214,400.00         ZZ
                                         360        214,400.00          1
    2145 OLTESVIG LANE                 7.500          1,499.12         80
                                       7.250          1,499.12      268,000.00
    HIGHLAND         MI   48357          1            03/24/99         00
    0431278357                           05           05/01/99          0
    0000                                 O            04/01/29
    0


    1891252          638/G02             F           72,250.00         ZZ
                                         360         72,202.74          1
    2411 MONTBELLO TERRACE             8.125            536.45         85
                                       7.875            536.45       85,000.00
    BALTIMORE        MD   21214          5            02/26/99         10
    0431252964                           05           04/01/99         12
    08858430                             O            03/01/29
    0


    1891261          638/G02             F           68,400.00         ZZ
                                         360         68,400.00          2
    894 BALTIMORE STREET               8.000            501.89         90
                                       7.750            501.89       76,000.00
    PENN TOWNSHIP    PA   17331          1            03/08/99         04
    0431253293                           05           05/01/99         25
    08861109                             N            04/01/29
    0


    1891271          638/G02             F           78,700.00         ZZ
                                         360         78,648.51          1
    13-15 HILL STREET                  8.125            584.35         90
                                       7.875            584.35       87,550.00
    SMITHFIELD       RI   02917          1            02/22/99         14
    0431251412                           05           04/01/99         25
1


    08854383                             N            03/01/29
    0


    1891276          638/G02             F           46,900.00         ZZ
                                         360         46,869.32          1
    4402 MOUNT VERNON DRIVE            8.125            348.23         70
                                       7.875            348.23       67,000.00
    AUSTIN           TX   78745          5            02/22/99         00
    0431254044                           05           04/01/99          0
    08848095                             N            03/01/29
    0


    1891277          638/G02             F           64,000.00         ZZ
                                         360         64,000.00          1
    724 BRISTLECONE WAY                8.000            469.61         80
                                       7.750            469.61       80,000.00
    MODESTO          CA   95351          5            03/02/99         00
    0431254028                           05           05/01/99          0
    08850586                             N            04/01/29
    0


    1891278          638/G02             F           72,000.00         ZZ
                                         360         71,951.69          2
    327A AND 327B SOUTH 2ND STREET     8.000            528.31         80
                                       7.750            528.31       90,000.00
    LIVINGSTON       MT   59047          2            02/25/99         00
    0431253806                           05           04/01/99          0
    08820107                             N            03/01/29
    0


    1891280          638/G02             F           42,200.00         ZZ
                                         360         42,172.40          1
    4790 COOLBAUGH ROAD                8.125            313.33         90
                                       7.875            313.33       46,900.00
    MIDDLE SMITHFIE  PA   18301          1            02/26/99         10
    0431254010                           05           04/01/99         25
    08831072                             N            03/01/29
    0


    1891284          638/G02             F          143,200.00         ZZ
                                         360        143,101.45          1
    35 PETERSON PATH                   7.875          1,038.30         80
                                       7.625          1,038.30      179,000.00
    MARSHFIELD       MA   02050          1            03/01/99         00
    0431254036                           05           04/01/99          0
    08845902                             O            03/01/29
    0


1


    1891309          A78/G02             F          153,230.00         ZZ
                                         360        153,132.29          1
    487 BLACKFOOT ST                   8.250          1,151.17         80
                                       8.000          1,151.17      191,540.00
    SUPERIOR         CO   80027          1            02/26/99         00
    0431249812                           03           04/01/99          0
    010062759                            N            03/01/29
    0


    1891367          201/G02             F           60,900.00         ZZ
                                         360         60,900.00          1
    4268 BOULDER PARK DRIVE            8.250            457.53         90
                                       8.000            457.53       67,700.00
    ATLANTA          GA   30331          1            03/08/99         04
    0431254564                           05           05/01/99         25
    109589                               N            04/01/29
    0


    1891408          830/G02             F           79,050.00         ZZ
                                         360         79,050.00          1
    83 WINDING TRAILS COURT            8.000            580.04         85
                                       7.750            580.04       93,000.00
    FAIRFIELD        OH   45014          5            03/10/99         14
    0431254499                           01           05/01/99         25
    542028                               O            04/01/29
    0


    1891434          E82/G02             F          148,500.00         ZZ
                                         360        148,500.00          4
    30 SOUTH BLEEKER STREET            7.750          1,063.87         88
                                       7.500          1,063.87      170,000.00
    MT. VERNON       NY   10550          2            03/16/99         04
    0400184578                           05           05/01/99         20
    1558145                              N            04/01/29
    0


    1891507          665/G02             F          121,500.00         ZZ
                                         360        121,500.00          1
    1714 FLORES STREET                 8.000            891.52         90
                                       7.750            891.52      135,000.00
    SEASIDE          CA   93955          1            03/01/99         10
    0431251438                           05           05/01/99         25
    9901228092                           N            04/01/29
    0


    1891526          N67/G02             F          230,000.00         ZZ
                                         360        230,000.00          1
    4542 NORTH 52ND PLACE              7.875          1,667.66         66
                                       7.625          1,667.66      350,000.00
1


    PHOENIX          AZ   85018          1            03/16/99         00
    0431253400                           09           05/01/99          0
    99818                                O            04/01/29
    0


    1891527          144/144             F          131,000.00         ZZ
                                         360        130,907.54          1
    79 WITTENBERG ROAD                 7.750            938.50         73
                                       7.500            938.50      180,000.00
    BEARSVILLE       NY   12409          5            02/11/99         00
    160637223                            05           04/01/99          0
    160637223                            O            03/01/29
    0


    1891633          225/225             F          158,800.00         ZZ
                                         360        158,800.00          1
    5907 GREENTOP STREET               7.625          1,123.98         78
                                       7.375          1,123.98      205,000.00
    LAKEWOOD         CA   90713          1            03/04/99         00
    7117279                              05           05/01/99          0
    7117279                              O            04/01/29
    0


    1891670          A14/G02             F          101,250.00         ZZ
                                         360        101,180.31          1
    113 ALEXANDER DR                   7.875            734.14         90
                                       7.625            734.14      112,500.00
    FRANKLIN         TN   37064          1            02/25/99         10
    0431260488                           05           04/01/99         30
    112158                               N            03/01/29
    0


    1891672          225/225             F           76,500.00         ZZ
                                         360         76,447.35          1
    4457 BUENA VISTA DRIVE             7.875            554.68         90
                                       7.625            554.68       85,000.00
    LAS VEGAS        NV   89102          1            02/24/99         12
    7114727                              09           04/01/99         25
    7114727                              N            03/01/29
    0


    1891689          664/G02             F          192,800.00         ZZ
                                         360        192,667.32          1
    1770 CAMPBELL AVENUE               7.875          1,397.93         58
                                       7.625          1,397.93      338,000.00
    DES PLAINES      IL   60016          2            02/22/99         00
    0431255504                           05           04/01/99          0
    3005899                              O            03/01/29
    0
1




    1891730          601/G02             F          240,000.00         ZZ
                                         360        239,834.83          1
    103 N GADSEN DR                    7.875          1,740.17         80
                                       7.625          1,740.17      302,000.00
    MILPITAS         CA   95035          2            02/17/99         00
    0431254101                           05           04/01/99          0
    60019627                             N            03/01/29
    0


    1891738          601/G02             F          164,900.00         ZZ
                                         360        164,786.52          2
    323 AIRPORT BLVD                   7.875          1,195.64         69
                                       7.625          1,195.64      240,000.00
    WATSONVILLE      CA   95076          2            02/25/99         00
    0431254127                           05           04/01/99          0
    60023058                             N            03/01/29
    0


    1891772          E45/E45             F          115,000.00         ZZ
                                         240        114,010.69          1
    571 POOL ROAD                      8.000            961.91         75
                                       7.750            961.91      154,000.00
    HIRAM            GA   30141          4            10/30/98         00
    39230                                05           12/01/98          0
    39230                                O            11/01/18
    0


    1891878          A93/G02             F          299,250.00         ZZ
                                         360        299,250.00          2
    1058 EAST 86TH STREET              8.125          2,221.93         95
                                       7.875          2,221.93      315,000.00
    BROOKLYN         NY   11236          1            03/16/99         01
    0431257252                           05           05/01/99         30
    12902485                             O            04/01/29
    0


    1891950          637/G02             F          159,500.00         ZZ
                                         360        159,279.74          1
    131 EAST COTTAGE STREET            7.875          1,156.49         55
                                       7.625          1,156.49      290,000.00
    DORCHESTER       MA   02125          5            01/25/99         00
    0431253442                           05           03/01/99          0
    0011473972                           O            02/01/29
    0


    1891963          B28/G02             F           48,600.00         ZZ
                                         360         48,600.00          1
1


    1421 RICE AVENUE                   8.250            365.12         90
                                       8.000            365.12       54,000.00
    PUEBLO           CO   81004          1            03/12/99         10
    0431254531                           05           05/01/99         25
    01991102                             N            04/01/29
    0


    1891968          F32/G02             F          164,000.00         ZZ
                                         360        164,000.00          4
    1565 OAK POINTE DRIVE              7.875          1,189.11         90
                                       7.625          1,189.11      182,245.00
    MARIETTA         GA   30008          1            03/12/99         12
    0431258987                           05           05/01/99         25
    405080387                            N            04/01/29
    0


    1891984          H47/G02             F          119,250.00         ZZ
                                         360        119,250.00          1
    280 MAPLEWOOD DRIVE                8.000            875.02         90
                                       7.750            875.02      132,500.00
    JACKSONVILLE     FL   32259          1            03/12/99         04
    0431258060                           03           05/01/99         25
    200000336                            N            04/01/29
    0


    1892025          B75/G02             F           73,500.00         ZZ
                                         360         73,500.00          1
    24145 HOLLY STREET                 8.125            545.74         79
                                       7.875            545.74       94,000.00
    PORTER           TX   77365          5            03/01/99         00
    0431257187                           05           05/01/99          0
    6428205                              O            04/01/29
    0


    1892027          B75/G02             F           54,700.00         ZZ
                                         360         54,664.21          1
    4788 WOOD STREET                   8.125            406.15         90
                                       7.875            406.15       60,800.00
    ACWORTH          GA   30101          1            02/19/99         01
    0431252360                           05           04/01/99         25
    6407217                              N            03/01/29
    0


    1892028          638/G02             F           63,000.00         ZZ
                                         360         63,000.00          1
    1454 SOFFEL STREET                 8.000            462.27         90
                                       7.750            462.27       70,000.00
    MENTONE          CA   92359          1            03/02/99         14
    0431255868                           05           05/01/99         25
1


    08846433                             N            04/01/29
    0


    1892032          H55/G02             F          224,990.00         ZZ
                                         360        224,990.00          1
    539 FALCON CREST WAY               8.375          1,710.09         79
                                       8.125          1,710.09      285,000.00
    LOVELAND         CO   80537          1            03/05/99         00
    0431253285                           05           05/01/99          0
    98011101                             O            04/01/29
    0


    1892042          638/G02             F          166,400.00         ZZ
                                         360        166,400.00          1
    1704 S QUINCE STREET               7.875          1,206.52         90
                                       7.625          1,206.52      184,900.00
    ESCONDIDO        CA   92025          1            03/03/99         10
    0431256403                           05           05/01/99         25
    08853954                             N            04/01/29
    0


    1892045          B57/G02             F          254,250.00         ZZ
                                         360        254,250.00          2
    2445-2447 LAKE VIEW AVENUE         8.250          1,910.10         90
                                       8.000          1,910.10      282,500.00
    LOS ANGELES      CA   90039          1            03/10/99         14
    0431260132                           05           05/01/99         30
    9910646                              O            04/01/29
    0


    1892051          638/G02             F           45,750.00         ZZ
                                         360         45,750.00          1
    3760 SOUTH VISTA CAMPANA #27       8.375            347.73         75
                                       8.125            347.73       61,000.00
    OCEANSIDE        CA   92057          5            03/04/99         00
    0431255827                           03           05/01/99          0
    08854764                             N            04/01/29
    0


    1892053          E45/G02             F           48,750.00         ZZ
                                         360         48,680.96          1
    357 S PETER STREET                 7.750            349.25         65
                                       7.500            349.25       75,000.00
    ATHENS           GA   30601          2            01/07/99         00
    0431258805                           05           03/01/99          0
    47391                                N            02/01/29
    0


1


    1892054          A78/G02             F          156,500.00         ZZ
                                         360        156,500.00          1
    1156 3950 ROAD                     7.875          1,134.73         79
                                       7.625          1,134.73      200,000.00
    PAONIA           CO   81428          2            02/24/99         00
    0431255512                           05           05/01/99          0
    010062398                            O            04/01/29
    0


    1892073          E45/G02             F           71,400.00         ZZ
                                         360         71,350.86          1
    115 HALL STREET                    7.875            517.70         60
                                       7.625            517.70      119,000.00
    ATHENS           GA   30605          2            02/12/99         00
    0431257484                           05           04/01/99          0
    49029                                N            03/01/29
    0


    1892078          E45/G02             F           51,000.00         ZZ
                                         360         50,964.90          1
    153 1/2 MILLEDGE TERRACE           7.875            369.79         60
                                       7.625            369.79       85,000.00
    ATHENS           GA   30606          2            02/12/99         00
    0431259308                           05           04/01/99          0
    49031                                N            03/01/29
    0


    1892082          E45/G02             F           46,800.00         ZZ
                                         360         46,767.80          1
    735 NANTAHALA                      7.875            339.33         60
                                       7.625            339.33       78,000.00
    ATHENS           GA   30606          2            02/12/99         00
    0431257526                           05           04/01/99          0
    49030                                N            03/01/29
    0


    1892084          B75/G02             F          168,000.00         ZZ
                                         360        167,887.28          1
    275 FAIRWAY OAKS DRIVE             8.000          1,232.72         80
                                       7.750          1,232.72      210,000.00
    SEDONA           AZ   86351          5            02/19/99         00
    0431262286                           05           04/01/99          0
    6384606                              O            03/01/29
    0


    1892086          A06/G02             F           32,200.00         ZZ
                                         360         32,178.93          1
    8879 MANSFIELD                     8.125            239.09         70
                                       7.875            239.09       46,000.00
1


    DETROIT          MI   48226          5            02/19/99         00
    0431257575                           05           04/01/99          0
    0009817381                           N            03/01/29
    0


    1892196          003/G02             F          163,550.00         ZZ
                                         360        163,550.00          1
    925 STEFAN WALK                    8.125          1,214.36         80
                                       7.875          1,214.36      204,451.00
    CUMMING          GA   30040          1            03/12/99         00
    0431254317                           05           05/01/99          0
    10611630                             O            04/01/29
    0


    1892202          L42/G02             F           74,950.00         ZZ
                                         360         74,950.00          2
    403 405 BELLE AIRE DRIVE           8.250            563.08         60
                                       8.000            563.08      125,000.00
    CHAMPLIN         MN   55316          5            03/15/99         00
    0431267129                           05           05/01/99          0
    10300925                             N            04/01/29
    0


    1892204          G51/G02             F          126,500.00         ZZ
                                         360        126,500.00          1
    363 SOUTH 22ND AVENUE COURT        8.125            939.26         70
                                       7.875            939.26      182,500.00
    BRIGHTON         CO   80601          1            03/16/99         00
    0431265016                           05           05/01/99          0
    347092                               O            04/01/29
    0


    1892214          638/G02             F           84,000.00         ZZ
                                         360         83,929.43          1
    26.5 NORTH CHAPEL STREET           6.875            551.82         80
                                       6.625            551.82      105,000.00
    NEWARK           DE   19711          2            03/05/99         00
    0431256155                           05           04/01/99          0
    18861900                             N            03/01/29
    0


    1892215          638/G02             F          104,000.00         ZZ
                                         360        104,000.00          1
    1387 SAND CREEK COVE               8.000            763.12         80
                                       7.750            763.12      130,000.00
    CORDOVA          TN   38018          5            03/12/99         00
    0431256932                           05           05/01/99          0
    08861197                             N            04/01/29
    0
1




    1892227          L02/G02             F          184,000.00         ZZ
                                         360        184,000.00          1
    1322 WABASH DRIVE                  7.000          1,224.16         80
                                       6.750          1,224.16      230,000.00
    BEL AIR          MD   21015          5            03/11/99         00
    0431259571                           05           05/01/99          0
    990033                               O            04/01/29
    0


    1892278          F53/G02             F          185,000.00         ZZ
                                         360        185,000.00          1
    9532 CHARLENE CIRCLE               7.500          1,293.55         79
                                       7.250          1,293.55      235,000.00
    GARDEN GROVE     CA   92841          5            03/24/99         00
    0431279504                           05           05/01/99          0
    ASA3261TAMA                          O            04/01/29
    0


    1892320          F44/G02             F           70,200.00         ZZ
                                         360         70,200.00          1
    420 MADISON AVENUE                 8.125            521.23         65
                                       7.875            521.23      108,000.00
    HATSBORO         PA   19040          5            03/12/99         00
    0431259589                           05           05/01/99          0
    207879                               O            04/01/29
    0


    1892351          944/G02             F          220,500.00         ZZ
                                         360        220,500.00          1
    10 EL CERRITO AVENUE #3            7.375          1,522.94         90
                                       7.125          1,522.94      245,000.00
    SAN MATEO        CA   94402          1            03/16/99         11
    0431262294                           01           05/01/99         25
    990100130                            N            04/01/29
    0


    1892355          765/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
    939 LAWNRIDGE STREET SOUTHWEST     8.000            939.22         72
                                       7.750            939.22      178,000.00
    ALBANY           OR   97321          5            03/02/99         00
    0431253475                           05           05/01/99          0
    190041                               O            04/01/29
    0


    1892362          B75/G02             F          135,200.00         ZZ
                                         360        135,200.00          1
1


    1391 HIGHCREST DRIVE               7.875            980.29         80
                                       7.625            980.29      169,000.00
    MEDFORD          OR   97504          1            03/01/99         00
    0431262088                           05           05/01/99          0
    6229546                              O            04/01/29
    0


    1892386          E76/G02             F           68,750.00         ZZ
                                         360         68,750.00          1
    4781 THOMPSON COURT                7.750            492.53         80
                                       7.500            492.53       86,000.00
    DENVER           CO   80216          5            03/12/99         00
    0431255207                           05           05/01/99          0
    000                                  O            04/01/29
    0


    1892391          455/G02             F          122,925.00         ZZ
                                         360        122,925.00          1
    2481 PEREGRINE TRAIL               7.875            891.30         75
                                       7.625            891.30      163,900.00
    SUWANEE          GA   30024          1            03/18/99         00
    0431259126                           03           05/01/99          0
    83720                                O            04/01/29
    0


    1892398          369/G02             F          196,000.00         ZZ
                                         360        195,854.53          1
    92-6037 ILIOHE                     7.500          1,370.47         80
                                       7.250          1,370.47      245,000.00
    KAPOLEI          HI   96707          1            02/05/99         00
    0431265263                           03           04/01/99          0
    0071189773                           O            03/01/29
    0


    1892402          163/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
    1543 EAST BUDDING DRIVE            7.375            966.95         80
                                       7.125            966.95      175,000.00
    SANDY            UT   84092          2            03/02/99         00
    0431259654                           05           05/01/99          0
    6516767099                           O            04/01/29
    0


    1892409          E87/G02             F           34,500.00         ZZ
                                         360         34,476.85          1
    2482 VILLAGE GREEN                 8.000            253.15         75
                                       7.750            253.15       46,000.00
    SANTA MARIA      CA   93455          1            02/24/99         00
    0431253624                           01           04/01/99          0
1


    70002186                             N            03/01/29
    0


    1892415          E86/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
    86 LEEWATER AVENUE                 8.250          1,652.79         75
                                       8.000          1,652.79      295,000.00
    MASSAPEQUA       NY   11758          1            03/16/99         00
    0431261999                           05           05/01/99          0
    40436                                O            04/01/29
    0


    1892424          253/253             F           46,000.00         ZZ
                                         360         46,000.00          1
    105 VISSING PL                     8.375            349.64         90
                                       8.125            349.64       51,200.00
    LOS LUNAS        NM   87031          1            03/10/99         01
    934782                               05           05/01/99         25
    934782                               N            04/01/29
    0


    1892490          B35/G02             F          148,320.00         ZZ
                                         360        148,222.97          2
    108 - 20 FERN PLACE                8.125          1,101.28         90
                                       7.875          1,101.28      165,000.00
    JAMAICA          NY   11433          1            02/10/99         01
    0431266477                           05           04/01/99         25
    98002658                             N            03/01/29
    0


    1892533          H22/G02             F          203,000.00         ZZ
                                         360        203,000.00          1
    40-14 191ST STREET                 7.875          1,471.89         70
                                       7.625          1,471.89      290,000.00
    FLUSHING         NY   11358          1            03/18/99         00
    0431260942                           09           05/01/99          0
    9810050                              O            04/01/29
    0


    1892535          H22/G02             F          224,000.00         ZZ
                                         360        224,000.00          1
    22-58 28TH STREET                  7.500          1,566.24         80
                                       7.250          1,566.24      280,000.00
    ASTORIA          NY   11105          1            03/16/99         00
    0431259233                           09           05/01/99          0
    9811048                              O            04/01/29
    0


1


    1892554          E38/G02             F          208,000.00         ZZ
                                         360        208,000.00          1
    99-123 OHIAKEA STREET              8.250          1,562.63         64
                                       8.000          1,562.63      325,000.00
    AIEA             HI   96701          5            03/10/99         00
    0431271279                           05           05/01/99          0
    986175                               N            04/01/29
    0


    1892614          B75/G02             F          207,650.00         ZZ
                                         360        207,503.44          1
    71 PLATEAU                         7.750          1,487.63         80
                                       7.500          1,487.63      260,000.00
    ALISO VIEJO ARE  CA   92656          1            02/11/99         00
    0431263185                           03           04/01/99          0
    6379333                              O            03/01/29
    0


    1892617          H93/G02             F           61,500.00         ZZ
                                         360         61,458.73          1
    1064 ELMER DR                      8.000            451.27         48
                                       7.750            451.27      129,000.00
    NORTHGLENN       CO   80233          5            02/26/99         00
    0431260827                           05           04/01/99          0
    9917792                              N            03/01/29
    0


    1892623          L59/G02             F           96,300.00         ZZ
                                         360         96,300.00          1
    357 MEGHAN DRIVE                   7.750            689.90         71
                                       7.500            689.90      137,000.00
    OPELOUSAS        LA   70570          2            03/12/99         00
    0431259464                           05           05/01/99          0
    438179918                            O            04/01/29
    0


    1892664          637/G02             F          131,500.00         ZZ
                                         360        131,313.76          2
    7A SHAWNEE RD                      7.750            942.09         80
                                       7.500            942.09      166,000.00
    PEPPERELL        MA   01463          5            01/21/99         00
    0431255942                           05           03/01/99          0
    0011456027                           O            02/01/29
    0


    1892669          225/225             F           38,500.00         ZZ
                                         360         38,500.00          4
    1101 SW TAYLOR                     7.625            272.51         70
                                       7.375            272.51       55,000.00
1


    TOPEKA           KS   66612          2            03/08/99         00
    7112094                              05           05/01/99          0
    7112094                              N            04/01/29
    0


    1892670          225/225             F           73,800.00         ZZ
                                         360         73,747.90          1
    35D HAPPY HOLLOW CIRCLE            7.750            528.72         90
                                       7.500            528.72       82,000.00
    STRATFORD        CT   06497          1            03/03/99         14
    7114233                              01           04/01/99         25
    7114233                              N            03/01/29
    0


    1892671          637/G02             F           61,500.00         ZZ
                                         360         61,457.67          1
    6121 GENERAL LEE AVENUE            7.875            445.92         80
                                       7.625            445.92       77,000.00
    MOBILE           AL   36619          5            02/24/99         00
    0431256007                           05           04/01/99          0
    0012022901                           N            03/01/29
    0


    1892672          637/G02             F           98,910.00         ZZ
                                         360         98,776.82          4
    878 SLADE STREET                   8.000            725.77         90
                                       7.750            725.77      109,900.00
    FALL RIVER       MA   02720          1            01/29/99         04
    0431260546                           05           03/01/99         25
    0011456837                           N            02/01/29
    0


    1892673          637/G02             F          119,000.00         ZZ
                                         360        118,835.66          3
    16 GARLAND STREET                  7.875            862.84         70
                                       7.625            862.84      170,000.00
    LYNN             MA   01902          5            01/11/99         00
    0431256122                           05           03/01/99          0
    0011462512                           N            02/01/29
    0


    1892674          637/G02             F           40,050.00         ZZ
                                         360         39,996.06          1
    1797 LINPARK COURT                 8.000            293.88         90
                                       7.750            293.88       44,500.00
    PORT ST LUCIE    FL   34952          1            01/19/99         01
    0431256239                           07           03/01/99         25
    0012389482                           N            02/01/29
    0
1




    1892678          163/G02             F          137,200.00         ZZ
                                         360        137,200.00          1
    66 REGENTS CIRCLE                  7.625            971.09         80
                                       7.375            971.09      171,500.00
    ROHNERT PARK     CA   94928          1            02/26/99         00
    0431260066                           09           05/01/99          0
    716789507                            O            04/01/29
    0


    1892706          637/G02             F          133,380.00         ZZ
                                         360        133,200.41          3
    787 BROADWAY                       8.000            978.69         90
                                       7.750            978.69      148,200.00
    CHELSEA          MA   02150          1            01/22/99         04
    0431257609                           05           03/01/99         25
    0011465887                           N            02/01/29
    0


    1892711          387/G02             F           97,000.00         ZZ
                                         360         97,000.00          1
    8853 OSO AVENUE                    7.875            703.32         58
                                       7.625            703.32      170,000.00
    CANOGA PARK      CA   91306          5            03/02/99         00
    0431258458                           05           05/01/99          0
    0001640283                           O            04/01/29
    0


    1892714          387/G02             F          126,000.00         ZZ
                                         360        126,000.00          1
    2502 FLORENTINA AVENUE             8.375            957.69         80
                                       8.125            957.69      157,500.00
    ALHAMBRA         CA   91803          1            03/05/99         00
    0431258797                           05           05/01/99          0
    0001641638                           O            04/01/29
    0


    1892715          638/G02             F           50,450.00         ZZ
                                         360         50,412.56          1
    6889 HOMER STREET #51              7.500            352.75         70
                                       7.250            352.75       72,090.00
    WESTMINISTER     CA   92683          1            02/25/99         00
    0431258201                           01           04/01/99          0
    08849085                             N            03/01/29
    0


    1892718          624/G02             F           77,600.00         ZZ
                                         300         77,600.00          1
1


    2150 WEDGEWOOD DRIVE               8.000            598.93         80
                                       7.750            598.93       97,000.00
    GREELEY          CO   80631          5            03/09/99         00
    0431258599                           03           05/01/99          0
    7301159062                           O            04/01/24
    0


    1892720          638/G02             F           42,300.00         ZZ
                                         360         42,300.00          1
    1301 BURKE DRIVE                   7.875            306.70         90
                                       7.625            306.70       47,000.00
    GARLAND          TX   75041          1            03/09/99         14
    0431258433                           05           05/01/99         25
    08859696                             N            04/01/29
    0


    1892727          950/G02             F           96,000.00         ZZ
                                         360         95,930.52          1
    9015 MAPLE AVENUE SOUTHWEST        7.625            679.48         80
                                       7.375            679.48      120,000.00
    TACOMA           WA   98499          2            02/22/99         00
    0431255959                           05           04/01/99          0
    401990122210                         O            03/01/29
    0


    1892749          637/G02             F           49,850.00         ZZ
                                         360         49,813.92          1
    1425 WASHINGTON ST                 7.625            352.84         75
    202                                7.375            352.84       66,500.00
    DENVER           CO   80203          1            02/22/99         00
    0431258011                           01           04/01/99          0
    0014700413                           N            03/01/29
    0


    1892794          P01/G02             F           83,700.00         ZZ
                                         360         83,700.00          2
    69 PARK AVE & 54 CHARLES ST        8.625            651.02         90
                                       8.375            651.02       93,000.00
    ALBANY           NY   12202          1            03/05/99         04
    0431263532                           05           05/01/99         25
    335467                               N            04/01/29
    0


    1892934          A78/G02             F          147,950.00         ZZ
                                         360        147,950.00          1
    1937 7TH AVENUE                    8.500          1,137.61         90
                                       8.250          1,137.61      164,400.00
    GREELEY          CO   80634          1            03/19/99         14
    0431257781                           05           05/01/99         25
1


    010062978                            O            04/01/29
    0


    1892948          B75/G02             F          135,500.00         ZZ
                                         360        135,404.36          1
    1024 NORTH BAKER STREET            7.750            970.74         78
                                       7.500            970.74      175,000.00
    SANTA ANA        CA   92703          5            02/18/99         00
    0431259951                           05           04/01/99          0
    6388359                              O            03/01/29
    0


    1892965          966/G02             F           52,100.00         ZZ
                                         360         52,065.04          1
    2301 EMBE STREET                   8.000            382.29         90
                                       7.750            382.29       57,900.00
    PASADENA         TX   77502          1            02/24/99         14
    0431257906                           05           04/01/99         25
    30010227                             N            03/01/29
    0


    1892994          G52/G02             F          134,700.00         ZZ
                                         360        134,700.00          3
    6831 NORTH 15TH STREET             8.250          1,011.96         85
                                       8.000          1,011.96      158,500.00
    PHOENIX          AZ   85014          1            03/12/99         10
    0431263607                           05           05/01/99         12
    98504377                             O            04/01/29
    0


    1893019          B75/G02             F           76,500.00         ZZ
                                         360         76,447.35          1
    504 TERRACE DRIVE                  7.875            554.68         85
                                       7.625            554.68       90,000.00
    NEW CUMBERLAND   PA   17070          2            02/18/99         11
    0431258748                           05           04/01/99         12
    6389191                              O            03/01/29
    0


    1893020          387/G02             F          104,000.00         ZZ
                                         360        104,000.00          1
    9048 WEST PLYMOUTH AVENUE          8.375            790.48         80
                                       8.125            790.48      130,000.00
    LITTLETON        CO   80123          2            03/05/99         00
    0431258250                           09           05/01/99          0
    0001636455                           O            04/01/29
    0


1


    1893032          B75/G02             F          192,950.00         ZZ
                                         360        192,813.82          1
    8167 SOUTH GRAMBLING WAY           7.750          1,382.32         85
                                       7.500          1,382.32      227,000.00
    SANDY            UT   84094          2            02/17/99         01
    0431258961                           05           04/01/99         12
    6384853                              O            03/01/29
    0


    1893035          B75/G02             F           78,500.00         ZZ
                                         360         78,445.98          1
    227 BROOK STREET                   7.875            569.18         72
                                       7.625            569.18      110,000.00
    EATON RAPIDS     MI   48827          2            02/26/99         00
    0431260678                           05           04/01/99          0
    6469324                              O            03/01/29
    0


    1893038          B75/G02             F          237,600.00         ZZ
                                         360        237,440.58          1
    1411 EAST 3990 SOUTH               8.000          1,743.42         80
                                       7.750          1,743.42      297,000.00
    SALT LAKE CITY   UT   84124          5            02/22/99         00
    0431260587                           05           04/01/99          0
    6412043                              O            03/01/29
    0


    1893039          664/G02             F          120,000.00         ZZ
                                         360        119,919.48          1
    1583 ALTIVO WAY                    8.000            880.52         40
                                       7.750            880.52      305,000.00
    LOS ANGELES      CA   90026          5            02/10/99         00
    0431263367                           05           04/01/99          0
    2912764                              O            03/01/29
    0


    1893045          B75/G02             F           71,100.00         ZZ
                                         360         71,100.00          1
    3222 E HILLERY DR                  8.500            546.70         90
                                       8.250            546.70       79,000.00
    PHOENIX          AZ   85032          1            03/11/99         01
    0431260629                           05           05/01/99         25
    6440846                              N            04/01/29
    0


    1893050          B75/G02             F           74,700.00         ZZ
                                         360         74,700.00          2
    3307 & 3309 ROUTIER DRIVE          8.500            574.38         90
                                       8.250            574.38       83,000.00
1


    SACRAMENTO       CA   95827          1            03/05/99         01
    0431260744                           05           05/01/99         25
    6480776                              N            04/01/29
    0


    1893069          B75/G02             F          168,750.00         ZZ
                                         360        168,636.77          1
    1848 WORKMAN STREET                8.000          1,238.23         74
                                       7.750          1,238.23      230,000.00
    LOS ANGELES      CA   90031          5            02/11/99         00
    0431272517                           05           04/01/99          0
    6378335                              O            03/01/29
    0


    1893254          498/G02             F           43,200.00         ZZ
                                         360         43,200.00          1
    1300 FOREST HILL DRIVE             8.375            328.36         90
                                       8.125            328.36       48,000.00
    MOBILE           AL   36618          1            03/19/99         12
    0431261452                           05           05/01/99         25
    24047391                             N            04/01/29
    0


    1893256          498/G02             F           74,250.00         ZZ
                                         360         74,250.00          1
    315 MITCHELL LANE                  8.500            570.92         90
                                       8.250            570.92       82,500.00
    BOLIVAR          TN   38008          2            03/17/99         10
    0431261395                           05           05/01/99         25
    34042178                             N            04/01/29
    0


    1893434          E82/G02             F          164,700.00         ZZ
                                         360        164,700.00          2
    39 TAYLORTOWN ROAD                 8.250          1,237.34         88
                                       8.000          1,237.34      188,000.00
    MONTVILLE        NJ   07045          2            04/18/99         04
    0400191136                           05           05/01/99         25
    1556773                              N            04/01/29
    0


    1893459          Q89/Q89             F          138,796.98         ZZ
                                         339        138,685.69          1
    805 SHALLOW BROOK AVENUE           7.875          1,022.16         73
                                       7.625          1,022.16      192,700.00
    WINTER SPRINGS   FL   32708          1            01/05/99         00
    0410442552                           03           04/01/99          0
    0410442552                           O            06/01/27
    0
1




    1893474          637/G02             F          102,400.00         ZZ
                                         360        102,187.17          1
    6201 LA PALMA PARKWAY              7.875            742.48         80
                                       7.625            742.48      128,000.00
    LAS VEGAS        NV   89118          1            12/22/98         00
    0431260090                           05           02/01/99          0
    0011836541                           O            01/01/29
    0


    1893484          E82/G02             F          111,857.02         ZZ
                                         347        109,941.93          1
    17005 MARKET AVENUE                8.375            857.85         80
                                       8.125            857.85      140,000.00
    COLOGNE          MN   55322          4            10/16/97         00
    0400047130                           05           11/01/97          0
    0400047130                           O            09/01/26
    0


    1893543          225/225             F          162,200.00         ZZ
                                         360        162,085.51          1
    7789 ASTRA CIRCLE                  7.750          1,162.03         87
                                       7.500          1,162.03      188,000.00
    REYNOLDSBURG     OH   43068          1            02/12/99         11
    7106732                              05           04/01/99         25
    7106732                              N            03/01/29
    0


    1893563          A78/G02             F           82,600.00         ZZ
                                         360         82,600.00          1
    1804 CRETMORE PLACE                8.500            635.12         70
                                       8.250            635.12      118,000.00
    FORT COLLINS     CO   80521          1            03/04/99         00
    0431262427                           05           05/01/99          0
    010062860                            N            04/01/29
    0


    1893570          637/G02             F           42,250.00         ZZ
                                         360         42,188.63          1
    2007 HOSTRA DRIVE                  7.625            299.05         65
                                       7.375            299.05       65,000.00
    COCOA            FL   32926          5            01/21/99         00
    0431262708                           05           03/01/99          0
    0010337228                           N            02/01/29
    0


    1893573          225/225             F           81,000.00         ZZ
                                         360         81,000.00          1
1


    129 & 131 N 20TH ST                7.875            587.31         90
                                       7.625            587.31       90,000.00
    ST MARIES        ID   83861          4            03/08/99         10
    7117384                              05           05/01/99         25
    7117384                              N            04/01/29
    0


    1893583          F03/G02             F           84,200.00         ZZ
                                         360         84,200.00          1
    6920 S RUSSETT SKY WAY             8.500            647.43         90
                                       8.250            647.43       93,604.00
    APACHE JUNCTION  AZ   85219          1            03/18/99         11
    0431263714                           05           05/01/99         25
    MAZ10025                             N            04/01/29
    0


    1893587          731/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
    6 COMMODORE DRIVE #C450            7.500            894.99         80
                                       7.250            894.99      160,000.00
    EMERYVILLE       CA   94608          1            03/12/99         00
    0431266261                           01           05/01/99          0
    114257796                            O            04/01/29
    0


    1893598          B75/G02             F           89,100.00         ZZ
                                         360         89,041.72          1
    10815 SOUTH PEORIA                 8.125            661.56         90
                                       7.875            661.56       99,000.00
    CHICAGO          IL   60643          5            02/26/99         11
    0431262377                           05           04/01/99         25
    6396501                              O            03/01/29
    0


    1893603          225/225             F           58,000.00         ZZ
                                         360         57,960.08          1
    18 RYHNE AVE                       7.875            420.55         88
                                       7.625            420.55       66,000.00
    WINSTON SALEM    NC   27107          1            02/26/99         11
    7113281                              05           04/01/99         25
    7113281                              N            03/01/29
    0


    1893638          163/G02             F          148,000.00         ZZ
                                         360        148,000.00          1
    2585 EAST GLENNA DRIVE             8.000          1,085.97         80
                                       7.750          1,085.97      185,000.00
    SALT LAKE CITY   UT   84124          1            03/11/99         00
    0431261585                           05           05/01/99          0
1


    6516808679                           O            04/01/29
    0


    1893671          638/G02             F          165,750.00         ZZ
                                         360        165,750.00          4
    2326 EAST UNIVERSITY               8.000          1,216.21         95
                                       7.750          1,216.21      174,500.00
    MESA             AZ   85213          1            03/15/99         10
    0431262591                           05           05/01/99         30
    08867770                             O            04/01/29
    0


    1893672          F53/G02             F          216,800.00         ZZ
                                         360        216,630.87          1
    1919 WEST CHERRY DRIVE             7.250          1,478.96         80
                                       7.000          1,478.96      271,000.00
    ORANGE           CA   92868          1            02/11/99         00
    0431262732                           05           04/01/99          0
    ASA3012HUK                           O            03/01/29
    0


    1893694          638/G02             F           40,500.00         ZZ
                                         360         40,500.00          1
    3470 TILDEN STREET                 8.000            297.17         90
                                       7.750            297.17       45,000.00
    PHILADELPHIA     PA   19129          1            03/12/99         04
    0431260421                           07           05/01/99         25
    08866848                             N            04/01/29
    0


    1893724          H22/G02             F          164,500.00         ZZ
                                         240        164,500.00          1
    5 FIFTH STREET                     7.500          1,325.20         70
                                       7.250          1,325.20      235,000.00
    NEW ROCHELLE     NY   10801          5            03/19/99         00
    0431261338                           05           05/01/99          0
    9901022                              O            04/01/19
    0


    1893821          E82/G02             F           64,000.00         ZZ
                                         360         64,000.00          1
    112 DICKINSON AVENUE               7.875            464.04         77
                                       7.625            464.04       84,000.00
    TOMS RIVER       NJ   08753          5            03/16/99         00
    0400187480                           05           05/01/99          0
    0400187480                           O            04/01/29
    0


1


    1893891          B57/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
    6510 QUARTZ AVENUE                 8.375            912.09         60
                                       8.125            912.09      200,000.00
    LOS ANGELES      CA   91367          5            03/18/99         00
    0431264639                           05           05/01/99          0
    9930003                              N            04/01/29
    0


    1893916          G43/G02             F           57,750.00         T
                                         360         57,750.00          1
    9320 FONTAINBLEAU BLVD             8.625            449.17         75
    UNIT 201                           8.375            449.17       77,000.00
    MIAMI            FL   33172          1            03/09/99         00
    0431263235                           08           05/01/99          0
    000                                  O            04/01/29
    0


    1893937          E45/E45             F          202,400.00         ZZ
                                         360        202,400.00          1
    4B SEABREEZE LANE                  7.750          1,450.02         80
                                       7.500          1,450.02      253,000.00
    TYBEE ISLAND     GA   31328          1            03/16/99         00
    49636                                05           05/01/99          0
    49636                                O            04/01/29
    0


    1893962          105/G02             F          139,500.00         ZZ
                                         360        139,102.32          2
    1011 O STREET NW                   7.750            999.40         90
                                       7.500            999.40      155,000.00
    WASHINGTON       DC   20001          1            11/30/98         12
    0431264308                           05           01/01/99         25
    1542109                              N            12/01/28
    0


    1893998          664/G02             F           73,000.00         ZZ
                                         360         73,000.00          1
    1312 ROUNDUP DRIVE                 7.875            529.31         33
                                       7.625            529.31      224,200.00
    EUGENE           OR   97401          5            02/26/99         00
    0431264829                           05           05/01/99          0
    2746368                              O            04/01/29
    0


    1894037          J33/G02             F           53,681.00         ZZ
                                         360         53,681.00          1
    1430 EASTLAND ROAD SE              8.000            393.90         69
                                       7.750            393.90       78,000.00
1


    ATLANTA          GA   30316          5            03/23/99         00
    0431267061                           05           05/01/99          0
    9905350134                           N            04/01/29
    0


    1894047          163/G02             F          190,000.00         ZZ
                                         360        190,000.00          4
    13580-82-84-86 NW MILL CREEK       8.000          1,394.15         85
                                       7.750          1,394.15      225,000.00
    PORTLAND         OR   97229          1            03/10/99         11
    0431266428                           05           05/01/99         20
    816763627                            N            04/01/29
    0


    1894107          G34/G02             F          240,000.00         ZZ
                                         360        239,843.00          1
    2409 SENDERO                       8.125          1,782.00         73
                                       7.875          1,782.00      330,000.00
    PALMHURST        TX   78572          1            02/19/99         00
    0431262278                           03           04/01/99          0
    90285080                             O            03/01/29
    0


    1894408          B28/G02             F          115,200.00         ZZ
                                         360        115,200.00          1
    6800 SOUTH CLARKSON STREET         8.250            865.46         90
                                       8.000            865.46      128,000.00
    LITTLETON        CO   80122          1            03/23/99         01
    0431263136                           05           05/01/99         25
    01991438                             N            04/01/29
    0


    1894423          180/G02             F           43,600.00         ZZ
                                         360         43,571.48          1
    5542 18TH STREET                   8.125            323.73         90
                                       7.875            323.73       48,450.00
    LUBBOCK          TX   79416          1            02/25/99         10
    0431263938                           05           04/01/99         25
    0013987847                           N            03/01/29
    0


    1894458          225/225             F          214,000.00         ZZ
                                         360        214,000.00          1
    22591 WOODGLEN CIRCLE              7.875          1,551.65         80
                                       7.625          1,551.65      267,500.00
    LAKE FOREST      CA   92630          1            02/25/99         00
    7114429                              03           05/01/99          0
    7114429                              O            04/01/29
    0
1




    1894524          E82/G02             F          196,300.00         ZZ
                                         360        196,300.00          1
    219 VILLAGE WAY                    7.750          1,406.32         76
                                       7.500          1,406.32      260,000.00
    SOUTH SAN FRANC  CA   94080          2            03/25/99         00
    0400189924                           05           05/01/99          0
    0400189924                           O            04/01/29
    0


    1894646          F03/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
    44-180 KAHAWAI RD                  8.000          1,467.53         72
                                       7.750          1,467.53      278,000.00
    HONOKAA          HI   96727          5            03/11/99         00
    0431265834                           05           05/01/99          0
    SAN10171                             O            04/01/29
    0


    1894728          637/G02             F          190,000.00         ZZ
                                         360        190,000.00          1
    8754 PEAVEY ROAD                   7.875          1,377.64         75
                                       7.625          1,377.64      255,000.00
    SEDRO WOOLLEY    WA   98284          5            03/10/99         00
    0431266576                           05           05/01/99          0
    0010516722                           O            04/01/29
    0


    1894757          637/G02             F           46,800.00         ZZ
                                         360         46,800.00          2
    1036 LURAY AVENUE                  7.875            339.34         90
                                       7.625            339.34       52,000.00
    FOR MYERS        FL   33916          1            03/12/99         01
    0431266394                           05           05/01/99         25
    0011380656                           N            04/01/29
    0


    1894771          637/G02             F           76,000.00         ZZ
                                         360         76,000.00          2
    54 DIVISION STREET                 7.625            537.93         66
                                       7.375            537.93      116,000.00
    FALL RIVER       MA   02721          2            03/09/99         00
    0431266543                           05           05/01/99          0
    0011470085                           O            04/01/29
    0


    1894815          E23/G02             F          161,250.00         ZZ
                                         360        161,250.00          1
1


    10876 MILL CREEK ROAD SOUTHEAS     7.625          1,141.32         75
                                       7.375          1,141.32      215,000.00
    AUMSVILLE        OR   97325          1            03/19/99         00
    0431268846                           05           05/01/99          0
    70501251                             O            04/01/29
    0


    1894826          E53/G02             F          132,180.00         T
                                         360        132,180.00          1
    1359 NW 166TH AVENUE               8.375          1,004.66         75
                                       8.125          1,004.66      176,240.00
    PEMBROKE PINES   FL   33028          1            03/22/99         00
    0431266634                           03           05/01/99          0
    1109217                              O            04/01/29
    0


    1894828          E82/G02             F          208,450.00         ZZ
                                         360        208,450.00          1
    8 CONKLIN TERRACE                  7.625          1,475.40         76
                                       7.375          1,475.40      275,000.00
    EAST HAMPTON     NY   11937          2            03/25/99         00
    0400186466                           05           05/01/99          0
    1554696                              O            04/01/29
    0


    1894848          201/G02             F           50,250.00         ZZ
                                         360         50,250.00          1
    7271 BLUESTONE DRIVE               8.375            381.94         70
                                       8.125            381.94       71,800.00
    RIVERDALE        GA   30296          1            03/19/99         00
    0431265339                           05           05/01/99          0
    109907                               N            04/01/29
    0


    1894874          575/G02             F           74,700.00         ZZ
                                         360         74,700.00          1
    3512 BROOKDALE DRIVE               8.000            548.12         90
                                       7.750            548.12       83,000.00
    BROOKLYN PARK    MN   55443          1            03/19/99         11
    0431265115                           07           05/01/99         25
    9283623                              N            04/01/29
    0


    1894910          721/G02             F           59,600.00         ZZ
                                         360         59,600.00          1
    853 N 10TH STREET                  7.875            432.14         56
                                       7.625            432.14      108,000.00
    DEKALB           IL   60115          2            02/26/99         00
    0431265800                           05           05/01/99          0
1


    7810096045                           O            04/01/29
    0


    1894915          387/G02             F           38,500.00         ZZ
                                         360         38,500.00          1
    801-803 WAYNE STREET               7.875            279.15         70
                                       7.625            279.15       55,000.00
    DALLAS           TX   75223          5            03/17/99         00
    0431266055                           05           05/01/99          0
    0001636224                           N            04/01/29
    0


    1894987          637/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
    422 PRESQUE ISLE                   7.875            812.08         48
                                       7.625            812.08      236,800.00
    HENDERSON        NV   89104          1            03/12/99         00
    0431266121                           05           05/01/99          0
    0012898086                           N            04/01/29
    0


    1895013          638/G02             F           58,500.00         ZZ
                                         360         58,500.00          1
    96-98 RIVERS AVENUE                8.250            439.49         90
                                       8.000            439.49       65,000.00
    CHICOPEE         MA   01013          1            03/22/99         10
    0431266683                           05           05/01/99         25
    08854959                             N            04/01/29
    0


    1895027          225/225             F          176,250.00         ZZ
                                         360        176,128.70          1
    7 WHITE BIRCH DRIVE                7.875          1,277.94         75
                                       7.625          1,277.94      236,000.00
    POMONA           NY   10970          1            02/23/99         00
    7065572                              05           04/01/99          0
    7065572                              O            03/01/29
    0


    1895037          638/G02             F           93,600.00         ZZ
                                         360         93,600.00          3
    318 ELM STREET                     8.125            694.98         90
                                       7.875            694.98      104,000.00
    NORTH ATTLEBORO  MA   02760          1            03/18/99         14
    0431266147                           05           05/01/99         25
    08861574                             N            04/01/29
    0


1


    1895038          638/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
    3450 GRAVENSTEIN                   8.125          1,113.75         47
    HIGHWAY NORTH                      7.875          1,113.75      320,000.00
    SEBASTOPOL       CA   95472          5            03/12/99         00
    0431266022                           27           05/01/99          0
    08861842                             O            04/01/29
    0


    1895040          638/G02             F           97,600.00         ZZ
                                         360         97,600.00          1
    120 MADISON AVENUE                 7.750            699.22         80
                                       7.500            699.22      122,000.00
    LEWES            DE   19958          5            03/12/99         00
    0431265750                           05           05/01/99          0
    8858025                              O            04/01/29
    0


    1895050          638/G02             F           55,800.00         ZZ
                                         360         55,800.00          2
    1627 MARKET STREET                 7.500            390.16         90
                                       7.250            390.16       62,000.00
    HARRISBURG       PA   17103          2            03/19/99         04
    0431265305                           07           05/01/99         25
    08863630                             N            04/01/29
    0


    1895052          638/G02             F           41,200.00         ZZ
                                         360         41,200.00          1
    2105 DERRY STREET                  7.500            288.08         86
                                       7.250            288.08       48,000.00
    HARRISBURG       PA   17104          2            03/19/99         10
    0431265396                           07           05/01/99         25
    08863625                             N            04/01/29
    0


    1895131          637/G02             F          138,600.00         ZZ
                                         360        138,600.00          1
    2824 EAST ACOMA DRIVE              8.000          1,017.00         90
                                       7.750          1,017.00      154,000.00
    PHOENIX          AZ   85032          1            03/10/99         04
    0431266956                           05           05/01/99         30
    0015192354                           N            04/01/29
    0


    1895134          637/G02             F           39,200.00         ZZ
                                         360         39,175.00          1
    2306 CLIFT STREET                  8.250            294.50         80
                                       8.000            294.50       49,000.00
1


    HUNTSVILLE       AL   35810          2            03/08/99         00
    0431266899                           05           04/01/99          0
    0012023370                           N            03/01/29
    0


    1895167          623/G02             F           89,200.00         ZZ
                                         360         89,149.99          1
    2043 5TH AVENUE SOUTHEAST          8.875            709.72         95
                                       8.625            709.72       93,900.00
    ALBANY           OR   97321          2            02/24/99         14
    0431265479                           05           04/01/99         30
    6384765                              O            03/01/29
    0


    1895199          664/G02             F          236,000.00         ZZ
                                         360        235,444.33          1
    2284 NORWIC PLACE                  7.250          1,609.94         80
                                       7.000          1,609.94      295,000.00
    ALTADENA AREA    CA   91001          1            12/01/98         00
    0431267178                           05           02/01/99          0
    31932577                             O            01/01/29
    0


    1895254          A52/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
    3307 EAST VICTORY DRIVE            7.750          1,146.26         80
                                       7.500          1,146.26      200,000.00
    SAVANNAH         GA   31404          2            03/26/99         00
    0431267731                           07           05/01/99          0
    7967                                 O            04/01/29
    0


    1895327          664/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
    2313 LAKESHORE DRIVE               7.875          1,450.14         64
                                       7.625          1,450.14      315,000.00
    KANSASVILLE      WI   53139          2            03/18/99         00
    0431275411                           05           05/01/99          0
    3060175                              O            04/01/29
    0


    1895488          L16/G02             F          168,750.00         ZZ
                                         360        168,750.00          1
    253 EAST TAYLOR STREET             8.500          1,297.54         75
                                       8.250          1,297.54      225,000.00
    RENO             NV   89502          1            03/24/99         00
    0431268853                           09           05/01/99          0
    99030049                             O            04/01/29
    0
1




    1895513          G10/G02             F          221,000.00         ZZ
                                         360        221,000.00          1
    8215 SILVER SHADOWS LANE           8.375          1,679.76         85
                                       8.125          1,679.76      260,000.00
    SPRINGS          TX   77379          1            03/24/99         23
    0431270990                           05           05/01/99          0
    XB9039027                            O            04/01/29
    0


    1895616          J40/G02             F          240,000.00         ZZ
                                         360        240,000.00          1
    213 LYMAN HALL                     7.750          1,719.39         80
                                       7.500          1,719.39      300,000.00
    SAVANNAH         GA   31410          1            03/15/99         00
    0431267459                           03           05/01/99          0
    7635367                              O            04/01/29
    0


    1895663          637/G02             F          189,600.00         ZZ
                                         360        189,444.58          1
    4424 FAIR CREEK TERRACE            7.000          1,261.42         80
                                       6.750          1,261.42      237,000.00
    FORT WORTH       TX   76008          1            03/02/99         00
    0431273143                           05           04/01/99          0
    0011764925                           O            03/01/29
    0


    1895840          B37/G02             F          172,500.00         ZZ
                                         360        172,500.00          1
    616 QUICK SILVER DRIVE             7.750          1,235.81         75
                                       7.500          1,235.81      230,000.00
    DESOTO           TX   75115          1            03/29/99         00
    0431277219                           05           05/01/99          0
    0342592                              O            04/01/29
    0


    1895881          K18/G02             F          163,850.00         T
                                         360        163,850.00          1
    2649 STAR LAKE VIEW DRIVE          8.625          1,274.41         80
                                       8.375          1,274.41      204,842.00
    KISSIMMEE        FL   34747          1            03/05/99         00
    0431278498                           03           05/01/99          0
    95400925                             O            04/01/29
    0


    1895891          638/G02             F          175,000.00         ZZ
                                         360        175,000.00          1
1


    11226 NE EVERETT STREET            8.375          1,330.13         90
                                       8.125          1,330.13      195,000.00
    PORTLAND         OR   97220          5            03/23/99         04
    0431273549                           05           05/01/99         25
    08864423                             O            04/01/29
    0


    1895989          E38/G02             F          209,000.00         ZZ
                                         360        209,000.00          1
    11669 SOUTH UNION STATION CIRC     8.000          1,533.57         75
                                       7.750          1,533.57      282,000.00
    SOUTH JORDAN     UT   84095          5            03/26/99         00
    0431274737                           05           05/01/99          0
    0000                                 O            04/01/29
    0


    1896025          950/G02             F          171,900.00         ZZ
                                         360        171,900.00          3
    12801 SOUTHEAST 25TH AVENUE        8.250          1,291.43         90
                                       8.000          1,291.43      191,000.00
    MILWAUKEE        OR   97222          1            03/25/99         14
    0431272632                           05           05/01/99         25
    401990311152                         N            04/01/29
    0


    1896268          K18/G02             F          167,200.00         T
                                         360        167,200.00          1
    846 PINEWOOD DRIVE                 8.625          1,300.46         80
                                       8.375          1,300.46      209,000.00
    DAVENPORT        FL   33837          1            03/19/99         00
    0431277284                           03           05/01/99          0
    95400681                             O            04/01/29
    0


    1896275          K18/G02             F          183,500.00         T
                                         360        183,500.00          1
    2621 STAR LAKE VIEW DRIVE          8.500          1,410.96         80
                                       8.250          1,410.96      229,429.00
    KISSIMMEE        FL   34747          1            03/24/99         00
    0431277177                           03           05/01/99          0
    95400941                             O            04/01/29
    0


    1896328          B75/G02             F          183,000.00         ZZ
                                         360        183,000.00          1
    18912 LANARK STREET                7.500          1,279.56         75
                                       7.250          1,279.56      244,000.00
    RESEDA           CA   91335          5            03/17/99         00
    0431277573                           05           05/01/99          0
1


    6392351                              O            04/01/29
    0


    1896331          E67/G02             F          164,250.00         ZZ
                                         360        164,250.00          4
    444/450 NE OLNEY AVENUE            8.500          1,262.94         90
                                       8.250          1,262.94      182,500.00
    BEND             OR   97701          1            03/31/99         01
    0431279637                           05           05/01/99         25
    150032812                            N            04/01/29
    0


    1896544          225/225             F          236,800.00         ZZ
                                         360        236,800.00          1
    117 FLEET STREET SOUTH             8.250          1,779.00         80
                                       8.000          1,779.00      296,000.00
    MONTESANO        WA   98563          1            03/05/99         00
    7116186                              05           05/01/99          0
    7116186                              O            04/01/29
    0


    1896653          G81/G02             F          193,600.00         ZZ
                                         360        193,600.00          1
    14390 SW 29 STREET                 7.875          1,403.73         80
                                       7.625          1,403.73      242,000.00
    MIAMI            FL   33175          1            03/31/99         00
    0431274695                           05           05/01/99          0
    021902064                            O            04/01/29
    0


    1896715          765/G02             F          168,000.00         ZZ
                                         360        168,000.00          1
    10712 SOUTH 8TH PLACE              7.750          1,203.58         80
                                       7.500          1,203.58      212,000.00
    INGLEWOOD        CA   90303          2            03/22/99         00
    0431274612                           05           05/01/99          0
    343745L                              O            04/01/29
    0


    1896860          638/G02             F          221,600.00         ZZ
                                         360        221,600.00          1
    26603 HILLCREST LANE               7.625          1,568.47         59
                                       7.375          1,568.47      380,000.00
    LAKE ARROWHEAD   CA   92352          2            03/15/99         00
    0431277318                           05           05/01/99          0
    08865309                             O            04/01/29
    0


1


    1897491          225/225             F          166,500.00         ZZ
                                         360        166,500.00          3
    383 BAY AVENUE                     7.875          1,207.25         90
                                       7.625          1,207.25      185,000.00
    PATCHOGUE        NY   11772          1            03/16/99         11
    7105295                              05           05/01/99         25
    7105295                              O            04/01/29
    0


    1897520          225/225             F          206,000.00         ZZ
                                         360        206,000.00          1
    900 STONEHENGE COURT               7.625          1,458.06         80
                                       7.375          1,458.06      257,500.00
    NAPERVILLE       IL   60563          1            03/22/99         00
    7109975                              05           05/01/99          0
    7109975                              O            04/01/29
    0


    1897530          F03/G02             F          162,000.00         ZZ
                                         360        162,000.00          1
    9040 NORTH COUNTY ROAD 19          7.625          1,146.63         80
                                       7.375          1,146.63      202,500.00
    FORT COLLINS     CO   80524          1            04/02/99         00
    0431278845                           05           05/01/99          0
    DEN13327                             O            04/01/29
    0


    1898609          950/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
    49 HYLA LANE                       7.750          1,432.82         80
                                       7.500          1,432.82      250,000.00
    OLGA             WA   98279          5            03/23/99         00
    0431279611                           05           05/01/99          0
    104981223060                         O            04/01/29
    0


    2683679          387/387             F           98,600.00         ZZ
                                         360         98,161.93          1
    8221 NORTHEAST PACIFIC STREET      8.375            749.43         85
                                       8.125            749.43      116,000.00
    PORTLAND         OR   97220          5            08/31/98         01
    0001514918                           05           10/01/98         12
    0001514918                           O            09/01/28
    0


    2697855          286/286             F           41,310.00         ZZ
                                         360         41,140.88          1
    4002 GRIFFIN ST                    8.000            303.12         90
                                       7.750            303.12       45,900.00
1


    PORTSMOUTH       VA   23707          1            09/02/98         11
    0008729504                           05           11/01/98         25
    0008729504                           N            10/01/28
    0


    2697927          286/286             F           33,400.00         ZZ
                                         360         33,266.62          1
    810 BOLD ST                        8.125            248.00         90
                                       7.875            248.00       37,150.00
    PORTSMOUTH       VA   23701          1            09/18/98         11
    0009002764                           05           11/01/98         25
    0009002764                           N            10/01/28
    0


    2697957          286/286             F           36,000.00         ZZ
                                         360         35,866.81          1
    63G RISING TRAIL DR                8.500            276.81         90
                                       8.250            276.81       40,000.00
    MIDDLETOWN       CT   06457          1            09/04/98         04
    0009036345                           01           11/01/98         25
    0009036345                           N            10/01/28
    0


    2698035          286/286             F           44,900.00         ZZ
                                         360         44,725.22          1
    570 S 4TH ST                       8.250            337.32         90
                                       8.000            337.32       49,900.00
    CHAMBERSBURG     PA   17201          1            09/04/98         10
    0009371970                           05           11/01/98         25
    0009371970                           N            10/01/28
    0


    2698040          286/286             F           34,700.00         ZZ
                                         360         34,564.93          2
    1137-39 S RICHLAND ST              8.250            260.69         90
                                       8.000            260.69       38,600.00
    INDIANAPOLIS     IN   46221          1            10/01/98         10
    0009372722                           05           11/01/98         25
    0009372722                           N            10/01/28
    0


    2698064          286/286             F           45,000.00         ZZ
                                         360         44,833.46          4
    3025 N. FAIRVIEW                   8.500            346.02         90
                                       8.250            346.02       50,000.00
    WICHITA          KS   67204          1            09/14/98         11
    0009380144                           05           11/01/98         25
    0009380144                           N            10/01/28
    0
1




    2698071          286/286             F           32,400.00         ZZ
                                         360         32,277.00          1
    2451 CHELSEA                       8.375            246.27         90
                                       8.125            246.27       36,000.00
    KANSAS CITY      MO   64127          1            09/24/98         11
    0009380541                           05           11/01/98         25
    0009380541                           N            10/01/28
    0


    2698075          286/286             F           34,200.00         ZZ
                                         360         34,066.84          1
    31C PARK CHARLES S BLVD            8.250            256.94         90
                                       8.000            256.94       38,000.00
    SAINT CHARLES    MO   63376          1            10/02/98         11
    0009380646                           01           11/01/98         25
    0009380646                           N            10/01/28
    0


    2698078          286/286             F           40,050.00         ZZ
                                         360         39,920.49          1
    1003 RANDOLPH                      8.250            300.89         90
                                       8.000            300.89       44,500.00
    STAINT JOSEPH    MO   64505          1            10/07/98         11
    0009380808                           05           12/01/98         25
    0009380808                           N            11/01/28
    0


    2698097          286/286             F           40,000.00         ZZ
                                         360         39,860.53          1
    1805 TROTTER AVE                   7.875            290.03         88
                                       7.625            290.03       45,900.00
    KNOXVILLE        TN   37920          1            10/21/98         10
    0009394522                           05           12/01/98         25
    0009394522                           N            11/01/28
    0


    2716795          623/623             F           63,750.00         ZZ
                                         360         63,482.42          1
    7026 WRENBURY STREET               7.875            462.23         78
                                       7.625            462.23       82,000.00
    PORTAGE          MI   49024          1            09/10/98         00
    1098097                              05           11/01/98          0
    1098097                              N            10/01/28
    0


    2716819          623/623             F           49,900.00         ZZ
                                         360         49,705.77          1
1


    1905 WEST JOLLY RD                 8.250            374.88         90
                                       8.000            374.88       55,500.00
    LANSING          MI   48910          1            09/24/98         10
    1148362                              05           11/01/98         25
    1148362                              N            10/01/28
    0


    2725703          286/286             F           40,800.00         ZZ
                                         360         40,646.70          1
    155 OLEANDER CIR                   7.500            285.28         80
                                       7.250            285.28       51,000.00
    PANAMA CITY BEA  FL   32407          1            10/30/98         00
    0008646265                           05           12/01/98          0
    0008646265                           N            11/01/28
    0


    2725712          286/286             F           46,800.00         ZZ
                                         360         46,640.84          1
    117 BLAKE RD                       8.000            343.41         90
                                       7.750            343.41       52,000.00
    MAYBROOK         NY   12543          1            10/29/98         11
    0008677172                           05           12/01/98         25
    0008677172                           N            11/01/28
    0


    2725717          286/286             F           70,800.00         ZZ
                                         360         70,553.16          1
    40 CHRISTOL ST                     7.875            513.35         80
                                       7.625            513.35       88,500.00
    METUCHEN         NJ   08840          1            10/16/98         00
    0008736091                           05           12/01/98          0
    0008736091                           N            11/01/28
    0


    2725739          286/286             F           35,100.00         ZZ
                                         360         35,028.84          1
    1205 RICHESON AVE                  8.000            257.56         90
                                       7.750            257.56       39,000.00
    RICHMOND         VA   23224          1            12/04/98         11
    0008768999                           05           02/01/99         25
    0008768999                           N            01/01/29
    0


    2725742          286/286             F           67,500.00         ZZ
                                         360         67,287.27          2
    288-290 E MAIN ST                  8.375            513.05         90
                                       8.125            513.05       75,000.00
    NORTH ADAMS      MA   01247          1            10/22/98         11
    0008772094                           05           12/01/98         25
1


    0008772094                           N            11/01/28
    0


    2725744          286/286             F           51,750.00         ZZ
                                         360         51,586.89          3
    23-27 GALLUP ST                    8.375            393.34         90
                                       8.125            393.34       57,500.00
    NORTH ADAMS      MA   01247          1            10/19/98         11
    0008772124                           05           12/01/98         25
    0008772124                           N            11/01/28
    0


    2725754          286/286             F           54,000.00         ZZ
                                         360         53,784.42          1
    712 CREEKWOOD                      8.125            400.95         80
                                       7.875            400.95       67,510.00
    LEWISVILLE       TX   75067          1            09/01/98         00
    0008972316                           03           11/01/98          0
    0008972316                           N            10/01/28
    0


    2725755          286/286             F           54,000.00         ZZ
                                         360         53,784.42          1
    834 CREEKSIDE                      8.125            400.95         80
                                       7.875            400.95       67,510.00
    LEWISVILLE       TX   75067          1            09/01/98         00
    0008972317                           03           11/01/98          0
    0008972317                           N            10/01/28
    0


    2725756          286/286             F           54,000.00         ZZ
                                         360         53,784.42          1
    818 CREEKSIDE                      8.125            400.95         80
                                       7.875            400.95       67,510.00
    LEWISVILLE       TX   75067          1            09/01/98         00
    0008972318                           05           11/01/98          0
    0008972318                           N            10/01/28
    0


    2725763          286/286             F           35,100.00         ZZ
                                         360         35,014.02          1
    3334 BREST AVE                     8.500            269.89         90
                                       8.250            269.89       39,000.00
    NORFOLK          VA   23509          1            12/02/98         11
    0009002930                           05           01/01/99         25
    0009002930                           N            12/01/28
    0


1


    2725764          286/286             F           33,300.00         ZZ
                                         360         33,239.04          1
    605 NORMANDY ST                    8.500            256.05         90
                                       8.250            256.05       37,000.00
    PORTSMOUTH       VA   23701          1            12/18/98         11
    0009002932                           05           02/01/99         25
    0009002932                           N            01/01/29
    0


    2725768          286/286             F           58,400.00         ZZ
                                         360         58,191.20          1
    7212 WHITEWOOD DR                  7.750            418.39         80
                                       7.500            418.39       73,000.00
    FT WORTH         TX   76137          1            10/26/98         00
    0009005883                           05           12/01/98          0
    0009005883                           N            11/01/28
    0


    2725805          286/286             F           75,600.00         ZZ
                                         360         75,361.73          3
    34-36 HAM ST                       8.375            574.62         90
                                       8.125            574.62       84,000.00
    DOVER            NH   03820          1            10/16/98         11
    0009056333                           05           12/01/98         25
    0009056333                           N            11/01/28
    0


    2725816          286/286             F           76,500.00         ZZ
                                         360         76,246.34          1
    1267 TRENTON STREET                8.125            568.02         90
                                       7.875            568.02       85,000.00
    ATLANTA          GA   30316          1            10/28/98         12
    0009342652                           05           12/01/98         25
    0009342652                           N            11/01/28
    0


    2725819          286/286             F           36,000.00         ZZ
                                         360         35,928.32          1
    20 MARQUETTE RD                    9.500            302.71         90
                                       9.250            302.71       40,000.00
    MACHESNEY PARK   IL   61115          1            11/30/98         11
    0009348665                           05           01/01/99         25
    0009348665                           N            12/01/28
    0


    2725821          286/286             F           51,200.00         ZZ
                                         360         51,025.90          1
    425 MARSH DUCK WAY                 8.000            375.69         90
                                       7.750            375.69       56,900.00
1


    VIRGINIA BEACH   VA   23451          1            10/19/98         11
    0009350644                           01           12/01/98         25
    0009350644                           N            11/01/28
    0


    2725824          286/286             F           39,400.00         ZZ
                                         360         39,302.54          1
    6419 EDWARD ST                     7.000            262.13         71
                                       6.750            262.13       56,000.00
    NORFOLK          VA   23518          2            12/08/98         00
    0009350952                           03           02/01/99          0
    0009350952                           N            01/01/29
    0


    2725826          286/286             F           61,200.00         ZZ
                                         360         60,991.89          2
    2710 GARLAND AVE                   8.000            449.07         90
                                       7.750            449.07       68,000.00
    RICHMOND         VA   23222          1            10/20/98         11
    0009351476                           05           12/01/98         25
    0009351476                           N            11/01/28
    0


    2725842          286/286             F           68,400.00         ZZ
                                         360         68,112.89          1
    23247 WHITE BIRCH CT #134          7.875            495.95         90
                                       7.625            495.95       76,000.00
    CALIFORNIA       MD   20619          1            10/30/98         10
    0009368626                           01           12/01/98         25
    0009368626                           N            11/01/28
    0


    2725865          286/286             F           31,500.00         ZZ
                                         360         31,416.72          2
    102-104 WEST BOSTON AVE            8.125            233.89         90
                                       7.875            233.89       35,000.00
    YOUNGSTOWN       OH   44507          1            11/06/98         21
    0009377994                           05           01/01/99         25
    0009377994                           N            12/01/28
    0


    2725871          286/286             F           42,000.00         ZZ
                                         360         41,904.73          1
    726 EAST BIDDLE ST                 8.875            334.18         70
                                       8.625            334.18       60,000.00
    BALTIMORE        MD   21202          1            11/23/98         00
    0009378386                           05           01/01/99          0
    0009378386                           N            12/01/28
    0
1




    2725876          286/286             F           45,000.00         ZZ
                                         360         44,858.14          2
    1200 W POPLAR ST                   8.375            342.04         90
                                       8.125            342.04       50,000.00
    YORK             PA   17404          1            10/20/98         10
    0009379658                           05           12/01/98         25
    0009379658                           N            11/01/28
    0


    2725878          286/286             F           39,600.00         ZZ
                                         360         39,309.04          1
    8248 NORTH HOLMES                  8.375            300.99         90
                                       8.125            300.99       44,000.00
    KANSAS CITY      MO   64118          1            11/03/98         11
    0009380411                           05           12/01/98         25
    0009380411                           N            11/01/28
    0


    2725896          286/286             F           47,700.00         ZZ
                                         360         47,537.81          1
    1355 GREENLEAF RD                  8.000            350.01         90
                                       7.750            350.01       53,000.00
    COLUMBUS         OH   43223          1            10/27/98         12
    0009385750                           05           12/01/98         25
    0009385750                           N            11/01/28
    0


    2725898          286/286             F           74,250.00         ZZ
                                         360         74,015.97          2
    709 & 711 SUBURBAN AVENUE          8.375            564.36         90
                                       8.125            564.36       82,500.00
    ROANOKE          VA   24015          1            10/30/98         12
    0009389002                           05           12/01/98         25
    0009389002                           N            11/01/28
    0


    2725902          286/286             F           33,750.00         ZZ
                                         360         33,638.08          1
    244 PRIVETT STORE RD               8.125            250.60         90
                                       7.875            250.60       37,500.00
    COLQUITT         GA   31737          1            10/30/98         12
    0009390202                           05           12/01/98         25
    0009390202                           N            11/01/28
    0


    2725909          286/286             F           30,600.00         ZZ
                                         360         30,517.02          1
1


    625 N DREXEL AVE                   8.000            224.54         90
                                       7.750            224.54       34,000.00
    INDIANAPOLIS     IN   46201          1            11/05/98         10
    0009402945                           05           01/01/99         25
    0009402945                           N            12/01/28
    0


    2725924          286/286             F           38,500.00         ZZ
                                         360         38,392.94          1
    14802 NORTH YERBA BUENA WAY        7.875            279.16         70
                                       7.625            279.16       55,000.00
    FOUNTAIN HILLS   AZ   85268          1            11/10/98         00
    0009415292                           01           01/01/99          0
    0009415292                           N            12/01/28
    0


    2725928          286/286             F           38,700.00         ZZ
                                         360         38,597.69          1
    1211 14TH AVE                      8.125            287.35         90
                                       7.875            287.35       43,000.00
    ALTOONA          PA   16601          1            11/20/98         12
    0009418010                           05           01/01/99         25
    0009418010                           N            12/01/28
    0


    2725930          286/286             F           36,900.00         ZZ
                                         360         36,837.46          1
    1423 PARK AVE                      8.875            293.60         90
                                       8.625            293.60       41,000.00
    MADISON          OH   44057          1            12/10/98         11
    0009419475                           05           02/01/99         25
    0009419475                           N            01/01/29
    0


    2725932          286/286             F           80,000.00         ZZ
                                         360         79,753.15          2
    1926 NICOLE CR                     8.000            587.02         90
                                       7.750            587.02       88,900.00
    ROUND ROCK       TX   78664          1            12/01/98         11
    0009420558                           05           01/01/99         25
    0009420558                           N            12/01/28
    0


    2726272          623/623             F           73,500.00         ZZ
                                         360         73,133.19          1
    125 HENTHORNE DRIVE                7.000            489.00         70
                                       6.750            489.00      105,000.00
    PALM SPRINGS     FL   33461          1            10/01/98         00
    1133714                              05           11/01/98          0
1


    1133714                              N            10/01/28
    0


    2726280          623/623             F           48,150.00         ZZ
                                         360         47,977.89          1
    6429 OKEANA-DREWSBURG ROAD         7.750            344.95         90
                                       7.500            344.95       53,500.00
    OKEANA           OH   45053          1            10/23/98         11
    1143946                              05           12/01/98         25
    1143946                              N            11/01/28
    0


    2726286          623/623             F           53,600.00         ZZ
                                         360         53,408.38          1
    3149 ROMAKER ROAD                  7.750            384.00         80
                                       7.500            384.00       67,000.00
    TOLEDO           OH   43615          1            11/05/98         00
    1148552                              05           12/01/98          0
    1148552                              N            11/01/28
    0


    2726300          623/623             F           33,300.00         ZZ
                                         360         33,180.93          1
    220 ORCHARD DRIVE                  7.750            238.57         90
                                       7.500            238.57       37,000.00
    DANVILLE         KY   40422          1            10/07/98         10
    1169675                              05           12/01/98         25
    1169675                              N            11/01/28
    0


    2734609          G75/G75             F           38,200.00         ZZ
                                         360         38,128.26          1
    4615 ELLA STREET                   8.375            290.35         90
                                       8.125            290.35       42,450.00
    PHILADELPHIA     PA   19120          1            12/29/98         10
    03639690                             05           02/01/99         25
    03639690                             N            01/01/29
    0


    2740871          354/354             F           56,250.00         ZZ
                                         360         56,181.60          1
    204 JUANITA                        8.500            432.52         75
                                       8.250            432.52       75,000.00
    TROY             MO   63379          5            12/30/98         00
    0022651566                           05           03/01/99          0
    0022651566                           O            02/01/29
    0


1


    2745680          K08/G02             F           39,000.00         ZZ
                                         360         38,975.14          1
    440 CHISHOLM DRIVE                 8.250            292.99         77
                                       8.000            292.99       51,000.00
    KINGFISHER       OK   73750          1            02/16/99         00
    0411291974                           05           04/01/99          0
    0411291974                           N            03/01/29
    0


    2745684          K08/G02             F           52,500.00         ZZ
                                         360         52,467.37          1
    378 IMPERIAL                       8.375            399.04         70
                                       8.125            399.04       75,000.00
    FENTON           MO   63026          5            02/16/99         00
    0411241938                           05           04/01/99          0
    0411241938                           N            03/01/29
    0


    2745686          K08/G02             F           45,000.00         ZZ
                                         360         44,949.36          1
    709 FOX ST                         8.875            358.04         90
                                       8.625            358.04       50,000.00
    YPSILANTI        MI   48198          1            01/21/99         04
    0411237696                           05           03/01/99         25
    0411237696                           N            02/01/29
    0


    2745706          K08/G02             F           73,000.00         ZZ
                                         360         72,949.76          3
    419 W. JEFFERSON ST                7.875            529.30         60
                                       7.625            529.30      122,500.00
    MEDIA            PA   19063          5            02/16/99         00
    0411242118                           05           04/01/99          0
    0411242118                           N            03/01/29
    0


    2745709          K08/G02             F           42,800.00         ZZ
                                         360         42,774.08          1
    6925 GLENDALE DRIVE                8.500            329.09         90
                                       8.250            329.09       47,600.00
    N. RICHLAND HIL  TX   76180          1            02/16/99         10
    0411273782                           05           04/01/99         25
    0411273782                           N            03/01/29
    0


    2745734          K08/G02             F           50,950.00         ZZ
                                         360         50,913.12          1
    1338 GREENLEA DRIVE                7.625            360.62         80
                                       7.375            360.62       63,700.00
1


    HOLIDAY          FL   34691          1            02/16/99         00
    0411289523                           05           04/01/99          0
    0411289523                           O            03/01/29
    0


    2745954          K08/G02             F           36,450.00         ZZ
                                         360         36,426.75          2
    711 S. WHEELER                     8.250            273.84         89
                                       8.000            273.84       41,000.00
    SAGINAW          MI   48602          1            02/17/99         04
    0411274806                           05           04/01/99         25
    0411274806                           N            03/01/29
    0


    2745968          K08/G02             F           54,400.00         ZZ
                                         360         54,367.04          1
    519 HIGHTRAIL DRIVE                8.500            418.29         79
                                       8.250            418.29       69,000.00
    ALLEN            TX   75002          1            02/17/99         00
    0411301948                           05           04/01/99          0
    0411301948                           N            03/01/29
    0


    2745971          K08/G02             F          207,900.00         ZZ
                                         360        207,774.05          1
    5200 KELLER SPRINGS RD #320        8.500          1,598.57          9
                                       8.250          1,598.57    2,310,000.00
    DALLAS           TX   75248          1            02/15/99         10
    0411287139                           06           04/01/99         25
    0411287139                           N            03/01/29
    0


    2745973          K08/G02             F          115,600.00         ZZ
                                         360        115,502.88          1
    3220 UNITED DRIVE                  6.875            759.41         80
                                       6.625            759.41      144,500.00
    CAMERON PARK     CA   95682          1            02/10/99         00
    0411249378                           01           04/01/99          0
    0411249378                           O            03/01/29
    0


    2746016          549/549             F           49,700.00         ZZ
                                         360         49,631.37          1
    1008 MADISON                       7.875            360.36         70
                                       7.625            360.36       71,000.00
    BAKERSFIELD      CA   93307          2            01/15/99         00
    0065926340                           05           03/01/99          0
    0065926340                           N            02/01/29
    0
1




    2746100          429/429             F          118,400.00         ZZ
                                         360        118,232.32          1
    7877 SOUTH BURDICK AVENUE          7.750            848.24         80
                                       7.500            848.24      148,000.00
    OAK CREEK        WI   53154          2            01/11/99         00
    0065720113                           05           03/01/99          0
    0065720113                           O            02/01/29
    0


    2746470          K08/G02             F           99,450.00         ZZ
                                         360         99,376.19          1
    7100 SW 102ND AVE                  7.500            695.37         85
                                       7.250            695.37      117,000.00
    MIAMI            FL   33173          5            02/11/99         10
    0411229065                           01           04/01/99         12
    0411229065                           O            03/01/29
    0


    2746476          K08/G02             F          300,000.00         ZZ
                                         360        299,771.72          4
    136 BLUE RIDGE DRIVE               7.375          2,072.03         80
                                       7.125          2,072.03      375,000.00
    MARTINEZ         CA   94553          1            02/10/99         00
    0411264609                           05           04/01/99          0
    0411264609                           N            03/01/29
    0


    2746477          K08/G02             F           85,000.00         ZZ
                                         360         84,948.50          3
    78 NORWOOD AVE                     8.500            653.58         66
                                       8.250            653.58      130,000.00
    CRANSTON         RI   02910          5            02/17/99         00
    0411264237                           05           04/01/99          0
    0411264237                           N            03/01/29
    0


    2746740          K08/G02             F           86,450.00         ZZ
                                         360         86,387.46          1
    2517 WEST HOWBERT STREET           7.750            619.34         65
                                       7.500            619.34      133,000.00
    COLORADO SPRING  CO   80904          5            02/12/99         00
    0411242761                           05           04/01/99          0
    0411242761                           O            03/01/29
    0


    2746750          K08/G02             F           77,300.00         ZZ
                                         360         77,250.71          1
1


    413 WILLOW SPRINGS DRIVE           8.250            580.73         80
                                       8.000            580.73       97,000.00
    COPPELL          TX   75019          1            02/16/99         00
    0411282619                           05           04/01/99          0
    0411282619                           N            03/01/29
    0


    2746751          K08/G02             F           48,750.00         ZZ
                                         360         48,722.67          1
    19923 HICKORY                      8.875            387.88         75
                                       8.625            387.88       65,000.00
    DETROIT          MI   48205          5            02/18/99         00
    0411209679                           05           04/01/99          0
    0411209679                           N            03/01/29
    0


    2746752          K08/G02             F           52,500.00         ZZ
                                         360         52,470.57          1
    10501 HAVERHILL                    8.875            417.71         75
                                       8.625            417.71       70,000.00
    DETROIT          MI   48205          5            02/18/99         00
    0411209687                           05           04/01/99          0
    0411209687                           N            03/01/29
    0


    2746756          K08/G02             F           81,000.00         ZZ
                                         360         80,953.40          1
    1643 LOCKE BEND ROAD               8.750            637.23         90
                                       8.500            637.23       90,000.00
    MCMINNVILLE      TN   37110          1            02/18/99         10
    0411225766                           05           04/01/99         25
    0411225766                           N            03/01/29
    0


    2746766          K08/G02             F          136,000.00         ZZ
                                         360        135,901.57          1
    630 ENCINO DRIVE                   7.625            962.60         78
                                       7.375            962.60      175,000.00
    NEW BRAUNFELS    TX   78130          1            02/16/99         00
    0411267073                           05           04/01/99          0
    0411267073                           O            03/01/29
    0


    2746767          K08/G02             F           50,400.00         ZZ
                                         360         50,371.00          2
    197 THIRD STREET                   8.750            396.50         90
                                       8.500            396.50       56,000.00
    NEWARK           NJ   07107          1            02/18/99         10
    0411226434                           05           04/01/99         25
1


    0411226434                           N            03/01/29
    0


    2746772          K08/G02             F           73,300.00         ZZ
                                         360         73,250.82          1
    1013 MOUNTVIEW DRIVE               8.000            537.85         78
                                       7.750            537.85       94,000.00
    CARROLLTON       TX   75006          1            02/18/99         00
    0411294390                           05           04/01/99          0
    0411294390                           N            03/01/29
    0


    2746788          K08/G02             F          208,000.00         ZZ
                                         360        207,813.75          3
    422 SCREVIN AVENUE                 9.125          1,692.36         80
                                       8.875          1,692.36      260,000.00
    BRONX            NY   10473          5            02/12/99         00
    0411286230                           07           04/01/99          0
    0411286230                           O            03/01/29
    0


    2747427          K08/G02             F           55,800.00         ZZ
                                         360         55,764.42          1
    3516 BIRCHWOOD DRIVE               8.250            419.21         90
                                       8.000            419.21       62,000.00
    HAZEL CREST      IL   60429          1            02/19/99         10
    0411283831                           05           04/01/99         25
    0411283831                           N            03/01/29
    0


    2747428          K08/G02             F           92,000.00         ZZ
                                         360         91,941.33          1
    7350 WEST LAKE ROAD                8.250            691.17         71
                                       8.000            691.17      130,000.00
    BELLEVUE         MI   49021          2            02/09/99         00
    0411278609                           05           04/01/99          0
    0411278609                           O            03/01/29
    0


    2747429          K08/G02             F           58,000.00         ZZ
                                         360         57,931.27          1
    4488 WINIFRED STREET               8.625            451.12         80
                                       8.375            451.12       72,500.00
    WAYNE            MI   48184          1            01/22/99         00
    0411217169                           05           03/01/99          0
    0411217169                           N            02/01/29
    0


1


    2747430          K08/G02             F           40,800.00         ZZ
                                         360         40,773.98          1
    2909 UPTON                         8.250            306.52         80
                                       8.000            306.52       51,000.00
    TOLEDO           OH   43613          5            02/19/99         00
    0411283773                           05           04/01/99          0
    0411283773                           N            03/01/29
    0


    2747433          K08/G02             F          131,300.00         ZZ
                                         360        131,220.46          2
    11506 E. MAIN STREET               8.500          1,009.58         90
                                       8.250          1,009.58      145,900.00
    HUNTLEY          IL   60142          1            02/19/99         10
    0411247349                           05           04/01/99         25
    0411247349                           N            03/01/29
    0


    2747434          K08/G02             F           84,000.00         ZZ
                                         360         83,936.08          1
    10209 LYNFORD DRIVE                7.375            580.17         80
                                       7.125            580.17      105,000.00
    DALLAS           TX   75238          1            02/19/99         00
    0411295736                           05           04/01/99          0
    0411295736                           O            03/01/29
    0


    2747436          K08/G02             F           80,000.00         ZZ
                                         360         79,944.94          1
    1814 FAWN COURT                    7.875            580.06         66
                                       7.625            580.06      122,000.00
    SILT             CO   81652          2            02/15/99         00
    0411276777                           03           04/01/99          0
    0411276777                           O            03/01/29
    0


    2747440          K08/G02             F           95,100.00         ZZ
                                         360         95,027.64          1
    3717 E. EVERGREEN BLVD             7.375            656.83         80
                                       7.125            656.83      118,900.00
    VANCOUVER        WA   98661          1            02/18/99         00
    0411291594                           05           04/01/99          0
    0411291594                           O            03/01/29
    0


    2747441          K08/G02             F          140,300.00         ZZ
                                         360        140,219.28          4
    2841 FEDERAL BLVD                  8.750          1,103.74         90
                                       8.500          1,103.74      157,000.00
1


    DENVER           CO   80211          1            02/23/99         04
    0411292352                           05           04/01/99         25
    0411292352                           N            03/01/29
    0


    2747443          K08/G02             F          116,000.00         ZZ
                                         360        115,909.51          1
    1324 CALICO STREET                 7.250            791.32         80
                                       7.000            791.32      145,000.00
    CARSON CITY      NV   89701          2            02/12/99         00
    0411285794                           05           04/01/99          0
    0411285794                           O            03/01/29
    0


    2747447          K08/G02             F           42,000.00         ZZ
                                         360         41,977.65          1
    25364 LAWN                         9.125            341.73         90
                                       8.875            341.73       46,700.00
    ROSEVILLE        MI   48066          1            02/19/99         04
    0411279136                           05           04/01/99         25
    0411279136                           N            03/01/29
    0


    2747448          K08/G02             F           92,000.00         ZZ
                                         360         91,948.43          1
    64 PEARL STREET                    8.875            731.99         80
                                       8.625            731.99      115,000.00
    OXFORD           MI   48371          1            02/19/99         00
    0411065873                           05           04/01/99          0
    0411065873                           N            03/01/29
    0


    2747449          K08/G02             F           40,500.00         ZZ
                                         360         40,472.13          1
    1818 EAST BISMARK AVENUE           7.875            293.65         90
                                       7.625            293.65       45,000.00
    SPOKANE          WA   99207          1            02/10/99         04
    0411267875                           05           04/01/99         25
    0411267875                           N            03/01/29
    0


    2747453          K08/G02             F          157,250.00         ZZ
                                         360        157,141.78          1
    4103 FOXBRUSH LANE                 7.875          1,140.17         80
                                       7.625          1,140.17      197,500.00
    SUGAR LAND       TX   77479          2            02/02/99         00
    0411249055                           03           04/01/99          0
    0411249055                           O            03/01/29
    0
1




    2747458          K08/G02             F           76,800.00         ZZ
                                         360         76,741.56          1
    1319 REESLING DRIVE                7.375            530.44         80
                                       7.125            530.44       96,000.00
    MESQUITE         TX   75150          5            02/15/99         00
    0411280571                           05           04/01/99          0
    0411280571                           O            03/01/29
    0


    2747464          K08/G02             F          138,750.00         ZZ
                                         360        138,674.22          3
    82-86-90 LANSING STREET            9.000          1,116.41         75
                                       8.750          1,116.41      185,000.00
    AUROA            CO   80010          2            02/19/99         00
    0411295611                           05           04/01/99          0
    0411295611                           N            03/01/29
    0


    2747469          K08/G02             F          151,400.00         ZZ
                                         360        151,293.14          1
    4828 BALDWIN PLACE                 7.750          1,084.65         80
                                       7.500          1,084.65      190,000.00
    BOULDER          CO   80301          1            02/19/99         00
    0411233331                           03           04/01/99          0
    0411233331                           O            03/01/29
    0


    2747473          K08/G02             F           48,000.00         ZZ
                                         360         47,973.78          1
    711 PINGREE                        9.000            386.22         80
                                       8.750            386.22       60,000.00
    DETROIT          MI   48202          5            02/19/99         00
    0411262629                           05           04/01/99          0
    0411262629                           N            03/01/29
    0


    2748059          K08/G02             F           37,800.00         ZZ
                                         360         37,777.10          1
    4500 HEDGDON DRIVE                 8.500            290.65         90
                                       8.250            290.65       42,000.00
    DALLAS           TX   75216          1            02/10/99         01
    0411243686                           05           04/01/99         25
    0411243686                           N            03/01/29
    0


    2748061          K08/G02             F           68,000.00         ZZ
                                         360         67,912.98          1
1


    714 RANGE END ROAD                 8.250            510.86         61
                                       8.000            510.86      112,000.00
    DILLSBURG        PA   17019          5            01/29/99         00
    0411260797                           05           03/01/99          0
    0411260797                           O            02/01/29
    0


    2748062          K08/G02             F           79,500.00         ZZ
                                         360         79,436.42          1
    8255 JAMACHA ROAD                  7.125            535.61         73
                                       6.875            535.61      110,000.00
    SAN DIEGO        CA   92114          5            02/12/99         00
    0411254550                           05           04/01/99          0
    0411254550                           N            03/01/29
    0


    2748064          K08/G02             F          157,600.00         ZZ
                                         360        157,488.76          1
    712 ENTRADA DRIVE                  7.750          1,129.07         80
                                       7.500          1,129.07      197,000.00
    GOLDEN           CO   80401          1            02/22/99         00
    0411228935                           05           04/01/99          0
    0411228935                           O            03/01/29
    0


    2748073          K08/G02             F           41,000.00         ZZ
                                         360         40,971.78          1
    209 MARSHALL STREET                7.875            297.28         76
                                       7.625            297.28       54,000.00
    SALISBURY        MD   21804          2            02/22/99         00
    0411264773                           05           04/01/99          0
    0411264773                           N            03/01/29
    0


    2748074          K08/G02             F           51,150.00         ZZ
                                         360         51,114.80          1
    207 EAST LINCOLN AVENUE            7.875            370.87         86
                                       7.625            370.87       60,000.00
    SALISBURY        MD   21801          2            02/22/99         04
    0411264740                           05           04/01/99         25
    0411264740                           N            03/01/29
    0


    2748075          K08/G02             F           46,850.00         ZZ
                                         360         46,817.75          1
    114 WEST MAIN STREET               7.875            339.70         86
                                       7.625            339.70       55,000.00
    FRUITLAND        MD   21826          2            02/22/99         10
    0411264716                           05           04/01/99         25
1


    0411264716                           N            03/01/29
    0


    2748076          K08/G02             F           65,700.00         ZZ
                                         360         65,654.79          1
    106 FRANKLIN AVENUE                7.875            476.37         90
                                       7.625            476.37       73,000.00
    BERLIN           MD   21811          1            02/22/99         11
    0411264781                           05           04/01/99         25
    0411264781                           N            03/01/29
    0


    2748082          K08/G02             F          111,100.00         ZZ
                                         360        111,013.33          1
    7153 S VINE CIRCLE WEST            7.250            757.90         80
                                       7.000            757.90      138,900.00
    LITTLETON        CO   80122          1            02/22/99         00
    0411278898                           09           04/01/99          0
    0411278898                           O            03/01/29
    0


    2748084          K08/G02             F          136,000.00         ZZ
                                         360        135,906.41          1
    806 SHABBONA DRIVE                 7.875            986.09         80
                                       7.625            986.09      170,000.00
    FONTANA          WI   53125          1            02/22/99         00
    0411288194                           05           04/01/99          0
    0411288194                           O            03/01/29
    0


    2748085          K08/G02             F           81,000.00         ZZ
                                         360         80,942.83          1
    60 CRAIN DR                        7.750            580.29         90
                                       7.500            580.29       90,000.00
    BRYANT           AR   72022          5            02/16/99         10
    0411290703                           05           04/01/99         25
    0411290703                           O            03/01/29
    0


    2748092          K08/G02             F          145,000.00         ZZ
                                         360        144,905.15          1
    11221 EAST I-240 SERVICE ROAD      8.125          1,076.62         71
                                       7.875          1,076.62      205,000.00
    OKLAHOMA CITY    OK   73135          2            02/16/99         00
    0411282544                           05           04/01/99          0
    0411282544                           O            03/01/29
    0


1


    2748094          K08/G02             F           66,400.00         ZZ
                                         360         66,351.94          1
    4900 EAST CHAPMAN AVENUE           7.625            469.98         80
    UNIT #29                           7.375            469.98       83,000.00
    ORANGE           CA   92869          5            02/12/99         00
    0411291685                           09           04/01/99          0
    0411291685                           N            03/01/29
    0


    2748097          K08/G02             F           77,000.00         ZZ
                                         360         76,944.27          1
    645 NORTHWEST 103RD COURT          7.625            545.00         75
                                       7.375            545.00      103,000.00
    MIAMI            FL   33172          2            02/16/99         00
    0411288228                           01           04/01/99          0
    0411288228                           O            03/01/29
    0


    2748101          K08/G02             F          200,000.00         ZZ
                                         360        199,847.82          1
    6561 WEST ALAMO DRIVE              7.375          1,381.35         74
                                       7.125          1,381.35      272,000.00
    DENVER           CO   80123          5            02/17/99         00
    0411153141                           03           04/01/99          0
    0411153141                           O            03/01/29
    0


    2748104          K08/G02             F           61,200.00         ZZ
                                         360         61,158.94          1
    11559 ANAMOREE LANE                8.000            449.06         85
                                       7.750            449.06       72,000.00
    JACKSONVILLE     FL   32223          5            02/17/99         04
    0411291206                           05           04/01/99         12
    0411291206                           O            03/01/29
    0


    2748105          K08/G02             F           56,000.00         ZZ
                                         360         55,961.46          1
    2030 AIRPORT WAY                   7.875            406.04         70
                                       7.625            406.04       80,000.00
    FAIRBANKS        AK   99701          1            02/22/99         00
    0411295769                           05           04/01/99          0
    0411295769                           N            03/01/29
    0


    2748109          K08/G02             F          122,500.00         ZZ
                                         360        122,425.79          4
    937 W. 32ND PL                     8.500            941.92         70
                                       8.250            941.92      175,000.00
1


    CHICAGO          IL   60659          5            02/22/99         00
    0411285463                           05           04/01/99          0
    0411285463                           N            03/01/29
    0


    2748110          K08/G02             F           36,000.00         ZZ
                                         360         35,975.23          1
    813 NORTH 2ND STREET               7.875            261.02         90
                                       7.625            261.02       40,000.00
    YAKIMA           WA   98901          1            02/10/99         04
    0411272461                           05           04/01/99         25
    0411272461                           N            03/01/29
    0


    2748120          K08/G02             F           32,750.00         ZZ
                                         360         32,728.57          1
    102 ROYAL PARK DRIVE, UNIT #4D     8.125            243.17         90
                                       7.875            243.17       36,400.00
    OAKLAND PARK     FL   33309          1            02/22/99         10
    0411232259                           01           04/01/99         25
    0411232259                           N            03/01/29
    0


    2748132          K08/G02             F           48,000.00         ZZ
                                         360         47,970.92          2
    1317 S. MADISON AVENUE             8.500            369.08         80
                                       8.250            369.08       60,000.00
    CLEARWATER       FL   33756          5            02/22/99         00
    0411287220                           05           04/01/99          0
    0411287220                           N            03/01/29
    0


    2748137          K08/G02             F          114,750.00         ZZ
                                         360        113,753.73          1
    2201 LAKEWAY BLVD UNIT #41         7.875            832.02         85
                                       7.625            832.02      135,000.00
    AUSTIN           TX   78734          2            02/16/99         10
    0411220387                           01           04/01/99         20
    0411220387                           O            03/01/29
    0


    2748139          K08/G02             F           55,000.00         ZZ
                                         360         54,966.68          3
    3133-3135 LAWRENCE STREET          8.500            422.90         47
                                       8.250            422.90      117,000.00
    DENVER           CO   80205          5            02/22/99         00
    0411276462                           05           04/01/99          0
    0411276462                           N            03/01/29
    0
1




    2748651          K08/G02             F          211,500.00         ZZ
                                         360        211,358.09          1
    984 WAVERLY COMMON                 8.000          1,551.91         75
                                       7.750          1,551.91      282,000.00
    LIVERMORE        CA   94550          1            02/11/99         00
    0411284326                           09           04/01/99          0
    0411284326                           N            03/01/29
    0


    2748654          K08/G02             F          165,000.00         ZZ
                                         360        164,886.45          1
    5805 CALETA DRIVE                  7.875          1,196.36         75
                                       7.625          1,196.36      220,000.00
    LANSING          MI   48991          5            02/18/99         00
    0411212251                           05           04/01/99          0
    0411212251                           O            03/01/29
    0


    2748657          K08/G02             F          110,000.00         ZZ
                                         360        109,924.30          1
    3950 RUNNING WATER DRIVE           7.875            797.58         80
                                       7.625            797.58      137,500.00
    ORLANDO          FL   32839          1            02/23/99         00
    0411298805                           05           04/01/99          0
    0411298805                           O            03/01/29
    0


    2748659          K08/G02             F          177,000.00         ZZ
                                         360        176,887.14          1
    943 BOLENDER DRIVE                 8.250          1,329.74         59
                                       8.000          1,329.74      305,000.00
    DELRAY BEACH     FL   33483          5            02/18/99         00
    0411298342                           05           04/01/99          0
    0411298342                           O            03/01/29
    0


    2748661          K08/G02             F          117,000.00         ZZ
                                         360        116,929.12          4
    807 VOURAY DRIVE                   8.500            899.63         90
                                       8.250            899.63      130,000.00
    KENNER           LA   70065          1            02/23/99         04
    0411277197                           05           04/01/99         25
    0411277197                           N            03/01/29
    0


    2748664          K08/G02             F          220,400.00         ZZ
                                         360        220,252.11          2
1


    52 CANNON STREET                   8.000          1,617.22         95
                                       7.750          1,617.22      232,000.00
    CHARLESTON       SC   29403          1            02/23/99         04
    0411304769                           05           04/01/99         30
    0411304769                           O            03/01/29
    0


    2748665          K08/G02             F           78,000.00         ZZ
                                         360         77,946.33          1
    9430 S.W. 123RD COURT              7.875            565.55         75
                                       7.625            565.55      104,000.00
    MIAMI            FL   33186          5            02/18/99         00
    0411291263                           09           04/01/99          0
    0411291263                           O            03/01/29
    0


    2748668          K08/G02             F          168,000.00         ZZ
                                         360        167,872.17          1
    1784 MARCELLA STREET               7.375          1,160.33         80
                                       7.125          1,160.33      210,000.00
    SIMI VALLEY      CA   93065          2            02/17/99         00
    0411285364                           05           04/01/99          0
    0411285364                           O            03/01/29
    0


    2748673          K08/G02             F          288,000.00         ZZ
                                         360        287,816.35          2
    2428 GARMISCH DRIVE #4             8.250          2,163.65         80
                                       8.000          2,163.65      360,000.00
    VAIL             CO   81657          5            02/18/99         00
    0411295199                           05           04/01/99          0
    0411295199                           O            03/01/29
    0


    2748676          K08/G02             F           67,500.00         ZZ
                                         360         67,458.04          1
    10623 PARKER STREET                8.375            513.05         69
                                       8.125            513.05       98,000.00
    OMAHA            NE   68114          2            02/18/99         00
    0411254709                           05           04/01/99          0
    0411254709                           N            03/01/29
    0


    2748677          K08/G02             F           40,000.00         ZZ
                                         360         39,973.83          1
    353 U.S HIGHWAY ONE                8.125            297.00         52
                                       7.875            297.00       77,000.00
    JUPITER          FL   33477          1            02/23/99         00
    0411305535                           01           04/01/99          0
1


    0411305535                           N            03/01/29
    0


    2748681          K08/G02             F           76,800.00         ZZ
                                         360         76,747.15          1
    9746 ANDERSON VILLAGE DR           7.875            556.85         80
                                       7.625            556.85       96,000.00
    AUSTIN           TX   78729          5            02/18/99         00
    0411291487                           05           04/01/99          0
    0411291487                           O            03/01/29
    0


    2748682          K08/G02             F          180,000.00         ZZ
                                         360        179,872.96          1
    5227 EAST MONLACO ROAD             7.750          1,289.54         75
                                       7.500          1,289.54      240,000.00
    LONG BEACH       CA   90808          5            02/12/99         00
    0411270317                           05           04/01/99          0
    0411270317                           O            03/01/29
    0


    2748685          K08/G02             F          132,200.00         ZZ
                                         360        132,101.89          1
    3068 JOSHUAPARK DRIVE              7.500            924.36         80
                                       7.250            924.36      165,265.00
    RENO             NV   89502          1            02/15/99         00
    0411281272                           03           04/01/99          0
    0411281272                           O            03/01/29
    0


    2748688          K08/G02             F          186,000.00         ZZ
                                         360        185,884.40          1
    2038 LEES AVENUE                   8.375          1,413.73         89
                                       8.125          1,413.73      210,000.00
    LONG BEACH       CA   90815          2            02/16/99         11
    0411281330                           05           04/01/99         25
    0411281330                           N            03/01/29
    0


    2748690          K08/G02             F           41,600.00         ZZ
                                         360         41,521.23          1
    6125 E. INDIAN SCHOOL RD #227      8.375            316.19         90
                                       8.125            316.19       46,250.00
    SCOTTSDALE       AZ   85251          1            02/17/99         04
    0411261084                           01           04/01/99         25
    0411261084                           N            03/01/29
    0


1


    2748691          K08/G02             F          135,200.00         ZZ
                                         360        135,109.28          1
    91 CRYSTAL COURT                   8.000            992.05         80
                                       7.750            992.05      169,000.00
    BRUNSWICK        OH   44212          1            02/23/99         00
    0411283062                           05           04/01/99          0
    0411283062                           O            03/01/29
    0


    2748694          K08/G02             F           55,500.00         ZZ
                                         360         55,462.76          1
    5018 NORTH ELGIN STREET            8.000            407.24         75
                                       7.750            407.24       74,000.00
    SPOKANE          WA   99205          1            02/17/99         00
    0411291610                           05           04/01/99          0
    0411291610                           N            03/01/29
    0


    2748698          K08/G02             F           89,000.00         ZZ
                                         360         88,943.25          1
    412 WHITE MOUNTAIN MEADOWS DR      8.250            668.63         31
                                       8.000            668.63      296,000.00
    RUIDOSO          NM   88345          4            02/23/99         00
    0411292386                           05           04/01/99          0
    0411292386                           O            03/01/29
    0


    2749229          K08/G02             F          146,150.00         ZZ
                                         360        146,068.06          2
    11441 NW  43RD ST                  8.875          1,162.84         90
                                       8.625          1,162.84      162,400.00
    CORAL SPRINGS    FL   33065          1            02/24/99         10
    0411288731                           05           04/01/99         25
    0411288731                           N            03/01/29
    0


    2749231          K08/G02             F          171,200.00         ZZ
                                         360        171,056.17          1
    973 LA VUELTA PLACE                6.875          1,124.66         80
                                       6.625          1,124.66      214,000.00
    SANTA PAULA      CA   93060          2            02/12/99         00
    0411259815                           05           04/01/99          0
    0411259815                           O            03/01/29
    0


    2749233          K08/G02             F          130,000.00         ZZ
                                         360        129,914.96          1
    15718 HICKORY ST                   8.125            965.25         73
                                       7.875            965.25      180,500.00
1


    OMAHA            NE   68130          2            02/16/99         00
    0411257686                           05           04/01/99          0
    0411257686                           O            03/01/29
    0


    2749238          K08/G02             F          184,000.00         ZZ
                                         360        183,885.64          4
    405 15TH AVENUE S                  8.375          1,398.53         80
                                       8.125          1,398.53      230,000.00
    JACKSONVILLE BE  FL   32250          1            02/24/99         00
    0411270218                           05           04/01/99          0
    0411270218                           N            03/01/29
    0


    2749240          K08/G02             F           96,000.00         ZZ
                                         360         95,941.84          2
    361 FOREST RUN DRIVE               8.500            738.16         76
                                       8.250            738.16      126,400.00
    BANNER ELK       NC   28604          5            02/24/99         00
    0411234081                           05           04/01/99          0
    0411234081                           N            03/01/29
    0


    2749241          K08/G02             F           75,250.00         ZZ
                                         360         75,203.23          1
    763 NW HIGHWAY N                   8.375            571.95         69
                                       8.125            571.95      110,000.00
    BLAIRSTOWN       MO   64040          5            02/19/99         00
    0411206022                           05           04/01/99          0
    0411206022                           O            03/01/29
    0


    2749242          K08/G02             F           97,100.00         ZZ
                                         360         97,034.84          1
    1744 VISTA HEIGHTS COURT           8.000            712.49         90
                                       7.750            712.49      107,900.00
    LILBURN          GA   30047          1            02/24/99         04
    0411309156                           05           04/01/99         25
    0411309156                           N            03/01/29
    0


    2749244          K08/G02             F          114,000.00         ZZ
                                         360        113,917.50          2
    85 STOLL STREET                    7.625            806.88         78
                                       7.375            806.88      147,000.00
    NETCONG BOROUGH  NJ   07857          2            02/19/99         00
    0411245533                           05           04/01/99          0
    0411245533                           O            03/01/29
    0
1




    2749246          K08/G02             F          216,000.00         ZZ
                                         360        215,851.35          1
    19595 QUINN CIRCLE N.W.            7.875          1,566.15         75
                                       7.625          1,566.15      290,000.00
    ELK RIVER        MN   55330          5            02/19/99         00
    0411295900                           05           04/01/99          0
    0411295900                           O            03/01/29
    0


    2749249          K08/G02             F          200,000.00         ZZ
                                         360        199,851.57          1
    39 PARTERRE AVENUE                 7.500          1,398.43         75
                                       7.250          1,398.43      270,000.00
    FOOTHILL RANCH   CA   92610          5            02/16/99         00
    0411244387                           05           04/01/99          0
    0411244387                           O            03/01/29
    0


    2749252          K08/G02             F          194,400.00         ZZ
                                         360        194,266.22          1
    530 NE 51ST ST                     7.875          1,409.53         90
                                       7.625          1,409.53      216,000.00
    MIAMI            FL   33137          5            02/19/99         10
    0411292634                           03           04/01/99         25
    0411292634                           O            03/01/29
    0


    2749260          K08/G02             F          177,600.00         ZZ
                                         360        177,477.78          1
    3801 SW 144TH TERRACE              7.875          1,287.72         80
                                       7.625          1,287.72      222,040.00
    MIRAMAR          FL   33027          1            02/24/99         00
    0410789507                           03           04/01/99          0
    0410789507                           O            03/01/29
    0


    2749264          K08/G02             F           77,000.00         ZZ
                                         360         76,953.36          1
    1325 13TH ST NW                    8.500            592.06         70
    UNIT # 104                         8.250            592.06      110,000.00
    WASHINGTON       DC   20005          5            02/24/99         00
    0411261712                           08           04/01/99          0
    0411261712                           N            03/01/29
    0


    2749266          K08/G02             F          193,500.00         ZZ
                                         360        193,382.77          3
1


    6901 S. DORCHESTER                 8.500          1,487.85         90
                                       8.250          1,487.85      215,000.00
    CHICAGO          IL   60637          1            02/24/99         04
    0411259666                           05           04/01/99         25
    0411259666                           N            03/01/29
    0


    2749270          K08/G02             F           37,100.00         ZZ
                                         360         37,054.88          1
    433 KIRKWOOD                       8.500            285.27         70
                                       8.250            285.27       53,000.00
    FAIRBORN         OH   45324          5            01/14/99         00
    0411168701                           05           03/01/99          0
    0411168701                           N            02/01/29
    0


    2749275          K08/G02             F          164,000.00         ZZ
                                         360        163,889.96          1
    464 EAST JACKSON STREET            8.000          1,203.37         80
                                       7.750          1,203.37      205,000.00
    COLUMBUS         OH   43206          2            02/19/99         00
    0411257546                           05           04/01/99          0
    0411257546                           O            03/01/29
    0


    2749276          K08/G02             F          146,000.00         ZZ
                                         360        145,896.96          1
    1085 S.W. 197TH AVENUE             7.750          1,045.96         85
                                       7.500          1,045.96      172,000.00
    BEAVERTON        OR   97006          5            02/19/99         04
    0411272966                           05           04/01/99         12
    0411272966                           O            03/01/29
    0


    2749284          K08/G02             F          168,750.00         ZZ
                                         360        168,621.60          1
    4831 MT. LONGS DRIVE               7.375          1,165.51         77
                                       7.125          1,165.51      220,000.00
    SAN DIEGO        CA   92117          2            02/17/99         00
    0411289234                           05           04/01/99          0
    0411289234                           O            03/01/29
    0


    2749288          K08/G02             F          135,200.00         ZZ
                                         360        135,094.53          1
    4325 COWELL ROAD                   7.250            922.30         80
                                       7.000            922.30      169,000.00
    CONCORD          CA   94518          1            02/15/99         00
    0411245764                           05           04/01/99          0
1


    0411245764                           O            03/01/29
    0


    2749289          K08/G02             F          117,850.00         T
                                         360        117,770.93          1
    146 SENECA POINT TRAIL             8.000            864.74         80
                                       7.750            864.74      147,350.00
    KISSIMMEE        FL   34746          1            02/24/99         00
    0411255177                           05           04/01/99          0
    0411255177                           O            03/01/29
    0


    2749292          K08/G02             F          150,000.00         ZZ
                                         360        149,896.78          1
    7200 NORTH MERCER WAY              7.875          1,087.60         29
                                       7.625          1,087.60      520,000.00
    MERCER ISLAND    WA   98040          5            02/09/99         00
    0411219629                           05           04/01/99          0
    0411219629                           O            03/01/29
    0


    2749293          K08/G02             F          213,150.00         ZZ
                                         360        212,995.73          1
    7905 RIMROCK DRIVE                 7.625          1,508.66         80
                                       7.375          1,508.66      267,000.00
    FRISCO           TX   75035          2            02/19/99         00
    0411152143                           03           04/01/99          0
    0411152143                           O            03/01/29
    0


    2749299          K08/G02             F          109,000.00         ZZ
                                         360        108,932.25          1
    7571 JOHNSON STREET                8.375            828.48         69
                                       8.125            828.48      160,000.00
    ARVADA           CO   80005          5            02/24/99         00
    0411289424                           05           04/01/99          0
    0411289424                           N            03/01/29
    0


    2749300          K08/G02             F           85,600.00         ZZ
                                         360         85,542.57          1
    556 22ND STREET                    8.000            628.10         80
                                       7.750            628.10      107,000.00
    RICHMOND         CA   94801          5            02/18/99         00
    0411303423                           05           04/01/99          0
    0411303423                           O            03/01/29
    0


1


    2750048          K08/G02             F          106,200.00         ZZ
                                         360        106,137.30          4
    724 WEST CLARKE STREET             8.625            826.01         90
                                       8.375            826.01      118,000.00
    PASCO            WA   99301          1            02/18/99         04
    0411291735                           05           04/01/99         25
    0411291735                           N            03/01/29
    0


    2750050          K08/G02             F          125,600.00         ZZ
                                         360        125,511.36          1
    21111 NEWCASTLE                    7.750            899.81         80
                                       7.500            899.81      157,000.00
    LAKE FOREST      CA   92630          1            02/17/99         00
    0411274939                           01           04/01/99          0
    0411274939                           O            03/01/29
    0


    2750051          K08/G02             F          101,600.00         ZZ
                                         360        101,528.30          1
    1239 SUNSET DRIVE                  7.750            727.87         80
                                       7.500            727.87      127,000.00
    FORT WAYNE       IN   46807          1            02/25/99         00
    0411295041                           05           04/01/99          0
    0411295041                           O            03/01/29
    0


    2750052          K08/G02             F           62,250.00         ZZ
                                         360         62,210.31          1
    6501 NW 22 STREET                  8.250            467.66          9
                                       8.000            467.66      691,950.00
    SUNRISE          FL   33313          1            02/25/99         04
    0411287444                           05           04/01/99         25
    0411287444                           N            03/01/29
    0


    2750053          K08/G02             F          184,700.00         ZZ
                                         360        184,566.31          1
    4306 N.W. 65TH AVENUE              7.625          1,307.30         80
                                       7.375          1,307.30      230,900.00
    CORAL SPRINGS    FL   33067          1            02/25/99         00
    0411277189                           03           04/01/99          0
    0411277189                           O            03/01/29
    0


    2750055          K08/G02             F          146,400.00         ZZ
                                         360        146,317.93          3
    4936 NORTH ALBANY AVENUE           8.875          1,164.82         80
                                       8.625          1,164.82      183,000.00
1


    CHICAGO          IL   60625          1            02/25/99         00
    0411230816                           05           04/01/99          0
    0411230816                           N            03/01/29
    0


    2750056          K08/G02             F           33,300.00         ZZ
                                         360         33,279.82          1
    5513 NW 24TH STREET                8.500            256.05         90
                                       8.250            256.05       37,000.00
    LAUDERHILL       FL   33313          1            02/25/99         04
    0411300262                           09           04/01/99         25
    0411300262                           N            03/01/29
    0


    2750058          K08/G02             F           33,300.00         ZZ
                                         360         33,279.82          1
    5509 NORTH WEST 24TH STREET        8.500            256.05         90
                                       8.250            256.05       37,000.00
    LAUDERHILL       FL   33313          1            02/25/99         04
    0411300221                           09           04/01/99         25
    0411300221                           N            03/01/29
    0


    2750059          K08/G02             F          192,600.00         ZZ
                                         360        192,457.06          1
    21355 VIA DEL VENADO               7.500          1,346.69         80
                                       7.250          1,346.69      240,750.00
    YORBA LINDA      CA   92887          1            02/15/99         00
    0411290158                           05           04/01/99          0
    0411290158                           O            03/01/29
    0


    2750060          K08/G02             F           94,500.00         ZZ
                                         360         94,441.26          2
    1244 & 1246 WEST 2ND STREET        8.375            718.27         70
                                       8.125            718.27      135,000.00
    SANTA ANA        CA   92703          1            02/22/99         00
    0411274335                           05           04/01/99          0
    0411274335                           N            03/01/29
    0


    2750064          K08/G02             F           68,000.00         ZZ
                                         360         67,950.78          1
    1583 EUCALYPTUS DRIVE              7.625            481.30         85
                                       7.375            481.30       80,000.00
    HIGHLAND         CA   92346          5            02/17/99         11
    0411288053                           05           04/01/99         12
    0411288053                           O            03/01/29
    0
1




    2750065          K08/G02             F           34,400.00         ZZ
                                         360         34,383.08          1
    5075 NEFF                          9.500            289.25         80
                                       9.250            289.25       43,000.00
    DETROIT          MI   48224          5            02/25/99         00
    0411255656                           05           04/01/99          0
    0411255656                           N            03/01/29
    0


    2750066          K08/G02             F           82,300.00         ZZ
                                         360         82,252.65          3
    5752 NINA WAY                      8.750            647.45         75
                                       8.500            647.45      109,750.00
    SACRAMENTO       CA   95824          1            02/22/99         00
    0411291123                           05           04/01/99          0
    0411291123                           N            03/01/29
    0


    2750067          K08/G02             F          190,800.00         ZZ
                                         360        190,678.33          1
    11715 KLING STREET                 8.250          1,433.42         80
                                       8.000          1,433.42      238,500.00
    LOS ANGELES      CA   91607          1            02/18/99         00
    0411257744                           05           04/01/99          0
    0411257744                           O            03/01/29
    0


    2750069          K08/G02             F          140,800.00         ZZ
                                         360        140,714.70          1
    2575 GLEN RIDGE DRIVE              8.500          1,082.63         80
                                       8.250          1,082.63      178,000.00
    HIGHLAND VILLAG  TX   75067          2            02/25/99         00
    0411240088                           05           04/01/99          0
    0411240088                           N            03/01/29
    0


    2750071          K08/G02             F          212,000.00         ZZ
                                         360        211,838.69          1
    6145 KACHINA NW                    7.375          1,464.23         80
                                       7.125          1,464.23      265,000.00
    ALBUQUERQUE      NM   87120          5            02/19/99         00
    0411295504                           05           04/01/99          0
    0411295504                           O            03/01/29
    0


    2750074          K08/G02             F          172,500.00         ZZ
                                         360        172,384.26          1
1


    1693 TIERRA BUENA DRIVE            8.000          1,265.74         75
                                       7.750          1,265.74      230,000.00
    SAN JOSE         CA   95121          5            02/18/99         00
    0411300155                           05           04/01/99          0
    0411300155                           O            03/01/29
    0


    2750077          K08/G02             F           52,200.00         ZZ
                                         360         52,172.22          1
    103 HAMATA                         9.125            424.72         90
                                       8.875            424.72       58,000.00
    HAZEL PARK       MI   48030          1            02/25/99         10
    0411299670                           05           04/01/99         25
    0411299670                           N            03/01/29
    0


    2750085          K08/G02             F           88,800.00         ZZ
                                         360         88,734.10          1
    1657 KINGSPOINT DRIVE              7.500            620.90         80
                                       7.250            620.90      111,000.00
    CARROLLTON       TX   75007          1            02/25/99         00
    0411312564                           05           04/01/99          0
    0411312564                           O            03/01/29
    0


    2750086          K08/G02             F           44,950.00         ZZ
                                         360         44,924.80          1
    309 N.W. 3RD AVENUE                8.875            357.64         90
                                       8.625            357.64       49,999.00
    DELRAY BEACH     FL   33444          1            02/24/99         04
    0411302649                           05           04/01/99         25
    0411302649                           N            03/01/29
    0


    2750088          K08/G02             F          218,000.00         ZZ
                                         360        217,821.31          1
    8630 FALCON GREEN DRIVE            7.000          1,450.36         73
                                       6.750          1,450.36      300,000.00
    WEST PALM BEACH  FL   33412          1            02/25/99         00
    0411296841                           03           04/01/99          0
    0411296841                           O            03/01/29
    0


    2750091          K08/G02             F          156,950.00         ZZ
                                         360        156,836.41          1
    800 SUNNYVIEW CIRCLE               7.625          1,110.88         90
                                       7.375          1,110.88      174,900.00
    MATTHEWS         NC   28105          1            02/25/99         14
    0411288319                           05           04/01/99         25
1


    0411288319                           O            03/01/29
    0


    2750097          K08/G02             F          431,900.00         ZZ
                                         360        431,602.77          4
    1208 PARK AVENUE                   7.875          3,131.57         90
                                       7.625          3,131.57      479,900.00
    HOBOKEN          NJ   07030          1            02/25/99         04
    0411258783                           05           04/01/99         25
    0411258783                           O            03/01/29
    0


    2750098          K08/G02             F           66,000.00         ZZ
                                         360         65,957.91          1
    7090 IRON MOUNTAIN BOULEVARD       8.250            495.84         55
                                       8.000            495.84      120,000.00
    STAGECOACH       NV   89429          5            02/18/99         00
    0411132368                           05           04/01/99          0
    0411132368                           N            03/01/29
    0


    2750099          K08/G02             F          140,000.00         ZZ
                                         360        139,903.65          1
    HCI BOX 133A                       7.875          1,015.10         80
                                       7.625          1,015.10      175,000.00
    ODEM             TX   78370          1            02/23/99         00
    0411256936                           05           04/01/99          0
    0411256936                           O            03/01/29
    0


    2750100          K08/G02             F           96,300.00         ZZ
                                         360         96,244.60          1
    1103 LAKEWOOD LANE                 8.750            757.59         90
                                       8.500            757.59      107,000.00
    ROUND ROCK       TX   78681          1            02/25/99         04
    0411315153                           05           04/01/99         25
    0411315153                           N            03/01/29
    0


    2750102          K08/G02             F          151,200.00         ZZ
                                         360        151,101.09          1
    103 NORTH HARRISBURG AVENUE        8.125          1,122.66         90
                                       7.875          1,122.66      168,000.00
    ATLANTIC CITY    NJ   08401          1            02/25/99         04
    0411284243                           05           04/01/99         25
    0411284243                           N            03/01/29
    0


1


    2750103          K08/G02             F           55,600.00         ZZ
                                         360         55,558.74          1
    123 HORSESHOE DRIVE                7.500            388.76         80
                                       7.250            388.76       69,500.00
    BOONE            NC   28607          1            02/25/99         00
    0411301435                           05           04/01/99          0
    0411301435                           N            03/01/29
    0


    2750105          K08/G02             F          112,000.00         ZZ
                                         360        111,914.77          1
    10990 MASCARELL AVE (MISSION       7.375            773.56         80
    HILLS)                             7.125            773.56      140,000.00
    LOS ANGELES      CA   91345          5            02/17/99         00
    0411265085                           05           04/01/99          0
    0411265085                           O            03/01/29
    0


    2750107          K08/G02             F          260,000.00         ZZ
                                         360        259,821.07          2
    348 ALCATRAZ AVE & 6400 HILLE      7.875          1,885.18         80
    GASS AVENUE                        7.625          1,885.18      325,000.00
    OAKLAND          CA   94618          1            02/22/99         00
    0411280092                           05           04/01/99          0
    0411280092                           O            03/01/29
    0


    2751848          696/G02             F          119,000.00         ZZ
                                         360        118,916.01          1
    711 LAWRENCE STREET, NE            7.750            852.53         73
                                       7.500            852.53      165,000.00
    WASHINGTON       DC   20017          1            03/01/99         00
    0431235266                           05           04/01/99          0
    31899007                             O            03/01/29
    0


    2751869          K08/G02             F           90,000.00         ZZ
                                         360         89,936.48          1
    445 SOUTH FAWN STREET              7.750            644.77         69
                                       7.500            644.77      132,000.00
    CORNELIUS        OR   97113          5            02/22/99         00
    0411291719                           05           04/01/99          0
    0411291719                           N            03/01/29
    0


    2751883          K08/G02             F           62,000.00         ZZ
                                         360         61,961.47          1
    570 MONTICELLO DRIVE               8.375            471.24         90
                                       8.125            471.24       68,900.00
1


    MABLETON         GA   30126          1            03/01/99         10
    0411311491                           05           04/01/99         25
    0411311491                           N            03/01/29
    0


    2751884          K08/G02             F          165,000.00         ZZ
                                         360        164,877.55          1
    1637 BEECH CROFT STREET            7.500          1,153.70         71
                                       7.250          1,153.70      235,000.00
    KEEGO HARBOR     MI   48320          5            02/24/99         00
    0411252968                           05           04/01/99          0
    0411252968                           O            03/01/29
    0


    2751886          K08/G02             F           71,250.00         ZZ
                                         360         71,200.97          1
    502 SOUTH WRIGHT STREET            7.875            516.61         75
                                       7.625            516.61       95,000.00
    TACOMA           WA   98408          5            02/24/99         00
    0411266190                           05           04/01/99          0
    0411266190                           O            03/01/29
    0


    2751893          K08/G02             F          126,000.00         ZZ
                                         360        125,941.22          2
    75 KINGSLAND AVENUE                9.750          1,082.53         90
                                       9.500          1,082.53      140,000.00
    BROOKLYN         NY   11211          1            03/01/99         04
    0410779326                           07           04/01/99         25
    0410779326                           N            03/01/29
    0


    2751908          K08/G02             F          160,200.00         ZZ
                                         360        160,086.93          4
    1635 PINE STREET  UNITS ABCD       7.750          1,147.69         90
                                       7.500          1,147.69      178,000.00
    PASO ROBLES      CA   93446          1            02/23/99         04
    0411285273                           05           04/01/99         25
    0411285273                           N            03/01/29
    0


    2751914          K08/G02             F           59,200.00         ZZ
                                         360         59,158.21          1
    821 GORDON STREET                  7.750            424.12         80
                                       7.500            424.12       74,000.00
    CUSTER           SD   57730          5            02/23/99         00
    0411291495                           05           04/01/99          0
    0411291495                           O            03/01/29
    0
1




    2751915          K08/G02             F           92,000.00         ZZ
                                         360         91,938.27          1
    3082 NORTH SHERRILWOOD DRIVE       8.000            675.06         80
                                       7.750            675.06      115,000.00
    CANON CITY       CO   81212          1            03/01/99         00
    0411296288                           05           04/01/99          0
    0411296288                           N            03/01/29
    0


    2751918          K08/G02             F           90,250.00         ZZ
                                         360         90,176.02          1
    5838 DAPHNE DRIVE                  7.000            600.44         95
                                       6.750            600.44       95,000.00
    WEST PALM BEACH  FL   33415          2            02/23/99         04
    0411294218                           05           04/01/99         30
    0411294218                           O            03/01/29
    0


    2751929          K08/G02             F          220,000.00         ZZ
                                         360        219,848.60          1
    4326 CHIPPENDALE DRIVE             7.875          1,595.15         80
                                       7.625          1,595.15      277,000.00
    UNION CITY       CA   94567          5            02/23/99         00
    0411297427                           05           04/01/99          0
    0411297427                           O            03/01/29
    0


    2751931          K08/G02             F          292,000.00         ZZ
                                         360        291,813.80          2
    340-350 EAST OCEAN DRIVE           8.250          2,193.70         80
                                       8.000          2,193.70      365,000.00
    KEY COLONY BEAC  FL   33051          1            03/01/99         00
    0411307762                           05           04/01/99          0
    0411307762                           O            03/01/29
    0


    2751938          K08/G02             F          191,900.00         ZZ
                                         360        191,761.10          1
    11213 LAKE JACKSON DRIVE           7.625          1,358.26         80
                                       7.375          1,358.26      239,900.00
    MANASSAS         VA   20111          1            02/26/99         00
    0411313307                           05           04/01/99          0
    0411313307                           O            03/01/29
    0


    2751939          K08/G02             F           52,500.00         ZZ
                                         360         52,470.57          1
1


    982 HAYLOFT LANE                   8.875            417.71         70
                                       8.625            417.71       75,000.00
    SAN ANTONIO      TX   78245          5            02/26/99         00
    0411259849                           05           04/01/99          0
    0411259849                           N            03/01/29
    0


    2751944          K08/G02             F           48,000.00         ZZ
                                         360         47,936.99          1
    25658 KITCH                        8.125            356.40         80
                                       7.875            356.40       60,000.00
    DEARBORN HEIGHT  MI   48125          1            01/29/99         00
    0411255433                           05           03/01/99          0
    0411255433                           N            02/01/29
    0


    2751946          K08/G02             F           91,000.00         ZZ
                                         360         90,932.46          1
    14822 PENSACOLA PLACE              7.500            636.29         76
                                       7.250            636.29      121,000.00
    DENVER           CO   80239          5            02/22/99         00
    0411276389                           05           04/01/99          0
    0411276389                           O            03/01/29
    0


    2751947          K08/G02             F           92,000.00         ZZ
                                         360         91,942.81          1
    2500 HIGHWAY 290 WEST              8.375            699.27         80
                                       8.125            699.27      115,000.00
    DRIPPING SPRING  TX   78620          1            02/26/99         00
    0411311764                           05           04/01/99          0
    0411311764                           N            03/01/29
    0


    2751950          K08/G02             F           75,000.00         ZZ
                                         240         74,648.88          1
    426 S CHURCH STREET                7.500            604.19         61
                                       7.250            604.19      123,000.00
    BRIGHTON         MI   48116          2            02/22/99         00
    0411159817                           05           04/01/99          0
    0411159817                           O            03/01/19
    0


    2751953          K08/G02             F          194,400.00         ZZ
                                         360        194,248.35          1
    616 WILDER ROAD                    7.250          1,326.15         80
                                       7.000          1,326.15      243,000.00
    WALLINGFORD      PA   19086          5            02/22/99         00
    0411280407                           05           04/01/99          0
1


    0411280407                           O            03/01/29
    0


    2751954          K08/G02             F           74,100.00         ZZ
                                         360         74,043.62          1
    571 N MITCHNER                     7.375            511.79         78
                                       7.125            511.79       95,000.00
    INDIANAPOLIS     IN   46219          5            02/26/99         00
    0411305386                           05           04/01/99          0
    0411305386                           N            03/01/29
    0


    2751955          K08/G02             F          127,750.00         ZZ
                                         360        127,678.38          3
    5501,5503 AND 5505 MARTEL          8.875          1,016.44         70
                                       8.625          1,016.44      182,500.00
    DALLAS           TX   75240          1            02/26/99         00
    0411295892                           05           04/01/99          0
    0411295892                           N            03/01/29
    0


    2751956          K08/G02             F          108,000.00         ZZ
                                         360        107,927.53          1
    8739 NORTHEAST SKIDMORE S          8.000            792.47         80
                                       7.750            792.47      135,000.00
    PORTLAND         OR   97220          2            02/19/99         00
    0411272099                           05           04/01/99          0
    0411272099                           O            03/01/29
    0


    2751957          K08/G02             F          124,000.00         ZZ
                                         360        123,920.93          1
    393 POETS WAY                      8.250            931.57         80
    UNIT #D1                           8.000            931.57      155,000.00
    MAHWAH           NJ   07430          1            02/26/99         00
    0411301302                           01           04/01/99          0
    0411301302                           O            03/01/29
    0


    2751958          K08/G02             F           64,800.00         ZZ
                                         360         64,746.88          1
    637 HOLMES BOULEVARD               7.000            431.12         80
                                       6.750            431.12       81,000.00
    GRETNA           LA   70056          5            02/22/99         00
    0411284425                           05           04/01/99          0
    0411284425                           O            03/01/29
    0


1


    2751964          K08/G02             F          123,450.00         T
                                         360        123,375.22          1
    142 SENECA POINT TRAIL             8.500            949.22         80
                                       8.250            949.22      154,349.00
    KISSIMMEE        FL   34746          1            02/22/99         00
    0411292295                           05           04/01/99          0
    0411292295                           O            03/01/29
    0


    2751965          K08/G02             F          237,600.00         ZZ
                                         360        237,414.65          1
    287 SUNSHINE DRIVE                 7.250          1,620.85         80
                                       7.000          1,620.85      297,000.00
    PACIFICA         CA   94044          5            02/17/99         00
    0411286982                           05           04/01/99          0
    0411286982                           O            03/01/29
    0


    2751966          K08/G02             F          168,000.00         ZZ
                                         360        167,881.43          1
    5061 W. HUTCHINSON                 7.750          1,203.57         80
                                       7.500          1,203.57      210,000.00
    CHICAGO          IL   60641          2            02/22/99         00
    0411231715                           05           04/01/99          0
    0411231715                           O            03/01/29
    0


    2751967          K08/G02             F          116,000.00         ZZ
                                         360        115,916.04          1
    112 RAWHIDE WAY                    7.625            821.04         80
                                       7.375            821.04      145,000.00
    CARSON CITY      NV   89701          2            02/19/99         00
    0411256829                           05           04/01/99          0
    0411256829                           O            03/01/29
    0


    2751972          K08/G02             F          112,000.00         ZZ
                                         360        111,908.19          2
    5009 CANA COVE                     7.000            745.14         80
                                       6.750            745.14      140,000.00
    AUSTIN           TX   78749          2            02/22/99         00
    0411293699                           05           04/01/99          0
    0411293699                           O            03/01/29
    0


    2751974          K08/G02             F           71,500.00         ZZ
                                         360         71,459.91          1
    1505 DOWNING PLACE NE              8.875            568.89         63
                                       8.625            568.89      114,000.00
1


    WASHINGTON       DC   20018          5            02/26/99         00
    0411268642                           07           04/01/99          0
    0411268642                           N            03/01/29
    0


    2751978          K08/G02             F          114,300.00         ZZ
                                         360        114,230.75          3
    1819 BUCHANAN STREET               8.500            878.87         90
                                       8.250            878.87      127,000.00
    HOLLYWOOD        FL   33020          1            02/26/99         04
    0411306137                           05           04/01/99         25
    0411306137                           N            03/01/29
    0


    2751979          K08/G02             F           84,400.00         ZZ
                                         360         84,335.78          1
    15712 COVEWOOD CR                  7.375            582.93         80
                                       7.125            582.93      105,500.00
    DALLAS           TX   75248          1            02/25/99         00
    0411280068                           03           04/01/99          0
    0411280068                           O            03/01/29
    0


    2751980          K08/G02             F          131,750.00         T
                                         360        131,668.11          1
    1895 THE OAKS BOULEVARD            8.375          1,001.40         80
                                       8.125          1,001.40      164,690.00
    KISSIMMEE        FL   34746          1            02/17/99         00
    0411247760                           03           04/01/99          0
    0411247760                           O            03/01/29
    0


    2751982          K08/G02             F          115,900.00         ZZ
                                         360        115,818.20          1
    1912 OLD MILL LANE                 7.750            830.32         80
                                       7.500            830.32      144,900.00
    HENDERSON        NV   89014          1            02/23/99         00
    0411280308                           03           04/01/99          0
    0411280308                           O            03/01/29
    0


    2751996          K08/G02             F           35,900.00         ZZ
                                         360         35,878.25          1
    30260 SOUTHFIELD RD. #171          8.500            276.04         90
                                       8.250            276.04       39,900.00
    SOUTHFIELD       MI   48076          1            02/26/99         10
    0411253982                           01           04/01/99         25
    0411253982                           N            03/01/29
    0
1




    2752000          K08/G02             F           50,400.00         ZZ
                                         360         50,343.27          2
    411 & 413 VALMAR STREET            8.875            401.01         90
                                       8.625            401.01       56,000.00
    LITTLE ROCK      AR   72205          1            01/27/99         10
    0411261472                           05           03/01/99         25
    0411261472                           N            02/01/29
    0


    2752005          K08/G02             F           80,000.00         ZZ
                                         360         79,960.65          2
    7160-7170 EAST 74TH AVENUE         9.500            672.68         80
                                       9.250            672.68      100,000.00
    COMMERCE CITY    CO   80022          1            02/26/99         00
    0411306350                           05           04/01/99          0
    0411306350                           N            03/01/29
    0


    2752006          K08/G02             F           80,000.00         ZZ
                                         360         79,960.65          4
    7110-7116 ONEIDA DRIVE             9.500            672.68         80
                                       9.250            672.68      100,000.00
    COMMERCE CITY    CO   80022          1            02/26/99         00
    0411306509                           05           04/01/99          0
    0411306509                           N            03/01/29
    0


    2752007          K08/G02             F           80,000.00         ZZ
                                         360         79,960.65          4
    7162-7168 ONEIDA DRIVE             9.500            672.68         80
                                       9.250            672.68      100,000.00
    COMMERCE CITY    CO   80022          1            02/26/99         00
    0411306467                           05           04/01/99          0
    0411306467                           N            03/01/29
    0


    2752008          K08/G02             F           80,000.00         ZZ
                                         360         79,960.65          4
    7200-7208 ONEIDA DRIVE             9.500            672.68         80
                                       9.250            672.68      100,000.00
    COMMERCE CITY    CO   80022          1            02/26/99         00
    0411306384                           05           04/01/99          0
    0411306384                           N            03/01/29
    0


    2752009          K08/G02             F           80,000.00         ZZ
                                         360         79,956.30          1
1


    14192 EAST 25TH PLACE              9.000            643.70         80
                                       8.750            643.70      100,000.00
    AURORA           CO   80015          1            02/26/99         00
    0411306517                           05           04/01/99          0
    0411306517                           N            03/01/29
    0


    2752012          K08/G02             F          160,000.00         ZZ
                                         360        159,887.07          1
    30466 S. GREEN BRIAR               7.750          1,146.26         80
                                       7.500          1,146.26      200,000.00
    FRANKLIN         MI   48025          1            02/26/99         00
    0411300437                           05           04/01/99          0
    0411300437                           O            03/01/29
    0


    2752013          K08/G02             F          129,800.00         ZZ
                                         360        129,719.33          1
    2870 AMBARWENT ROAD                8.375            986.57         90
                                       8.125            986.57      144,288.00
    REYNOLDSBURG     OH   43068          1            02/25/99         04
    0411308083                           05           04/01/99         25
    0411308083                           N            03/01/29
    0


    2752014          K08/G02             F          230,400.00         T
                                         360        230,245.41          1
    7200 N.W. 109TH COURT              8.000          1,690.59         80
                                       7.750          1,690.59      288,000.00
    MIAMI            FL   33178          1            02/26/99         00
    0411291818                           03           04/01/99          0
    0411291818                           O            03/01/29
    0


    2752017          K08/G02             F          236,000.00         ZZ
                                         360        235,837.59          1
    3026 DANIEL LANE NW                7.875          1,711.16         80
                                       7.625          1,711.16      295,000.00
    WASHINGTON       DC   20015          1            02/26/99         00
    0411303613                           05           04/01/99          0
    0411303613                           O            03/01/29
    0


    2752025          K08/G02             F          165,600.00         ZZ
                                         360        165,488.89          3
    230 E. DONOVAN AVENUE              8.000          1,215.11         90
                                       7.750          1,215.11      184,000.00
    WOODSTOCK        IL   60098          1            02/26/99         10
    0411296973                           05           04/01/99         25
1


    0411296973                           N            03/01/29
    0


    2752026          K08/G02             F           72,000.00         ZZ
                                         360         71,956.38          2
    2818-2820 ALLEGHENY AVENUE         8.500            553.62         90
                                       8.250            553.62       80,000.00
    COLUMBUS         OH   43209          1            02/26/99         04
    0411234909                           05           04/01/99         25
    0411234909                           N            03/01/29
    0


    2752029          K08/G02             F           59,800.00         T
                                         240         59,704.62          1
    2715 WHISPER DOVE                  8.500            518.96         39
                                       8.250            518.96      155,000.00
    SAN ANTONIO      TX   78230          2            02/26/99         00
    0411311889                           05           04/01/99          0
    0411311889                           O            03/01/19
    0


    2752030          K08/G02             F          150,200.00         ZZ
                                         360        149,895.65          1
    19378 E. BRUNSWICK DRIVE           8.000          1,102.11         80
                                       7.750          1,102.11      188,757.00
    AURORA           CO   80013          1            12/31/98         00
    0411175979                           03           02/01/99          0
    0411175979                           O            01/01/29
    0


    2752034          K08/G02             F          109,250.00         ZZ
                                         360        109,172.89          1
    4882 BLANTON DRIVE                 7.750            782.68         95
                                       7.500            782.68      115,000.00
    LAS VEGAS        NV   89121          2            02/19/99         04
    0411280340                           05           04/01/99         30
    0411266133                           O            03/01/29
    0


    2752035          K08/G02             F          117,000.00         ZZ
                                         360        116,921.50          2
    10 ROOSEVELT AVENUE                8.000            858.50         90
                                       7.750            858.50      130,000.00
    CARTERET         NJ   07008          2            02/26/99         10
    0411238967                           05           04/01/99         25
    0411238967                           N            03/01/29
    0


1


    2752039          K08/G02             F          142,500.00         ZZ
                                         360        142,413.67          2
    798/800 MAPLE LANE                 8.500          1,095.70         88
                                       8.250          1,095.70      163,000.00
    BROWNSBURG       IN   46122          2            02/26/99         04
    0411264898                           05           04/01/99         25
    0411264898                           N            03/01/29
    0


    2752042          K08/G02             F          178,400.00         ZZ
                                         360        178,267.60          1
    203 BRITTANY DRIVE                 7.500          1,247.40         80
                                       7.250          1,247.40      223,000.00
    COPPELL          TX   75019          1            02/24/99         00
    0411290737                           03           04/01/99          0
    0411290737                           O            03/01/29
    0


    2752044          K08/G02             F          110,500.00         ZZ
                                         360        110,425.86          1
    13663 SUNSHOWER CIRCLE             8.000            810.81         75
                                       7.750            810.81      148,105.00
    ORLANDO          FL   32828          1            02/26/99         00
    0411130081                           03           04/01/99          0
    0411130081                           O            03/01/29
    0


    2752046          K08/G02             F          134,300.00         ZZ
                                         360        134,209.88          1
    616 QUINTANA PLACE                 8.000            985.45         85
                                       7.750            985.45      158,000.00
    WASHINGTON       DC   20011          5            02/22/99         04
    0411304017                           07           04/01/99         12
    0411304017                           O            03/01/29
    0


    2752048          K08/G02             F          137,250.00         ZZ
                                         360        137,164.69          2
    229 W 17TH STREET                  8.375          1,043.20         90
                                       8.125          1,043.20      152,500.00
    HOLLAND          MI   49423          1            02/26/99         10
    0411255698                           05           04/01/99         25
    0411255698                           N            03/01/29
    0


    2752049          K08/G02             F          130,755.00         ZZ
                                         360        130,667.27          1
    89 BROKEN ROCK DRIVE               8.000            959.43         75
                                       7.750            959.43      174,341.00
1


    HENERSON         NV   89014          1            02/18/99         00
    0411156797                           03           04/01/99          0
    0411156797                           N            03/01/29
    0


    2752065          K08/G02             F          197,000.00         ZZ
                                         360        196,864.42          1
    14 HOPKINS CIRCLE                  7.875          1,428.39         72
                                       7.625          1,428.39      275,000.00
    ORLANDO          FL   32804          1            02/24/99         00
    0411282692                           05           04/01/99          0
    0411282692                           O            03/01/29
    0


    2752066          K08/G02             F          118,800.00         ZZ
                                         360        118,718.25          4
    372 NORTH 7TH STREET               7.875            861.38         90
                                       7.625            861.38      132,000.00
    LARAMIE          WY   82072          1            02/26/99         04
    0411309511                           05           04/01/99         25
    0411309511                           O            03/01/29
    0


    2752067          K08/G02             F           87,500.00         ZZ
                                         360         87,450.95          3
    1203-1203A-1207 NORTH 22ND AVE     8.875            696.19         69
    NUE                                8.625            696.19      127,000.00
    HOLLYWOOD        FL   33020          5            02/26/99         00
    0411295553                           05           04/01/99          0
    0411295371                           N            03/01/29
    0


    2752072          K08/G02             F          103,750.00         T
                                         360        103,687.15          1
    1211 SANDESTIN WAY                 8.500            797.75         80
                                       8.250            797.75      130,187.00
    ORLANDO          FL   32824          1            02/17/99         00
    0411014814                           09           04/01/99          0
    0411014814                           O            03/01/29
    0


    2752075          K08/G02             F          221,000.00         ZZ
                                         360        220,831.84          1
    9250 NORTHEAST 5TH STREET          7.375          1,526.39         85
                                       7.125          1,526.39      260,000.00
    TERREBONNE       OR   97760          5            02/18/99         04
    0411263015                           05           04/01/99         12
    0411263015                           O            03/01/29
    0
1




    2752080          K08/G02             F           55,800.00         ZZ
                                         360         55,726.76          1
    24705 COOKE STREET                 8.125            414.31         90
                                       7.875            414.31       62,000.00
    DEARBORN         MI   48124          1            01/22/99         04
    0411227564                           05           03/01/99         25
    0411227564                           N            02/01/29
    0


    2752692          K08/G02             F          292,500.00         ZZ
                                         360        292,348.36          2
    125 SAGAMORE ROAD                  9.250          2,406.33         90
                                       9.000          2,406.33      325,000.00
    TUCKAHOE         NY   10707          1            03/02/99         04
    0411240054                           05           04/01/99         25
    0411240054                           N            03/01/29
    0


    2752696          K08/G02             F           91,000.00         ZZ
                                         360         90,937.38          1
    418 WEST MOENKOPI AVENUE           7.875            659.81         69
                                       7.625            659.81      132,600.00
    MOAB             UT   84532          2            02/24/99         00
    0411252463                           05           04/01/99          0
    0411252463                           O            03/01/29
    0


    2752700          K08/G02             F           72,000.00         ZZ
                                         360         71,949.18          1
    740 EAST 14 STREET                 7.750            515.82         80
                                       7.500            515.82       90,000.00
    HIALEAH          FL   33010          1            03/02/99         00
    0411305758                           05           04/01/99          0
    0411305758                           O            03/01/29
    0


    2752701          K08/G02             F          101,700.00         ZZ
                                         360        101,638.38          1
    1749 PRESCOTT DRIVE                8.500            781.99         90
                                       8.250            781.99      113,000.00
    FLOWER MOUND     TX   75028          1            03/02/99         04
    0411300585                           05           04/01/99         25
    0411300585                           N            03/01/29
    0


    2752702          K08/G02             F          102,600.00         ZZ
                                         360        102,537.84          2
1


    404 LIVINGSTON STREET              8.500            788.91         90
                                       8.250            788.91      114,000.00
    ELIZABETH        NJ   07206          1            03/02/99         10
    0411186174                           05           04/01/99         25
    0411186174                           N            03/01/29
    0


    2752703          K08/G02             F          136,800.00         ZZ
                                         360        136,717.13          1
    3830 PALISADE WAY                  8.500          1,051.87         90
                                       8.250          1,051.87      152,000.00
    LITHONIA         GA   30058          1            03/02/99         14
    0411314297                           05           04/01/99         25
    0411314297                           N            03/01/29
    0


    2752706          K08/G02             F           54,900.00         ZZ
                                         360         54,900.00          2
    48 PORT MONMOUTH ROAD              8.375            417.28         90
                                       8.125            417.28       61,000.00
    KEANSBERG        NJ   07734          1            03/02/99         04
    0411285513                           05           05/01/99         25
    0411285513                           N            04/01/29
    0


    2752718          K08/G02             F           96,750.00         ZZ
                                         360         96,681.71          1
    169 KONAHUANUI LANE                7.750            693.13         75
                                       7.500            693.13      129,000.00
    BASTROP          TX   78602          5            02/25/99         00
    0411297690                           03           04/01/99          0
    0411297690                           O            03/01/29
    0


    2752722          K08/G02             F           61,200.00         ZZ
                                         360         61,161.97          2
    48 CALEDONIA STREET NE             8.375            465.16         90
                                       8.125            465.16       68,000.00
    GRAND RAPIDS     MI   49505          1            03/02/99         04
    0411268899                           05           04/01/99         25
    0411268899                           N            03/01/29
    0


    2752724          K08/G02             F          103,200.00         ZZ
                                         360        103,125.31          1
    1831 LARKSPUR DRIVE                7.625            730.44         80
                                       7.375            730.44      129,000.00
    ARLINGTON        TX   76013          5            02/24/99         00
    0411293103                           05           04/01/99          0
1


    0411293103                           O            03/01/29
    0


    2752729          K08/G02             F           85,000.00         ZZ
                                         360         84,944.40          1
    1444 WEST TROY                     8.125            631.12         71
                                       7.875            631.12      120,000.00
    FERNDALE         MI   48220          2            02/25/99         00
    0411305352                           05           04/01/99          0
    0411305352                           O            03/01/29
    0


    2755409          K08/G02             F          130,000.00         ZZ
                                         360        129,921.24          1
    969 POINT OF ROCKS ROAD            8.500            999.59         56
                                       8.250            999.59      232,500.00
    WHITEHALL        MT   59759          5            03/01/99         00
    0411305303                           05           04/01/99          0
    0411305303                           O            03/01/29
    0


    2755410          K08/G02             F          143,900.00         ZZ
                                         360        143,800.97          1
    1068 MONTEITH BRANCH               7.875          1,043.37         80
                                       7.625          1,043.37      179,900.00
    SYLVA            NC   28779          1            03/05/99         00
    0411311020                           05           04/01/99          0
    0411311020                           O            03/01/29
    0


    2755413          K08/G02             F           63,000.00         ZZ
                                         360         62,961.83          1
    51 FURMAN AVENUE                   8.500            484.42         70
                                       8.250            484.42       90,000.00
    ASHEVILLE        NC   28801          2            03/05/99         00
    0411287451                           05           04/01/99          0
    0411287451                           N            03/01/29
    0


    2755415          K08/G02             F          112,000.00         ZZ
                                         360        111,932.15          1
    24 WILDWOOD DRIVE                  8.500            861.18         70
                                       8.250            861.18      160,000.00
    BRANFORD         CT   06405          2            03/05/99         00
    0411301138                           05           04/01/99          0
    0411301138                           N            03/01/29
    0


1


    2755416          K08/G02             F          106,800.00         T
                                         360        106,735.30          1
    1271 SANDESTIN WAY                 8.500            821.20         80
                                       8.250            821.20      133,555.00
    ORLANDO          FL   32824          1            02/24/99         00
    0411258841                           09           04/01/99          0
    0411258841                           O            03/01/29
    0


    2755420          K08/G02             F           50,000.00         ZZ
                                         360         50,000.00          2
    1042-1044 E 16TH AVENUE            8.875            397.82         67
                                       8.625            397.82       75,000.00
    COLUMBUS         OH   43211          2            03/05/99         00
    0411287899                           05           05/01/99          0
    0411287899                           N            04/01/29
    0


    2755423          K08/G02             F           30,600.00         ZZ
                                         360         30,600.00          1
    4389 WOLF ROAD                     8.125            227.21         90
                                       7.875            227.20       34,000.00
    DAYTON           OH   45416          1            03/05/99         04
    0411281793                           05           05/01/99         25
    0411281793                           N            04/01/29
    0


    2755428          K08/G02             F          136,000.00         ZZ
                                         360        136,000.00          2
    1399 NORTHEAST TUCSON WAY          7.375            939.32         80
                                       7.125            939.32      170,000.00
    BEND             OR   97701          1            03/02/99         00
    0411205719                           05           05/01/99          0
    0411205719                           O            04/01/29
    0


    2755429          K08/G02             F           88,000.00         ZZ
                                         360         88,000.00          1
    800 WEST AVENUE                    8.750            692.30         95
    UNIT # 502                         8.500            692.30       92,700.00
    MIAMI BEACH      FL   33139          1            03/05/99         10
    0411317266                           06           05/01/99         30
    0411317266                           O            04/01/29
    0


    2755430          K08/G02             F           45,500.00         ZZ
                                         360         45,500.00          2
    7817 SOUTH EMERALD AVENUE          7.500            318.14         70
                                       7.250            318.14       65,000.00
1


    CHICAGO          IL   60619          1            03/05/99         00
    0411251366                           05           05/01/99          0
    0411251366                           N            04/01/29
    0


    2755432          K08/G02             F          178,600.00         ZZ
                                         360        178,600.00          1
    901 CRANSTON DRIVE                 7.875          1,294.97         80
                                       7.625          1,294.97      223,250.00
    WOODLAND         CA   95776          1            03/04/99         00
    0411319494                           05           05/01/99          0
    0411319494                           O            04/01/29
    0


    2755433          K08/G02             F          177,000.00         ZZ
                                         360        176,857.44          4
    180-186-190-196 SE 3RD AVE.        7.625          1,252.79         90
                                       7.375          1,252.79      197,000.00
    DEERFIELD BEACH  FL   33441          1            03/05/99         04
    0411284003                           05           04/01/99         25
    0411284003                           N            03/01/29
    0


    2755434          K08/G02             F          172,500.00         ZZ
                                         360        172,500.00          1
    825 NORTH JAMES AVENUE             7.500          1,206.15         75
                                       7.250          1,206.15      230,000.00
    EAST WENATCHEE   WA   98802          2            02/24/99         00
    0411285869                           05           05/01/99          0
    0411285869                           O            04/01/29
    0


    2755435          K08/G02             F           53,900.00         ZZ
                                         360         53,868.18          2
    1519 SOUTH TRUMBULL                8.625            419.23         90
                                       8.375            419.23       59,900.00
    CHICAGO          IL   60654          1            03/05/99         10
    0411263031                           05           04/01/99         25
    0411263031                           N            03/01/29
    0


    2755439          K08/G02             F           73,500.00         ZZ
                                         360         73,454.32          1
    5815 GRAND RIVER                   8.375            558.65         90
                                       8.125            558.65       81,700.00
    HOWELL           MI   48843          1            03/05/99         04
    0411291826                           05           04/01/99         25
    0411291826                           N            03/01/29
    0
1




    2755448          K08/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
    3995 MUNSEL CREEK DRIVE            7.875            812.08         75
                                       7.625            812.08      150,000.00
    FLORENCE         OR   97439          5            02/25/99         00
    0411300445                           05           05/01/99          0
    0411300445                           O            04/01/29
    0


    2755452          K08/G02             F          208,000.00         ZZ
                                         360        208,000.00          1
    14845 GREENBRAE STREET             7.875          1,508.14         80
                                       7.625          1,508.14      260,000.00
    IRVINE           CA   92604          5            02/25/99         00
    0411287675                           05           05/01/99          0
    0411287675                           O            04/01/29
    0


    2755457          K08/G02             F           90,400.00         ZZ
                                         360         90,400.00          1
    935 MAPLELEAF LANE                 8.000            663.32         80
                                       7.750            663.32      113,000.00
    COPPELL          TX   75019          1            03/05/99         00
    0411314966                           05           05/01/99          0
    0411314966                           N            04/01/29
    0


    2755458          K08/G02             F          162,400.00         ZZ
                                         360        162,400.00          4
    1627 EAST 84TH STREET              7.875          1,177.51         70
                                       7.625          1,177.51      232,000.00
    LOS ANGELES      CA   90001          5            03/01/99         00
    0411311467                           05           05/01/99          0
    0411311467                           N            04/01/29
    0


    2755463          K08/G02             F           75,000.00         ZZ
                                         360         74,947.06          1
    2765 TUCKER ROAD                   7.750            537.31         75
                                       7.500            537.31      100,000.00
    TROUTVILLE       VA   24175          5            03/01/99         00
    0411275480                           05           04/01/99          0
    0411275480                           O            03/01/29
    0


    2755467          K08/G02             F          112,000.00         ZZ
                                         360        111,914.77          1
1


    1231 WALNUT STREET                 7.375            773.56         80
                                       7.125            773.56      140,000.00
    INGLEWOOD        CA   90301          1            02/24/99         00
    0411299316                           05           04/01/99          0
    0411299316                           O            03/01/29
    0


    2755469          K08/G02             F           96,000.00         T
                                         360         95,935.59          1
    2507 DAVENPORT CIRCLE              8.000            704.41         80
                                       7.750            704.41      120,000.00
    KISSIMMEE        FL   34746          1            03/01/99         00
    0411303118                           05           04/01/99          0
    0411303118                           O            03/01/29
    0


    2755470          K08/G02             F           83,850.00         ZZ
                                         360         83,800.49          4
    495 32 ROAD, UNIT #1-4             8.625            652.18         65
                                       8.375            652.18      129,000.00
    CLIFTON          CO   81520          5            03/05/99         00
    0411290497                           05           04/01/99          0
    0411290497                           N            03/01/29
    0


    2755471          K08/G02             F          116,100.00         ZZ
                                         360        116,100.00          1
    8506 COVENTRY DR                   9.000            934.17         90
                                       8.750            934.17      129,000.00
    ROWLETT          TX   75088          1            03/05/99         10
    0411321995                           05           05/01/99         25
    0411321995                           N            04/01/29
    0


    2755473          K08/G02             F          146,250.00         ZZ
                                         360        146,141.46          1
    933 PARK COUNTY ROAD #72           7.500          1,022.60         75
                                       7.250          1,022.60      195,000.00
    BAILEY           CO   80421          5            03/01/99         00
    0411285836                           05           04/01/99          0
    0411285836                           O            03/01/29
    0


    2756027          K08/G02             F          208,000.00         ZZ
                                         360        208,000.00          3
    529 WEST 12TH STREET               7.875          1,508.14         80
                                       7.625          1,508.14      260,000.00
    SAN PEDRO AREA   CA   90731          2            03/02/99         00
    0411276066                           05           05/01/99          0
1


    0411276066                           O            04/01/29
    0


    2756035          K08/G02             F          131,250.00         ZZ
                                         360        131,250.00          1
    15505 SPUNKY CANYON ROAD           7.750            940.29         75
                                       7.500            940.29      175,000.00
    GREENVALLEY      CA   91350          5            03/02/99         00
    0411286818                           05           05/01/99          0
    0411286818                           O            04/01/29
    0


    2756037          K08/G02             F           49,500.00         ZZ
                                         360         49,469.23          2
    801 12TH STREET NW                 8.375            376.24         89
                                       8.125            376.24       56,000.00
    CANTON           OH   44703          1            02/16/99         04
    0411266430                           05           04/01/99         25
    0411266430                           N            03/01/29
    0


    2756040          K08/G02             F           63,000.00         ZZ
                                         360         63,000.00          1
    816 COCHRAN DR                     8.250            473.30         90
                                       8.000            473.30       70,000.00
    TALAHASSEE       FL   32303          1            03/08/99         04
    0411300411                           05           05/01/99         25
    0411300411                           N            04/01/29
    0


    2756041          K08/G02             F           47,250.00         ZZ
                                         360         47,250.00          1
    4900 CAMILLE COURT                 7.875            342.60         75
                                       7.625            342.60       63,000.00
    FORT WORTH       TX   76135          1            03/08/99         00
    0411316417                           05           05/01/99          0
    0411316417                           O            04/01/29
    0


    2756043          K08/G02             F          116,000.00         ZZ
                                         360        116,000.00          1
    61 SAN JOSE DRIVE                  7.750            831.04         77
                                       7.500            831.04      152,000.00
    SANTA ROSA BEAC  FL   32459          2            03/03/99         00
    0411115637                           05           05/01/99          0
    0411115637                           O            04/01/29
    0


1


    2756045          K08/G02             F          176,000.00         ZZ
                                         360        176,000.00          1
    147-19 72ND DRIVE                  8.375          1,337.73         80
                                       8.125          1,337.73      220,000.00
    FLUSHING         NY   11367          5            03/03/99         00
    0411232374                           05           05/01/99          0
    0411232374                           O            04/01/29
    0


    2756051          K08/G02             F           30,600.00         ZZ
                                         360         30,600.00          1
    2056 WARWICK STREET                8.375            232.58         90
                                       8.125            232.58       34,000.00
    TALLAHASSEE      FL   32310          1            03/08/99         04
    0411304645                           05           05/01/99         25
    0411304645                           N            04/01/29
    0


    2756052          K08/G02             F          101,450.00         ZZ
                                         360        101,450.00          1
    12909 S.W. 49TH COURT              8.375            771.09         80
                                       8.125            771.09      126,830.00
    MIRAMAR          FL   33027          1            03/08/99         00
    0411318207                           09           05/01/99          0
    0411318207                           O            04/01/29
    0


    2756054          K08/G02             F           70,200.00         ZZ
                                         360         70,200.00          1
    19145 GEORGIA                      8.625            546.01         90
                                       8.375            546.01       78,000.00
    ROSEVILLE        MI   48066          1            03/08/99         04
    0411270606                           05           05/01/99         25
    0411270606                           N            04/01/29
    0


    2756064          K08/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
    6304 CALLE BODEGA                  7.875          1,160.11         69
                                       7.625          1,160.11      234,000.00
    CAMARILLO        CA   93012          5            02/25/99         00
    0411294663                           05           05/01/99          0
    0411294663                           O            04/01/29
    0


    2756065          K08/G02             F           68,800.00         ZZ
                                         360         68,800.00          1
    426 THISTLE DRIVE                  7.375            475.18         80
                                       7.125            475.18       86,000.00
1


    GARLAND          TX   75043          1            03/08/99         00
    0411306889                           05           05/01/99          0
    0411306889                           O            04/01/29
    0


    2756066          K08/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
    798 E. LINCOLN AVENUE              8.500            461.35         75
                                       8.250            461.35       80,000.00
    COLUMBUS         OH   43229          5            03/03/99         00
    0411287196                           05           05/01/99          0
    0411287196                           O            04/01/29
    0


    2756071          K08/G02             F          161,250.00         ZZ
                                         360        161,250.00          1
    11501 EAST WIMBLEY COURT           7.750          1,155.21         75
                                       7.500          1,155.21      215,000.00
    CERRITOS         CA   90703          5            02/25/99         00
    0411289903                           09           05/01/99          0
    0411289903                           O            04/01/29
    0


    2756075          K08/G02             F          106,100.00         ZZ
                                         360        106,100.00          1
    1818 EAST TREMAIN AVENUE           8.125            787.79         75
                                       7.875            787.79      141,500.00
    GILBERT          AZ   85234          1            03/08/99         00
    0411305881                           03           05/01/99          0
    0411305881                           N            04/01/29
    0


    2756076          K08/G02             F           63,800.00         ZZ
                                         360         63,800.00          1
    1904 PROVINCE LANE                 8.750            501.91         69
                                       8.500            501.91       93,500.00
    DALLAS           TX   75228          2            03/08/99         00
    0411297518                           05           05/01/99          0
    0411297518                           N            04/01/29
    0


    2756079          K08/G02             F           84,000.00         ZZ
                                         360         84,000.00          1
    7110 INDEPENDENCE                  7.750            601.79         74
                                       7.500            601.79      115,000.00
    FLOWERY BRANCH   GA   30542          2            03/08/99         00
    0411311681                           05           05/01/99          0
    0411311681                           N            04/01/29
    0
1




    2756080          K08/G02             F           84,000.00         ZZ
                                         360         84,000.00          1
    4624 FOX FORREST DRIVE             7.750            601.79         76
                                       7.500            601.79      111,000.00
    FLOWERY BRANCH   GA   30542          2            03/08/99         00
    0411311756                           05           05/01/99          0
    0411311756                           N            04/01/29
    0


    2756081          K08/G02             F           92,000.00         ZZ
                                         360         92,000.00          1
    6509 GERMAN TOWN DRIVE             7.750            659.10         79
                                       7.500            659.10      117,000.00
    FLOWERY BRANCH   GA   30542          2            03/08/99         00
    0411311707                           05           05/01/99          0
    0411311707                           N            04/01/29
    0


    2756082          K08/G02             F           86,250.00         ZZ
                                         360         86,250.00          1
    4734 EAGLE WATCH DRIVE             7.750            617.91         78
                                       7.500            617.91      111,000.00
    FLOWERY BRANCH   GA   30542          2            03/08/99         00
    0411311749                           05           05/01/99          0
    0411311749                           N            04/01/29
    0


    2756088          K08/G02             F           48,750.00         ZZ
                                         360         48,750.00          1
    1073 ARGYLE                        9.250            401.05         65
                                       9.000            401.05       75,000.00
    PONTIAC          MI   48341          5            03/08/99         00
    0411276835                           05           05/01/99          0
    0411276835                           N            04/01/29
    0


    2756089          K08/G02             F          136,000.00         ZZ
                                         360        136,000.00          2
    281 NORTH COLUMBUS AVENUE          8.375          1,033.70         80
                                       8.125          1,033.70      170,000.00
    FREEPORT         NY   11520          5            03/05/99         00
    0411308794                           05           05/01/99          0
    0411308794                           N            04/01/29
    0


    2756091          K08/G02             F          144,000.00         ZZ
                                         360        144,000.00          1
1


    12330 RAINBOW DRIVE                8.000          1,056.62         80
                                       7.750          1,056.62      180,000.00
    TRUCKEE          CA   96161          5            02/26/99         00
    0411316037                           05           05/01/99          0
    0411316037                           O            04/01/29
    0


    2756827          K08/G02             F           54,000.00         ZZ
                                         360         54,000.00          1
    1911 OAK STREET                    8.000            396.23         90
                                       7.750            396.23       60,000.00
    GREENSBORO       NC   27408          2            03/08/99         14
    0411281934                           05           05/01/99         25
    0411281934                           N            04/01/29
    0


    2756830          K08/G02             F          152,000.00         ZZ
                                         360        152,000.00          1
    706 MAINSAIL CIRCLE                7.750          1,088.95         80
    UNIT # 706                         7.500          1,088.95      190,000.00
    JUPITER          FL   33477          1            03/09/99         00
    0411316326                           01           05/01/99          0
    0411316326                           O            04/01/29
    0


    2756835          K08/G02             F           30,000.00         ZZ
                                         360         30,000.00          1
    126 GRAYSTONE PLACE                7.875            217.52         69
                                       7.625            217.52       44,000.00
    DUNCANVILLE      TX   75137          1            03/04/90         00
    0411307242                           09           05/01/99          0
    0411307242                           N            04/01/29
    0


    2756841          K08/G02             F           65,050.00         ZZ
                                         360         65,050.00          1
    8307 GALLATIN DRIVE                7.750            466.03         80
                                       7.500            466.03       81,370.00
    AUSTIN           TX   78736          1            03/08/99         00
    0411319411                           05           05/01/99          0
    0411319411                           O            04/01/29
    0


    2756846          K08/G02             F          128,700.00         ZZ
                                         360        128,700.00          4
    207 N RAYNOR AVENUE                9.000          1,035.55         90
                                       8.750          1,035.55      143,000.00
    JOLIET           IL   60435          1            03/09/99         14
    0411300494                           05           05/01/99         25
1


    0411300494                           N            04/01/29
    0


    2756848          K08/G02             F           96,000.00         ZZ
                                         360         96,000.00          1
    5412 COUNTRY CLUB                  8.500            738.16         95
                                       8.250            738.16      102,000.00
    GRAND BLANC      MI   48439          1            03/09/99         04
    0411300197                           01           05/01/99         30
    0411300197                           O            04/01/29
    0


    2756853          K08/G02             F          236,000.00         ZZ
                                         360        235,860.67          4
    201 NORTH MAYFLOWER AVENUE         8.625          1,835.58         80
                                       8.375          1,835.58      295,000.00
    MONROVIA         CA   91016          1            02/22/99         00
    0411178510                           05           04/01/99          0
    0411178510                           N            03/01/29
    0


    2756854          K08/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
    2834 PRIVATE ROAD 3776             7.750            573.13         80
                                       7.500            573.13      100,000.00
    WILLSPOINT       TX   75169          1            03/09/99         00
    0411174824                           05           05/01/99          0
    0411174824                           O            04/01/29
    0


    2756855          K08/G02             F          112,500.00         ZZ
                                         360        112,500.00          1
    21 BOULDER RUN ROAD                7.875            815.70         90
                                       7.625            815.70      125,000.00
    PATERSON         NJ   07501          1            03/09/99         04
    0411280431                           01           05/01/99         25
    0411280431                           N            04/01/29
    0


    2756859          K08/G02             F           85,800.00         ZZ
                                         360         85,800.00          1
    8104 AHEY ROAD                     8.125            637.06         69
                                       7.875            637.06      125,000.00
    LAS VEGAS        NV   89129          2            02/25/99         00
    0411189004                           03           05/01/99          0
    0411189004                           N            04/01/29
    0


1


    2756860          K08/G02             F           77,500.00         ZZ
                                         360         77,500.00          1
    3745 KONICA COURT                  8.000            568.67         62
                                       7.750            568.67      125,000.00
    LAS VEGAS        NV   89129          2            02/25/99         00
    0411203904                           03           05/01/99          0
    0411203904                           N            04/01/29
    0


    2758168          K08/G02             F           86,250.00         ZZ
                                         360         86,250.00          1
    1332 TSALI TRAIL                   8.250            647.97         72
                                       8.000            647.97      120,000.00
    LAKE CITY        GA   30260          5            03/05/99         00
    0411320740                           05           05/01/99          0
    0411320740                           O            04/01/29
    0


    2758170          K08/G02             F           94,400.00         ZZ
                                         360         94,400.00          1
    6041 N. CAMPBELL AVE.              7.750            676.29         80
                                       7.500            676.29      118,000.00
    PORTLAND         OR   97217          5            03/01/99         00
    0411278484                           05           05/01/99          0
    0411278484                           O            04/01/29
    0


    2758173          K08/G02             F          105,600.00         ZZ
                                         360        105,600.00          2
    9327-31 GREEN MEADOW WAY           8.375            802.64         80
                                       8.125            802.64      132,000.00
    PALM BEACH GARD  FL   33418          1            03/10/99         00
    0411307630                           05           05/01/99          0
    0411307630                           O            04/01/29
    0


    2758177          K08/G02             F           44,900.00         ZZ
                                         360         44,900.00          1
    329 NW 46 STREET                   8.875            357.24         90
                                       8.625            357.24       49,900.00
    POMPANO BEACH    FL   33064          1            03/10/99         10
    0411312192                           09           05/01/99         25
    0411312192                           N            04/01/29
    0


    2758180          K08/G02             F          202,000.00         ZZ
                                         360        202,000.00          1
    2515 116TH STREET NORTHEAST        7.875          1,464.64         78
                                       7.625          1,464.64      260,000.00
1


    MARYSVILLE       WA   98271          5            03/01/99         00
    0411316995                           05           05/01/99          0
    0411316995                           O            04/01/29
    0


    2758182          K08/G02             F           65,250.00         ZZ
                                         360         65,250.00          1
    10108 QUAIL VALLEY BLVD.           7.500            456.24         90
                                       7.250            456.24       72,500.00
    AUSTIN           TX   78758          1            03/10/99         04
    0411332836                           05           05/01/99         25
    0411332836                           N            04/01/29
    0


    2758183          K08/G02             F          117,450.00         ZZ
                                         360        117,450.00          1
    127 BAYWATER LANE                  8.750            923.98         80
                                       8.500            923.98      146,870.00
    DAVENPORT        FL   33837          1            02/26/99         00
    0411163950                           03           05/01/99          0
    0411163959                           O            04/01/29
    0


    2758185          K08/G02             F           43,144.00         ZZ
                                         360         43,144.00          2
    7225 & 7227 PACKARD                9.000            347.15         90
                                       8.750            347.15       47,938.00
    WARREN           MI   48089          1            03/10/99         04
    0411323025                           05           05/01/99         25
    0411323025                           N            04/01/29
    0


    2758190          K08/G02             F           93,750.00         ZZ
                                         360         93,750.00          1
    7720 KENWAY PLACE                  7.875            679.75         75
                                       7.625            679.75      125,000.00
    BOCA RATON       FL   33433          1            03/03/99         00
    0411309313                           09           05/01/99          0
    0411309313                           O            04/01/29
    0


    2758193          K08/G02             F          102,400.00         ZZ
                                         360        102,400.00          1
    1130 LONGBROOK DRIVE               7.375            707.25         85
                                       7.125            707.25      120,500.00
    CHARLOTTE        NC   28270          5            03/05/99         04
    0411287162                           05           05/01/99         12
    0411287162                           O            04/01/29
    0
1




    2758197          K08/G02             F           67,200.00         ZZ
                                         240         67,200.00          4
    1103-1106 SOUTH POPLAR ST.         8.500            583.18         70
                                       8.250            583.18       96,000.00
    CASPER           WY   82601          5            03/10/99         00
    0411311830                           05           05/01/99          0
    0411311830                           N            04/01/19
    0


    2758198          K08/G02             F           70,800.00         ZZ
                                         240         70,800.00          4
    910-916 NORTH MCKINLEY             8.500            614.42         80
                                       8.250            614.42       88,500.00
    CASPER           WY   82601          2            03/10/99         00
    0411312044                           05           05/01/99          0
    0411312044                           N            04/01/19
    0


    2758204          K08/G02             F           35,900.00         ZZ
                                         360         35,900.00          1
    1137 NORTH COLLEGE                 8.500            276.04         90
                                       8.250            276.04       39,900.00
    SOUTHBEND        IN   46628          1            03/10/99         10
    0411263494                           05           05/01/99         25
    0411263494                           N            04/01/29
    0


    2758207          K08/G02             F           84,000.00         ZZ
                                         360         84,000.00          2
    6340-6342 SANTA CATARINA           8.000            616.36         80
                                       7.750            616.36      105,000.00
    CITRUS HEIGHTS   CA   95610          2            02/25/99         00
    0411282593                           05           05/01/99          0
    0411282593                           N            04/01/29
    0


    2758208          K08/G02             F           84,000.00         ZZ
                                         360         84,000.00          2
    6332-6334 SANTA CATARINA WAY       8.000            616.36         80
                                       7.750            616.36      105,000.00
    CITRUS HEIGHTS   CA   95610          2            02/25/99         00
    0411282650                           05           05/01/99          0
    0411282650                           N            04/01/29
    0


    2758211          K08/G02             F           52,500.00         ZZ
                                         360         52,500.00          1
1


    2003 ALAN-A-DALE ROAD              8.125            389.81         70
                                       7.875            389.81       75,000.00
    ARLINGTON        TX   76013          5            03/10/99         00
    0411293210                           05           05/01/99          0
    0411293210                           N            04/01/29
    0


    2758215          K08/G02             F          110,250.00         ZZ
                                         360        110,250.00          1
    2123 WEST OHIO                     8.500            847.73          9
                                       8.250            847.73    1,225,000.00
    CHICAGO          IL   60612          1            03/10/99         10
    0411308752                           05           05/01/99         25
    0411308752                           N            04/01/29
    0


    2758747          K08/G02             F          187,200.00         ZZ
                                         360        187,200.00          1
    2033 STEVELY AVENUE                7.000          1,245.45         80
                                       6.750          1,245.45      234,000.00
    LONG BEACH       CA   90803          1            03/08/99         00
    0411316581                           05           05/01/99          0
    0411316581                           O            04/01/29
    0


    2758753          K08/G02             F          123,900.00         ZZ
                                         360        123,900.00          1
    504 FLORIDA AVENUE                 7.750            887.63         80
    UNIT # 232                         7.500            887.63      154,900.00
    TARPON SPRINGS   FL   34689          1            03/11/99         00
    0411316714                           01           05/01/99          0
    0411316714                           O            04/01/29
    0


    2758754          K08/G02             F           46,450.00         ZZ
                                         360         46,450.00          1
    4060 NW 8TH TERRACE                9.000            373.75         90
                                       8.750            373.75       51,650.00
    OAKLAND PARK     FL   33309          1            03/11/99         10
    0411327919                           05           05/01/99         25
    0411327919                           N            04/01/29
    0


    2758757          K08/G02             F          217,500.00         ZZ
                                         360        217,500.00          2
    3102 CEDAR STREET                  8.750          1,711.07         75
                                       8.500          1,711.07      290,000.00
    AUSTIN           TX   78705          1            03/11/99         00
    0411308380                           05           05/01/99          0
1


    0411308380                           N            04/01/29
    0


    2758770          K08/G02             F          126,400.00         ZZ
                                         360        126,400.00          1
    836 BELLFLOWER STREET              8.000            927.48         80
                                       7.750            927.48      158,000.00
    LIVERMORE        CA   94550          1            03/02/99         00
    0411310543                           07           05/01/99          0
    0411310543                           N            04/01/29
    0


    2758774          K08/G02             F          103,950.00         ZZ
                                         360        103,950.00          3
    2 NORTH ST. DAVIDS PLACE           9.000            836.41         90
                                       8.750            836.41      115,500.00
    ATLANTIC CITY    NJ   08401          1            03/11/99         04
    0411233927                           05           05/01/99         25
    0411233927                           N            04/01/29
    0


    2758775          K08/G02             F          166,250.00         ZZ
                                         360        166,250.00          3
    2430 Q STREET                      8.875          1,322.76         95
                                       8.625          1,322.76      175,000.00
    SACRAMENTO       CA   95816          1            03/03/99         04
    0411298367                           05           05/01/99         30
    0411298367                           O            04/01/29
    0


    2758778          K08/G02             F          136,000.00         ZZ
                                         360        136,000.00          1
    6373 LAKE ARIANA AVENUE            8.000            997.92         80
                                       7.750            997.92      170,000.00
    SAN DIEGO        CA   92119          1            03/08/99         00
    0411292162                           05           05/01/99          0
    0411292162                           O            04/01/29
    0


    2758782          K08/G02             F           70,700.00         ZZ
                                         360         70,700.00          1
    722 TIMBERLAKE CIRCLE              8.875            562.52         70
                                       8.625            562.52      101,000.00
    RICHARDSON       TX   75080          5            03/11/99         00
    0411321227                           05           05/01/99          0
    0411321227                           N            04/01/29
    0


1


    2758784          K08/G02             F           72,250.00         ZZ
                                         360         72,250.00          1
    611 118TH STREET SOUTH             7.500            505.18         85
                                       7.250            505.18       85,000.00
    TACOMA           WA   98444          5            03/02/99         11
    0411306616                           05           05/01/99         12
    0411306616                           O            04/01/29
    0


    2758889          696/G02             F          278,400.00         ZZ
                                         360        278,400.00          2
    1416 CORCORAN STREET, NW           7.500          1,946.61         80
                                       7.250          1,946.61      348,000.00
    WASHINGTON       DC   20009          1            03/11/99         00
    0431248228                           07           05/01/99          0
    32699022                             O            04/01/29
    0


    2760507          K08/G02             F          118,800.00         ZZ
                                         360        118,800.00          2
    413 AND 413 1/2 TAHOE AVENUE       8.500            913.47         90
                                       8.250            913.47      132,000.00
    ROSEVILLE        CA   95678          1            03/11/99         04
    0411327851                           05           05/01/99         25
    0411327851                           N            04/01/29
    0


    2760512          K08/G02             F           44,950.00         ZZ
                                         360         44,950.00          1
    8005 SW 6TH COURT                  8.875            357.64         90
                                       8.625            357.64       49,999.00
    NORTH LAUDERDAL  FL   33068          1            03/12/99         11
    0411328016                           07           05/01/99         25
    0411328016                           N            04/01/29
    0


    2760513          K08/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
    301 PLEASANT HILL ROAD             8.000            550.32         73
                                       7.750            550.32      104,000.00
    ELLIJAY          GA   30540          5            03/08/99         00
    0411317761                           05           05/01/99          0
    0411317761                           O            04/01/29
    0


    2760517          K08/G02             F           40,000.00         ZZ
                                         360         40,000.00          3
    213 ELMER STREET                   9.000            321.85         89
                                       8.750            321.85       45,000.00
1


    TRENTON          NJ   08611          1            03/12/99         04
    0411301393                           05           05/01/99         25
    0411301393                           N            04/01/29
    0


    2760518          K08/G02             F           32,200.00         ZZ
                                         360         32,200.00          1
    806 N. BYRNE RD.                   7.625            227.91         70
                                       7.375            227.91       46,000.00
    TOLEDO           OH   43607          5            03/12/99         00
    0411309073                           05           05/01/99          0
    0411309073                           N            04/01/29
    0


    2760519          K08/G02             F           72,800.00         ZZ
                                         360         72,800.00          2
    2715 RATHBUN DRIVE                 7.625            515.27         70
                                       7.375            515.27      104,000.00
    TOLEDO           OH   43606          5            03/12/99         00
    0411309123                           05           05/01/99          0
    0411309123                           N            04/01/29
    0


    2760523          K08/G02             F          101,450.00         ZZ
                                         360        101,450.00          1
    4044 NW 62ND CT                    8.250            762.16         70
                                       8.000            762.16      144,990.00
    COCONUT CREEK    FL   33073          1            03/05/99         00
    0411311624                           03           05/01/99          0
    0411311624                           N            04/01/29
    0


    2760526          K08/G02             F           82,000.00         ZZ
                                         360         82,000.00          1
    2624 SAN MIGUEL STREET EAST        7.375            566.35         72
                                       7.125            566.35      114,500.00
    COLORADO SPRING  CO   80909          5            03/08/99         00
    0411312366                           05           05/01/99          0
    0411312366                           O            04/01/29
    0


    2760527          K08/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
    1250 NORTH 15TH AVENUE             7.750            573.13         71
                                       7.500            573.13      113,000.00
    LAKE WORTH       FL   33460          2            03/08/99         00
    0411311319                           05           05/01/99          0
    0411311319                           O            04/01/29
    0
1




    2760533          K08/G02             F          213,300.00         ZZ
                                         360        213,300.00          1
    610 EDGEBROOK AVENUE               7.125          1,437.04         75
                                       6.875          1,437.04      284,450.00
    KELLER           TX   76248          1            03/09/99         00
    0411279060                           03           05/01/99          0
    0411279060                           O            04/01/29
    0


    2760535          K08/G02             F          188,000.00         ZZ
                                         360        188,000.00          2
    511 RICHFORD TERRACE               7.875          1,363.13         80
                                       7.625          1,363.13      235,000.00
    LINDEN           NJ   07036          1            03/12/99         00
    0411296023                           05           05/01/99          0
    0411296023                           O            04/01/29
    0


    2760538          K08/G02             F           75,600.00         ZZ
                                         360         75,600.00          1
    907 N LEROY ST.                    8.250            567.96         90
                                       8.000            567.96       84,000.00
    FENTON           MI   48430          1            03/12/99         04
    0411233380                           05           05/01/99         25
    0411233380                           N            04/01/29
    0


    2760541          K08/G02             F           65,600.00         ZZ
                                         360         65,600.00          1
    2095 3 ROAD AVENUE                 8.625            510.23         80
                                       8.375            510.23       82,000.00
    MORROW           GA   30260          1            03/12/99         00
    0411323538                           05           05/01/99          0
    0411323538                           N            04/01/29
    0


    2760542          K08/G02             F          194,000.00         ZZ
                                         360        194,000.00          1
    5530 ANITA STREET                  7.875          1,406.63         80
                                       7.625          1,406.63      242,500.00
    DALLAS           TX   75206          1            03/12/99         00
    0411015779                           05           05/01/99          0
    0411015779                           O            04/01/29
    0


    2760544          K08/G02             F          154,000.00         ZZ
                                         360        154,000.00          1
1


    11104 223RD AVENUE COURT EAST      7.375          1,063.64         79
                                       7.125          1,063.64      197,000.00
    BUCKLEY          WA   98321          2            03/02/99         00
    0411255078                           05           05/01/99          0
    0411255078                           O            04/01/29
    0


    2760545          K08/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
    3690 NW 95 TERR                    8.000            440.26         82
    UNIT # 6                           7.750            440.26       73,500.00
    SUNRISE          FL   33351          5            03/08/99         04
    0411305709                           01           05/01/99         25
    0411305709                           O            04/01/29
    0


    2760547          K08/G02             F          125,500.00         ZZ
                                         360        125,413.63          1
    20257 COUNTY ROAD 302              7.875            909.97         75
                                       7.625            909.97      168,000.00
    COSBY            MO   64436          5            02/23/99         00
    0411267495                           05           04/01/99          0
    0411267495                           O            03/01/29
    0


    2760548          K08/G02             F           88,000.00         ZZ
                                         360         88,000.00          3
    345 LIBERTY STREET                 8.500            676.64         80
                                       8.250            676.64      110,000.00
    NEWBURGH         NY   12550          1            03/12/99         00
    0411309818                           05           05/01/99          0
    0411309818                           N            04/01/29
    0


    2760551          K08/G02             F          164,000.00         ZZ
                                         360        164,000.00          1
    3909 WELWYN WAY DRIVE              7.125          1,104.90         80
                                       6.875          1,104.90      205,000.00
    BEDFORD          TX   76021          1            03/12/99         00
    0411338502                           05           05/01/99          0
    0411338502                           O            04/01/29
    0


    2760553          K08/G02             F          168,000.00         ZZ
                                         360        168,000.00          4
    8385 STEELHEAD AVENUE              7.625          1,189.09         70
                                       7.375          1,189.09      240,000.00
    KINGS BEACH      CA   96143          5            03/04/99         00
    0411237126                           05           05/01/99          0
1


    0411237126                           N            04/01/29
    0


    2760554          K08/G02             F          101,600.00         ZZ
                                         360        101,600.00          2
    46-48 NW 50 AVENUE                 8.625            790.23         68
                                       8.375            790.23      150,000.00
    MIAMI            FL   33126          5            03/09/99         00
    0411314388                           05           05/01/99          0
    0411314388                           N            04/01/29
    0


    2760556          K08/G02             F           89,900.00         ZZ
                                         360         89,900.00          1
    9656 FENTON                        7.750            644.05         90
                                       7.500            644.05       99,900.00
    REDFORD TOWNSHI  MI   48239          1            03/12/99         04
    0411321847                           05           05/01/99         25
    0411321847                           N            04/01/29
    0


    2760557          K08/G02             F           33,150.00         ZZ
                                         360         33,150.00          1
    7212 HUPP AVENUE                   9.250            272.72         90
                                       9.000            272.72       36,875.00
    WARREN           MI   48091          1            03/12/99         04
    0411285067                           05           05/01/99         25
    0411285067                           N            04/01/29
    0


    2760955          623/G02             F           83,000.00         ZZ
                                         360         82,938.40          1
    2001 LOWER RIDGE ROAD              7.500            580.35         75
                                       7.250            580.35      111,100.00
    DALTON           GA   30721          5            02/11/99         00
    0431255629                           05           04/01/99          0
    0986449                              O            03/01/29
    0


    2760956          623/G02             F          166,600.00         ZZ
                                         360        166,358.08          1
    S/L 21 SANDY KNOLL                 7.625          1,179.18         80
                                       7.375          1,179.18      208,250.00
    EASTLAKE         OH   44095          1            01/19/99         00
    0431255637                           05           03/01/99          0
    1067718                              O            02/01/29
    0


1


    2760957          623/G02             F          236,200.00         ZZ
                                         360        235,857.62          1
    10612 SOUTH QUAIL RIDGE COURT      7.750          1,692.17         68
                                       7.500          1,692.17      350,000.00
    NAPERVILLE       IL   60564          2            01/15/99         00
    0431255645                           05           03/01/99          0
    1097944                              O            02/01/29
    0


    2760959          623/G02             F           67,500.00         ZZ
                                         360         67,380.96          1
    92 HILLTOP DRIVE                   7.750            483.58         90
                                       7.500            483.58       75,000.00
    SIMSBURY         CT   06089          2            01/28/99         11
    0431255876                           01           03/01/99         25
    1143307                              O            02/01/29
    0


    2760961          623/G02             F          146,000.00         ZZ
                                         360        145,357.93          1
    4220 BRECKENRIDGE                  7.125            983.63         75
                                       6.875            983.63      195,000.00
    WEST BLOOMFIELD  MI   48322          5            10/28/98         00
    0431256445                           01           12/01/98          0
    1168302                              O            11/01/28
    0


    2760964          623/G02             F          110,000.00         ZZ
                                         360        109,484.27          1
    833 HARVEST LANE                   7.750            788.05         62
                                       7.500            788.05      179,152.00
    MONROE           GA   30655          1            10/29/98         00
    0431256494                           05           12/01/98          0
    1188982                              O            11/01/28
    0


    2760965          623/G02             F           69,600.00         ZZ
                                         360         69,375.89          1
    214 FAIRWEATHER                    8.500            535.16         80
                                       8.250            535.16       87,000.00
    FORT MYERS BEAC  FL   33931          1            10/30/98         00
    0431256502                           05           12/01/98          0
    1191962                              N            11/01/28
    0


    2760966          623/G02             F          150,300.00         ZZ
                                         360        150,038.69          2
    2832 MONITOR AVENUE                8.750          1,182.41         90
                                       8.500          1,182.41      167,000.00
1


    CHICAGO          IL   60634          1            12/11/98         10
    0431262864                           05           02/01/99         25
    1193100                              N            01/01/29
    0


    2760967          623/G02             F           37,350.00         ZZ
                                         360         37,297.31          2
    1361 COLUMBIA AVENUE NE            9.750            320.89         87
                                       9.500            320.89       43,000.00
    GRAND RAPIDS     MI   49505          1            12/22/98         10
    0431255710                           05           02/01/99         25
    1195582                              N            01/01/29
    0


    2760968          623/G02             F           40,600.00         ZZ
                                         360         40,501.78          4
    1-4 FLORENCE COURT                 8.875            323.03         70
                                       8.625            323.03       58,000.00
    LAWRENCE         MA   01841          1            01/15/99         00
    0431255785                           05           03/01/99          0
    1197392                              N            02/01/29
    0


    2760969          623/G02             F          129,500.00         ZZ
                                         360        129,256.81          1
    2718 RENSHAW                       8.375            984.30         79
                                       8.125            984.30      164,000.00
    TROY             MI   48098          2            12/16/98         00
    0431256411                           05           02/01/99          0
    1198883                              O            01/01/29
    0


    2760970          623/G02             F          111,920.00         ZZ
                                         360        111,575.39          1
    683 LEXINGTON RD                   8.250            840.82         80
                                       8.000            840.82      139,900.00
    NAZARETH         PA   18064          1            01/29/99         00
    0431256460                           05           03/01/99          0
    1202392                              O            02/01/29
    0


    2760971          623/G02             F          111,000.00         ZZ
                                         360        110,830.56          1
    8 RIVER BIRCH DRIVE                7.375            766.65         67
                                       7.125            766.65      167,000.00
    SELBYVILLE       DE   19975          2            01/07/99         00
    0431256486                           05           03/01/99          0
    1204974                              O            02/01/29
    0
1




    2760972          623/G02             F          224,000.00         ZZ
                                         360        223,620.49          1
    8545 WILLOW LANE                   8.875          1,782.24         80
                                       8.625          1,782.24      280,000.00
    CHARDON          OH   44024          5            12/15/98         00
    0431256510                           05           02/01/99          0
    1205535                              O            01/01/29
    0


    2760973          623/G02             F          224,500.00         ZZ
                                         360        224,173.99          1
    1542 POPLAR SPRINGS ROAD           7.625          1,589.00         67
                                       7.375          1,589.00      340,000.00
    RINGGOLD         GA   30736          5            01/27/99         00
    0431256726                           05           03/01/99          0
    1206045                              O            02/01/29
    0


    2760975          623/G02             F          102,400.00         ZZ
                                         360        102,192.52          1
    5490 ELIZABETH LAKE ROAD           8.000            751.37         80
                                       7.750            751.37      128,000.00
    WATERFORD        MI   48328          1            12/18/98         00
    0431260694                           05           02/01/99          0
    1206939                              O            01/01/29
    0


    2760976          623/G02             F          134,000.00         ZZ
                                         360        133,802.71          1
    968 ST JOHNS ROAD                  8.000            983.24         79
                                       7.750            983.24      170,000.00
    WOODSTOCK        IL   60098          2            02/01/99         00
    0431256692                           05           03/01/99          0
    1207694                              O            02/01/29
    0


    2760977          623/G02             F           86,000.00         ZZ
                                         360         85,807.34          1
    3213 AUTUMNWOOD TRAIL              7.500            601.32         75
                                       7.250            601.32      115,000.00
    APOPKA           FL   32703          5            12/15/98         00
    0431256734                           05           02/01/99          0
    1207885                              O            01/01/29
    0


    2760978          623/G02             F          172,400.00         ZZ
                                         360        172,050.65          1
1


    510 BLACKBERRY RIDGE DRIVE         8.000          1,265.01         75
                                       7.750          1,265.01      230,000.00
    AURORA           IL   60506          1            12/10/98         00
    0431256775                           05           02/01/99          0
    1209101                              O            01/01/29
    0


    2760979          623/G02             F           96,300.00         ZZ
                                         360         96,141.02          3
    54 TROUT STREET                    9.000            774.85         90
                                       8.750            774.85      107,000.00
    BROCKTON         MA   02302          1            01/06/99         11
    0431256809                           05           02/01/99         30
    1209262                              N            01/01/29
    0


    2760980          623/G02             F          104,500.00         ZZ
                                         360        104,428.08          1
    ROUTE 2 BOX 2170                   7.875            757.70         73
                                       7.625            757.70      143,500.00
    QUITMAN          TX   75783          5            02/02/99         00
    0431256825                           05           04/01/99          0
    1209739                              O            03/01/29
    0


    2760981          623/G02             F          117,000.00         ZZ
                                         360        116,785.85          2
    1020-1022 VALLEY GROVE DRIVE       8.500            899.63         90
                                       8.250            899.63      130,000.00
    MAUMEE           OH   43537          1            01/04/99         11
    0431256858                           05           02/01/99         25
    1210316                              N            01/01/29
    0


    2760982          623/G02             F          109,000.00         ZZ
                                         360        108,845.64          1
    4224 SEQUOIA AVENUE                7.750            780.89         71
                                       7.500            780.89      155,000.00
    GROVE CITY       OH   43123          2            01/19/99         00
    0431256890                           05           03/01/99          0
    1210683                              O            02/01/29
    0


    2760983          623/G02             F           58,500.00         ZZ
                                         360         58,435.86          3
    15-19 BERKLEY STREET               9.000            470.70         90
                                       8.750            470.70       65,000.00
    PROVIDENCE       RI   02908          1            01/26/99         10
    0431261965                           05           03/01/99         25
1


    1210736                              N            02/01/29
    0


    2760984          623/G02             F          124,000.00         ZZ
                                         360        123,841.30          2
    4301 BANISTER                      8.250            931.58         80
                                       8.000            931.58      155,000.00
    AUSTIN           TX   78704          2            01/21/99         00
    0431256833                           05           03/01/99          0
    1211377                              N            02/01/29
    0


    2760986          623/G02             F           96,000.00         ZZ
                                         360         95,784.91          1
    3020 BUTLER CREEK ROAD             7.500            671.25         80
                                       7.250            671.25      120,000.00
    KENNESAW         GA   30152          5            01/11/99         00
    0431262872                           05           03/01/99          0
    1212285                              O            02/01/29
    0


    2760988          623/G02             F           65,000.00         ZZ
                                         360         64,954.12          2
    440 35TH AVE N                     7.750            465.67         69
                                       7.500            465.67       95,000.00
    ST PETERSBURG    FL   33704          2            02/05/99         00
    0431256999                           05           04/01/99          0
    1212313                              N            03/01/29
    0


    2760989          623/G02             F          131,400.00         ZZ
                                         360        131,189.21          1
    W 9368 HIGHWAY 12                  7.125            885.27         63
                                       6.875            885.27      210,000.00
    OAKLAND          WI   53523          5            02/01/99         00
    0431257039                           05           03/01/99          0
    1212415                              O            02/01/29
    0


    2760990          623/G02             F          100,800.00         ZZ
                                         360        100,725.19          1
    1116 S NELTNOR AVENUE              7.500            704.81         80
                                       7.250            704.81      126,000.00
    WEST CHICAGO     IL   60185          5            02/12/99         00
    0431257062                           05           04/01/99          0
    1212555                              N            03/01/29
    0


1


    2760991          623/G02             F           82,800.00         ZZ
                                         360         82,682.74          2
    2479/2483 DUNDEE COURT             7.750            593.19         90
                                       7.500            593.19       92,000.00
    TALLAHASSEE      FL   32308          1            02/01/99         11
    0431257112                           05           03/01/99         25
    1212765                              N            02/01/29
    0


    2760992          623/G02             F          174,000.00         ZZ
                                         360        173,788.43          3
    4005 GULF BLVD                     8.500          1,337.91         79
                                       8.250          1,337.91      223,000.00
    SOUTH PADRE ISL  TX   78578          5            01/19/99         00
    0431257179                           05           03/01/99          0
    1212808                              N            02/01/29
    0


    2760994          623/G02             F          114,000.00         ZZ
                                         360        113,842.58          1
    7447 CADYS MILL ROAD               7.875            826.58         75
                                       7.625            826.58      152,000.00
    HANOVER          VA   23069          2            01/21/99         00
    0431257211                           05           03/01/99          0
    1213170                              O            02/01/29
    0


    2760995          623/G02             F          135,000.00         ZZ
                                         360        134,792.29          1
    5257 SOUTH OLD 3C                  7.875            978.84         50
                                       7.625            978.84      275,000.00
    WESTERVILLE      OH   43082          5            01/15/99         00
    0431257310                           05           03/01/99          0
    1213343                              O            02/01/29
    0


    2760996          623/G02             F           80,000.00         ZZ
                                         360         79,835.59          1
    9146 MOSS COVE COURT               7.625            566.23         80
                                       7.375            566.23      100,000.00
    CHARLOTTE        NC   28227          2            01/04/99         00
    0431257344                           05           03/01/99          0
    1214307                              O            02/01/29
    0


    2760997          623/G02             F           70,500.00         ZZ
                                         360         70,447.68          1
    3054 CINNAMON BLVD                 7.500            492.95         72
                                       7.250            492.95       98,000.00
1


    PALM HARBOR      FL   34684          2            02/05/99         00
    0431257815                           05           04/01/99          0
    1214347                              O            03/01/29
    0


    2760998          623/G02             F           54,000.00         ZZ
                                         360         53,907.46          1
    871 HALCYON                        8.250            405.68         45
                                       8.000            405.68      120,000.00
    AKRON            OH   44319          5            01/28/99         00
    0431262880                           05           03/01/99          0
    1214754                              N            02/01/29
    0


    2760999          623/G02             F          140,000.00         ZZ
                                         360        139,906.06          4
    519 521 BAXTER AVENUE              8.000          1,027.27         80
                                       7.750          1,027.27      175,000.00
    LOUISVILLE       KY   40204          5            02/05/99         00
    0431257971                           05           04/01/99          0
    1215999                              N            03/01/29
    0


    2761000          623/G02             F           43,200.00         ZZ
                                         360         43,144.71          1
    1904 5TH AVENUE                    8.250            324.55         80
                                       8.000            324.55       54,000.00
    CANYON           TX   79015          5            01/15/99         00
    0431258128                           05           03/01/99          0
    1216548                              N            02/01/29
    0


    2761002          623/G02             F           28,000.00         ZZ
                                         360         27,983.88          1
    10180 BON OAK DRIVE                8.750            220.29         80
                                       8.500            220.29       35,000.00
    ST LOUIS         MO   63136          5            02/16/99         00
    0431258367                           05           04/01/99          0
    1217239                              N            03/01/29
    0


    2761003          623/G02             F          108,800.00         ZZ
                                         360        108,734.09          1
    154 PICK AVENUE                    8.500            836.58         80
                                       8.250            836.58      136,000.00
    ELMHURST         IL   60126          5            02/02/99         00
    0431258425                           05           04/01/99          0
    1217403                              O            03/01/29
    0
1




    2761005          623/G02             F          151,500.00         ZZ
                                         360        151,256.98          1
    3052 HAWKS LANDING DRIVE           7.125          1,020.68         78
                                       6.875          1,020.68      196,000.00
    TALLAHASSEE      FL   32308          2            01/28/99         00
    0431250117                           05           03/01/99          0
    1217981                              O            02/01/29
    0


    2761006          623/G02             F           89,600.00         ZZ
                                         360         89,491.03          1
    40 BELLEVIEW AVENUE                8.500            688.95         80
                                       8.250            688.95      112,000.00
    TIVERTON         RI   02878          5            01/25/99         00
    0431250141                           05           03/01/99          0
    1218898                              O            02/01/29
    0


    2761008          623/G02             F          212,800.00         ZZ
                                         360        212,498.63          1
    4154 GOLDTHREAD COURT              7.750          1,524.53         79
                                       7.500          1,524.53      272,000.00
    HILLIARD         OH   43026          2            01/19/99         00
    0431250216                           05           03/01/99          0
    1219468                              O            02/01/29
    0


    2761010          623/G02             F           67,500.00         ZZ
                                         360         67,453.55          1
    20 QUAIL RIDGE DRIVE               7.875            489.42         72
                                       7.625            489.42       95,000.00
    BRANDON          MS   39042          1            02/10/99         00
    0431251636                           05           04/01/99          0
    1219658                              N            03/01/29
    0


    2761011          623/G02             F           40,000.00         ZZ
                                         360         39,946.14          3
    53 55 BELVIDERE AVENUE             8.000            293.51         69
                                       7.750            293.51       58,000.00
    COLUMBUS         OH   43204          2            01/26/99         00
    0431251628                           05           03/01/99          0
    1220639                              N            02/01/29
    0


    2761012          623/G02             F           85,500.00         ZZ
                                         360         85,396.04          1
1


    1115 SOUTH SCOVILLE AVE            8.500            657.42         90
                                       8.250            657.42       95,000.00
    OAK PARK         IL   60304          1            01/28/99         11
    0431251321                           05           03/01/99         25
    1224654                              N            02/01/29
    0


    2761014          623/G02             F          176,000.00         ZZ
                                         360        174,516.20          1
    2020 EAST MISSION ROAD             8.000          1,291.43         80
                                       7.750          1,291.43      220,000.00
    FALLBROOK        CA   92028          2            12/07/98         00
    0431254523                           05           02/01/99          0
    6231696                              O            01/01/29
    0


    2761015          623/G02             F          231,300.00         ZZ
                                         360        231,136.75          3
    124 NORTH 10TH STREET              7.750          1,657.06         90
    & 124 NORTH 10TH STREET #B & C     7.500          1,657.06      257,000.00
    MONTEBELLO       CA   90640          1            01/28/99         10
    0431254630                           05           04/01/99         25
    6264595                              O            03/01/29
    0


    2761016          623/G02             F          105,500.00         ZZ
                                         360        105,263.62          1
    3006 LINDA DRIVE                   7.500            737.68         74
                                       7.250            737.68      143,000.00
    OCEANSIDE        CA   92056          2            01/28/99         00
    0431251305                           05           03/01/99          0
    6270810                              N            02/01/29
    0


    2761018          623/G02             F          205,000.00         ZZ
                                         360        204,709.68          1
    1018 EAST ORTEGA STREET            7.750          1,468.65         65
                                       7.500          1,468.65      320,000.00
    SANTA BARBARA    CA   93103          2            01/07/99         00
    0431254572                           05           03/01/99          0
    6277529                              O            02/01/29
    0


    2761020          623/G02             F          202,500.00         ZZ
                                         360        202,353.43          3
    3109 3113 NATCHEZ AVENUE           7.625          1,433.29         66
                                       7.375          1,433.29      310,000.00
    SAN DIEGO        CA   92117          2            02/03/99         00
    0431251693                           05           04/01/99          0
1


    6280553                              N            03/01/29
    0


    2761021          623/G02             F          130,100.00         ZZ
                                         360        130,005.84          1
    2013 EAST KLEINDALE ROAD           7.625            920.84         75
                                       7.375            920.84      173,500.00
    TUCSON           AZ   85719          5            02/02/99         00
    0431251792                           05           04/01/99          0
    6283231                              O            03/01/29
    0


    2761023          623/G02             F          105,000.00         ZZ
                                         360        104,872.33          3
    1203 1205 1205 1/2 MYRA AVENUE     8.500            807.36         75
                                       8.250            807.36      140,000.00
    LOS ANGELES      CA   90029          5            01/27/99         00
    0431251909                           05           03/01/99          0
    6287253                              N            02/01/29
    0


    2761026          623/G02             F          180,000.00         ZZ
                                         360        179,888.12          1
    10627 ANAHEIM DRIVE                8.375          1,368.13         71
                                       8.125          1,368.13      255,000.00
    LA MESA          CA   91941          1            02/01/99         00
    0431252071                           05           04/01/99          0
    6288044                              O            03/01/29
    0


    2761027          623/G02             F          208,000.00         ZZ
                                         360        207,837.74          1
    782 TWIN PEAKS STREET              7.250          1,418.93         79
                                       7.000          1,418.93      264,000.00
    SIMI VALLEY      CA   93065          2            02/04/99         00
    0431252105                           03           04/01/99          0
    6290085                              O            03/01/29
    0


    2761028          623/G02             F           48,300.00         ZZ
                                         360         48,270.74          1
    2938 NORTH 24TH PLACE              8.500            371.39         70
                                       8.250            371.39       69,000.00
    PHOENIX          AZ   85016          1            02/09/99         00
    0431252337                           05           04/01/99          0
    6293228                              N            03/01/29
    0


1


    2761029          623/G02             F           84,800.00         ZZ
                                         360         84,743.09          1
    330 WEST CARRIAGE DRIVE            8.000            622.24         80
                                       7.750            622.24      106,000.00
    SANTA ANA        CA   92707          2            02/04/99         00
    0431252444                           03           04/01/99          0
    6321100                              N            03/01/29
    0


    2761030          623/G02             F          141,375.00         T
                                         360        141,116.22          1
    10030 HUMMINGBIRD LANE             8.500          1,087.06         75
                                       8.250          1,087.06      188,500.00
    LOVELAND         CO   80537          5            12/30/98         00
    0431252535                           05           02/01/99          0
    6372638                              O            01/01/29
    0


    2761031          623/G02             F           59,300.00         ZZ
                                         360         59,202.07          1
    2052 WEST OCOTILLO ROAD            9.000            477.15         65
                                       8.750            477.15       91,289.00
    PHOENIX          AZ   85015          5            01/26/99         00
    0431254507                           05           03/01/99          0
    6374331                              N            02/01/29
    0


    2761032          623/G02             F          232,000.00         ZZ
                                         360        231,679.61          1
    605 PINE TRAIL ROAD                7.875          1,682.17         75
                                       7.625          1,682.17      310,000.00
    MUNDS PARK       AZ   86017          5            01/28/99         00
    0431252675                           05           03/01/99          0
    6383780                              O            02/01/29
    0


    2761033          623/G02             F          232,750.00         ZZ
                                         360        232,420.40          1
    1330 FUCHSIA STREET                7.750          1,667.45         95
                                       7.500          1,667.45      245,000.00
    UPLAND           CA   91784          2            01/14/99         10
    0431252709                           03           03/01/99         30
    6386805                              O            02/01/29
    0


    2761035          623/G02             F           71,000.00         ZZ
                                         360         70,956.99          1
    2916 N 61ST AVENUE                 8.500            545.93         95
                                       8.250            545.93       75,000.00
1


    PHOENIX          AZ   85033          2            02/04/99         11
    0431253608                           05           04/01/99         30
    6393180                              O            03/01/29
    0


    2761036          623/G02             F           72,000.00         ZZ
                                         360         71,951.69          1
    2529 N 11TH STREET                 8.000            528.31         80
                                       7.750            528.31       90,000.00
    PHOENIX          AZ   85006          2            02/10/99         00
    0431253731                           05           04/01/99          0
    6393263                              N            03/01/29
    0


    2761037          623/G02             F          220,000.00         ZZ
                                         360        219,664.15          1
    22950 NOTUS ROAD                   7.375          1,519.49         80
                                       7.125          1,519.49      275,000.00
    NOTUS            ID   83656          5            01/11/99         00
    0431253756                           05           03/01/99          0
    7048242                              O            02/01/29
    0


    2761038          623/G02             F           52,000.00         ZZ
                                         360         51,963.30          2
    609 AND 611 16TH AVENUE NORTH      7.750            372.53         80
                                       7.500            372.53       65,000.00
    NAMPA            ID   83651          1            02/01/99         00
    0431253772                           05           04/01/99          0
    7061942                              N            03/01/29
    0


    2761039          623/G02             F           55,900.00         ZZ
                                         360         55,797.70          1
    290 LINCOLN DRIVE                  8.500            429.82         65
                                       8.250            429.82       86,000.00
    IDAHO FALLS      ID   83401          5            12/31/98         00
    0431253814                           05           02/01/99          0
    7066134                              N            01/01/29
    0


    2761040          623/G02             F          127,550.00         ZZ
                                         360        127,472.73          1
    10263 TRAILING DALEA AVENUE        8.500            980.75         80
                                       8.250            980.75      159,445.00
    LAS VEGAS        NV   89135          1            02/01/99         00
    0431253830                           03           04/01/99          0
    7169652                              O            03/01/29
    0
1




    2761252          K08/G02             F           67,150.00         ZZ
                                         360         67,107.18          1
    1530 NORTH MAIN STREET             8.250            504.48         85
                                       8.000            504.48       79,000.00
    CHINA GROVE      NC   28023          5            02/26/99         04
    0411279474                           05           04/01/99         12
    0411279474                           O            03/01/29
    0


    2761253          K08/G02             F           44,900.00         ZZ
                                         360         44,900.00          1
    507 SOUTH SHADY                    7.875            325.56         90
                                       7.625            325.56       49,900.00
    LAPORTE          TX   77571          1            03/03/99         10
    0411304460                           05           05/01/99         25
    0411304660                           N            04/01/29
    0


    2761255          K08/G02             F          150,000.00         ZZ
                                         360        149,891.44          1
    3014 NORTHEAST 48TH AVENU          7.625          1,061.69         75
                                       7.375          1,061.69      201,000.00
    PORTLAND         OR   97213          5            02/24/99         00
    0411306129                           05           04/01/99          0
    0411306129                           O            03/01/29
    0


    2761259          K08/G02             F          118,600.00         T
                                         360        118,524.38          1
    108 STETSON COURT                  8.250            891.00         80
                                       8.000            891.00      148,310.00
    KISSIMMEE        FL   34746          1            02/26/99         00
    0411305642                           05           04/01/99          0
    0411305642                           O            03/01/29
    0


    2761262          K08/G02             F           93,200.00         ZZ
                                         360         93,123.61          1
    620 HELMSDALE WAY                  7.000            620.06         80
                                       6.750            620.06      116,500.00
    CHESAPEAKE       VA   23320          2            02/26/99         00
    0411296833                           05           04/01/99          0
    0411296833                           O            03/01/29
    0


    2761264          K08/G02             F           55,000.00         ZZ
                                         360         54,964.93          1
1


    17444 BRODY                        8.250            413.20         45
                                       8.000            413.20      123,000.00
    ALLEN PARK       MI   48101          5            02/26/99         00
    0411306269                           05           04/01/99          0
    0411306269                           O            03/01/29
    0


    2761265          K08/G02             F          125,600.00         ZZ
                                         360        125,519.91          1
    4514 TREVA ANN DRIVE.              8.250            943.59         80
                                       8.000            943.59      157,000.00
    DIAMOND SPRINGS  CA   95619          1            02/24/99         00
    0411303928                           05           04/01/99          0
    0411303928                           O            03/01/29
    0


    2761268          K08/G02             F          170,500.00         ZZ
                                         360        170,391.28          1
    8215 CEDAR STREET                  8.250          1,280.91         80
                                       8.000          1,280.91      215,000.00
    SILVER SPRING    MD   20910          2            02/26/91         00
    0411283849                           05           04/01/99          0
    0411283849                           O            03/01/29
    0


    2761276          K08/G02             F          124,300.00         ZZ
                                         360        122,306.69          1
    16401 WEST 133RD STREET            7.875            901.26         86
                                       7.625            901.26      145,000.00
    OLATHE           KS   66062          2            02/26/99         10
    0411282635                           05           04/01/99         25
    0411282635                           O            03/01/29
    0


    2761278          K08/G02             F           95,000.00         ZZ
                                         360         94,943.91          2
    575 OSBORN STREET                  8.625            738.90         55
                                       8.375            738.90      175,000.00
    BROOKLYN         NY   11212          5            03/03/99         00
    0411287881                           05           04/01/99          0
    0411287881                           N            03/01/29
    0


    2761284          K08/G02             F          122,000.00         ZZ
                                         360        121,916.05          1
    545 NEFF RD.                       7.875            884.58         77
                                       7.625            884.58      160,500.00
    GROSSE POINTE    MI   48230          5            02/26/99         00
    0411299431                           05           04/01/99          0
1


    0411299431                           O            03/01/29
    0


    2761286          K08/G02             F          332,000.00         ZZ
                                         360        331,771.52          3
    202 NORTH RIDGELAND AVENU          7.875          2,407.23         80
                                       7.625          2,407.23      415,000.00
    OAK PARK         IL   60302          5            02/26/99         00
    0411274368                           05           04/01/99          0
    0411274368                           O            03/01/29
    0


    2761290          K08/G02             F          355,200.00         ZZ
                                         360        355,200.00          3
    258 WEST 200 NORTH                 8.125          2,637.35         80
                                       7.875          2,637.35      444,000.00
    HEBER            UT   84032          1            03/02/99         00
    0411281918                           05           05/01/99          0
    0411281918                           O            04/01/29
    0


    2761292          K08/G02             F           59,200.00         ZZ
                                         360         59,161.27          1
    301 FLEETWOOD COURT                8.125            439.56         80
                                       7.875            439.56       74,000.00
    ARLINGTON        TX   76014          2            02/26/99         00
    0411304934                           05           04/01/99          0
    0411304934                           O            03/01/29
    0


    2761295          K08/G02             F          208,500.00         ZZ
                                         360        208,500.00          1
    1114 EMERSON STREET                9.000          1,677.64         90
                                       8.750          1,677.64      232,000.00
    DENVER           CO   80212          1            03/03/99         04
    0411308372                           05           05/01/99         25
    0411308372                           N            04/01/29
    0


    2761300          K08/G02             F          125,000.00         ZZ
                                         360        125,000.00          1
    9429 CARRON DRIVE                  7.250            852.72         80
                                       7.000            852.72      156,250.00
    PICO RIVERA      CA   90660          1            02/26/99         00
    0411271851                           05           05/01/99          0
    0411271851                           O            04/01/29
    0


1


    2761303          K08/G02             F           56,000.00         ZZ
                                         360         55,959.47          2
    4125 HUNT PLACE NORTHEAST          7.625            396.36         80
                                       7.375            396.36       70,000.00
    WASHINGTON       DC   20019          2            03/03/99         00
    0411295181                           05           04/01/99          0
    0411295181                           N            03/01/29
    0


    2761305          K08/G02             F          192,000.00         ZZ
                                         360        191,877.57          1
    441 MOCKINGBIRD LANE               8.250          1,442.43         80
                                       8.000          1,442.43      240,000.00
    FILLMORE         CA   93015          2            02/23/99         00
    0411267586                           05           04/01/99          0
    0411267586                           N            03/01/29
    0


    2761312          K08/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
    500 VIRGINIA DRIVE                 7.500            783.12         80
                                       7.250            783.12      140,000.00
    ROUND ROCK       TX   78664          1            03/03/99         00
    0411310329                           05           05/01/99          0
    0411310329                           O            04/01/29
    0


    2761313          K08/G02             F           47,700.00         ZZ
                                         360         47,674.62          1
    6775 BAYNES HILL DRIVE             9.125            388.10         90
    UNIT # 6775                        8.875            388.10       53,000.00
    CLARKSTON        GA   30021          1            03/03/99         10
    0411272321                           01           04/01/99         25
    0411272321                           N            03/01/29
    0


    2761315          K08/G02             F           73,800.00         ZZ
                                         360         73,751.73          2
    5-5A REVELLE STREET                8.125            547.96         90
                                       7.875            547.96       82,000.00
    NEW CASTLE       DE   19720          1            03/03/99         04
    0411282130                           05           04/01/99         25
    0411282130                           N            03/01/29
    0


    2761316          K08/G02             F           43,100.00         ZZ
                                         360         43,100.00          2
    2501 LYNDALE AVENUE N              8.500            331.40         80
                                       8.250            331.40       53,900.00
1


    MINNEAPOLIS      MN   55411          1            03/03/99         00
    0411308430                           05           05/01/99          0
    0411308430                           N            04/01/29
    0


    2761320          K08/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
    13061 COLES CREEK                  7.500            894.99         80
                                       7.250            894.99      160,000.00
    HAMMOND          LA   70403          4            03/04/99         00
    0411100787                           05           05/01/99          0
    0411100787                           O            04/01/29
    0


    2761323          K08/G02             F           30,900.00         ZZ
                                         360         30,879.26          3
    14824 PREST                        8.000            226.74         66
                                       7.750            226.74       47,000.00
    DETROIT          MI   48227          2            02/08/99         00
    0411208440                           05           04/01/99          0
    0411208440                           N            03/01/29
    0


    2761327          K08/G02             F           58,400.00         ZZ
                                         360         58,400.00          1
    75 CLARK COURT                     8.750            459.43         95
                                       8.500            459.43       61,500.00
    RUTHERFORD       NJ   07070          1            03/04/99         04
    0411280274                           01           05/01/99         30
    0411280274                           O            04/01/29
    0


    2761330          K08/G02             F          104,000.00         ZZ
                                         360        103,935.35          1
    RT 2 BOX 117                       8.375            790.48         80
                                       8.125            790.48      130,500.00
    HONEY GROVE      TX   75446          2            02/24/99         00
    0411195423                           05           04/01/99          0
    0411195423                           O            03/01/29
    0


    2761333          K08/G02             F          124,650.00         ZZ
                                         360        124,564.22          1
    6702 139TH AVENUE NORTHEAST        7.875            903.80         90
    #754                               7.625            903.80      138,500.00
    REDMOND          WA   98052          1            03/01/99         12
    0411306087                           01           04/01/99         25
    0411306087                           O            03/01/29
    0
1




    2761334          K08/G02             F           81,050.00         ZZ
                                         360         81,002.15          1
    817 S. GREENFIELD                  8.625            630.40         90
                                       8.375            630.40       90,100.00
    SOUTH ELGIN      IL   60177          1            03/04/99         10
    0411306426                           05           04/01/99         25
    0411306426                           N            03/01/29
    0


    2761336          K08/G02             F          121,500.00         ZZ
                                         360        121,422.52          1
    2 MINTON STREET                    8.250            912.79         90
    UNIT # 2                           8.000            912.79      135,000.00
    JAMAICA PLAIN    MA   02130          1            03/04/99         04
    0411260011                           01           04/01/99         25
    0411260011                           O            03/01/29
    0


    2761341          K08/G02             F          194,400.00         ZZ
                                         360        194,285.23          4
    166 E. TIFFANY TOWN                8.625          1,512.02         90
    UNIT # 1-4                         8.375          1,512.02      216,000.00
    MIDVALE          UT   84047          1            03/03/99         04
    0411292725                           05           04/01/99         25
    0411292725                           N            03/01/29
    0


    2761344          K08/G02             F           80,000.00         ZZ
                                         360         80,000.00          3
    1536,1538,1540 WEST 207TH STRE     8.000            587.01         36
                                       7.750            587.01      225,000.00
    TORRANCE         CA   90501          5            02/26/99         00
    0411285554                           05           05/01/99          0
    0411285554                           N            04/01/29
    0


    2761345          K08/G02             F           92,400.00         ZZ
                                         360         92,338.00          1
    7524 BAIRD WAY                     8.000            678.00         70
                                       7.750            678.00      132,000.00
    CITRUS HEIGHTS   CA   95610          2            02/25/99         00
    0411301054                           05           04/01/99          0
    0411301054                           N            03/01/29
    0


    2761352          K08/G02             F           58,500.00         ZZ
                                         360         58,500.00          1
1


    22304 LANGE                        8.375            444.65         90
                                       8.125            444.64       65,000.00
    SAINT CLAIR SHO  MI   48080          1            03/04/99         04
    0411284383                           05           05/01/99         25
    0411284383                           N            04/01/29
    0


    2761392          K08/G02             F          152,400.00         ZZ
                                         360        152,400.00          1
    18215 LEMANS                       7.500          1,065.60         70
                                       7.250          1,065.60      217,796.00
    SAN ANTONIO      TX   78258          4            03/12/99         00
    0411069867                           03           05/01/99          0
    0411069867                           O            04/01/29
    0


    2761395          K08/G02             F          122,500.00         ZZ
                                         360        122,500.00          1
    1475 HUNTER LAKE DRIVE             8.750            963.71         75
                                       8.500            963.71      164,000.00
    RENO             NV   89509          5            03/08/99         00
    0411324932                           05           05/01/99          0
    0411324932                           N            04/01/29
    0


    2761408          K08/G02             F           50,400.00         ZZ
                                         360         50,400.00          2
    1905 NEW YORK AVENUE               9.250            414.63         90
                                       9.000            414.63       56,000.00
    AUSTIN           TX   78702          2            03/12/99         04
    0411037617                           05           05/01/99         25
    0411037617                           N            04/01/29
    0


    2761409          K08/G02             F          202,500.00         ZZ
                                         360        202,500.00          1
    1317 12TH STREET                   8.250          1,521.31         75
    UNIT # 9                           8.000          1,521.31      270,000.00
    SANTA MONICA     CA   90401          5            03/05/99         00
    0411312879                           01           05/01/99          0
    0411312879                           O            04/01/29
    0


    2761410          K08/G02             F           60,900.00         ZZ
                                         360         60,900.00          1
    388 GOBERT RD                      7.750            436.30         82
                                       7.500            436.30       75,000.00
    HOT SPRINGS      AR   71913          2            03/09/99         10
    0411284946                           05           05/01/99         12
1


    0411284946                           O            04/01/29
    0


    2761412          K08/G02             F           79,500.00         ZZ
                                         360         79,500.00          1
    255 SOUTH 500 EAST                 8.500            611.29         73
                                       8.250            611.29      110,000.00
    SALEM            UT   84653          5            03/10/99         00
    0411314529                           05           05/01/99          0
    0411314529                           O            04/01/29
    0


    2761420          K08/G02             F           58,400.00         ZZ
                                         360         58,400.00          1
    1831 PALMER STREET                 8.500            449.05         80
                                       8.250            449.05       73,000.00
    FLORENCE         AL   35630          5            03/10/99         00
    0411329972                           05           05/01/99          0
    0411329972                           O            04/01/29
    0


    2761424          K08/G02             F          148,000.00         ZZ
                                         360        148,000.00          1
    13782 IOWA STREET                  7.500          1,034.84         80
                                       7.250          1,034.84      185,000.00
    WESTMINSTER      CA   92683          1            03/10/99         00
    0411320690                           05           05/01/99          0
    0411320690                           O            04/01/29
    0


    2761429          K08/G02             F          251,750.00         ZZ
                                         360        251,750.00          2
    2537 POPLAR STREET                 8.375          1,913.48         95
                                       8.125          1,913.48      265,000.00
    BRONX            NY   10461          2            03/09/99         10
    0411268915                           05           05/01/99         30
    0411268915                           O            04/01/29
    0


    2761436          K08/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
    1477 COPPER HILL COURT             7.875            652.56         75
                                       7.625            652.56      120,000.00
    LAS VEGAS        NV   89110          2            03/08/99         00
    0411314875                           05           05/01/99          0
    0411314875                           O            04/01/29
    0


1


    2761438          K08/G02             F           61,200.00         ZZ
                                         360         61,200.00          1
    84 GORDON STREET                   8.750            481.46         90
    UNIT # 9205                        8.500            481.46       68,000.00
    BRIGHTON         MA   02135          1            03/15/99         04
    0411311152                           01           05/01/99         25
    0411311152                           N            04/01/29
    0


    2761440          K08/G02             F           94,500.00         ZZ
                                         360         94,500.00          1
    1415 NORTH PROSPECT                8.875            751.89         90
                                       8.625            751.88      105,000.00
    YPSILANTI        MI   48198          1            03/15/99         04
    0411268527                           05           05/01/99         25
    0411268527                           N            04/01/29
    0


    2761441          K08/G02             F           98,100.00         ZZ
                                         360         98,100.00          1
    6809 HICKORY HOLLOW LANE           8.250            736.99         90
                                       8.000            736.99      109,000.00
    NORTH RICHLAND   TX   76180          1            03/12/99         04
    0411280639                           05           05/01/99         25
    0411280639                           N            04/01/29
    0


    2761443          K08/G02             F          173,600.00         ZZ
                                         360        173,600.00          1
    3911 WEDDINGTON ROAD               8.000          1,273.82         80
                                       7.750          1,273.82      217,000.00
    MATTHEWS         NC   28105          5            03/09/99         00
    0411326234                           05           05/01/99          0
    0411326234                           O            04/01/29
    0


    2761448          K08/G02             F          104,950.00         ZZ
                                         360        104,950.00          1
    1025 WASHINGTON STREET             8.250            788.45         95
    UNIT # 4-F                         8.000            788.45      110,525.00
    HOBOKEN          NJ   07030          1            03/15/99         04
    0411335300                           01           05/01/99         30
    0411335300                           O            04/01/29
    0


    2761455          K08/G02             F           26,250.00         ZZ
                                         360         26,250.00          1
    608 BROOKLINE STREET               7.875            190.33         75
                                       7.625            190.33       35,000.00
1


    CHICAGO HEIGHTS  IL   60411          2            03/04/99         00
    0411256100                           05           05/01/99          0
    0411256100                           N            04/01/29
    0


    2761457          K08/G02             F           56,000.00         ZZ
                                         360         56,000.00          1
    609 CUNNINGHAM STREET              8.750            440.55         80
                                       8.500            440.55       70,000.00
    CORPUS CHRISTI   TX   78412          5            03/15/99         00
    0411328305                           05           05/01/99          0
    0411328305                           N            04/01/29
    0


    2761458          K08/G02             F           56,250.00         ZZ
                                         360         56,250.00          2
    4011-4013 N. JACKSON AVE           8.250            422.59         90
                                       8.000            422.59       62,500.00
    KANSAS CITY      MO   64117          1            03/15/99         10
    0411302383                           05           05/01/99         25
    0411302383                           N            04/01/29
    0


    2761459          K08/G02             F           69,700.00         ZZ
                                         360         69,700.00          1
    148 28TH STREET NW                 7.250            475.48         85
                                       7.000            475.48       82,000.00
    BARBERTON        OH   44203          5            03/10/99         10
    0411307846                           05           05/01/99         25
    0411307846                           O            04/01/29
    0


    2761460          K08/G02             F           61,500.00         ZZ
                                         360         61,500.00          1
    307 PROSPECT AVENUE                7.875            445.92         75
    UNIT # 14I                         7.625            445.92       82,000.00
    HACKENSACK       NJ   07601          1            03/15/99         00
    0411308703                           06           05/01/99          0
    0411308703                           O            04/01/29
    0


    2761461          K08/G02             F          125,100.00         ZZ
                                         360        125,100.00          1
    4092 E. 118TH AVE.                 9.000          1,006.58         90
                                       8.750          1,006.58      139,000.00
    THORNTON         CO   80233          1            03/15/99         04
    0411311640                           05           05/01/99         25
    0411311640                           N            04/01/29
    0
1




    2761464          K08/G02             F           69,500.00         ZZ
                                         360         69,500.00          1
    620 BREVARD AVE                    7.500            485.95         80
    UNIT # 1015                        7.250            485.95       87,000.00
    COCOA BEACH      FL   32931          2            03/10/99         00
    0411284912                           01           05/01/99          0
    0411284912                           O            04/01/29
    0


    2762551          K08/G02             F           88,000.00         ZZ
                                         360         88,000.00          1
    4410 LAREINA DRIVE                 7.500            615.31         79
                                       7.250            615.31      112,000.00
    AUSTIN           TX   78745          5            03/11/99         00
    0411307721                           05           05/01/99          0
    0411307721                           O            04/01/29
    0


    2762553          K08/G02             F           49,500.00         ZZ
                                         360         49,500.00          1
    5875 EAST ILIFF AVENUE             8.375            376.24         90
    UNIT # 112                         8.125            376.24       55,000.00
    DENVER           CO   80222          1            03/16/99         04
    0411342314                           01           05/01/99         25
    0411342314                           O            04/01/29
    0


    2762556          K08/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
    286 WINKLE DR                      7.500            978.90         80
                                       7.250            978.90      175,000.00
    HOLLISTER        MO   65672          5            03/11/99         00
    0411253248                           05           05/01/99          0
    0411253248                           O            04/01/29
    0


    2762558          K08/G02             F          104,000.00         ZZ
                                         360        104,000.00          1
    2 EAST OAK STREET                  6.750            674.54         80
    UNIT # 2401                        6.500            674.54      130,000.00
    CHICAGO          IL   60611          1            03/16/99         00
    0411337215                           08           05/01/99          0
    0411337215                           O            04/01/29
    0


    2762563          K08/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
1


    29 VAN FLEET LANE                  8.250            601.01         67
                                       8.000            601.01      120,000.00
    YERINGTON        NV   89447          5            03/09/99         00
    0411271984                           05           05/01/99          0
    0411271984                           O            04/01/29
    0


    2762571          K08/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
    14437 BAKERSFIELD COURT            7.875            870.08         80
                                       7.625            870.08      150,000.00
    SILVERSPRING     MD   20906          5            03/11/99         00
    0411312416                           09           05/01/99          0
    0411312416                           O            04/01/29
    0


    2762574          K08/G02             F           73,500.00         ZZ
                                         360         73,500.00          1
    40 CHESTER STREET                  8.375            558.65         70
    UNIT # 7                           8.125            558.65      105,000.00
    BRIGHTON         MA   02134          1            03/16/99         00
    0411267081                           01           05/01/99          0
    0411267081                           N            04/01/29
    0


    2762577          K08/G02             F          204,750.00         ZZ
                                         360        204,750.00          1
    1793 ROCKTREE COURT                7.875          1,484.58         75
                                       7.625          1,484.58      273,000.00
    SAN JOSE         CA   95131          5            03/09/99         00
    0411321938                           05           05/01/99          0
    0411321938                           O            04/01/29
    0


    2762578          K08/G02             F          124,000.00         ZZ
                                         360        124,000.00          1
    19 DANRIDGE PLACE                  7.500            867.03         76
                                       7.250            867.03      165,000.00
    PITTSBURG        CA   94565          2            03/05/99         00
    0411247877                           05           05/01/99          0
    0411247877                           O            04/01/29
    0


    2762581          K08/G02             F           59,250.00         ZZ
                                         360         59,250.00          1
    ROUTE 1 BOX 419                    7.500            414.28         75
                                       7.250            414.28       79,000.00
    BAGLEY           MN   56621          5            03/11/99         00
    0411318348                           05           05/01/99          0
1


    0411318348                           O            04/01/29
    0


    2762582          K08/G02             F          130,150.00         ZZ
                                         360        130,150.00          1
    121 NORTH BROADWAY                 8.500          1,000.74         95
                                       8.250          1,000.74      137,000.00
    LINDENHURST      NY   11757          2            03/11/99         04
    0411320930                           05           05/01/99         30
    0411320930                           O            04/01/29
    0


    2762689          111/111             F           72,000.00         ZZ
                                         360         71,952.90          3
    4296 W. REGENCY AVE #101-#103      8.125            534.60         72
                                       7.875            534.60      100,000.00
    FRESNO           CA   93722          1            02/09/99         00
    829894                               05           04/01/99          0
    829894                               N            03/01/29
    0


    2762691          111/111             F          196,000.00         ZZ
                                         360        195,412.69          1
    1755 HARPER DRIVE                  7.500          1,370.46         80
                                       7.250          1,370.46      245,000.00
    VENTURA          CA   93004          1            11/06/98         00
    810879                               05           01/01/99          0
    810879                               O            12/01/28
    0


    2762695          111/111             F          109,000.00         ZZ
                                         360        108,837.71          1
    510 WEST ROSSLYNN AVENUE           7.500            762.14         68
                                       7.250            762.14      161,000.00
    FULLERTON        CA   92832          5            01/04/99         00
    816605                               05           03/01/99          0
    816605                               O            02/01/29
    0


    2762699          111/111             F          100,000.00         ZZ
                                         360         99,868.72          1
    12398 CAMINITO FESTIVO             8.125            742.50         46
                                       7.875            742.50      222,000.00
    SAN DIEGO        CA   92131          5            01/27/99         00
    828115                               09           03/01/99          0
    828115                               N            02/01/29
    0


1


    2762700          111/111             F           60,000.00         ZZ
                                         360         60,000.00          1
    21620 DARBY STREET                 8.125            445.50         58
                                       7.875            445.50      105,000.00
    WILDOMAR         CA   92595          5            02/25/99         00
    829543                               05           05/01/99          0
    829543                               N            04/01/29
    0


    2763027          K08/G02             F          188,200.00         T
                                         360        188,200.00          1
    420 WARD AVENUE                    8.125          1,397.38         75
                                       7.875          1,397.38      251,000.00
    TAHOE CITY       CA   96145          2            03/09/99         00
    0411297260                           05           05/01/99          0
    0411297260                           O            04/01/29
    0


    2763029          K08/G02             F          188,000.00         ZZ
                                         360        188,000.00          1
    2719 MONTEREY AVENUE               7.750          1,346.86         80
                                       7.500          1,346.86      235,000.00
    MARTINEZ         CA   94553          5            03/10/99         00
    0411327042                           05           05/01/99          0
    0411327042                           O            04/01/29
    0


    2763033          K08/G02             F          101,500.00         ZZ
                                         360        101,500.00          1
    4805 24TH AVENUE SOUTHEAST         7.500            709.70         70
                                       7.250            709.70      145,000.00
    LACEY            WA   98503          5            03/12/99         00
    0411263791                           05           05/01/99          0
    0411263791                           N            04/01/29
    0


    2763034          K08/G02             F           92,400.00         ZZ
                                         360         92,400.00          1
    4811 50TH AVENUE SOUTHEAST         7.500            646.07         70
                                       7.250            646.07      132,000.00
    LACEY            WA   98503          5            03/12/99         00
    0411303241                           03           05/01/99          0
    0411303241                           N            04/01/29
    0


    2763035          K08/G02             F          101,500.00         ZZ
                                         360        101,500.00          1
    4804 50TH AVENUE SOUTHEAST         7.500            709.70         70
                                       7.250            709.70      145,000.00
1


    LACEY            WA   98503          5            03/12/99         00
    0411303258                           03           05/01/99          0
    0411303258                           N            04/01/29
    0


    2763040          K08/G02             F          118,300.00         ZZ
                                         360        118,300.00          1
    1 CHATHAM COURT                    8.250            888.75         80
                                       8.000            888.75      147,900.00
    WASHINGTON TOWN  NJ   08691          1            03/17/99         00
    0411326937                           09           05/01/99          0
    0411326937                           O            04/01/29
    0


    2763054          K08/G02             F           39,600.00         ZZ
                                         360         39,600.00          2
    619 WEST LOCUST STREET             8.500            304.49         90
                                       8.250            304.49       44,000.00
    DAVENPORT        IA   52802          1            03/17/99         10
    0411317159                           05           05/01/99         25
    0411317159                           N            04/01/29
    0


    2763055          K08/G02             F          169,600.00         ZZ
                                         360        169,600.00          1
    2312 114TH DRIVE NORTHEAST         7.750          1,215.04         76
                                       7.500          1,215.04      225,000.00
    LAKE STEVENS     WA   98258          2            03/10/99         00
    0411311376                           05           05/01/99          0
    0411311376                           O            04/01/29
    0


    2763059          K08/G02             F          202,500.00         ZZ
                                         360        202,500.00          2
    115 SAINT MARY'S AVENUE            7.750          1,450.73         72
                                       7.500          1,450.73      285,000.00
    SAN FRANCISCO    CA   94112          5            03/09/99         00
    0411239056                           05           05/01/99          0
    0411239056                           O            04/01/29
    0


    2763060          K08/G02             F          176,000.00         ZZ
                                         360        176,000.00          2
    82 CENTRAL AVENUE                  8.625          1,368.91         80
                                       8.375          1,368.91      220,000.00
    NEW BRUNSWICK    NJ   08901          1            03/17/99         00
    0411292923                           05           05/01/99          0
    0411292923                           N            04/01/29
    0
1




    2763065          K08/G02             F           91,900.00         ZZ
                                         360         91,900.00          1
    13331 GALICIA                      8.000            674.33         80
                                       7.750            674.33      114,900.00
    UNIVERSAL CITY   TX   78148          1            03/16/99         00
    0411336266                           05           05/01/99          0
    0411336266                           O            04/01/29
    0


    2763072          K08/G02             F          152,250.00         ZZ
                                         360        152,250.00          1
    3112 47TH STREET                   7.250          1,038.61         75
                                       7.000          1,038.61      203,000.00
    METAIRIE         LA   70001          5            03/12/99         00
    0411296809                           05           05/01/99          0
    0411296809                           O            04/01/29
    0


    2763073          K08/G02             F           55,800.00         ZZ
                                         360         55,800.00          1
    6744 COOPER                        9.250            459.05         90
                                       9.000            459.05       62,000.00
    TAYLOR           MI   48187          1            03/17/99         04
    0411328503                           05           05/01/99         25
    0411328503                           N            04/01/29
    0


    2763074          K08/G02             F          232,000.00         ZZ
                                         360        232,000.00          1
    8282 SOMERDALE LANE                7.750          1,662.08         80
                                       7.500          1,662.08      290,000.00
    LA PALMA         CA   90623          2            03/08/99         00
    0411313752                           05           05/01/99          0
    0411313752                           O            04/01/29
    0


    2763688          K08/G02             F          136,000.00         ZZ
                                         360        136,000.00          1
    1541 BRICKELL AVENUE               7.000            904.81         80
                                       6.750            904.81      170,000.00
    MIAMI            FL   33129          1            03/18/99         00
    0411328867                           01           05/01/99          0
    0411328867                           O            04/01/29
    0


    2763689          K08/G02             F          154,400.00         T
                                         360        154,400.00          1
1


    208 JEFFERSON AVENUE               7.875          1,119.51         80
    UNIT # 105                         7.625          1,119.51      193,000.00
    MIAMI BEACH      FL   33139          1            03/10/99         00
    0411293152                           01           05/01/99          0
    0411293152                           O            04/01/29
    0


    2763692          K08/G02             F          189,000.00         ZZ
                                         360        189,000.00          2
    3775-3777 TRACY STREET             8.375          1,436.54         90
                                       8.125          1,436.54      210,000.00
    LOS ANGELES      CA   90027          1            03/12/99         11
    0411319577                           05           05/01/99         25
    0411319577                           N            04/01/29
    0


    2763695          K08/G02             F          125,600.00         ZZ
                                         360        125,600.00          3
    206 SEVENTEENTH AVENUE             7.750            899.81         80
                                       7.500            899.81      157,000.00
    PATERSON         NJ   07504          1            03/18/99         00
    0411259641                           05           05/01/99          0
    0411259641                           O            04/01/29
    0


    2763697          K08/G02             F           61,500.00         ZZ
                                         360         61,500.00          1
    8924 SOUTH LAFLIN STREET           7.875            445.92         80
                                       7.625            445.92       77,000.00
    CHICAGO          IL   60620          5            03/04/99         00
    0411299506                           05           05/01/99          0
    0411299506                           O            04/01/29
    0


    2763698          K08/G02             F           37,500.00         ZZ
                                         360         37,500.00          1
    1765 NW 84TH STREET                8.500            288.34         75
                                       8.250            288.34       50,000.00
    MIAMI            FL   33147          5            03/18/99         00
    0411305865                           05           05/01/99          0
    0411305865                           N            04/01/29
    0


    2763699          K08/G02             F          101,700.00         ZZ
                                         360        101,700.00          1
    604 RIVER PLACE COURT              8.500            781.99         90
                                       8.250            781.99      113,000.00
    WOODSTOCK        GA   30188          1            03/16/99         14
    0411331986                           05           05/01/99         25
1


    0411331986                           N            04/01/29
    0


    2763700          K08/G02             F          127,900.00         ZZ
                                         360        127,900.00          1
    6966 PARK MESA WAY                 7.500            894.30         80
    UNIT # 19                          7.250            894.30      159,900.00
    SAN DIEGO        CA   92111          1            03/16/99         00
    0411334774                           01           05/01/99          0
    0411334774                           O            04/01/29
    0


    2763702          K08/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
    3143 WYOMING DRIVE                 8.375            456.04         80
                                       8.125            456.04       75,000.00
    XENIA            OH   45385          5            03/18/99         00
    0411280225                           05           05/01/99          0
    0411280225                           N            04/01/29
    0


    2763704          K08/G02             F           65,800.00         ZZ
                                         360         65,800.00          1
    7534 NORTH CAROLINA HIGHW          7.875            477.10         70
                                       7.625            477.10       94,000.00
    DURHAM           NC   27713          5            03/15/99         00
    0411286081                           05           05/01/99          0
    0411286081                           N            04/01/29
    0


    2763706          K08/G02             F           70,000.00         ZZ
                                         360         70,000.00          1
    13815 EAST 9TH AVENUE              7.875            507.55         70
                                       7.625            507.55      100,000.00
    SPOKANE          WA   99216          5            03/11/99         00
    0411325418                           05           05/01/99          0
    0411325418                           N            04/01/29
    0


    2763711          K08/G02             F           72,850.00         ZZ
                                         360         72,850.00          3
    533 STOCKTON STREET                9.375            605.93         90
                                       9.125            605.93       80,950.00
    STATESVILLE      NC   28677          1            03/18/99         14
    0411340284                           05           05/01/99         25
    0411340284                           N            04/01/29
    0


1


    2763712          K08/G02             F           78,850.00         ZZ
                                         360         78,850.00          1
    407 BONHAM DRIVE NORTH             7.375            544.60         95
                                       7.125            544.60       83,000.00
    ALLEN            TX   75013          1            03/17/99         10
    0411304819                           05           05/01/99         30
    0411304819                           O            04/01/29
    0


    2763713          K08/G02             F           55,100.00         ZZ
                                         360         55,100.00          1
    10022 MANISTEE WAY                 7.500            385.27         77
                                       7.250            385.27       72,000.00
    CINCINNATI       OH   45251          2            03/04/99         00
    0411292741                           05           05/01/99          0
    0411292741                           N            04/01/29
    0


    2763715          K08/G02             F          191,950.00         ZZ
                                         360        191,950.00          1
    121 GREENMEADOW DRIVE              7.375          1,325.75         80
                                       7.125          1,325.75      239,990.00
    THOUSAND OAKS    CA   91360          1            03/15/99         00
    0411290760                           01           05/01/99          0
    0411290760                           O            04/01/29
    0


    2763722          K08/G02             F          138,150.00         ZZ
                                         360        138,150.00          1
    125 HOLBORN LOOP                   8.750          1,086.83         80
                                       8.500          1,086.83      172,700.00
    DAVENPORT        FL   33837          1            03/03/99         00
    0411095862                           03           05/01/99          0
    0411095862                           O            04/01/29
    0


    2763723          K08/G02             F           40,500.00         ZZ
                                         360         40,500.00          1
    6453 JOY DRIVE                     9.000            325.87         90
                                       8.750            325.87       45,000.00
    SHREVEPORT       LA   71119          1            03/18/99         04
    0411330723                           05           05/01/99         25
    0411330723                           N            04/01/29
    0


    2763829          354/354             F          168,000.00         ZZ
                                         360        167,773.79          1
    305 SANCHEZ COURT                  8.000          1,232.72         71
                                       7.750          1,232.72      239,000.00
1


    WEATHERFORD      TX   76086          4            01/21/99         00
    0022699987                           05           03/01/99          0
    0022699987                           O            02/01/29
    0


    2763831          354/354             F          202,850.00         ZZ
                                         360        202,710.40          1
    21925 CHELAN LOOP                  7.875          1,470.80         80
                                       7.625          1,470.80      255,000.00
    WEST LINN        OR   97068          1            02/02/99         00
    0022724264                           09           04/01/99          0
    0022724264                           O            03/01/29
    0


    2763835          354/354             F          197,000.00         ZZ
                                         360        196,850.09          1
    3150 NOBLE COURT                   7.375          1,360.64         71
                                       7.125          1,360.64      280,000.00
    BOULDER          CO   80301          5            02/11/99         00
    0022758759                           03           04/01/99          0
    0022758759                           O            03/01/29
    0


    2763853          354/354             F          200,000.00         T
                                         360        199,869.17          1
    1349 CAMELLIA CIRCLE               8.125          1,485.00         80
                                       7.875          1,485.00      250,000.00
    WESTON           FL   33326          1            02/16/99         00
    0027731744                           03           04/01/99          0
    0027731744                           O            03/01/29
    0


    2763856          354/354             F          200,000.00         ZZ
                                         360        199,855.24          1
    1997 KANSAS AVENUE NE              7.625          1,415.59         80
                                       7.375          1,415.59      250,000.00
    ST PETERSBURG    FL   33703          1            02/26/99         00
    0027747963                           05           04/01/99          0
    0027747963                           O            03/01/29
    0


    2764702          K08/G02             F           38,900.00         ZZ
                                         360         38,900.00          1
    3536 HAMILTON PLACE                9.125            316.50         87
                                       8.875            316.50       45,000.00
    ANDERSON         IN   46013          2            03/19/99         04
    0411291149                           05           05/01/99         25
    0411291149                           N            04/01/29
    0
1




    2764705          K08/G02             F           93,600.00         ZZ
                                         360         93,600.00          4
    5102 WEIDEMAR LANE                 8.500            719.70         80
    UNITS A, B, C, & D                 8.250            719.70      117,000.00
    AUSTIN           TX   78745          1            03/17/99         00
    0411334170                           05           05/01/99          0
    0411334170                           N            04/01/29
    0


    2764706          K08/G02             F           93,600.00         ZZ
                                         360         93,600.00          4
    5100 WEIDEMAR LANE UNITS           8.500            719.70         80
    A, B, C, & D                       8.250            719.70      117,000.00
    AUSTIN           TX   78745          1            03/17/99         00
    0411334154                           05           05/01/99          0
    0411334154                           N            04/01/29
    0


    2764707          K08/G02             F          153,000.00         ZZ
                                         360        153,000.00          2
    11913 & 11915 RHULEN COUR          8.500          1,176.44         90
                                       8.250          1,176.44      170,000.00
    FORT WORTH       TX   76008          1            03/18/99         04
    0411263692                           05           05/01/99         25
    0411263692                           N            04/01/29
    0


    2764708          K08/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
    10445 SW 133RD CT                  7.625            990.91         80
                                       7.375            990.91      175,000.00
    MIAMI            FL   33186          5            03/15/99         00
    0411325327                           03           05/01/99          0
    0411325327                           O            04/01/29
    0


    2764717          K08/G02             F          107,550.00         ZZ
                                         360        107,550.00          1
    438 SOUTH SOCORA DRIVE             8.875            855.72         90
                                       8.625            855.72      119,500.00
    WICHITA          KS   67209          1            03/19/99         10
    0411332554                           05           05/01/99         25
    0411332554                           N            04/01/29
    0


    2764718          K08/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
1


    53437 MARIAN                       7.875          1,450.14         77
                                       7.625          1,450.14      260,000.00
    SHELBY TOWNSHIP  MI   48315          5            03/15/99         00
    0411282445                           05           05/01/99          0
    0411282445                           O            04/01/29
    0


    2764729          K08/G02             F           96,900.00         ZZ
                                         360         96,900.00          1
    10111 LARWIN AVE UNIT #2           7.875            702.59         58
    (CHATSWORTH)                       7.625            702.59      168,000.00
    LOS ANGELES      CA   91311          5            03/15/99         00
    0411234040                           01           05/01/99          0
    0411234040                           O            04/01/29
    0


    2764730          K08/G02             F           76,500.00         ZZ
                                         360         76,500.00          1
    1352 NW 32ND ST                    7.125            515.39         85
                                       6.875            515.39       90,000.00
    MIAMI            FL   33142          5            03/15/99         10
    0411278310                           05           05/01/99         12
    0411278310                           O            04/01/29
    0


    2764734          K08/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
    9385 COUNTY ROAD 504               7.500            755.15         80
                                       7.250            755.15      135,000.00
    BLUE RIDGE       TX   75454          1            03/19/99         00
    0411336415                           27           05/01/99          0
    0411336415                           O            04/01/29
    0


    2764735          K08/G02             F          144,000.00         ZZ
                                         360        143,908.18          4
    1420-1426 FOREST LANE              8.250          1,081.82         80
                                       8.000          1,081.82      180,000.00
    FAIRBORN         OH   45324          5            02/19/99         00
    0411234941                           05           04/01/99          0
    0411234941                           N            03/01/29
    0


    2764745          K08/G02             F          103,500.00         ZZ
                                         360        103,500.00          2
    116 SHERMAN AVENUE                 9.375            860.86         90
                                       9.125            860.86      115,000.00
    RARITAN          NJ   08869          1            03/19/99         04
    0411200140                           05           05/01/99         25
1


    0411200140                           N            04/01/29
    0


    2764746          K08/G02             F          118,400.00         ZZ
                                         360        118,400.00          1
    23 BUTTONWOOD PLACE                8.000            868.78         80
                                       7.750            868.78      148,000.00
    HAZLET           NJ   07730          1            03/19/99         00
    0411296551                           05           05/01/99          0
    0411296551                           O            04/01/29
    0


    2764749          K08/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
    615 EAST PIKE STREET #307          7.625            905.98         80
                                       7.375            905.98      160,000.00
    SEATTLE          WA   98122          1            03/16/99         00
    0411328552                           08           05/01/99          0
    0411328552                           O            04/01/29
    0


    2764750          K08/G02             F           54,000.00         ZZ
                                         360         54,000.00          2
    163 A-B DORCHESTER MANOR           8.750            424.82         90
                                       8.500            424.82       60,000.00
    NORTH CHARLESTO  SC   29420          1            03/19/99         04
    0411295546                           05           05/01/99         25
    0411295546                           N            04/01/29
    0


    2764751          K08/G02             F           54,000.00         ZZ
                                         360         54,000.00          2
    165 DORCHESTER MANOR BLVD          8.750            424.82         90
                                       8.500            424.82       60,000.00
    NORTH CHALRESTO  SC   29420          1            03/19/99         10
    0411298219                           05           05/01/99         25
    0411298219                           N            04/01/29
    0


    2764753          K08/G02             F           54,000.00         ZZ
                                         360         54,000.00          2
    167 DORCHESTER MANOR BLVD          8.750            424.82         90
    UNIT # A&B                         8.500            424.82       60,000.00
    NORTH CHARLESTO  SC   29420          1            03/19/99         04
    0411298383                           05           05/01/99         25
    0411298383                           N            04/01/29
    0


1


    2765287          K08/G02             F           38,700.00         ZZ
                                         360         38,700.00          1
    8340 SANDS POINT BLVD              8.875            307.91         90
    UNIT # P208                        8.625            307.91       43,000.00
    TAMARAC          FL   33321          1            03/22/99         10
    0411342272                           01           05/01/99         25
    0411342272                           N            04/01/29
    0


    2765290          K08/G02             F          188,000.00         ZZ
                                         360        188,000.00          1
    1311 ABERDEEN CIRCLE               7.500          1,314.52         80
                                       7.250          1,314.52      235,000.00
    GRANITE BAY      CA   95746          1            03/15/99         00
    0411334139                           03           05/01/99          0
    0411334139                           O            04/01/29
    0


    2765294          K08/G02             F          183,200.00         ZZ
                                         360        183,200.00          1
    7408 SCARBOROUGH STREET            7.250          1,249.75         80
                                       7.000          1,249.75      229,000.00
    SPRINGFIELD      VA   22153          1            03/22/99         00
    0411319262                           05           05/01/99          0
    0411319262                           O            04/01/29
    0


    2765299          K08/G02             F          152,000.00         ZZ
                                         360        152,000.00          2
    4161-4163 WEST 149TH STREET        7.375          1,049.83         76
                                       7.125          1,049.83      200,000.00
    LAWNDALE         CA   90260          2            03/12/99         00
    0411309578                           05           05/01/99          0
    0411309578                           O            04/01/29
    0


    2765305          K08/G02             F          135,000.00         ZZ
                                         360        135,000.00          1
    1016 HAIGHT ST                     8.500          1,038.03         27
                                       8.250          1,038.03      510,000.00
    SAN FRANCISCO    CA   94117          5            03/16/99         00
    0411342959                           05           05/01/99          0
    0411342959                           N            04/01/29
    0


    2765306          K08/G02             F           36,000.00         ZZ
                                         360         36,000.00          2
    450 E PEARL                        8.500            276.81         80
                                       8.250            276.81       45,000.00
1


    TOLEDO           OH   43608          2            03/22/99         00
    0411318892                           05           05/01/99          0
    0411318892                           N            04/01/29
    0


    2765309          K08/G02             F           65,600.00         ZZ
                                         360         65,600.00          1
    8 SHARON STREET                    7.875            475.65         80
                                       7.625            475.65       82,000.00
    SIDNEY           NY   13838          2            03/22/99         00
    0411265317                           05           05/01/99          0
    0411265317                           N            04/01/29
    0


    2765314          K08/G02             F           58,000.00         ZZ
                                         360         58,000.00          1
    510 CHIPETA STREET                 8.375            440.84         80
                                       8.125            440.84       72,500.00
    MONTROSE         CO   81401          1            03/18/99         00
    0411316607                           05           05/01/99          0
    0411316607                           N            04/01/29
    0


    2765315          K08/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
    629 CANYON DRIVE                   7.750          1,074.62         75
                                       7.500          1,074.62      200,000.00
    AUBURN           CA   95603          5            03/15/99         00
    0411316920                           05           05/01/99          0
    0411316920                           O            04/01/29
    0


    2765323          K08/G02             F           93,100.00         ZZ
                                         360         93,100.00          1
    4023 WYCLIFF AVENUE #202           8.250            699.43         95
                                       8.000            699.43       98,000.00
    DALLAS           TX   75219          1            03/19/99         10
    0411347594                           01           05/01/99         30
    0411347594                           O            04/01/29
    0


    2765324          K08/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
    PARCEL 23 SPRING CANYON ESTATE     8.500          1,691.61         65
                                       8.250          1,691.61      340,000.00
    ALDER            MT   59710          5            03/18/99         00
    0411332356                           05           05/01/99          0
    0411332356                           O            04/01/29
    0
1




    2765325          K08/G02             F           91,800.00         ZZ
                                         360         91,800.00          1
    7632 HEMLOCK STREET                8.000            673.60         85
                                       7.750            673.60      108,000.00
    OVERLAND PARK    KS   66204          5            03/16/99         10
    0411314024                           05           05/01/99         12
    0411314024                           O            04/01/29
    0


    2765326          K08/G02             F          119,000.00         ZZ
                                         360        119,000.00          1
    13700 WOODBROOK                    7.250            811.79         85
                                       7.000            811.79      140,000.00
    LITTLE ROCK      AR   72211          5            03/16/99         10
    0411325707                           05           05/01/99         12
    0411325707                           O            04/01/29
    0


    2765328          K08/G02             F          142,900.00         ZZ
                                         360        142,900.00          1
    2026 DEVEERE DRIVE                 8.000          1,048.55         75
                                       7.750          1,048.55      190,600.00
    STERLING HEIGHT  MI   48310          1            03/22/99         00
    0411312770                           05           05/01/99          0
    0411312770                           O            04/01/29
    0


    2765330          K08/G02             F          102,600.00         ZZ
                                         360        102,600.00          4
    4537 S. HERMITAGE AVE.             8.625            798.01         90
                                       8.375            798.01      114,000.00
    CHICAGO          IL   60609          1            03/22/99         10
    0411302771                           05           05/01/99         25
    0411302771                           N            04/01/29
    0


    2765338          K08/G02             F           54,900.00         ZZ
                                         360         54,900.00          1
    1305 GLENCREST DRIVE               9.000            441.74         90
                                       8.750            441.74       61,000.00
    AUSTIN           TX   78723          1            03/17/99         10
    0411325855                           05           05/01/99         25
    0411325855                           N            04/01/29
    0


    2765339          K08/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
1


    470 MINE HILL ROAD SOUTHWEST       8.000          1,320.78         77
                                       7.750          1,320.78      235,000.00
    ISSAQUAH         WA   98027          5            03/15/99         00
    0411337884                           05           05/01/99          0
    0411337884                           O            04/01/29
    0


    2765340          K08/G02             F           55,350.00         ZZ
                                         360         55,350.00          2
    2201 WILLOW ST.                    8.875            440.39         90
                                       8.625            440.39       61,500.00
    PORT HURON       MI   48060          1            03/22/99         04
    0411337413                           05           05/01/99         25
    0411337413                           N            04/01/29
    0


    2765344          K08/G02             F          172,000.00         ZZ
                                         360        172,000.00          1
    9638 CAROUSEL CIRCLE NORT          7.625          1,217.41         80
                                       7.375          1,217.41      215,000.00
    BOCA RATON       FL   33434          2            03/17/99         00
    0411311103                           03           05/01/99          0
    0411311103                           O            04/01/29
    0


    2765346          K08/G02             F           44,100.00         ZZ
                                         360         44,100.00          1
    1138 ILIFF AVENUE                  8.625            343.01         90
                                       8.375            343.01       49,000.00
    CINCINNATI       OH   45205          1            03/22/99         04
    0411339856                           05           05/01/99         25
    0411339856                           N            04/01/29
    0


    2765685          429/429             F          189,000.00         ZZ
                                         360        189,000.00          1
    23 RATH WAY                        8.375          1,436.54         70
                                       8.125          1,436.54      271,000.00
    NORTH YARMOUTH   ME   04097          5            03/05/99         00
    5000010743                           05           05/01/99          0
    5000010743                           O            04/01/29
    0


    2765690          429/429             F          190,000.00         ZZ
                                         360        190,000.00          1
    8300 MAURICE LANE 4                8.500          1,460.94         74
                                       8.250          1,460.94      260,000.00
    FLUSHING         MI   48433          2            03/05/99         00
    5000036722                           01           05/01/99          0
1


    5000036722                           O            04/01/29
    0


    2765729          549/549             F          190,000.00         ZZ
                                         360        189,851.78          1
    83 SCOTT STREET                    7.250          1,296.14         80
                                       7.000          1,296.14      240,000.00
    SAN BRUNO        CA   94066          2            02/05/99         00
    0065960998                           05           04/01/99          0
    0065960998                           O            03/01/29
    0


    2765731          549/549             F          219,000.00         ZZ
                                         360        218,837.47          2
    379 CORRALITOS ROAD                7.500          1,531.28         57
                                       7.250          1,531.28      385,000.00
    WATSONVILLE      CA   95076          1            02/18/99         00
    0066051274                           05           04/01/99          0
    0066051274                           O            03/01/29
    0


    2765732          549/549             F          181,000.00         ZZ
                                         360        180,812.27          1
    745 SONOMA AVENUE                  7.375          1,250.13         74
                                       7.125          1,250.13      245,000.00
    SEASIDE          CA   93955          1            02/05/99         00
    0066052734                           05           04/01/99          0
    0066052734                           O            03/01/29
    0


    2765741          549/549             F          228,000.00         ZZ
                                         360        227,668.91          1
    21234 PROVIDENCIA STREET           7.625          1,613.77         80
                                       7.375          1,613.77      285,000.00
    LOS ANGELES      CA   91364          1            01/25/99         00
    0066627711                           05           03/01/99          0
    0066627711                           O            02/01/29
    0


    2765757          549/549             F          232,500.00         ZZ
                                         360        232,314.07          1
    2835 140TH AVENUE NORTHEAST        7.125          1,566.40         75
                                       6.875          1,566.40      310,000.00
    BELLEVUE         WA   98005          1            02/12/99         00
    5000298025                           05           04/01/99          0
    5000298025                           O            03/01/29
    0


1


    2765758          549/549             F          225,000.00         ZZ
                                         360        224,828.79          1
    1933 EVERGLADES DRIVE              7.375          1,554.02         75
                                       7.125          1,554.02      301,000.00
    MILPITAS         CA   95035          5            02/12/99         00
    5000404607                           05           04/01/99          0
    5000404607                           O            03/01/29
    0


    2765760          549/549             F          238,000.00         ZZ
                                         360        237,823.36          1
    3136 SHADOWLAWN STREET             7.500          1,664.14         73
                                       7.250          1,664.14      330,000.00
    SAN DIEGO        CA   92110          5            02/24/99         00
    5000422120                           05           04/01/99          0
    5000422120                           O            03/01/29
    0


    2765761          549/549             F          240,000.00         ZZ
                                         360        239,834.83          1
    5502 EAST WONDERVIEW ROAD          7.875          1,740.17         29
                                       7.625          1,740.17      845,000.00
    PHOENIX          AZ   85018          5            02/19/99         00
    5000449131                           05           04/01/99          0
    5000449131                           O            03/01/29
    0


    2765764          549/549             F          221,200.00         ZZ
                                         360        221,031.68          1
    1759 HOOIKAIKA PLACE               7.375          1,527.78         75
                                       7.125          1,527.78      295,000.00
    PEARL CITY       HI   96782          5            02/12/99         00
    5000485408                           03           04/01/99          0
    5000485408                           O            03/01/29
    0


    2765768          429/429             F          215,000.00         ZZ
                                         360        214,836.39          1
    7905 10TH AVENUE                   7.375          1,484.96         69
                                       7.125          1,484.96      313,000.00
    BROOKLYN         NY   11228          1            02/09/99         00
    0065027485                           05           04/01/99          0
    0065027485                           O            03/01/29
    0


    2765772          429/429             F          184,800.00         ZZ
                                         360        184,662.85          1
    603 RIVERVIEW DRIVE                7.500          1,292.15         80
                                       7.250          1,292.15      231,000.00
1


    WARROAD          MN   56763          2            02/11/99         00
    0065308727                           05           04/01/99          0
    0065308727                           O            03/01/29
    0


    2765782          429/429             F          221,600.00         ZZ
                                         360        221,435.54          1
    5 ABBEY ROAD                       7.500          1,549.46         80
                                       7.250          1,549.46      277,000.00
    SALEM            NH   03079          1            02/17/99         00
    0066008506                           05           04/01/99          0
    0066008506                           O            03/01/29
    0


    2765788          429/429             F          160,000.00         ZZ
                                         360        159,881.25          1
    110 FOXWOOD DRIVE                  7.500          1,118.75         73
                                       7.250          1,118.75      220,000.00
    CLINTON          PA   15026          5            02/05/99         00
    0066737052                           05           04/01/99          0
    0066737052                           O            03/01/29
    0


    2765791          429/429             F          214,600.00         ZZ
                                         360        214,444.67          1
    5120 MIRROR LAKES DRIVE            7.625          1,518.93         66
                                       7.375          1,518.93      328,000.00
    EDINA            MN   55436          2            02/08/99         00
    0066938554                           05           04/01/99          0
    0066938554                           O            03/01/29
    0


    2765792          429/429             F          225,000.00         ZZ
                                         360        224,841.20          1
    6332 NORTH 190TH STREET            7.750          1,611.93         72
                                       7.500          1,611.93      313,000.00
    FOREST LAKE      MN   55025          5            02/19/99         00
    0066938830                           05           04/01/99          0
    0066938830                           O            03/01/29
    0


    2765798          429/429             F          170,000.00         ZZ
                                         360        169,867.38          1
    3905 CANTERBURY WALK DRIVE         7.250          1,159.70         77
                                       7.000          1,159.70      221,130.00
    DULUTH           GA   30097          1            02/19/99         00
    5000027622                           03           04/01/99          0
    5000027622                           O            03/01/29
    0
1




    2767427          K08/G02             F           53,900.00         ZZ
                                         360         53,900.00          1
    1 E. SCOTT ST., UNIT # 1601        7.750            386.15         70
                                       7.500            386.15       77,000.00
    CHICAGO          IL   60610          1            03/23/99         00
    0411340524                           06           05/01/99          0
    0411340524                           N            04/01/29
    0


    2767431          K08/G02             F          134,350.00         ZZ
                                         360        134,350.00          1
    1520 WASCO STREET                  7.875            974.13         73
                                       7.625            974.13      184,500.00
    HOOD RIVER       OR   97031          5            03/12/99         00
    0411329741                           05           05/01/99          0
    0411329741                           O            04/01/29
    0


    2767434          K08/G02             F          224,950.00         ZZ
                                         360        224,950.00          1
    12885 OLD FOOTHILL BOULEV          8.000          1,650.60         85
                                       7.750          1,650.60      265,000.00
    SANTA ANA        CA   92705          5            03/16/99         11
    0411333123                           05           05/01/99         12
    0411333123                           O            04/01/29
    0


    2767441          K08/G02             F          104,500.00         ZZ
                                         360        104,500.00          1
    12059 ANNETA ROAD                  7.875            757.70         95
                                       7.625            757.70      110,000.00
    LEITCHFIELD      KY   42754          2            03/18/99         14
    0411235179                           05           05/01/99         30
    0411235179                           O            04/01/29
    0


    2767442          K08/G02             F           30,600.00         ZZ
                                         360         30,600.00          2
    1717 CLARK AVE                     8.875            243.47         90
                                       8.625            243.47       34,000.00
    CLEVELAND        OH   44109          1            03/23/99         04
    0411330426                           05           05/01/99         25
    0411330426                           N            04/01/29
    0


    2767446          K08/G02             F          188,000.00         ZZ
                                         360        188,000.00          1
1


    5816 BRANDYWINE COURT              7.500          1,314.52         80
                                       7.250          1,314.52      235,000.00
    CAMARILLO        CA   93012          1            03/19/99         00
    0411326994                           05           05/01/99          0
    0411326994                           O            04/01/29
    0


    2767450          K08/G02             F          116,000.00         ZZ
                                         360        116,000.00          1
    17766 NORTH 61ST PLACE             7.875            841.08         75
                                       7.625            841.08      155,000.00
    LOXAHATCHEE      FL   33470          5            03/18/99         00
    0411311202                           05           05/01/99          0
    0411311202                           O            04/01/29
    0


    2767528          K08/G02             F           72,000.00         ZZ
                                         360         72,000.00          1
    115 O'PLAINE ROAD                  8.625            560.01         56
                                       8.375            560.01      130,000.00
    GURNEE           IL   60031          2            03/24/99         00
    0411321516                           05           05/01/99          0
    0411321516                           N            04/01/29
    0


    2767530          K08/G02             F          209,000.00         ZZ
                                         360        209,000.00          3
    8245 N. KNOX                       8.750          1,644.20         90
                                       8.500          1,644.20      232,300.00
    SKOKIE           IL   60077          1            03/24/99         10
    0411300601                           05           05/01/99         25
    0411300601                           N            04/01/29
    0


    2767532          K08/G02             F          116,000.00         ZZ
                                         360        116,000.00          1
    1344 VILLAGE LANE                  7.375            801.18         77
                                       7.125            801.18      152,000.00
    PLACERVILLE      CA   95667          2            03/17/99         00
    0411297088                           05           05/01/99          0
    0411297088                           O            04/01/29
    0


    2767539          K08/G02             F           95,900.00         ZZ
                                         360         95,900.00          1
    9345 WILDCAT ROAD                  8.250            720.46         70
                                       8.000            720.46      137,000.00
    KELSEYVILLE      CA   95451          1            03/18/99         00
    0411316391                           27           05/01/99          0
1


    0411316391                           O            04/01/29
    0


    2767542          K08/G02             F          229,600.00         ZZ
                                         360        229,600.00          3
    217 A,B & C NORTH 6TH STREET       7.375          1,585.79         80
                                       7.125          1,585.79      287,000.00
    MONTEBELLO       CA   90640          1            03/03/99         00
    0411299324                           05           05/01/99          0
    0411299324                           O            04/01/29
    0


    2767543          K08/G02             F          192,350.00         ZZ
                                         360        192,350.00          1
    43 BROOKPEBBLE LANE                8.375          1,462.00         80
                                       8.125          1,462.00      240,969.00
    SIMI VALLEY      CA   93065          1            03/17/99         00
    0411299407                           01           05/01/99          0
    0411299407                           O            04/01/29
    0


    2767545          K08/G02             F          230,400.00         ZZ
                                         360        230,400.00          1
    646 TERHUNE ROAD                   8.750          1,812.56         90
                                       8.500          1,812.56      256,000.00
    RIDGEWOOD        NJ   07450          1            03/24/99         04
    0411318132                           05           05/01/99         25
    0411318132                           N            04/01/29
    0


    2767554          K08/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
    2754 PALMERSTON                    8.250          1,502.54         59
                                       8.000          1,502.54      342,000.00
    TROY             MI   48084          5            03/19/99         00
    0411349129                           05           05/01/99          0
    0411349129                           O            04/01/29
    0


    2767555          K08/G02             F          216,000.00         ZZ
                                         360        216,000.00          1
    6562 WEST 83RD STREET              7.375          1,491.86         80
                                       7.125          1,491.86      270,000.00
    LOS ANGELES      CA   90045          1            03/16/99         00
    0411274228                           05           05/01/99          0
    0411274228                           O            04/01/29
    0


1


    2767927          K08/G02             F          125,000.00         ZZ
                                         360        125,000.00          1
    30260 EASTFIELD                    8.125            928.12         69
                                       7.875            928.12      182,000.00
    FARMINGTON       MI   48334          1            03/25/99         00
    0411341894                           05           05/01/99          0
    0411341894                           N            04/01/29
    0


    2767931          K08/G02             F           66,300.00         ZZ
                                         360         66,300.00          1
    4415 WEST SECOND AVENUE            9.000            533.46         80
                                       8.750            533.46       82,900.00
    AMARILLO         TX   79106          5            03/25/99         00
    0411326283                           05           05/01/99          0
    0411326283                           N            04/01/29
    0


    2767932          K08/G02             F          226,550.00         ZZ
                                         360        226,550.00          1
    4374 BRONX BOULEVARD               8.500          1,741.97         95
                                       8.250          1,741.97      238,500.00
    BRONX            NY   10466          1            03/25/99         04
    0411312432                           05           05/01/99         30
    0411312432                           O            04/01/29
    0


    2767937          K08/G02             F           86,400.00         ZZ
                                         360         86,400.00          1
    8006 ARROYO DRIVE                  8.000            633.97         65
    UNIT # 2                           7.750            633.97      132,950.00
    PLEASANTON       CA   94588          1            03/24/99         00
    0411361090                           01           05/01/99          0
    0411361090                           N            04/01/29
    0


    2767939          K08/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    4435 AUDREE LANE NORTHEAST         7.875            725.07         73
                                       7.625            725.07      137,000.00
    BREMERTON        WA   98310          5            03/16/99         00
    0411320203                           05           05/01/99          0
    0411320203                           O            04/01/29
    0


    2767940          K08/G02             F           95,900.00         ZZ
                                         360         95,900.00          1
    1522 WASCO STREET                  8.000            703.68         70
                                       7.750            703.68      137,000.00
1


    HOOD RIVER       OR   97031          1            03/22/99         00
    0411341381                           05           05/01/99          0
    0411341381                           N            04/01/29
    0


    2767949          K08/G02             F          227,000.00         ZZ
                                         360        227,000.00          1
    2501 WESTWOOD BOULEVARD            8.125          1,685.47         68
                                       7.875          1,685.47      335,000.00
    LOS ANGELES      CA   90064          5            03/12/99         00
    0411288145                           05           05/01/99          0
    0411288145                           O            04/01/29
    0


    2767956          K08/G02             F           35,900.00         ZZ
                                         360         35,900.00          1
    9729 WINTER GARDENS BLVD           8.375            272.87         95
    #77                                8.125            272.87       37,800.00
    LAKESIDE         CA   92040          1            03/23/99         11
    0411338155                           01           05/01/99         30
    0411338155                           O            04/01/29
    0


    2767959          K08/G02             F          132,000.00         ZZ
                                         360        132,000.00          1
    10409 WOLF ROAD                    7.875            957.09         80
                                       7.625            957.09      165,000.00
    GRASS VALLEY     CA   95949          1            03/22/99         00
    0411325715                           05           05/01/99          0
    0411325715                           O            04/01/29
    0


    2767962          K08/G02             F          304,000.00         ZZ
                                         360        304,000.00          2
    136 N. EL DORADO STREET            8.250          2,283.85         63
                                       8.000          2,283.85      485,000.00
    SAN MATEO        CA   94401          2            03/17/99         00
    0411245624                           05           05/01/99          0
    0411245624                           N            04/01/29
    0


    2767963          K08/G02             F           77,850.00         ZZ
                                         360         77,850.00          2
    700-702 HILLCREST COURT            8.250            584.87         90
                                       8.000            584.87       86,500.00
    CEDAR HILL       TX   75104          1            03/16/99         04
    0411333073                           05           05/01/99         25
    0411333073                           N            04/01/29
    0
1




    2767964          K08/G02             F           77,850.00         ZZ
                                         360         77,850.00          2
    704-706 HILLCREST COURT            8.250            584.87         90
                                       8.000            584.87       86,500.00
    CEDAR HILL       TX   75104          1            03/16/99         10
    0411333107                           05           05/01/99         25
    0411333107                           N            04/01/29
    0


    2767967          K08/G02             F          181,600.00         ZZ
                                         360        181,600.00          1
    2528 BELVEDERE COURT               7.500          1,269.77         80
                                       7.250          1,269.77      227,000.00
    SIMI VALLEY      CA   93065          1            03/19/99         00
    0411338122                           05           05/01/99          0
    0411338122                           O            04/01/29
    0


    2767971          K08/G02             F          217,600.00         ZZ
                                         360        217,600.00          1
    26301 EVA STREET                   7.375          1,502.91         80
                                       7.125          1,502.91      272,000.00
    LAGUNA HILLS     CA   92656          5            03/17/99         00
    0411292469                           03           05/01/99          0
    0411292469                           O            04/01/29
    0


    2767972          K08/G02             F          234,400.00         ZZ
                                         360        234,400.00          1
    35405 BALDWIN PLACE                7.625          1,659.07         80
                                       7.375          1,659.07      293,000.00
    FREMONT          CA   94536          1            03/19/99         00
    0411295595                           05           05/01/99          0
    0411295595                           O            04/01/29
    0


    2767977          K08/G02             F           39,850.00         ZZ
                                         360         39,850.00          1
    44131 FIG AVENUE                   7.375            275.23         70
                                       7.125            275.23       56,950.00
    LANCASTER        CA   93536          1            03/20/99         00
    0411338288                           05           05/01/99          0
    0411338288                           N            04/01/29
    0


    2768856          K08/G02             F          110,000.00         ZZ
                                         360        110,000.00          1
1


    19 PELICAN DRIVE                   8.000            807.14         48
                                       7.750            807.14      230,000.00
    ROCKPORT         TX   78382          5            03/05/99         00
    0411302847                           03           05/01/99          0
    0411302847                           O            04/01/29
    0


    2768866          K08/G02             F          117,000.00         ZZ
                                         360        117,000.00          4
    809 VOURAY DRIVE                   8.625            910.01         90
                                       8.375            910.01      130,000.00
    KENNER           LA   70065          1            03/26/99         04
    0411319072                           05           05/01/99         25
    0411319072                           N            04/01/29
    0


    2768876          K08/G02             F          151,850.00         ZZ
                                         360        151,850.00          1
    2837 BLUFFVIEW DRIVE               7.375          1,048.79         80
                                       7.125          1,048.79      189,857.00
    LEWISVILLE       TX   75067          1            03/26/99         00
    0411327976                           03           05/01/99          0
    0411327976                           O            04/01/29
    0


    2768879          K08/G02             F          111,250.00         ZZ
                                         360        111,250.00          1
    4309 STROMBOLI DRIVE               7.500            777.88         80
                                       7.250            777.88      139,082.00
    PLANO            TX   75093          1            03/25/99         00
    0411355076                           03           05/01/99          0
    0411355076                           N            04/01/29
    0


    2768883          K08/G02             F           89,600.00         ZZ
                                         360         89,600.00          1
    8525 CLEARCREEK CIRCLE             8.750            704.88         80
                                       8.500            704.88      112,000.00
    FRISCO           TX   75034          1            03/26/99         00
    0411332430                           05           05/01/99          0
    0411332430                           N            04/01/29
    0


    2768892          K08/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
    7824 NW 84TH TERRACE               7.625            530.85         67
                                       7.375            530.85      112,000.00
    TAMARAC          FL   33321          1            03/26/99         00
    0411355241                           09           05/01/99          0
1


    0411355241                           O            04/01/29
    0


    2768894          K08/G02             F           90,400.00         ZZ
                                         360         90,400.00          2
    296 CHAPEL AVENUE                  8.000            663.32         80
                                       7.750            663.32      113,000.00
    JERSEY CITY      NJ   07305          5            03/26/99         00
    0411201957                           05           05/01/99          0
    0411201957                           N            04/01/29
    0


    2768902          K08/G02             F          182,550.00         ZZ
                                         360        182,550.00          1
    1840 CLUBVIEW DRIVE                7.750          1,307.81         80
                                       7.500          1,307.81      228,195.00
    ROCKWALL         TX   75087          1            03/26/99         00
    0411289051                           03           05/01/99          0
    0411289051                           O            04/01/29
    0


    2768906          K08/G02             F          185,500.00         T
                                         360        185,500.00          1
    3900 GULF BOULEVARD, UNIT #306     8.625          1,442.80         70
                                       8.375          1,442.80      265,000.00
    SOUTH PADRE ISL  TX   78597          1            03/26/99         00
    0411251333                           06           05/01/99          0
    0411251333                           O            04/01/29
    0


    2768910          K08/G02             F          106,550.00         ZZ
                                         360        106,550.00          1
    203 COLBY LANE                     7.125            717.85         80
                                       6.875            717.85      133,191.00
    CEDAR PARK       TX   78613          1            03/26/99         00
    0411344286                           03           05/01/99          0
    0411344286                           O            04/01/29
    0


    2769638          K08/G02             F          186,400.00         ZZ
                                         360        186,400.00          1
    74 OAKLAND AVE.                    7.750          1,335.39         80
                                       7.500          1,335.39      233,000.00
    ASHVILLE         NC   28801          5            03/24/99         00
    0411325160                           05           05/01/99          0
    0411325160                           O            04/01/29
    0


1


    2769650          K08/G02             F          177,600.00         ZZ
                                         360        177,600.00          1
    1143 NORTH CLINTON AVENUE          7.750          1,272.35         80
                                       7.500          1,272.35      222,000.00
    DALLAS TX        TX   75208          1            03/26/99         00
    0411318660                           05           05/01/99          0
    0411318660                           O            04/01/29
    0


    2769660          K08/G02             F          111,600.00         ZZ
                                         360        111,600.00          2
    4205 AND 4207 ALTAMESA BLVD        8.250            838.41         90
                                       8.000            838.41      124,000.00
    FT WORTH         TX   76133          1            03/27/99         10
    0411304041                           05           05/01/99         25
    0411304041                           N            04/01/29
    0


    2769663          K08/G02             F           75,500.00         ZZ
                                         360         75,500.00          1
    5139 TOPANGA CANYON BOULEVARD      7.500            527.91         80
                                       7.250            527.91       95,000.00
    LOS ANGELES      CA   91364          1            03/15/99         00
    0411329931                           05           05/01/99          0
    0411329931                           O            04/01/29
    0


    2769670          K08/G02             F           54,900.00         ZZ
                                         360         54,900.00          1
    5344 BOGDONOFF DRIVE               8.500            422.13         90
                                       8.250            422.13       61,000.00
    SEFFNER          FL   33584          1            03/29/99         04
    0411345655                           05           05/01/99         25
    0411345655                           N            04/01/29
    0


    2769678          K08/G02             F          137,600.00         ZZ
                                         360        137,600.00          1
    6835 NESTLE AVENUE                 7.750            985.78         80
                                       7.500            985.78      172,000.00
    LOS ANGELES      CA   91335          2            03/18/99         00
    0411258569                           05           05/01/99          0
    0411258569                           O            04/01/29
    0


    2769679          K08/G02             F          195,000.00         ZZ
                                         360        195,000.00          1
    2848 HARTLAND ROAD                 8.875          1,551.51         60
                                       8.625          1,551.51      325,000.00
1


    HARTLAND         MI   48353          2            03/29/99         00
    0410918130                           05           05/01/99          0
    0410918130                           N            04/01/29
    0


    2769686          K08/G02             F          135,000.00         ZZ
                                         360        135,000.00          3
    3408-3412 MILWAUKEE ST             9.000          1,086.24         90
                                       8.750          1,086.24      150,000.00
    DENVER           CO   80205          1            03/29/99         04
    0411358146                           05           05/01/99         25
    0411358146                           N            04/01/29
    0


    2769699          K08/G02             F          163,600.00         ZZ
                                         360        163,600.00          1
    1220 CAMELOT WAY                   7.375          1,129.94         80
                                       7.125          1,129.94      204,500.00
    OXNARD           CA   93030          1            03/24/99         00
    0411301401                           05           05/01/99          0
    0411301401                           O            04/01/29
    0


    2769703          K08/G02             F          125,900.00         ZZ
                                         360        125,900.00          1
    3562 MASHIE COURT                  9.000          1,013.02         75
                                       8.750          1,013.02      167,900.00
    SPARKS           NV   89431          2            03/16/99         00
    0411330780                           03           05/01/99          0
    0411330780                           N            04/01/29
    0


    2769704          K08/G02             F          116,550.00         ZZ
                                         360        116,550.00          1
    3560 MASHIE COURT                  8.750            916.90         70
                                       8.500            916.90      166,500.00
    SPARKS           NV   89431          2            03/16/99         00
    0411330657                           03           05/01/99          0
    0411330657                           N            04/01/29
    0


    2769733          K08/G02             F          216,000.00         ZZ
                                         360        216,000.00          1
    33775 SYRACUSE AVENUE              8.000          1,584.93         80
                                       7.750          1,584.93      270,000.00
    UNION CITY       CA   94587          5            03/16/99         00
    0411328941                           05           05/01/99          0
    0411328941                           O            04/01/29
    0
1




    2770366          K08/G02             F           62,800.00         ZZ
                                         360         62,800.00          1
    11019 E. 119TH STREET NORTH        7.250            428.41         75
                                       7.000            428.41       83,750.00
    OWASSO           OK   74021          1            03/24/99         00
    0411294986                           05           05/01/99          0
    0411294986                           N            04/01/29
    0


    2770368          K08/G02             F           62,800.00         ZZ
                                         360         62,800.00          1
    11906 N. 109TH STREET              7.250            428.41         75
                                       7.000            428.41       83,750.00
    OWASSO           OK   74021          1            03/24/99         00
    0411294523                           05           05/01/99          0
    0411294523                           N            04/01/29
    0


    2770369          K08/G02             F           62,800.00         ZZ
                                         360         62,800.00          1
    11007 E 119TH STREET NORTH         7.250            428.41         75
                                       7.000            428.41       83,750.00
    OWASSO           OK   74021          1            03/24/99         00
    0411295108                           05           05/01/99          0
    0411295108                           N            04/01/29
    0


    2770371          K08/G02             F           62,800.00         ZZ
                                         360         62,800.00          1
    11109 E. 120TH STREET NORTH        7.250            428.41         75
                                       7.000            428.41       83,750.00
    OWASSO           OK   74021          1            03/24/99         00
    0411294713                           05           05/01/99          0
    0411294713                           N            04/01/29
    0


    2770373          K08/G02             F           82,000.00         ZZ
                                         360         82,000.00          1
    610 CLOVER HILL ROAD               7.500            573.36         78
                                       7.250            573.36      106,000.00
    MARYVILLE        TN   37801          2            03/25/99         00
    0411343502                           05           05/01/99          0
    0411343502                           O            04/01/29
    0


    2770377          K08/G02             F          172,250.00         ZZ
                                         360        172,250.00          1
1


    233 ROSEWOOD BOULEVARD             7.875          1,248.93         65
                                       7.625          1,248.93      265,000.00
    SAN ANTONIO      TX   78212          5            03/25/99         00
    0411324478                           05           05/01/99          0
    0411324478                           O            04/01/29
    0


    2770378          K08/G02             F          180,000.00         ZZ
                                         360        180,000.00          2
    1040 13TH AVE SE                   8.625          1,400.02         90
                                       8.375          1,400.02      200,000.00
    MINNEAPOLIS      MN   55414          1            03/30/99         10
    0411329139                           05           05/01/99         25
    0411329139                           N            04/01/29
    0


    2770383          K08/G02             F          211,875.00         ZZ
                                         360        211,875.00          1
    1040 MAXWELL STREET                7.750          1,517.90         75
                                       7.500          1,517.90      282,500.00
    HEALDSBURG       CA   95448          5            03/23/99         00
    0411323447                           05           05/01/99          0
    0411323447                           O            04/01/29
    0


    2770417          K08/G02             F          228,000.00         ZZ
                                         360        228,000.00          1
    776 AUKAI STREET                   7.625          1,613.77         80
                                       7.375          1,613.77      285,000.00
    WAILUKU          HI   96793          5            03/24/99         00
    0411327737                           05           05/01/99          0
    0411327737                           O            04/01/29
    0


    2770432          K08/G02             F          216,000.00         ZZ
                                         360        216,000.00          1
    1240 ARGOSY ROAD                   7.750          1,547.45         80
                                       7.500          1,547.45      270,000.00
    RENO             NV   89506          2            03/24/99         00
    0411354418                           03           05/01/99          0
    0411354418                           O            04/01/29
    0


    2770519          696/G02             F          183,750.00         ZZ
                                         360        183,750.00          1
    6628 HUNTER CREEK LANE             7.875          1,332.32         73
                                       7.625          1,332.32      252,000.00
    ALEXANDRIA       VA   22315          1            03/30/99         00
    0431269547                           07           05/01/99          0
1


    30199079                             O            04/01/29
    0


    2771133          K08/G02             F          170,000.00         ZZ
                                         360        170,000.00          1
    33208 NORTH SHANNA DRIVE           7.500          1,188.66         71
                                       7.250          1,188.66      240,000.00
    CHATTARAY        WA   99003          5            03/24/99         00
    0411333792                           05           05/01/99          0
    0411333792                           O            04/01/29
    0


    2771167          K08/G02             F           88,650.00         ZZ
                                         360         88,650.00          2
    306-308 N. ROSEMONT AVENUE         8.250            666.00         90
                                       8.000            666.00       98,500.00
    DALLAS           TX   75208          1            03/31/99         04
    0411352933                           05           05/01/99         25
    0411352933                           N            04/01/29
    0


    2771185          K08/G02             F           74,700.00         ZZ
                                         360         74,700.00          1
    421 SOUTH PROGRESS ROAD            8.000            548.12         90
                                       7.750            548.12       83,000.00
    VERADALE         WA   99037          5            03/23/99         04
    0411322571                           05           05/01/99         25
    0411322571                           O            04/01/29
    0


    2771189          K08/G02             F          141,600.00         ZZ
                                         360        141,600.00          1
    6600 SHANNON AVENUE                7.875          1,026.70         80
                                       7.625          1,026.70      177,000.00
    SAN DIEGO        CA   92115          2            03/26/99         00
    0411288558                           05           05/01/99          0
    0411288558                           O            04/01/29
    0


    2771194          K08/G02             F          187,900.00         ZZ
                                         360        187,900.00          1
    6831 BRIDDLE PATH                  7.375          1,297.78         80
                                       7.125          1,297.78      234,900.00
    PRIOR LAKE       MN   55372          1            03/31/99         00
    0411355233                           05           05/01/99          0
    0411355233                           O            04/01/29
    0


1


    2771201          K08/G02             F          165,000.00         ZZ
                                         360        165,000.00          1
    44 UPPER PINNACLE ROAD             8.375          1,254.12         65
                                       8.125          1,254.12      255,000.00
    STOWE            VT   05672          2            03/31/99         00
    0411247430                           05           05/01/99          0
    0411247430                           O            04/01/29
    0


    2771211          K08/G02             F          198,750.00         ZZ
                                         360        198,750.00          1
    5943 PRICE ROAD                    7.875          1,441.08         75
                                       7.625          1,441.08      265,000.00
    MILFORD          OH   45150          5            03/26/99         00
    0411330863                           05           05/01/99          0
    0411330863                           O            04/01/29
    0


    2771213          K08/G02             F           36,000.00         ZZ
                                         360         36,000.00          2
    5630-5632 SEVENTH AVENUE           8.500            276.81         90
                                       8.250            276.81       40,000.00
    FORT MEYERS      FL   33907          1            03/25/99         04
    0411334329                           05           05/01/99         25
    0411334329                           N            04/01/29
    0


    2771214          K08/G02             F           96,000.00         ZZ
                                         360         96,000.00          1
    1941 B FISHER DRIVE                7.500            671.25         80
                                       7.250            671.25      120,000.00
    OXNARD           CA   93035          1            03/29/99         00
    0411341191                           01           05/01/99          0
    0411341191                           O            04/01/29
    0


    2771220          K08/G02             F          191,150.00         ZZ
                                         360        191,150.00          1
    3201 CASA BONITA DRIVE             7.500          1,336.55         80
                                       7.250          1,336.55      238,960.00
    BONITA           CA   91902          1            03/22/99         00
    0411332570                           03           05/01/99          0
    0411332570                           O            04/01/29
    0


    2771223          K08/G02             F           77,300.00         ZZ
                                         360         77,300.00          2
    15 A AND B SUNSET DRIVE            8.500            594.37         80
                                       8.250            594.37       97,000.00
1


    ANTIOCH          CA   94509          1            03/08/99         00
    0411304827                           05           05/01/99          0
    0411304827                           N            04/01/29
    0


    2771224          K08/G02             F           92,000.00         ZZ
                                         360         92,000.00          4
    5002 WEIDEMAR LANE                 7.875            667.06         80
                                       7.625            667.06      115,000.00
    AUSTIN           TX   78745          1            03/25/99         00
    0411346141                           05           05/01/99          0
    0411346141                           O            04/01/29
    0


    2771225          K08/G02             F           92,000.00         ZZ
                                         360         92,000.00          4
    5000 WEIDEMAR LANE                 8.625            715.57         80
                                       8.375            715.57      115,000.00
    AUSTIN           TX   78745          1            03/25/99         00
    0411346067                           05           05/01/99          0
    0411346067                           N            04/01/29
    0


    2771805          K08/G02             F           91,900.00         ZZ
                                         360         91,900.00          1
    23806 EAST 2ND AVENUE              7.500            642.58         63
                                       7.250            642.58      147,974.00
    LIBERTY LAKE     WA   99019          1            03/24/99         00
    0411306145                           05           05/01/99          0
    0411306145                           O            04/01/29
    0


    2771823          K08/G02             F          194,900.00         ZZ
                                         360        194,900.00          3
    810-812 MONROE DRIVE               8.250          1,464.22         70
                                       8.000          1,464.22      278,479.00
    ATLANTA          GA   30308          5            03/22/99         00
    0411257355                           05           05/01/99          0
    0411257355                           N            04/01/29
    0


    2772794          K08/G02             F          209,000.00         ZZ
                                         360        209,000.00          1
    2029 142ND SE                      7.875          1,515.40         80
                                       7.625          1,515.40      262,000.00
    SNOHOMISH        WA   98290          5            03/26/99         00
    0411349053                           03           05/01/99          0
    0411349053                           O            04/01/29
    0
1




    2773737          K08/G02             F           99,000.00         ZZ
                                         360         99,000.00          1
    1334 SOUTH 279TH STREET            7.250            675.35         90
                                       7.000            675.35      110,000.00
    KENT             WA   98032          1            03/30/99         04
    0411346901                           05           05/01/99         25
    0411346901                           N            04/01/29
    0


    2773738          K08/G02             F          108,000.00         ZZ
                                         360        108,000.00          2
    1332 SOUTH 279TH STREET            7.250            736.75         90
                                       7.000            736.75      120,000.00
    KENT             WA   98032          1            03/30/99         04
    0411346968                           05           05/01/99         25
    0411346968                           N            04/01/29
    0


    2774962          K08/G02             F           87,900.00         ZZ
                                         360         87,900.00          1
    3000 CAREFREE BOULEVARD            7.500            614.61         90
    UNIT # E-29                        7.250            614.61       97,700.00
    NORTH FORT MYER  FL   33917          1            03/19/99         04
    0411329444                           03           05/01/99         25
    0411329444                           O            04/01/29
    0

   TOTAL NUMBER OF LOANS   :      1,859

   TOTAL ORIGINAL BALANCE  :   192,639,056.00

   TOTAL PRINCIPAL BALANCE :   192,405,752.03

   TOTAL ORIGINAL P+I      :     1,410,358.05

   TOTAL CURRENT P+I       :     1,410,358.02


                             ***************************
                             *      END OF REPORT      *
                             ***************************


1

  RUN ON     : 04/29/99           RFC DISCLOSURE SYSTEM       RFFSDFIX-01
  AT         : 14.10.39           FIXED PASSTHRU REPORT       AMORTIZED BALANCE
  SERIES     : 1999-QS5 CONFORMING                            CUTOFF : 04/01/99
  POOL       : 0004372
             :
             :
  POOL STATUS: F

    RFC LOAN NUMBER                      SUB SERV FEE
    PRINCIPAL BALANCE                    MSTR SERV FEE
    CURR NOTE RATE                       ALL EXP
    RFC NET RATE                         MISC EXP
    NET MTG RATE(INVSTR RATE)            SPREAD
    POST STRIP RATE                      STRIP
  ----------------------------------------------------------------------

      1593261                              .2500
      163,030.17                           .0800
            8.7500                         .0000
            8.5000                         .1500
            8.2700                         .0000
            6.6000                        1.6700

      1624442                              .2500
      125,992.99                           .0800
            9.0000                         .0000
            8.7500                         .1500
            8.5200                         .0000
            6.6000                        1.9200

      1629225                              .2500
       59,985.26                           .0800
            9.0000                         .0000
            8.7500                         .1500
            8.5200                         .0000
            6.6000                        1.9200

      1662647                              .2500
       40,350.31                           .0800
            8.7500                         .0000
            8.5000                         .1500
            8.2700                         .0000
            6.6000                        1.6700

      1695596                              .2500
      215,414.66                           .0800
            8.7500                         .0000
            8.5000                         .1500
            8.2700                         .0000
            6.6000                        1.6700

      1710310                              .2500
       57,919.96                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200
1



      1717541                              .2500
      197,792.53                           .0300
            7.0000                         .0000
            6.7500                         .1500
            6.5700                         .0000
            6.5700                         .0000

      1717565                              .2500
      168,212.52                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1717570                              .2500
       74,319.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1730981                              .2500
      121,960.88                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1732724                              .2500
       36,955.76                           .0800
            8.7500                         .0000
            8.5000                         .1500
            8.2700                         .0000
            6.6000                        1.6700

      1756443                              .2500
      114,026.50                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1760278                              .2500
      195,747.32                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1770357                              .2500
       79,712.01                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450
1



      1773153                              .2500
      182,119.24                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1785818                              .2500
      129,835.06                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1786617                              .2500
       42,529.59                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1792787                              .2500
       31,395.97                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1794532                              .2500
      114,552.35                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1797293                              .2500
       34,830.42                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      1799380                              .2500
       52,798.86                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1801575                              .2500
       39,453.49                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200
1



      1803273                              .2500
       40,802.24                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      1803744                              .2500
       32,661.45                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      1804328                              .2500
       32,273.83                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1804831                              .2500
       41,395.59                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1805294                              .2500
       31,441.87                           .0800
            8.8750                         .0000
            8.6250                         .1500
            8.3950                         .0000
            6.6000                        1.7950

      1805565                              .2500
       34,515.15                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1806746                              .2500
       80,851.74                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1806872                              .2500
       33,628.30                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450
1



      1807380                              .2500
       41,188.02                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1807463                              .2500
       69,720.57                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1808066                              .2500
       30,940.85                           .0800
            8.7500                         .0000
            8.5000                         .1500
            8.2700                         .0000
            6.6000                        1.6700

      1808174                              .2500
      112,400.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1810131                              .2500
       53,795.07                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1810424                              .2500
       34,165.39                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1810519                              .2500
       67,812.45                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      1811162                              .2500
       53,795.07                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950
1



      1811450                              .2500
       31,293.76                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1811728                              .2500
       41,250.71                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      1811751                              .2500
      121,400.98                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1813371                              .2500
       31,357.55                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1813431                              .2500
       38,581.09                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1813506                              .2500
       41,764.37                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1813834                              .2500
       37,232.28                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1813893                              .2500
       37,689.69                           .0800
            8.7500                         .0000
            8.5000                         .1500
            8.2700                         .0000
            6.6000                        1.6700
1



      1814964                              .2500
       44,824.86                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1815486                              .2500
       39,035.73                           .0800
            8.7500                         .0000
            8.5000                         .1500
            8.2700                         .0000
            6.6000                        1.6700

      1818465                              .2500
      149,304.29                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1818655                              .2500
       34,525.05                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      1821631                              .2500
       35,866.81                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1822281                              .2500
       44,733.88                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1822860                              .2500
       44,408.61                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1824728                              .2500
       40,346.31                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950
1



      1825392                              .2500
       31,410.20                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1826123                              .2500
       39,019.26                           .0800
            9.0000                         .0000
            8.7500                         .1500
            8.5200                         .0000
            6.6000                        1.9200

      1826219                              .2500
       34,540.78                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1826741                              .2500
      100,620.49                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1827475                              .2500
       42,503.89                           .0800
            8.8750                         .0000
            8.6250                         .1500
            8.3950                         .0000
            6.6000                        1.7950

      1827489                              .2500
       37,689.69                           .0800
            8.7500                         .0000
            8.5000                         .1500
            8.2700                         .0000
            6.6000                        1.6700

      1827525                              .2500
       35,421.81                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      1827726                              .2500
       44,372.16                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450
1



      1828263                              .2500
       45,766.00                           .0800
            8.7500                         .0000
            8.5000                         .1500
            8.2700                         .0000
            6.6000                        1.6700

      1828284                              .2500
       31,417.09                           .0800
            9.2500                         .0000
            9.0000                         .1500
            8.7700                         .0000
            6.6000                        2.1700

      1828290                              .2500
       35,905.25                           .0800
            9.2500                         .0000
            9.0000                         .1500
            8.7700                         .0000
            6.6000                        2.1700

      1828337                              .2500
       43,083.29                           .0800
            9.1250                         .0000
            8.8750                         .1500
            8.6450                         .0000
            6.6000                        2.0450

      1828740                              .2500
       43,957.44                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1828794                              .2500
       43,868.23                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      1828795                              .2500
       33,202.80                           .0800
            8.7500                         .0000
            8.5000                         .1500
            8.2700                         .0000
            6.6000                        1.6700

      1828796                              .2500
       32,215.00                           .0800
            9.2500                         .0000
            9.0000                         .1500
            8.7700                         .0000
            6.6000                        2.1700
1



      1829200                              .2500
       37,689.69                           .0800
            8.7500                         .0000
            8.5000                         .1500
            8.2700                         .0000
            6.6000                        1.6700

      1829240                              .2500
       40,375.57                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1829847                              .2500
       34,994.90                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      1830984                              .2500
      142,710.20                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1832340                              .2500
      181,940.74                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1832824                              .2500
       81,628.46                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1832872                              .2500
       42,608.25                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1832986                              .2500
       44,861.76                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200
1



      1833507                              .2500
       44,409.61                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1833812                              .2500
       34,956.32                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1833828                              .2500
       42,077.83                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1833836                              .2500
       46,192.40                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1833875                              .2500
       46,192.40                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1834158                              .2500
       44,807.09                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1834160                              .2500
       43,850.39                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1834238                              .2500
       43,733.35                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950
1



      1834269                              .2500
       46,297.54                           .0300
            6.7500                         .0000
            6.5000                         .1500
            6.3200                         .0000
            6.3200                         .0000

      1834315                              .2500
       54,182.83                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1834316                              .2500
       54,182.83                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1834317                              .2500
       54,182.83                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1834328                              .2500
       43,056.78                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1834391                              .2500
       46,955.28                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1834463                              .2500
       41,255.65                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1834479                              .2500
       37,070.30                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950
1



      1834555                              .2500
       41,070.15                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1834584                              .2500
       40,342.32                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1834688                              .2500
       40,238.71                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1834700                              .2500
       43,484.30                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1834834                              .2500
       60,698.04                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1834842                              .2500
       88,753.17                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1834844                              .2500
       40,790.57                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1834983                              .2500
       56,479.28                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700
1



      1835128                              .2500
       44,751.10                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1835171                              .2500
       46,184.29                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1835206                              .2500
       37,478.44                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1836569                              .2500
       44,765.53                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      1836757                              .2500
       75,902.75                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1836895                              .2500
       37,227.15                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1837089                              .2500
       47,409.97                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1837358                              .2500
       53,398.24                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950
1



      1837479                              .2500
      104,073.50                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1837894                              .2500
       43,864.84                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1838789                              .2500
       34,957.73                           .0800
            9.2500                         .0000
            9.0000                         .1500
            8.7700                         .0000
            6.6000                        2.1700

      1839604                              .2500
       31,395.55                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1840777                              .2500
      220,936.33                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      1841282                              .2500
       37,414.95                           .0800
            8.8750                         .0000
            8.6250                         .1500
            8.3950                         .0000
            6.6000                        1.7950

      1842226                              .2500
       49,347.93                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1843165                              .2500
       48,501.51                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200
1



      1843228                              .2500
       75,367.74                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1843823                              .2500
       31,422.84                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1843850                              .2500
       57,432.33                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1844378                              .2500
       58,650.97                           .0300
            6.8750                         .0000
            6.6250                         .1500
            6.4450                         .0000
            6.4450                         .0000

      1844672                              .2500
       43,487.15                           .0800
            7.1250                         .0000
            6.8750                         .1500
            6.6450                         .0000
            6.6000                         .0450

      1845903                              .2500
       35,899.94                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1846474                              .2500
      230,950.00                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1846514                              .2500
       32,334.35                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200
1



      1846529                              .2500
       38,994.02                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1846805                              .2500
       32,292.58                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1847242                              .2500
       38,602.77                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1847515                              .2500
      102,129.32                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1847718                              .2500
       36,827.10                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1848733                              .2500
       32,384.23                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1848923                              .2500
      112,422.57                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1849036                              .2500
      210,954.94                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700
1



      1849716                              .2500
       34,991.38                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1850279                              .2500
       68,752.65                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1850460                              .2500
       58,299.57                           .0800
            8.8750                         .0000
            8.6250                         .1500
            8.3950                         .0000
            6.6000                        1.7950

      1850468                              .2500
       35,914.08                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      1850782                              .2500
       44,132.53                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      1851018                              .2500
       45,747.04                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1851072                              .2500
       59,790.78                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1851119                              .2500
       77,329.42                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950
1



      1851204                              .2500
       62,141.33                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      1851307                              .2500
       40,337.17                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1851319                              .2500
       57,404.15                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1851331                              .2500
       36,709.84                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1851475                              .2500
       45,847.48                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1851530                              .2500
       38,151.42                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1852928                              .2500
       43,867.00                           .0800
            8.8750                         .0000
            8.6250                         .1500
            8.3950                         .0000
            6.6000                        1.7950

      1853154                              .2500
       38,395.63                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200
1



      1853266                              .2500
       39,870.68                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1853479                              .2500
       36,825.22                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1854922                              .2500
       38,331.50                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      1854992                              .2500
      103,221.09                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1855084                              .2500
       34,980.62                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1855523                              .2500
       41,094.98                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1855741                              .2500
       32,689.87                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1855790                              .2500
       35,435.07                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700
1



      1856035                              .2500
       46,580.63                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1856044                              .2500
      185,807.53                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1856068                              .2500
       71,755.16                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1856071                              .2500
       74,907.07                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1856104                              .2500
       30,222.93                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1856127                              .2500
       61,943.91                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1856399                              .2500
       51,543.37                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1856625                              .2500
       31,845.99                           .0800
            9.1250                         .0000
            8.8750                         .1500
            8.6450                         .0000
            6.6000                        2.0450
1



      1856628                              .2500
       35,482.84                           .0800
            9.7500                         .0000
            9.5000                         .1500
            9.2700                         .0000
            6.6000                        2.6700

      1856650                              .2500
       42,159.75                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1856723                              .2500
       31,393.34                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1856806                              .2500
      359,515.27                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1856981                              .2500
       43,857.76                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1856996                              .2500
       31,875.52                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1857388                              .2500
      230,241.44                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1857430                              .2500
       31,142.90                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200
1



      1857474                              .2500
       62,958.78                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1857615                              .2500
       63,798.29                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1857830                              .2500
       35,484.93                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1857984                              .2500
       34,149.14                           .0800
            9.5000                         .0000
            9.2500                         .1500
            9.0200                         .0000
            6.6000                        2.4200

      1857998                              .2500
       33,688.22                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1858564                              .2500
       56,741.84                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1858732                              .2500
       60,558.57                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1858825                              .2500
       86,286.58                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450
1



      1858989                              .2500
       38,632.73                           .0800
            8.7500                         .0000
            8.5000                         .1500
            8.2700                         .0000
            6.6000                        1.6700

      1859134                              .2500
      237,448.49                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1859397                              .2500
       75,797.87                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1859403                              .2500
       63,244.89                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1859409                              .2500
       44,947.63                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1859465                              .2500
       34,076.68                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      1859700                              .2500
       35,934.11                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1859712                              .2500
       89,662.36                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450
1



      1859811                              .2500
       43,802.58                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1859926                              .2500
      169,486.20                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1860071                              .2500
      137,794.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1860336                              .2500
       35,857.67                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1860370                              .2500
      192,617.35                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1860484                              .2500
      161,781.88                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1860653                              .2500
       40,413.68                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1860953                              .2500
      180,000.00                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450
1



      1861176                              .2500
       29,184.44                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1861189                              .2500
       44,850.84                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1861435                              .2500
       38,168.48                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1861822                              .2500
       31,236.58                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1862042                              .2500
       50,781.53                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1862156                              .2500
       51,991.65                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1862347                              .2500
       68,670.82                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1862371                              .2500
      152,877.65                           .0800
            7.1250                         .0000
            6.8750                         .1500
            6.6450                         .0000
            6.6000                         .0450
1



      1862372                              .2500
       47,547.51                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1862601                              .2500
       31,437.86                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1862763                              .2500
      142,104.59                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1862850                              .2500
       53,890.59                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1863568                              .2500
       36,832.46                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1864021                              .2500
       34,602.14                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1864176                              .2500
       33,332.32                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1864194                              .2500
       31,434.53                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950
1



      1864277                              .2500
       34,043.65                           .0800
            8.8750                         .0000
            8.6250                         .1500
            8.3950                         .0000
            6.6000                        1.7950

      1864310                              .2500
       62,524.98                           .0300
            6.8750                         .0000
            6.6250                         .1500
            6.4450                         .0000
            6.4450                         .0000

      1864606                              .2500
       31,442.33                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1864661                              .2500
      100,000.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1864783                              .2500
       58,381.43                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1865121                              .2500
       35,951.52                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1865157                              .2500
       32,753.53                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1865267                              .2500
       69,656.32                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950
1



      1865268                              .2500
       69,656.32                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1865269                              .2500
       69,656.32                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1865270                              .2500
       36,599.56                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1865280                              .2500
       35,120.78                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1865301                              .2500
       77,664.32                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1865304                              .2500
       79,221.18                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1865309                              .2500
       99,111.88                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1865314                              .2500
       62,785.81                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200
1



      1865322                              .2500
       76,618.82                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1865323                              .2500
       75,274.63                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1865328                              .2500
       50,226.66                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1865345                              .2500
       61,424.07                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1865359                              .2500
       56,043.85                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1865367                              .2500
       39,870.68                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1865370                              .2500
       65,470.95                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1865378                              .2500
       72,238.54                           .0800
            8.7500                         .0000
            8.5000                         .1500
            8.2700                         .0000
            6.6000                        1.6700
1



      1865379                              .2500
       72,238.54                           .0800
            8.7500                         .0000
            8.5000                         .1500
            8.2700                         .0000
            6.6000                        1.6700

      1865388                              .2500
       37,671.50                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1865393                              .2500
       46,196.33                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1865398                              .2500
      116,666.47                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1865414                              .2500
      179,359.48                           .0300
            6.6250                         .0000
            6.3750                         .1500
            6.1950                         .0000
            6.1950                         .0000

      1865417                              .2500
       31,788.58                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1865421                              .2500
       67,270.51                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1865428                              .2500
       64,131.20                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200
1



      1865485                              .2500
      136,877.95                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1866205                              .2500
      106,828.49                           .0300
            6.8750                         .0000
            6.6250                         .1500
            6.4450                         .0000
            6.4450                         .0000

      1866213                              .2500
      128,972.24                           .0300
            6.8750                         .0000
            6.6250                         .1500
            6.4450                         .0000
            6.4450                         .0000

      1866503                              .2500
      149,734.57                           .0300
            6.6250                         .0000
            6.3750                         .1500
            6.1950                         .0000
            6.1950                         .0000

      1866623                              .2500
       36,679.19                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1866866                              .2500
       35,042.03                           .0800
            9.0000                         .0000
            8.7500                         .1500
            8.5200                         .0000
            6.6000                        1.9200

      1867005                              .2500
       71,950.45                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1867022                              .2500
      160,000.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700
1



      1867579                              .2500
       79,797.19                           .0300
            6.8750                         .0000
            6.6250                         .1500
            6.4450                         .0000
            6.4450                         .0000

      1867635                              .2500
      194,858.86                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1867960                              .2500
      151,242.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1867982                              .2500
      116,522.14                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1867988                              .2500
      139,094.94                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1868035                              .2500
      142,407.53                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1868431                              .2500
       35,747.82                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1868463                              .2500
      114,307.07                           .0300
            6.8750                         .0000
            6.6250                         .1500
            6.4450                         .0000
            6.4450                         .0000
1



      1868734                              .2500
       33,340.82                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700

      1869317                              .2500
       37,322.27                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1869541                              .2500
      154,299.62                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1869545                              .2500
      130,163.71                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1869613                              .2500
       33,679.86                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1869825                              .2500
       93,135.86                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1869831                              .2500
       34,130.69                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1870054                              .2500
       49,298.71                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200
1



      1870211                              .2500
      118,110.05                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1870292                              .2500
       57,564.19                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1870373                              .2500
       88,100.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1870386                              .2500
       57,862.12                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1870604                              .2500
       49,299.89                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1870761                              .2500
       36,852.78                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1870800                              .2500
      150,711.57                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1871071                              .2500
      142,109.33                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700
1



      1871084                              .2500
       63,064.96                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1871097                              .2500
      114,872.87                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1871100                              .2500
       35,927.04                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1871106                              .2500
       74,649.88                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1871120                              .2500
       85,442.63                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1871196                              .2500
       37,324.29                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1871343                              .2500
      148,698.07                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1871487                              .2500
       35,924.92                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200
1



      1871525                              .2500
       31,028.64                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1871565                              .2500
      190,868.55                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1871601                              .2500
      150,923.25                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1871633                              .2500
       97,434.57                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1871640                              .2500
      163,090.50                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1871691                              .2500
      114,926.67                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1871704                              .2500
       67,154.91                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1871859                              .2500
       47,670.36                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950
1



      1872014                              .2500
       87,838.95                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1872063                              .2500
       73,458.24                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1872106                              .2500
       35,775.98                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1872111                              .2500
       43,470.81                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1872120                              .2500
       69,353.43                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1872337                              .2500
       36,106.05                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1872340                              .2500
       36,106.05                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1872341                              .2500
       36,106.05                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200
1



      1872490                              .2500
       35,353.71                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1872501                              .2500
      121,835.74                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1872503                              .2500
       92,974.66                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1872530                              .2500
       54,600.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1872539                              .2500
       51,955.22                           .0300
            6.7500                         .0000
            6.5000                         .1500
            6.3200                         .0000
            6.3200                         .0000

      1872541                              .2500
       61,708.57                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1872544                              .2500
      203,848.60                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1872578                              .2500
      179,757.63                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200
1



      1872828                              .2500
       37,402.66                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1872914                              .2500
      121,418.47                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1872943                              .2500
       66,469.34                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1872989                              .2500
       65,160.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1873011                              .2500
      109,348.79                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1873012                              .2500
       33,986.49                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1873019                              .2500
      199,687.02                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700

      1873039                              .2500
      199,878.84                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200
1



      1873106                              .2500
      233,700.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1873291                              .2500
       33,255.15                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1873498                              .2500
      125,600.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1873535                              .2500
      121,426.39                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1873552                              .2500
      108,723.21                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1873558                              .2500
      144,902.71                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1873700                              .2500
       63,558.39                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1874039                              .2500
       36,855.13                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200
1



      1874057                              .2500
       30,578.93                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1874063                              .2500
       30,987.06                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1874101                              .2500
      107,003.77                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1874167                              .2500
      119,921.50                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1874170                              .2500
      174,400.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1874174                              .2500
       44,071.15                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1874339                              .2500
      107,384.29                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1874355                              .2500
      152,904.90                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950
1



      1874377                              .2500
       56,548.38                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1874480                              .2500
      170,433.02                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1874537                              .2500
       42,129.23                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1874545                              .2500
      194,657.58                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1874586                              .2500
       98,938.47                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1874588                              .2500
       94,441.26                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1874590                              .2500
       40,382.89                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1874618                              .2500
       49,966.45                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200
1



      1874626                              .2500
       51,965.11                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1874629                              .2500
       37,175.04                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1874657                              .2500
      111,916.88                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1874911                              .2500
       32,113.82                           .0800
            8.8750                         .0000
            8.6250                         .1500
            8.3950                         .0000
            6.6000                        1.7950

      1875111                              .2500
       33,351.49                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1875128                              .2500
      154,898.61                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1875179                              .2500
      120,000.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1875267                              .2500
       87,402.29                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950
1



      1875290                              .2500
      128,163.94                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1875398                              .2500
       35,927.90                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1875428                              .2500
       37,757.47                           .0800
            8.8750                         .0000
            8.6250                         .1500
            8.3950                         .0000
            6.6000                        1.7950

      1875502                              .2500
      119,915.30                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1875507                              .2500
      236,341.31                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1875704                              .2500
       76,896.32                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1875709                              .2500
       27,927.90                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1875765                              .2500
       35,951.52                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200
1



      1875787                              .2500
       41,821.19                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1875816                              .2500
      148,300.42                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1875867                              .2500
      144,609.92                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1875873                              .2500
       36,897.08                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1875914                              .2500
      155,200.00                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      1876039                              .2500
       44,937.84                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1876075                              .2500
       77,676.54                           .0300
            7.0000                         .0000
            6.7500                         .1500
            6.5700                         .0000
            6.5700                         .0000

      1876079                              .2500
       30,708.60                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200
1



      1876099                              .2500
      222,854.13                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1876123                              .2500
       80,000.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1876155                              .2500
      176,268.30                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1876218                              .2500
       62,353.69                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1876235                              .2500
      132,000.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1876327                              .2500
       64,354.55                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1876469                              .2500
       38,208.06                           .0800
            9.0000                         .0000
            8.7500                         .1500
            8.5200                         .0000
            6.6000                        1.9200

      1876478                              .2500
       35,956.23                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200
1



      1876482                              .2500
       43,071.80                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1876560                              .2500
       95,200.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1876767                              .2500
       35,051.53                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1876781                              .2500
      122,607.27                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1876811                              .2500
      107,925.67                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1876858                              .2500
       38,639.19                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1876881                              .2500
       93,349.85                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1876910                              .2500
      300,000.00                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450
1



      1877057                              .2500
       78,501.94                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1877059                              .2500
       99,619.06                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1877112                              .2500
      230,229.01                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1877117                              .2500
       37,754.04                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1877229                              .2500
      230,872.58                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1877241                              .2500
       55,562.69                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1877268                              .2500
      195,900.48                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      1877361                              .2500
       37,737.59                           .0800
            9.0000                         .0000
            8.7500                         .1500
            8.5200                         .0000
            6.6000                        1.9200
1



      1877418                              .2500
       38,198.49                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1877434                              .2500
       64,756.52                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1877452                              .2500
      108,900.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1877524                              .2500
      106,940.54                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1877533                              .2500
       29,190.72                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1877601                              .2500
      175,881.90                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1877734                              .2500
       30,957.18                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1877750                              .2500
      171,787.56                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450
1



      1877920                              .2500
       32,108.86                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1877993                              .2500
       31,828.09                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1878000                              .2500
      122,237.02                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1878001                              .2500
      137,302.43                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1878104                              .2500
       63,336.32                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1878245                              .2500
       83,194.14                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1878430                              .2500
       36,869.02                           .0800
            8.8750                         .0000
            8.6250                         .1500
            8.3950                         .0000
            6.6000                        1.7950

      1878470                              .2500
       36,376.13                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200
1



      1878507                              .2500
       42,179.64                           .0800
            8.8750                         .0000
            8.6250                         .1500
            8.3950                         .0000
            6.6000                        1.7950

      1878526                              .2500
      115,839.80                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1878561                              .2500
      151,887.19                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1878563                              .2500
       83,942.19                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1878648                              .2500
      130,235.31                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1878708                              .2500
       71,950.45                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1878717                              .2500
       48,360.81                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1878803                              .2500
       78,850.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200
1



      1878843                              .2500
       34,135.80                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1878878                              .2500
       63,955.96                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1878928                              .2500
      139,908.42                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1878993                              .2500
      142,326.74                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1879268                              .2500
       59,957.65                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1879555                              .2500
       43,946.23                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1879557                              .2500
       61,484.88                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1879560                              .2500
       57,897.41                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950
1



      1879561                              .2500
       56,103.68                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1879568                              .2500
       57,096.97                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1879590                              .2500
       40,365.69                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1879591                              .2500
       40,365.69                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1879596                              .2500
       30,975.40                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1879601                              .2500
       53,806.93                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1879609                              .2500
       28,256.00                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1879610                              .2500
       78,902.40                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200
1



      1879618                              .2500
       39,850.49                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1879625                              .2500
       32,316.46                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1879626                              .2500
       38,132.48                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1879649                              .2500
       37,730.49                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1879660                              .2500
       31,412.42                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1879678                              .2500
       35,874.46                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1879695                              .2500
       33,656.13                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1879696                              .2500
       37,400.86                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450
1



      1879697                              .2500
       37,400.86                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1879716                              .2500
       33,263.48                           .0800
            9.0000                         .0000
            8.7500                         .1500
            8.5200                         .0000
            6.6000                        1.9200

      1879731                              .2500
       31,889.99                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1879745                              .2500
       31,144.31                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      1879843                              .2500
       30,393.57                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1879844                              .2500
       34,703.47                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1879870                              .2500
       34,789.61                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1879873                              .2500
       33,266.65                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450
1



      1879907                              .2500
       34,584.06                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1879932                              .2500
      215,254.80                           .0300
            6.6250                         .0000
            6.3750                         .1500
            6.1950                         .0000
            6.1950                         .0000

      1880003                              .2500
       32,714.65                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1880025                              .2500
       34,757.11                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1880039                              .2500
       32,267.37                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1880097                              .2500
       67,075.49                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1880119                              .2500
       44,357.18                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1880123                              .2500
       37,338.58                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700
1



      1880124                              .2500
       67,209.49                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1880125                              .2500
       41,072.42                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1880131                              .2500
      209,595.50                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1880177                              .2500
       41,262.71                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1880202                              .2500
       34,376.64                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1880549                              .2500
      237,000.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1880577                              .2500
       83,242.68                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1880578                              .2500
       95,434.28                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950
1



      1880589                              .2500
       37,800.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1880593                              .2500
       86,147.80                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      1880628                              .2500
      123,665.09                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1880635                              .2500
      187,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1880664                              .2500
      135,797.51                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1880669                              .2500
      415,924.84                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1880708                              .2500
       53,244.63                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1880797                              .2500
       43,197.40                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200
1



      1880833                              .2500
       30,558.78                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1880839                              .2500
      136,708.21                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1880941                              .2500
      136,500.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1880956                              .2500
      224,950.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1881330                              .2500
       36,000.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1881360                              .2500
      110,761.02                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1881365                              .2500
       59,335.16                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1881426                              .2500
      165,879.85                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450
1



      1881457                              .2500
      194,836.18                           .0300
            6.8750                         .0000
            6.6250                         .1500
            6.4450                         .0000
            6.4450                         .0000

      1881489                              .2500
       29,960.61                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1881492                              .2500
       31,480.91                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1881528                              .2500
      133,108.34                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1881601                              .2500
      181,754.93                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1881623                              .2500
      300,000.00                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1881697                              .2500
      124,562.02                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1881715                              .2500
       34,150.33                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450
1



      1881722                              .2500
       34,627.33                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1881727                              .2500
      125,915.46                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1881801                              .2500
       67,850.86                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1881884                              .2500
       39,130.23                           .0800
            9.3750                         .0000
            9.1250                         .1500
            8.8950                         .0000
            6.6000                        2.2950

      1882002                              .2500
      180,800.00                           .0800
            9.0000                         .0000
            8.7500                         .1500
            8.5200                         .0000
            6.6000                        1.9200

      1882139                              .2500
       32,326.54                           .0800
            8.8750                         .0000
            8.6250                         .1500
            8.3950                         .0000
            6.6000                        1.7950

      1882216                              .2500
       50,815.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1882230                              .2500
       89,594.27                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950
1



      1882231                              .2500
      122,165.87                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1882265                              .2500
      169,500.00                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1882284                              .2500
       93,541.82                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1882438                              .2500
      199,862.36                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1882448                              .2500
       75,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1882477                              .2500
       57,565.10                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1882478                              .2500
       68,751.44                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1882573                              .2500
      166,400.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700
1



      1882590                              .2500
      130,800.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1882624                              .2500
       79,947.67                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1882744                              .2500
       43,019.61                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1882763                              .2500
      103,290.26                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1882824                              .2500
      120,700.00                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1882868                              .2500
      208,000.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1882877                              .2500
      120,750.00                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      1882885                              .2500
       63,000.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950
1



      1882909                              .2500
       73,398.49                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1882916                              .2500
      207,705.44                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1882967                              .2500
       30,978.67                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1883020                              .2500
       56,000.00                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1883023                              .2500
      107,200.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1883148                              .2500
       38,574.10                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1883185                              .2500
       46,575.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1883250                              .2500
       59,304.44                           .0800
            9.1250                         .0000
            8.8750                         .1500
            8.6450                         .0000
            6.6000                        2.0450
1



      1883253                              .2500
      167,400.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1883275                              .2500
       42,300.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1883289                              .2500
      118,820.22                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1883377                              .2500
       57,568.54                           .0800
            9.0000                         .0000
            8.7500                         .1500
            8.5200                         .0000
            6.6000                        1.9200

      1883386                              .2500
       29,984.04                           .0800
            9.1250                         .0000
            8.8750                         .1500
            8.6450                         .0000
            6.6000                        2.0450

      1883424                              .2500
       63,000.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1883439                              .2500
       36,300.00                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1883588                              .2500
      143,908.18                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700
1



      1883593                              .2500
       49,968.92                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1883638                              .2500
       72,000.00                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1883641                              .2500
       45,766.85                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1883645                              .2500
       40,500.00                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      1883670                              .2500
       53,963.76                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1883702                              .2500
       54,864.08                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1883720                              .2500
       36,774.03                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1883811                              .2500
       34,126.49                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950
1



      1883945                              .2500
      170,800.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1884008                              .2500
      153,891.30                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1884014                              .2500
      179,060.21                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700

      1884080                              .2500
       49,366.85                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1884122                              .2500
       35,978.19                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1884147                              .2500
       38,473.51                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1884166                              .2500
      120,000.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1884175                              .2500
       58,460.74                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200
1



      1884205                              .2500
      166,500.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1884207                              .2500
      166,500.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1884234                              .2500
       46,735.38                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1884236                              .2500
       37,596.68                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1884243                              .2500
       65,000.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1884272                              .2500
       32,977.29                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1884321                              .2500
      124,000.00                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1884562                              .2500
      170,899.04                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450
1



      1884643                              .2500
      107,314.64                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1884661                              .2500
      101,250.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1884695                              .2500
       43,170.27                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1884704                              .2500
      147,312.98                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      1884939                              .2500
      188,500.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1885146                              .2500
       49,965.60                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1885269                              .2500
      214,000.00                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1885284                              .2500
      112,122.78                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950
1



      1885303                              .2500
      195,776.39                           .0800
            7.1250                         .0000
            6.8750                         .1500
            6.6450                         .0000
            6.6000                         .0450

      1885352                              .2500
       44,966.60                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1885357                              .2500
       34,177.05                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1885363                              .2500
       63,918.10                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1885381                              .2500
       63,035.02                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1885429                              .2500
       47,967.79                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1885434                              .2500
      224,665.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1885442                              .2500
       68,160.42                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450
1



      1885501                              .2500
      139,600.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1885505                              .2500
      195,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1885514                              .2500
       93,290.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1885550                              .2500
       95,635.78                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1885564                              .2500
      116,917.42                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1885594                              .2500
       49,331.79                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1885605                              .2500
       58,460.75                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1885611                              .2500
      160,788.65                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450
1



      1885630                              .2500
      107,200.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1885636                              .2500
       77,947.66                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1885681                              .2500
      107,927.53                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1885820                              .2500
       84,448.63                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1885892                              .2500
       52,963.52                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1885906                              .2500
      115,405.32                           .0300
            7.0000                         .0000
            6.7500                         .1500
            6.5700                         .0000
            6.5700                         .0000

      1885972                              .2500
       71,451.19                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1885981                              .2500
       62,947.07                           .0300
            6.8750                         .0000
            6.6250                         .1500
            6.4450                         .0000
            6.4450                         .0000
1



      1885982                              .2500
      123,300.00                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1886025                              .2500
       98,794.26                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1886032                              .2500
      198,700.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1886046                              .2500
      149,600.00                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      1886092                              .2500
      101,924.30                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1886110                              .2500
       62,600.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1886114                              .2500
      100,000.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1886119                              .2500
      102,327.72                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700
1



      1886120                              .2500
       63,955.96                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1886131                              .2500
      145,000.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1886181                              .2500
      160,889.19                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1886187                              .2500
       76,399.58                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1886190                              .2500
       58,423.20                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1886194                              .2500
      109,924.30                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1886201                              .2500
       87,038.52                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1886227                              .2500
       55,461.81                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950
1



      1886266                              .2500
      110,176.02                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1886403                              .2500
      198,800.00                           .0300
            7.0000                         .0000
            6.7500                         .1500
            6.5700                         .0000
            6.5700                         .0000

      1886428                              .2500
       56,250.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1886443                              .2500
      200,000.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1886452                              .2500
       83,300.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1886467                              .2500
      124,114.52                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1886481                              .2500
      103,930.21                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1886500                              .2500
      102,927.31                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700
1



      1886506                              .2500
       81,700.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1886507                              .2500
       79,947.66                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1886596                              .2500
      126,000.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1886599                              .2500
      135,068.12                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1886709                              .2500
      122,239.32                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1886743                              .2500
      104,920.10                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      1886751                              .2500
       50,965.78                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1886778                              .2500
      164,883.54                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700
1



      1886815                              .2500
       32,400.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1886821                              .2500
       53,348.95                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1886828                              .2500
       51,365.51                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1886832                              .2500
       62,857.79                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1886840                              .2500
       83,250.00                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      1886844                              .2500
       42,722.03                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1886859                              .2500
      120,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1886887                              .2500
      142,904.05                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200
1



      1886898                              .2500
      123,837.21                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1886960                              .2500
      199,862.36                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1886968                              .2500
       96,836.61                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1886972                              .2500
       92,300.00                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1886973                              .2500
       63,700.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1887035                              .2500
      207,841.73                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      1887040                              .2500
      175,293.75                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1887066                              .2500
      148,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950
1



      1887080                              .2500
       83,946.44                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1887112                              .2500
      216,750.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1887147                              .2500
       74,202.65                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1887150                              .2500
       99,927.62                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1887279                              .2500
      160,102.95                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1887303                              .2500
       47,917.82                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1887323                              .2500
      172,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1887360                              .2500
      116,000.00                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450
1



      1887362                              .2500
       44,871.37                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1887373                              .2500
       48,268.40                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1887403                              .2500
       69,953.03                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1887408                              .2500
       35,075.84                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1887413                              .2500
      174,879.57                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1887416                              .2500
       43,969.72                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1887420                              .2500
       78,799.72                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1887428                              .2500
      171,762.48                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950
1



      1887460                              .2500
       74,649.87                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1887465                              .2500
      189,000.00                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1887470                              .2500
      194,800.00                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1887473                              .2500
      107,937.86                           .0800
            8.7500                         .0000
            8.5000                         .1500
            8.2700                         .0000
            6.6000                        1.6700

      1887481                              .2500
      100,667.67                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1887493                              .2500
       55,962.42                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1887496                              .2500
       56,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1887509                              .2500
       60,660.29                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450
1



      1887514                              .2500
      165,280.29                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1887655                              .2500
      202,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1887683                              .2500
      120,000.00                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1887696                              .2500
      150,000.00                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      1887787                              .2500
      140,000.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1887795                              .2500
      110,500.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1887804                              .2500
      220,000.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1887805                              .2500
      128,293.81                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200
1



      1887816                              .2500
       44,970.56                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1887819                              .2500
       81,847.77                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1887827                              .2500
      185,250.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1887874                              .2500
      156,657.45                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      1887881                              .2500
      157,407.01                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      1887888                              .2500
      195,878.18                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1887895                              .2500
       56,660.97                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1887899                              .2500
      189,869.24                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950
1



      1887903                              .2500
      206,392.83                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      1887909                              .2500
      127,914.11                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1887913                              .2500
      276,607.68                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1887937                              .2500
       90,934.13                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1887941                              .2500
       89,938.07                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1887942                              .2500
       97,136.42                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1887946                              .2500
      195,868.49                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1887954                              .2500
      214,348.61                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700
1



      1887988                              .2500
      199,855.24                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1887990                              .2500
       67,953.20                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1888002                              .2500
       35,178.12                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1888025                              .2500
      189,737.62                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1888026                              .2500
      140,585.06                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      1888029                              .2500
      135,000.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1888085                              .2500
       34,178.19                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1888086                              .2500
       87,242.89                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450
1



      1888127                              .2500
      181,299.77                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1888185                              .2500
      138,504.61                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1888187                              .2500
       80,391.62                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1888198                              .2500
      121,332.21                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1888215                              .2500
      171,000.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1888245                              .2500
      201,500.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1888263                              .2500
      136,044.92                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1888279                              .2500
      164,702.70                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450
1



      1888401                              .2500
      233,317.85                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700

      1888421                              .2500
      176,128.71                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1888435                              .2500
      156,000.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1888442                              .2500
       71,951.68                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1888449                              .2500
       62,905.56                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1888452                              .2500
       83,191.24                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1888464                              .2500
       35,975.22                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1888468                              .2500
      147,498.42                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950
1



      1888494                              .2500
      117,862.47                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1888514                              .2500
      174,282.98                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1888535                              .2500
       99,932.90                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1888544                              .2500
      133,814.16                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1888546                              .2500
      173,871.06                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1888589                              .2500
      101,250.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1888593                              .2500
       34,378.62                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1888598                              .2500
       48,569.01                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700
1



      1888601                              .2500
       62,653.47                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1888640                              .2500
      188,800.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1888645                              .2500
      136,000.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1888662                              .2500
       49,465.93                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1888666                              .2500
      229,845.67                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1888671                              .2500
      219,832.59                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      1888672                              .2500
      124,916.12                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1888730                              .2500
      120,410.57                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200
1



      1888733                              .2500
      106,928.20                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1888763                              .2500
      160,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1888897                              .2500
       50,148.17                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1888907                              .2500
       78,311.01                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1888929                              .2500
      139,208.88                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1888937                              .2500
       37,723.41                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1888938                              .2500
      239,830.61                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1888960                              .2500
      166,349.16                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200
1



      1889006                              .2500
      123,907.97                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1889023                              .2500
       59,882.45                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1889042                              .2500
       60,679.88                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1889071                              .2500
       75,196.89                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1889085                              .2500
      180,900.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1889221                              .2500
      159,889.89                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1889225                              .2500
      190,272.24                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1889244                              .2500
       91,738.40                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200
1



      1889276                              .2500
      101,178.54                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1889328                              .2500
      107,259.92                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700

      1889330                              .2500
      113,064.22                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1889333                              .2500
      133,083.78                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1889334                              .2500
       39,139.44                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1889335                              .2500
       46,323.20                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1889336                              .2500
       65,056.56                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1889337                              .2500
       92,159.14                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950
1



      1889340                              .2500
       54,686.22                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1889342                              .2500
       43,771.71                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1889343                              .2500
      119,231.14                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1889344                              .2500
       86,380.55                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1889345                              .2500
       62,858.84                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1889346                              .2500
       74,033.76                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1889349                              .2500
      104,862.17                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1889350                              .2500
       70,400.16                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700
1



      1889351                              .2500
      130,505.47                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1889352                              .2500
      125,725.81                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1889354                              .2500
      110,031.79                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      1889355                              .2500
       73,401.03                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1889356                              .2500
       69,905.74                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1889357                              .2500
       94,375.95                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1889358                              .2500
       79,886.71                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1889359                              .2500
      193,097.22                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200
1



      1889360                              .2500
      227,822.14                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700

      1889362                              .2500
       97,914.60                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1889363                              .2500
      105,071.97                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1889364                              .2500
       44,864.36                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1889365                              .2500
       99,369.40                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1889368                              .2500
       73,614.10                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1889369                              .2500
      191,728.10                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1889370                              .2500
      151,684.10                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950
1



      1889371                              .2500
      100,918.67                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1889372                              .2500
       69,854.53                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1889373                              .2500
       37,697.54                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1889375                              .2500
      113,731.59                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700

      1889376                              .2500
       49,967.72                           .0300
            7.0000                         .0000
            6.7500                         .1500
            6.5700                         .0000
            6.5700                         .0000

      1889377                              .2500
       48,669.85                           .0300
            7.0000                         .0000
            6.7500                         .1500
            6.5700                         .0000
            6.5700                         .0000

      1889380                              .2500
      131,218.55                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1889381                              .2500
      131,218.55                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950
1



      1889382                              .2500
      105,250.74                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1889383                              .2500
      148,554.74                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1889386                              .2500
      191,590.83                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1889388                              .2500
      189,115.98                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1889389                              .2500
      101,951.73                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1889396                              .2500
       66,999.57                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1889400                              .2500
       90,815.59                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1889402                              .2500
      195,708.17                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200
1



      1889403                              .2500
      131,294.18                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1889405                              .2500
      142,687.52                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1889406                              .2500
      231,324.32                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1889409                              .2500
      104,336.47                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700

      1889410                              .2500
       84,171.31                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      1889411                              .2500
       40,417.95                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1889412                              .2500
       94,854.98                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      1889413                              .2500
       43,146.11                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950
1



      1889415                              .2500
       94,369.51                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1889416                              .2500
       52,436.16                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1889417                              .2500
       88,129.90                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1889418                              .2500
       90,742.68                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1889419                              .2500
       93,434.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1889420                              .2500
       55,926.49                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1889421                              .2500
      116,834.31                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1889422                              .2500
       45,806.98                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200
1



      1889424                              .2500
      164,648.37                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1889425                              .2500
      114,649.29                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1889426                              .2500
       53,967.49                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      1889427                              .2500
       70,904.41                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1889428                              .2500
       50,963.09                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1889429                              .2500
       68,952.51                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1889430                              .2500
       36,693.92                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1889432                              .2500
      119,830.07                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700
1



      1889433                              .2500
       49,433.36                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1889434                              .2500
      102,861.32                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1889435                              .2500
      149,688.30                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1889436                              .2500
       86,215.88                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1889439                              .2500
       59,165.23                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1889440                              .2500
       26,507.96                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1889441                              .2500
       91,623.19                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1889442                              .2500
       62,917.30                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450
1



      1889443                              .2500
       50,783.25                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1889445                              .2500
       79,480.27                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1889446                              .2500
       87,179.44                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1889450                              .2500
       73,256.14                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1889451                              .2500
      181,611.29                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1889452                              .2500
      139,885.25                           .0300
            7.0000                         .0000
            6.7500                         .1500
            6.5700                         .0000
            6.5700                         .0000

      1889453                              .2500
       60,666.11                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1889454                              .2500
      107,923.77                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700
1



      1889455                              .2500
      176,281.64                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1889456                              .2500
       85,539.58                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1889458                              .2500
       81,140.59                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1889460                              .2500
       96,622.99                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1889461                              .2500
       99,319.46                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1889462                              .2500
       85,884.20                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1889463                              .2500
      190,986.67                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1889464                              .2500
       55,924.59                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200
1



      1889465                              .2500
      171,869.12                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      1889466                              .2500
       67,708.72                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1889467                              .2500
       38,148.57                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1889469                              .2500
      217,228.68                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1889470                              .2500
       79,709.59                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1889471                              .2500
      133,006.58                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1889472                              .2500
       62,913.01                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1889473                              .2500
       98,121.47                           .0800
            7.1250                         .0000
            6.8750                         .1500
            6.6450                         .0000
            6.6000                         .0450
1



      1889475                              .2500
      213,481.67                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1889476                              .2500
      146,481.57                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1889477                              .2500
      111,883.16                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1889478                              .2500
       54,712.67                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1889479                              .2500
       52,610.92                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1889480                              .2500
      127,124.22                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1889481                              .2500
       78,693.00                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1889482                              .2500
       62,059.38                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450
1



      1889483                              .2500
      129,908.24                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1889484                              .2500
      108,679.28                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1889485                              .2500
       30,106.22                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1889486                              .2500
       74,896.44                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1889487                              .2500
      107,929.35                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1889488                              .2500
       55,221.68                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1889489                              .2500
      120,325.02                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1889490                              .2500
      259,816.50                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700
1



      1889491                              .2500
      116,101.23                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1889492                              .2500
      148,309.97                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1889493                              .2500
      142,294.32                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1889495                              .2500
      114,599.35                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1889496                              .2500
       71,767.27                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1889497                              .2500
       48,631.17                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1889498                              .2500
      135,812.21                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1889499                              .2500
       80,048.93                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700
1



      1889500                              .2500
      139,292.31                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1889501                              .2500
       35,304.77                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1889502                              .2500
      150,935.55                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1889504                              .2500
      119,906.39                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700

      1889505                              .2500
      110,854.29                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1889506                              .2500
      124,913.97                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1889507                              .2500
      133,025.14                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1889508                              .2500
      110,854.29                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450
1



      1889509                              .2500
      106,057.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1889510                              .2500
       96,619.73                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1889511                              .2500
      237,172.03                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1889512                              .2500
      145,663.17                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1889513                              .2500
      145,821.29                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1889514                              .2500
       81,343.98                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1889515                              .2500
      101,641.44                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1889516                              .2500
      134,405.08                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700
1



      1889517                              .2500
       71,852.96                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1889518                              .2500
       70,754.85                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1889519                              .2500
       71,946.57                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1889520                              .2500
       80,491.70                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1889521                              .2500
       48,067.73                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1889522                              .2500
      136,703.45                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1889523                              .2500
      109,822.43                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1889524                              .2500
      149,880.05                           .0800
            7.1250                         .0000
            6.8750                         .1500
            6.6450                         .0000
            6.6000                         .0450
1



      1889525                              .2500
      262,210.08                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1889529                              .2500
      120,325.16                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1889530                              .2500
      118,926.03                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1889531                              .2500
       83,947.79                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1889532                              .2500
      120,325.16                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1889533                              .2500
      104,925.90                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1889534                              .2500
       84,940.01                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1889535                              .2500
      146,144.15                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450
1



      1889536                              .2500
      271,022.60                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1889538                              .2500
       98,928.34                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1889539                              .2500
       82,944.31                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1889541                              .2500
       56,661.96                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1889542                              .2500
      105,709.43                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1889543                              .2500
      109,382.87                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1889544                              .2500
       64,265.22                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      1889545                              .2500
      105,027.89                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700
1



      1889547                              .2500
       76,058.39                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1889548                              .2500
      161,284.19                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1889549                              .2500
      138,405.27                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1889550                              .2500
       88,211.21                           .0800
            7.1250                         .0000
            6.8750                         .1500
            6.6450                         .0000
            6.6000                         .0450

      1889606                              .2500
       44,519.34                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1889626                              .2500
      105,000.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1889642                              .2500
      117,600.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1889802                              .2500
       93,685.47                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950
1



      1889812                              .2500
       30,629.43                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1889815                              .2500
       58,060.01                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1889846                              .2500
      127,911.91                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1889851                              .2500
       76,216.96                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1889856                              .2500
      126,016.82                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1889869                              .2500
      188,000.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1889872                              .2500
       95,500.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1889873                              .2500
       99,932.90                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200
1



      1889880                              .2500
      138,504.61                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1889892                              .2500
      145,800.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1889897                              .2500
       42,272.33                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1889933                              .2500
       51,012.11                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1889939                              .2500
      103,926.60                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1889940                              .2500
       59,858.77                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1889947                              .2500
      108,500.00                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1889954                              .2500
       87,939.43                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950
1



      1889957                              .2500
      176,000.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1889960                              .2500
       83,441.06                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1889965                              .2500
      163,779.19                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1889979                              .2500
       42,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1890059                              .2500
       56,500.00                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1890234                              .2500
       42,800.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1890236                              .2500
       39,973.83                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1890240                              .2500
       39,973.83                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450
1



      1890256                              .2500
      215,855.07                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1890262                              .2500
       40,471.41                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1890267                              .2500
      124,911.77                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1890318                              .2500
       87,940.95                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1890323                              .2500
      142,000.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1890363                              .2500
      159,767.66                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1890375                              .2500
       95,400.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1890382                              .2500
       59,958.71                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950
1



      1890383                              .2500
      130,324.28                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1890385                              .2500
       86,184.37                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      1890390                              .2500
      121,116.60                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1890395                              .2500
       46,900.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1890434                              .2500
      109,724.43                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1890454                              .2500
      114,669.01                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1890457                              .2500
      104,950.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1890458                              .2500
       44,967.43                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450
1



      1890460                              .2500
      154,679.24                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700

      1890471                              .2500
      194,862.37                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1890479                              .2500
      140,115.06                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1890524                              .2500
      103,000.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1890536                              .2500
       50,919.13                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1890539                              .2500
      114,750.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1890551                              .2500
      114,019.47                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1890559                              .2500
      145,000.00                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450
1



      1890563                              .2500
       34,476.85                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1890605                              .2500
       83,929.43                           .0300
            6.8750                         .0000
            6.6250                         .1500
            6.4450                         .0000
            6.4450                         .0000

      1890612                              .2500
      109,726.33                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1890626                              .2500
      209,700.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1890645                              .2500
       62,057.26                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1890676                              .2500
       38,225.61                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1890681                              .2500
       72,106.28                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1890684                              .2500
      166,312.63                           .0800
            8.8750                         .0000
            8.6250                         .1500
            8.3950                         .0000
            6.6000                        1.7950
1



      1890723                              .2500
      228,000.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1890731                              .2500
       99,884.50                           .0800
            8.7500                         .0000
            8.5000                         .1500
            8.2700                         .0000
            6.6000                        1.6700

      1890752                              .2500
      203,718.30                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1890754                              .2500
      143,903.37                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1890771                              .2500
      128,700.00                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700

      1890785                              .2500
       40,000.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1890786                              .2500
       70,603.79                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1890816                              .2500
       65,600.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700
1



      1890844                              .2500
       44,969.81                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1890852                              .2500
      144,000.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1890869                              .2500
      219,671.92                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1890925                              .2500
      101,000.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1890938                              .2500
      123,916.80                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1890942                              .2500
      181,212.98                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1890945                              .2500
       71,004.26                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1890953                              .2500
       64,753.09                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450
1



      1890955                              .2500
       47,216.65                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1890968                              .2500
      122,500.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1890971                              .2500
       80,000.00                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1890998                              .2500
      183,873.37                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1891005                              .2500
      102,560.00                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1891012                              .2500
       51,928.19                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1891019                              .2500
      195,858.14                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1891022                              .2500
      179,866.41                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200
1



      1891027                              .2500
       64,906.42                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1891028                              .2500
       67,954.37                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1891029                              .2500
      174,849.33                           .0300
            6.7500                         .0000
            6.5000                         .1500
            6.3200                         .0000
            6.3200                         .0000

      1891033                              .2500
       34,875.98                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1891043                              .2500
      157,383.11                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1891053                              .2500
       59,367.89                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1891060                              .2500
       52,764.57                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1891138                              .2500
      122,615.56                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950
1



      1891211                              .2500
       31,500.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1891232                              .2500
      214,400.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1891252                              .2500
       72,202.74                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1891261                              .2500
       68,400.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1891271                              .2500
       78,648.51                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1891276                              .2500
       46,869.32                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1891277                              .2500
       64,000.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1891278                              .2500
       71,951.69                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200
1



      1891280                              .2500
       42,172.40                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1891284                              .2500
      143,101.45                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1891309                              .2500
      153,132.29                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1891367                              .2500
       60,900.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1891408                              .2500
       79,050.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1891434                              .2500
      148,500.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1891507                              .2500
      121,500.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1891526                              .2500
      230,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950
1



      1891527                              .2500
      130,907.54                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1891633                              .2500
      158,800.00                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1891670                              .2500
      101,180.31                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1891672                              .2500
       76,447.35                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1891689                              .2500
      192,667.32                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1891730                              .2500
      239,834.83                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1891738                              .2500
      164,786.52                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1891772                              .2500
      114,010.69                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200
1



      1891878                              .2500
      299,250.00                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1891950                              .2500
      159,279.74                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1891963                              .2500
       48,600.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1891968                              .2500
      164,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1891984                              .2500
      119,250.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1892025                              .2500
       73,500.00                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1892027                              .2500
       54,664.21                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1892028                              .2500
       63,000.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200
1



      1892032                              .2500
      224,990.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1892042                              .2500
      166,400.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1892045                              .2500
      254,250.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1892051                              .2500
       45,750.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1892053                              .2500
       48,680.96                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1892054                              .2500
      156,500.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1892073                              .2500
       71,350.86                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1892078                              .2500
       50,964.90                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950
1



      1892082                              .2500
       46,767.80                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1892084                              .2500
      167,887.28                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1892086                              .2500
       32,178.93                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1892196                              .2500
      163,550.00                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1892202                              .2500
       74,950.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1892204                              .2500
      126,500.00                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1892214                              .2500
       83,929.43                           .0300
            6.8750                         .0000
            6.6250                         .1500
            6.4450                         .0000
            6.4450                         .0000

      1892215                              .2500
      104,000.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200
1



      1892227                              .2500
      184,000.00                           .0300
            7.0000                         .0000
            6.7500                         .1500
            6.5700                         .0000
            6.5700                         .0000

      1892278                              .2500
      185,000.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1892320                              .2500
       70,200.00                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1892351                              .2500
      220,500.00                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      1892355                              .2500
      128,000.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1892362                              .2500
      135,200.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1892386                              .2500
       68,750.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1892391                              .2500
      122,925.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950
1



      1892398                              .2500
      195,854.53                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1892402                              .2500
      140,000.00                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      1892409                              .2500
       34,476.85                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1892415                              .2500
      220,000.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1892424                              .2500
       46,000.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1892490                              .2500
      148,222.97                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1892533                              .2500
      203,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1892535                              .2500
      224,000.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200
1



      1892554                              .2500
      208,000.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1892614                              .2500
      207,503.44                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1892617                              .2500
       61,458.73                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1892623                              .2500
       96,300.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1892664                              .2500
      131,313.76                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1892669                              .2500
       38,500.00                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1892670                              .2500
       73,747.90                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1892671                              .2500
       61,457.67                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950
1



      1892672                              .2500
       98,776.82                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1892673                              .2500
      118,835.66                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1892674                              .2500
       39,996.06                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1892678                              .2500
      137,200.00                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1892706                              .2500
      133,200.41                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1892711                              .2500
       97,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1892714                              .2500
      126,000.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1892715                              .2500
       50,412.56                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200
1



      1892718                              .2500
       77,600.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1892720                              .2500
       42,300.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1892727                              .2500
       95,930.52                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1892749                              .2500
       49,813.92                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1892794                              .2500
       83,700.00                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      1892934                              .2500
      147,950.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1892948                              .2500
      135,404.36                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1892965                              .2500
       52,065.04                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200
1



      1892994                              .2500
      134,700.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1893019                              .2500
       76,447.35                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1893020                              .2500
      104,000.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1893032                              .2500
      192,813.82                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1893035                              .2500
       78,445.98                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1893038                              .2500
      237,440.58                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1893039                              .2500
      119,919.48                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1893045                              .2500
       71,100.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200
1



      1893050                              .2500
       74,700.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1893069                              .2500
      168,636.77                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1893254                              .2500
       43,200.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1893256                              .2500
       74,250.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1893434                              .2500
      164,700.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1893459                              .2500
      138,685.69                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1893474                              .2500
      102,187.17                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1893484                              .2500
      109,941.93                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950
1



      1893543                              .2500
      162,085.51                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1893563                              .2500
       82,600.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1893570                              .2500
       42,188.63                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1893573                              .2500
       81,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1893583                              .2500
       84,200.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1893587                              .2500
      128,000.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1893598                              .2500
       89,041.72                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1893603                              .2500
       57,960.08                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950
1



      1893638                              .2500
      148,000.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1893671                              .2500
      165,750.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1893672                              .2500
      216,630.87                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700

      1893694                              .2500
       40,500.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1893724                              .2500
      164,500.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1893821                              .2500
       64,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1893891                              .2500
      120,000.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1893916                              .2500
       57,750.00                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450
1



      1893937                              .2500
      202,400.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1893962                              .2500
      139,102.32                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1893998                              .2500
       73,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1894037                              .2500
       53,681.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1894047                              .2500
      190,000.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1894107                              .2500
      239,843.00                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1894408                              .2500
      115,200.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1894423                              .2500
       43,571.48                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450
1



      1894458                              .2500
      214,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1894524                              .2500
      196,300.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1894646                              .2500
      200,000.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1894728                              .2500
      190,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1894757                              .2500
       46,800.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1894771                              .2500
       76,000.00                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1894815                              .2500
      161,250.00                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1894826                              .2500
      132,180.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950
1



      1894828                              .2500
      208,450.00                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1894848                              .2500
       50,250.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1894874                              .2500
       74,700.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1894910                              .2500
       59,600.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1894915                              .2500
       38,500.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1894987                              .2500
      112,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1895013                              .2500
       58,500.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1895027                              .2500
      176,128.70                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950
1



      1895037                              .2500
       93,600.00                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1895038                              .2500
      150,000.00                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1895040                              .2500
       97,600.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1895050                              .2500
       55,800.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1895052                              .2500
       41,200.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1895131                              .2500
      138,600.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1895134                              .2500
       39,175.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1895167                              .2500
       89,149.99                           .0800
            8.8750                         .0000
            8.6250                         .1500
            8.3950                         .0000
            6.6000                        1.7950
1



      1895199                              .2500
      235,444.33                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700

      1895254                              .2500
      160,000.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1895327                              .2500
      200,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1895488                              .2500
      168,750.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1895513                              .2500
      221,000.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1895616                              .2500
      240,000.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1895663                              .2500
      189,444.58                           .0300
            7.0000                         .0000
            6.7500                         .1500
            6.5700                         .0000
            6.5700                         .0000

      1895840                              .2500
      172,500.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700
1



      1895881                              .2500
      163,850.00                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      1895891                              .2500
      175,000.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1895989                              .2500
      209,000.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1896025                              .2500
      171,900.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1896268                              .2500
      167,200.00                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      1896275                              .2500
      183,500.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1896328                              .2500
      183,000.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1896331                              .2500
      164,250.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200
1



      1896544                              .2500
      236,800.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1896653                              .2500
      193,600.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1896715                              .2500
      168,000.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1896860                              .2500
      221,600.00                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1897491                              .2500
      166,500.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1897520                              .2500
      206,000.00                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1897530                              .2500
      162,000.00                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1898609                              .2500
      200,000.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700
1



      2683679                              .2500
       98,161.93                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2697855                              .2500
       41,140.88                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2697927                              .2500
       33,266.62                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      2697957                              .2500
       35,866.81                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2698035                              .2500
       44,725.22                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2698040                              .2500
       34,564.93                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2698064                              .2500
       44,833.46                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2698071                              .2500
       32,277.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950
1



      2698075                              .2500
       34,066.84                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2698078                              .2500
       39,920.49                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2698097                              .2500
       39,860.53                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2716795                              .2500
       63,482.42                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2716819                              .2500
       49,705.77                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2725703                              .2500
       40,646.70                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2725712                              .2500
       46,640.84                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2725717                              .2500
       70,553.16                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950
1



      2725739                              .2500
       35,028.84                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2725742                              .2500
       67,287.27                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2725744                              .2500
       51,586.89                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2725754                              .2500
       53,784.42                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      2725755                              .2500
       53,784.42                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      2725756                              .2500
       53,784.42                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      2725763                              .2500
       35,014.02                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2725764                              .2500
       33,239.04                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200
1



      2725768                              .2500
       58,191.20                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2725805                              .2500
       75,361.73                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2725816                              .2500
       76,246.34                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      2725819                              .2500
       35,928.32                           .0800
            9.5000                         .0000
            9.2500                         .1500
            9.0200                         .0000
            6.6000                        2.4200

      2725821                              .2500
       51,025.90                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2725824                              .2500
       39,302.54                           .0300
            7.0000                         .0000
            6.7500                         .1500
            6.5700                         .0000
            6.5700                         .0000

      2725826                              .2500
       60,991.89                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2725842                              .2500
       68,112.89                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950
1



      2725865                              .2500
       31,416.72                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      2725871                              .2500
       41,904.73                           .0800
            8.8750                         .0000
            8.6250                         .1500
            8.3950                         .0000
            6.6000                        1.7950

      2725876                              .2500
       44,858.14                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2725878                              .2500
       39,309.04                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2725896                              .2500
       47,537.81                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2725898                              .2500
       74,015.97                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2725902                              .2500
       33,638.08                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      2725909                              .2500
       30,517.02                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200
1



      2725924                              .2500
       38,392.94                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2725928                              .2500
       38,597.69                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      2725930                              .2500
       36,837.46                           .0800
            8.8750                         .0000
            8.6250                         .1500
            8.3950                         .0000
            6.6000                        1.7950

      2725932                              .2500
       79,753.15                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2726272                              .2500
       73,133.19                           .0300
            7.0000                         .0000
            6.7500                         .1500
            6.5700                         .0000
            6.5700                         .0000

      2726280                              .2500
       47,977.89                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2726286                              .2500
       53,408.38                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2726300                              .2500
       33,180.93                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700
1



      2734609                              .2500
       38,128.26                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2740871                              .2500
       56,181.60                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2745680                              .2500
       38,975.14                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2745684                              .2500
       52,467.37                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2745686                              .2500
       44,949.36                           .0800
            8.8750                         .0000
            8.6250                         .1500
            8.3950                         .0000
            6.6000                        1.7950

      2745706                              .2500
       72,949.76                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2745709                              .2500
       42,774.08                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2745734                              .2500
       50,913.12                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450
1



      2745954                              .2500
       36,426.75                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2745968                              .2500
       54,367.04                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2745971                              .2500
      207,774.05                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2745973                              .2500
      115,502.88                           .0300
            6.8750                         .0000
            6.6250                         .1500
            6.4450                         .0000
            6.4450                         .0000

      2746016                              .2500
       49,631.37                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2746100                              .2500
      118,232.32                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2746470                              .2500
       99,376.19                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2746476                              .2500
      299,771.72                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950
1



      2746477                              .2500
       84,948.50                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2746740                              .2500
       86,387.46                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2746750                              .2500
       77,250.71                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2746751                              .2500
       48,722.67                           .0800
            8.8750                         .0000
            8.6250                         .1500
            8.3950                         .0000
            6.6000                        1.7950

      2746752                              .2500
       52,470.57                           .0800
            8.8750                         .0000
            8.6250                         .1500
            8.3950                         .0000
            6.6000                        1.7950

      2746756                              .2500
       80,953.40                           .0800
            8.7500                         .0000
            8.5000                         .1500
            8.2700                         .0000
            6.6000                        1.6700

      2746766                              .2500
      135,901.57                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      2746767                              .2500
       50,371.00                           .0800
            8.7500                         .0000
            8.5000                         .1500
            8.2700                         .0000
            6.6000                        1.6700
1



      2746772                              .2500
       73,250.82                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2746788                              .2500
      207,813.75                           .0800
            9.1250                         .0000
            8.8750                         .1500
            8.6450                         .0000
            6.6000                        2.0450

      2747427                              .2500
       55,764.42                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2747428                              .2500
       91,941.33                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2747429                              .2500
       57,931.27                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      2747430                              .2500
       40,773.98                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2747433                              .2500
      131,220.46                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2747434                              .2500
       83,936.08                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950
1



      2747436                              .2500
       79,944.94                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2747440                              .2500
       95,027.64                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      2747441                              .2500
      140,219.28                           .0800
            8.7500                         .0000
            8.5000                         .1500
            8.2700                         .0000
            6.6000                        1.6700

      2747443                              .2500
      115,909.51                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700

      2747447                              .2500
       41,977.65                           .0800
            9.1250                         .0000
            8.8750                         .1500
            8.6450                         .0000
            6.6000                        2.0450

      2747448                              .2500
       91,948.43                           .0800
            8.8750                         .0000
            8.6250                         .1500
            8.3950                         .0000
            6.6000                        1.7950

      2747449                              .2500
       40,472.13                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2747453                              .2500
      157,141.78                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950
1



      2747458                              .2500
       76,741.56                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      2747464                              .2500
      138,674.22                           .0800
            9.0000                         .0000
            8.7500                         .1500
            8.5200                         .0000
            6.6000                        1.9200

      2747469                              .2500
      151,293.14                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2747473                              .2500
       47,973.78                           .0800
            9.0000                         .0000
            8.7500                         .1500
            8.5200                         .0000
            6.6000                        1.9200

      2748059                              .2500
       37,777.10                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2748061                              .2500
       67,912.98                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2748062                              .2500
       79,436.42                           .0800
            7.1250                         .0000
            6.8750                         .1500
            6.6450                         .0000
            6.6000                         .0450

      2748064                              .2500
      157,488.76                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700
1



      2748073                              .2500
       40,971.78                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2748074                              .2500
       51,114.80                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2748075                              .2500
       46,817.75                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2748076                              .2500
       65,654.79                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2748082                              .2500
      111,013.33                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700

      2748084                              .2500
      135,906.41                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2748085                              .2500
       80,942.83                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2748092                              .2500
      144,905.15                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450
1



      2748094                              .2500
       66,351.94                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      2748097                              .2500
       76,944.27                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      2748101                              .2500
      199,847.82                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      2748104                              .2500
       61,158.94                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2748105                              .2500
       55,961.46                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2748109                              .2500
      122,425.79                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2748110                              .2500
       35,975.23                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2748120                              .2500
       32,728.57                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450
1



      2748132                              .2500
       47,970.92                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2748137                              .2500
      113,753.73                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2748139                              .2500
       54,966.68                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2748651                              .2500
      211,358.09                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2748654                              .2500
      164,886.45                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2748657                              .2500
      109,924.30                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2748659                              .2500
      176,887.14                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2748661                              .2500
      116,929.12                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200
1



      2748664                              .2500
      220,252.11                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2748665                              .2500
       77,946.33                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2748668                              .2500
      167,872.17                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      2748673                              .2500
      287,816.35                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2748676                              .2500
       67,458.04                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2748677                              .2500
       39,973.83                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      2748681                              .2500
       76,747.15                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2748682                              .2500
      179,872.96                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700
1



      2748685                              .2500
      132,101.89                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2748688                              .2500
      185,884.40                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2748690                              .2500
       41,521.23                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2748691                              .2500
      135,109.28                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2748694                              .2500
       55,462.76                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2748698                              .2500
       88,943.25                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2749229                              .2500
      146,068.06                           .0800
            8.8750                         .0000
            8.6250                         .1500
            8.3950                         .0000
            6.6000                        1.7950

      2749231                              .2500
      171,056.17                           .0300
            6.8750                         .0000
            6.6250                         .1500
            6.4450                         .0000
            6.4450                         .0000
1



      2749233                              .2500
      129,914.96                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      2749238                              .2500
      183,885.64                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2749240                              .2500
       95,941.84                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2749241                              .2500
       75,203.23                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2749242                              .2500
       97,034.84                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2749244                              .2500
      113,917.50                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      2749246                              .2500
      215,851.35                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2749249                              .2500
      199,851.57                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200
1



      2749252                              .2500
      194,266.22                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2749260                              .2500
      177,477.78                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2749264                              .2500
       76,953.36                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2749266                              .2500
      193,382.77                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2749270                              .2500
       37,054.88                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2749275                              .2500
      163,889.96                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2749276                              .2500
      145,896.96                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2749284                              .2500
      168,621.60                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950
1



      2749288                              .2500
      135,094.53                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700

      2749289                              .2500
      117,770.93                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2749292                              .2500
      149,896.78                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2749293                              .2500
      212,995.73                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      2749299                              .2500
      108,932.25                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2749300                              .2500
       85,542.57                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2750048                              .2500
      106,137.30                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      2750050                              .2500
      125,511.36                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700
1



      2750051                              .2500
      101,528.30                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2750052                              .2500
       62,210.31                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2750053                              .2500
      184,566.31                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      2750055                              .2500
      146,317.93                           .0800
            8.8750                         .0000
            8.6250                         .1500
            8.3950                         .0000
            6.6000                        1.7950

      2750056                              .2500
       33,279.82                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2750058                              .2500
       33,279.82                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2750059                              .2500
      192,457.06                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2750060                              .2500
       94,441.26                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950
1



      2750064                              .2500
       67,950.78                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      2750065                              .2500
       34,383.08                           .0800
            9.5000                         .0000
            9.2500                         .1500
            9.0200                         .0000
            6.6000                        2.4200

      2750066                              .2500
       82,252.65                           .0800
            8.7500                         .0000
            8.5000                         .1500
            8.2700                         .0000
            6.6000                        1.6700

      2750067                              .2500
      190,678.33                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2750069                              .2500
      140,714.70                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2750071                              .2500
      211,838.69                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      2750074                              .2500
      172,384.26                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2750077                              .2500
       52,172.22                           .0800
            9.1250                         .0000
            8.8750                         .1500
            8.6450                         .0000
            6.6000                        2.0450
1



      2750085                              .2500
       88,734.10                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2750086                              .2500
       44,924.80                           .0800
            8.8750                         .0000
            8.6250                         .1500
            8.3950                         .0000
            6.6000                        1.7950

      2750088                              .2500
      217,821.31                           .0300
            7.0000                         .0000
            6.7500                         .1500
            6.5700                         .0000
            6.5700                         .0000

      2750091                              .2500
      156,836.41                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      2750097                              .2500
      431,602.77                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2750098                              .2500
       65,957.91                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2750099                              .2500
      139,903.65                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2750100                              .2500
       96,244.60                           .0800
            8.7500                         .0000
            8.5000                         .1500
            8.2700                         .0000
            6.6000                        1.6700
1



      2750102                              .2500
      151,101.09                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      2750103                              .2500
       55,558.74                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2750105                              .2500
      111,914.77                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      2750107                              .2500
      259,821.07                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2751848                              .2500
      118,916.01                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2751869                              .2500
       89,936.48                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2751883                              .2500
       61,961.47                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2751884                              .2500
      164,877.55                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200
1



      2751886                              .2500
       71,200.97                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2751893                              .2500
      125,941.22                           .0800
            9.7500                         .0000
            9.5000                         .1500
            9.2700                         .0000
            6.6000                        2.6700

      2751908                              .2500
      160,086.93                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2751914                              .2500
       59,158.21                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2751915                              .2500
       91,938.27                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2751918                              .2500
       90,176.02                           .0300
            7.0000                         .0000
            6.7500                         .1500
            6.5700                         .0000
            6.5700                         .0000

      2751929                              .2500
      219,848.60                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2751931                              .2500
      291,813.80                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700
1



      2751938                              .2500
      191,761.10                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      2751939                              .2500
       52,470.57                           .0800
            8.8750                         .0000
            8.6250                         .1500
            8.3950                         .0000
            6.6000                        1.7950

      2751944                              .2500
       47,936.99                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      2751946                              .2500
       90,932.46                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2751947                              .2500
       91,942.81                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2751950                              .2500
       74,648.88                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2751953                              .2500
      194,248.35                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700

      2751954                              .2500
       74,043.62                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950
1



      2751955                              .2500
      127,678.38                           .0800
            8.8750                         .0000
            8.6250                         .1500
            8.3950                         .0000
            6.6000                        1.7950

      2751956                              .2500
      107,927.53                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2751957                              .2500
      123,920.93                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2751958                              .2500
       64,746.88                           .0300
            7.0000                         .0000
            6.7500                         .1500
            6.5700                         .0000
            6.5700                         .0000

      2751964                              .2500
      123,375.22                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2751965                              .2500
      237,414.65                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700

      2751966                              .2500
      167,881.43                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2751967                              .2500
      115,916.04                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450
1



      2751972                              .2500
      111,908.19                           .0300
            7.0000                         .0000
            6.7500                         .1500
            6.5700                         .0000
            6.5700                         .0000

      2751974                              .2500
       71,459.91                           .0800
            8.8750                         .0000
            8.6250                         .1500
            8.3950                         .0000
            6.6000                        1.7950

      2751978                              .2500
      114,230.75                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2751979                              .2500
       84,335.78                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      2751980                              .2500
      131,668.11                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2751982                              .2500
      115,818.20                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2751996                              .2500
       35,878.25                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2752000                              .2500
       50,343.27                           .0800
            8.8750                         .0000
            8.6250                         .1500
            8.3950                         .0000
            6.6000                        1.7950
1



      2752005                              .2500
       79,960.65                           .0800
            9.5000                         .0000
            9.2500                         .1500
            9.0200                         .0000
            6.6000                        2.4200

      2752006                              .2500
       79,960.65                           .0800
            9.5000                         .0000
            9.2500                         .1500
            9.0200                         .0000
            6.6000                        2.4200

      2752007                              .2500
       79,960.65                           .0800
            9.5000                         .0000
            9.2500                         .1500
            9.0200                         .0000
            6.6000                        2.4200

      2752008                              .2500
       79,960.65                           .0800
            9.5000                         .0000
            9.2500                         .1500
            9.0200                         .0000
            6.6000                        2.4200

      2752009                              .2500
       79,956.30                           .0800
            9.0000                         .0000
            8.7500                         .1500
            8.5200                         .0000
            6.6000                        1.9200

      2752012                              .2500
      159,887.07                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2752013                              .2500
      129,719.33                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2752014                              .2500
      230,245.41                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200
1



      2752017                              .2500
      235,837.59                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2752025                              .2500
      165,488.89                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2752026                              .2500
       71,956.38                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2752029                              .2500
       59,704.62                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2752030                              .2500
      149,895.65                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2752034                              .2500
      109,172.89                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2752035                              .2500
      116,921.50                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2752039                              .2500
      142,413.67                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200
1



      2752042                              .2500
      178,267.60                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2752044                              .2500
      110,425.86                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2752046                              .2500
      134,209.88                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2752048                              .2500
      137,164.69                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2752049                              .2500
      130,667.27                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2752065                              .2500
      196,864.42                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2752066                              .2500
      118,718.25                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2752067                              .2500
       87,450.95                           .0800
            8.8750                         .0000
            8.6250                         .1500
            8.3950                         .0000
            6.6000                        1.7950
1



      2752072                              .2500
      103,687.15                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2752075                              .2500
      220,831.84                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      2752080                              .2500
       55,726.76                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      2752692                              .2500
      292,348.36                           .0800
            9.2500                         .0000
            9.0000                         .1500
            8.7700                         .0000
            6.6000                        2.1700

      2752696                              .2500
       90,937.38                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2752700                              .2500
       71,949.18                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2752701                              .2500
      101,638.38                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2752702                              .2500
      102,537.84                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200
1



      2752703                              .2500
      136,717.13                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2752706                              .2500
       54,900.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2752718                              .2500
       96,681.71                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2752722                              .2500
       61,161.97                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2752724                              .2500
      103,125.31                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      2752729                              .2500
       84,944.40                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      2755409                              .2500
      129,921.24                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2755410                              .2500
      143,800.97                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950
1



      2755413                              .2500
       62,961.83                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2755415                              .2500
      111,932.15                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2755416                              .2500
      106,735.30                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2755420                              .2500
       50,000.00                           .0800
            8.8750                         .0000
            8.6250                         .1500
            8.3950                         .0000
            6.6000                        1.7950

      2755423                              .2500
       30,600.00                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      2755428                              .2500
      136,000.00                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      2755429                              .2500
       88,000.00                           .0800
            8.7500                         .0000
            8.5000                         .1500
            8.2700                         .0000
            6.6000                        1.6700

      2755430                              .2500
       45,500.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200
1



      2755432                              .2500
      178,600.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2755433                              .2500
      176,857.44                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      2755434                              .2500
      172,500.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2755435                              .2500
       53,868.18                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      2755439                              .2500
       73,454.32                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2755448                              .2500
      112,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2755452                              .2500
      208,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2755457                              .2500
       90,400.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200
1



      2755458                              .2500
      162,400.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2755463                              .2500
       74,947.06                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2755467                              .2500
      111,914.77                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      2755469                              .2500
       95,935.59                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2755470                              .2500
       83,800.49                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      2755471                              .2500
      116,100.00                           .0800
            9.0000                         .0000
            8.7500                         .1500
            8.5200                         .0000
            6.6000                        1.9200

      2755473                              .2500
      146,141.46                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2756027                              .2500
      208,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950
1



      2756035                              .2500
      131,250.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2756037                              .2500
       49,469.23                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2756040                              .2500
       63,000.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2756041                              .2500
       47,250.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2756043                              .2500
      116,000.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2756045                              .2500
      176,000.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2756051                              .2500
       30,600.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2756052                              .2500
      101,450.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950
1



      2756054                              .2500
       70,200.00                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      2756064                              .2500
      160,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2756065                              .2500
       68,800.00                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      2756066                              .2500
       60,000.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2756071                              .2500
      161,250.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2756075                              .2500
      106,100.00                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      2756076                              .2500
       63,800.00                           .0800
            8.7500                         .0000
            8.5000                         .1500
            8.2700                         .0000
            6.6000                        1.6700

      2756079                              .2500
       84,000.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700
1



      2756080                              .2500
       84,000.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2756081                              .2500
       92,000.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2756082                              .2500
       86,250.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2756088                              .2500
       48,750.00                           .0800
            9.2500                         .0000
            9.0000                         .1500
            8.7700                         .0000
            6.6000                        2.1700

      2756089                              .2500
      136,000.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2756091                              .2500
      144,000.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2756827                              .2500
       54,000.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2756830                              .2500
      152,000.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700
1



      2756835                              .2500
       30,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2756841                              .2500
       65,050.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2756846                              .2500
      128,700.00                           .0800
            9.0000                         .0000
            8.7500                         .1500
            8.5200                         .0000
            6.6000                        1.9200

      2756848                              .2500
       96,000.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2756853                              .2500
      235,860.67                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      2756854                              .2500
       80,000.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2756855                              .2500
      112,500.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2756859                              .2500
       85,800.00                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450
1



      2756860                              .2500
       77,500.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2758168                              .2500
       86,250.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2758170                              .2500
       94,400.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2758173                              .2500
      105,600.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2758177                              .2500
       44,900.00                           .0800
            8.8750                         .0000
            8.6250                         .1500
            8.3950                         .0000
            6.6000                        1.7950

      2758180                              .2500
      202,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2758182                              .2500
       65,250.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2758183                              .2500
      117,450.00                           .0800
            8.7500                         .0000
            8.5000                         .1500
            8.2700                         .0000
            6.6000                        1.6700
1



      2758185                              .2500
       43,144.00                           .0800
            9.0000                         .0000
            8.7500                         .1500
            8.5200                         .0000
            6.6000                        1.9200

      2758190                              .2500
       93,750.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2758193                              .2500
      102,400.00                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      2758197                              .2500
       67,200.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2758198                              .2500
       70,800.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2758204                              .2500
       35,900.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2758207                              .2500
       84,000.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2758208                              .2500
       84,000.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200
1



      2758211                              .2500
       52,500.00                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      2758215                              .2500
      110,250.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2758747                              .2500
      187,200.00                           .0300
            7.0000                         .0000
            6.7500                         .1500
            6.5700                         .0000
            6.5700                         .0000

      2758753                              .2500
      123,900.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2758754                              .2500
       46,450.00                           .0800
            9.0000                         .0000
            8.7500                         .1500
            8.5200                         .0000
            6.6000                        1.9200

      2758757                              .2500
      217,500.00                           .0800
            8.7500                         .0000
            8.5000                         .1500
            8.2700                         .0000
            6.6000                        1.6700

      2758770                              .2500
      126,400.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2758774                              .2500
      103,950.00                           .0800
            9.0000                         .0000
            8.7500                         .1500
            8.5200                         .0000
            6.6000                        1.9200
1



      2758775                              .2500
      166,250.00                           .0800
            8.8750                         .0000
            8.6250                         .1500
            8.3950                         .0000
            6.6000                        1.7950

      2758778                              .2500
      136,000.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2758782                              .2500
       70,700.00                           .0800
            8.8750                         .0000
            8.6250                         .1500
            8.3950                         .0000
            6.6000                        1.7950

      2758784                              .2500
       72,250.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2758889                              .2500
      278,400.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2760507                              .2500
      118,800.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2760512                              .2500
       44,950.00                           .0800
            8.8750                         .0000
            8.6250                         .1500
            8.3950                         .0000
            6.6000                        1.7950

      2760513                              .2500
       75,000.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200
1



      2760517                              .2500
       40,000.00                           .0800
            9.0000                         .0000
            8.7500                         .1500
            8.5200                         .0000
            6.6000                        1.9200

      2760518                              .2500
       32,200.00                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      2760519                              .2500
       72,800.00                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      2760523                              .2500
      101,450.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2760526                              .2500
       82,000.00                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      2760527                              .2500
       80,000.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2760533                              .2500
      213,300.00                           .0800
            7.1250                         .0000
            6.8750                         .1500
            6.6450                         .0000
            6.6000                         .0450

      2760535                              .2500
      188,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950
1



      2760538                              .2500
       75,600.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2760541                              .2500
       65,600.00                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      2760542                              .2500
      194,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2760544                              .2500
      154,000.00                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      2760545                              .2500
       60,000.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2760547                              .2500
      125,413.63                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2760548                              .2500
       88,000.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2760551                              .2500
      164,000.00                           .0800
            7.1250                         .0000
            6.8750                         .1500
            6.6450                         .0000
            6.6000                         .0450
1



      2760553                              .2500
      168,000.00                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      2760554                              .2500
      101,600.00                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      2760556                              .2500
       89,900.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2760557                              .2500
       33,150.00                           .0800
            9.2500                         .0000
            9.0000                         .1500
            8.7700                         .0000
            6.6000                        2.1700

      2760955                              .2500
       82,938.40                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2760956                              .2500
      166,358.08                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      2760957                              .2500
      235,857.62                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2760959                              .2500
       67,380.96                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700
1



      2760961                              .2500
      145,357.93                           .0800
            7.1250                         .0000
            6.8750                         .1500
            6.6450                         .0000
            6.6000                         .0450

      2760964                              .2500
      109,484.27                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2760965                              .2500
       69,375.89                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2760966                              .2500
      150,038.69                           .0800
            8.7500                         .0000
            8.5000                         .1500
            8.2700                         .0000
            6.6000                        1.6700

      2760967                              .2500
       37,297.31                           .0800
            9.7500                         .0000
            9.5000                         .1500
            9.2700                         .0000
            6.6000                        2.6700

      2760968                              .2500
       40,501.78                           .0800
            8.8750                         .0000
            8.6250                         .1500
            8.3950                         .0000
            6.6000                        1.7950

      2760969                              .2500
      129,256.81                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2760970                              .2500
      111,575.39                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700
1



      2760971                              .2500
      110,830.56                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      2760972                              .2500
      223,620.49                           .0800
            8.8750                         .0000
            8.6250                         .1500
            8.3950                         .0000
            6.6000                        1.7950

      2760973                              .2500
      224,173.99                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      2760975                              .2500
      102,192.52                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2760976                              .2500
      133,802.71                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2760977                              .2500
       85,807.34                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2760978                              .2500
      172,050.65                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2760979                              .2500
       96,141.02                           .0800
            9.0000                         .0000
            8.7500                         .1500
            8.5200                         .0000
            6.6000                        1.9200
1



      2760980                              .2500
      104,428.08                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2760981                              .2500
      116,785.85                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2760982                              .2500
      108,845.64                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2760983                              .2500
       58,435.86                           .0800
            9.0000                         .0000
            8.7500                         .1500
            8.5200                         .0000
            6.6000                        1.9200

      2760984                              .2500
      123,841.30                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2760986                              .2500
       95,784.91                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2760988                              .2500
       64,954.12                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2760989                              .2500
      131,189.21                           .0800
            7.1250                         .0000
            6.8750                         .1500
            6.6450                         .0000
            6.6000                         .0450
1



      2760990                              .2500
      100,725.19                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2760991                              .2500
       82,682.74                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2760992                              .2500
      173,788.43                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2760994                              .2500
      113,842.58                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2760995                              .2500
      134,792.29                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2760996                              .2500
       79,835.59                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      2760997                              .2500
       70,447.68                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2760998                              .2500
       53,907.46                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700
1



      2760999                              .2500
      139,906.06                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2761000                              .2500
       43,144.71                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2761002                              .2500
       27,983.88                           .0800
            8.7500                         .0000
            8.5000                         .1500
            8.2700                         .0000
            6.6000                        1.6700

      2761003                              .2500
      108,734.09                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2761005                              .2500
      151,256.98                           .0800
            7.1250                         .0000
            6.8750                         .1500
            6.6450                         .0000
            6.6000                         .0450

      2761006                              .2500
       89,491.03                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2761008                              .2500
      212,498.63                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2761010                              .2500
       67,453.55                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950
1



      2761011                              .2500
       39,946.14                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2761012                              .2500
       85,396.04                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2761014                              .2500
      174,516.20                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2761015                              .2500
      231,136.75                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2761016                              .2500
      105,263.62                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2761018                              .2500
      204,709.68                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2761020                              .2500
      202,353.43                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      2761021                              .2500
      130,005.84                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450
1



      2761023                              .2500
      104,872.33                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2761026                              .2500
      179,888.12                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2761027                              .2500
      207,837.74                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700

      2761028                              .2500
       48,270.74                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2761029                              .2500
       84,743.09                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2761030                              .2500
      141,116.22                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2761031                              .2500
       59,202.07                           .0800
            9.0000                         .0000
            8.7500                         .1500
            8.5200                         .0000
            6.6000                        1.9200

      2761032                              .2500
      231,679.61                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950
1



      2761033                              .2500
      232,420.40                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2761035                              .2500
       70,956.99                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2761036                              .2500
       71,951.69                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2761037                              .2500
      219,664.15                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      2761038                              .2500
       51,963.30                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2761039                              .2500
       55,797.70                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2761040                              .2500
      127,472.73                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2761252                              .2500
       67,107.18                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700
1



      2761253                              .2500
       44,900.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2761255                              .2500
      149,891.44                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      2761259                              .2500
      118,524.38                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2761262                              .2500
       93,123.61                           .0300
            7.0000                         .0000
            6.7500                         .1500
            6.5700                         .0000
            6.5700                         .0000

      2761264                              .2500
       54,964.93                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2761265                              .2500
      125,519.91                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2761268                              .2500
      170,391.28                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2761276                              .2500
      122,306.69                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950
1



      2761278                              .2500
       94,943.91                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      2761284                              .2500
      121,916.05                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2761286                              .2500
      331,771.52                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2761290                              .2500
      355,200.00                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      2761292                              .2500
       59,161.27                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      2761295                              .2500
      208,500.00                           .0800
            9.0000                         .0000
            8.7500                         .1500
            8.5200                         .0000
            6.6000                        1.9200

      2761300                              .2500
      125,000.00                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700

      2761303                              .2500
       55,959.47                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450
1



      2761305                              .2500
      191,877.57                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2761312                              .2500
      112,000.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2761313                              .2500
       47,674.62                           .0800
            9.1250                         .0000
            8.8750                         .1500
            8.6450                         .0000
            6.6000                        2.0450

      2761315                              .2500
       73,751.73                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      2761316                              .2500
       43,100.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2761320                              .2500
      128,000.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2761323                              .2500
       30,879.26                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2761327                              .2500
       58,400.00                           .0800
            8.7500                         .0000
            8.5000                         .1500
            8.2700                         .0000
            6.6000                        1.6700
1



      2761330                              .2500
      103,935.35                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2761333                              .2500
      124,564.22                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2761334                              .2500
       81,002.15                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      2761336                              .2500
      121,422.52                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2761341                              .2500
      194,285.23                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      2761344                              .2500
       80,000.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2761345                              .2500
       92,338.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2761352                              .2500
       58,500.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950
1



      2761392                              .2500
      152,400.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2761395                              .2500
      122,500.00                           .0800
            8.7500                         .0000
            8.5000                         .1500
            8.2700                         .0000
            6.6000                        1.6700

      2761408                              .2500
       50,400.00                           .0800
            9.2500                         .0000
            9.0000                         .1500
            8.7700                         .0000
            6.6000                        2.1700

      2761409                              .2500
      202,500.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2761410                              .2500
       60,900.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2761412                              .2500
       79,500.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2761420                              .2500
       58,400.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2761424                              .2500
      148,000.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200
1



      2761429                              .2500
      251,750.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2761436                              .2500
       90,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2761438                              .2500
       61,200.00                           .0800
            8.7500                         .0000
            8.5000                         .1500
            8.2700                         .0000
            6.6000                        1.6700

      2761440                              .2500
       94,500.00                           .0800
            8.8750                         .0000
            8.6250                         .1500
            8.3950                         .0000
            6.6000                        1.7950

      2761441                              .2500
       98,100.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2761443                              .2500
      173,600.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2761448                              .2500
      104,950.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2761455                              .2500
       26,250.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950
1



      2761457                              .2500
       56,000.00                           .0800
            8.7500                         .0000
            8.5000                         .1500
            8.2700                         .0000
            6.6000                        1.6700

      2761458                              .2500
       56,250.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2761459                              .2500
       69,700.00                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700

      2761460                              .2500
       61,500.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2761461                              .2500
      125,100.00                           .0800
            9.0000                         .0000
            8.7500                         .1500
            8.5200                         .0000
            6.6000                        1.9200

      2761464                              .2500
       69,500.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2762551                              .2500
       88,000.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2762553                              .2500
       49,500.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950
1



      2762556                              .2500
      140,000.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2762558                              .2500
      104,000.00                           .0300
            6.7500                         .0000
            6.5000                         .1500
            6.3200                         .0000
            6.3200                         .0000

      2762563                              .2500
       80,000.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2762571                              .2500
      120,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2762574                              .2500
       73,500.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2762577                              .2500
      204,750.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2762578                              .2500
      124,000.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2762581                              .2500
       59,250.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200
1



      2762582                              .2500
      130,150.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2762689                              .2500
       71,952.90                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      2762691                              .2500
      195,412.69                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2762695                              .2500
      108,837.71                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2762699                              .2500
       99,868.72                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      2762700                              .2500
       60,000.00                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      2763027                              .2500
      188,200.00                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      2763029                              .2500
      188,000.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700
1



      2763033                              .2500
      101,500.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2763034                              .2500
       92,400.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2763035                              .2500
      101,500.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2763040                              .2500
      118,300.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2763054                              .2500
       39,600.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2763055                              .2500
      169,600.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2763059                              .2500
      202,500.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2763060                              .2500
      176,000.00                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450
1



      2763065                              .2500
       91,900.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2763072                              .2500
      152,250.00                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700

      2763073                              .2500
       55,800.00                           .0800
            9.2500                         .0000
            9.0000                         .1500
            8.7700                         .0000
            6.6000                        2.1700

      2763074                              .2500
      232,000.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2763688                              .2500
      136,000.00                           .0300
            7.0000                         .0000
            6.7500                         .1500
            6.5700                         .0000
            6.5700                         .0000

      2763689                              .2500
      154,400.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2763692                              .2500
      189,000.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2763695                              .2500
      125,600.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700
1



      2763697                              .2500
       61,500.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2763698                              .2500
       37,500.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2763699                              .2500
      101,700.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2763700                              .2500
      127,900.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2763702                              .2500
       60,000.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2763704                              .2500
       65,800.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2763706                              .2500
       70,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2763711                              .2500
       72,850.00                           .0800
            9.3750                         .0000
            9.1250                         .1500
            8.8950                         .0000
            6.6000                        2.2950
1



      2763712                              .2500
       78,850.00                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      2763713                              .2500
       55,100.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2763715                              .2500
      191,950.00                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      2763722                              .2500
      138,150.00                           .0800
            8.7500                         .0000
            8.5000                         .1500
            8.2700                         .0000
            6.6000                        1.6700

      2763723                              .2500
       40,500.00                           .0800
            9.0000                         .0000
            8.7500                         .1500
            8.5200                         .0000
            6.6000                        1.9200

      2763829                              .2500
      167,773.79                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2763831                              .2500
      202,710.40                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2763835                              .2500
      196,850.09                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950
1



      2763853                              .2500
      199,869.17                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      2763856                              .2500
      199,855.24                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      2764702                              .2500
       38,900.00                           .0800
            9.1250                         .0000
            8.8750                         .1500
            8.6450                         .0000
            6.6000                        2.0450

      2764705                              .2500
       93,600.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2764706                              .2500
       93,600.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2764707                              .2500
      153,000.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2764708                              .2500
      140,000.00                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      2764717                              .2500
      107,550.00                           .0800
            8.8750                         .0000
            8.6250                         .1500
            8.3950                         .0000
            6.6000                        1.7950
1



      2764718                              .2500
      200,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2764729                              .2500
       96,900.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2764730                              .2500
       76,500.00                           .0800
            7.1250                         .0000
            6.8750                         .1500
            6.6450                         .0000
            6.6000                         .0450

      2764734                              .2500
      108,000.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2764735                              .2500
      143,908.18                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2764745                              .2500
      103,500.00                           .0800
            9.3750                         .0000
            9.1250                         .1500
            8.8950                         .0000
            6.6000                        2.2950

      2764746                              .2500
      118,400.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2764749                              .2500
      128,000.00                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450
1



      2764750                              .2500
       54,000.00                           .0800
            8.7500                         .0000
            8.5000                         .1500
            8.2700                         .0000
            6.6000                        1.6700

      2764751                              .2500
       54,000.00                           .0800
            8.7500                         .0000
            8.5000                         .1500
            8.2700                         .0000
            6.6000                        1.6700

      2764753                              .2500
       54,000.00                           .0800
            8.7500                         .0000
            8.5000                         .1500
            8.2700                         .0000
            6.6000                        1.6700

      2765287                              .2500
       38,700.00                           .0800
            8.8750                         .0000
            8.6250                         .1500
            8.3950                         .0000
            6.6000                        1.7950

      2765290                              .2500
      188,000.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2765294                              .2500
      183,200.00                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700

      2765299                              .2500
      152,000.00                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      2765305                              .2500
      135,000.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200
1



      2765306                              .2500
       36,000.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2765309                              .2500
       65,600.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2765314                              .2500
       58,000.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2765315                              .2500
      150,000.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2765323                              .2500
       93,100.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2765324                              .2500
      220,000.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2765325                              .2500
       91,800.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2765326                              .2500
      119,000.00                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700
1



      2765328                              .2500
      142,900.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2765330                              .2500
      102,600.00                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      2765338                              .2500
       54,900.00                           .0800
            9.0000                         .0000
            8.7500                         .1500
            8.5200                         .0000
            6.6000                        1.9200

      2765339                              .2500
      180,000.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2765340                              .2500
       55,350.00                           .0800
            8.8750                         .0000
            8.6250                         .1500
            8.3950                         .0000
            6.6000                        1.7950

      2765344                              .2500
      172,000.00                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      2765346                              .2500
       44,100.00                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      2765685                              .2500
      189,000.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950
1



      2765690                              .2500
      190,000.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2765729                              .2500
      189,851.78                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700

      2765731                              .2500
      218,837.47                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2765732                              .2500
      180,812.27                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      2765741                              .2500
      227,668.91                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      2765757                              .2500
      232,314.07                           .0800
            7.1250                         .0000
            6.8750                         .1500
            6.6450                         .0000
            6.6000                         .0450

      2765758                              .2500
      224,828.79                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      2765760                              .2500
      237,823.36                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200
1



      2765761                              .2500
      239,834.83                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2765764                              .2500
      221,031.68                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      2765768                              .2500
      214,836.39                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      2765772                              .2500
      184,662.85                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2765782                              .2500
      221,435.54                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2765788                              .2500
      159,881.25                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2765791                              .2500
      214,444.67                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      2765792                              .2500
      224,841.20                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700
1



      2765798                              .2500
      169,867.38                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700

      2767427                              .2500
       53,900.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2767431                              .2500
      134,350.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2767434                              .2500
      224,950.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2767441                              .2500
      104,500.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2767442                              .2500
       30,600.00                           .0800
            8.8750                         .0000
            8.6250                         .1500
            8.3950                         .0000
            6.6000                        1.7950

      2767446                              .2500
      188,000.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2767450                              .2500
      116,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950
1



      2767528                              .2500
       72,000.00                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      2767530                              .2500
      209,000.00                           .0800
            8.7500                         .0000
            8.5000                         .1500
            8.2700                         .0000
            6.6000                        1.6700

      2767532                              .2500
      116,000.00                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      2767539                              .2500
       95,900.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2767542                              .2500
      229,600.00                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      2767543                              .2500
      192,350.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2767545                              .2500
      230,400.00                           .0800
            8.7500                         .0000
            8.5000                         .1500
            8.2700                         .0000
            6.6000                        1.6700

      2767554                              .2500
      200,000.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700
1



      2767555                              .2500
      216,000.00                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      2767927                              .2500
      125,000.00                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      2767931                              .2500
       66,300.00                           .0800
            9.0000                         .0000
            8.7500                         .1500
            8.5200                         .0000
            6.6000                        1.9200

      2767932                              .2500
      226,550.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2767937                              .2500
       86,400.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2767939                              .2500
      100,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2767940                              .2500
       95,900.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2767949                              .2500
      227,000.00                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450
1



      2767956                              .2500
       35,900.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2767959                              .2500
      132,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2767962                              .2500
      304,000.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2767963                              .2500
       77,850.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2767964                              .2500
       77,850.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2767967                              .2500
      181,600.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2767971                              .2500
      217,600.00                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      2767972                              .2500
      234,400.00                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450
1



      2767977                              .2500
       39,850.00                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      2768856                              .2500
      110,000.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2768866                              .2500
      117,000.00                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      2768876                              .2500
      151,850.00                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      2768879                              .2500
      111,250.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2768883                              .2500
       89,600.00                           .0800
            8.7500                         .0000
            8.5000                         .1500
            8.2700                         .0000
            6.6000                        1.6700

      2768892                              .2500
       75,000.00                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      2768894                              .2500
       90,400.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200
1



      2768902                              .2500
      182,550.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2768906                              .2500
      185,500.00                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      2768910                              .2500
      106,550.00                           .0800
            7.1250                         .0000
            6.8750                         .1500
            6.6450                         .0000
            6.6000                         .0450

      2769638                              .2500
      186,400.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2769650                              .2500
      177,600.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2769660                              .2500
      111,600.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2769663                              .2500
       75,500.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2769670                              .2500
       54,900.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200
1



      2769678                              .2500
      137,600.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2769679                              .2500
      195,000.00                           .0800
            8.8750                         .0000
            8.6250                         .1500
            8.3950                         .0000
            6.6000                        1.7950

      2769686                              .2500
      135,000.00                           .0800
            9.0000                         .0000
            8.7500                         .1500
            8.5200                         .0000
            6.6000                        1.9200

      2769699                              .2500
      163,600.00                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      2769703                              .2500
      125,900.00                           .0800
            9.0000                         .0000
            8.7500                         .1500
            8.5200                         .0000
            6.6000                        1.9200

      2769704                              .2500
      116,550.00                           .0800
            8.7500                         .0000
            8.5000                         .1500
            8.2700                         .0000
            6.6000                        1.6700

      2769733                              .2500
      216,000.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2770366                              .2500
       62,800.00                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700
1



      2770368                              .2500
       62,800.00                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700

      2770369                              .2500
       62,800.00                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700

      2770371                              .2500
       62,800.00                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700

      2770373                              .2500
       82,000.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2770377                              .2500
      172,250.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2770378                              .2500
      180,000.00                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      2770383                              .2500
      211,875.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2770417                              .2500
      228,000.00                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450
1



      2770432                              .2500
      216,000.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2770519                              .2500
      183,750.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2771133                              .2500
      170,000.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2771167                              .2500
       88,650.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2771185                              .2500
       74,700.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2771189                              .2500
      141,600.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2771194                              .2500
      187,900.00                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      2771201                              .2500
      165,000.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950
1



      2771211                              .2500
      198,750.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2771213                              .2500
       36,000.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2771214                              .2500
       96,000.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2771220                              .2500
      191,150.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2771223                              .2500
       77,300.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      2771224                              .2500
       92,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2771225                              .2500
       92,000.00                           .0800
            8.6250                         .0000
            8.3750                         .1500
            8.1450                         .0000
            6.6000                        1.5450

      2771805                              .2500
       91,900.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200
1



      2771823                              .2500
      194,900.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2772794                              .2500
      209,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2773737                              .2500
       99,000.00                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700

      2773738                              .2500
      108,000.00                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700

      2774962                              .2500
       87,900.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

  TOTAL NUMBER OF LOANS:     1859
  TOTAL BALANCE........:        192,405,752.03


1

  RUN ON     : 04/29/99            RFC DISCLOSURE SYSTEM      RFFSDFIX-01
  AT         : 14.10.39            INITIAL SECURITY FEES      AMORTIZED BALANCE
  SERIES     : 1999-QS5 CONFORMIN   FIXED SUMMARY REPORT      CUTOFF : 04/01/99
  POOL       : 0004372
             :
             :
  POOL STATUS: F

                                   WEIGHTED AVERAGES      FROM         TO
  -----------------------------------------------------------------------
  CURR NOTE RATE                        7.9651            6.6250      9.7500
  RFC NET RATE                          7.7151            6.3750      9.5000
  NET MTG RATE(INVSTR RATE)             7.4862            6.1950      9.2700
  POST STRIP RATE                       6.5969            6.1950      6.6000
  SUB SERV FEE                           .2500             .2500       .2500
  MSTR SERV FEE                          .0789             .0300       .0800
  ALL EXP                                .0000             .0000       .0000
  MISC EXP                               .1500             .1500       .1500
  SPREAD                                 .0000             .0000       .0000
  STRIP                                  .8893             .0000      2.6700







  TOTAL NUMBER OF LOANS:  1859
  TOTAL BALANCE........:     192,405,752.03


                             ***************************
                             *      END OF REPORT      *
                             ***************************

1

  RUN ON     : 04/29/99           RFC DISCLOSURE SYSTEM       RFFSD177-01
  AT         : 14.46.26          FIXED RATE LOAN LISTING      AMORTIZED BALANCE
  SERIES     : 1999-QS5 NON-CO                                CUTOFF : 04/01/99
  POOL       : 0004373
             :
             :
  POOL STATUS: F

  RFC LOAN #     S/S CODE          PMT TYPE      ORIGINAL BAL     LOAN FEATURE
                                   ORIG TERM     PRINCIPAL BAL    # OF UNITS
  ADDRESS                          ORIG RATE     ORIGINAL P+I     LTV
  ADDRESS LINE 2                   CURR NET      CURRENT P+I      VALUE
  CITY           STATE  ZIP        LOAN PURP     NOTE DATE        MI CO CODE
  SERVICER LOAN #                  PROP TYPE     1ST PMT DATE     MI CVG
  SELLER LOAN #                    OCCP CODE     MATURITY DATE
  INVESTOR LOAN #
  ______________________________________________________________________________


    1717574          661/661             F          335,000.00         ZZ
                                         360        324,036.21          1
    2 PIGEON HILL ROAD                 7.500          2,342.37        100
                                       7.250          2,342.37      335,000.00
    PARSIPPANY TWP   NJ   07950          5            02/05/98         93
    3241643                              05           04/01/98         30
    3241643                              O            03/01/28
    0


    1843158          909/G02             F          264,000.00         ZZ
                                         360        263,189.04          1
    26031 SALINGER LANE                7.375          1,823.38         80
                                       7.125          1,823.38      330,000.00
    STEVENSON RANCH  CA   91381          5            11/10/98         00
    0431115013                           03           01/01/99          0
    0321534                              O            12/01/28
    0


    1848457          808/G02             F          328,000.00         ZZ
                                         360        327,300.66          1
    4916 ILLINOIS AVENUE               7.750          2,349.84         80
                                       7.500          2,349.84      410,000.00
    FAIR OAKS        CA   95628          5            12/14/98         00
    0431263433                           05           02/01/99          0
    9203278                              O            01/01/29
    0


    1849715          K08/G02             F          460,000.00         ZZ
                                         360        458,873.43          1
    1840 WARREN WAGON ROAD             8.500          3,537.00         69
                                       8.250          3,537.00      670,000.00
    MC CALL          ID   83638          5            11/20/98         00
    0411131196                           05           01/01/99          0
1


    411131196                            O            12/01/28
    0


    1854586          N50/N50             F          388,000.00         ZZ
                                         360        388,000.00          1
    7153 NIUMALU LOOP                  7.875          2,813.27         80
                                       7.625          2,813.27      485,000.00
    HONOLULU         HI   96825          5            03/10/99         00
    1                                    05           05/01/99          0
    1                                    O            04/01/29
    0


    1856678          526/526             F          416,800.00         ZZ
                                         360        415,194.64          1
    1 TAMARADE DRIVE                   7.375          2,878.73         82
                                       7.125          2,878.73      510,000.00
    LITTLETON        CO   80127          1            10/29/98         01
    0340686                              05           12/01/98         25
    0340686                              O            11/01/28
    0


    1861833          J95/J95             F          380,000.00         ZZ
                                         360        379,036.75          1
    7501 NORTH VIA DE LOS LIBROS       6.875          2,496.33         80
                                       6.625          2,496.33      475,000.00
    SCOTTSDALE       AZ   85258          1            12/02/98         00
    0013532874                           03           02/01/99          0
    0013532874                           N            01/01/29
    0


    1865239          526/526             F          300,000.00         ZZ
                                         360        298,844.50          1
    11919 SHANKLIN ST.                 7.375          2,072.03         56
                                       7.125          2,072.03      540,000.00
    BAKERSFIELD      CA   93312          1            11/04/98         10
    323384                               03           12/01/98         25
    323384                               O            11/01/28
    0


    1865484          526/526             F          323,000.00         ZZ
                                         360        322,258.12          1
    19535 EAST VIA DEL ORO             7.375          2,230.88         95
                                       7.125          2,230.88      340,000.00
    QUEEN CREEK      AZ   85242          1            12/17/98         12
    355237                               05           02/01/99         30
    355237                               O            01/01/29
    0


1


    1866195          976/976             F          432,000.00         ZZ
                                         360        431,107.16          1
    863 WEST QUARTER DRIVE             7.750          3,094.91         80
                                       7.500          3,094.91      540,000.00
    EAGLE            ID   83616          2            01/05/99         00
    5319882                              05           03/01/99          0
    5319882                              O            02/01/29
    0


    1866216          976/976             F          465,000.00         ZZ
                                         360        464,009.04          1
    ANTIGUA DRIVE                      7.750          3,331.32         52
                                       7.500          3,331.32      900,000.00
    QUEENSBURY       NY   12845          5            12/17/98         00
    5352562                              05           02/01/99          0
    5352562                              O            01/01/29
    0


    1866267          976/976             F          584,000.00         ZZ
                                         360        582,244.54          1
    7096 CAMINITO VALVERDE             7.125          3,934.52         80
                                       6.875          3,934.52      730,000.00
    LA JOLLA         CA   92037          1            12/18/98         00
    5405099                              03           02/01/99          0
    5405099                              O            01/01/29
    0


    1866313          976/976             F          592,000.00         ZZ
                                         360        590,706.39          1
    6500 SPY GLASS DRIVE               7.625          4,190.14         80
                                       7.375          4,190.14      740,000.00
    SAN ANGELO       TX   76904          2            12/22/98         00
    5429943                              05           02/01/99          0
    5429943                              O            01/01/29
    0


    1867585          976/976             F          450,000.00         ZZ
                                         360        449,088.10          1
    4 TOWER DRIVE                      8.000          3,301.95         75
                                       7.750          3,301.95      600,000.00
    DOVER            MA   02030          5            12/15/98         00
    5575224                              05           02/01/99          0
    5575224                              O            01/01/29
    0


    1868471          L98/G02             F          520,000.00         ZZ
                                         360        519,642.14          2
    2315 LILOA RISE                    7.875          3,770.36         75
                                       7.625          3,770.36      694,000.00
1


    HONOLULU         HI   96822          5            02/11/99         00
    0431235134                           05           04/01/99          0
    98HI1474                             O            03/01/29
    0


    1868707          405/405             F          440,000.00         ZZ
                                         360        438,262.89          1
    4827 GENTRY AVENUE                 7.250          3,001.58         77
                                       7.000          3,001.58      575,000.00
    LOS ANGELES      CA   91607          5            10/21/98         00
    15498355                             05           12/01/98          0
    15498355                             O            11/01/28
    0


    1868825          405/405             F          479,000.00         ZZ
                                         360        477,061.83          1
    224 24TH ST                        7.125          3,227.12         38
                                       6.875          3,227.12    1,275,000.00
    SANTA MONICA     CA   90402          2            10/05/98         00
    15562721                             05           12/01/98          0
    15562721                             O            11/01/28
    0


    1868875          405/405             F          427,000.00         ZZ
                                         360        426,019.23          1
    29450 CHOKE CHERRY LANE            7.375          2,949.19         74
                                       7.125          2,949.19      581,000.00
    STEAMBOAT SPRIN  CO   80477          5            12/14/98         00
    15616675                             05           02/01/99          0
    15616675                             O            01/01/29
    0


    1869073          405/405             F          450,000.00         ZZ
                                         360        446,719.48          1
    901 GALINDO COURT                  7.125          3,031.73         66
                                       6.875          3,031.73      685,000.00
    MILPITAS         CA   95035          5            09/23/98         00
    10458610                             05           11/01/98          0
    10458610                             O            10/01/28
    0


    1869080          405/405             F          432,000.00         ZZ
                                         360        429,964.26          1
    9401 FAIRPINE LANE                 7.375          2,983.72         80
                                       7.125          2,983.72      540,000.00
    GREAT FALLS      VA   22066          5            09/14/98         00
    15471253                             05           11/01/98          0
    15471253                             O            10/01/28
    0
1




    1869130          E84/G02             F          400,000.00         ZZ
                                         360        398,986.06          1
    4310 WEST RIDGE DRIVE              6.875          2,627.72         80
                                       6.625          2,627.72      500,000.00
    HOOD RIVER       OR   97031          1            12/11/98         00
    0431267053                           05           02/01/99          0
    41982687                             O            01/01/29
    0


    1869400          429/429             F          430,000.00         ZZ
                                         360        428,982.09          1
    6250 N LAWNDALE LANE               8.125          3,192.74         65
                                       7.875          3,192.74      665,000.00
    MAPLE GROVE      MN   55369          5            12/24/98         00
    65823150                             05           02/01/99          0
    65823150                             O            01/01/29
    0


    1869421          549/549             F          436,000.00         ZZ
                                         360        435,070.85          1
    482 BELOIT AVE                     7.750          3,123.56         80
                                       7.500          3,123.56      545,000.00
    KENSINGTON       CA   94708          1            12/14/98         00
    65921062                             05           02/01/99          0
    65921062                             O            01/01/29
    0


    1869473          549/549             F          422,625.00         ZZ
                                         360        422,011.28          1
    16401 PEACOCK LANE                 7.625          2,991.32         75
                                       7.375          2,991.32      565,000.00
    LOS GATOS        CA   95032          1            01/04/99         00
    66378958                             05           03/01/99          0
    66378958                             O            02/01/29
    0


    1869488          549/549             F          450,000.00         ZZ
                                         360        439,251.60          1
    3463 BUMANN ROAD                   7.375          3,108.04         59
                                       7.125          3,108.04      775,000.00
    ENCINITAS        CA   92024          1            01/06/99         00
    66662176                             05           03/01/99          0
    66662176                             O            02/01/29
    0


    1870365          L03/G02             F          264,000.00         ZZ
                                         360        263,818.31          1
1


    6333 NORTH SCOTTSDALE ROAD, #5     7.875          1,914.19         80
                                       7.625          1,914.19      330,000.00
    SCOTTSDALE       AZ   85250          1            02/18/99         00
    0431246883                           01           04/01/99          0
    98007956                             O            03/01/29
    0


    1870763          E22/G02             F          550,000.00         ZZ
                                         360        548,827.90          1
    346R PARMELEE HILL ROAD            7.750          3,940.27         67
                                       7.500          3,940.27      825,000.00
    DURHAM           CT   06422          1            12/23/98         00
    0411153307                           05           02/01/99          0
    411153307                            O            01/01/29
    0


    1871081          638/G02             F          424,000.00         ZZ
                                         360        422,625.23          1
    700 SMITH ROAD                     7.250          2,892.43         80
                                       7.000          2,892.43      530,000.00
    WATSONVILLE      CA   95076          1            12/17/98         00
    0431188515                           05           02/01/99          0
    08837567                             O            01/01/29
    0


    1871172          K08/G02             F          492,000.00         ZZ
                                         360        491,303.26          1
    738 MOUNTAIN BOULEVARD             7.750          3,524.75         80
                                       7.500          3,524.75      615,000.00
    OAKLAND          CA   94611          1            01/12/99         00
    0411217052                           05           03/01/99          0
    411217052                            O            02/01/29
    0


    1871181          K08/G02             F          500,000.00         ZZ
                                         360        499,284.73          1
    416 WEST LAS PALMAS DRIVE          7.875          3,625.35         78
                                       7.625          3,625.35      649,000.00
    FULLERTON        CA   92835          1            01/14/99         00
    0411248933                           05           03/01/99          0
    411248933                            O            02/01/29
    0


    1871234          F03/G02             F          302,000.00         ZZ
                                         360        301,770.20          1
    9 TIMBERLINE                       7.375          2,085.84         78
                                       7.125          2,085.84      390,000.00
    IRVINE           CA   92604          5            02/03/99         00
    0431244227                           03           04/01/99          0
1


    LAG11572                             O            03/01/29
    0


    1872163          163/G02             F          600,000.00         ZZ
                                         360        598,226.82          1
    140 STILSON HILL ROAD              8.250          4,507.60         60
                                       8.000          4,507.60    1,000,000.00
    NEW MILFORD      CT   06776          1            11/20/98         00
    0431243203                           05           01/01/99          0
    3216505044                           O            12/01/28
    0


    1872188          B75/G02             F          531,000.00         ZZ
                                         360        530,634.57          1
    20 DAVIDSON ROAD                   7.875          3,850.12         60
                                       7.625          3,850.12      885,000.00
    WEST CHESTER     PA   19382          5            02/03/99         00
    0431254853                           05           04/01/99          0
    6401616                              O            03/01/29
    0


    1872420          227/G02             F          475,000.00         ZZ
                                         360        470,864.61          3
    82 MONTGOMERY STREET               7.500          3,321.30         59
                                       7.250          3,321.30      806,000.00
    BOSTON           MA   02116          5            06/12/98         00
    0431194802                           05           08/01/98          0
    1763195                              O            07/01/28
    0


    1872516          664/G02             F          485,000.00         ZZ
                                         360        484,346.97          1
    3829 WESTFALL DRIVE                8.000          3,558.76         78
                                       7.750          3,558.76      628,000.00
    ENCINO AREA      CA   91436          5            01/04/99         00
    0431246206                           05           03/01/99          0
    2901676                              O            02/01/29
    0


    1872562          K08/G02             F          440,000.00         ZZ
                                         360        439,392.39          1
    2666 COUNTRY LANE                  7.875          3,190.31         77
                                       7.625          3,190.31      575,000.00
    WESTLAKE VILLAG  CA   91361          5            01/13/99         00
    0411229503                           03           03/01/99          0
    411229503                            O            02/01/29
    0


1


    1872565          K08/G02             F          430,000.00         ZZ
                                         360        429,375.58          3
    1354-1356 42ND AVENUE              7.625          3,043.51         67
                                       7.375          3,043.51      650,000.00
    SAN FRANCISCO    CA   94122          5            01/14/99         00
    0411235989                           05           03/01/99          0
    411235989                            O            02/01/29
    0


    1872764          405/405             F          515,000.00         ZZ
                                         360        512,950.94          1
    27067 SEA VISTA DRIVE              6.875          3,383.19         55
                                       6.625          3,383.19      950,000.00
    MALIBU           CA   90265          2            11/05/98         00
    0015508609                           05           01/01/99          0
    0015508609                           O            12/01/28
    0


    1872830          K08/G02             F          496,000.00         ZZ
                                         360        495,297.60          1
    11260 NW 6TH STREET                7.750          3,553.40         80
                                       7.500          3,553.40      620,000.00
    PLANTATION       FL   33325          1            01/15/99         00
    0411246606                           05           03/01/99          0
    411246606                            O            02/01/29
    0


    1873176          K08/G02             F          350,000.00         ZZ
                                         360        349,552.11          1
    16 BRUNS ROAD                      8.250          2,629.43         74
                                       8.000          2,629.43      475,000.00
    OCEAN            NJ   07712          1            01/04/99         00
    0411186992                           03           03/01/99          0
    411186992                            O            02/01/29
    0


    1873192          K08/G02             F          436,000.00         ZZ
                                         360        435,317.70          1
    11562 SPRUCE RUN DRIVE             7.250          2,974.29         80
                                       7.000          2,974.29      545,000.00
    SAN DIEGO        CA   92131          1            01/11/99         00
    0411222797                           03           03/01/99          0
    411222797                            O            02/01/29
    0


    1873528          L86/G02             F          373,600.00         ZZ
                                         360        373,257.17          1
    80 ARROYO VENADA                   7.250          2,548.61         80
                                       7.000          2,548.61      467,000.00
1


    PLACITAS         NM   87043          5            02/24/99         00
    0431243583                           05           04/01/99          0
    0000                                 O            03/01/29
    0


    1873533          A33/G02             F          293,000.00         ZZ
                                         360        293,000.00          1
    510 S HUGHES                       7.875          2,124.45         80
                                       7.625          2,124.45      370,000.00
    HOWELL           MI   48843          5            03/09/99         00
    0431257666                           05           05/01/99          0
    015065802                            O            04/01/29
    0


    1874136          K08/G02             F          593,000.00         ZZ
                                         360        592,025.02          1
    1534 RUHLAND AVENUE                7.000          3,945.24         69
                                       6.750          3,945.24      865,000.00
    MANHATTAN BEACH  CA   90266          5            01/21/99         00
    0411231137                           05           03/01/99          0
    411231137                            O            02/01/29
    0


    1874359          H37/G02             F          300,000.00         ZZ
                                         360        299,793.54          1
    19066 S E CORAL REEF LANE          7.875          2,175.21         80
                                       7.625          2,175.21      375,000.00
    JUPITER          FL   33458          5            02/12/99         00
    0431243005                           05           04/01/99          0
    800252                               O            03/01/29
    0


    1874467          375/G02             F          270,000.00         T
                                         360        268,461.41          1
    376 AGATAM AVENUE                  7.125          1,819.04         50
                                       6.875          1,819.04      540,000.00
    TAHOE VISTA      CA   96148          5            08/14/98         00
    0431201060                           05           10/01/98          0
    0047151394                           O            09/01/28
    0


    1874505          K08/G02             F          455,000.00         ZZ
                                         360        454,371.68          1
    6190 CONTRA COSTA ROAD             7.875          3,299.07         65
                                       7.625          3,299.07      700,000.00
    OAKLAND          CA   94618          5            01/14/99         00
    0411223696                           05           03/01/99          0
    411223696                            O            02/01/29
    0
1




    1874671          369/G02             F          496,000.00         ZZ
                                         360        495,086.99          1
    541 TRINIDAD LANE                  7.500          3,468.11         80
                                       7.250          3,468.11      620,000.00
    FOSTER CITY      CA   94404          1            12/29/98         00
    0431216472                           03           03/01/99          0
    0071048037                           O            02/01/29
    0


    1876016          M29/G02             F          440,000.00         ZZ
                                         360        439,697.19          1
    309 JERSEY ST                      7.875          3,190.31         80
                                       7.625          3,190.31      550,000.00
    DENVER           CO   80220          5            02/17/99         00
    0431237130                           05           04/01/99          0
    0338680                              O            03/01/29
    0


    1877072          B75/G02             F          425,000.00         ZZ
                                         360        424,367.21          2
    59-076 PUULA ROAD                  7.500          2,971.66         70
                                       7.250          2,971.66      610,000.00
    HALEIWA          HI   96712          5            01/08/99         00
    0431218676                           05           03/01/99          0
    6346233                              O            02/01/29
    0


    1877332          N75/G02             F          312,000.00         ZZ
                                         360        312,000.00          1
    1480 MAGNOLIA DRIVE                7.750          2,235.21         70
                                       7.500          2,235.21      451,500.00
    SANTA PAULA      CA   93060          5            03/08/99         00
    0431266154                           05           05/01/99          0
    345264                               O            04/01/29
    0


    1878062          H11/G02             F          428,000.00         ZZ
                                         360        428,000.00          1
    3204 Q STREET N.W.                 8.125          3,177.89         80
                                       7.875          3,177.89      535,000.00
    WASHINGTON       DC   20007          5            02/26/99         00
    0431259431                           07           05/01/99          0
    9800568                              O            04/01/29
    0


    1878165          964/G02             F          504,200.00         ZZ
                                         360        503,503.75          1
1


    501 LAKESHORE BOULEVARD #31        7.875          3,655.80         78
                                       7.625          3,655.80      650,000.00
    INCLINE VIIIAGE  NV   89450          2            01/26/99         00
    0431227495                           01           03/01/99          0
    39517                                O            02/01/29
    0


    1878490          N17/G02             F          600,000.00         ZZ
                                         360        599,576.53          1
    225 GOLDEN BEACH DRIVE             7.750          4,298.47         80
                                       7.500          4,298.47      750,000.00
    GOLDEN BEACH     FL   33160          1            02/22/99         00
    0431231851                           05           04/01/99          0
    1878490                              O            03/01/29
    0


    1878503          573/G02             F          453,750.00         ZZ
                                         360        453,057.34          1
    2202 KINGBRIDGE COURT              7.375          3,133.94         75
                                       7.125          3,133.94      605,000.00
    SAN DIMAS        CA   91773          1            01/27/99         00
    0431267137                           05           03/01/99          0
    142173                               O            02/01/29
    0


    1879187          K08/G02             F          431,250.00         ZZ
                                         360        430,929.95          1
    15914 OVERVIEW ROAD                7.500          3,015.36         75
                                       7.250          3,015.36      575,000.00
    POWAY            CA   92064          5            02/03/99         00
    0411252372                           05           04/01/99          0
    411252372                            O            03/01/29
    0


    1879301          638/G02             F          277,000.00         ZZ
                                         360        276,196.54          1
    2015 LIBERTY WAY                   6.875          1,819.69         75
                                       6.625          1,819.69      369,800.00
    SAN LEANDRO      CA   94579          1            01/29/99         00
    0431217355                           03           03/01/99          0
    08847161                             N            02/01/29
    0


    1879302          L38/G02             F          265,100.00         ZZ
                                         360        264,903.26          1
    41 PEOPLES LINE ROAD               7.500          1,853.62         80
                                       7.250          1,853.62      333,223.00
    FRANKLIN         NJ   08873          1            02/25/99         00
    0431246149                           05           04/01/99          0
1


    004110000000471                      O            03/01/29
    0


    1879694          560/560             F          500,000.00         T
                                         360        498,775.45          1
    120 OFFERSON ROAD R-131            8.500          3,844.57         80
                                       8.250          3,844.57      629,000.00
    BEAVER CREEK     CO   81620          1            11/06/98         00
    164134108                            01           01/01/99          0
    164134108                            O            12/01/28
    0


    1879773          560/560             F          440,000.00         ZZ
                                         360        439,085.59          1
    7636 NW BLUE POINTE LANE           7.875          3,190.31         80
                                       7.625          3,190.31      550,000.00
    PORTLAND         OR   97229          5            12/23/98         00
    165608704                            05           02/01/99          0
    165608704                            O            01/01/29
    0


    1880173          560/560             F          432,966.00         ZZ
                                         360        431,054.91          1
    3371 KAHAWALU DR.                  6.750          2,808.21         60
                                       6.500          2,808.21      723,000.00
    HONOLULU         HI   96817          2            01/20/99         00
    499616308                            05           02/01/99          0
    499616308                            O            01/01/29
    0


    1880627          G41/G02             F          318,000.00         ZZ
                                         360        318,000.00          1
    220 KANE DRIVE                     8.000          2,333.37         75
                                       7.750          2,333.37      425,000.00
    HOLLISTER        CA   95023          5            03/08/99         00
    0431260017                           05           05/01/99          0
    61106351                             O            04/01/29
    0


    1880673          074/074             F          438,750.00         ZZ
                                         360        437,860.90          3
    83-36 TALBOT STREET                8.000          3,219.40         90
                                       7.750          3,219.40      487,500.00
    KEW GARDENS      NY   11415          1            12/22/98         14
    1111252349                           05           02/01/99         25
    1111252349                           O            01/01/29
    0


1


    1880675          074/074             F          503,900.00         ZZ
                                         360        502,463.58          1
    61 707 PAPAILOA ROAD               7.750          3,610.00         70
                                       7.500          3,610.00      725,000.00
    HALEIWA          HI   96772          5            11/20/98         00
    1113104965                           05           01/01/99          0
    1113104965                           O            12/01/28
    0


    1880678          074/074             F          420,000.00         ZZ
                                         360        419,231.26          1
    422 EAST 72ND STREET               8.500          3,229.44         70
    NO. 29C                            8.250          3,229.44      600,000.00
    NEW YORK         NY   10021          1            12/30/98         00
    1115713421                           06           02/01/99          0
    1115713421                           N            01/01/29
    0


    1880718          074/074             F          581,250.00         ZZ
                                         360        580,467.38          1
    3100 N OCEAN BLVD UNIT 2410        8.000          4,265.01         75
                                       7.750          4,265.01      775,000.00
    FORT LAUDERDALE  FL   33308          1            01/08/99         00
    1589278166                           06           03/01/99          0
    1589278166                           O            02/01/29
    0


    1880720          074/074             F          650,000.00         ZZ
                                         360        648,663.08          1
    2189 FERN DELL PLACE               8.000          4,769.47         69
                                       7.750          4,769.47      950,000.00
    LOS ANGELES      CA   90068          5            01/13/99         00
    1596115547                           05           03/01/99          0
    1596115547                           O            02/01/29
    0


    1880959          800/G02             F          251,000.00         ZZ
                                         360        251,000.00          1
    2 PINEDALE ROAD                    8.375          1,907.78         90
                                       8.125          1,907.78      279,000.00
    ROSLINDALE       MA   02131          1            03/08/99         01
    0431252493                           05           05/01/99         25
    990150                               N            04/01/29
    0


    1881339          637/G02             F          480,000.00         ZZ
                                         360        478,924.61          1
    PIKE STREET                        7.500          3,356.23         37
                                       7.250          3,356.23    1,300,000.00
1


    ALPINE           NJ   07620          2            12/24/98         00
    0431225564                           05           02/01/99          0
    0011470424                           O            01/01/29
    0


    1881552          B75/G02             F          428,000.00         ZZ
                                         360        427,438.16          1
    20617 121ST AVENUE SOUTHEAST       8.125          3,177.89         80
                                       7.875          3,177.89      535,000.00
    SNOHOMISH        WA   98296          5            01/20/99         00
    0431221217                           03           03/01/99          0
    6300180                              O            02/01/29
    0


    1881901          K08/G02             F          464,000.00         ZZ
                                         360        463,359.26          1
    5307 STONE FALLS LANE              7.875          3,364.32         80
                                       7.625          3,364.32      580,000.00
    DALLAS           TX   75287          1            02/10/99         00
    0411253222                           03           03/01/99          0
    411253222                            O            02/01/29
    0


    1882120          559/G02             F          261,600.00         ZZ
                                         360        261,005.76          1
    1413 MARIA ELENA DRIVE             8.125          1,942.38         80
                                       7.875          1,942.38      327,000.00
    LAS VEGAS        NV   89104          5            01/28/99         00
    0431246230                           05           03/01/99          0
    5574579                              O            02/01/29
    0


    1882199          638/G02             F          500,000.00         ZZ
                                         360        499,638.11          1
    640 JUNIPERO SERRA BOULEVARD       7.625          3,538.97         67
                                       7.375          3,538.97      750,000.00
    SAN FRANCISCO    CA   94127          2            02/02/99         00
    0431223403                           05           04/01/99          0
    08851476                             O            03/01/29
    0


    1882279          H19/G02             F          425,000.00         ZZ
                                         360        425,000.00          1
    3829 CADELLA CIRCLE                7.875          3,081.55         66
                                       7.625          3,081.55      650,000.00
    NAPERVILLE       IL   60564          5            03/13/99         00
    0431277771                           05           05/01/99          0
    2119279                              O            04/01/29
    0
1




    1882462          L94/G02             F          774,000.00         ZZ
                                         360        774,000.00          1
    1507 EAST TOMAHAWK DRIVE           7.875          5,612.04         58
                                       7.625          5,612.04    1,342,000.00
    SALT LAKE CITY   UT   84103          5            03/02/99         00
    0431244268                           05           05/01/99          0
    1882462                              O            04/01/29
    0


    1882600          E97/G02             F          265,000.00         ZZ
                                         360        265,000.00          1
    9035 JANUARY PLACE                 7.125          1,785.35         58
                                       6.875          1,785.35      457,000.00
    SAN DIEGO        CA   92122          5            03/16/99         00
    0431269745                           03           05/01/99          0
    0000                                 O            04/01/29
    0


    1882686          G15/G02             F          285,000.00         ZZ
                                         360        281,534.31          1
    34 WILLIAMSBURG DRIVE              7.625          2,017.22         75
                                       7.375          2,017.22      380,000.00
    ORANGE           CT   06477          5            09/18/98         00
    0431264779                           05           11/01/98          0
    40020928                             O            10/01/28
    0


    1883228          N12/G02             F          273,000.00         ZZ
                                         360        272,776.22          1
    24627 RIVER ROAD                   7.000          1,816.28         75
                                       6.750          1,816.28      365,000.00
    BARRINGTON       IL   60010          5            02/04/99         00
    0431243328                           05           04/01/99          0
    0000                                 O            03/01/29
    0


    1883274          K08/G02             F          650,000.00         ZZ
                                         360        649,595.99          4
    122 PROSPECT PARK WEST             8.375          4,940.47         85
                                       8.125          4,940.47      770,000.00
    BROOKLYN         NY   11215          1            02/12/99         04
    0411185663                           07           04/01/99         12
    411185663                            O            03/01/29
    0


    1883357          B75/G02             F          292,500.00         ZZ
                                         360        291,892.13          1
1


    5816 S BLACKSTONE AVE              7.875          2,120.83         75
    #2                                 7.625          2,120.83      390,000.00
    CHICAGO          IL   60615          1            12/31/98         00
    0431241504                           01           02/01/99          0
    1461391                              O            01/01/29
    0


    1883378          A35/A35             F          480,000.00         ZZ
                                         360        479,677.93          2
    1048 85TH STREET                   8.000          3,522.07         80
                                       7.750          3,522.07      600,000.00
    BROOKLYN         NY   11234          1            02/09/99         00
    0000                                 05           04/01/99          0
    0000                                 O            03/01/29
    0


    1883430          K08/G02             F          275,000.00         ZZ
                                         360        274,815.48          1
    8 SEAVIEW LANE                     8.000          2,017.85         69
                                       7.750          2,017.85      400,000.00
    PORT WASHINGTON  NY   11050          2            02/05/99         00
    0411204084                           05           04/01/99          0
    411204084                            O            03/01/29
    0


    1883915          638/G02             F          322,700.00         ZZ
                                         360        322,435.49          1
    2 KING EDWARD COURT                7.000          2,146.93         80
                                       6.750          2,146.93      403,480.00
    RANCHO MIRAGE    CA   92270          1            02/02/99         00
    0431231042                           03           04/01/99          0
    8850126                              O            03/01/29
    0


    1883940          L04/G02             F          448,000.00         ZZ
                                         360        448,000.00          1
    7556 S. BISCAY ST.                 8.375          3,405.12         70
                                       8.125          3,405.12      640,000.00
    AURORA           CO   80016          5            03/08/99         00
    0431249945                           05           05/01/99          0
    0000                                 O            04/01/29
    0


    1883947          L86/G02             F          900,000.00         ZZ
                                         360        900,000.00          1
    7783 TORREYSON DRIVE               8.375          6,840.65         53
                                       8.125          6,840.65    1,700,000.00
    LOS ANGELES      CA   90046          5            03/09/99         00
    0431264811                           05           05/01/99          0
1


    0000                                 O            04/01/29
    0


    1884051          K08/G02             F          588,500.00         ZZ
                                         360        588,074.06          1
    82 CHELSEA ROAD                    7.625          4,165.37         55
                                       7.375          4,165.37    1,070,000.00
    GARDEN CITY      NY   11530          5            02/05/99         00
    0411213531                           05           04/01/99          0
    411213531                            O            03/01/29
    0


    1884086          638/G02             F          356,000.00         ZZ
                                         360        355,729.12          1
    501 BLACKSTONE COURT               7.375          2,458.80         80
                                       7.125          2,458.80      445,000.00
    DANVILLE         CA   94506          2            02/03/99         00
    0431231836                           03           04/01/99          0
    08846108                             O            03/01/29
    0


    1884686          637/G02             F          497,000.00         ZZ
                                         360        495,719.17          1
    3567 WOODCLIFF ROAD                8.250          3,733.80         80
                                       8.000          3,733.80      628,000.00
    SHERMAN OAKS (A  CA   91403          1            11/10/98         00
    0431229350                           05           01/01/99          0
    0012828372                           O            12/01/28
    0


    1885317          A06/G02             F          310,000.00         ZZ
                                         360        310,000.00          1
    4747 WOODBINE CIRCLE               7.875          2,247.72         66
                                       7.625          2,247.72      475,000.00
    WEST BLOOMFIELD  MI   48323          5            03/10/99         00
    0431259340                           05           05/01/99          0
    001000009901576                      O            04/01/29
    0


    1885478          429/429             F          509,000.00         ZZ
                                         360        508,640.75          1
    1525 33RD STREET NW                7.750          3,646.54         68
                                       7.500          3,646.54      750,000.00
    WASHINGTON       DC   20007          2            02/04/99         00
    65736753                             07           04/01/99          0
    65736753                             O            03/01/29
    0


1


    1885488          549/549             F          975,000.00         ZZ
                                         360        967,281.72          1
    7619 GRANT LINE ROAD               7.750          6,985.02         65
                                       7.500          6,985.02    1,500,000.00
    ELK GROVE        CA   95624          1            02/08/99         00
    5000255801                           05           04/01/99          0
    5000255801                           O            03/01/29
    0


    1885532          B57/G02             F          327,250.00         ZZ
                                         360        327,024.79          1
    727 SOUTH BROADWAY                 7.875          2,372.79         85
    #B                                 7.625          2,372.79      385,000.00
    REDONDO BEACH    CA   90277          5            02/16/99         14
    0431245380                           01           04/01/99         12
    9910119                              O            03/01/29
    0


    1885725          L02/G02             F          368,000.00         ZZ
                                         360        367,733.65          1
    4705 ROLAND AVENUE                 7.625          2,604.68         80
                                       7.375          2,604.68      460,000.00
    BALTIMORE        MD   21210          5            02/23/99         00
    0431242767                           03           04/01/99          0
    982460                               O            03/01/29
    0


    1886348          B57/G02             F          612,500.00         ZZ
                                         360        612,045.44          1
    1707 VIEWMONT  DRIVE               7.500          4,282.69         56
                                       7.250          4,282.69    1,095,000.00
    LOS ANGELES      CA   90069          5            02/16/99         00
    0431241330                           05           04/01/99          0
    9821362                              O            03/01/29
    0


    1886435          L98/G02             F          379,500.00         ZZ
                                         360        379,500.00          1
    231 A NORTH KAINALU DR.            7.500          2,653.52         65
                                       7.250          2,653.52      585,000.00
    KAILUA           HI   96734          5            03/08/99         00
    0431250802                           05           05/01/99          0
    000000000                            O            04/01/29
    0


    1886628          K08/G02             F          360,000.00         ZZ
                                         360        359,770.44          1
    1952 WINESAP WAY                   8.250          2,704.56         66
                                       8.000          2,704.56      550,000.00
1


    VILLA HILLS      KY   41017          2            02/08/99         00
    0411263056                           05           04/01/99          0
    411263056                            O            03/01/29
    0


    1886699          624/G02             F          318,750.00         ZZ
                                         360        318,536.13          1
    #8 SHADOW WOOD LANE                8.000          2,338.87         75
                                       7.750          2,338.87      425,000.00
    SANDY            UT   84092          1            02/26/99         00
    0431246081                           03           04/01/99          0
    65500190596                          O            03/01/29
    0


    1886962          G41/G02             F          292,000.00         ZZ
                                         360        291,799.05          1
    8039 SEMINOLE STREET               7.875          2,117.20         80
                                       7.625          2,117.20      365,000.00
    PHILADELHIA      PA   19118          1            02/05/99         00
    0431244706                           05           04/01/99          0
    60001963                             O            03/01/29
    0


    1886970          G41/G02             F          388,000.00         ZZ
                                         360        387,732.98          1
    4023 COFFEY LANE                   7.875          2,813.27         80
                                       7.625          2,813.27      485,000.00
    SANTA ROSA       CA   95403          1            02/10/99         00
    0431244631                           05           04/01/99          0
    61105777                             O            03/01/29
    0


    1887282          637/G02             F          440,000.00         ZZ
                                         360        439,665.20          1
    8500 E PERKINSVILLE ROAD           7.375          3,038.97         80
                                       7.125          3,038.97      550,000.00
    CHINO VALLEY     AZ   86323          2            02/01/99         00
    0431243237                           05           04/01/99          0
    8840654                              O            03/01/29
    0


    1887402          420/G02             F          271,500.00         ZZ
                                         360        271,288.20          1
    1125 OLIVE HILL LANE               7.250          1,852.11         49
                                       7.000          1,852.11      565,000.00
    NAPA             CA   94558          5            02/01/99         00
    0431243831                           05           04/01/99          0
    0000403253                           O            03/01/29
    0
1




    1887434          536/536             F          396,000.00         ZZ
                                         360        395,706.11          1
    2458 WAIPUA STREET                 7.500          2,768.89         80
                                       7.250          2,768.89      495,000.00
    PAIA             HI   96779          2            02/11/99         00
    1219930                              05           04/01/99          0
    1219930                              O            03/01/29
    0


    1887534          573/G02             F          755,000.00         ZZ
                                         360        754,530.72          1
    445 NORTH VERDUGO AVENUE           8.375          5,738.55         40
                                       8.125          5,738.55    1,900,000.00
    GLENDORA         CA   91741          2            02/26/99         00
    0431247790                           03           04/01/99          0
    140526                               O            03/01/29
    0


    1887567          F61/G02             F          360,000.00         ZZ
                                         360        359,745.92          1
    2518 57TH AVENUE SOUTHWEST         7.750          2,579.08         80
                                       7.500          2,579.08      450,000.00
    SEATTLE          WA   98136          2            02/22/99         00
    0431265511                           05           04/01/99          0
    9901515                              O            03/01/29
    0


    1887719          948/G02             F          292,800.00         ZZ
                                         360        292,593.34          1
    17240 MOUNTAIN BLUEBIRD DRIVE      7.750          2,097.66         80
                                       7.500          2,097.66      366,000.00
    RENO             NV   89511          1            02/25/99         00
    0431250018                           03           04/01/99          0
    36084                                N            03/01/29
    0


    1887752          964/G02             F          384,000.00         ZZ
                                         360        383,742.34          1
    6 RAINER                           8.000          2,817.66         80
                                       7.750          2,817.66      480,000.00
    DOVE CANYON (AR  CA   92679          5            02/25/99         00
    0431244458                           03           04/01/99          0
    50799                                O            03/01/29
    0


    1887813          L38/G02             F          331,000.00         ZZ
                                         360        330,741.78          1
1


    50 PEOPLES LINE ROAD               7.250          2,258.01         80
                                       7.000          2,258.01      414,323.00
    FRANKLIN TWSP    NJ   08873          1            02/25/99         00
    0431248822                           05           04/01/99          0
    4110484                              O            03/01/29
    0


    1887823          E82/G02             F          431,500.00         ZZ
                                         360        431,500.00          1
    10549 17TH AVENUE                  7.875          3,128.67         62
                                       7.625          3,128.67      700,000.00
    LEMOORE          CA   93245          2            03/04/99         00
    0400176822                           05           05/01/99          0
    1589682                              O            04/01/29
    0


    1887883          201/G02             F          300,000.00         ZZ
                                         360        299,782.86          1
    130 BROWN THRASHER RUN             7.625          2,123.39         76
                                       7.375          2,123.39      395,000.00
    OXFORD           GA   30054          4            02/24/99         00
    0431248491                           05           04/01/99          0
    802098                               O            03/01/29
    0


    1887898          637/G02             F          382,350.00         ZZ
                                         360        382,086.86          1
    826 SOUTH 325 WEST                 7.875          2,772.31         85
                                       7.625          2,772.31      453,000.00
    OREM             UT   84058          5            02/16/99         01
    0431244425                           05           04/01/99         12
    0012445243                           O            03/01/29
    0


    1888007          731/G02             F          428,000.00         ZZ
                                         360        427,712.82          2
    806-808 SAN LUIS REY PLACE         8.000          3,140.51         80
                                       7.750          3,140.51      535,000.00
    SAN DIEGO        CA   92109          1            02/25/99         00
    0431246867                           05           04/01/99          0
    612513864                            O            03/01/29
    0


    1888069          731/G02             F          309,200.00         ZZ
                                         360        308,987.22          1
    1121 LAFOREST DRIVE SOUTHEAST      7.875          2,241.91         80
                                       7.625          2,241.91      386,500.00
    NORTH BEND       WA   98045          1            02/24/99         00
    0431249143                           03           04/01/99          0
1


    230237228                            O            03/01/29
    0


    1888196          637/G02             F          295,000.00         ZZ
                                         360        294,752.16          1
    9412 CORSICA DRIVE                 6.875          1,937.94         78
                                       6.625          1,937.94      380,000.00
    BETHESDA         MD   20814          2            02/25/99         00
    0431247444                           05           04/01/99          0
    0011278991                           O            03/01/29
    0


    1888406          964/G02             F          450,000.00         ZZ
                                         360        449,705.63          1
    5879 LA CUMBRE ROAD                8.125          3,341.24         75
                                       7.875          3,341.24      600,000.00
    SOMIS            CA   93066          5            02/23/99         00
    0431264969                           05           04/01/99          0
    51874                                O            03/01/29
    0


    1888414          J40/G02             F          292,500.00         ZZ
                                         360        292,293.55          1
    175 TANGLEWOOD COURT               7.750          2,095.51         74
                                       7.500          2,095.51      400,000.00
    CLARKESVILLE     GA   30523          2            02/23/99         00
    0431245174                           05           04/01/99          0
    7630469                              O            03/01/29
    0


    1888443          637/G02             F          299,000.00         ZZ
                                         360        298,799.37          1
    4802 SOUTH MOUNTAIN LANE           8.000          2,193.96         65
                                       7.750          2,193.96      460,000.00
    SALT LAKE CITY   UT   84124          1            02/11/99         00
    0431248780                           05           04/01/99          0
    0012448106                           N            03/01/29
    0


    1888669          638/G02             F          283,500.00         ZZ
                                         360        283,309.78          1
    412 HILL TOP CIRCLE                8.000          2,080.22         70
                                       7.750          2,080.22      405,000.00
    UWCHLAN TOWNSHI  PA   19343          5            02/19/99         00
    0431247386                           05           04/01/99          0
    08848471                             O            03/01/29
    0


1


    1888867          F27/F27             F          550,000.00         ZZ
                                         360        549,259.46          1
    8297 OXFORD WAY                    8.000          4,035.71         60
                                       7.750          4,035.71      925,000.00
    WARRENTON        VA   20186          1            01/04/99         00
    156325062                            05           03/01/99          0
    156325062                            O            02/01/29
    0


    1888889          561/561             F          288,000.00         ZZ
                                         360        288,000.00          1
    605 LIONS RIDGE ROAD               7.750          2,063.27         67
                                       7.500          2,063.27      435,000.00
    CARBONDALE       CO   81623          2            03/05/99         00
    9672429                              03           05/01/99          0
    9672429                              N            04/01/29
    0


    1889094          163/G02             F          261,100.00         ZZ
                                         360        260,915.72          1
    795 EAST 200 NORTH                 7.750          1,870.55         70
                                       7.500          1,870.55      373,000.00
    ALPINE           UT   84004          1            02/23/99         00
    0431249952                           05           04/01/99          0
    6516772701                           N            03/01/29
    0


    1889220          664/G02             F          352,500.00         ZZ
                                         360        352,211.05          1
    6527 MONERO DRIVE                  7.000          2,345.20         75
                                       6.750          2,345.20      470,000.00
    RANCHO PALOS VE  CA   90275          1            02/17/99         00
    0431255553                           05           04/01/99          0
    3019395                              O            03/01/29
    0


    1889347          526/526             F          630,250.00         ZZ
                                         360        628,872.82          1
    10575    SELKIRK LANE              7.625          4,460.87         55
                                       7.375          4,460.87    1,150,000.00
    LOS ANGELES      CA   90077          2            12/23/98         00
    340515                               05           02/01/99          0
    340515                               N            01/01/29
    0


    1889348          526/526             F          380,000.00         ZZ
                                         360        379,488.34          1
    18890    AFTON AVENUE              8.000          2,788.31         73
                                       7.750          2,788.31      525,000.00
1


    SARATOGA         CA   95070          5            01/28/99         00
    340542                               05           03/01/99          0
    340542                               O            02/01/29
    0


    1889379          526/526             F          608,800.00         ZZ
                                         360        607,915.94          1
    902 GOVERNORS BAY DIVE             7.625          4,309.05         80
                                       7.375          4,309.05      761,000.00
    REDWOOD CIT      CA   94065          5            01/08/99         00
    355269                               03           03/01/99          0
    355269                               O            02/01/29
    0


    1889395          526/526             F          436,000.00         ZZ
                                         360        435,397.93          1
    6215 EDNA ROAD                     7.875          3,161.30         80
                                       7.625          3,161.30      545,000.00
    SAN LUIS OBIS P  CA   93401          1            01/08/99         00
    356559                               07           03/01/99          0
    356559                               O            02/01/29
    0


    1889408          526/526             F          304,000.00         ZZ
                                         360        303,265.04          1
    22 BITTERSWEET DRIVE               7.250          2,073.82         95
                                       7.000          2,073.82      320,000.00
    BUTTE            MT   59701          1            01/08/99         11
    357318                               05           03/01/99         30
    357318                               O            02/01/29
    0


    1889448          526/526             F          476,000.00         ZZ
                                         360        475,325.93          1
    50       LARIAT LANE               7.750          3,410.12         80
                                       7.500          3,410.12      595,000.00
    GLENWOOD SPINGS  CO   81601          1            01/14/99         00
    358974                               03           03/01/99          0
    358974                               O            02/01/29
    0


    1889468          526/526             F          420,000.00         ZZ
                                         360        419,703.57          2
    41499 IVERSEN ROAD                 7.750          3,008.93         77
                                       7.500          3,008.93      550,000.00
    GUALALA          CA   95445          1            02/09/99         00
    359799                               05           04/01/99          0
    359799                               O            03/01/29
    0
1




    1889474          526/526             F          450,400.00         T
                                         360        449,793.56          1
    610 SOUTH WEST END STREET G301     8.000          3,304.88         64
                                       7.750          3,304.88      705,000.00
    ASPEN            CO   81611          5            01/28/99         00
    360130                               01           03/01/99          0
    360130                               O            02/01/29
    0


    1889503          526/526             F          400,000.00         T
                                         360        399,703.14          1
    432      SHADOW LANE               7.500          2,796.86         90
                                       7.250          2,796.86      445,000.00
    LAGUNA BEACH     CA   92651          2            01/26/99         12
    361479                               05           03/01/99         25
    361479                               O            02/01/29
    0


    1889537          526/526             F          275,500.00         ZZ
                                         360        275,310.40          1
    120 OFFERSON ROAD #5250            7.875          1,997.57         59
                                       7.625          1,997.57      469,000.00
    BEAVER CREEK     CO   81620          5            02/23/99         00
    362950                               01           04/01/99          0
    362950                               N            03/01/29
    0


    1889540          526/526             F          304,000.00         ZZ
                                         360        303,779.98          1
    264 NW PACIFIC GROVE DRIVE         7.625          2,151.69         80
                                       7.375          2,151.69      380,000.00
    BEAVERTON        OR   97006          5            02/16/99         00
    363277                               05           04/01/99          0
    363277                               O            03/01/29
    0


    1889801          E45/G02             F          305,000.00         ZZ
                                         360        304,737.41          1
    1030 RIDEN CUTOFF ROAD             6.750          1,978.22         77
                                       6.500          1,978.22      399,000.00
    MADISON          GA   30650          2            02/05/99         00
    0431261668                           05           04/01/99          0
    43321                                O            03/01/29
    0


    1889862          526/526             F          292,000.00         ZZ
                                         360        291,575.97          1
1


    11619 EAST CORTEZ DRIVE            7.625          2,066.76         80
                                       7.375          2,066.76      365,000.00
    SCOTTSDALE       AZ   85259          5            01/11/99         00
    358492                               05           03/01/99          0
    358492                               O            02/01/29
    0


    1889898          225/225             F          572,000.00         ZZ
                                         360        571,585.99          1
    28471 VIA PASITO                   7.625          4,048.59         80
                                       7.375          4,048.59      715,000.00
    SAN JUAN CAPIST  CA   92675          2            01/28/99         00
    7108791                              03           04/01/99          0
    7108791                              O            03/01/29
    0


    1890708          B76/G02             F          270,000.00         ZZ
                                         360        269,814.19          1
    6583 W BAYSHORE DR                 7.875          1,957.69         75
                                       7.625          1,957.69      360,000.00
    TRAVERSE CITY    MI   49684          2            01/29/99         00
    0431260868                           05           04/01/99          0
    000238731                            O            03/01/29
    0


    1890783          638/G02             F          268,000.00         ZZ
                                         240        267,461.67          1
    101 AVONBROOK ROAD                 6.625          2,017.91         80
                                       6.375          2,017.91      335,000.00
    PROVIDENCE TOWN  PA   19086          2            02/24/99         00
    0431252956                           05           04/01/99          0
    08849327                             O            03/01/19
    0


    1891010          K21/G02             F          275,200.00         ZZ
                                         360        275,200.00          1
    10775 FLAXTON STREET               7.375          1,900.74         80
                                       7.125          1,900.74      344,000.00
    CULVER CITY      CA   90230          1            03/19/99         00
    0431266279                           05           05/01/99          0
    9910896                              O            04/01/29
    0


    1891310          E82/G02             F          562,350.00         ZZ
                                         360        562,350.00          1
    928 RIVER BRIDGE TRAIL             7.625          3,980.28         74
                                       7.375          3,980.28      770,000.00
    SAUTEE           GA   30571          2            03/12/99         00
    0400182234                           05           05/01/99          0
1


    0400182234                           O            04/01/29
    0


    1891397          964/G02             F          264,000.00         ZZ
                                         360        264,000.00          1
    125 DE SOTO WAY                    7.875          1,914.18         80
                                       7.625          1,914.18      330,000.00
    SAN BRUNO        CA   94066          1            03/05/99         00
    0431252915                           05           05/01/99          0
    51639                                O            04/01/29
    0


    1891400          964/G02             F          406,000.00         ZZ
                                         360        406,000.00          1
    18152 EAST CHARTER ROAD            7.750          2,908.63         80
                                       7.500          2,908.63      507,500.00
    VILLA PARK       CA   92861          1            03/09/99         00
    0431252485                           05           05/01/99          0
    52997                                O            04/01/29
    0


    1891449          G52/G02             F          297,500.00         ZZ
                                         360        297,290.02          1
    319 HIOLANI STREET                 7.750          2,131.33         85
                                       7.500          2,131.33      350,000.00
    PUKALANI         HI   96768          5            02/24/99         10
    0431256114                           05           04/01/99         12
    92500085                             O            03/01/29
    0


    1891679          B57/G02             F          342,000.00         ZZ
                                         360        342,000.00          1
    400 SOUTH PARKWOOD AVENUE          8.125          2,539.35         95
                                       7.875          2,539.35      360,000.00
    PASADENA         CA   91107          2            03/01/99         11
    0431264357                           05           05/01/99         30
    9910215                              O            04/01/29
    0


    1892013          420/G02             F          360,000.00         ZZ
                                         360        359,752.25          1
    10849 BARRANCA DRIVE               7.875          2,610.25         80
                                       7.625          2,610.25      450,000.00
    CUPERTINO        CA   95014          1            02/05/99         00
    0431251867                           05           04/01/99          0
    0000396135                           O            03/01/29
    0


1


    1892083          638/G02             F          353,600.00         ZZ
                                         360        353,600.00          1
    11210 SANTA MONICA DRIVE NE        7.875          2,563.85         75
                                       7.625          2,563.85      471,500.00
    ALBUQUERQUE      NM   87122          1            03/10/99         00
    0431255843                           05           05/01/99          0
    08859327                             O            04/01/29
    0


    1892191          111/111             F          300,000.00         ZZ
                                         360        300,000.00          1
    1500 LA RIATA DRIVE                8.000          2,201.29         71
                                       7.750          2,201.29      425,000.00
    LA HABRA HEIGHT  CA   90631          2            03/05/99         00
    829878                               05           05/01/99          0
    829878                               O            04/01/29
    0


    1892321          685/G02             F          460,000.00         ZZ
                                         360        460,000.00          1
    20439 MIRANDA STREET               7.750          3,295.50         80
                                       7.500          3,295.50      576,000.00
    LOS ANGELES      CA   91367          5            03/01/99         00
    0431262260                           05           05/01/99          0
    117617                               O            04/01/29
    0


    1892555          E38/G02             F          390,000.00         ZZ
                                         360        390,000.00          1
    99-130 OHIAKEA STREET              8.000          2,861.68         75
                                       7.750          2,861.68      520,000.00
    AIEA             HI   96701          5            03/10/99         00
    0431258995                           05           05/01/99          0
    986172                               O            04/01/29
    0


    1892611          E82/G02             F          330,500.00         ZZ
                                         360        330,500.00          1
    227 WEST LAKE ROAD                 7.750          2,367.74         58
                                       7.500          2,367.74      575,000.00
    TUXEDO PARK      NY   10987          5            03/16/99         00
    0400181228                           05           05/01/99          0
    0400181228                           O            04/01/29
    0


    1892637          F60/G02             F          457,500.00         ZZ
                                         360        457,500.00          1
    1926 NAPOLEON AVENUE               8.125          3,396.92         75
                                       7.875          3,396.92      610,000.00
1


    NEW ORLEANS      LA   70115          5            03/17/99         00
    0431259506                           05           05/01/99          0
    444443                               O            04/01/29
    0


    1892650          637/G02             F          292,000.00         ZZ
                                         360        291,804.08          1
    830 EAST CONYON BREEZE LANE        8.000          2,142.59         80
                                       7.750          2,142.59      365,000.00
    DRAPER           UT   84020          5            03/01/99         00
    0431256585                           05           04/01/99          0
    0012451308                           O            03/01/29
    0


    1892702          638/G02             F          517,500.00         ZZ
                                         360        517,134.76          1
    2625 GRANDOAKS DRIVE               7.750          3,707.43         71
                                       7.500          3,707.43      735,000.00
    WESTLAKE VILLAG  CA   91361          5            02/22/99         00
    0431258359                           05           04/01/99          0
    08849318                             O            03/01/29
    0


    1892713          964/G02             F          330,000.00         ZZ
                                         360        330,000.00          1
    178 SYLVIA DRIVE                   8.375          2,508.24         80
                                       8.125          2,508.24      412,500.00
    GLEN ELLEN       CA   95442          1            03/09/99         00
    0431255447                           05           05/01/99          0
    51839                                O            04/01/29
    0


    1893040          B75/G02             F          404,000.00         ZZ
                                         360        403,728.92          1
    8 ROSE CLOVER                      8.000          2,964.41         80
                                       7.750          2,964.41      505,000.00
    LITTLETON        CO   80127          5            02/23/99         00
    0431258912                           05           04/01/99          0
    6398309                              O            03/01/29
    0


    1893070          638/G02             F          395,000.00         ZZ
                                         360        395,000.00          1
    3336 TRUMBULL STREET               8.500          3,037.21         80
                                       8.250          3,037.21      495,000.00
    SAN DIEGO        CA   92106          1            03/02/99         00
    0431261650                           05           05/01/99          0
    08856227                             O            04/01/29
    0
1




    1893513          F18/G02             F          520,000.00         ZZ
                                         360        520,000.00          1
    294 ALLAN LANE                     7.000          3,459.58         72
                                       6.750          3,459.58      725,000.00
    WATSONVILLE      CA   95076          2            03/16/99         00
    0431265933                           05           05/01/99          0
    00615                                O            04/01/29
    0


    1893565          J95/J95             F          360,000.00         ZZ
                                         360        359,697.55          1
    6837 PACIFIC LANE                  6.875          2,364.95         80
                                       6.625          2,364.95      450,000.00
    ANNANDALE        VA   22003          5            02/24/99         00
    0009708025                           05           04/01/99          0
    0009708025                           O            03/01/29
    0


    1893580          944/G02             F          373,600.00         ZZ
                                         360        373,600.00          1
    1103 JESSICA DRIVE                 7.375          2,580.36         80
                                       7.125          2,580.36      467,000.00
    LIVERMORE        CA   94550          1            03/22/99         00
    0431262310                           05           05/01/99          0
    990300151                            O            04/01/29
    0


    1893887          B75/G02             F          387,600.00         ZZ
                                         360        385,802.97          1
    1500 VIVIAN LANE                   7.375          2,677.06         95
                                       7.125          2,677.06      408,000.00
    NEWPORT BEACH    CA   92660          1            09/11/98         01
    0431266717                           05           11/01/98         30
    6038046                              O            10/01/28
    0


    1893974          J95/J95             F          388,000.00         ZZ
                                         360        387,674.03          1
    163 HUNTINGTON ROAD                6.875          2,548.89         80
                                       6.625          2,548.89      485,000.00
    ATLANTA          GA   30309          5            02/22/99         00
    0010195063                           05           04/01/99          0
    0010195063                           O            03/01/29
    0


    1894371          A39/G02             F          513,750.00         ZZ
                                         360        513,750.00          1
1


    918 PUESTA DEL SOL                 7.625          3,636.29         75
                                       7.375          3,636.29      685,000.00
    THOUSAND OAKS    CA   91360          5            03/12/99         00
    0431266741                           03           05/01/99          0
    9900066                              O            04/01/29
    0


    1894492          944/G02             F          333,600.00         ZZ
                                         360        333,600.00          1
    2676 RICHLAND AVENUE               7.875          2,418.83         80
                                       7.625          2,418.83      417,000.00
    SAN JOSE         CA   95125          1            03/23/99         00
    0431265461                           05           05/01/99          0
    17354                                O            04/01/29
    0


    1894551          B79/G02             F          476,000.00         ZZ
                                         360        476,000.00          1
    12117 GREENOCK LANE                8.125          3,534.29         80
                                       7.875          3,534.29      595,000.00
    LOS ANGELES      CA   90049          1            03/09/99         00
    0431262948                           05           05/01/99          0
    019883                               O            04/01/29
    0


    1894816          J95/J95             F          648,000.00         ZZ
                                         360        647,455.60          1
    8421 CRIMSON LEAF COURT            6.875          4,256.90         80
                                       6.625          4,256.90      810,000.00
    POTOMAC          MD   20854          5            02/26/99         00
    16605164                             03           04/01/99          0
    16605164                             O            03/01/29
    0


    1894985          637/G02             F          284,800.00         ZZ
                                         360        284,800.00          1
    15 PARKVIEW ST                     7.875          2,065.00         80
                                       7.625          2,065.00      356,000.00
    NEWTON           MA   02160          2            03/17/99         00
    0431266469                           05           05/01/99          0
    0011486792                           O            04/01/29
    0


    1895009          638/G02             F          296,000.00         ZZ
                                         360        296,000.00          1
    2881 SCOTTS RIGHT OF WAY           7.125          1,994.21         63
                                       6.875          1,994.21      475,000.00
    SABASTOPOL       CA   95472          5            03/15/99         00
    0431267269                           05           05/01/99          0
1


    8851201                              O            04/01/29
    0


    1895030          225/225             F          283,200.00         ZZ
                                         360        282,984.50          1
    4125 WOLF BERRY CT                 7.375          1,956.00         80
                                       7.125          1,956.00      354,000.00
    LAKE OSWEGO      OR   97035          5            02/23/99         00
    7110196                              05           04/01/99          0
    7110196                              O            03/01/29
    0


    1895371          J95/J95             F          307,500.00         ZZ
                                         360        307,241.66          1
    14841 EAST AVILA DRIVE             6.875          2,020.06         80
                                       6.625          2,020.06      388,000.00
    FOUNTAIN HILLS   AZ   85268          5            02/26/99         00
    14220594                             05           04/01/99          0
    14220594                             O            03/01/29
    0


    1895519          J95/J95             F          581,000.00         ZZ
                                         360        580,557.91          1
    360 WINESTONE COURT                7.375          4,012.82         75
                                       7.125          4,012.82      780,000.00
    WALNUT CREEK     CA   94598          5            02/19/99         00
    0013914841                           03           04/01/99          0
    0013914841                           O            03/01/29
    0


    1895660          637/G02             F          408,000.00         ZZ
                                         360        408,000.00          1
    11211 NORTH DELBERT ROAD           7.500          2,852.80         66
                                       7.250          2,852.80      625,000.00
    PARKER           CO   80134          2            03/03/99         00
    0431273705                           05           05/01/99          0
    0014953400                           O            04/01/29
    0


    1895827          549/549             F          877,500.00         ZZ
                                         360        875,852.32          1
    354 MIDDLE LINE HIGHWAY            8.375          6,669.63         55
                                       8.125          6,669.63    1,600,000.00
    WATERMILL        NY   11975          5            12/22/98         00
    66627109                             05           02/01/99          0
    66627109                             O            01/01/29
    0


1


    1895888          638/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
    1521 GREENFIELD AVENUE #303        8.125          2,969.99         79
                                       7.875          2,969.99      512,000.00
    LOS ANGELES      CA   90025          1            03/15/99         00
    0431273002                           01           05/01/99          0
    08865381                             O            04/01/29
    0


    1895979          J95/J95             F          617,200.00         ZZ
                                         360        616,159.97          1
    1609 MEETING HOUSE LANE            6.875          4,054.57         80
                                       6.625          4,054.57      775,000.00
    VIRGINIA BEACH   VA   23455          5            01/22/99         00
    0009675505                           03           03/01/99          0
    0009675505                           O            02/01/29
    0


    1896481          208/G02             F          320,000.00         ZZ
                                         360        320,000.00          1
    41 SANTA BARBARA DRIVE             7.375          2,210.16         80
                                       7.125          2,210.16      400,000.00
    SANTA FE         NM   87505          2            03/31/99         00
    0431274836                           05           05/01/99          0
    34640                                O            04/01/29
    0


    2727780          354/354             F          475,000.00         ZZ
                                         360        473,645.94          1
    366 BRIDLE LANE                    7.750          3,402.96         48
                                       7.500          3,402.96      990,000.00
    LAKE FOREST      IL   60045          1            11/30/98         00
    0022575492                           05           01/01/99          0
    0022575492                           O            12/01/28
    0


    2734821          286/286             F          426,000.00         ZZ
                                         360        425,021.54          1
    921 BRISTOL DR                     7.375          2,942.28         77
                                       7.125          2,942.28      556,000.00
    DEERFIELD        IL   60015          2            12/14/98         00
    0000995151                           05           02/01/99          0
    0000995151                           O            01/01/29
    0


    2734822          286/286             F          480,000.00         ZZ
                                         360        478,897.54          1
    820 ELDORADO AVE                   7.375          3,315.24         75
                                       7.125          3,315.24      640,000.00
1


    CLEARWATER       FL   33767          2            12/28/98         00
    0000999739                           05           02/01/99          0
    0000999739                           O            01/01/29
    0


    2734824          286/286             F          436,000.00         ZZ
                                         360        434,894.82          1
    1786 COLONY WAY                    6.875          2,864.21         80
                                       6.625          2,864.21      545,000.00
    GILROY           CA   95020          5            01/04/99         00
    0009399627                           05           02/01/99          0
    0009399627                           O            01/01/29
    0


    2734825          286/286             F          456,000.00         ZZ
                                         360        455,003.57          1
    11230 MAYFIELD RD.                 7.625          3,227.54         80
                                       7.375          3,227.54      570,000.00
    CHARDON          OH   44024          5            12/23/98         00
    0009430983                           05           02/01/99          0
    0009430983                           O            01/01/29
    0


    2736747          623/623             F          457,000.00         ZZ
                                         360        453,340.12          1
    1451 S LAKESHORE DRIVE             8.125          3,393.21         75
                                       7.875          3,393.21      610,000.00
    LAKE LEELANAU    MI   49653          5            10/30/98         00
    0934618                              05           01/01/99          0
    0934618                              O            12/01/28
    0


    2740904          354/354             F          487,500.00         ZZ
                                         360        486,826.80          1
    29521 CORAL ROAD                   7.875          3,534.72         68
                                       7.625          3,534.72      725,000.00
    BIG PINE KEY     FL   33043          5            01/27/99         00
    0027514629                           05           03/01/99          0
    0027514629                           O            02/01/29
    0


    2745993          549/549             F          421,875.00         ZZ
                                         360        421,306.97          1
    15846 NORTH CERRO ALTO DRIVE       8.000          3,095.57         75
                                       7.750          3,095.57      562,500.00
    FOUNTAIN HILLS   AZ   85268          1            01/22/99         00
    0065194918                           09           03/01/99          0
    0065194918                           O            02/01/29
    0
1




    2745998          549/549             F          600,000.00         ZZ
                                         360        599,171.45          1
    1740 CROCKETT LANE                 7.875          4,350.42         75
                                       7.625          4,350.42      800,000.00
    HILLSBOROUGH     CA   94010          1            01/06/99         00
    0065470940                           05           03/01/99          0
    0065470940                           O            02/01/29
    0


    2746034          549/549             F          485,000.00         ZZ
                                         360        484,330.25          1
    1199 WENTWORTH AVENUE              7.875          3,516.59         40
                                       7.625          3,516.59    1,235,000.00
    PASADENA         CA   91106          5            01/08/99         00
    0066147026                           05           03/01/99          0
    0066147026                           O            02/01/29
    0


    2746040          549/549             F          551,250.00         ZZ
                                         360        550,469.34          2
    2029 - 2033 KIRKHAM STREET         7.750          3,949.23         75
                                       7.500          3,949.23      735,000.00
    SAN FRANCISCO    CA   94122          2            01/19/99         00
    0066308372                           05           03/01/99          0
    0066308372                           O            02/01/29
    0


    2746067          549/549             F          514,650.00         ZZ
                                         360        513,902.66          1
    3906 VIA CANGREJO                  7.625          3,642.66         75
                                       7.375          3,642.66      686,500.00
    SAN DIEGO        CA   92130          1            01/07/99         00
    0066629152                           03           03/01/99          0
    0066629152                           O            02/01/29
    0


    2746084          549/549             F          423,750.00         ZZ
                                         360        423,179.44          1
    207 COLE STREET                    8.000          3,109.33         75
                                       7.750          3,109.33      565,000.00
    SAN FRANCISCO    CA   94117          1            01/28/99         00
    5000406644                           05           03/01/99          0
    5000406644                           O            02/01/29
    0


    2748077          K08/G02             F          431,800.00         ZZ
                                         360        431,487.48          1
1


    4044 MARIANNE DRIVE                7.625          3,056.25         85
                                       7.375          3,056.25      508,000.00
    LAFAYETTE        CA   94549          5            02/11/99         04
    0411208606                           05           04/01/99         25
    0411208606                           O            03/01/29
    0


    2748083          K08/G02             F          357,500.00         ZZ
                                         360        357,272.03          1
    PALMETTO DUNES BEACH,UNIT #3       8.250          2,685.78         65
                                       8.000          2,685.78      550,000.00
    HILTON HEAD ISL  SC   29928          5            02/16/99         00
    0411271083                           01           04/01/99          0
    0411271083                           O            03/01/29
    0


    2749243          K08/G02             F          320,000.00         ZZ
                                         360        319,750.37          1
    98 KUNKLE STREET                   7.250          2,182.96         80
                                       7.000          2,182.96      400,000.00
    OAKVIEW AREA     CA   93023          5            02/16/99         00
    0411280860                           05           04/01/99          0
    0411280860                           O            03/01/29
    0


    2749297          K08/G02             F          650,000.00         ZZ
                                         360        649,585.52          1
    101 SPINNAKER LANE                 8.250          4,883.23         75
                                       8.000          4,883.23      875,000.00
    JUPITER          FL   33477          5            02/19/99         00
    0411295025                           03           04/01/99          0
    0411295025                           O            03/01/29
    0


    2750080          K08/G02             F          428,000.00         ZZ
                                         360        427,712.82          1
    697 BIRDIE WAY                     8.000          3,140.51         80
                                       7.750          3,140.51      535,000.00
    INCLINE VILLAGE  NV   89451          1            02/21/99         00
    0411258411                           05           04/01/99          0
    0411258411                           O            03/01/29
    0


    2750081          K08/G02             F          416,000.00         ZZ
                                         360        415,713.71          1
    1905 WALNUT AVENUE                 7.875          3,016.29         80
                                       7.625          3,016.29      520,000.00
    MANHATTAN BEACH  CA   90266          1            02/15/99         00
    0411274830                           05           04/01/99          0
1


    0411274830                           O            03/01/29
    0


    2750106          K08/G02             F          612,000.00         ZZ
                                         360        611,609.75          1
    5055 SEACHASE WAY                  8.250          4,597.75         85
                                       8.000          4,597.75      720,000.00
    SAN DIEGO        CA   92130          1            02/15/99         11
    0411282932                           05           04/01/99         12
    0411282932                           O            03/01/29
    0


    2750961          623/623             F          444,550.00         ZZ
                                         360        443,626.14          1
    1003 MEDINAH COURT                 7.875          3,223.30         85
                                       7.625          3,223.30      523,000.00
    KENNESAW         GA   30152          5            12/31/98         10
    1213415                              05           02/01/99         12
    1213415                              O            01/01/29
    0


    2751904          K08/G02             F          377,000.00         ZZ
                                         360        376,740.55          1
    5709 BENT OAK PLACE                7.875          2,733.51         70
                                       7.625          2,733.51      545,000.00
    DALLAS           TX   75248          5            02/24/99         00
    0411290612                           05           04/01/99          0
    0411290612                           O            03/01/29
    0


    2751921          K08/G02             F          350,000.00         ZZ
                                         360        349,752.98          1
    2020 NORTH LAS PALMAS AVENUE       7.750          2,507.44         68
                                       7.500          2,507.44      520,000.00
    LOS ANGELES      CA   90068          5            02/12/99         00
    0411264005                           05           04/01/99          0
    0411264005                           O            03/01/29
    0


    2751933          K08/G02             F          272,000.00         ZZ
                                         360        271,835.23          1
    504 STANFORD FALLS COURT           8.500          2,091.44         80
                                       8.250          2,091.44      340,000.00
    CANTON           GA   30114          1            03/01/99         00
    0411308679                           03           04/01/99          0
    0411308679                           O            03/01/29
    0


1


    2751985          K08/G02             F          322,500.00         ZZ
                                         360        322,260.66          1
    2707 NORTHRUP TERRACE              7.500          2,254.97         75
                                       7.250          2,254.97      430,000.00
    ROCKVILLE        MD   20850          1            02/26/99         00
    0411284508                           05           04/01/99          0
    0411284508                           O            03/01/29
    0


    2752687          K08/G02             F          270,000.00         ZZ
                                         360        269,794.55          1
    8899 NELSON ROAD                   7.375          1,864.82         64
                                       7.125          1,864.82      425,000.00
    LONGMONT         CO   80503          5            02/25/99         00
    0411268162                           05           04/01/99          0
    0411268162                           O            03/01/29
    0


    2752727          K08/G02             F          621,000.00         ZZ
                                         360        620,614.01          1
    6432 CRABAPPLE                     8.375          4,720.05         66
                                       8.125          4,720.05      951,165.00
    TROY             MI   48098          1            03/02/99         00
    0411310295                           05           04/01/99          0
    0411310295                           O            03/01/29
    0


    2752730          K08/G02             F          271,050.00         ZZ
                                         360        270,863.47          1
    317 HARBORSIDE CIRCLE              7.875          1,965.30         80
                                       7.625          1,965.30      338,850.00
    KEMAH            TX   77565          1            02/25/99         00
    0411309164                           03           04/01/99          0
    0411309164                           O            03/01/29
    0


    2755417          K08/G02             F          285,800.00         ZZ
                                         360        285,598.28          1
    13730 SHENANDOAH ST                7.750          2,047.51         80
                                       7.500          2,047.51      357,342.00
    HAM LAKE         MN   55304          1            03/05/99         00
    0411290398                           05           04/01/99          0
    0411290398                           O            03/01/29
    0


    2755441          K08/G02             F          247,500.00         ZZ
                                         360        247,500.00          1
    324 GARDEN STREET                  8.375          1,881.18          9
                                       8.125          1,881.18    2,750,000.00
1


    HOBOKEN          NJ   07030          1            03/05/99         04
    0411292584                           05           05/01/99         25
    0411292584                           N            04/01/29
    0


    2755442          K08/G02             F          379,050.00         ZZ
                                         360        378,789.14          1
    5905 DAVENHILL COURT               7.875          2,748.38         80
                                       7.625          2,748.38      473,850.00
    PLANO            TX   75093          1            03/01/99         00
    0411244742                           03           04/01/99          0
    0411244742                           O            03/01/29
    0


    2756061          K08/G02             F          291,000.00         ZZ
                                         360        291,000.00          1
    5570 VIA BRAVO                     7.375          2,009.86         62
                                       7.125          2,009.86      475,000.00
    YORBA LINDA      CA   92887          2            02/25/99         00
    0411302797                           05           05/01/99          0
    0411302797                           O            04/01/29
    0


    2756862          K08/G02             F          259,000.00         ZZ
                                         360        259,000.00          1
    190 LOMA MAR AVENUE                9.125          2,107.31         70
                                       8.875          2,107.31      370,000.00
    LOMA MAR         CA   94020          1            03/05/99         00
    0411324684                           05           05/01/99          0
    0411324684                           N            04/01/29
    0


    2758167          K08/G02             F          345,000.00         ZZ
                                         360        345,000.00          1
    2267 WARMOUTH STREET               7.375          2,382.83         54
                                       7.125          2,382.83      650,000.00
    SAN PEDRO        CA   90731          5            03/04/99         00
    0411307077                           05           05/01/99          0
    0411307077                           O            04/01/29
    0


    2758175          K08/G02             F          278,000.00         ZZ
                                         360        278,000.00          1
    7169 NORTH BANK ROAD               8.000          2,039.87         80
                                       7.750          2,039.87      348,000.00
    ROSEBURG         OR   97470          5            03/03/99         00
    0411263023                           05           05/01/99          0
    0411263023                           O            04/01/29
    0
1




    2758179          K08/G02             F          280,000.00         ZZ
                                         360        280,000.00          1
    13176 BRIARWOOD STREET             7.375          1,933.89         79
                                       7.125          1,933.89      355,000.00
    CERRITOS         CA   90703          5            02/25/99         00
    0411304249                           05           05/01/99          0
    0411304249                           O            04/01/29
    0


    2758186          K08/G02             F          351,200.00         ZZ
                                         360        351,200.00          1
    12206 FIORI LANE                   7.500          2,455.64         80
                                       7.250          2,455.64      439,000.00
    SEBASTOPOL       CA   95472          1            03/01/99         00
    0411315054                           05           05/01/99          0
    0411315054                           O            04/01/29
    0


    2758751          K08/G02             F          480,000.00         ZZ
                                         360        480,000.00          1
    2511 SCHOOL STREET                 7.875          3,480.33         74
                                       7.625          3,480.33      651,500.00
    BALLARD          CA   93463          5            03/05/99         00
    0411307259                           05           05/01/99          0
    0411307259                           O            04/01/29
    0


    2758762          K08/G02             F          269,500.00         ZZ
                                         360        269,500.00          1
    6242 TEMPLE HILL DRIVE             8.250          2,024.66         55
    (HOLLYWOOD)                        8.000          2,024.66      490,000.00
    LOS ANGELES      CA   90068          5            03/04/99         00
    0411304132                           05           05/01/99          0
    0411304132                           N            04/01/29
    0


    2760958          623/G02             F          283,200.00         ZZ
                                         360        281,854.30          1
    3642 BUD WILLIAMS ROAD             7.250          1,931.92         80
                                       7.000          1,931.92      354,000.00
    JUSTIN           TX   76247          1            09/29/98         00
    0431255678                           05           11/01/98          0
    1133809                              O            10/01/28
    0


    2760960          623/G02             F          295,000.00         ZZ
                                         360        293,806.37          1
1


    72 POPLAR LANE                     7.125          1,987.47         71
                                       6.875          1,987.47      420,000.00
    PISGAH FOREST    NC   28768          5            10/20/98         00
    0431255918                           05           12/01/98          0
    1167595                              O            11/01/28
    0


    2760962          623/G02             F          331,000.00         ZZ
                                         360        329,816.70          1
    5250 MARLWOOD DRIVE                7.750          2,371.33         58
                                       7.500          2,371.33      575,000.00
    WEST BLOOMFIELD  MI   48323          2            11/16/98         00
    0431256478                           05           01/01/99          0
    1171671                              O            12/01/28
    0


    2760987          623/G02             F          360,000.00         ZZ
                                         360        359,739.44          1
    3153 GULLS WHARF DRIVE             7.625          2,548.06         47
                                       7.375          2,548.06      780,000.00
    GAINESVILLE      GA   30501          5            02/09/99         00
    0431257013                           05           04/01/99          0
    1212307                              O            03/01/29
    0


    2760993          623/G02             F          300,000.00         ZZ
                                         360        299,564.36          1
    9 SULLIVAN CIRCLE                  7.625          2,123.38         74
                                       7.375          2,123.38      408,000.00
    STONEHAM         MA   02180          5            01/27/99         00
    0431257229                           05           03/01/99          0
    1212926                              O            02/01/29
    0


    2761004          623/G02             F          322,000.00         ZZ
                                         360        321,766.94          1
    13902 WALNEY WAY                   7.625          2,279.10         79
                                       7.375          2,279.10      410,000.00
    CHANTILLY        VA   20151          2            02/04/99         00
    0431258441                           03           04/01/99          0
    1217959                              O            03/01/29
    0


    2761009          623/G02             F          279,000.00         ZZ
                                         360        278,812.80          1
    2300 WELCH ROAD                    8.000          2,047.20         75
                                       7.750          2,047.20      372,000.00
    WALLED LAKE      MI   48390          5            02/05/99         00
    0431251297                           05           04/01/99          0
1


    1219566                              O            03/01/29
    0


    2761017          623/G02             F          500,000.00         ZZ
                                         360        499,309.54          1
    44551 MONTCLAIRE COURT             7.875          3,625.35         42
                                       7.625          3,625.35    1,200,000.00
    FREMONT          CA   94539          5            01/12/99         00
    0431251594                           05           03/01/99          0
    6276529                              O            02/01/29
    0


    2761019          623/G02             F          336,000.00         ZZ
                                         360        335,162.02          1
    30548 CRESCENT MOON DRIVE          7.750          2,407.15         80
                                       7.500          2,407.15      420,000.00
    SAN DIEGO        CA   92082          5            12/15/98         00
    0431251685                           05           02/01/99          0
    6279030                              O            01/01/29
    0


    2761022          623/G02             F          272,000.00         ZZ
                                         360        271,633.77          1
    1300 NORTH INDIAN VALLEY WAY       8.000          1,995.84         67
                                       7.750          1,995.84      409,000.00
    FLAGSTAFF        AZ   86004          5            01/22/99         00
    0431251834                           05           03/01/99          0
    6283710                              O            02/01/29
    0


    2761034          623/G02             F          344,500.00         ZZ
                                         360        343,779.75          1
    3454 MCLAUGHLIN AVENUE             7.875          2,497.87         65
                                       7.625          2,497.87      530,000.00
    LOS ANGELES      CA   90066          5            12/29/98         00
    0431252774                           05           02/01/99          0
    6386883                              O            01/01/29
    0


    2761322          K08/G02             F          381,200.00         ZZ
                                         360        381,200.00          1
    5921 MASTERSON DRIVE               7.750          2,730.96         80
                                       7.500          2,730.96      476,515.00
    PLANO            TX   75093          1            03/04/99         00
    0411270184                           03           05/01/99          0
    0411270184                           O            04/01/29
    0


1


    2761325          K08/G02             F          395,250.00         ZZ
                                         360        395,004.33          1
    25593 CRESTFIELD DRIVE             8.375          3,004.19         80
                                       8.125          3,004.19      494,074.00
    CASTRO VALLEY    CA   94552          1            02/26/99         00
    0411295470                           03           04/01/99          0
    0411295470                           O            03/01/29
    0


    2762688          111/111             F          319,000.00         ZZ
                                         360        318,769.12          1
    2032 SCARLET OAK PLACE             7.625          2,257.86         58
                                       7.375          2,257.86      555,000.00
    DANVILLE         CA   94506          5            02/02/99         00
    828610                               09           04/01/99          0
    828610                               O            03/01/29
    0


    2762697          111/111             F          320,000.00         ZZ
                                         360        319,283.07          1
    2924 CAROB STREET                  7.500          2,237.49         58
                                       7.250          2,237.49      555,000.00
    NEWPORT BEACH    CA   92660          5            12/18/98         00
    821692                               09           02/01/99          0
    821692                               O            01/01/29
    0


    2763691          K08/G02             F          380,950.00         ZZ
                                         360        380,660.13          1
    640 COE AVENUE                     7.375          2,631.13         80
                                       7.125          2,631.13      476,244.00
    SAN JOSE         CA   95125          2            02/08/99         00
    0411228125                           05           04/01/99          0
    0411228125                           O            03/01/29
    0


    2763709          K08/G02             F          532,500.00         ZZ
                                         360        532,500.00          1
    434 B AVENUE                       7.750          3,814.90         75
                                       7.500          3,814.90      710,000.00
    CORONADO         CA   92118          5            03/10/99         00
    0411292428                           05           05/01/99          0
    0411292428                           O            04/01/29
    0


    2764696          K08/G02             F          312,000.00         ZZ
                                         360        312,000.00          1
    4717 153RD AVENUE SOUTHEAST        7.750          2,235.21         80
                                       7.500          2,235.21      390,000.00
1


    BELLEVUE         WA   98006          5            03/12/99         00
    0411331499                           05           05/01/99          0
    0411331499                           O            04/01/29
    0


    2764710          K08/G02             F          292,500.00         ZZ
                                         360        292,500.00          1
    23102 SOUTHEAST 222ND STREET       7.750          2,095.51         79
                                       7.500          2,095.51      372,000.00
    MAPLE VALLEY     WA   98038          5            03/15/99         00
    0411333362                           05           05/01/99          0
    0411333362                           O            04/01/29
    0


    2764733          K08/G02             F          329,000.00         ZZ
                                         360        329,000.00          1
    41 CAMINO DEL MEDIO                8.125          2,442.82         78
                                       7.875          2,442.82      426,000.00
    VADITO           NM   87579          5            03/15/99         00
    0411329618                           05           05/01/99          0
    0411329618                           O            04/01/29
    0


    2764741          K08/G02             F          448,500.00         T
                                         360        448,500.00          1
    1010 BIG PINE DRIVE                8.250          3,369.43         65
                                       8.000          3,369.43      690,000.00
    TAHOE CITY       CA   96145          5            03/12/99         00
    0411331556                           05           05/01/99          0
    0411331556                           O            04/01/29
    0


    2765336          K08/G02             F          360,000.00         ZZ
                                         360        360,000.00          1
    3399 SOUTHVIEW DRIVE               7.375          2,486.43         80
                                       7.125          2,486.43      450,000.00
    EUGENE           OR   97405          2            03/15/99         00
    0411303357                           03           05/01/99          0
    0411303357                           O            04/01/29
    0


    2765350          K08/G02             F          375,000.00         ZZ
                                         360        375,000.00          1
    2545 MAGNOLIA WAY                  7.875          2,719.01         75
                                       7.625          2,719.01      500,000.00
    MORGAN HILL      CA   95037          1            03/08/99         00
    0411320799                           03           05/01/99          0
    0411320799                           O            04/01/29
    0
1




    2765691          429/429             F          360,000.00         ZZ
                                         360        360,000.00          1
    1711 HOLICONG ROAD                 7.375          2,486.44         73
                                       7.125          2,486.44      495,000.00
    NEW HOPE         PA   18938          5            03/05/99         00
    5000038447                           05           05/01/99          0
    5000038447                           O            04/01/29
    0


    2765724          549/549             F          657,000.00         ZZ
                                         360        656,570.23          1
    2081 NORTH SAN MARCOS ROAD         8.125          4,878.21         66
                                       7.875          4,878.21    1,000,000.00
    SANTA BARBARA    CA   93111          5            02/04/99         00
    0065775139                           05           04/01/99          0
    0065775139                           O            03/01/29
    0


    2765748          549/549             F          404,000.00         ZZ
                                         360        403,707.59          1
    2670 LAKE RIDGE SHORES WEST        7.625          2,859.49         67
                                       7.375          2,859.49      604,000.00
    RENO             NV   89509          1            02/12/99         00
    5000047166                           03           04/01/99          0
    5000047166                           O            03/01/29
    0


    2765775          429/429             F          550,000.00         ZZ
                                         360        549,658.14          1
    12220 MACROSSIN LANE               8.375          4,180.40         66
                                       8.125          4,180.40      840,000.00
    POTOMAC          MD   20854          5            02/23/99         00
    0065734114                           05           04/01/99          0
    0065734114                           O            03/01/29
    0


    2767428          K08/G02             F          287,800.00         ZZ
                                         360        287,800.00          1
    17234 CLOUDCROFT DRIVE             8.250          2,162.15         77
                                       8.000          2,162.15      375,000.00
    POWAY            CA   92064          2            03/09/99         00
    0411265010                           05           05/01/99          0
    0411265010                           O            04/01/29
    0


    2767440          K08/G02             F          269,500.00         ZZ
                                         360        269,500.00          1
1


    380 IVANHOE STREET                 8.125          2,001.03         55
                                       7.875          2,001.03      490,000.00
    DENVER           CO   80220          5            03/18/99         00
    0411318579                           05           05/01/99          0
    0411318579                           O            04/01/29
    0


    2767512          K08/G02             F          517,600.00         ZZ
                                         360        517,600.00          1
    4110 118TH AVENUE NORTHEAST        8.000          3,797.97         80
                                       7.750          3,797.97      647,000.00
    KIRKLAND         WA   98033          5            03/18/99         00
    0411341696                           05           05/01/99          0
    0411341696                           O            04/01/29
    0


    2767523          K08/G02             F          308,000.00         ZZ
                                         360        308,000.00          1
    173 SILVER BEECH ROAD              7.625          2,180.00         80
                                       7.375          2,180.00      385,000.00
    SOUTHBURY        CT   06488          5            03/19/99         00
    0411307689                           05           05/01/99          0
    0411307689                           O            04/01/29
    0


    2767531          K08/G02             F          336,000.00         ZZ
                                         360        336,000.00          1
    5540 EDGEVIEW DRIVE                7.750          2,407.15         80
                                       7.500          2,407.15      420,000.00
    BYRON            CA   94514          1            03/12/99         00
    0411324783                           03           05/01/99          0
    0411324783                           O            04/01/29
    0


    2768851          K08/G02             F          314,400.00         ZZ
                                         360        314,400.00          1
    32 PRESCOTT PLACE                  8.000          2,306.96         80
                                       7.750          2,306.96      393,000.00
    OLD BETHPAGE     NY   11804          5            03/22/99         00
    0411323561                           05           05/01/99          0
    0411323561                           O            04/01/29
    0


    2768882          K08/G02             F          344,000.00         ZZ
                                         360        344,000.00          1
    18638 LAREDO ROAD                  7.625          2,434.81         80
                                       7.375          2,434.81      430,000.00
    CASTRO VALLEY    CA   94546          5            03/12/99         00
    0411327257                           05           05/01/99          0
1


    0411327257                           O            04/01/29
    0


    2770363          K08/G02             F          354,000.00         ZZ
                                         360        354,000.00          1
    2168 NORRIS ROAD                   7.875          2,566.75         79
                                       7.625          2,566.75      450,000.00
    WALNUT CREEK     CA   94596          2            03/24/99         00
    0411346000                           05           05/01/99          0
    0411346000                           O            04/01/29
    0


    2770393          K08/G02             F          371,250.00         ZZ
                                         360        371,250.00          1
    931 TIMBERLAKE DR                  8.000          2,724.10         55
                                       7.750          2,724.10      675,000.00
    BLOOMFIELD HILL  MI   48302          5            03/25/99         00
    0411357130                           05           05/01/99          0
    0411357130                           O            04/01/29
    0


    2770422          K08/G02             F          375,000.00         ZZ
                                         360        375,000.00          1
    0345 COUNTY ROAD 262               7.250          2,558.16         58
                                       7.000          2,558.16      650,000.00
    SILT             CO   81652          2            03/25/99         00
    0411334022                           05           05/01/99          0
    0411334022                           O            04/01/29
    0


    2771171          K08/G02             F          360,000.00         ZZ
                                         360        360,000.00          1
    106 CAMEROTA WAY                   8.250          2,704.56         80
                                       8.000          2,704.56      450,000.00
    REDWOOD CITY     CA   94065          5            03/24/99         00
    0411293442                           01           05/01/99          0
    0411293442                           O            04/01/29
    0


    2771172          K08/G02             F          300,800.00         ZZ
                                         360        300,800.00          1
    461 KINGS COURT                    8.125          2,233.43         80
                                       7.875          2,233.43      376,000.00
    CAMPBELL         CA   95008          5            03/24/99         00
    0411311426                           05           05/01/99          0
    0411311426                           O            04/01/29
    0


1


    2771207          K08/G02             F          370,400.00         ZZ
                                         360        370,400.00          1
    4107 PUNTA ALTA DRIVE              7.500          2,589.89         80
                                       7.250          2,589.89      463,000.00
    LOS ANGELES      CA   90008          5            03/25/99         00
    0411349012                           05           05/01/99          0
    0411349012                           O            04/01/29
    0


    2771255          K08/G02             F          313,000.00         ZZ
                                         360        313,000.00          1
    195 BUZZARD LAGOON ROAD            7.875          2,269.47         66
                                       7.625          2,269.47      475,000.00
    WATSONVILLE      CA   95076          5            03/16/99         00
    0411312903                           05           05/01/99          0
    0411312903                           N            04/01/29
    0


    2771799          K08/G02             F          260,000.00         ZZ
                                         360        260,000.00          1
    31842 PASEO LABRANZA               8.125          1,930.49         80
                                       7.875          1,930.49      325,000.00
    SAN JUAN CAPIST  CA   92675          2            03/25/99         00
    0411342611                           05           05/01/99          0
    0411342611                           N            04/01/29
    0

   TOTAL NUMBER OF LOANS   :        255

   TOTAL ORIGINAL BALANCE  :   103,755,116.00

   TOTAL PRINCIPAL BALANCE :   103,600,603.93

   TOTAL ORIGINAL P+I      :       742,976.70

   TOTAL CURRENT P+I       :       742,976.70


                             ***************************
                             *      END OF REPORT      *
                             ***************************
1

  RUN ON     : 04/29/99           RFC DISCLOSURE SYSTEM       RFFSDFIX-01
  AT         : 14.46.26           FIXED PASSTHRU REPORT       AMORTIZED BALANCE
  SERIES     : 1999-QS5 NON-CONF                              CUTOFF : 04/01/99
  POOL       : 0004373
             :
             :
  POOL STATUS: F

    RFC LOAN NUMBER                      SUB SERV FEE
    PRINCIPAL BALANCE                    MSTR SERV FEE
    CURR NOTE RATE                       ALL EXP
    RFC NET RATE                         MISC EXP
    NET MTG RATE(INVSTR RATE)            SPREAD
    POST STRIP RATE                      STRIP
  ---------------------------------------------------------------------

      1717574                              .2500
      324,036.21                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1843158                              .2500
      263,189.04                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      1848457                              .2500
      327,300.66                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1849715                              .2500
      458,873.43                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1854586                              .2500
      388,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1856678                              .2500
      415,194.64                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950
1



      1861833                              .2500
      379,036.75                           .0300
            6.8750                         .0000
            6.6250                         .1500
            6.4450                         .0000
            6.4450                         .0000

      1865239                              .2500
      298,844.50                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      1865484                              .2500
      322,258.12                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      1866195                              .2500
      431,107.16                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1866216                              .2500
      464,009.04                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1866267                              .2500
      582,244.54                           .0800
            7.1250                         .0000
            6.8750                         .1500
            6.6450                         .0000
            6.6000                         .0450

      1866313                              .2500
      590,706.39                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1867585                              .2500
      449,088.10                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200
1



      1868471                              .2500
      519,642.14                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1868707                              .2500
      438,262.89                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700

      1868825                              .2500
      477,061.83                           .0800
            7.1250                         .0000
            6.8750                         .1500
            6.6450                         .0000
            6.6000                         .0450

      1868875                              .2500
      426,019.23                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      1869073                              .2500
      446,719.48                           .0800
            7.1250                         .0000
            6.8750                         .1500
            6.6450                         .0000
            6.6000                         .0450

      1869080                              .2500
      429,964.26                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      1869130                              .2500
      398,986.06                           .0300
            6.8750                         .0000
            6.6250                         .1500
            6.4450                         .0000
            6.4450                         .0000

      1869400                              .2500
      428,982.09                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450
1



      1869421                              .2500
      435,070.85                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1869473                              .2500
      422,011.28                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1869488                              .2500
      439,251.60                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      1870365                              .2500
      263,818.31                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1870763                              .2500
      548,827.90                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1871081                              .2500
      422,625.23                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700

      1871172                              .2500
      491,303.26                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1871181                              .2500
      499,284.73                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950
1



      1871234                              .2500
      301,770.20                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      1872163                              .2500
      598,226.82                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1872188                              .2500
      530,634.57                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1872420                              .2500
      470,864.61                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1872516                              .2500
      484,346.97                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1872562                              .2500
      439,392.39                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1872565                              .2500
      429,375.58                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1872764                              .2500
      512,950.94                           .0300
            6.8750                         .0000
            6.6250                         .1500
            6.4450                         .0000
            6.4450                         .0000
1



      1872830                              .2500
      495,297.60                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1873176                              .2500
      349,552.11                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1873192                              .2500
      435,317.70                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700

      1873528                              .2500
      373,257.17                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700

      1873533                              .2500
      293,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1874136                              .2500
      592,025.02                           .0300
            7.0000                         .0000
            6.7500                         .1500
            6.5700                         .0000
            6.5700                         .0000

      1874359                              .2500
      299,793.54                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1874467                              .2500
      268,461.41                           .0800
            7.1250                         .0000
            6.8750                         .1500
            6.6450                         .0000
            6.6000                         .0450
1



      1874505                              .2500
      454,371.68                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1874671                              .2500
      495,086.99                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1876016                              .2500
      439,697.19                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1877072                              .2500
      424,367.21                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1877332                              .2500
      312,000.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1878062                              .2500
      428,000.00                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1878165                              .2500
      503,503.75                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1878490                              .2500
      599,576.53                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700
1



      1878503                              .2500
      453,057.34                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      1879187                              .2500
      430,929.95                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1879301                              .2500
      276,196.54                           .0300
            6.8750                         .0000
            6.6250                         .1500
            6.4450                         .0000
            6.4450                         .0000

      1879302                              .2500
      264,903.26                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1879694                              .2500
      498,775.45                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1879773                              .2500
      439,085.59                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1880173                              .2500
      431,054.91                           .0300
            6.7500                         .0000
            6.5000                         .1500
            6.3200                         .0000
            6.3200                         .0000

      1880627                              .2500
      318,000.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200
1



      1880673                              .2500
      437,860.90                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1880675                              .2500
      502,463.58                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1880678                              .2500
      419,231.26                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1880718                              .2500
      580,467.38                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1880720                              .2500
      648,663.08                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1880959                              .2500
      251,000.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1881339                              .2500
      478,924.61                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1881552                              .2500
      427,438.16                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450
1



      1881901                              .2500
      463,359.26                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1882120                              .2500
      261,005.76                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1882199                              .2500
      499,638.11                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1882279                              .2500
      425,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1882462                              .2500
      774,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1882600                              .2500
      265,000.00                           .0800
            7.1250                         .0000
            6.8750                         .1500
            6.6450                         .0000
            6.6000                         .0450

      1882686                              .2500
      281,534.31                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1883228                              .2500
      272,776.22                           .0300
            7.0000                         .0000
            6.7500                         .1500
            6.5700                         .0000
            6.5700                         .0000
1



      1883274                              .2500
      649,595.99                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1883357                              .2500
      291,892.13                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1883378                              .2500
      479,677.93                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1883430                              .2500
      274,815.48                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1883915                              .2500
      322,435.49                           .0300
            7.0000                         .0000
            6.7500                         .1500
            6.5700                         .0000
            6.5700                         .0000

      1883940                              .2500
      448,000.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1883947                              .2500
      900,000.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1884051                              .2500
      588,074.06                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450
1



      1884086                              .2500
      355,729.12                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      1884686                              .2500
      495,719.17                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1885317                              .2500
      310,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1885478                              .2500
      508,640.75                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1885488                              .2500
      967,281.72                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1885532                              .2500
      327,024.79                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1885725                              .2500
      367,733.65                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1886348                              .2500
      612,045.44                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200
1



      1886435                              .2500
      379,500.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1886628                              .2500
      359,770.44                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      1886699                              .2500
      318,536.13                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1886962                              .2500
      291,799.05                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1886970                              .2500
      387,732.98                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1887282                              .2500
      439,665.20                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      1887402                              .2500
      271,288.20                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700

      1887434                              .2500
      395,706.11                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200
1



      1887534                              .2500
      754,530.72                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1887567                              .2500
      359,745.92                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1887719                              .2500
      292,593.34                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1887752                              .2500
      383,742.34                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1887813                              .2500
      330,741.78                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700

      1887823                              .2500
      431,500.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1887883                              .2500
      299,782.86                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1887898                              .2500
      382,086.86                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950
1



      1888007                              .2500
      427,712.82                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1888069                              .2500
      308,987.22                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1888196                              .2500
      294,752.16                           .0300
            6.8750                         .0000
            6.6250                         .1500
            6.4450                         .0000
            6.4450                         .0000

      1888406                              .2500
      449,705.63                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1888414                              .2500
      292,293.55                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1888443                              .2500
      298,799.37                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1888669                              .2500
      283,309.78                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1888867                              .2500
      549,259.46                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200
1



      1888889                              .2500
      288,000.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1889094                              .2500
      260,915.72                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1889220                              .2500
      352,211.05                           .0300
            7.0000                         .0000
            6.7500                         .1500
            6.5700                         .0000
            6.5700                         .0000

      1889347                              .2500
      628,872.82                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1889348                              .2500
      379,488.34                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1889379                              .2500
      607,915.94                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1889395                              .2500
      435,397.93                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1889408                              .2500
      303,265.04                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700
1



      1889448                              .2500
      475,325.93                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1889468                              .2500
      419,703.57                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1889474                              .2500
      449,793.56                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1889503                              .2500
      399,703.14                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1889537                              .2500
      275,310.40                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1889540                              .2500
      303,779.98                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1889801                              .2500
      304,737.41                           .0300
            6.7500                         .0000
            6.5000                         .1500
            6.3200                         .0000
            6.3200                         .0000

      1889862                              .2500
      291,575.97                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450
1



      1889898                              .2500
      571,585.99                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1890708                              .2500
      269,814.19                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1890783                              .2500
      267,461.67                           .0300
            6.6250                         .0000
            6.3750                         .1500
            6.1950                         .0000
            6.1950                         .0000

      1891010                              .2500
      275,200.00                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      1891310                              .2500
      562,350.00                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1891397                              .2500
      264,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1891400                              .2500
      406,000.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1891449                              .2500
      297,290.02                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700
1



      1891679                              .2500
      342,000.00                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1892013                              .2500
      359,752.25                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1892083                              .2500
      353,600.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1892191                              .2500
      300,000.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1892321                              .2500
      460,000.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1892555                              .2500
      390,000.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1892611                              .2500
      330,500.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1892637                              .2500
      457,500.00                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450
1



      1892650                              .2500
      291,804.08                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1892702                              .2500
      517,134.76                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      1892713                              .2500
      330,000.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1893040                              .2500
      403,728.92                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      1893070                              .2500
      395,000.00                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200

      1893513                              .2500
      520,000.00                           .0300
            7.0000                         .0000
            6.7500                         .1500
            6.5700                         .0000
            6.5700                         .0000

      1893565                              .2500
      359,697.55                           .0300
            6.8750                         .0000
            6.6250                         .1500
            6.4450                         .0000
            6.4450                         .0000

      1893580                              .2500
      373,600.00                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950
1



      1893887                              .2500
      385,802.97                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      1893974                              .2500
      387,674.03                           .0300
            6.8750                         .0000
            6.6250                         .1500
            6.4450                         .0000
            6.4450                         .0000

      1894371                              .2500
      513,750.00                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      1894492                              .2500
      333,600.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1894551                              .2500
      476,000.00                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1894816                              .2500
      647,455.60                           .0300
            6.8750                         .0000
            6.6250                         .1500
            6.4450                         .0000
            6.4450                         .0000

      1894985                              .2500
      284,800.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      1895009                              .2500
      296,000.00                           .0800
            7.1250                         .0000
            6.8750                         .1500
            6.6450                         .0000
            6.6000                         .0450
1



      1895030                              .2500
      282,984.50                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      1895371                              .2500
      307,241.66                           .0300
            6.8750                         .0000
            6.6250                         .1500
            6.4450                         .0000
            6.4450                         .0000

      1895519                              .2500
      580,557.91                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      1895660                              .2500
      408,000.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      1895827                              .2500
      875,852.32                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      1895888                              .2500
      400,000.00                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      1895979                              .2500
      616,159.97                           .0300
            6.8750                         .0000
            6.6250                         .1500
            6.4450                         .0000
            6.4450                         .0000

      1896481                              .2500
      320,000.00                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950
1



      2727780                              .2500
      473,645.94                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2734821                              .2500
      425,021.54                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      2734822                              .2500
      478,897.54                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      2734824                              .2500
      434,894.82                           .0300
            6.8750                         .0000
            6.6250                         .1500
            6.4450                         .0000
            6.4450                         .0000

      2734825                              .2500
      455,003.57                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      2736747                              .2500
      453,340.12                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      2740904                              .2500
      486,826.80                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2745993                              .2500
      421,306.97                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200
1



      2745998                              .2500
      599,171.45                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2746034                              .2500
      484,330.25                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2746040                              .2500
      550,469.34                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2746067                              .2500
      513,902.66                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      2746084                              .2500
      423,179.44                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2748077                              .2500
      431,487.48                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      2748083                              .2500
      357,272.03                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2749243                              .2500
      319,750.37                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700
1



      2749297                              .2500
      649,585.52                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2750080                              .2500
      427,712.82                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2750081                              .2500
      415,713.71                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2750106                              .2500
      611,609.75                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2750961                              .2500
      443,626.14                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2751904                              .2500
      376,740.55                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2751921                              .2500
      349,752.98                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2751933                              .2500
      271,835.23                           .0800
            8.5000                         .0000
            8.2500                         .1500
            8.0200                         .0000
            6.6000                        1.4200
1



      2751985                              .2500
      322,260.66                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2752687                              .2500
      269,794.55                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      2752727                              .2500
      620,614.01                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2752730                              .2500
      270,863.47                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2755417                              .2500
      285,598.28                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2755441                              .2500
      247,500.00                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2755442                              .2500
      378,789.14                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2756061                              .2500
      291,000.00                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950
1



      2756862                              .2500
      259,000.00                           .0800
            9.1250                         .0000
            8.8750                         .1500
            8.6450                         .0000
            6.6000                        2.0450

      2758167                              .2500
      345,000.00                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      2758175                              .2500
      278,000.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2758179                              .2500
      280,000.00                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      2758186                              .2500
      351,200.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2758751                              .2500
      480,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2758762                              .2500
      269,500.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2760958                              .2500
      281,854.30                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700
1



      2760960                              .2500
      293,806.37                           .0800
            7.1250                         .0000
            6.8750                         .1500
            6.6450                         .0000
            6.6000                         .0450

      2760962                              .2500
      329,816.70                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2760987                              .2500
      359,739.44                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      2760993                              .2500
      299,564.36                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      2761004                              .2500
      321,766.94                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      2761009                              .2500
      278,812.80                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2761017                              .2500
      499,309.54                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2761019                              .2500
      335,162.02                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700
1



      2761022                              .2500
      271,633.77                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2761034                              .2500
      343,779.75                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2761322                              .2500
      381,200.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2761325                              .2500
      395,004.33                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2762688                              .2500
      318,769.12                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      2762697                              .2500
      319,283.07                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2763691                              .2500
      380,660.13                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      2763709                              .2500
      532,500.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700
1



      2764696                              .2500
      312,000.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2764710                              .2500
      292,500.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2764733                              .2500
      329,000.00                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      2764741                              .2500
      448,500.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2765336                              .2500
      360,000.00                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      2765350                              .2500
      375,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2765691                              .2500
      360,000.00                           .0800
            7.3750                         .0000
            7.1250                         .1500
            6.8950                         .0000
            6.6000                         .2950

      2765724                              .2500
      656,570.23                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450
1



      2765748                              .2500
      403,707.59                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      2765775                              .2500
      549,658.14                           .0800
            8.3750                         .0000
            8.1250                         .1500
            7.8950                         .0000
            6.6000                        1.2950

      2767428                              .2500
      287,800.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2767440                              .2500
      269,500.00                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      2767512                              .2500
      517,600.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2767523                              .2500
      308,000.00                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      2767531                              .2500
      336,000.00                           .0800
            7.7500                         .0000
            7.5000                         .1500
            7.2700                         .0000
            6.6000                         .6700

      2768851                              .2500
      314,400.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200
1



      2768882                              .2500
      344,000.00                           .0800
            7.6250                         .0000
            7.3750                         .1500
            7.1450                         .0000
            6.6000                         .5450

      2770363                              .2500
      354,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950

      2770393                              .2500
      371,250.00                           .0800
            8.0000                         .0000
            7.7500                         .1500
            7.5200                         .0000
            6.6000                         .9200

      2770422                              .2500
      375,000.00                           .0800
            7.2500                         .0000
            7.0000                         .1500
            6.7700                         .0000
            6.6000                         .1700

      2771171                              .2500
      360,000.00                           .0800
            8.2500                         .0000
            8.0000                         .1500
            7.7700                         .0000
            6.6000                        1.1700

      2771172                              .2500
      300,800.00                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

      2771207                              .2500
      370,400.00                           .0800
            7.5000                         .0000
            7.2500                         .1500
            7.0200                         .0000
            6.6000                         .4200

      2771255                              .2500
      313,000.00                           .0800
            7.8750                         .0000
            7.6250                         .1500
            7.3950                         .0000
            6.6000                         .7950
1



      2771799                              .2500
      260,000.00                           .0800
            8.1250                         .0000
            7.8750                         .1500
            7.6450                         .0000
            6.6000                        1.0450

  TOTAL NUMBER OF LOANS:      255
  TOTAL BALANCE........:        103,600,603.93


1

  RUN ON     : 04/29/99            RFC DISCLOSURE SYSTEM      RFFSDFIX-01
  AT         : 14.46.26            INITIAL SECURITY FEES      AMORTIZED BALANCE
  SERIES     : 1999-QS5 NON-CONF    FIXED SUMMARY REPORT      CUTOFF : 04/01/99
  POOL       : 0004373
             :
             :
  POOL STATUS: F

                                   WEIGHTED AVERAGES      FROM         TO
  -------------------------------------------------------------------------
  CURR NOTE RATE                        7.7384            6.6250      9.1250
  RFC NET RATE                          7.4884            6.3750      8.8750
  NET MTG RATE(INVSTR RATE)             7.2621            6.1950      8.6450
  POST STRIP RATE                       6.5895            6.1950      6.6000
  SUB SERV FEE                           .2500             .2500       .2500
  MSTR SERV FEE                          .0763             .0300       .0800
  ALL EXP                                .0000             .0000       .0000
  MISC EXP                               .1500             .1500       .1500
  SPREAD                                 .0000             .0000       .0000
  STRIP                                  .6726             .0000      2.0450







  TOTAL NUMBER OF LOANS:   255
  TOTAL BALANCE........:     103,600,603.93


                             ***************************
                             *      END OF REPORT      *
                             ***************************

                                  EXHIBIT G
                       FORM OF SELLER/SERVICER CONTRACT
      This Seller/Servicer Contract (as may be amended, supplemented or otherwise modified from time to time, this "Contract") is made this _________ day of _______, 19____, by and between Residential Funding Corporation, its successors and assigns ("Residential Funding") and _____________________ (the "Seller/Servicer," and, together with Residential Funding, the "parties" and each, individually, a "party").
      WHEREAS, the Seller/Servicer desires to sell Loans to, and/or service Loans for, Residential Funding, and Residential Funding desires to purchase Loans from the Seller/Servicer and/or have the Seller/Servicer service various of its Loans, pursuant to the terms of this Contract and the Residential Funding Seller and Servicer Guides incorporated herein by reference, as amended, supplemented or otherwise modified, from time to time (together, the "Guides").
      NOW, THEREFORE, in consideration of the premises, and the terms, conditions and agreements set forth below, the parties agree as follows:
1.    Incorporation of Guides by Reference.
      The Seller/Servicer acknowledges that it has received and read the Guides. All provisions of the Guides are incorporated by reference into and made a part of this Contract, and shall be binding upon the parties; provided, however, that the Seller/Servicer shall be entitled to sell Loans to and/or service Loans for Residential Funding only if and for so long as it shall have been authorized to do so by Residential Funding in writing. Specific reference in this Contract to particular provisions of the Guides and not to other provisions does not mean that those provisions of the Guides not specifically cited in this Contract are not applicable. All terms used herein shall have the same meanings as such terms have in the Guides, unless the context clearly requires otherwise. 2. Amendments.
      This Contract may not be amended or modified orally, and no provision of this Contract may be waived or amended except in writing signed by the party against whom enforcement is sought. Such a written waiver or amendment must expressly reference this Contract. However, by their terms, the Guides may be amended or supplemented by Residential Funding from time to time. Any such amendment(s) to the Guides shall be binding upon the parties hereto.
3.    Representations and Warranties.
            a.    Reciprocal Representations and Warranties.
      The Seller/Servicer and Residential Funding each represents and warrants to the other that as of the date of this Contract:

            (1) Each party is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, is qualified, if necessary, to do business and in good standing in each jurisdiction in which it is required to be so qualified, and has the requisite power and authority to enter into this Contract and all other agreements which are contemplated by this Contract and to carry out its obligations hereunder and under the Guides and under such other agreements.
            (2) This Contract has been duly authorized, executed and delivered by each party and constitutes a valid and legally binding agreement of each party enforceable in accordance with its terms.
            (3) There is no action, proceeding or investigation pending or threatened, and no basis therefor is known to either party, that could affect the validity or prospective validity of this Contract.
            (4) Insofar as its capacity to carry out any obligation under this Contract is concerned, neither party is in violation of any charter, articles of incorporation, bylaws, mortgage, indenture, indebtedness, agreement, instrument, judgment, decree, order, statute, rule or regulation and none of the foregoing adversely affects its capacity to fulfill any of its obligations under this Contract. Its execution of, and performance pursuant to, this Contract will not result in a violation of any of the foregoing.
            b. Seller/Servicer's Representations, Warranties and Covenants. In addition to the representations, warranties and covenants made by the Seller/Servicer pursuant to subparagraph (a) of this paragraph 3, the Seller/Servicer makes the representations, warranties and covenants set forth in the Guides and, upon request, agrees to deliver to Residential Funding the certified Resolution of Board of Directors which authorizes the execution and delivery of this Contract.
4.    Remedies of Residential Funding.
      If an Event of Seller Default or an Event of Servicer Default shall occur, Residential Funding may, at its option, exercise one or more of those remedies set forth in the Guides.
5.    Seller/Servicer's Status as Independent Contractor.
      At no time shall the Seller/Servicer represent that it is acting as an agent of Residential Funding. The Seller/Servicer shall, at all times, act as an independent contractor.
6.    Prior Agreements Superseded.
      This Contract restates, amends and supersedes any and all prior Seller Contracts or Servicer Contracts between the parties except that any subservicing agreement executed by the Seller/Servicer in connection with any loan-security exchange transaction shall not be affected.
7.    Assignment.
      This Contract may not be assigned or transferred, in whole or in part, by the Seller/Servicer without the prior written consent of Residential Funding. Residential Funding may sell, assign, convey, hypothecate, pledge or in any other way transfer, in whole or in part, without restriction, its rights under this Contract and the Guides with respect to any Commitment or Loan.
8.    Notices.
      All notices, requests, demands or other communications that are to be given under this Contract shall be in writing, addressed to the appropriate parties and sent by telefacsimile or by overnight courier or by United States mail, postage prepaid, to the addresses and telefacsimile numbers specified below. However, another name, address and/or telefacsimile number may be substituted by the Seller/Servicer pursuant to the requirements of this paragraph 8, or Residential Funding pursuant to an amendment to the Guides.
      If to Residential Funding, notices must be sent to the appropriate address or telefacsimile number specified in the Guides.
      If to the Seller/Servicer, notice must be sent to:
            =====================================
            Attention:...........................
            Telefacsimile Number:  (___) ___-____
9.    Jurisdiction and Venue.
      Each of the parties irrevocably submits to the jurisdiction of any state or federal court located in Hennepin County, Minnesota, over any action, suit or proceeding to enforce or defend any right under this Contract or otherwise arising from any loan sale or servicing relationship existing in connection with this Contract, and each of the parties irrevocably agrees that all claims in respect of any such action or proceeding may be heard or determined in such state or federal court. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding and any other substantive or procedural rights or remedies it may have with respect to the maintenance of any such action or proceeding in any such forum. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of the parties further agrees not to institute any legal actions or proceedings against the other party or any director, officer, employee, attorney, agent or property of the other party, arising out of or relating to this Contract in any court other than as hereinabove specified in this paragraph 9.

10.   Miscellaneous.
      This Contract, including all documents incorporated by reference herein, constitutes the entire understanding between the parties hereto and supersedes all other agreements, covenants, representations, warranties, understandings and communications between the parties, whether written or oral, with respect to the transactions contemplated by this Contract. All paragraph headings contained herein are for convenience only and shall not be construed as part of this Contract. Any provision of this Contract that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and, to this end, the provisions hereof are severable. This Contract shall be governed by, and construed and enforced in accordance with, applicable federal laws and the laws of the State of Minnesota.

      IN WITNESS WHEREOF, the duly authorized officers of the Seller/Servicer and Residential Funding have executed this Seller/Servicer Contract as of the date first above written.
ATTEST:                                   SELLER/SERVICE
[Corporate Seal]

                                          (Name of Seller/Servicer)

By:.....................................  By:..............................
(Signature)                               (Signature)
By:.....................................  By:..............................
(Typed Name)                              (Typed Name)
Title:..................................  Title:...........................






ATTEST:                                   RESIDENTIAL FUNDING CORPORATION
[Corporate Seal]

                                          (Name of Seller/Servicer)

By:.....................................  By:..............................
(Signature)                               (Signature)
By:.....................................  By:..............................
(Typed Name)                              (Typed Name)
Title:..................................  Title:...........................

                                  EXHIBIT H
                         FORMS OF REQUEST FOR RELEASE
DATE:
TO:
RE:   REQUEST FOR RELEASE OF DOCUMENTS
In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.
Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
Borrower Name(s):
Reason for Document Request:  (circle one) Mortgage Loan  Prepaid in Full
                                    Mortgage Loan Repurchased
"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."

 ....................................
Residential Funding Corporation
Authorized Signature


     TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

Enclosed Documents:
[ ] Promissory Note
[ ] Primary Insurance Policy
[ ] Mortgage  or  Deed  of  Trust
[ ] Assignment(s)  of  Mortgage  or  Deed of Trust
[ ] Title  Insurance  Policy
[ ] Other:


------------------------------
Name
------------------------------
Title
------------------------------

Date

                                 EXHIBIT I-1
                   FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
STATE OF          )
                  ) ss.:
COUNTY OF         )
      [NAME OF OFFICER], being first duly sworn, deposes and says:
            (1) That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Mortgage Asset-Backed Pass-Through Certificates, Series 1999-QS5, Class R (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of __________________] [the United States], on behalf of which he makes this affidavit and agreement.
            (2) That the Owner (i) is not and will not be a "disqualified organization" or an electing large partnership as of [date of transfer] within the meaning of Sections 860E(e)(5) and 775, respectively, of the Internal Revenue Code of 1986, as amended (the "Code") or an electing large partnership under Section 775(a) of the Code, (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (iii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means an electing large partnership under Section 775 of the Code, the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).
            (3) That the Owner is aware (i) of the tax that would be imposed on transfers of Class R Certificates to disqualified organizations or electing large partnerships, under the Code, that applies to all transfers of Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor (or, with respect to transfers to electing large partnerships, on each such partnership), or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent;
(iii) that the person (other than with respect to transfers to electing large partnerships) otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.
            (4) That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R Certificates if either the pass-through entity is an electing large partnership under Section 775 of the if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)
            (5) The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except in the case of a partnership, to the extent provided in Treasury regulations), or an estate that is described in Section 7701(a)(30)(D) of the Code, or a trust that is described in Section 7701(a)(30)(E) of the Code.
            (6) That the Owner is aware that the Trustee will not register the transfer of any Class R Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.
            (7) That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.
            (8) That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.
            (9) The Owner's Taxpayer  Identification  Number is  ______________.
            (10) This affidavit and agreement relates only to the Class R Certificates held by the Owner and not to any other holder of the Class R Certificates. The Owner understands that the liabilities described herein relate only to the Class R Certificates.
            (11) That no purpose of the Owner relating to the transfer of any of the Class R Certificates by the Owner is or will be to impede the assessment or collection of any tax.

                                   I-1-2

            (12) That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class R Certificate that the Owner intends to pay taxes associated with holding such Class R Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate.
            (13) That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.
            (14) The Purchaser is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an investment manager, named fiduciary or a trustee of any such plan, or any other Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan.


                                   I-1-3

      IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of _______________, 199__.

                                          [NAME OF OWNER]
                                          By:.................................
                                          [Name of Officer]
                                          [Title of Officer]
[Corporate Seal]
ATTEST:
----------------------------------------
[Assistant] Secretary
      Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.
      Subscribed and sworn before me this ____ day of ________________, 199__.
                                    ..........................................
                                    NOTARY PUBLIC


                                    COUNTY OF ................................
                                    STATE OF .................................
                                    My Commission expires the ____ day of
                                    _______________, 19__.

                                 EXHIBIT I-2
                        FORM OF TRANSFEROR CERTIFICATE
                                                __________________, 199_
Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437
Bankers Trust Company
Four Albany Street
New York, New York 10006
Attention: Residential Funding Corporation Series 1999-QS5

          Re: Mortgage Asset-Backed Pass-Through Certificates, Series 1999-QS5, Class R

Ladies and Gentlemen:

      This  letter  is  delivered  to you in  connection  with the  transfer  by
_______________________________            (the           "Seller")           to
_______________________________  (the  "Purchaser")  of  $_____________  Initial
Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 1999-QS5, Class R (the "Certificates"), pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of April 1, 1999 among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and Bankers Trust Company, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:
      1. No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.
      2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit I-1. The Seller does not know or believe that any representation contained therein is false.
      3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E- 1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class R Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.
      4. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.

                                          Very truly yours,
                                          (Seller)
                                          By:.................................
                                          Name:...............................
                                          Title:..............................


                                   I-2-2

                                 EXHIBIT J-1
                    FORM OF INVESTOR REPRESENTATION LETTER
                                          ________________ ____, 199__
Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437
Bankers Trust Company
3 Park Plaza
Irvine, California  92614
Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

Attention:  Residential Funding Corporation Series 1999-QS5

          RE: Mortgage Asset-Backed Pass-Through Certificates, Series 1999-QS5, [Class B]

Ladies and Gentlemen:
      _________________________  (the  "Purchaser")  intends  to  purchase  from
___________________________  (the "Seller")  $_____________  Initial Certificate
Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 1999-QS5, Class __ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of April 1, 1999 among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer (the "Master Servicer"), and Bankers Trust Company, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that:
      1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d)
the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.
      2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.
      3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the
Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.
      4. The Purchaser has been furnished with, and has had an opportunity to review (a) [a copy of the Private Placement Memorandum, dated ___________________, 19__, relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [b] [c] such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]
      5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                   J-1-2

      6.    The Purchaser
      (a) is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101; or
      (b) is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.
      In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either 6(a) or (b) above.

                                          Very truly yours,
                                          By:.................................
                                          Name:...............................
                                          Title:..............................


                                   J-1-3

                                 EXHIBIT J-2
                     FORM OF ERISA REPRESENTATION LETTER
                                          ________________ ____, 199__
Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437
Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437
Bankers Trust Company
3 Park Plaza
Irvine, California  92614
Attention: Residential Funding Corporation Series 1999-QS5

     Re: Mortgage Asset-Backed Pass-Through Certificates, Series 1999-QS5, Class M-__
Ladies and Gentlemen:

      ________________ (the "Purchaser") intends to purchase from___________________ (the "Seller") $________________ Initial Certificate
Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 1999-QS5, Class M-__ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of April 1, 1999, among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer (the "Master Servicer") and Bankers Trust Company, as (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with the Company, the Trustee and the Master Servicer that either:
            (a) The Purchaser is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. . ss.2510.3-101; or

            (b) The Purchaser is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied. In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either (a) or (b) above.
                                          Very truly yours,
                                          By:.................................
                                          Name:...............................
                                          Title:..............................


                                   J-2-2

                                 EXHIBIT J-3

                             FORM OF ERISA LEGEND
Each beneficial owner of a book-entry Class M Certificate (or any interest therein) shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate (or interest therein), that either:
           (a) it is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan; or
           (b) (i) the transferee is an insurance company, (ii) the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.
Any purported beneficial owner of a book-entry Class M Certificate (or interest therein) to whom either (a) or (b) above does not apply shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of its acquisition or holding of such Certificate.

                                  EXHIBIT K
                   FORM OF TRANSFEROR REPRESENTATION LETTER
                                          ________________ ____, 199__
Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437
Bankers Trust Company
3 Park Plaza
Irvine, California  92614
Attention: Residential Funding Corporation Series 1999-QS5

          Re: Mortgage Asset-Backed Pass-Through Certificates, Series 1999-QS5, [Class B-]

Ladies and Gentlemen:

     In   connection    with   the   sale   by   ___________    (the   "Seller")
to______________(the "Purchaser") of $______________.

     Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 1999-QS5, Class _ _ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of April 1, 1999 among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and Bankers Trust Company, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

      Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or
(e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of
Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                          Very truly yours,
                                          (Seller)
                                          By:.................................
                                          Name:...............................
                                          Title:..............................

                                  EXHIBIT L
                [FORM OF RULE 144A INVESTMENT REPRESENTATION]
Description of Rule 144A Securities, including numbers:
 ........................................................................
 ........................................................................
 ........................................................................
      The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").
      1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.
      2. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the Master Servicer (as defined in the Pooling and Servicing Agreement (the "Agreement"), dated as of April 1, 1999 among Residential Funding Corporation as Master Servicer, Residential Accredit Loans, Inc. as depositor pursuant to Section 5.02 of the Agreement and Bankers Trust Company, as trustee, as follows:
            (a) The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.
            (b) The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.
            (c) The Buyer has been furnished with all information regarding the Rule 144A

Securities that it has requested from the Seller, the Trustee or the Servicer.

          (d) Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

            (e) The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex
      2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act. [3. The Buyer
            (a) is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss. 2510.3-101; or
            (b) is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.]
      4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

      IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.
--------------------------------          --------------------------------
Print Name of Seller                      Print Name of Seller
By:.....................................  By:.................................
Name:                                           Name:
      Title                                     Title
      Taxpayer Identification:                  Taxpayer Identification:
      No.                                       No.
      Date:                                     Date:

                              ANNEX 1 TO EXHIBIT L
           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Buyers Other Than Registered Investment Companies]
      The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:
      1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.
      2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $______________________ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below. ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.
___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.
___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

___ Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

___ Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

___ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

___ Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

___ Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

     3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) bank deposit notes and certificates of deposit,  (iv) loan participations,
(v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.
      5. Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A. ____ ____ Will the Buyer be purchasing the Rule 144A Securities only for the Buyer's own account?
   Yes      No

6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A. 7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.
                                          ....................................
                                          Print Name of Buyer
                                          By: ................................
                                          Name:
                                          Title:
                                          Date: ..............................

                              ANNEX 2 TO EXHIBIT L
           QUALIFIED  INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Buyers
            That Are Registered Investment Companies]
      The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:
      1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.
      2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.
            ____ The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).
            ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).
      3. The term "_Family of Investment Companies_" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).
      4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

     5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.
      6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.
                                          ....................................
                                          Print Name of Buyer
                                          By: ................................
                                              Name:
                                              Title:
                                          IF AN ADVISER
                                          Print Name of Buyer
                                          Date: ..............................

                                  EXHIBIT M
                 [TEXT OF AMENDMENT TO POOLING AND SERVICING
                    AGREEMENT PURSUANT TO SECTION 11.01(E)
                           FOR A LIMITED GUARANTY]
                                 Article XII

           Subordinate Certificate Loss Coverage; Limited Guaranty
      Section 12.01. Subordinate Certificate Loss Coverage; Limited Guaranty. Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether it or any Subservicer will be entitled to any reimbursement pursuant to Section 4.02(a) on such Distribution Date for Advances or Subservicer Advances previously made, (which will not be Advances or Subservicer Advances that were made with respect to delinquencies which were subsequently determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses) and, if so, the Master Servicer shall demand payment from Residential Funding of an amount equal to the amount of any Advances or Subservicer Advances reimbursed pursuant to Section 4.02(a), to the extent such Advances or Subservicer Advances have not been included in the amount of the Realized Loss in the related Mortgage Loan, and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a).
      (b) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether any Realized Losses (other than Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses) will be allocated to the Class B Certificates on such Distribution Date pursuant to Section 4.05, and, if so, the Master Servicer shall demand payment from Residential Funding of the amount of such Realized Loss and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a); provided, however, that the amount of such demand in respect of any Distribution Date shall in no event be greater than the sum of (i) the additional amount of Accrued Certificate Interest that would have been paid for the Class B Certificateholders on such Distribution Date had such Realized Loss or Losses not occurred plus (ii) the amount of the reduction in the Certificate Principal Balances of the Class B Certificates on such Distribution Date due to such Realized Loss or Losses. Notwithstanding such payment, such Realized Losses shall be deemed to have been borne by the Certificateholders for purposes of
Section 4.05. Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses allocated to the Class B Certificates will not be covered by the Subordinate Certificate Loss Obligation.

      (c) Demands for payments pursuant to this Section shall be made prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date by the Master Servicer with written notice thereof to the Trustee. The maximum amount that Residential Funding shall be required to pay pursuant to this Section on any Distribution Date (the "Amount Available") shall be equal to the lesser of (X) minus the sum of (i) all previous payments made under subsections (a) and (b) hereof and (ii) all draws under the Limited Guaranty made in lieu of such payments as described below in subsection (d) and
(Y) the then outstanding Certificate Principal Balances of the Class B Certificates, or such lower amount as may be established pursuant to Section
12.02. Residential Funding's obligations as described in this Section are referred to herein as the "Subordinate Certificate Loss Obligation."
      (d) The Trustee will promptly notify General Motors Acceptance Corporation of any failure of Residential Funding to make any payments hereunder and shall demand payment pursuant to the limited guaranty (the "Limited Guaranty"), executed by General Motors Acceptance Corporation, of Residential Funding's obligation to make payments pursuant to this Section, in an amount equal to the lesser of (i) the Amount Available and (ii) such required payments, by delivering to General Motors Acceptance Corporation a written demand for payment by wire transfer, not later than the second Business Day prior to the Distribution Date for such month, with a copy to the Master Servicer.
      (e) All payments made by Residential Funding pursuant to this Section or amounts paid under the Limited Guaranty shall be deposited directly in the Certificate Account, for distribution on the Distribution Date for such month to the Class B Certificateholders.
      (f) The  Company  shall  have  the  option,  in its  sole  discretion,  to substitute for either or both of the Limited Guaranty or the Subordinate Certificate Loss Obligation another instrument in the form of a corporate guaranty, an irrevocable letter of credit, a surety bond, insurance policy or similar instrument or a reserve fund; provided that (i) the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that obtaining such substitute corporate guaranty, irrevocable letter of credit, surety bond, insurance policy or similar instrument or reserve fund will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under
Section 860(F)(a)(1) of the Code or on "contributions after the startup date" under Section 860(G)(d)(1) of the Code or (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding, and (ii) no such substitution shall be made unless (A) the substitute Limited Guaranty or Subordinate Certificate Loss Obligation is for an initial amount not less than the then current Amount Available and contains provisions that are in all material respects equivalent to the original Limited Guaranty or Subordinate Certificate Loss Obligation (including that no portion of the fees, reimbursements or other obligations under any such instrument will be borne by the Trust Fund), (B) the long term debt obligations of any obligor of any substitute Limited Guaranty or Subordinate Certificate Loss Obligation (if not supported by the Limited Guaranty) shall be rated at least the lesser of (a) the rating of the long term debt obligations of General Motors Acceptance Corporation as of the date of issuance of the Limited Guaranty and (b) the rating of the long term debt obligations of General Motors Acceptance Corporation at the date of such substitution and (C) the Company obtains written confirmation from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company that such substitution shall not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency. Any replacement of the Limited Guaranty or Subordinate Certificate Loss Obligation pursuant to this Section shall be accompanied by a written Opinion of Counsel to the substitute guarantor or obligor, addressed to the Master Servicer and the Trustee, that such substitute instrument constitutes a legal, valid and binding obligation of the substitute guarantor or obligor, enforceable in accordance with its terms, and concerning such other matters as the Master Servicer and the Trustee shall reasonably request. Neither the Company, the Master Servicer nor the Trustee shall be obligated to substitute for or replace the Limited Guaranty or Subordinate Certificate Loss Obligation under any circumstance.
      Section 12.02. Amendments Relating to the Limited Guaranty. Notwithstanding Sections 11.01 or 12.01: (i) the provisions of this Article XII may be amended, superseded or deleted, (ii) the Limited Guaranty or Subordinate Certificate Loss Obligation may be amended, reduced or canceled, and (iii) any other provision of this Agreement which is related or incidental to the matters described in this Article XII may be amended in any manner; in each case by written instrument executed or consented to by the Company and Residential Funding but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of, the Master Servicer or the Trustee, as applicable; provided that the Company shall also obtain a letter from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company to the effect that such amendment, reduction, deletion or cancellation will not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency, unless (A) the Holder of 100% of the Class B Certificates is Residential Funding or an Affiliate of Residential Funding, or (B) such amendment, reduction, deletion or cancellation is made in accordance with Section 11.01(e) and, provided further that the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision), in the case of a material amendment or supercession (but not a reduction, cancellation or deletion of the Limited Guaranty or the Subordinate Certificate Loss Obligation), an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment or supercession will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or
(b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. A copy of any such instrument shall be provided to the Trustee and the Master Servicer together with an Opinion of Counsel that such amendment complies with this Section 12.02.

                                  EXHIBIT N
                          [FORM OF LIMITED GUARANTY]
                               LIMITED GUARANTY
                       RESIDENTIAL ACCREDIT LOANS, INC.
               Mortgage Asset-Backed Pass-Through Certificates
                               Series 1999-QS5
                                          ________________ ____, 199__
Bankers Trust Company
3 Park Plaza
Irvine, California  92614

Attention:  Residential Accredit Loans, Inc., Series 1999-QS5

      WHEREAS, Residential Funding Corporation, a Delaware corporation ("Residential Funding"), an indirect wholly-owned subsidiary of General Motors Acceptance Corporation, a New York corporation ("GMAC"), plans to incur certain obligations as described under Section 12.01 of the Pooling and Servicing Agreement dated as of April 1, 1999 (the "Servicing Agreement"), among
Residential Accredit Loans, Inc. (the "Company"), Residential Funding and Bankers Trust Company (the "Trustee") as amended by Amendment No. ___ thereto, dated as of ________, with respect to the Mortgage Asset-Backed Pass-Through Certificates, Series 1999-QS5 (the "Certificates"); and
      WHEREAS, pursuant to Section 12.01 of the Servicing Agreement, Residential Funding agrees to make payments to the Holders of the Class B Certificates with respect to certain losses on the Mortgage Loans as described in the Servicing Agreement; and
      WHEREAS, GMAC desires to provide certain assurances with respect to the ability of Residential Funding to secure sufficient funds and faithfully to perform its Subordinate Certificate Loss Obligation;
      NOW THEREFORE, in consideration of the premises herein contained and certain other good and valuable consideration, the receipt of which is hereby acknowledged, GMAC agrees as follows: Provision of Funds. (a) GMAC agrees to contribute and deposit in the Certificate Account on behalf of Residential Funding (or otherwise provide to Residential Funding, or to cause to be made available to Residential Funding), either directly or through a subsidiary, in any case prior to the related Distribution Date, such moneys as may be required by Residential Funding to perform its

Subordinate Certificate Loss Obligation when and as the same arises from time to time upon the demand of the Trustee in accordance with Section 12.01 of the Servicing Agreement.
      (b) The agreement set forth in the preceding clause (a) shall be absolute, irrevocable and unconditional and shall not be affected by the transfer by GMAC or any other person of all or any part of its or their interest in Residential Funding, by any insolvency, bankruptcy, dissolution or other proceeding affecting Residential Funding or any other person, by any defense or right of counterclaim, set-off or recoupment that GMAC may have against Residential Funding or any other person or by any other fact or circumstance. Notwithstanding the foregoing, GMAC's obligations under clause (a) shall terminate upon the earlier of (x) substitution for this Limited Guaranty pursuant to Section 12.01(f) of the Servicing Agreement, or (y) the termination of the Trust Fund pursuant to the Servicing Agreement.
      2. Waiver. GMAC hereby waives any failure or delay on the part of Residential Funding, the Trustee or any other person in asserting or enforcing any rights or in making any claims or demands hereunder. Any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right. GMAC further waives demand, presentment, notice of default, protest, notice of acceptance and any other notices with respect to this Limited Guaranty, including, without limitation, those of action or nonaction on the part of Residential Funding or the Trustee.
      3. Modification, Amendment and Termination. This Limited Guaranty may be modified, amended or terminated only by the written agreement of GMAC and the Trustee and only if such modification, amendment or termination is permitted under Section 12.02 of the Servicing Agreement. The obligations of GMAC under this Limited Guaranty shall continue and remain in effect so long as the Servicing Agreement is not modified or amended in any way that might affect the obligations of GMAC under this Limited Guaranty without the prior written consent of GMAC.
      4. Successor. Except as otherwise expressly provided herein, the guarantee herein set forth shall be binding upon GMAC and its respective successors.

     5. Governing Law. This Limited Guaranty shall be governed by the laws of the State of New York.

      6. Authorization and Reliance. GMAC understands that a copy of this Limited Guaranty shall be delivered to the Trustee in connection with the execution of Amendment No. 1 to the Servicing Agreement and GMAC hereby authorizes the Company and the Trustee to rely on the covenants and agreements set forth herein.

     7. Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Servicing Agreement.

      8. Counterparts. This Limited Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

      IN WITNESS WHEREOF, GMAC has caused this Limited Guaranty to be executed and delivered by its respective officers thereunto duly authorized as of the day and year first above written.
                                          GENERAL MOTORS ACCEPTANCE
                                          CORPORATION
                                          By:.................................
                                          Name:...............................
                                          Title:..............................
Acknowledged by:
BANKERS TRUST COMPANY,
      as Trustee
By:..............................
Name:............................
Title:...........................
RESIDENTIAL ACCREDIT LOANS, INC.
By:..............................
Name:............................
Title:...........................

                                  EXHIBIT O
         FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF MORTGAGE LOAN
                                          ________________ ____, 199__
Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437
Bankers Trust Company
3 Park Plaza
Irvine, California  92614
Attention:  Residential Funding Corporation Series 1999-QS5

     Re:  Mortgage  Asset-Backed  Pass-Through  Certificates,   Series  1999-QS5
          Assignment of Mortgage Loan

Ladies and Gentlemen:

      This letter is delivered to you in connection with the assignment by _________________ (the "Trustee") to _______________________ (the "Lender") of
_______________ (the "Mortgage Loan") pursuant to Section 3.13(d) of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of April 1, 1999 among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and the Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Master Servicer and the Trustee that:
            (i) the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;
            (ii) the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;
            (iii) the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and

            (iv) such assignment is at the request of the borrower under the related Mortgage Loan.
                                          Very truly yours,
                                          ....................................
                                          (Lender)
                                          By:.................................
                                          Name:...............................
                                          Title:..............................

                                  EXHIBIT P
                        SCHEDULE OF DISCOUNT FRACTIONS

Schedule of Discount Fractions

        PRINCIPAL       NET MORTGAGE    DISCOUNT        PO
LOAN #  BALANCE RATE    FRACTION        BALANCE
1865414 179,359.48      6.345   6.0000000000%   10,761.57
1866503 149,734.57      6.345   6.0000000000%   8,984.07
1879932 215,254.80      6.345   6.0000000000%   12,915.29
1890783 267,461.67      6.345   6.0000000000%   16,047.70
1834269 46,297.54       6.470   4.1481481481%   1,920.49
1872539 51,955.22       6.470   4.1481481481%   2,155.18
1880173 431,054.91      6.470   4.1481481481%   17,880.80
1889801 304,737.41      6.470   4.1481481481%   12,640.96
1891029 174,849.33      6.470   4.1481481481%   7,253.01
2762558 104,000.00      6.470   4.1481481481%   4,314.07
1844378 58,650.97       6.595   2.2962962963%   1,346.80
1861833 379,036.75      6.595   2.2962962963%   8,703.81
1864310 62,524.98       6.595   2.2962962963%   1,435.76
1866205 106,828.49      6.595   2.2962962963%   2,453.10
1866213 128,972.24      6.595   2.2962962963%   2,961.58
1867579 79,797.19       6.595   2.2962962963%   1,832.38
1868463 114,307.07      6.595   2.2962962963%   2,624.83
1869130 398,986.06      6.595   2.2962962963%   9,161.90
1872764 512,950.94      6.595   2.2962962963%   11,778.87
1879301 276,196.54      6.595   2.2962962963%   6,342.29
1881457 194,836.18      6.595   2.2962962963%   4,474.02
1885981 62,947.07       6.595   2.2962962963%   1,445.45
1888196 294,752.16      6.595   2.2962962963%   6,768.38
1890605 83,929.43       6.595   2.2962962963%   1,927.27
1892214 83,929.43       6.595   2.2962962963%   1,927.27
1893565 359,697.55      6.595   2.2962962963%   8,259.72
1893974 387,674.03      6.595   2.2962962963%   8,902.14
1894816 647,455.60      6.595   2.2962962963%   14,867.50
1895371 307,241.66      6.595   2.2962962963%   7,055.18
1895979 616,159.97      6.595   2.2962962963%   14,148.86
2734824 434,894.82      6.595   2.2962962963%   9,986.47
2745973 115,502.88      6.595   2.2962962963%   2,652.29
2749231 171,056.17      6.595   2.2962962963%   3,927.96
1717541 197,792.53      6.720   0.4444444444%   879.08
1874136 592,025.02      6.720   0.4444444444%   2,631.22
1876075 77,676.54       6.720   0.4444444444%   345.23
1883228 272,776.22      6.720   0.4444444444%   1,212.34
1883915 322,435.49      6.720   0.4444444444%   1,433.05
1885906 115,405.32      6.720   0.4444444444%   512.91
1886403 198,800.00      6.720   0.4444444444%   883.56
1889220 352,211.05      6.720   0.4444444444%   1,565.38
1889376 49,967.72       6.720   0.4444444444%   222.08
1889377 48,669.85       6.720   0.4444444444%   216.31
1889452 139,885.25      6.720   0.4444444444%   621.71
1892227 184,000.00      6.720   0.4444444444%   817.78
1893513 520,000.00      6.720   0.4444444444%   2,311.11
1895663 189,444.58      6.720   0.4444444444%   841.98
2725824 39,302.54       6.720   0.4444444444%   174.68
2726272 73,133.19       6.720   0.4444444444%   325.04
2750088 217,821.31      6.720   0.4444444444%   968.09
2751918 90,176.02       6.720   0.4444444444%   400.78
2751958 64,746.88       6.720   0.4444444444%   287.76
2751972 111,908.19      6.720   0.4444444444%   497.37
2758747 187,200.00      6.720   0.4444444444%   832.00
2761262 93,123.61       6.720   0.4444444444%   413.88
2763688 136,000.00      6.720   0.4444444444%   604.44

        $12,077,534.42          2.0604764788%   $248,854.76





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                                  EXHIBIT Q
                         FORM OF REQUEST FOR EXCHANGE
                                                                        [DATE]
Bankers Trust Company
3 Park Plaza
Irvine, California  92614

     Re: Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 1999-QS5

     Residential Funding Corporation, as the Holder of a ___% Percentage Interest of the Class A-V[-1] Certificates, hereby requests the Trustee to exchange the above-referenced Certificates for the Subclasses referred to below:

      1. Class A-V-_ Certificates, corresponding to the following Uncertificated REMIC Regular Interests: [List numbers corresponding to the related loans and Pool Strip Rates from the Mortgage Loan Schedule]. The initial Subclass Notional Amount and the Initial Pass-Through Rate on the Class A-V-_ Certificates will be $__________ and ____%, respectively.
      [2.   [Repeat as appropriate.]
      The Subclasses requested above will represent in the aggregate all of the Uncertificated REMIC Regular Interests represented by the Class A-V[-1] Certificates surrendered for exchange.
      All capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement, dated as of April 1, 1999, among Residential Accredit Loans, Inc., Residential Funding Corporation and Bankers Trust Company, as trustee.
RESIDENTIAL FUNDING CORPORATION
                                          By:.................................
                                          Name:...............................
                                          Title:..............................






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